FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-257737-12

PROSPECTUS

$626,932,000 (Approximate)

BBCMS Mortgage Trust 2024-C24

(Central Index Key Number 0002006370)

as Issuing Entity

Barclays Commercial Mortgage Securities LLC

(Central Index Key Number 0001541480)

as Depositor
Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

Argentic Real Estate Finance 2 LLC

(Central Index Key Number 0001968416)

Bank of Montreal
(Central Index Key Number 0000927971)

German American Capital Corporation
(Central Index Key Number 0001541294)

KeyBank National Association
(Central Index Key Number 0001089877)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

UBS AG
(Central Index Key Number 0001685185)

BSPRT CMBS Finance, LLC
(Central Index Key Number 0001722518)

LMF Commercial, LLC

(Central Index Key Number 0001592182)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2024-C24

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2024-C24 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2024-C24. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in March 2024. The rated final distribution date for the offered certificates is the distribution date in February 2057.

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$8,900,000		5.22900%	Fixed(6)	November 2028
Class A-2	$96,400,000		6.11400%	Fixed(6)	January 2029
Class A-5	$367,580,000		5.41900%	Fixed(6)	December 2033
Class A-SB	$12,711,000		5.59800%	Fixed(6)	July 2033
Class X-A	$485,591,000	(7)	1.62560%	Variable(8)	NAP
Class X-B	$141,341,000	(9)	1.33112%	Variable(10)	NAP
Class A-S	$86,712,000		5.86700%	Fixed(6)	January 2034
Class B	$32,951,000		5.71800%	Fixed(6)	January 2034
Class C	$21,678,000		6.00000%	Fixed(6)	January 2034

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 54 and page 56, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., UBS Securities LLC, Academy Securities, Inc. and Mischler Financial Group, Inc., will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 54.6% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 19.1% of each class of offered certificates, BMO Capital Markets Corp. is acting as co-lead manager and joint bookrunner with respect to approximately 12.3% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 11.2% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 2.8% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 0.0% of each class of offered certificates. Academy Securities, Inc. and Mischler Financial Group, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 15, 2024. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 113.4% of the aggregate certificate balance of the offered certificates, plus accrued interest from February 1, 2024, before deducting expenses payable by the depositor.

Barclays	UBS Securities LLC	Société Générale	BMO Capital Markets	KeyBanc Capital Markets	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities	Mischler Financial Group, Inc.
Co-Managers

January 29, 2024

BBCMS Mortgage Trust 2024-C24

Commercial Mortgage Pass-Through Certificates, Series 2024-C24

Missouri
1 property
$1,138,590
0.2% of total
Iowa
1 property
$4,597,156
0.7% of total
Illinois
5 properties
$103,789,979
15.0% of total
Wisconsin
5 properties
$63,179,695
9.1% of total
Indiana
3 properties
$15,932,487
2.3% of total
Michigan
12 properties
$15,699,123
2.3% of total
Pennsylvania
7 properties
$18,861,286
2.7% of total
Washington
2 properties
$19,000,000
2.7% of total
Ohio
5 properties
$29,998,897
4.3% of total
Nevada
1 property
$41,966,825
6.0% of total
Connecticut
1 property
$9,450,000
1.4% of total
California
7 properties
$71,715,000
10.3% of total
Maryland
2 properties
$61,945,179
8.9% of total
North Carolina
3 properties
$5,656,769
0.8% of total
South Carolina
3 properties
$13,960,073
2.0% of total
Arizona
2 properties
$19,535,000
2.8% of total
Georgia
4 properties
$21,463,103
3.1% of total
New Mexico
2 properties
$9,621,103
1.4% of total
Kansas
1 property
$1,166,256
0.2% of total
Florida
2 properties
$43,642,974
6.3% of total
Louisiana
4 properties
$6,457,301
0.9% of total
Tennessee
1 property
$732,103
0.1% of total
Oklahoma
2 properties
$4,920,410
0.7% of total
Texas
10 properties
$92,946,641
13.4% of total
Mississippi
1 property
$1,721,718
0.2% of total
Kentucky
3 properties
$14,604,111
2.1% of total
Percentage of Initial Pool Balance
0.1% – 2.0%
2.1% – 6.0%
6.1% – 15.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Expected Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$8,900,000		$8,628,000		$272,000		30.000%	5.22900%	Fixed(6)	November 2028	2.57	3/24-11/28
A-2	$96,400,000		$93,459,000		$2,941,000		30.000%	6.11400%	Fixed(6)	January 2029	4.85	11/28-1/29
A-5	$367,580,000		$356,368,000		$11,212,000		30.000%	5.41900%	Fixed(6)	December 2033	9.73	7/33-12/33
A-SB	$12,711,000		$12,323,000		$388,000		30.000%	5.59800%	Fixed(6)	July 2033	7.29	1/29-7/33
X-A	$485,591,000	(7)	$470,778,000	(7)	$14,813,000	(7)	NAP	1.62560%	Variable(8)	NAP	NAP	NAP
X-B	$141,341,000	(9)	$137,028,000	(9)	$4,313,000	(9)	NAP	1.33112%	Variable(10)	NAP	NAP	NAP
A-S	$86,712,000		$84,067,000		$2,645,000		17.500%	5.86700%	Fixed(6)	January 2034	9.91	12/33-1/34
B	$32,951,000		$31,945,000		$1,006,000		12.750%	5.71800%	Fixed(6)	January 2034	9.92	1/34-1/34
C	$21,678,000		$21,016,000		$662,000		9.625%	6.00000%	Fixed(6)	January 2034	9.92	1/34-1/34
Non-Offered Certificates
X-D	$19,944,000	(11)	$19,335,000	(11)	$609,000	(11)	NAP	2.93378%	Variable(12)	NAP	NAP	NAP
X-F	$12,140,000	(13)	$11,769,000	(13)	$371,000	(13)	NAP	2.93378%	Variable(14)	NAP	NAP	NAP
D	$13,007,000		$12,610,000		$397,000		7.750%	4.25000%	Fixed(6)	January 2034	9.92	1/34-1/34
E	$6,937,000		$6,725,000		$212,000		6.750%	4.25000%	Fixed(6)	January 2034	9.92	1/34-1/34
F	$12,140,000		$11,769,000		$371,000		5.000%	4.25000%	Fixed(6)	February 2034	9.99	1/34-2/34
G-RR	$8,671,000		$8,406,000		$265,000		3.750%	7.18378%	WAC(15)	February 2034	10.00	2/34-2/34
H-RR	$26,014,778		$25,221,000		$793,778		0.000%	7.18378%	WAC(15)	February 2034	10.00	2/34-2/34
R(16)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, are represented in the aggregate. See “Description of the Certificates”.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(6)	The pass-through rates for the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates (collectively with the Class G-RR and Class H-RR certificates, the “principal balance certificates”) for any distribution date will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate as set forth opposite such class in the table.
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

3

(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-F certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The pass-through rate for the Class G-RR and Class H-RR certificates, in each case and on each distribution date, will be a per annum rate (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year of twelve 30-day months).
(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
PROHIBITION ON SALES TO EEA RETAIL INVESTORS	13
EU PRODUCT GOVERNANCE	14
PROHIBITION ON SALES TO UK RETAIL INVESTORS	14
UK PRODUCT GOVERNANCE	15
Summary of Terms	22
Summary of Risk Factors	54
Special Risks	54
Risks Relating to the Mortgage Loans	54
Risks Relating to Conflicts of Interest	55
Other Risks Relating to the Certificates	55
Risk Factors	56
Risks Related to Market Conditions and Other External Factors	56
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	56
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	57
Risks Relating to the Mortgage Loans	57
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	57
Risks of Commercial and Multifamily Lending Generally	58
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	60
Retail Properties Have Special Risks	65
Multifamily Properties Have Special Risks	67
Office Properties Have Special Risks	69
Mixed Use Properties Have Special Risks	71
Industrial Properties Have Special Risks	71
Self Storage Properties Have Special Risks	72

Manufactured Housing Community Properties Have Special Risks	73
Condominium Ownership May Limit Use and Improvements	74
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	76
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	76
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	78
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	79
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	80
Risks Related to Zoning Non-Compliance and Use Restrictions	82
Risks Relating to Inspections of Properties	83
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	83
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	84
Insurance May Not Be Available or Adequate	84
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	86
Terrorism Insurance May Not Be Available for All Mortgaged Properties	86
Risks Associated with Blanket Insurance Policies or Self-Insurance	87
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	87
Limited Information Causes Uncertainty	88
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	88
Frequent and Early Occurrence of Borrower Delinquencies and

5

Defaults May Adversely Affect Your Investment	89
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	90
Static Pool Data Would Not Be Indicative of the Performance of this Pool	91
Appraisals May Not Reflect Current or Future Market Value of Each Property	91
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	92
The Borrower’s Form of Entity May Cause Special Risks	93
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	95
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	96
Other Financings or Ability to Incur Other Indebtedness Entails Risk	97
Risks Relating to Delaware Statutory Trusts	98
Risks Relating to Enforceability of Cross-Collateralization	98
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	99
Risks Associated with One Action Rules	99
State Law Limitations on Assignments of Leases and Rents May Entail Risks	99
Various Other Laws Could Affect the Exercise of Lender’s Rights	99
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	100
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	101

Risks Related to Ground Leases and Other Leasehold Interests	102
Sale-Leaseback Transactions Have Special Risks	103
Increases in Real Estate Taxes May Reduce Available Funds	105
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	106
Risks Related to Conflicts of Interest	106
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	106
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	108
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	110
Potential Conflicts of Interest of the Operating Advisor	112
Potential Conflicts of Interest of the Asset Representations Reviewer	112
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	113
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	114
The Servicing of the Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers	115
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	116
Other Potential Conflicts of Interest May Affect Your Investment	116
Other Risks Relating to the Certificates	117
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	117
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings

6

May Affect ERISA Eligibility; Ratings May Be Downgraded	119
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	122
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	126
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	126
Risks Relating to Modifications of the Mortgage Loans	131
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	132
Risks Relating to Interest on Advances and Special Servicing Compensation	133
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	133
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	134
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	135
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	135
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	135
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	138

General Risks	139
The Certificates May Not Be a Suitable Investment for You	139
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	139
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	140
Other Events May Affect the Value and Liquidity of Your Investment	140
The Certificates Are Limited Obligations	140
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	141
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	141
Description of the Mortgage Pool	143
General	143
Co-Originated and Third-Party Originated Mortgage Loans	145
Certain Calculations and Definitions	146
Definitions	147
Mortgage Pool Characteristics	160
Overview	160
Property Types	161
Mortgage Loan Concentrations	166
Top Fifteen Mortgage Loans or Group of Cross-Collateralized Mortgage Loans	166
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	167
Geographic Concentrations	169
Mortgaged Properties with Limited Prior Operating History	169
Diversified Ownership	170
Delaware Statutory Trusts	170
Condominium and Other Shared Interests	170
Fee & Leasehold Estates; Ground Leases	171
Environmental Considerations	172
Redevelopment, Renovation and Expansion	174
Assessment of Property Value and Condition	175
Litigation and Other Considerations	176

7

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	178
Tenant Issues	179
Tenant Concentrations	179
Lease Expirations and Terminations	179
Purchase Options and Rights of First Refusal	182
Affiliated Leases	184
Competition from Certain Nearby Properties	184
Insurance Considerations	185
Use Restrictions	186
Appraised Value	189
Non-Recourse Carveout Limitations	189
Real Estate and Other Tax Considerations	190
Delinquency Information	192
Certain Terms of the Mortgage Loans	192
Amortization of Principal	192
Due Dates; Mortgage Rates; Calculations of Interest	193
Single Purpose Entity Covenants	194
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	194
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	196
Defeasance	197
Releases; Partial Releases	197
Escrows	202
Mortgaged Property Accounts	203
Exceptions to Underwriting Guidelines	205
Additional Indebtedness	205
General	205
Whole Loans	206
Mezzanine Indebtedness	206
Other Secured Indebtedness	208
Preferred Equity	209
Other Unsecured Indebtedness	209
The Whole Loans	209
General	209
The Serviced Pari Passu Whole Loans	214
The Non-Serviced Pari Passu Whole Loans	216
The Non-Serviced A/B Whole Loan	219
Additional Information	226
Transaction Parties	227
The Sponsors and Mortgage Loan Sellers	227
Barclays Capital Real Estate Inc.	227
Societe Generale Financial Corporation	234
Argentic Real Estate Finance 2 LLC	241

Bank of Montreal	248
German American Capital Corporation	255
KeyBank National Association	264
Starwood Mortgage Capital LLC	269
UBS AG, New York Branch	276
BSPRT CMBS Finance, LLC	284
LMF Commercial, LLC	291
The Depositor	297
The Issuing Entity	298
The Master Servicer	298
The Special Servicer	302
The BMO 2023-C7 Servicer, the BBCMS 2023-C22 Servicer, the BBCMS 2023-5C23 Servicer and the Benchmark 2023-B40 Servicer	304
The Affiliated Special Servicer	308
The Certificate Administrator and Trustee	312
Trustee	312
Certificate Administrator	313
Custodian	313
The Operating Advisor and Asset Representations Reviewer	314
Credit Risk Retention	317
General	317
Qualifying CRE Loans; Required Credit Risk Retention Percentage	318
Material Terms of the Eligible Vertical Interest	318
The Eligible Horizontal Residual Interest	318
The Retaining Party	320
Hedging, Transfer and Financing Restrictions	320
Operating Advisor	321
Representations and Warranties	322
Description of the Certificates	324
General	324
Distributions	326
Method, Timing and Amount	326
Available Funds	326
Priority of Distributions	328
Pass-Through Rates	331
Interest Distribution Amount	333
Principal Distribution Amount	333
Certain Calculations with Respect to Individual Mortgage Loans	335
Application Priority of Mortgage Loan Collections or Whole Loan Collections	336
Allocation of Yield Maintenance Charges and Prepayment Premiums	339
Assumed Final Distribution Date; Rated Final Distribution Date	340
Prepayment Interest Shortfalls	341

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Subordination; Allocation of Realized Losses	342
Reports to Certificateholders; Certain Available Information	344
Certificate Administrator Reports	344
Information Available Electronically	350
Voting Rights	355
Delivery, Form, Transfer and Denomination	355
Book-Entry Registration	355
Definitive Certificates	358
Certificateholder Communication	358
Access to Certificateholders’ Names and Addresses	358
Requests to Communicate	359
List of Certificateholders	359
Description of the Mortgage Loan Purchase Agreements	360
General	360
Dispute Resolution Provisions	371
Asset Review Obligations	371
Pooling and Servicing Agreement	371
General	371
Assignment of the Mortgage Loans	372
Servicing Standard	373
Subservicing	374
Advances	375
P&I Advances	375
Servicing Advances	376
Nonrecoverable Advances	376
Recovery of Advances	377
Accounts	379
Withdrawals from the Collection Account	381
Servicing and Other Compensation and Payment of Expenses	383
General	383
Master Servicing Compensation	388
Special Servicing Compensation	391
Disclosable Special Servicer Fees	395
Certificate Administrator and Trustee Compensation	396
Operating Advisor Compensation	396
Asset Representations Reviewer Compensation	397
CREFC® Intellectual Property Royalty License Fee	397
Appraisal Reduction Amounts	398
Maintenance of Insurance	404
Modifications, Waivers and Amendments	407
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	410
Inspections	411
Collection of Operating Information	412
Special Servicing Transfer Event	412

Asset Status Report	414
Realization Upon Mortgage Loans	418
Sale of Defaulted Loans and REO Properties	420
The Directing Certificateholder	422
General 422
Major Decisions	424
Asset Status Report	427
Replacement of the Special Servicer	427
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	428
Servicing Override	429
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	430
Rights of the Holders of Serviced Pari Passu Companion Loans	430
Limitation on Liability of Directing Certificateholder	430
The Operating Advisor	431
General	431
Duties of Operating Advisor at All Times	432
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	435
Recommendation of the Replacement of the Special Servicer	435
Eligibility of Operating Advisor	435
Other Obligations of Operating Advisor	436
Delegation of Operating Advisor’s Duties	437
Termination of the Operating Advisor With Cause	437
Rights Upon Operating Advisor Termination Event	438
Waiver of Operating Advisor Termination Event	438
Termination of the Operating Advisor Without Cause	438
Resignation of the Operating Advisor	439
Operating Advisor Compensation	439
The Asset Representations Reviewer	439
Asset Review	439
Eligibility of Asset Representations Reviewer	444
Other Obligations of Asset Representations Reviewer	444
Delegation of Asset Representations Reviewer’s Duties	445

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Assignment of Asset Representations Reviewer’s Rights and Obligations	445
Asset Representations Reviewer Termination Events	445
Rights Upon Asset Representations Reviewer Termination Event	446
Termination of the Asset Representations Reviewer Without Cause	447
Resignation of Asset Representations Reviewer	447
Asset Representations Reviewer Compensation	447
The Risk Retention Consultation Party	447
Limitation on Liability of Risk Retention Consultation Party	448
Replacement of the Special Servicer Without Cause	448
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	450
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	451
Termination of the Master Servicer or Special Servicer for Cause	451
Servicer Termination Events	451
Rights Upon Servicer Termination Event	453
Waiver of Servicer Termination Event	454
Resignation of the Master Servicer or Special Servicer	455
Limitation on Liability; Indemnification	455
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	458
Dispute Resolution Provisions	458
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	458
Repurchase Request Delivered by a Party to the PSA	459
Resolution of a Repurchase Request	459
Mediation and Arbitration Provisions	462
Servicing of the Non-Serviced Mortgage Loans	463
General	463
Servicing of the Woodfield Mall Mortgage Loan	465
Rating Agency Confirmations	466
Evidence as to Compliance	468

Limitation on Rights of Certificateholders to Institute a Proceeding	469
Termination; Retirement of Certificates	469
Amendment	470
Resignation and Removal of the Trustee and the Certificate Administrator	473
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	474
Certain Legal Aspects of Mortgage Loans	475
General	476
Types of Mortgage Instruments	477
Leases and Rents	477
Personalty	477
Foreclosure	478
General	478
Foreclosure Procedures Vary from State to State	478
Judicial Foreclosure	478
Equitable and Other Limitations on Enforceability of Certain Provisions	478
Nonjudicial Foreclosure/Power of Sale	479
Public Sale	479
Rights of Redemption	480
Anti-Deficiency Legislation	480
Leasehold Considerations	481
Bankruptcy Laws	481
Environmental Considerations	487
General	487
Superlien Laws	488
CERCLA	488
Certain Other Federal and State Laws	488
Additional Considerations	489
Due-on-Sale and Due-on-Encumbrance Provisions	489
Subordinate Financing	489
Default Interest and Limitations on Prepayments	490
Applicability of Usury Laws	490
Americans with Disabilities Act	490
Servicemembers Civil Relief Act	490
Anti-Money Laundering, Economic Sanctions and Bribery	491
Potential Forfeiture of Assets	491
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	492
Pending Legal Proceedings Involving Transaction Parties	494
Use of Proceeds	494

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Yield and Maturity Considerations	495
Yield Considerations	495
General	495
Rate and Timing of Principal Payments	495
Losses and Shortfalls	496
Certain Relevant Factors Affecting Loan Payments and Defaults	497
Delay in Payment of Distributions	497
Yield on the Certificates with Notional Amounts	498
Weighted Average Life	498
Pre-Tax Yield to Maturity Tables	502
Material Federal Income Tax Considerations	506
General	506
Qualification as a REMIC	506
Status of Offered Certificates	508
Taxation of Regular Interests	509
General	509
Original Issue Discount	509
Acquisition Premium	511
Market Discount	511
Premium	512
Election To Treat All Interest Under the Constant Yield Method	512
Treatment of Losses	512
Yield Maintenance Charges and Prepayment Premiums	513
Sale or Exchange of Regular Interests	513

Taxes That May Be Imposed on a REMIC	514
Prohibited Transactions	514
Contributions to a REMIC After the Startup Day	514
Net Income from Foreclosure Property	514
REMIC Partnership Representative	515
Taxation of Certain Foreign Investors	515
FATCA	516
Backup Withholding	516
Information Reporting	516
3.8% Medicare Tax on “Net Investment Income”	517
Reporting Requirements	517
Certain State and Local Tax Considerations	517
Method of Distribution (Underwriter)	518
Incorporation of Certain Information by Reference	520
Where You Can Find More Information	521
Financial Information	521
Certain ERISA Considerations	521
General	521
Plan Asset Regulations	522
Administrative Exemptions	523
Insurance Company General Accounts	525
Legal Investment	525
Legal Matters	526
Ratings	526
Index of Defined Terms	529

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

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●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2024-C24 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE

13

TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING

14

THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)  IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)  it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

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(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME,

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THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED

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CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an

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institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT

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SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS

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(INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2024-C24, Commercial Mortgage Pass-Through Certificates, Series 2024-C24.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2024-C24, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers;

Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Societe Generale Financial Corporation, a Delaware corporation
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Bank of Montreal, a Canadian chartered bank
●	German American Capital Corporation, a Maryland corporation
●	KeyBank National Association, a national banking association
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	LMF Commercial, LLC, a Delaware limited liability company
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.
Sellers of the Mortgage Loans
Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)(6)(7)(8)	9	$194,890,000	28.1%
Societe Generale Financial Corporation(4)(5)	6	132,469,951	19.1
Argentic Real Estate Finance 2 LLC(6)(7)(8)	10	128,707,235	18.6
Bank of Montreal(3)(5)	4	85,000,000	12.3
German American Capital Corporation(4)	5	77,500,000	11.2
KeyBank National Association	2	19,589,700	2.8
Starwood Mortgage Capital LLC	1	16,200,000	2.3
UBS AG	2	16,194,893	2.3
BSPRT CMBS Finance, LLC	1	13,700,000	2.0
LMF Commercial, LLC	1	9,450,000	1.4
Total	35	$693,701,779	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Woodfield Mall mortgage loan (9.7%), Bank of Montreal is contributing one or more notes with an outstanding principal balance of $30,000,000 and Barclays Capital Real Estate Inc. is contributing one or more notes with an outstanding principal balance of $37,500,000.
(4)	With respect to the Arundel Mills and Marketplace mortgage loan (8.6%), Societe Generale Financial Corporation is contributing one or more notes with an outstanding principal balance of $30,000,000 and German American Capital Corporation is contributing one or more notes with an outstanding principal balance of $30,000,000.
(5)	With respect to the RTL Retail Portfolio mortgage loan (8.0%), Societe Generale Financial Corporation is contributing one or more notes with an outstanding principal balance of $41,333,333 and Bank of Montreal is contributing one or more notes with an outstanding principal balance of $14,000,000.
(6)	With respect to the AutoNation mortgage loan (6.1%) Argentic Real Estate Finance 2 LLC is contributing one or more notes with an outstanding principal balance of $19,100,000, and Barclays Capital Real Estate Inc. is contributing one or more notes with an outstanding principal balance of $22,900,000.
(7)	With respect to the BLE Portfolio mortgage loan (3.9%) Argentic Real Estate Finance 2 LLC is contributing one or more notes with an outstanding principal balance of $13,680,000, and Barclays Capital Real Estate Inc. is contributing one or more notes with an outstanding principal balance of $13,670,000.
(8)	With respect to the La Primavera mortgage loan (1.8%) Argentic Real Estate Finance 2 LLC is contributing one or more notes with an outstanding principal balance of $6,410,000, and Barclays Capital Real Estate Inc. is contributing one or more notes with an outstanding principal balance of $6,390,000.
Other than as described below, all of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
The Axis Apartments mortgage loan (4.3%) is part of a whole loan that was originated by Citi Real Estate Funding Inc. Such mortgage loan was subsequently acquired by Bank of Montreal. Bank of Montreal reviewed the originator’s underwriting and

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ensured that the underwriting is in accordance with that of Bank of Montreal’s underwriting guidelines.
The Creekside Town Center mortgage loan (1.6%) is part of a whole loan that was originated by 3650 Real Estate Investment Trust 2 LLC. Such mortgage loan was subsequently acquired by Bank of Montreal. Bank of Montreal reviewed the originator’s underwriting and ensured that the underwriting is in accordance with that of Bank of Montreal’s underwriting guidelines.
Each of the Woodfield Mall, Arundel Mills and Marketplace, RTL Retail Portfolio, AutoNation, BLE Portfolio and La Primavera mortgage loans (collectively, 38.2%) consist of notes sold by two or more mortgage loan sellers and are referred to herein as “jointly sold mortgage loans”.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	KeyBank National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal commercial mortgage master servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
The master servicer for each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
KeyBank National Association is a sponsor, a mortgage loan seller and an originator and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.
KeyBank National Association is currently the special servicer under the BMO 2023-C7 transaction (with respect to the Woodfield Mall mortgage loan and the Creekside Town Center mortgage loan prior to the securitization of the controlling pari passu companion loan).
Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special

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servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of Argentic Services Company LP is located at 500 North Central Expressway, Suite 261, Plano, Texas 75074. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
Argentic Services Company LP is expected to be appointed as the special servicer by Argentic Securities Income USA 2 LLC, which, on the closing date, is expected to be appointed as the initial directing certificateholder (other than with respect to any excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder”.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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The BMO 2023-C7 Servicer, the
BBCMS 2023-C22 Servicer,
the BBCMS 2023-5C23
Servicer and the Benchmark

2023-B40 Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is the master servicer under the BMO 2023-C7 pooling and servicing agreement, which governs the servicing of (i) the Woodfield Mall whole loan and (ii) the Creekside Town Center whole loan prior to the securitization of the controlling pari passu companion loan, the master servicer under the BBCMS 2023-C22 pooling and servicing agreement, which governs the servicing of the RTL Retail Portfolio whole loan, The Muse & Eden Pointe whole loan and the Outlet Shoppes at Atlanta whole loan, the master servicer under the BBCMS 2023-5C23 pooling and servicing agreement, which governs the servicing of the Sugar Land Town Square whole loan, and the master servicer under the Benchmark 2023-B40 pooling and servicing agreement, which governs the servicing of the Axis Apartments whole loan. See “Transaction Parties—The BMO 2023-C7 Servicer, the BBCMS 2023-C22 Servicer, the BBCMS 2023-5C23 Servicer and the Benchmark 2023-B40 Servicer”.
Affiliated Special Servicer	LNR Partners, LLC, a Florida limited liability company and the special servicer under the BBCMS 2023-5C23 pooling and servicing agreement, which governs the servicing of the Sugar Land Town Square whole loan, and the Benchmark 2023-B40 pooling and servicing agreement, which governs the servicing of the Axis Apartments whole loan, is an affiliate of Starwood Mortgage Capital LLC, a sponsor, an originator and a mortgage loan seller. See “Transaction Parties—The Affiliated Special Servicer”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of

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Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	BellOak, LLC, a California limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
Asset Representations Reviewer	BellOak, LLC, a California limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.
See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which, the directing certificateholder or

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the holder of the majority of the controlling class certificates (by certificate principal balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.
The controlling class will be the most subordinate class of the Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
On the closing date, (i) Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR Interest”), and the holder of the “eligible horizontal residual interest”, which will be comprised of the Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest as described in “Credit Risk Retention”), (ii) Argentic Securities Income USA 2 LLC or an affiliate is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans or (b) any excluded loan with respect to the directing certificateholder) and (iii) Argentic CMBS Holdings II Ltd will purchase the Class X-F and Class F certificates (in each case, other than the portion that comprises the “VRR Interest” as described in “Credit Risk Retention”).
Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as special servicer, will not be required to consult with the risk retention consultation party.
With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights and with respect to which, such risk retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations and

Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2024 (or, in the case of any mortgage loan that has its first due date after February 2024, the date that would have been its due date in February 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about February 15, 2024.

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Distribution Date	The 4th business day following each determination date. The first distribution date will be in March 2024.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Florida, Kansas, North Carolina, New York, Ohio, Pennsylvania, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

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Assumed Final Distribution Date;
Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	November 2028
Class A-2	January 2029
Class A-5	December 2033
Class A-SB	July 2033
Class X-A	NAP
Class X-B	NAP
Class A-S	January 2034
Class B	January 2034
Class C	January 2034
The rated final distribution date for the offered certificates will be the distribution date in February 2057.
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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below (the following illustration does not take into account the sale of any non-offered certificates):

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2024-C24:
●	Class A-1
●	Class A-2
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR and Class R certificates (referred to as the “non-offered certificates”). The offered certificates and the non-offered certificates are collectively referred to as the “certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(3)
Class A-1	$8,900,000	$8,628,000	$272,000	1.283%	30.000%
Class A-2	$96,400,000	$93,459,000	$2,941,000	13.896%	30.000%
Class A-5	$367,580,000	$356,368,000	$11,212,000	52.988%	30.000%
Class A-SB	$12,711,000	$12,323,000	$388,000	1.832%	30.000%
Class X-A	$485,591,000	$470,778,000	$14,813,000	NAP	NAP
Class X-B	$141,341,000	$137,028,000	$4,313,000	NAP	NAP
Class A-S	$86,712,000	$84,067,000	$2,645,000	12.500%	17.500%
Class B	$32,951,000	$31,945,000	$1,006,000	4.750%	12.750%
Class C	$21,678,000	$21,016,000	$662,000	3.125%	9.625%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”.
(3)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates represents the approximate initial credit enhancement for the Class A-1, Class A-2, Class A-5 and Class A-SB certificates in the aggregate. See “Credit Risk Retention”.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	5.22900%
Class A-2	6.11400%
Class A-5	5.41900%
Class A-SB	5.59800%
Class X-A	1.62560%
Class X-B	1.33112%
Class A-S	5.86700%
Class B	5.71800%
Class C	6.00000%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to a fixed rate as set forth opposite such class in the table. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D and Class X-F certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the

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Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.06125%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01276%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan,

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but excluding any related companion loan) at a per annum rate equal to 0.00228%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00036%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be

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reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Non-Serviced Mortgage Loans
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Woodfield Mall	0.00125%	0.25000%
Arundel Mills and Marketplace	0.00250%	0.25000%
RTL Retail Portfolio	0.00125%	0.25000%
BLE Portfolio	0.00250%	0.25000%
La Primavera	0.00250%	0.25000%
Axis Apartments	0.01000%	0.25000%
Centre Pointe Portfolio	0.00250%	0.25000%
The Muse & Eden Pointe	0.00125%	0.25000%
Sugar Land Town Square	0.00125%	0.25000%
Creekside Town Center(2)	0.00125%	0.25000%
Outlet Shoppes at Atlanta	0.00125%	0.25000%
Blackbird Portfolio	0.05000%	0.25000%

(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.
(2)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Amount and Order of

Distributions on Certificates	On each distribution date, funds available for distribution to the certificates and the Class R certificates will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;
Second, to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (e) fifth, to principal on the Class A-SB certificates, until the certificate balance of the

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Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;
Third, to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an

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amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the non-offered certificates (other than the Class X-D, Class X-F and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of certain of the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D and Class X-F certificates although
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principal payment and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates and, therefore, the amount of interest they accrue.
Class A-1, Class A-2, Class A-5, Class A-SB(1), Class X-A(2), Class X-B(2), Class X-D(2) and Class X-F(2)

Class A-S

Class B

Class C

Non-offered certificates(3)

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.
(2)	The Class X-A, Class X-B, Class X-D and Class X-F certificates are interest-only certificates and the Class X-D and Class X-F certificates are not offered by this prospectus.
(3)	Other than the Class X-D, Class X-F and Class R certificates.
Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F or Class R certificates) will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

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See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.
E. Shortfalls in Available Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan).

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There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.
B. Property Protection Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may,

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make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be thirty-five (35) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in ninety (90) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $693,701,779.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-five (35) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of one (1) mortgage loan in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each

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referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)(4)	Mortgage Loan Underwritten NCF DSCR(1) (4)	Mortgage Loan Underwritten NOI Debt Yield(1)(4)	Whole Loan LTV Ratio(2)(3) (4)	Whole Loan Underwritten NCF DSCR(2)(4)	Whole Loan Underwritten NOI Debt Yield(2)(4)
Woodfield Mall	$67,500,000	9.7%	$196,500,000	$30,000,000	38.0%	2.42x	16.0%	42.4%	2.05x	14.3%
Rhino Portfolio 3	$65,000,000	9.4%	$72,150,000	N/A	62.3%	1.46x	11.0%	62.3%	1.46x	11.0%
Arundel Mills and Marketplace	$60,000,000	8.6%	$300,000,000	N/A	41.4%	1.98x	16.1%	41.4%	1.98x	16.1%
RTL Retail Portfolio	$55,333,333	8.0%	$204,666,667	N/A	51.2%	1.97x	13.8%	51.2%	1.97x	13.8%
AutoNation	$42,000,000	6.1%	$13,000,000	N/A	53.7%	1.33x	11.7%	53.7%	1.33x	11.7%
BLE Portfolio	$27,350,000	3.9%	$27,300,000	N/A	58.8%	1.22x	9.5%	58.8%	1.22x	9.5%
La Primavera	$12,800,000	1.8%	$12,700,000	N/A	58.8%	1.22x	9.5%	58.8%	1.22x	9.5%
Axis Apartments	$30,000,000	4.3%	$106,000,000	N/A	53.0%	1.37x	9.8%	53.0%	1.37x	9.8%
Centre Pointe Portfolio	$17,650,000	2.5%	$30,000,000	N/A	67.9%	1.42x	14.3%	67.9%	1.42x	14.3%
The Muse & Eden Pointe	$15,610,000	2.3%	$66,000,000	N/A	64.1%	1.25x	9.7%	64.1%	1.25x	9.7%
Sugar Land Town Square	$15,000,000	2.2%	$90,000,000	N/A	50.2%	1.33x	11.8%	50.2%	1.33x	11.8%
Creekside Town Center	$11,000,000	1.6%	$60,525,000	N/A	56.9%	1.51x	11.2%	56.9%	1.51x	11.2%
Outlet Shoppes at Atlanta	$9,330,000	1.3%	$70,000,000	N/A	50.2%	1.76x	14.9%	50.2%	1.76x	14.9%
Blackbird Portfolio	$5,750,000	0.8%	$30,000,000	N/A	53.3%	1.40x	12.9%	53.3%	1.40x	12.9%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the RTL Retail Portfolio, BLE Portfolio, La Primavera, Axis Apartments, The Muse & Eden Pointe, Sugar Land Town Square and Blackbird Portfolio mortgage loans, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.
(4)	The underwriting and financial information shown represents the cross-collateralized and cross-defaulted BLE Portfolio whole loan and La Primavera whole loan in the aggregate.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Woodfield Mall	BMO 2023-C7	9.7%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association
Arundel Mills and Marketplace	MSWF 2023-2	8.6%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
RTL Retail Portfolio	BBCMS 2023-C22	8.0%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
BLE Portfolio	MSWF 2023-2	3.9%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
La Primavera	MSWF 2023-2	1.8%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
Axis Apartments	Benchmark 2023-B40	4.3%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Centre Pointe Portfolio	MSWF 2023-2	2.5%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
The Muse & Eden Pointe	BBCMS 2023-C22	2.3%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Sugar Land Town Square	BBCMS 2023-5C23	2.2%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Creekside Town Center(2)	BMO 2023-C7	1.6%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association
Outlet Shoppes at Atlanta	BBCMS 2023-C22	1.3%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Blackbird Portfolio	MSWF 2023-2	0.8%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(3)
Woodfield Mall	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Axonic Capital LLC
Arundel Mills and Marketplace	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	BellOak, LLC	Argentic Securities Holdings 2 Cayman Limited
RTL Retail Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF IV-D AIV RR H, LLC
BLE Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	BellOak, LLC	Argentic Securities Holdings 2 Cayman Limited
La Primavera	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	BellOak, LLC	Argentic Securities Holdings 2 Cayman Limited
Axis Apartments	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Eightfold Real Estate Capital Fund VI, L.P. or an affiliate thereof
Centre Pointe Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	BellOak, LLC	Argentic Securities Holdings 2 Cayman Limited
The Muse & Eden Pointe	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF IV-D AIV RR H, LLC
Sugar Land Town Square	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC
Creekside Town Center(2)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	3650 Real Estate Investment Trust 2 LLC
Outlet Shoppes at Atlanta	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF IV-D AIV RR H, LLC
Blackbird Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	BellOak, LLC	Argentic Securities Holdings 2 Cayman Limited

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(1)	As of the closing date of the related securitization.
(2)	After the securitization of the related controlling pari passu companion loan, the related whole loan (referred to in this prospectus as a “non-serviced servicing shift whole loan”) will be serviced under (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related trust and servicing agreement or the pooling and servicing agreement for that securitization transaction.
(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured

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by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.
The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$693,701,779
Number of mortgage loans	35
Number of mortgaged properties	90
Range of Cut-off Date Balances	$3,263,666 to $67,500,000
Average Cut-off Date Balance	$19,820,051
Range of Mortgage Rates	6.33540% to 8.58300%
Weighted average Mortgage Rate	7.20450%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	112 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	109 months
Range of original amortization terms(2)	240 months to 360 months
Weighted average original amortization term(2)	307 months
Range of remaining amortization terms(2)	238 months to 360 months
Weighted average remaining amortization term(2)	306 months
Range of Cut-off Date LTV Ratios(3)(4)	17.2% to 70.0%
Weighted average Cut-off Date LTV Ratio(3)(4)	51.4%
Range of LTV Ratios as of the maturity date(3)(4)	17.2% to 70.0%
Weighted average LTV Ratio as of the maturity date(3)(4)	49.5%
Range of U/W NCF DSCRs(4)(5)	1.15x to 4.00x
Weighted average U/W NCF DSCR(4)(5)	1.69x
Range of U/W NOI Debt Yields(4)	9.3% to 31.9%
Weighted average U/W NOI Debt Yield(4)	13.3%
Percentage of Initial Pool Balance consisting of:
Interest-only	80.0%
Amortizing Balloon	12.3%
Interest-only, Amortizing Balloon	7.7%

(1)	Subject to a permitted variance of plus or minus 5%. All metrics relating to the BLE Portfolio and La Primavera mortgage loans, which are cross-collateralized, are presented on an aggregate basis.
(2)	Excludes twenty-three (23) mortgage loans (collectively, 80.0%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(4)	In the case of fourteen (14) mortgage loans (collectively, 62.6%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).
With respect to the Woodfield Mall mortgage loan (9.7%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loan(s) are 2.05x, 42.4%, 42.4% and 14.3%, respectively.

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(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.
Modified and Refinanced Loans	As of the cut-off date, two (2) of the mortgage loans (collectively, 5.1%) were modified due to a delinquency or was a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.
With respect to the BLE Portfolio mortgage loan (3.9%), the Barcelona and The Establishment mortgaged properties secured loans that matured in March 2023 and April 2023, respectively, and were the subject of forbearance agreements to permit the applicable related borrowers additional time to complete the then-pending sale of each mortgaged property. Although neither of the anticipated sales occurred, in October 2023, each of the prior loans was refinanced and paid off in full.
With respect to the INA & Bailey Buildings mortgage loan (1.2%), the mortgaged property was previously encumbered by a securitized loan that went into maturity default in November 2023. Proceeds from the mortgage loan were used to pay off the prior loan in full.
See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to four (4) of the mortgaged properties (collectively, 3.9%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

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See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.
Additional Aspects of Certificates
Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

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See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Argentic Real Estate Finance 2 LLC, as retaining sponsor, see “Credit Risk Retention”.
None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.key.com/key2cre.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property

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acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, subject to the consent rights of the holders of the companion loans (if any) under the related co-lender agreement in the case of any mortgage loan that is part of a whole loan, under certain circumstances, the special servicer is required to use reasonable efforts to solicit

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offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).
If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s), determines to sell such pari passu companion loan(s), then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan(s), and, in the case of the Woodfield Mall whole loan, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity as two (2) separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A, Class X-B and Class C certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S

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and Class B certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.
Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, multifamily, office, mixed use, industrial, self storage and manufactured housing) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) spread across the world, including the United States, which caused a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.

The COVID-19 pandemic and the responses thereto led to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. There can be no assurance as to whether or when full economic activity will be restored.

Even as the country reopens, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that a surge in COVID-19 cases could have on economic conditions. There can be no assurance that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected such borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

In addition, the loss models used by the rating agencies to rate the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, heighten many of the other risks described in this “Risk Factors” section, such as those related to timely

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payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary

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insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
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●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	the availability of water in the related geographic area;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand

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for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

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A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged

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property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●       changing local demographics;

●       competition from other schools;

●       increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

●       school closures in connection with COVID-19;

●       poor performance by teachers, administrative staff or students; or

●       mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage

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Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may

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interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

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Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

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The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

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If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily
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tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

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We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;

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●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

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Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the

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industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged

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property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

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Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid

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by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

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Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can

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result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, multifamily, office, mixed-use and industrial properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Illinois, Texas, California, Wisconsin, Maryland, Florida and Nevada. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—German American Capital

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Corporation—DB Originators’ Underwriting Guidelines and Processes”; and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

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Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

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Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building

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or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are

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condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

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In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty number 17 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on March 8, 2024. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism

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Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining

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indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually

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executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average

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life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, with respect to certain mortgage loans, a significant amount of time has passed since such mortgage loans were underwritten and originated, and the mortgage loan seller relied on third party reports or other information obtained in connection with the origination in conducting such review, and we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same

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decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. In certain cases, appraisals were obtained a significant amount of time prior to the date hereof, and the market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less

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than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be

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adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

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The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related

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mortgaged property. See “—Risks Relating to Delaware Statutory Trusts” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

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Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See

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“Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty no. 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a

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specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

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●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the mortgage loans, including the Rillito Crossing Marketplace and the Claremont Packing House mortgage loans (collectively, 3.6%) have lockbox accounts or other accounts at Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

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Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

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None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

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Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were the subject of a sale-leaseback transaction in connection with (or following) the acquisition of such property (or a portion of such property) by a prior owner or the related

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borrower. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or a portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for

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termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the

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expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material

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effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliate is expected to retain the VRR Interest as described in “Credit Risk Retention”, and upon the occurrence of certain conditions as described under “Pooling and Servicing Agreement—Limitation on Liability of Risk Retention Consultation Party”, will have the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, with respect to any mortgage loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights, for so long as any related borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Argentic Securities Holdings 2 Cayman Limited or its affiliates (as holder of the VRR Interest and the “eligible horizontal residual interest”) are a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower

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party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that Argentic Securities Holdings 2 Cayman Limited or its majority-owned affiliates (as holder of the VRR Interest and “eligible horizontal residual interest”) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Argentic Services Company LP, the expected special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the holder of the “eligible horizontal residual interest”, (iii) Argentic CMBS Holdings II Ltd, the entity that will purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder for the mortgage loans (other than with respect to any excluded mortgage loan).

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their

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own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

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For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or

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any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2024-C24 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). Argentic Services Company LP is expected to be appointed by Argentic Securities Income USA 2 LLC to act as the special servicer.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC, a limited liability company organized under the laws of the State of California has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, BellOak, LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for BellOak, LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC, a limited liability company organized under the laws of the State of California has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, BellOak, LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and related mortgaged

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properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for BellOak, LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan or any non-serviced mortgage loan as to which it does not have control rights) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans (or, if applicable, a controlling noteholder), may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

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Similarly, the applicable controlling class related to the securitization trust indicated in the chart under “Summary of Terms—The Mortgage Pool—Non-Serviced Whole Loans” above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan as to which the directing certificateholder or the holder of the majority of the controlling class would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event), referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-F, Class F, Class G-RR and Class H-RR certificates (other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

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We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, while the B-piece buyer under this transaction is prohibited under the risk retention rules to enter into certain hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the other sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer and/or directing certificateholder will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and as and to the extent provided in the related intercreditor agreement, and the directing certificateholder will have certain consent rights with respect to the Woodfield Mall whole loan if Note A-1-1 becomes the controlling note. See “Pooling and Servicing Agreement—The Directing Certificateholder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”, “—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan—Consultation and Control”.

Argentic Services Company LP, the expected special servicer for this transaction, is an affiliate of (a) Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, (b) Argentic Securities Holdings 2 Cayman Limited, which will purchase the VRR Interest as well as the Class G-RR and Class H-RR certificates, (c) Argentic CMBS Holdings II Ltd, the entity that will purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and (d) Argentic Securities Income USA 2 LLC, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or any excluded loan with respect to the directing certificateholder).

Argentic Services Company LP is expected to act as a special servicer and it or an affiliate assisted Argentic Real Estate Finance 2 LLC and/or one or more of its affiliates with its due diligence of certain of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of the Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers

Initially, the servicing and administration of the Creekside Town Center whole loan will be governed by the BMO 2023-C7 pooling and servicing agreement until the securitization of the related lead servicing pari

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passu companion loan. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the related pooling and servicing agreement and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that govern the securitization of such lead servicing pari passu companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such master servicer or special servicer, nor will they have any assurance as to the particular terms of the pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of related whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the lead servicing pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or (i) any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

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None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.
Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

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The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:
(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and
(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and
(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

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Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

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●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally

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recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the Pooling and

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Servicing Agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings or by entering into a supplemental agreement with a third party providing for certain backup advancing functions. Computershare Trust Company, National Association has entered into an agreement with Wells Fargo Bank, National Association, with an initial term ending on November 1, 2026, which Computershare Trust Company, National Association expects to be extended to this securitization transaction. In that agreement, Computershare Trust Company, National Association has agreed to appoint Wells Fargo Bank, National Association as successor master servicer if the master servicer is terminated. We cannot assure you that this supplemental agreement will be renewed or replaced with another agreement satisfactory to the rating agencies, that the parties will not terminate the agreement prior to the end of the initial term, that this securitization transaction will be covered by the supplemental agreement or that Wells Fargo Bank, National Association will accept appointment as successor master servicer if a request is made. In any such case, the trustee could cease to be an eligible trustee. Failure to maintain the ongoing rating requirements or requirements for a supplemental agreement by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the Pooling and Servicing Agreement. In addition, accounts established and maintained under the Pooling and Servicing Agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the Pooling and Servicing Agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the Pooling and Servicing Agreement were downgraded below the applicable eligibility criteria and a Rating Agency Confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the Mortgage Loans and may also adversely impact the performance, ratings, liquidity and/or value of your Certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your

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actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related

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borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-5 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of

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prepayments on the mortgage loans than they were when the Class A-1, Class A-2 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class H-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might

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receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party, under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

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In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan (other than the Woodfield Mall mortgage loan in certain circumstances) and any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent) of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and as and to the extent provided in the related intercreditor agreement and by the operating advisor if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or

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equivalent entity) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any AB whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)             may act solely in the interests of the holders of the controlling class, the VRR Interest or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)          does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party;

(iv)           may take actions that favor the interests of the holders of the controlling class, the VRR Interest or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)              will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if with respect to any mortgage loan or serviced whole loan, when the certificate balance of the horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is reduced to 25% or less of the initial certificate balance of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests

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of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement or trust and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan—Servicing”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement or trust and servicing agreement relating to each non-serviced mortgage loan to the extent that the trust does not hold the controlling note. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and

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implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans (except in the case of the Woodfield Mall whole loan), the holders of such companion loan(s) will have the right under certain limited circumstances to cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Non-Serviced A/B Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “Description of the Mortgage Pool—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

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Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc., (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT CMBS Finance, LLC Mortgage Loans. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the jointly sold mortgage loans, each related mortgage loan seller (or any other entity so obligated by the related mortgage loan purchase agreement) will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

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Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale, and (iii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

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The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed

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his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced

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mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

In addition, the Mortgaged Property which secures the CAVU Irvine Mortgage Loan (2.4%) is entitled to 849,863 square feet of development rights known in the City of Irvine as development intensity values (the “DIVs”). DIVs which are in excess of the number required for the existing improvements at a property are generally freely transferrable (and may be used to increase the limits on the amount of development that would otherwise be permitted). There is currently approximately 743,820 square feet of excess DIVs at the Mortgaged Property. The Mortgage Loan documents permit the borrower to transfer any such excess DIVs provided that the Mortgaged Property maintains a minimum threshold of 350,000 DIVs (the “DIV Threshold”). Any DIVs at or below the DIV Threshold is required to remain collateral under the Mortgage Loan documents for the term of the related Mortgage Loan. Since the DIVs may not qualify as an interest in real property or as personal property incident to real property, the REMIC provisions of the Code may restrict the Trust from taking title to the DIVs. Therefore, upon the occurrence of an event of default under the Mortgage Loan documents, the Trust may not be permitted (unless an opinion of counsel can be delivered that taking title will not cause the Trust to fail to qualify as a REMIC) to take title to the DIVs, but rather will be required to exercise the legal remedies available to it under applicable laws, including the sale of the DIVs and application of the proceeds toward the repayment of the related Mortgage Loan. Depending on market conditions, the proceeds from the sale of the DIVs could be less than the proceeds that would be received if the special servicer would have foreclosed on the DIVs and sold such DIVs at a later date.

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Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

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The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC (“AREF”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR Interest will be purchased in order for AREF to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause AREF, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Barclays Capital Real Estate Inc., Bank of Montreal, Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, LMF Commercial, LLC, KeyBank National Association, German American Capital Corporation or Starwood Mortgage Capital LLC, makes any representation as to the compliance of AREF or Argentic Securities Holdings 2 Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which AREF is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause AREF to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and AREF are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller or Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such AREF Repo Seller. In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a

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repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR Interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in AREF, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be transferred to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, AREF or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not immediately constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings 2 Cayman Limited, AREF or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view AREF as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies or (ii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or AREF); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

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The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyberattacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

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The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as
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CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

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Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the risk retention rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-five (35) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $693,701,779 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in February 2024 (or, in the case of any Mortgage Loan that has its first due date after February 2024, the date that would have been its due date in February 2024 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Fourteen (14) Mortgage Loans (collectively, 62.6%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”) and (ii) in the case of one (1) Mortgage Loan (9.7%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

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The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)(6)(7)(8)	9	20	$194,890,000	28.1%
Societe Generale Financial Corporation(4)(5)	6	34	132,469,951	19.1
Argentic Real Estate Finance 2 LLC(6)(7)(8)	10	26	128,707,235	18.6
Bank of Montreal(3)(5)	4	32	85,000,000	12.3
German American Capital Corporation(4)	5	5	77,500,000	11.2
KeyBank National Association	2	4	19,589,700	2.8
Starwood Mortgage Capital LLC	1	1	16,200,000	2.3
UBS AG	2	2	16,194,893	2.3
BSPRT CMBS Finance, LLC	1	1	13,700,000	2.0
LMF Commercial, LLC	1	1	9,450,000	1.4
Total	35	90	$693,701,779	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Woodfield Mall Mortgage Loan (9.7%), Bank of Montreal is contributing one or more notes with an outstanding principal balance of $30,000,000 and Barclays Capital Real Estate Inc. is contributing one or more notes with an outstanding principal balance of $37,500,000.
(4)	With respect to the Arundel Mills and Marketplace Mortgage Loan (8.6%), Societe Generale Financial Corporation is contributing one or more notes with an outstanding principal balance of $30,000,000 and German American Capital Corporation is contributing one or more notes with an outstanding principal balance of $30,000,000.
(5)	With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), Societe Generale Financial Corporation is contributing one or more notes with an outstanding principal balance of $41,333,333 and Bank of Montreal is contributing one or more notes with an outstanding principal balance of $14,000,000.
(6)	With respect to the AutoNation Mortgage Loan (6.1%) Argentic Real Estate Finance 2 LLC is contributing one or more notes with an outstanding principal balance of $19,100,000, and Barclays Capital Real Estate Inc. is contributing one or more notes with an outstanding principal balance of $22,900,000.
(7)	With respect to the BLE Portfolio Mortgage Loan (3.9%) Argentic Real Estate Finance 2 LLC is contributing one or more notes with an outstanding principal balance of $13,680,000, and Barclays Capital Real Estate Inc. is contributing one or more notes with an outstanding principal balance of $13,670,000.
(8)	With respect to the La Primavera Mortgage Loan (1.8%) Argentic Real Estate Finance 2 LLC is contributing one or more notes with an outstanding principal balance of $6,410,000, and Barclays Capital Real Estate Inc. is contributing one or more notes with an outstanding principal balance of $6,390,000.

Other than as described below under “—Co-Originated and Third-Party Originated Mortgage Loans”, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee, leasehold and/or subleasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

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The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

None of the borrowers, property managers, borrower sponsors or franchisors have reviewed this prospectus, and nothing contained herein should be construed as an endorsement by any borrower-related party.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Woodfield Mall Mortgage Loan (9.7%) is part of a Whole Loan that was co-originated by Bank of Montreal, Barclays Capital Real Estate Inc. and Bank of America, N.A. Such Mortgage Loan was underwritten pursuant to Bank of Montreal’s and Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The Rhino Portfolio 3 Mortgage Loan (9.4%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Bank of America, N.A. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The Arundel Mills and Marketplace Mortgage Loan (8.6%) is part of a Whole Loan that was co-originated by DBR Investments Co. Limited, Citi Real Estate Funding Inc., Wells Fargo Bank, National Association and Societe Generale Financial Corporation. Such Mortgage Loan was underwritten pursuant to Societe Generale Financial Corporation’s and German American Capital Corporation’s underwriting guidelines.
●	The RTL Retail Portfolio Mortgage Loan (8.0%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, KeyBank National Association and Bank of Montreal. Such Mortgage Loan was underwritten pursuant to Societe Generale Financial Corporation’s and Bank of Montreal’s underwriting guidelines.
●	The AutoNation Mortgage Loan (6.1%), is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Argentic Real Estate Finance 2 LLC. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s and Argentic Real Estate Finance 2 LLC’s underwriting guidelines.
●	The BLE Portfolio Mortgage Loan (3.9%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Argentic Real Estate Finance 2 LLC’s and Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The La Primavera Mortgage Loan (1.8%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Argentic Real Estate Finance 2 LLC’s and Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The Axis Apartments Mortgage Loan (4.3%) is part of a Whole Loan that was originated by Citi Real Estate Funding Inc. Such Mortgage Loan was subsequently acquired by Bank of Montreal. Bank of Montreal reviewed the originator’s underwriting and ensured that the underwriting is in accordance with that of Bank of Montreal’s underwriting guidelines.
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●	The Muse & Eden Pointe Mortgage Loan (2.3%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Argentic Real Estate Finance 2 LLC’s and Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The Sugar Land Town Square Mortgage Loan (2.2%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and Goldman Sachs Bank USA. Such Mortgage Loan was underwritten pursuant to Argentic Real Estate Finance 2 LLC’s underwriting guidelines.
●	The Creekside Town Center Mortgage Loan (1.6%) is part of a Whole Loan that was originated by 3650 Real Estate Investment Trust 2 LLC. Such Mortgage Loan was subsequently acquired by Bank of Montreal. Bank of Montreal reviewed the originator’s underwriting and ensured that the underwriting is in accordance with that of Bank of Montreal’s underwriting guidelines.
●	The Outlet Shoppes at Atlanta Mortgage Loan (1.3%), is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Goldman Sachs Bank USA. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on February 15, 2024 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Rhino Portfolio 3 Mortgage Loan or the Rhino Portfolio 3 Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Rhino Portfolio 3 Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Rhino Portfolio 3 Mortgaged Properties); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

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Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus

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(b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions.

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below and as

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described in the following paragraphs, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
BLE Portfolio(2)	3.9%	58.8%	58.8%	$ 92,000,000	68.9%	68.9%	$ 83,700,000
La Primavera(3)	1.8%	58.8%	58.8%	$ 44,300,000	68.9%	68.9%	$ 32,700,000
Axis Apartments(4)	4.3%	53.0%	53.0%	$ 256,800,000	59.3%	59.3%	$ 229,400,000
The Muse & Eden Pointe(5)	2.3%	64.1%	64.1%	$ 127,400,000	85.7%	85.7%	$ 95,200,000
Sugar Land Town Square(6)	2.2%	50.2%	50.2%	$ 209,000,000	N/A	N/A	N/A

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s). With respect to the BLE Portfolio and La Primavera Mortgage Loans, the loan-to-value ratios are based upon the indebtedness evidenced by both Whole Loans.
(2)	The Appraised Value (Other Than “As-Is”) represents the combined (i) “Prospective As Encumbered” value of the leasehold interest for the Lakeside Forest Mortgaged Property, which assumes the Lakeside Forest Mortgaged Property is encumbered by a ground lease and rental and income requirements as part of the PFC Program and will have a 100% tax exemption (subject to the Tax Savings Payment which is subordinated to the BLE Portfolio Whole Loan) and (ii) “As Is, Encumbered” values of the leasehold interests for The Establishment and the Barcelona Mortgaged Properties, which assume that The Establishment and the Barcelona Mortgaged Properties will have a 100% tax exemption (subject to the Tax Savings Payment, which is subordinated to the BLE Portfolio Whole Loan).
(3)	The Appraised Value (Other Than “As-Is”) represents the “Prospective As Encumbered” value of the leasehold interest for the La Primavera Mortgaged Property, which assumes the La Primavera Mortgaged Property is encumbered by a ground lease and rental and income requirements as part of the PFC Program and will have a 100% tax exemption (subject to the Tax Savings Payment which is subordinated to the La Primavera Whole Loan).
(4)	The Appraised Value (Other Than “As-Is”) reflects the “Prospective As Complete – Proposed” appraised value as of May 31, 2024, which assumes that the renovation of the 101 Sonder (as defined below) units will be completed. The “As-Is” Appraised Value as of September 29, 2023 is $229,400,000.
(5)	The Appraised Value (Other Than “As-Is”) represents the combined “Prospective As Encumbered” values of the leasehold interests for The Muse & Eden Pointe Mortgaged Properties, which assume The Muse & Eden Pointe Mortgaged Properties are encumbered by a ground lease and rental and income requirements as part of the Public Facility Corporation Program (“PFC Program”) and will have a 100% tax exemption (subject to the Tax Savings Payment which is subordinated to The Muse & Eden Pointe Whole Loan).
(6)	The Appraised Value (Other Than “As-Is”) is the “as-is” value based on the extraordinary assumption that leases with each of the Southwest Water, the second largest tenant, and PuttShack will be transacted in a timely manner. As of the origination date, a letter of intent to lease has been negotiated with PuttShack but has not been signed. However, the portion of space that is intended for PuttShack is currently leased to two tenants.

With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), the Appraised Value of $508,200,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 51.2% and 51.2%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values of $498,190,000 are 52.2% and 52.2%, respectively.

With respect to the Blackbird Portfolio Mortgage Loan (0.8%), the Appraised Value of $67,060,000 reflects a premium attributed to the portfolio value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 53.3% and 51.0%, respectively. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity based on the sum of the individual appraised values of $65,420,000 are 54.6% and 52.3%, respectively.

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date

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Balloon Payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

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In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loans” means any of the Woodfield Mall, Arundel Mills and Marketplace, RTL Retail Portfolio, AutoNation, BLE Portfolio and La Primavera Mortgage Loans.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth

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in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity than is shown on Annex A-1.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to

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the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

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“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the

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discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date

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generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Cash Flow Debt Service Coverage Ratio is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

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The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage

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Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Pads” or “Acres” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes (or parking spaces for recreational vehicle parks), (c) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (d) in the case of a Mortgage Property operated as an industrial outdoor storage property, the unit of land area available for storage.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and

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presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$693,701,779
Number of Mortgage Loans	35
Number of Mortgaged Properties	90
Range of Cut-off Date Balances	$3,263,666 to $67,500,000
Average Cut-off Date Balance	$19,820,051
Range of Mortgage Rates	6.33540% to 8.58300%
Weighted average Mortgage Rate	7.20450%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	112 months
Range of remaining terms to maturity	57 months to 120 months
Weighted average remaining term to maturity	109 months
Range of original amortization terms(2)	240 months to 360 months
Weighted average original amortization term(2)	307 months
Range of remaining amortization terms(2)	238 months to 360 months
Weighted average remaining amortization term(2)	306 months
Range of Cut-off Date LTV Ratios(3)(4)	17.2% to 70.0%
Weighted average Cut-off Date LTV Ratio(3)(4)	51.4%
Range of LTV Ratios at Maturity(3)(4)	17.2% to 70.0%
Weighted average LTV Ratio at Maturity(3)(4)	49.5%
Range of U/W NCF DSCRs(4)(5)	1.15x to 4.00x
Weighted average U/W NCF DSCR(4)(5)	1.69x
Range of U/W NOI Debt Yields(4)	9.3% to 31.9%
Weighted average U/W NOI Debt Yield(4)	13.3%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	80.0%
Amortizing Balloon	12.3%
Interest-only, Amortizing Balloon	7.7%

(1)	Subject to a permitted variance of plus or minus 5%. All metrics relating to the BLE Portfolio and La Primavera Mortgage Loans, which are cross-collateralized, are presented on an aggregate basis.
(2)	Excludes twenty-three (23) Mortgage Loans (collectively, 80.0%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(4)	In the case of fourteen (14) Mortgage Loans (collectively, 62.6%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s).

With respect to the Woodfield Mall Mortgage Loan (9.7%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loan(s) are 2.05x, 42.4%, 42.4% and 14.3%, respectively.

(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the
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interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include five (5) Mortgage Loans (collectively, 23.9%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	42	$ 298,301,354	43.0%
Anchored	33	141,050,254	20.3
Super Regional Mall	2	127,500,000	18.4
Shadow Anchored	4	17,624,892	2.5
Outlet Center	1	9,330,000	1.3
Single Tenant	2	2,796,209	0.4
Multifamily	15	$ 194,303,490	28.0%
Garden	12	146,796,618	21.2
High Rise	1	30,000,000	4.3
Mid Rise	1	9,450,000	1.4
Low Rise	1	8,056,872	1.2
Office	9	$ 98,885,473	14.3%
CBD	2	58,500,000	8.4
Suburban	7	40,385,473	5.8
Mixed Use	12	$ 36,815,973	5.3%
Office / Retail	1	15,000,000	2.2
Office / Medical Office / Retail	1	8,350,000	1.2
Multifamily / Retail	1	8,000,000	1.2
Office / Industrial / Lab	5	3,473,390	0.5
Office / Industrial	4	1,992,583	0.3
Industrial	5	$ 35,670,789	5.1%
Other	1	20,000,000	2.9
Warehouse / Distribution	1	7,500,000	1.1
Flex	2	4,907,122	0.7
R&D / Manufacturing	1	3,263,666	0.5
Self Storage	4	$ 15,250,000	2.2%
Manufactured Housing	3	$ 14,474,700	2.1%
Total	90	$ 693,701,779	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

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Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), approximately 22.6% of the multifamily units at the Blvd 2500 Mortgaged Property are leased for terms of 11 months or less.
●	With respect to the BLE Portfolio, La Primavera and The Muse & Eden Pointe Mortgage Loans (collectively, 8.0%), as a condition to the entry of the related Mortgaged Properties into the PFC Program, as part of an application to benefit from an exemption to all property taxes, each borrower entered into a regulatory agreement with respect to the applicable Mortgaged Property pursuant to which such Mortgaged Property is required to reserve at least 50% of the units to tenants earning less than 80% of the area median income (“Affordable Units”), with (x) at least 3% of the Affordable Units reserved for tenants earning no more than 30% of the area median income (“30% Units”) and (y) at least 10% of the Affordable Units reserved for tenants earning no more than 60% of the area median income, inclusive of the 30% Units (“PFC Program Affordable Components”). See “—Real Estate and Other Tax Considerations” below.
●	With respect to the Axis Apartments Mortgage Loan (4.3%), a portion of the multifamily component of the Mortgaged Property is subject to a lease agreement between the borrower, as landlord, and Sonder Hospitality USA Inc. (“Sonder”), as tenant, under a six-year term that expires in 2030 with two, three-year renewal options, pursuant to which Sonder leases 101 multifamily units, representing approximately 14.1% of the multifamily component of the Mortgaged Property, and subleases them to individual tenants. Sonder is expected to operate such units as short-term rentals or as an extended stay hotel. Sonder is not yet in occupancy of its leased premises nor has such tenant commenced paying rent under its lease. The Sonder lease represents approximately 19.0% of the underwritten base rent. Sonder’s lease is expected to commence following completion of certain landlord work required by such tenant’s lease expected to cost approximately $28,636,849 (including certain buildouts and related work to convert the leased premises from commercial space into multifamily units). The guarantor delivered a completion guaranty in connection with such obligations. There can be no assurance that the guarantor will have sufficient assets to perform its obligations under the guaranty if required to do so. The landlord work has been divided into two phases, with the first phase scheduled to be completed on or before June 30, 2024 and the second phase scheduled to be completed on or before August 14, 2024. In the event the borrower fails to deliver either the first phase by October 28, 2024 or the second phase by December 12, 2024, Sonder will have the right to terminate its lease upon 45 days’ written notice without payment of a termination penalty. Following completion of the landlord’s work, Sonder will have the right to build out its leased premises to prepare multifamily units subject to such tenant’s lease for Sonder’s intended use. There can be no assurance that the expected improvements will be completed as expected or at all. See “—Mortgage Pool Characteristics—Redevelopment, Renovation and Expansion” and “—Tenant Issues—Lease Expirations and Terminations—Other” below.
●	With respect to the Axis Apartments Mortgage Loan (4.3%), the Mortgaged Property has a commercial portion occupied by two tenants, constituting approximately 3.1% of the net rentable square footage and approximately 4.7% of the underwritten revenues.

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●	With respect to the Axis Apartments Mortgage Loan (4.3%), the multifamily component of the Mortgaged Property contains 716 residential units, three of which are required to be affordable housing units.
●	With respect to the Wisconsin Avenue Portfolio Mortgage Loan (2.8%), the Colonial Pointe I Mortgage Loan (2.4%), the Spring Park & Good Tree Mortgage Loan (2.3%) and the Highland Avenue Portfolio Mortgage Loan (1.4%), all of the multifamily units at the related Mortgaged Properties are leased on a month-to-month basis.
●	With respect to the Lake Point & The Oaks Mortgage Loan (2.0%), 58 of the 259 multifamily units (22.4% of total units) at the related Mortgaged Property are leased on a month-to-month basis. In addition, 16 of the 259 multifamily units (6.2% of total units) are leased to corporate tenants who pay rent directly for the benefit of their employees.
●	With respect to the Marshall Apartments Mortgage Loan (1.4%), the Mortgaged Property is subject to a 20-year Section 8 Housing Assistance Payments Renewal Contract (the “HAP Contract”) between the related borrower and Navigate Affordable Housing Partners, as contract administrator for HUD. The most recent renewal commenced on November 1, 2023 and will expire on October 31, 2043, with an automatic renewal to October 31, 2059 subject to applicable laws and regulations at the time. The HAP Contract covers 102 of the 115 units at the Mortgaged Property (89% of the units), including 25 studio units and 77 one-bedroom units. The related borrower receives payments on a monthly basis for contract units occupied by eligible families (tenants earning less than a certain percent of the area median income). The rents are adjusted to market by the contract administrator every 5 years and are also adjusted annually upwards only using an operating cost adjustment factor. The Mortgage Loan is full recourse following any termination of the HAP Contract. The benefits of the HAP Contract have been assigned to the lender as security for the Mortgage Loan and HUD consented to the collateral assignment of the HAP Contract to lender, although full assumption of the HAP Contract after any foreclosure will require final HUD approval. The tenants in units covered by the HAP Contract are required to pay the difference between the actual rent charged by the related borrower and the amount subsidized by the HAP Contract. Currently the tenant portion of the total rent at the Mortgaged Property is approximately 30%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the CAVU Irvine Mortgage Loan (2.4%), the largest tenant, Colab Space, leasing approximately 18% of the net rentable area at the related Mortgaged Property, operates its space for co-working purposes. Co-working spaces carry particular risks; see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.
●	With respect to the 5600 West Adams Mortgaged Property (1.4%), the related borrower owned an additional parcel of property located at 5570 W. Adams Blvd., which is currently used as a parking lot (the “Parking Parcel”). Prior to or concurrently with origination, the Borrower transferred the Parking Parcel to an affiliated entity (the “Parking Parcel Owner”) in order to preserve the flexibility to redevelop the Parking Parcel. At origination, the borrower and the Parking Parcel Owner entered into a parking license, pursuant to which the borrower is permitted to use 25 parking spaces on the Parking Parcel (the “Parking Agreement”). If during the term of the Mortgage Loan, the Parking Parcel Owner desires to either sell or redevelop the Parking Parcel, the Mortgage Loan documents provide, among other things, that the borrower is required to provide comparable parking to the tenants at the Mortgaged Property at a location within one-quarter of one mile of the Mortgaged Property. Subject to the borrower’s right to redevelop or sell the Parking Parcel, the Parking
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Agreement has a term that continues until the later of (x) the end of the fully-extended term of any leases in effect that permit the tenants to use the Parking Parcel and (y) one day after repayment of the Mortgage Loan in full; provided, however, if the lender ever accelerates the Mortgage Loan, the license becomes an easement that is to be recorded by the borrower and the Parking Parcel Owner, and to the extent the lender acquires the Mortgaged Property by foreclosure, deed-in-lieu or otherwise, the term of the Parking Agreement continues in perpetuity.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Industrial Properties

In the case of the industrial properties or mixed use properties with industrial components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth above, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the LC MHC Portfolio Mortgage Loan (2.1%), the related Mortgaged Property has a total of 346 pads of which 73 are occupied by homes owned by an affiliate of the related borrower (the “LC MHC Owner”). The homes owned by the LC MHC Owner are not part of the collateral for the related Mortgage Loan. Only income derived from the rental of all of the pad sites, including those pad sites occupied by homes owned by the LC MHC Owner, was underwritten.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

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Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Theater/entertainment venue(1)	5	26.2%
Restaurant/Bakery(2)	13	14.4%
Grocery store(3)	10	12.2%
Gym, fitness center, spa or a health club(4)	6	5.8%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(5)	10	4.7%
Bank branch(6)	2	2.1%
Gas station(7)	1	0.1%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Woodfield Mall, Rhino Portfolio 3 – The Summit, Arundel Mills and Marketplace, RTL Retail Portfolio – The Centrum and White Horse Plaza.
(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Rhino Portfolio 3 – The Summit, RTL Retail Portfolio – Houma Crossing, RTL Retail Portfolio – North Lake Square, RTL Retail Portfolio – Ventura Place, RTL Retail Portfolio – Wallace Commons, RTL Retail Portfolio – Waterford Park South, RTL Retail Portfolio – Stoneridge Village, RTL Retail Portfolio – Walmart Neighborhood Market, RTL Retail Portfolio – Mattress Firm & Panera Bread, Rillito Crossing Marketplace, Creekside Village, INA & Bailey Buildings and Claremont Packing House.
(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Rhino Portfolio 3 – The Summit, RTL Retail Portfolio – Northwoods Marketplace, RTL Retail Portfolio – The Centrum, RTL Retail Portfolio – Carlisle Crossing, RTL Retail Portfolio – Lord Salisbury Center, RTL Retail Portfolio – Terrell Mill Village, RTL Retail Portfolio – Fresh Thyme and DSW, RTL Retail Portfolio – Tellico Village, Rillito Crossing Marketplace and White Horse Plaza.
(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Rhino Portfolio 3 – Jackson, RTL Retail Portfolio – Houma Crossing, RTL Retail Portfolio – Ventura Place, RTL Retail Portfolio – Terrell Mill Village, Rillito Crossing Marketplace and Creekside Village.
(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as RTL Retail Portfolio – Harbor Town Center, RTL Retail Portfolio – Terrell Mill Village, RTL Retail Portfolio – The Ridge at Turtle Creek, RTL Retail Portfolio – Ventura Place, RTL Retail Portfolio – Tellico Village, Creekside Village, Lehigh Valley Portfolio – 1510 Valley Center Parkway, Lehigh Valley Portfolio – 1495 Valley Center Parkway, INA & Bailey Buildings and Blackbird Portfolio – 1194 Oak Valley Drive.
(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as RTL Retail Portfolio – The Ridge at Turtle Creek and Creekside Village.
(7)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as RTL Retail Portfolio – Walmart Neighborhood Market.

In addition, the RTL Retail Portfolio – Walmart Neighborhood Market Mortgaged Property (0.1%) includes one or more tenants that operate an on-site gas station or automobile repair and servicing company.

In addition, the RTL Retail Portfolio – Terrell Mill Village Mortgaged Property (0.3%) includes one tenant that operates an on-site dry cleaner.

With respect to the Laurel Canyon Mortgage Loan, the Mortgaged Property is primarily unimproved and currently utilized for parking, automobile auctions, open storage and other incidental operations. In addition, because of certain current and historical recognized environmental conditions at the Laurel Canyon Mortgaged Property, the borrower and a potentially responsible party have entered into certain agreements whereby, among other things, the use of such Mortgaged Property will be restricted to its current use through deed restrictions. Such Mortgaged Property is a “special purpose” property that could not be readily converted to general residential, retail or office use.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Group of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
Woodfield Mall	$ 67,500,000	9.7%	$ 247.98	2.42x	38.0%	Retail
Rhino Portfolio 3	$ 65,000,000	9.4%	$ 124.62	1.46x	62.3%	Various
Arundel Mills and Marketplace	$ 60,000,000	8.6%	$ 185.66	1.98x	41.4%	Retail
RTL Retail Portfolio	$ 55,333,333	8.0%	$ 83.41	1.97x	51.2%	Retail
AutoNation	$ 42,000,000	6.1%	$ 267.05	1.33x	53.7%	Office
BLE Portfolio and La Primavera(3)	$ 40,150,000	5.7%	$ 79,513.89	1.22x	58.8%	Multifamily
Axis Apartments	$ 30,000,000	4.3%	$ 189,944.13	1.37x	53.0%	Multifamily
Laurel Canyon	$ 20,000,000	2.9%	$ 329,760.92	4.00x	17.2%	Industrial
Wisconsin Avenue Portfolio	$ 19,407,407	2.8%	$ 79,538.56	1.15x	53.8%	Multifamily
Centre Pointe Portfolio	$ 17,650,000	2.5%	$ 74.43	1.42x	67.9%	Office
Rillito Crossing Marketplace	$ 16,750,000	2.4%	$ 173.71	1.45x	61.1%	Retail
CAVU Irvine	$ 16,500,000	2.4%	$ 169.01	1.57x	51.4%	Office
Colonial Pointe I	$ 16,472,458	2.4%	$ 98,050.34	1.16x	54.2%	Multifamily
Emerald Pointe Apartments	$ 16,200,000	2.3%	$ 44,141.69	1.27x	64.3%	Multifamily
Spring Park & Good Tree	$ 15,873,459	2.3%	$ 99,209.12	1.15x	54.0%	Multifamily
Top 3 Total/Weighted Average	$192,500,000	27.7%		1.96x	47.3%
Top 5 Total/Weighted Average	$289,833,333	41.8%		1.87x	48.9%
Top 15 Total/Weighted Average	$498,836,657	71.9%		1.74x	50.9%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate, but excluded any Subordinate Companion Loan(s). In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(2)	In the case of the RTL Retail Portfolio, BLE Portfolio, La Primavera, Axis Apartments, The Muse & Eden Pointe, Sugar Land Town Square and Blackbird Portfolio mortgage loans, the Cut-off Date LTV Ratio was calculated based a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.
(3)	The BLE Portfolio and La Primavera mortgage loans constitute a group of two (2) cross-collateralized loans that are being treated as one (1) Mortgage Loan for purposes of the Top Fifteen Mortgage Loans or Group of Cross-Collateralized Mortgage Loans.

See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” below for additional information.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.3% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans and Cross-Collateralized Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties or consists of a group of cross-collateralized Mortgage Loans.

Multi-Property Mortgage Loans and Cross-Collateralized Mortgage Loans

Mortgage Loan/Property Portfolio Names	Multi-Property Mortgage Loan or Cross- Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
BLE Portfolio and La Primavera(1)	Multi-Property Mortgage Loan & Cross-Collateralized Group	$ 40,150,000	5.8%
Rhino Portfolio 3	Multi-Property Mortgage Loan	$ 65,000,000	9.4%
RTL Retail Portfolio	Multi-Property Mortgage Loan	$ 55,333,333	8.0%
The Muse & Eden Pointe	Multi-Property Mortgage Loan	$ 15,610,000	2.3%
WWG 4-Property Portfolio	Multi-Property Mortgage Loan	$ 15,250,000	2.2%
LC MHC Portfolio	Multi-Property Mortgage Loan	$ 14,474,700	2.1%
Lehigh Valley Portfolio	Multi-Property Mortgage Loan	$ 12,243,568	1.8%
Blackbird Portfolio	Multi-Property Mortgage Loan	$ 5,750,000	0.8%
Total(2)		$ 223,811,601	32.3%

(1)	The BLE Portfolio Mortgage Loan is the only Multi-Property Mortgage Loan.
(2)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers. For example, with respect to the Lake Point & The Oaks Mortgaged Property (2.0%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

With respect to the BLE Portfolio and La Primavera Mortgage Loans (collectively, 5.8%), pursuant to the Mortgage Loan documents, the lender (i) may terminate such cross-collateralization (a) unilaterally or (b) where a portion of one Whole Loan is securitized in a transaction that does not also include a portion of the other Whole Loan and (ii) must terminate such cross-collateralization with respect to (a) any individual BLE Portfolio Mortgaged Property, upon completion of a partial defeasance, (b) all BLE Portfolio Mortgaged Properties, upon the payment in full of the BLE Portfolio Whole Loan or completion of a full defeasance, and (c) the La Primavera Mortgaged Property, upon the payment in full of the La Primavera Whole Loan or completion of a defeasance, and satisfaction of certain conditions described in the related loan documents.

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Woodfield Mall	1	$ 67,500,000	9.7%
Arundel Mills and Marketplace	1	60,000,000	8.6
Total for Group 1:	2	$ 127,500,000	18.4%
Group 2:
Wisconsin Avenue Portfolio	1	$ 19,407,407	2.8%
Colonial Pointe I	1	16,472,458	2.4
Spring Park & Good Tree	1	15,873,459	2.3
Highland Avenue Portfolio	1	9,383,294	1.4
Total for Group 2:	4	$ 61,136,618	8.8%
Group 3:
BLE Portfolio	3	$ 27,350,000	3.9%
La Primavera	1	12,800,000	1.8
The Muse & Eden Pointe	2	15,610,000	2.3
Total for Group 3:	6	$ 55,760,000	8.0%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

In addition, with respect to the BLE Portfolio and La Primavera Mortgage Loans (collectively, 5.8%), pursuant to the Mortgage Loan documents, the lender (i) may terminate such cross-collateralization unilaterally and (ii) must terminate such cross-collateralization with respect to (a) any individual BLE Portfolio Mortgaged Property, upon completion of a partial defeasance, (b) all BLE Portfolio Mortgaged Properties, upon the payment in full of the BLE Portfolio Whole Loan or completion of a full defeasance, and (c) the La Primavera Mortgaged Property, upon the payment in full of the La Primavera Whole Loan or completion of a defeasance, and satisfaction of certain conditions described in the related loan documents.

See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Illinois	5	$ 103,789,979	15.0%
Texas	10	$ 92,946,641	13.4%
California	7	$ 71,715,000	10.3%
Wisconsin	5	$ 63,179,695	9.1%
Maryland	2	$ 61,945,179	8.9%
Florida	2	$ 43,642,974	6.3%
Nevada	1	$ 41,966,825	6.0%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout nineteen (19) other states, with no more than approximately 4.3% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Ten (10) Mortgaged Properties (collectively, 16.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property located in seismic zones 3 or 4 has a seismic expected loss greater than 19.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).
●	Ten (10) Mortgaged Properties (collectively, 13.0%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Alabama, Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representations and warranties no. 17 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	With respect to the Laurel Canyon Mortgage Loan (2.9%), although the Mortgaged Property is located in a seismic zone 4 area, no seismic report was prepared since there are no permanent structures on the Mortgaged Property.

Mortgaged Properties with Limited Prior Operating History

Four (4) of the Mortgaged Properties (collectively, 3.9%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Diversified Ownership

With respect to the AutoNation and WWG 4-Property Portfolio Mortgage Loans (collectively, 8.3%), more than twenty (20) individuals have direct or indirect ownership interests in the related borrowers. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Delaware Statutory Trusts

With respect to the Carhartt HQ Mortgage Loan (0.7%), the related borrower is structured as a Delaware statutory trust that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the related lender possesses the right to convert the structure of the related borrower from a Delaware statutory trust to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower (other than in the event of a replacement with the related lender’s express consent), (ii) any event causing the dissolution of the related borrower or (iii) an event of default under the related Mortgage Loan documents (or if the related lender determines that an event of default is imminent, including if the related Mortgage Loan is not repaid in full 90 days prior to the related maturity date).

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The Rhino Portfolio 3, Sugar Land Town Square, Creekside Village and Blackbird Portfolio Mortgage Loans (collectively, 14.2%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Sugar Land Town Square Mortgage Loan (2.2%), a portion of the Mortgaged Property improved by approximately 35,019 square feet of retail space (representing approximately 4.4% of the related NRA) is subject to a mixed-use condominium regime comprised of such portion of the Mortgaged Property and a non-collateral residential component. The borrower holds a 31.35% aggregate interest in the common elements of the condominium regime and appointed 2 of 5 members of the board of directors of the condominium association. Pursuant to the loan documents, among other conditions, the borrower (i) must pay all common charges and other assessments as required by the related condominium documents in respect of the mortgaged property; (ii) must not, without first obtaining lender’s written consent, and unless directed otherwise in writing by the lender, (a) vote for, consent to or permit to occur any modification of, amendment to, or relaxation in the enforcement of, any material provision of the related condominium documents, unless such action is legally required, (b) vote in opposition to a motion to repair, restore or rebuild, unless the loan is repaid in full pursuant to the loan documents, (c) partition, subdivide or combine any of the condominium units or (d) vote in favor of the imposition of special assessments for capital improvements pursuant to the related condominium units; and (iii) must observe, in all material respects, all material requirements and agreements under the related condominium acts and documents.
●	With respect to the Blackbird Portfolio Mortgage Loan (0.8%) the 1194 Oak Valley Drive, 3767-3891 Ranchero Drive and 3940-3948 Ranchero Drive Mortgaged Properties are part of a condominium of which the borrower owns 6 of the 27 units (the “Valley Ranch Condominium”). The borrower owns a 23.3% undivided interest in the common elements of such condominium and has a 3.3% voting interest in the election of board directors and with regards to meeting of the
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condominium association (the “Valley Ranch Condominium Association”). The Valley Ranch Condominium’s master deed may be amended, if the amendment will materially change the rights of the members of the Valley Ranch Condominium Association, by the written consent of two-thirds of the members of the Valley Ranch Condominium Association and the Valley Ranch Condominium Association’s by-laws may be amended by the affirmative vote of two-thirds of the members of the Valley Ranch Condominium Association. Further, a board director may be removed (if not elected by the developer pursuant to the related condominium documents) by a majority vote of the Valley Ranch Condominium Association.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	83	$ 622,941,779	89.8%
Leasehold	6	55,760,000	8.0
Fee/Leasehold(3)	1	15,000,000	2.2
Total	90	$ 693,701,779	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

●	With respect to the BLE Portfolio, La Primavera and The Muse & Eden Pointe Mortgage Loans (collectively, 8.0%), each of the related Mortgaged Properties is encumbered by a separate ground lease between the Texas Essential Housing Public Facility Corporation (“TEHPFC”), as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease, which each has a scheduled lease expiration ranging from May 2122 to October 2122, with no extensions, the applicable borrower is required to pay the TEHPFC, among other fees, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the related tax exemption (the “Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). The TEHPFC has entered into a fee agreement agreeing that all fees required under the PFC Program documents, including the PFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection
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with the related Whole Loan and operating expenses due and owing. In addition, pursuant to a memorandum of understanding between the TEHPFC and each of the related borrowers, (i) upon a capital event with an unaffiliated third-party purchaser of a borrower’s interests in the related ground lease, the TEHPFC will be entitled to 15% of the net proceeds of the sale after the related Whole Loan has been repaid and after an internal rate of return hurdle of 15% has been paid in the proceeds waterfall to investors of the borrower and (ii) upon any subsequent capital event with an unaffiliated third party purchaser of the then-existing borrower’s interest in the applicable ground lease, the TEHPFC will be entitled to 5% of the net proceeds after the Whole Loan has been repaid and after an internal rate of return hurdle of 15% has been paid in the proceeds waterfall to investors of the leasehold owner. If the tax exemption with respect to a Mortgaged Property is lost for any reason (i) during the first 20 years of such tax exemption, other than as a result of a default caused by the related borrower under the ground lease, then the borrower will have the right, subject to the lender’s consent, to terminate such ground lease and the related regulatory agreement and fee title to the Mortgaged Property will be transferred from the TEHPFC to the borrower under the ground lease for $1.00 and such borrower will not be obligated to pay the foregoing capital event fee to the TEHPFC in connection with such transfer or (ii) after the first 20 years of such tax exemption, other than as a result of a default caused by the TEHPFC, then in connection with any capital event with an unaffiliated third-party purchaser of the fee estate of the Mortgaged Property and termination of the related ground lease and regulatory agreement, the TEHPFC will be obligated to transfer to the third party purchaser fee title to the Mortgaged Property for $1.00 on the condition that the borrower pays the capital event fee to the TEHPFC as described above. See “—Real Estate and Other Tax Considerations” below.

●	With respect to the Sugar Land Town Square Mortgage Loan (2.2%), approximately 396 square feet at the mortgaged property are encumbered by a ground lease between the borrower, as ground lessee, and the Sugar Land Town Square Development Authority, as ground lessor. The annual rent under the ground lease is $10.00 and the lease expires on September 30, 2102, with no extension options.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than thirteen (13) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

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●	With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), the related ESA identified a controlled REC (“CREC”) at the Evergreen Marketplace Mortgaged Property (0.2%) related to prior environmental reports which identified a closed leaking underground storage tank (“LUST”) case and three environmentally impacted areas at the Mortgaged Property formerly occupied by tenant Evergreen Golf & Country Club, which was in occupancy until 2012. According to the ESA, remediation and excavation activities were conducted on the impacted soil and subsequent soil sampling confirmed that contaminants in the soil were at levels below the applicable regulatory limits. In 2004, the LUST case was issued a no further action recommendation with use restrictions, which requires that the related Mortgaged Property only be used for industrial or commercial purposes. Based on the reported remediation activities, locations of the affected areas relative to the Mortgaged Property, the soil sampling results and redevelopment of the Mortgaged Property, the historical uses at the Mortgaged Property are considered a CREC given that the industrial/commercial use restriction is still in effect. The ESA recommends no further action at this time.
●	With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), the related ESA identified a REC at the Terrell Mill Village Mortgaged Property (0.3%) in connection with former and current dry cleaning operations that have been conducted since 1973 by tenant Kim’s Care Kleeners. A 2022 subsurface investigation detected TCE and PCE in soil gas samples at concentrations above the applicable regulatory standards. According to the ESA, the lateral and vertical extent of such impacts has not been determined and a vapor intrusion pathway to indoor air has not been determined. Accordingly, the concentration of Tetrachloroethylene (“TCE”) and Perchloroethylene (“PCE”) in the soil represents a REC and the ESA recommends a subsurface investigation to determine the extent of such impacts. At origination, the related borrower reserved $977,500 to complete a subsurface investigation. If the subsurface investigation confirms that there is a vapor intrusion condition, the borrower will be required to use commercially reasonable efforts to (i) undertake further sampling and (ii) install a passive or active vapor intrusion mitigation system. As of January 2024, according to the property manager, the borrower has engaged an environmental consultant who has confirmed the existence of a vapor intrusion condition. The environmental consultant is currently in the process of designing the vapor migration system to be implemented to address the intrusion. Upon the installation of the vapor intrusion mitigation, the borrower will be required to obtain a Phase I environmental assessment to confirm that the vapor intrusion condition is considered a CREC and that no further investigation or remediation of the vapor mitigation condition is warranted.
●	With respect to the Axis Apartments Mortgage Loan (4.3%), the related ESA identifies the Mortgaged Property as being located within the larger Lindsay Light Streeterville Thorium Monitoring Area, a low-lying area along the Lake Michigan shoreline that was filled in with thorium mill tailings in the early 1900s. Thorium contamination was first identified in the larger monitoring area in 1993, and remediation remains ongoing. Thorium sampling events conducted on the Mortgaged Property and on the directly adjoining right-of-way, and ranging in date from August 2010 to June 2023, did not identify any impacts above the established cleanup threshold. Given that no impact concerns have been specifically identified on the Mortgaged Property, the ESA consultant determined that no further action or investigation was necessary; however, because the Mortgaged Property is generally located within the Lindsay Light Streeterville Thorium Monitoring Area, any future work at the Mortgaged Property involving digging into subgradient soils would require contact with the U.S. Environmental Protection Agency and a radiation survey prior to the commencement of any work.
●	With respect to the Laurel Canyon Mortgage Loan (2.9%), the related ESA identified a REC in connection with soil, soil vapor and groundwater contamination from the historical use of the Mortgaged Property as a municipal solid waste landfill between 1962 and 1975 and ongoing remediation and monitoring activities. The related environmental consultant reported that a Cleanup and Abatement Order was issued at the Mortgaged Property by the Los Angeles Regional Water Quality Control Board on September 8, 2015, which stated waste constituents have been detected in soil gas, leachate, and groundwater, indicating historical discharges have occurred.
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The Mortgaged Property is part of the San Fernando Valley Superfund Site and was designated as such due to groundwater contamination (trichloroethylene and perchloroethylene; cleaning solvents from manufacturing operations). In addition, the Mortgaged Property is subject to an Environmental Restriction - Memorandum of Covenant and Agreement Regarding Restrictions and Easement executed December 26, 2012 (the “December 2012 Memorandum of Covenant”), which requires the Mortgaged Property to maintain grading to prevent ponding and provide positive flow, and the regular inspection and maintenance of storm water transportation systems. The prior owner, CalMat, of the Laurel Canyon Mortgaged Property has been identified as a “Potentially Responsible Party” under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), has agreed to indemnify, defend and hold harmless the borrowers from any CERCLA contribution actions and, pursuant to the December 2012 Memorandum of Covenant, has agreed it is responsible for remediation of existing contamination. CalMat will maintain full responsibility for all environmental reporting and remediation required relating to the existing hazardous materials below the surface of the Mortgaged Property and will provide an indemnity to the borrower for any environmental liability arising from the existing hazardous materials provided that the Mortgaged Property's use is not changed and the existing hazardous materials are not disturbed or exacerbated by the borrower or occupants of the Mortgaged Property. The indemnity from CalMat will also cover any potential liability or cleanup costs associated with the Superfund site. The borrower and the occupants will be responsible for maintaining the surface of the Mortgaged Property, and indemnify CalMat for liability arising from new hazardous materials brought onto the Mortgaged Property or any disturbance or exacerbation of existing hazardous materials below the surface caused by the borrower or an occupant of the Mortgaged Property.

Although a full-scale groundwater treatment system was implemented in January 2021 as a remedial measure, which extracted, treated and reinjected water, in an October 2023 groundwater monitoring report, contaminants at the Mortgaged Property were determined to be above actionable levels. The related environmental consultant recommended, among other things, continued compliance with the December 2012 Memorandum of Covenant and continued cooperation with the Los Angeles Regional Water Quality Control Board and US Environmental Protection Agency on continued groundwater remediation and quarterly monitoring activities being conducted at the Mortgaged Property. The borrower obtained an environmental insurance policy at origination from Great American Insurance Group, with a $20,000,000 policy limit per pollution condition and $20,000,000 in the aggregate. Great American Insurance Group is rated “A+” by A.M. Best Company. The environmental insurance policy expires on December 28, 2031.

●	With respect to the Lake Point & The Oaks Mortgage Loan (2.0%), according to the related ESA, the Mortgaged Property is located in radon zone 1 as designated by the U.S. Environmental Protection Agency (“EPA”), which has a predicted average indoor screening level above the EPA’s designated action levels, and as such, the ESA recommended radon sampling to determine site-specific conditions. Subsequent radon testing conducted at the Mortgaged Property identified radon at concentrations above the EPA’s designated action levels in 17 units at the Mortgaged Property. The borrower contracted a licensed radon mitigation contractor to install radon mitigation systems for such units and at origination, the borrower escrowed $32,831.25 into a radon mitigation reserve, equal to 125% of the licensed radon mitigator’s cost estimate to complete such work. The related Mortgage Loan documents require that (i) the mitigation systems be installed within 90 days of origination and (ii) the related borrower provide evidence satisfactory to the lender confirming that such mitigation systems have been installed and radon levels have decreased below the applicable action levels.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans or groups of

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cross-collateralized Mortgage Loans with material redevelopment, renovation, expansion or PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Axis Apartments Mortgage Loan (4.3%), a portion of the multifamily component of the Mortgaged Property is subject to a lease agreement between the borrower, as landlord, and Sonder, as tenant, under a six-year term that expires in 2030, pursuant to which Sonder leases 101 multifamily units, representing approximately 14.1% of the multifamily component of the Mortgaged Property, and subleases them to individual tenants. The Sonder lease represents approximately 19.0% of the underwritten base rent. Sonder is not yet in occupancy of its leased premises nor has such tenant commenced paying rent under its lease. Sonder’s lease is expected to commence following completion of certain landlord work required by such tenant’s lease, expected to cost approximately $28,636,849 (including certain buildouts and related work to convert the leased premises from commercial space into multifamily units). The guarantor delivered a completion guaranty in connection with such obligations. There can be no assurance that the guarantor will have sufficient assets to perform its obligations under the guaranty if required to do so. The landlord work has been divided into two phases, with the first phase scheduled to be completed on or before June 30, 2024 and the second phase scheduled to be completed on or before August 14, 2024. In the event the borrower fails to deliver either the first phase by October 28, 2024 or the second phase by December 12, 2024, Sonder will have the right to terminate its lease upon 45 days’ written notice without payment of a termination penalty. Following completion of the landlord’s work, Sonder will have the right to build out its leased premises to prepare multifamily units subject to such tenant’s lease for Sonder’s intended use. There can be no assurance that the expected improvements will be completed as expected or at all. See “—Tenant Issues—Lease Expirations and Terminations—Other”.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or

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consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirteen (13) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), Sanjiv Chopra, the related borrower sponsor and non-recourse carveout guarantor, previously owned an entity named Pleasanton Fitness, LLC, which operated a chain of fitness centers and filed for Chapter 11 bankruptcy in 2019. Following a conversion of the proceeding to Chapter 7 bankruptcy in 2021, Mr. Chopra, his wife and certain other entities owned by Mr. Chopra were named as defendants in an action brought by the related bankruptcy trustee alleging, among other things, fraud and the misapplication and misappropriation of corporate funds. Pursuant to a settlement agreement approved by the related bankruptcy court in 2022, all outstanding claims were settled for an amount equal to $675,000. In addition, a judgment in the amount of $602,515.86 was issued against Mr. Chopra on January 24, 2023 (the “Judgment”) in connection with a determination by a court that the above-referenced fitness business owed unpaid workers compensation insurance premiums. In June 2023, the parties entered into a settlement agreement with respect to the Judgment pursuant to which Mr. Chopra was only obligated to repay $275,000. Mr. Chopra has since made such payment and a satisfaction of judgment was filed in August 2023. In addition, two wholly owned affiliates of Mr. Chopra are defendants to an action filed on March 9, 2023 by WinCo Goods, LLC, a tenant operating a grocery store at an unrelated property, alleging, among other things, that the defendants violated the terms of the related lease, made negligent misrepresentations and committed fraud by not disclosing the existence of certain hydraulic lifts and environmental contamination from the former operation of a Sears Auto Center at the related leased premises, which allegedly caused delays in construction and Winco Goods, LLC opening for business. WinCo Goods, LLC is seeking $3.24 million, plus applicable attorney and other fees, from the defendants. The parties are currently in discovery and a trial date has been set for December 2024.
●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), the borrower for the Haymarket Mortgaged Property is a defendant to an action filed by the operator of a restaurant on an adjacent property alleging that a former tenant at the Mortgaged Property had improperly commenced construction of a building on a portion of a parking lot at the Mortgaged Property to which the plaintiff has access rights under a reciprocal easement agreement. The borrower has informed the lender that it has restored the parking lot and that there is no remaining dispute with the plaintiff with respect to the condition of such parking lot. However, the plaintiff is still seeking unspecified damages from lost business for the period of time during which access to the parking lot was allegedly blocked.
●	With respect to the Arundel Mills and Marketplace Mortgage Loan (8.6%), the borrower owns a nonincome producing 24.21 acre parcel of vacant forestry land at the Mortgaged Property (“Forestry Parcel”), adjacent to which is a single-family home. The home was purchased in 2002 and was surrounded by a fence. Approximately 43,493 square feet of the Forestry Parcel (“Contested Portion”) is located within that fence. The owner of the single-family home has filed an adverse possession suit claiming ownership of the Contested Portion. The value of the Forestry Parcel was not deducted from the Appraised Value of the Mortgaged Property in the appraisal, nor was the Forestry Parcel separately valued in the appraisal. Under the Arundel Mills and
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Marketplace Whole Loan documents, the borrower may obtain a release from the lien of the mortgage for no additional consideration, of the Contested Portion, or such substantially similar tract of land the borrower is required to convey in connection with the adverse possession suit (or reasonably agrees to convey to settle the suit).

●	With respect to the Axis Apartments Mortgage Loan (4.3%), Group Fox, Inc., the borrower-affiliated property manager for the Mortgaged Property, is a defendant in a pending lawsuit concerning the property manager’s failure to attach the proper consumer protection disclosure document required pursuant to the Chicago Residential Landlord and Tenant Ordinance (“RLTO”) summarizing the obligations of landlords and tenants in Chicago, Illinois. Failure to provide accurate disclosure pursuant to the RLTO grants tenants the right to terminate their lease and, if a tenant in a civil legal proceeding against the landlord establishes that a violation of the RLTO has occurred, each tenant is entitled to recover $100 in damages. The plaintiffs are seeking approximately $253,500 in damages plus attorney fees.
●	With respect to the Wisconsin Avenue Portfolio Mortgage Loan (2.8%), the Colonial Pointe I Mortgage Loan (2.4%), the Spring Park & Good Tree Mortgage Loan (2.3%) and the Highland Avenue Portfolio Mortgage Loan (1.4%), the related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company (collectively, the “Defendants”) are defendants to a civil action filed by the State of Wisconsin (the “State”) in November 2021 alleging that the Defendants regularly violated certain state trade, consumer protection and landlord-tenant laws at multifamily properties that the Defendants owned and managed through a pattern of conduct that included, among other things, (i) including prohibited provisions in their rental agreements, such as (x) requiring tenants to pay attorney fees or costs incurred by the landlord in any legal action or dispute arising under the rental agreement, (y) waiving landlord liability for property damage or negligent acts or omissions of the landlord and (z) waiving the landlord’s statutory duty to maintain appliances furnished with the related premises, (ii) failure to return security deposits or unauthorized security deposit deductions, (iii) unauthorized entry into units without giving required notice or obtaining tenant consent for the purpose of making non-emergency alterations to the related premises, (iv) constructive eviction of tenants by the way the Defendants conducted renovation projects of newly acquired buildings, including blocking tenant access to dwellings, changing locks to doors, leaving hazards in walkways and creating unreasonable noise and air pollution, (v) confiscating personal property through seizing tenant property during the related tenancy and disposing of the property without permission or agreement from the tenant, (vi) charging late fees not authorized by the related rental agreement and (vii) fraudulent representations to tenants, including telling tenants before and after the date the Defendants took over new buildings that the Defendants had purchased that the related tenant had 30 days to vacate their apartment even if they had a valid rental agreement for longer (collectively, the “Violations”). The State is seeking, among other things, that the Defendants (i) pay restitution to affected consumers suffering pecuniary losses because of the Violations, (ii) pay penalties of generally between $100 and $10,000 for each individual Violation (provided that the State has not pleaded with particularity the number of individual Violations), plus all applicable penalty charges and surcharges, (iii) are enjoined from further Violations and (iv) pay the State the expenses of investigation and prosecution, including attorney’s fees, relating to enforcement of the Violations. We cannot assure you that the foregoing litigation will not have a material adverse impact on the related borrowers, the related guarantor or the related Mortgaged Properties.
●	With respect to the Rillito Crossing Marketplace Mortgage Loan (2.4%), Matthew Sandretto, one of the borrower sponsors for the Mortgage Loan, is named as a defendant in a pending landlord-tenant dispute unrelated to the collateral for the Mortgage Loan. The case is stayed pending the resolution of a Chapter 11 bankruptcy case, in which the tenant is the debtor.
●	With respect to the CAVU Irvine Mortgage Loan (2.4%), the related borrower sponsor is a defendant to an action filed by a party alleging, among other things, that the borrower sponsor committed fraud, breach of contract and breach of the covenant of good faith and fair dealing in connection with the alleged failure of the borrower sponsor to transfer a property located in
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Anaheim, California, to such party pursuant to an agreement between the parties. The plaintiff is seeking unspecified damages.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-seven (27) of the Mortgage Loans (collectively, 80.6%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Four (4) of the Mortgage Loans (collectively, 12.1%) were originated in connection with the borrower’s refinancing and acquisition of the related portfolio of Mortgaged Properties.
●	Four (4) of the Mortgage Loans (collectively, 7.3%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.
●	With respect to the BLE Portfolio Mortgage Loan (3.9%), the Barcelona and The Establishment mortgaged properties secured loans that matured in March 2023 and April 2023, respectively, and were the subject of forbearance agreements to permit the applicable related borrowers additional time to complete the then-pending sale of each Mortgaged Property. Although neither of the anticipated sales occurred, in October 2023, each of the prior loans was refinanced and paid off in full.
●	With respect to the INA & Bailey Buildings Mortgage Loan (1.2%), the Mortgaged Property was previously encumbered by a securitized loan that went into maturity default in November 2023. Proceeds from the Mortgage Loan were used to pay off the prior loan in full.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to Woodfield Mall, Rhino Portfolio 3, Arundel Mills and Marketplace, BLE Portfolio, La Primavera, The Muse & Eden Pointe, WWG 4-Property Portfolio, Lehigh Valley Portfolio, 5600 West Adams, Outlet Shoppes at Atlanta, INA & Bailey Buildings and Carhartt HQ Mortgage Loans (collectively, 44.5%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.
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In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

●	With respect to each of the Woodfield Mall and the Arundel Mills and Marketplace Mortgage Loans (collectively, 18.4%), Simon Property Group, L.P., the related borrower sponsor and a guarantor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), Sanjiv Chopra, the related borrower sponsor and non-recourse carveout guarantor, and his wife filed for Chapter 11 bankruptcy in 2011 after a loan secured by a commercial property owned by Mr. Chopra and his wife went into maturity default and was the subject of a foreclosure proceeding. The related bankruptcy plan was confirmed in 2014 and Mr. Chopra and his wife exited bankruptcy in 2015.
●	With respect to the BLE Portfolio, La Primavera and The Muse & Eden Pointe Mortgage Loans (collectively, 8.0%), the lender reported that the Barcelona and The Establishment Mortgaged Properties secured loans that matured in March 2023 and April 2023, respectively, and were the subject of forbearance agreements to permit the applicable related borrowers additional time to complete the then-pending sale of each Mortgaged Property. Although neither of the anticipated sales occurred, in October 2023, each of the prior loans was refinanced and paid off in full.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twenty-one (21) of the Mortgaged Properties (collectively, 16.6%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).
●	Two (2) of the Mortgaged Properties (collectively, 1.2%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial

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Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Rhino Portfolio 3, AutoNation and RTL Retail Portfolio.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Carhartt HQ	0.7%	No	11/30/2034	01/01/2034
Lehigh Valley Portfolio – 1480 Valley Center Parkway	0.5%	No	12/31/2027	01/06/2029
Rhino Portfolio 3 – At Home – Arlington	0.3%	No	06/30/2033	01/06/2034
Rhino Portfolio 3 – Houma	0.1%	No	01/31/2028	01/06/2034
Blackbird Portfolio – 1100 Eisenhower Place	0.1%	No	07/31/2025	12/06/2033

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Rhino Portfolio 3 and RTL Retail Portfolio.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in

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negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), the second largest tenant at The Summit Mortgaged Property, Dave and Busters, leasing approximately 5.1% of the NRA at the Mortgaged Property, the fourth largest tenant at The Summit Mortgaged Property, Trader Joe’s, leasing approximately 3.8% of the NRA at the Mortgaged Property, and the fifth largest tenant at The Summit Mortgaged Property, Petco, leasing approximately 3.4% of the NRA at the Mortgaged Property, have each executed a lease but are not yet in occupancy or paying rent pending the completion of the build-out of their related spaces. Dave and Busters is expected to take occupancy by May 2024 and to commence paying rent by November 2024, Trader Joe’s is expected to take occupancy and to commence paying rent by November 2024 and Petco is expected to take occupancy and to commence paying rent by November 2024.
●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), the sole commercial tenant at the Blvd 2500 Mortgaged Property, Mattress Firm, leasing approximately 7,614 square feet at the Mortgaged Property, has executed a lease but is not yet in occupancy or paying rent pending the completion of the build-out of its related space. Mattress Firm is expected to take occupancy and to commence paying rent by March 2024.
●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), the third largest tenant at the Jackson Mortgaged Property, Burlington, leasing approximately 15.7% of the NRA at the Mortgaged Property, and the fourth largest tenant at the Jackson Mortgaged Property, Jackson Public Schools, leasing approximately 6.9% of the NRA at the Mortgaged Property, have each executed a lease but are not yet in occupancy or paying rent pending the completion of the build-out of their related spaces. Burlington is expected to take occupancy and to commence paying rent by July 2024 and Jackson Public Schools is expected to take occupancy and to commence paying rent by June 2024.
●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), the third largest tenant at the North Aurora Mortgaged Property, Kids Empire, leasing approximately 11.7% of the NRA at the Mortgaged Property, has executed a lease but is not yet in occupancy pending the completion of the build-out of its related space. Kids Empire is expected to take occupancy by April 2024 and to commence paying rent by September 2024.
●	With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), the largest tenant at the Ventura Place Mortgaged Property, VCA Animal Hospitals, Inc. (approximately 42.0% of the NRA at the Mortgaged Property), is expected to open for business in the first quarter of 2024; however, the tenant is paying rent.
●	With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), CenterWell, the fourth largest tenant at the Waterford Park South Mortgaged Property, representing approximately 5.9% of net rentable square footage at the related Mortgaged Property, subleases its entire space to Primary Care Cohort 4 OpCo, LLC.
●	With respect to the AutoNation Mortgage Loan (6.1%), the largest tenant, AutoNation, leasing approximately 78.8% of the net rentable area at the Mortgaged Property, has taken occupancy of but is not yet paying rent on approximately 3,634 rentable square feet of expansion space at the Mortgaged Property (the “AutoNation Expansion Space”) (1.76% of the NRA). AutoNation is required to commence paying rent on the AutoNation Expansion Space in February 2024. At origination, the borrower deposited $8,925.00 with the lender into a free rent reserve account in connection with such free rent period.

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●	With respect to the Axis Apartments Mortgage Loan (4.3%), a portion of the multifamily component of the Mortgaged Property is subject to a lease agreement between the borrower, as landlord, and Sonder, as tenant, under a six-year term that expires in 2030, pursuant to which Sonder leases 101 multifamily units and subleases them to individual tenants. Sonder is not yet in occupancy of its leased premises nor has such tenant commenced paying rent under its lease. The Sonder lease represents approximately 19.0% of the underwritten base rent. Sonder’s lease is expected to commence following completion of certain landlord work described in “—Redevelopment, Renovation and Expansion”. Following commencement of the Sonder lease, Sonder will be in a rent abatement period and is not required to begin paying rent until the fifth calendar month of the lease term. In the event the borrower fails to complete either the first phase or the second phase by the respective scheduled completion date, Sonder will receive a further abatement of rent equal to one day of rent for each day that the delivery of either phase is delayed beyond such respective scheduled completion date for the first 30 days of such delay, which abatement will increase to two days of rent for each day that the delivery of either the first phase or the second phase is delayed beyond 30 days following the applicable scheduled completion date. In the event the borrower fails to deliver either the first phase by October 28, 2024 or the second phase by December 12, 2024, Sonder will have the right to terminate its lease upon 45 days’ written notice without payment of a termination penalty. There can be no assurance that the tenant will accept its improvements, that such tenant’s lease will commence or that such tenant will take possession of the leased premises and begin paying rent as expected or at all.
●	With respect to the Laurel Canyon Mortgage Loan (2.9%), the Mortgaged Property is currently 100.0% subleased to two tenants, Insurance Auto Auctions (IAA) (who subleases 81.0% of the NRA) and All Valley Dealers Auto Auction, Inc. (AVDAA) (who subleases 19.0% of the NRA).

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational.

For more information see Annex A-3 and the accompanying footnotes, in particular those related to the Mortgaged Property identified on Annex A-1 to this prospectus as RTL Retail Portfolio, Rhino Portfolio 3, AutoNation and Axis Apartments.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The RTL Retail Portfolio – Southway Shopping Center, RTL Retail Portfolio – Walmart Neighborhood Market, BLE Portfolio – Lakeside Forest, BLE Portfolio – The Establishment, BLE Portfolio – Barcelona, La Primavera, The Muse & Eden Pointe - The Muse, The Muse & Eden Pointe – Eden Pointe, Carhartt HQ and Laurel Canyon Mortgaged Properties (collectively, 12.2%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender, the owner of the related fee interest or another third party. See “Yield and Maturity Considerations” in this prospectus. See
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representations and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), (i) Wal-Mart has a ROFR to purchase the Walmart Neighborhood Market Mortgaged Property and (ii) McDonalds has a ROFR to purchase the portion of the Southway Shopping Center Mortgaged Property occupied by such tenant, in each case in the event of a proposed transfer. Pursuant to the Wal-Mart lease, the ROFR does not apply in connection with a foreclosure or deed-in-lieu of foreclosure, however, such right does apply to any subsequent sale. Wal-Mart has 30 days from receipt of a proposed purchase agreement to exercise its ROFR. Pursuant to the McDonalds lease, the ROFR only applies if the premises leased to McDonalds is the only portion of the related Mortgaged Property being transferred.
●	With respect to the Laurel Canyon Mortgage Loan (2.9%), pursuant to the December 2012 Memorandum of Covenant, in the event that any owner of the Mortgaged Property proposes to transfer the Mortgaged Property to an unaffiliated third party, notice must be given to the prior owner of the Mortgaged Property, CalMat Co (“CalMat”) of the exact and complete terms of the proposed sale and a copy of the bona fide offer. For a period of 30 days subsequent to CalMat receiving notice, CalMat will have the right to elect to purchase the Mortgaged Property or the interest proposed to be sold under the same terms of the proposed sale. CalMat may extend the period in which to exercise its right to purchase for up to 30 days upon delivery of the written notice to the occupant of the Mortgaged Property no later than 30 days after the initial notice, accompanied by a payment of $25,000. The right of first refusal does not apply to a transfer of the Mortgaged Property to any lender of the borrower’s fee estate in the Mortgaged Property. The Mortgage Loan documents provide for full recourse liability in the event that the exercise of the lender’s remedies, including without limitation, a foreclosure or deed-in-lieu of foreclosure, are barred or otherwise adversely impacted by CalMat’s right of first refusal.
●	With respect to the BLE Portfolio, La Primavera and The Muse & Eden Pointe Mortgage Loans (collectively, 8.0%), under each of the applicable ground leases, in the event that the related borrower proposes to transfer the fee and leasehold estates of the applicable Mortgaged Property to an unaffiliated third party, terminate such ground lease and reclaim the fee interest granted to the TEHPFC, the TEHPFC will have a right of first refusal to terminate the ground lease and retain ownership of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third party acceptable to the borrower (“Third-Party Offer”). To exercise such right, the TEHPFC must deliver written notice to the applicable borrower, within five business days following the date the borrower notifies the TEHPFC of the acceptable Third-Party Offer, of its intent to exercise the right of first refusal and purchase the ground lease from the borrower for the purchase price equal to the amount of the Third-Party Offer. The TEHPFC has agreed that (i) its fee simple rights, title and interests in and to each Mortgaged Property are subject to the lien of the related Whole Loan and (ii) upon the occurrence of an event of default under the applicable Whole Loan, the lender may elect to foreclose the TEHPFC’s fee interest and the related borrower’s leasehold interest in the applicable Mortgaged Property; provided, however, that the TEHPFC has not expressly waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the lender’s remedies. See “—Real Estate and Other Tax Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

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Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “—Mortgage Pool Characteristics–Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Laurel Canyon Mortgage Loan (2.9%), the Mortgage Loan is secured by the borrowers’ fee and leasehold interests in the Mortgaged Property. The Mortgaged Property is subject to a master lease between 63 LCB Land LLC (co-borrower), as lessor, and 63 LCH Tenant LLC (co-borrower), as lessee (the “Laurel Canyon Master Lease”). The base rent under the Laurel Canyon Master Lease has been prepaid through November 30, 2025, and commencing on December 1, 2025, the base rent due will be $245,000 per month for the remainder of the Laurel Canyon Master Lease term. In the event that rents received by the lessee from the sublessees are swept by the lender during a cash management period and held in the special rollover reserve subaccount or cash collateral subaccount, rental payments due from the lessee pursuant to the Laurel Canyon Master Lease will be abated, and the lessee will be required to resume making rental payments as soon as the lender no longer sweeps funds into such accounts. If rents from the sublessees in such accounts are released to the lessee, the lessee’s obligation to pay rent to the lessor will be reinstated to the extent of the rents released. The Laurel Canyon Master Lease is scheduled to terminate on December 1, 2036.
●	With respect to the CAVU Irvine Mortgage Loan (2.4%), the largest tenant, Colab Space, leasing approximately 18.0% of the net rentable area at the Mortgaged Property, is an affiliate of the related borrower sponsor. The guarantor executed a guaranty of all obligations under the related lease.
●	With respect to the White Horse Plaza Mortgage Loan (1.3%), La Unica Super Center, the largest tenant at the Mortgaged Property, along with La Unica Festivities Center and La Unica Licoria, the fourth and eighth largest tenants, respectively (the three tenants collectively, 31.8% UW Base Rent / 38.3% NRA), are affiliated with the related borrower.
●	With respect to the Rabun Gap Industrial Park Mortgage Loan (1.1%), Elk Lighting, Inc., the largest tenant at the Mortgaged Property (74.7% UW Base Rent / 75.4% NRA) is affiliated with the related borrower.
●	With respect to the Pharmaloz Manufacturing Mortgage Loan (0.5%), the sole tenant, Pharmaloz Manufacturing, is an affiliate of the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

●	With respect to the Woodfield Mall Mortgage Loan (9.7%), the related borrower sponsor owns one other competitive property in the area where the related Mortgaged Property is located.

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●	With respect to the BLE Portfolio, La Primavera and The Muse & Eden Pointe Mortgage Loans (collectively, 8.0%), affiliates of the borrower sponsor own multiple competing multifamily properties in the same metropolitan area as each of the Mortgaged Properties.
●	With respect to the AutoNation Mortgage Loan (6.1%), the borrower sponsor owns competing properties within five miles of the Mortgaged Property.
●	With respect to the Wisconsin Avenue Portfolio Mortgage Loan (2.8%) and the Colonial Pointe I Mortgage Loan (2.4%), the related borrower sponsor owns multiple multifamily properties in the related market that may complete with one another.
●	With respect to the Emerald Pointe Apartments Mortgage Loan (2.3%), the borrower sponsor owns multiple competing multifamily properties in the same metropolitan area as the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Ten (10) of the Mortgaged Properties (collectively, 16.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to the Laurel Canyon Mortgage Loan, although the Mortgaged Property is located in a seismic zone 4 area, no seismic report was prepared since there are no permanent structures on the Mortgaged Property.

With respect to twenty-three (23) Mortgage Loans (collectively, 81.8%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole

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or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the RTL Retail Portfolio, Sugar Land Town Square and Carhartt HQ Mortgage Loans (collectively, 10.9%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), The Summit Mortgaged Property is subject to a declaration of restrictions (the “Summit Declaration”), pursuant to which approximately 5.61 acres of unimproved land at the Mortgaged Property has been characterized as either
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jurisdictional wetlands or non-wetland natural areas. The Summit Declaration, among other things, prohibits the development of such portions of the Mortgaged Property.

●	With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), the PetSmart & Old Navy Mortgaged Property (0.1%) is subject to a Deed of Conservation Easement and a Declaration of Preservation Zone that require the related borrower to keep an undeveloped portion of the related Mortgaged Property (approximately 43,560 square feet) in its natural state with no improvements to such area. In addition, the Northwoods Marketplace Mortgaged Property (0.7%) is subject to a Declaration of Restrictive Covenants for Wetlands Preservation (the “Wetlands Restrictive Covenant”) that requires the borrower to maintain a wetlands buffer on an approximately 87,120 square foot undeveloped portion of the related Mortgaged Property. The Wetland Restrictive Covenant requires the related borrower to keep the wetlands buffer area in its natural state and restricts such area from being altered or improved. Neither of the aforementioned restrictions would interfere with the related borrower’s ability to rebuild after a casualty.
●	With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), the Wallace Commons Mortgaged Property (0.2%) is legal non-conforming as to use as a retail center greater than 50,000 square feet is no longer permitted under the current zoning code without a conditional use permit, which has not been obtained. If a structure containing a legal non-conforming use is damaged to the extent of 50% or more of its valuation, such structure can only be rebuilt in accordance with the applicable zoning code.
●	With respect to the Laurel Canyon Mortgage Loan (2.9%), the Mortgaged Property is primarily unimproved and currently utilized for parking, automobile auctions, open storage and other incidental operations. In addition, because of certain current and historical recognized environmental conditions at the Laurel Canyon Mortgaged Property, the borrower and a potentially responsible party have entered into certain agreements whereby, among other things, the use of such Mortgaged Property will be restricted to its current use through deed restrictions. Such Mortgaged Property is a “special purpose” property that could not be readily converted to general residential, retail or office use.
●	With respect to the WWG 4-Property Portfolio Mortgage Loan (2.2%), the Renton, WA Mortgaged Property is legal non-conforming as to use as self-storage facility uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged, such structure may only be restored to its prior legal non-conforming use if (i) the cost of restoration work does not exceed 50% of the latest assessed or appraised value of the structure at the time such damage occurred, and (ii) restoration work is initiated by a building permit application within one year of such damage. In addition, the Los Banos, CA Mortgaged Property is legal non-conforming as to use as self-storage facility uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is destroyed to the extent of more than 50% of its reasonable value at the time of destruction, such structure may only be restored in accordance with the current zoning code.
●	With respect to the Creekside Town Center Mortgage Loan (1.6%), the Mortgaged Property is subject to an Agreement of Covenants, Conditions and Restrictions, pursuant to which, among other things, the following uses are not permitted: (a) the storage of any items in the rear of any building within 150 feet of the easterly boundary of the Mortgaged Property (other than the storage of items within the confines of any building located within any building area, which items are incidental to the business conducted at the Mortgaged Property, and other than trash to be stored in appropriate containers within an enclosed or screened trash area as provided in such agreement); (b) advertising media which can be heard or experienced from the exterior of any building located in any building area from which it emanates, such as searchlights, loudspeakers, phonographs, radios or televisions; (c) any nightclub, dance hall, bowling alley, skating rink, massage parlor, pornographic shop, adult bookstore, pawn shop, recreational use, auction for the sale, rental or display of motor vehicles, or bar or tavern (provided that the restriction against a bar or tavern will not prohibit an area located in a restaurant where alcoholic beverages are served for
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on-premises consumption, provided the total gross revenues derived from the sale of alcoholic beverages do not exceed 50% of the total gross revenues derived from the sale of all items at the restaurant); (d) office use other than doctor, dentist, other health professionals (including physical therapist, chiropractor, psychologists or other counselors), weight reduction, real estate, travel agency, insurance offices, banks, credit unions or other financial institutions; or (e) for any other use not compatible with the operation of a first class retail commercial shopping center with a diversified grouping of retail stores, restaurants, and other mercantile establishments, well maintained, and in accordance with the standards of such agreement.

●	With respect to the Claremont Packing House Mortgage Loan (1.2%), the Mortgaged Property was deeded to the related borrower’s predecessor in 2004 for $0 pursuant to a redevelopment plan with the City of Claremont, California, as successor agency to the Claremont Redevelopment Agency. Under the Development Plan, the Mortgaged Property is subject to a Disposition and Development Agreement that requires certain operating and use covenants limiting uses of certain street-facing ground floor retail space to (a) Alcoholic sales for off-site consumption with or without on-site tasting; (b) On-site alcohol sales in connection with restaurant; (c) Microbreweries in connection with restaurant; (d) Bakery; primarily retail sales; (e) Ice cream, juice, tea and candy shops; (f) Food markets; (g) General merchandise/retail trade; (h) Restaurants/coffee shops with no-drive through facilities; (i) Restaurants with entertainment; (j) Art gallery; (k) Art supplies, framing; (l) Books and magazines; (m) Camera and photograph supplies; (n) Clothing, shoes, stores; (o) Florists; (p) Furniture, office and home furnishings; (q) Garden supply with outdoor display of plants; (r) General merchandise, specialty, gift, craft items, candles, housewares, and variety (non-discount) stores; (s) Hobby, toy, and game; (t) Interior decorating, linen, and bath store; (u) Jewelry sales and repair; (v) leather goods and equipment; (w) musical instruments; (x) office supplies, stationary cards; (y) coffee; (z) cigar; (aa) antiques and collectibles; (bb) sporting goods and equipment and (cc) photography studios or other similar uses approved by the executive director of the City of Claremont in his sole discretion. There are also standard environmental covenants, non-discrimination covenants and maintenance/landscaping covenants that run with the land.
●	With respect to the Carhartt HQ Mortgage Loan (0.7%), the related Mortgaged Property is subject to a covenant deed (the “Ford Deed”) with the Ford Motor Land Development Corporation (the “FMLDC”) which grants the FMLDC the power to buy back the related Mortgaged Property in the event that: (i) the related borrower is in default under the Ford Deed, (ii) the premises are vacant (except as a result of a fire, casualty, act of war, condemnation or other reason beyond the reasonable control of the borrower) or (iii) the related borrower fails to abide by the building and use restrictions contained in that certain Declaration of Covenants and Restrictions Upon the Use of Land Situated in Fairlane North Technology Park (each, an “Event of Termination”). In order to exercise its buy back right, the FMLDC must provide a written termination notice (the “Termination Notice”) to the related borrower specifying both the Event of Termination that occurred and the date the FMLDC intends to terminate the granted estate (the “Termination Date”) which may occur no earlier than 60 days and no later than 90 days following the date of the Termination Notice. Upon the Termination Date, all right, title and interest of the related borrower will expire and terminate fully unless: (i) the Event of Termination has been cured prior to the Termination Date, (ii) the related borrower is engaged in an activity that will cure the Event of Termination, in which case the Termination Date will be delayed for a period not to exceed 60 days to allow the related borrower to complete such cure or (iii) the FMLDC has exercised its right not to terminate the estate. In the event that the FMLDC terminates the estate granted to the related borrower, the FMLDC is required to pay to the related borrower an amount in cash that a willing purchaser of the premises would pay a willing seller if the purchaser and seller were both under no compulsion to enter into the sale and were aware of all the facts affecting the value of the premises (the “Market Value”). Both the related borrower and the FMLDC will each engage an appraiser and the average of the two appraisals will represent the Market Value of the premises, unless the value of the two appraisals are not within 10% of each other which will result in a third appraiser being engaged to calculate the value of the premises. Pursuant to the related Mortgage Loan documents, any payments the related borrower receives from FMLDC in connection with FMLDC’s buy back of the related Mortgaged Property will be applied as a prepayment of the related Mortgage Loan and will be subject to any yield
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maintenance or prepayment premium in effect at the time of such prepayment. The related Mortgage Loan documents include a provision that makes the related borrower and guarantor fully liable for any shortfall in proceeds that is a result of an FMLDC buy back. Furthermore, the Ford Deed also grants the FMLDC a right of first refusal to purchase the related Mortgaged Property (the “Ford ROFR”). In connection with the origination of the related Mortgage Loan, the FMLDC provided an estoppel which confirms that the Ford ROFR will not apply to a foreclosure or deed-in-lieu of foreclosure but will apply in any subsequent sale following a foreclosure or a deed-in-lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty no. 7 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions— Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Woodfield Mall Mortgage Loan (9.7%), for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), Institutional Mall Investors LLC (“IMI”), California Public Employees’ Retirement System (“CalPERS”) or any Person of which CalPERS owns, directly or indirectly, at least fifty percent (50%) of the capital and profits (“CalPERS Investor”) (or an affiliate of SPG LP, Simon Inc., IMI, CalPERS or CalPERS Investor) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the outstanding principal balance of the Whole Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the

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preservation of such Mortgagee’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

●	With respect to the Arundel Mills and Marketplace Mortgage Loan (8.6%), for so long as any of Simon Property Group, Inc., SPG LP, or an affiliate of the foregoing is a guarantor under the non-recourse carveout guaranty, the liability of the non-recourse carveout guarantors is capped at an amount equal to 20% of the original principal amount of the related Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of such guaranty or the preservation of the lender’s rights thereunder. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.
●	With respect to the Creekside Town Center Mortgage Loan (1.6%), in the event of the death of either of (but not both of) Ronald Cane or Mary Ellen Cane (the death of one of (but not both of) Ronald Cane or Mary Ellen Cane being referred to herein as a “Death Event”), then the Cane Living Trust, dated February 17, 1981, one of the two non-recourse carveout guarantors, will terminate pursuant to the terms of its trust agreement and four subtrusts will be created. Such subtrusts will be approved as replacement guarantors under the Mortgage Loan documents to the extent that the lender determines that certain conditions in the Mortgage Loan documents (including satisfaction of the net worth/liquid assets threshold set forth in the Mortgage Loan documents) are satisfied. If following the first Death Event, the remaining spouse dies, then the subtrusts described above will terminate and six new sub-subtrusts will be created. Such sub-subtrusts will be approved as replacement guarantors under the Mortgage Loan documents to the extent that the lender determines that certain conditions in the Mortgage Loan documents (including satisfaction of the net worth/liquid assets threshold set forth in the Mortgage Loan documents) are satisfied. If the subtrusts or the sub-subtrusts described above do not meet the net worth/liquid assets threshold set forth in the Mortgage Loan documents, then those would not be permitted to replace the guarantor and the related borrower would be required to find another replacement guarantor.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), the At Home – Arlington Mortgaged Property (0.3%) is subject to a tax increment financing agreement (the “TIF Agreement”) entered into between the prior owner of the Mortgaged Property (the “Prior Owner”) and The Village of Arlington Heights in connection with certain benefits granted to the Prior Owner. All benefits under the TIF Agreement have been paid to the Prior Owner; however, the borrower, as a successor-in-interest to the Prior Owner, retains certain maintenance obligations under the TIF Agreement with respect to portions of the improvements at the Mortgaged Property identified in the TIF Agreement.
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●	With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), the Parkway Centre South Mortgaged Property (0.4%) is subject to tax increment financing (“TIF”) in which Grove City issued bonds and reimbursed the developer for certain constructed improvements. The city services those bond payments through tax increment and payment in lieu of taxes (“PILOT”) payments collected from the borrower. The TIF structure does not create any additional or ongoing obligations on the part of the related borrower or the related Mortgaged Property (other than the PILOT payments). The related borrower is required to make PILOT payments when they become due, and such TIF financing expires after 2031. Under the related Mortgage Loan documents, the borrower is required to comply with the terms of the TIF documents. The PILOT payments are equal to the real property taxes that would have been charged had the TIF structure not been in place. The lender underwrote the PILOT amount, which does not vary over the term.
●	With respect to the BLE Portfolio, La Primavera and The Muse & Eden Pointe Mortgage Loans (collectively, 8.0%), as a condition to the entry of the related Mortgaged Properties into the PFC Program, pursuant to which, in the State of Texas, a property will be exempt from all property taxes (“Tax Exemption”), (i) each borrower transferred the fee interest in the applicable Mortgaged Property to the TEHPFC, (ii) the TEHPFC ground leased each of the Mortgaged Properties back to the applicable borrower and (iii) each borrower entered into a regulatory agreement with the TEHPFC, pursuant to which the Mortgaged Property is required to satisfy the PFC Program Affordable Components.

Although the borrower sponsor has represented that all necessary documentation for admission into the PFC Program has been effectuated, the Tax Exemption has not yet been granted by the applicable central appraisal districts for the BLE Portfolio – Lakeside Forest Mortgaged Property, the La Primavera Mortgaged Property, The Muse & Eden Pointe – The Muse Mortgaged Property or The Muse & Eden Pointe – Eden Pointe Mortgaged Property. Each Whole Loan is structured with in-place cash management and provide full recourse to the guarantor until such time as the Tax Exemption is approved for each Mortgaged Property and made effective with the applicable central appraisal districts. The Tax Exemption for each of the Mortgaged Properties is retroactive to, and the Tax Exemption once issued for each of the Mortgaged Properties is expected to be retroactive to, the date fee ownership in the applicable Mortgaged Property was transferred by the applicable borrower to the TEHPFC (May 31, 2023 for the BLE Portfolio – The Establishment Mortgaged Property and the BLE Portfolio – Barcelona Mortgaged Property; October 5, 2023 for the BLE Portfolio – Lakeside Forest Mortgaged Property; October 23, 2023 for the La Primavera Mortgaged Property and October 4, 2023 for The Muse & Eden Pointe – The Muse Mortgaged Property or The Muse & Eden Pointe – Eden Pointe Mortgaged Property) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PFC Program. We cannot assure you that the Tax Exemption will be obtained for the BLE Portfolio – Lakeside Forest Mortgaged Property, La Primavera Mortgaged Property, The Muse & Eden Pointe – The Muse Mortgaged Property or The Muse & Eden Pointe – Eden Pointe Mortgaged Property as expected or at all. At origination of the related Whole Loan, 10 months of unabated real estate taxes for the La Primavera Mortgaged Property, 9.5 months of unabated real estate taxes for the BLE Portfolio – Lakeside Forest Mortgaged Property and five months of unabated real estate taxes for each of the BLE Portfolio – Barcelona Mortgaged Property and BLE Portfolio – The Establishment Mortgaged Property were deposited into the applicable real estate tax reserve. According to The Muse & Eden Pointe Mortgage Loan documents, in connection with The Muse & Eden Pointe – The Muse Mortgaged Property and The Muse & Eden Pointe – Eden Pointe Mortgaged Property, the borrower is requested to escrow 1/12 of the property taxes that the lender estimates will be payable in the next twelve months, however, no payment is required until the earlier to occur of (i) the Tax Exemption has not been formally granted by the applicable central appraisal district and (ii) the occurrence of a PFC Termination Prepayment as a result of the failure to obtain the Tax Exemption.

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In addition, the Whole Loan documents require the applicable borrower(s) to partially prepay (in conjunction with the applicable payment of the yield maintenance premium) the applicable Whole Loan within 30 days in the amount necessary for the applicable Mortgaged Properties to satisfy both a debt service coverage ratio of (i) 1.21x with respect to the BLE Portfolio Mortgaged Properties, (ii) 1.24x with respect to the La Primavera Mortgaged Property and (iii) 1.25x with respect to The Muse & Eden Pointe Mortgaged Properties and a debt yield of (i) 8.93% with respect to the BLE Portfolio Mortgaged Properties, (ii) 9.43% with respect to the La Primavera Mortgaged Property and (iii) 9.35% with respect to The Muse & Eden Pointe Mortgaged Properties (“PFC Termination Prepayment”), if either (i) the Tax Exemption is not granted by (x) October 5, 2024 with respect to the BLE Portfolio Mortgaged Properties, (y) October 23, 2024 with respect to the La Primavera Mortgaged Property and (z) October 4, 2024 with respect to The Muse & Eden Pointe Mortgaged Properties or (ii) the PFC Program documents applicable to the applicable Mortgaged Property are terminated, the Tax Exemption is lost and/or the applicable borrower otherwise surrenders the leasehold estate created by its ground lease with the TEHPFC and such borrower acquires the fee interest in the applicable Mortgaged Property. The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents provide recourse to the guarantor for the PFC Termination Prepayment.

In addition, the PFC Program documents provide that the TEHPFC or its affiliate will serve as general contractor (and will enter into a master subcontract with a construction contractor selected by the applicable borrower(s)) in connection with any rehabilitation of the Mortgaged Properties and will receive an amount equal to 25% of any sales tax savings during any such rehabilitation, to be paid only after debt service on the Whole Loan, as applicable, payment of normal operations at the related Mortgaged Properties and payment of any indebtedness by the applicable borrower(s) and/or any indebtedness of the equity holders of the related borrower(s) secured by ownership interests in such borrower(s). See “—Mortgage Pool Characteristics— Property Types—Multifamily Properties” and “—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” above.

In addition, certain Mortgaged Properties may benefit from Section 421-a tax abatements as described in “Property Types—Multifamily Properties”. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

●	Twenty-three (23) Mortgage Loans (collectively, 80.0%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.
●	Seven (7) Mortgage Loans (collectively, 12.3%) require monthly payments of principal and interest for the entire term to stated maturity.
●	Five (5) Mortgage Loans (collectively, 7.7%) provide for an initial interest-only period that expires between 12 and 90 months following the related origination date and thereafter require
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monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	23	$554,998,033	80.0%
Amortizing Balloon	7	85,338,746	12.3
Interest-Only, Amortizing Balloon	5	53,365,000	7.7
Total	35	$693,701,779	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	8	$208,226,318	30.0%
5	1	11,000,000	1.6
6	26	474,475,461	68.4
Total	35	$693,701,779	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	31	$632,565,161	91.2%
5	4	61,136,618	8.8
Total	35	$693,701,779	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee and/or leasehold or subleasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

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Single Purpose Entity Covenants

With respect to the Wisconsin Avenue Portfolio Mortgage Loan (2.8%), the Colonial Pointe I Mortgage Loan (2.4%), the Spring Park & Good Tree Mortgage Loan (2.3%) and the Highland Avenue Portfolio Mortgage Loan (1.4%), neither the borrower’s organization documents nor the Mortgage Loan documents require compliance, and the borrower’s operations do not comply, with all of the separateness covenants required for it to be a single-purpose entity; however, the borrower has agreed to certain fundamental covenants, such as owning no other properties (other than the Mortgaged Properties that are collateral for the Mortgage Loan) and incurring no other debt (other than the Mortgage Loan and customary trade payables in compliance with the terms of the Mortgage Loan documents). In order to mitigate the risks associated with the foregoing, the guarantor (who has an approximate net worth and liquidity of $954,765,140.00 and $95,950,900.00, respectively) has agreed to be liable on a recourse basis (in addition to the standard recourse provisions) for (i) any losses suffered by the lender resulting from the borrower’s failure to be a fully compliant single-purpose entity, and (ii) the full amount of the debt in the event (x) the borrower is substantively consolidated in a bankruptcy proceeding with any other person or entity, and (y) the borrower’s failure to be, and at all times have been, a fully compliant single-purpose entity is cited as a material factor in any involuntary bankruptcy proceeding.

With respect to the BLE Portfolio, La Primavera and The Muse & Eden Pointe Mortgage Loans (collectively, 8.0%), the BLE Portfolio, La Primavera and The Muse & Eden Pointe Whole Loans are structured with in-place cash management and provide full recourse to the guarantor with respect to the related Whole Loan until such time as the Tax Exemption is approved for each Mortgaged Property and made effective with the applicable central appraisal districts.

With respect to the Emerald Pointe Apartments Mortgage Loan (2.3%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $3,240,000. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do so.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

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●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-three (23) of the Mortgage Loans (collectively, 59.7%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Eleven (11) of the Mortgage Loans (collectively, 32.3%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (8.0%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	1	0.7%
4	17	31.7
5	4	8.0
6	3	20.5
7	10	39.0
Total	35	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of
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Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Defeasance

The terms of twenty-three (23) Mortgage Loans (the “Defeasance Loans”) (collectively, 59.7%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a

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partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), after January 6, 2026, the Mortgage Loan documents permit the borrowers to obtain the release of the North Aurora Mortgaged Property, the At Home – Arlington Mortgaged Property and/or the Houma Mortgaged Property (as applicable, the “Rhino Release Property”) in connection with a bona-fide, arm’s length sale to an unaffiliated, third party provided that, among other conditions, (i) the borrowers prepay the Mortgage Loan in an amount equal to the greater of (x) 115% of the allocated loan amount for the Rhino Release Property and (y) 100% of the net sales proceeds of the Rhino Release Property, together with any applicable yield maintenance premium, (ii) after giving effect to such release, (x) the debt service coverage ratio (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Properties is at least equal to the greater of (1) 1.26x and (2) the debt service coverage ratio for the 12 full calendar months immediately preceding such release, (y) the loan-to-value ratio (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Properties is no greater than the lesser of (1) 61.7% and (2) the loan-to-value ratio immediately preceding such release, and (z) the debt yield (as calculated under the Mortgage Loan documents) is at least equal to the greater of (1) 10% and (2) the debt yield for the 12 full calendar months immediately preceding such release, and (iii) the borrowers satisfy customary REMIC requirements.
●	With respect to the Rhino Portfolio 3 Mortgage Loan (9.4%), after January 6, 2026, the Mortgage Loan documents permit the borrowers to obtain the release of (A) a parcel of unimproved land (“BLVD Tract 1”) and (B) a parcel of land improved by a 47-space surface parking lot (“BLVD Tract 3”) located at the Blvd 2500 Mortgaged Property (each a “Designated Parcel”) provided that, among other conditions, (i) in connection with a release of BLVD Tract 3, the borrowers prepay the Mortgage Loan in an amount equal to the greater of (x) 100% of the appraised value of BLVD Tract 3 at the time of the release and (y) 100% of the net sales proceeds of BLVD Tract 3, together with any applicable yield maintenance premium (provided that, subject to customary REMIC requirements, no payment will be required in connection with a release of BLVD Tract 1), (ii) after giving effect to such release, (x) the debt yield (as calculated under the Mortgage Loan documents) is greater than or equal to (1) 10% and (2) the debt yield immediately preceding such release, (y) the debt service coverage ratio (as calculated under the Mortgage Loan documents) is greater than or equal to (1) 1.26x and (2) the debt service coverage ratio immediately preceding such release, and (z) the loan-to-value ratio (as calculated under the Mortgage Loan documents) is less than or equal to (1) 61.7% and (2) the loan-to-value ratio immediately preceding such release, (iii) the borrowers have entered into certain easements to the benefit of the remaining Blvd 2500 Mortgaged Property that provide, among other things, that the owner of the applicable Designated Parcel may not lease, directly or indirectly, any portion of any space at the Designated Parcel to any tenant or any affiliates of any tenant under any lease at the remaining Blvd 2500 Mortgaged Property, and (iv) the borrowers satisfy customary REMIC requirements. For the avoidance of doubt, the borrowers may obtain the free release of BLVD Tract 1 subject to the conditions set forth above.
●	With respect to the Arundel Mills and Marketplace Mortgage Loan (8.6%), provided that no event of default exists and a Control Event has not occurred, (I) with respect to a partial prepayment, at any time prior to the date that is two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”), and (II) with respect to a partial defeasance, at any time after the earlier to occur of (a) December 1, 2026 and (b) the expiration of the REMIC Prohibition Period, the Arundel Mills and Marketplace Whole Loan documents permit the release of the Arundel Mills Marketplace Release Property, which has an allocated loan amount of $11,000,000, upon defeasance or prepayment (together with payment of a yield maintenance premium), as applicable, of 100% of such allocated loan amount, provided the following conditions, among others, are satisfied: (i) (a) the lender’s determination that the post-release debt yield for the remaining Mortgaged Property is equal to or greater than the pre-release debt yield for the
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Mortgaged Property, or (b) the borrower’s partial defeasance or partial prepayment of the Arundel Mills and Marketplace Whole Loan in an amount that would result in the post-release debt yield for the remaining Mortgaged Property being equal to or greater than the pre-release debt yield for the Mortgaged Property; (ii) delivery of an opinion of counsel that the partial release satisfies REMIC related requirements; and (iii) if the Arundel Mills Marketplace Release Property is conveyed to an affiliate, (a) receipt of an officer’s certificate confirming that the intended primary use of the Arundel Mills Marketplace Release Property will not be exclusively for retail, (b) any tenants being relocated to the Arundel Mills Marketplace Release Property from the mall property have been replaced with comparable tenants on comparable rental terms, (c) the release will not have a material adverse effect on the remaining Mortgaged Property and (d) delivery of a rent roll and leasing plan for the remaining Mortgaged Property and the Arundel Mills Marketplace Release Property. The “Arundel Mills Marketplace Release Property” is a portion of the Mortgaged Property generally comprised of an approximately 101,000 square foot strip center that as of the origination date was leased to PetSmart, Aldi, Michael’s, Staples and Mattress Warehouse. A “Control Event” will occur if either Simon Property Group, Inc., Simon Property Group, L.P. or an affiliate thereof does not own at least fifty percent (50%) of the direct or indirect interests in the borrower or does not control the borrower.

●	With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), at any time after (x) the date that is the earlier of (a) August 30, 2026 and (b) two years after the closing date of the securitization that includes the last promissory note to be securitized (with respect to a partial defeasance) or (y) the payment date occurring in September 2024 (with respect to a partial prepayment), the Mortgage Loan documents permit the borrowers to obtain the release of any one or more individual Mortgaged Properties (each such property, a “RTL Retail Portfolio Release Property”) provided that, among other conditions, (i) the borrowers either (x) defease the Mortgage Loan in an amount at least equal to 115% of the allocated loan amount for the RTL Retail Portfolio Release Property (the “RTL Retail Portfolio Adjusted Release Amount”), or (y) prepay the Mortgage Loan in an amount equal to the RTL Retail Portfolio Adjusted Release Amount, together with any applicable yield maintenance premium, (ii) after giving effect to the release, (x) if, as of the date of the release, 70% or more of the aggregate rentable square footage of such RTL Retail Portfolio Release Property is occupied by tenants, then the debt service coverage ratio and debt yield must be no less than the greater of (A) 2.01x or 13.11%, respectively, and (B) the debt service coverage ratio or debt yield, as applicable, immediately prior to release or (y) if, as of the date of the release, less than 70% of the aggregate rentable square footage of such RTL Retail Portfolio Release Property is occupied by tenants, then the debt service coverage ratio and debt yield must be no less than the debt service coverage ratio or debt yield, as applicable, immediately prior to release, provided, however, that the borrower may satisfy the debt yield and debt service coverage ratio requirements in clause (ii) by prepaying the related Mortgage Loan (in accordance with prepayment provisions in the related Mortgage Loan documents) in an amount such that the required tests are satisfied and (iii) the customary REMIC requirements are satisfied.
●	With respect to the BLE Portfolio and La Primavera Mortgage Loans (collectively, 5.8%), pursuant to the Mortgage Loan documents, the lender (i) may terminate such cross-collateralization unilaterally and (ii) must terminate such cross-collateralization with respect to (a) any individual BLE Portfolio Mortgaged Property, upon completion of a partial defeasance, (b) all BLE Portfolio Mortgaged Properties, upon the payment in full of the BLE Portfolio Whole Loan or completion of a full defeasance, and (c) the La Primavera Mortgaged Property, upon the payment in full of the La Primavera Whole Loan or completion of a defeasance, and satisfaction of certain conditions described in the related loan documents.
●	With respect to the BLE Portfolio Mortgage Loan (3.9%), after the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 5, 2026, the borrowers may obtain the release of any individual Mortgaged Property which comprises the BLE Portfolio Mortgaged Properties upon a bona fide third-party sale of such Mortgaged Property upon satisfaction of certain conditions in the Whole Loan documents, including among other things: (i) no event of default; (ii) the borrowers partially defease the BLE Portfolio Whole Loan in the amount equal to the greater of (x) 100% of the net sales proceeds from such individual
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Mortgaged Property, (y) 110% of the allocated loan amount of such individual Mortgaged Property and (z) if, after taking into account the partial defeasance, the loan-to-value ratio of the remaining Mortgaged Properties is greater than 125%, an amount such that the loan-to-value ratio is no more than 125%; (iii) the net operating income debt yield following the release is no less than the greater of (x) 8.93% and (y) the net operating income debt yield immediately preceding such release; provided, however, if the foregoing debt yield test is not satisfied, the borrowers may, at their option, increase the defeased amount of the principal of the BLE Portfolio Whole Loan (and the amount in clause (ii) above will be increased) by such amount as may be necessary to satisfy such debt yield test; and (iv) satisfaction of all REMIC requirements.

●	With respect to the Centre Pointe Portfolio Mortgage Loan (2.5%), the borrower may obtain the release of a certain undeveloped parcel at the Mortgaged Property (the “Undeveloped Parcel”) in connection with an arm’s-length sale of such Undeveloped Parcel, provided that no event of default is continuing and the following conditions, among others, are satisfied: (a) payment of all accrued and unpaid interest on the principal being prepaid, the prepayment of principal in an amount which equals or exceeds the release amount and payment of a yield maintenance premium and exit fee on the principal being prepaid; (b) the debt service coverage ratio is no less than the greater of (i) the debt service coverage ratio immediately preceding such release and (ii) 1.35x; and (c) in the event that, after taking into account the prepayment of principal pursuant to clause (a) above, the loan-to-value ratio is greater than 125%, payment of principal in an amount such that the loan-to-value ratio is no more than 125%, together with the yield maintenance premium and exit fee on the principal being prepaid, provided, however, that, in the event that an event of default is not then continuing, the applicable yield maintenance premium and exit fee will not be payable. In addition, pursuant to the Mortgage Loan documents, the borrower may enter into a ground lease with an affiliate for the Undeveloped Parcel, provided that, among other conditions, no event of default is continuing and after giving effect to such release, the debt service coverage ratio for all of the property then remaining will be no less than the greater of (i) the debt service coverage ratio immediately preceding such release and (ii) 1.35x.
●	With respect to the Rillito Crossing Marketplace Mortgage Loan (2.4%), the borrower may release a certain individual parcel or parcels from the Mortgaged Property after the expiration of the lockout period, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) defeasance of the greater of (a) 125% of the release parcel amount for such release parcel or (b) 100% of the net proceeds of the sale, which in no event may be less than 94% of the gross sales price of the parcel (if sold to a third party); (iii) the debt service coverage ratio after giving effect to such release is at least the greater of (x) 1.45x and (y) the debt service coverage ratio immediately prior to such release; (iv) the loan-to-value ratio after giving effect to such release is no more than the lesser of (x) 61.13% and (y) the loan-to-value ratio immediately prior to such release; (v) receipt of rating agency confirmation, if applicable; and (vi) satisfaction of customary REMIC requirements. In addition, the borrower will be required to deliver an anti-poaching agreement with respect to any release parcel, provided that lease of the pad site adjacent to the LA Fitness premises to LA Fitness will be permitted if solely for use as a pickleball court and subject to other conditions set forth in the Mortgage Loan documents. The Mortgage Loan documents include covenants enforcing the anti-poaching provisions with respect to any borrower affiliate that owns a release parcel.
●	With respect to The Muse & Eden Pointe Mortgage Loan (2.3%), after the earlier of (i) October 4, 2026 and (ii) two years from the closing date of the securitization that includes the last note to be securitized, the borrowers may request the release of either individual property in connection with a bona fide third-party sale of such property subject to, among other conditions: (a) a partial defeasance of the principal amount of The Muse & Eden Pointe Whole Loan equal to the greater of (I) 100% of the net sales proceeds from the sale, (II) 110% of the allocated loan amount of the applicable Mortgaged Property or (III) if, after taking into account the partial defeasance, the loan to-value ratio of the remaining Mortgaged Property is greater than 125%, an amount such that the loan-to-value ratio is no more than 125%; (b) satisfaction of all REMIC requirements; and (c) a requirement that after giving effect to such release, the debt yield is not less than the greater of (I)
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the debt yield of the Mortgaged Properties immediately prior to such release and (II) 9.35%; provided, however, that if the foregoing debt yield test is not satisfied, the borrowers may, at their option, increase the defeased amount of the principal of whole loan (and the amount in clause (a) above will be increased) by such amount as may be necessary to satisfy such debt yield test.

●	With respect to the Sugar Land Town Square Mortgage Loan (2.2%), the borrower is permitted to release a certain retail parking unit and office parking unit (together, the “Release Parcel”) from the lien of the mortgage, provided, among other conditions, that (i) the City of Sugar Land, Texas exercises a certain right to reverter to the Release Parcel, (ii) satisfaction of all REMIC requirements and (iii) if immediately following the release, the loan-to-value ratio is greater than 125%, the principal balance of the Sugar Land Town Square Whole Loan is paid down in an amount equal to either (a) an amount necessary to satisfy the ratio described above or (b) a lesser amount provided the lender receives a REMIC opinion. The Release Parcel was not afforded any material value in the appraisal and is not necessary for compliance with zoning requirements.
●	With respect to the LC MHC Portfolio Mortgage Loan (2.1%), at any time following 60 days after the Closing Date of this securitization, the related borrower may obtain the release the Mills Estates Mortgaged Property, provided that, among other things, (i) the related borrower provides not less than 20 days prior written notice of the date on which the release is to occur, (ii) the related borrower prepays a portion of the related Mortgage Loan equal to 115% of the allocated loan amount for the Mills Estates Mortgaged Property plus (a) any applicable yield maintenance premium or prepayment premium pursuant to the related Mortgage Loan documents and (b) any applicable accrued interest, (iii) the related borrower provides a REMIC opinion, (iv) the release is permitted under the REMIC requirements, (vi) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) 1.20x and (b) the debt service coverage ratio immediately prior to the proposed release, (vii) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of (a) 9.25% and (b) the debt yield immediately prior to the proposed release and (ix) the related borrower pays all costs and expenses of the related lender in connection with the release of the Mills Estates Mortgaged Property.
●	With respect to the Lehigh Valley Portfolio Mortgage Loan (1.8%), from and after the prepayment lockout date, in connection with a bona fide sale to an unaffiliated third party, the borrower may obtain the release of any of the Mortgaged Properties that make up the Lehigh Valley Portfolio Mortgaged Properties, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) defeasance of the greater of (a) 100% of the net proceeds of the sale, and (b) 125% of the allocated loan amount for such Mortgaged Property; and (iii) after giving effect to such release and defeasance, (a) the debt yield for the remaining Mortgaged Properties is no less than the greater of the debt yield preceding the release and the debt yield as of origination, (b) the loan-to-value ratio for the remaining Mortgaged Properties is not more than the lesser of the loan-to-value ratio as of origination and the loan-to-value ratio immediately prior to the sale and (c) overall occupancy for the remaining Mortgaged Properties is the greater of 80% and the occupancy immediately preceding the sale.
●	With respect to the Blackbird Portfolio Mortgage Loan (0.8%), from and after the prepayment lockout date, in connection with a bona fide sale to an unaffiliated third party, the borrower may obtain the release of any of the Mortgaged Properties that make up the Blackbird Portfolio Mortgaged Properties, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) defeasance of the greater of (a) 100% of the net proceeds of the sale, and (b) 125% of the allocated loan amount for such Mortgaged Property; and (iii) after giving effect to such release and defeasance, (a) the debt yield for the remaining Mortgaged Properties is no less than the greater of 11.66% and the debt yield immediately prior to the release, (b) the loan-to-value ratio for the remaining Mortgaged Properties is not more than the lesser of 54.6% and the loan-to-value ratio immediately prior to the sale and (c) overall occupancy for the remaining Mortgaged Properties is the greater of 80% and the occupancy immediately preceding the sale.

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Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Twenty-nine (29) Mortgage Loans (collectively, 74.4%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Seventeen (17) Mortgage Loans (collectively, 66.9%) are secured in whole or in part by retail, office, multifamily, self storage, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, multifamily, industrial, mixed use and other properties only.

Twenty-four (24) Mortgage Loans (collectively, 58.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-one (21) Mortgage Loans (collectively, 49.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Three (3) Mortgage Loans (collectively, 12.8%) provides for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

One (1) Mortgage Loan (1.1%) provides for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve.

With respect to the Laurel Canyon Mortgage Loan (2.9%), the Mortgaged Property consists of a 60.65-acre industrial property that is partially asphalt-paved with perimeter fencing and is currently utilized as an outdoor storage lot for automobiles. The Mortgaged Property is not insured by any property insurance policy or covered by business interruption or rental loss insurance.

With respect to the Sugar Land Town Square Mortgage Loan (2.2%), at origination of the Sugar Land Town Square Whole Loan, the borrower deposited $5,000,000 into an earnout reserve. The earnout reserve funds may be disbursed to the borrower upon satisfaction of, among other conditions, the net cash flow debt yield being greater than or equal to 11.25%  (the “Earnout Satisfaction Event”). If the borrower is not entitled to a disbursement of the earnout reserve funds as of November 3, 2025 (the “Stabilization Date”), the borrower will be entitled to a partial disbursement of earnout reserve funds, so long as the borrower has satisfied the conditions precedent for the Earnout Satisfaction Event, in the amount which would cause the net cash flow debt yield to be greater than or equal to 11.25%. The lender will, in its sole

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discretion, apply all funds remaining in the earnout reserve as of the Stabilization Date (after any permitted partial disbursement) to prepay a portion of the outstanding principal balance of the Sugar Land Town Square whole loan subject to the applicable yield maintenance premium.

With respect to the White Horse Plaza Mortgage Loan (1.3%), the borrower deposited $250,000 at origination (the “Unit I, J and 17/18 Occupancy Holdback Deposit”). Upon the satisfaction of all the unit I occupancy conditions, the unit J occupancy conditions and the unit 17/18 occupancy conditions, in each case as set forth in the related loan agreement (including, among them, the respective tenants being open for business), and provided that the adjusted net operating income at the time of disbursement is not less than $906,000, the lender is required to disburse the Unit I, J and 17/18 Occupancy Holdback Deposit. The borrower also deposited $500,000 at origination (the “Unit 4/5 Occupancy Holdback Deposit”). Upon the satisfaction of all the unit 4/5 occupancy conditions as set forth in the related loan agreement (including, among them, the respective tenants being open for business), the lender is required to disburse the Unit 4/5 Occupancy Holdback Deposit. If all of the unit I occupancy conditions are not satisfied on or before March 5, 2024, the borrower is required to deposit an amount equal to $46,000 (the “Unit I Occupancy Reserve Deposit”) and if all of the unit 17/18 occupancy conditions are not satisfied on or before March 5, 2024, the borrower is required to deposit an amount equal to $36,000 (the “Unit 17/18 Occupancy Reserve Deposit” and, together with the Unit I Occupancy Reserve Deposit, individually and/or collectively, as the context requires, the “Unit I and 17/18 Occupancy Reserve Deposit”). Upon the satisfaction of all the unit I occupancy conditions and/or all the unit 17/18 occupancy conditions, as applicable, the lender is required to disburse the applicable portion of the Unit I and 17/18 Occupancy Reserve Deposit.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	17	$ 368,580,461	53.1%
Springing(1)	12	172,236,618	24.8
Soft/Springing Cash Management	2	79,474,700	11.5
Soft/In Place Cash Management	3	55,760,000	8.0
Hard/In Place Cash Management	1	17,650,000	2.5
Total:	35	$ 693,701,779	100.0%
(1)	With respect to the Creekside Town Center Mortgage Loan (1.6%), no lockbox account or cash management was established. The related loan documents require the borrower to enter into a lockbox account agreement and a cash management agreement with the lender if (i) there is an event of default (at the lender’s option) or (ii) the borrower fails to deposit a required reserve fund as described below. Upon the commencement of a period: (i) commencing upon the debt service coverage ratio being less than 1.15x; and (ii) expiring upon the achievement of a debt service coverage ratio of 1.15x or greater for one (1) calendar quarter (a “Creekside DSCR Trigger Event Period”), the borrower is required to make a deposit in an amount equal to $767,000.00 into a DSCR trigger reserve account. If as of any anniversary of the commencement of the Creekside DSCR Trigger Event Period, such Creekside DSCR Trigger Event Period remains uncured, then on each such anniversary the borrower is required to elect to either (i) institute a lockbox account and cash management structure or (ii) make an additional $767,000.00 deposit to the DSCR trigger reserve account (unless the borrower has previously elected to implement a lockbox account or cash management structure which remains in effect). Upon the cure of the Creekside DSCR Trigger Event Period, (x) any funds on deposit in the DSCR trigger reserve account are to be disbursed to the borrower and (y) to the extent that a clearing account/cash management structure is in place, such structure will be terminated.
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The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. In some cases, upon the occurrence of a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
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●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as
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specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Blackbird Portfolio	$ 5,750,000	0.8%	$ 30,000,000	N/A	$ 5,250,000	$ 41,000,000	8.44%	53.3%	61.1%	1.40x	1.16x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.
(2)	Calculated including the Pari Passu Companion Loans but excluding the mezzanine debt.

The mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other

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collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Rhino Portfolio 3	$ 65,000,000.00	N/A	61.7%	1.26x	10.0%	Yes	Yes
Centre Pointe Portfolio	$ 17,650,000.00	N/A	70.0%(1)	1.10x(1)	N/A	Yes	Yes
5600 West Adams	$ 10,000,000.00	N/A	49.3%	1.74x	N/A	Yes	Yes
Marshall Apartments	$ 9,450,000.00	N/A	70.0%	1.18x	N/A	Yes	Yes
Pharmaloz Manufacturing	$ 3,263,666.24	N/A	57.5%	1.40x	12.0%	Yes	Yes

(1)	With respect to the Centre Pointe Portfolio Mortgaged Property, pursuant to the Mortgage Loan documents, in connection with a transfer and assumption, the transferee is permitted to obtain a mezzanine loan provided, among other conditions, that the mezzanine loan will be in a principal amount that, when added to the outstanding principal balance of the Centre Pointe Portfolio Whole Loan, is less than or equal to 70.0% of the total consideration paid by the proposed transferee to acquire the Mortgaged Property and will have a principal amount, interest rate and debt service payments which will result in a combined DSCR of at least 1.10x.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject

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to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Woodfield Mall Mortgage Loan (9.7%), the related Mortgage Loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. Additionally, the related Mortgage Loan documents permit upper-tier equity pledges provided that, among other conditions, (i) such debt is secured by a pledge of a substantial portion of the assets wholly-owned by the pledgor, and any foreclosure of such pledge must be to a bank or similar financial institution that has (a) total assets in excess of $650,000,000 and (b) except with respect to a pension advisory firm or similar fiduciary, either a net worth or combined capital and statutory surplus or shareholder’s equity in excess of $250,000,000 (which may include a bank or financial institution acting as agent for a group of lenders provided that 51% of such debt is held by a bank or similar financial institution meeting such requirements).
●	With respect to the Arundel Mills and Marketplace Mortgage Loan (8.6%), the Mortgaged Property is encumbered by an existing PACE loan (the “Arundel Mills and Marketplace Known PACE Loan”) in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company, to the related Mortgagor. As of the Mortgage Loan origination date, the amount outstanding on the Arundel Mills and Marketplace Known PACE Loan including all interest and administrative expenses was $1,633,579.73. In addition, the related Mortgage Loan agreement permits the borrower to enter into an additional PACE loan for an amount not to exceed $5,000,000, subject to the related lender’s reasonable approval and delivery of a rating agency confirmation. With respect to the Arundel Mills and Marketplace Known PACE Loan and any additional PACE loan, the lien resulting from any
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unpaid and delinquent property assessed clean energy loan payments would have property tax lien status. In addition, a direct or indirect owner of the borrower may pledge its interest in the borrower to secure debt, provided that such debt is secured by a pledge of a substantial portion of the assets wholly owned by the pledgor, and any foreclosure of such pledge must be to a bank or similar financial institution with a net worth, capital/statutory surplus, shareholders’ equity or committed capital in excess of $1,000,000,000 (which may include a bank or financial institution acting as agent for a group of lenders provided that 51% of such debt is held by a bank or similar financial institution meeting such requirements).

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained Paycheck Protection Program loans. In addition, certain borrowers may have obtained Paycheck Protection Program loans.

The Whole Loans

General

Each of the Woodfield Mall, the Rhino Portfolio 3, the Arundel Mills and Marketplace, the RTL Retail Portfolio, the AutoNation, the BLE Portfolio, the La Primavera, the Axis Apartments, the Centre Pointe Portfolio, The Muse & Eden Pointe, the Sugar Land Town Square, the Creekside Town Center, the Outlet Shoppes at Atlanta and the Blackbird Portfolio Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

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“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the Woodfield Mall Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing

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agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Mortgage Loan Type/Non-Serviced PSA” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” below.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced A/B Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder

Woodfield Mall(2)	Non-Serviced (BMO 2023-C7)	Note A-1-1	Non-Control	$20,000,000	BBCMS 2024-C24
		Note A-1-2	Non-Control	$55,000,000	BMO 2023-C7
		Note A-1-3	Non-Control	$10,000,000	BBCMS 2024-C24
		Note A-1-4	Non-Control	$10,000,000	BMO
		Note A-1-5	Non-Control	$5,000,000	BMO
		Note A-1-6	Non-Control	$5,000,000	BMO
		Note A-2-1	Non-Control	$13,000,000	BMO 2023-C7
		Note A-2-2	Non-Control	$25,000,000	BBCMS 2024-C24
		Note A-2-3	Non-Control	$20,000,000	Barclays or an affiliate
		Note A-2-4	Non-Control	$12,500,000	BBCMS 2024-C24
		Note A-2-5	Non-Control	$9,000,000	Barclays or an affiliate
		Note A-3-1	Non-Control	$40,000,000	Bank of America, N.A.
		Note A-3-2	Non-Control	$15,000,000	Bank of America, N.A.
		Note A-3-3	Non-Control	$15,000,000	Bank of America, N.A.
		Note A-3-4	Non-Control	$9,500,000	Bank of America, N.A.
		Note B-1	Control	$11,931,818	BMO 2023-C7 (Loan-Specific Certificates)
		Note B-2	Non-Control	$9,034,091	BMO 2023-C7 (Loan-Specific Certificates)
		Note B-3	Non-Control	$9,034,091	BMO 2023-C7 (Loan-Specific Certificates)

Rhino Portfolio 3	Serviced	Note A-1	Control	$40,000,000	BBCMS 2024-C24
		Note A-2	Non-Control	$35,000,000	Barclays or an affiliate
		Note A-3	Non-Control	$10,000,000	BBCMS 2024-C24
		Note A-4	Non-Control	$10,000,000	BBCMS 2024-C24
		Note A-5	Non-Control	$5,000,000	BBCMS 2024-C24
		Note A-6	Non-Control	$20,000,000	Bank of America, N.A.
		Note A-7	Non-Control	$17,150,000	Bank of America, N.A.

Arundel Mills and Marketplace	Non-Serviced (MSWF 2023-2)	Note A-1-1	Control	$50,000,000	MSWF 2023-2
		Note A-1-2	Non-Control	$30,000,000	MSWF 2023-2
		Note A-1-3	Non-Control	$15,000,000	Wells Fargo Bank, National Association
		Note A-1-4	Non-Control	$10,000,000	MSWF 2023-2
		Note A-2-1	Non-Control	$40,000,000	Societe Generale Financial Corporation
		Note A-2-2	Non-Control	$30,000,000	BBCMS 2024-C24
		Note A-2-3	Non-Control	$10,000,000	Societe Generale Financial Corporation
		Note A-2-4	Non-Control	$5,000,000	Societe Generale Financial Corporation
		Note A-3-1	Non-Control	$25,000,000	DBR Investments Co. Limited
		Note A-3-2	Non-Control	$20,000,000	DBR Investments Co. Limited
		Note A-3-3	Non-Control	$15,000,000	BBCMS 2024-C24
		Note A-3-4	Non-Control	$15,000,000	BBCMS 2024-C24
		Note A-3-5	Non-Control	$10,000,000	DBR Investments Co. Limited
		Note A-4-1	Non-Control	$40,000,000	BMO 2023-C7
		Note A-4-2	Non-Control	$25,000,000	Benchmark 2023-B40
		Note A-4-3	Non-Control	$20,000,000	BMO 2023-C7
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Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder

RTL Retail Portfolio	Non-Serviced (BBCMS 2023-C22)	Note A-1	Control	$28,500,000	BBCMS 2023-C22
		Note A-2	Non-Control	$32,500,000	BBCMS 2023-C21
		Note A-3	Non-Control	$30,000,000	MSWF 2023-2
		Note A-4	Non-Control	$15,000,000	BBCMS 2023-C22
		Note A-5	Non-Control	$18,800,000	BBCMS 2024-C24
		Note A-6	Non-Control	$12,500,000	BBCMS 2024-C24
		Note A-7	Non-Control	$10,033,333	BBCMS 2024-C24
		Note A-8	Non-Control	$7,000,000	BBCMS 2023-C22
		Note A-9	Non-Control	$30,000,000	BBCMS 2023-C21
		Note A-10	Non-Control	$14,000,000	BBCMS 2024-C24
		Note A-11	Non-Control	$5,333,334	BBCMS 2023-C22
		Note A-12	Non-Control	$15,000,000	BMO 2023-C7
		Note A-13	Non-Control	$11,000,000	BMO 2023-C7
		Note A-14	Non-Control	$10,000,000	BMO 2023-C7
		Note A-15	Non-Control	$8,000,000	BBCMS 2023-C22
		Note A-16	Non-Control	$7,333,333	KeyBank National Association
		Note A-17	Non-Control	$5,000,000	BBCMS 2023-C22

AutoNation	Serviced	Note A-1-1	Control	$22,900,000	BBCMS 2024-C24
		Note A-1-2	Non-Control	$7,100,000	Barclays or an affiliate
		Note A-2-1	Non-Control	$19,100,000	BBCMS 2024-C24
		Note A-2-2	Non-Control	$5,900,000	Argentic Real Estate Finance 2 LLC

BLE Portfolio	Non-Serviced (MSWF 2023-2)	Note A-1-1	Control	$19,110,000	MSWF 2023-2
		Note A-1-2	Non-Control	$13,680,000	BBCMS 2024-C24
		Note A-2-1	Non-Control	$13,670,000	BBCMS 2024-C24
		Note A-2-2	Non-Control	$8,190,000	MSWF 2023-2

La Primavera	Non-Serviced (MSWF 2023-2)	Note A-1-1	Control	$8,890,000	MSWF 2023-2
		Note A-1-2	Non-Control	$6,410,000	BBCMS 2024-C24
		Note A-2-1	Non-Control	$3,810,000	MSWF 2023-2
		Note A-2-2	Non-Control	$6,390,000	BBCMS 2024-C24

Axis Apartments	Non-Serviced (Benchmark 2023-B40)	Note A-1	Control	$48,000,000	Benchmark 2023-B40
		Note A-2	Non-Control	$30,000,000	Citi Real Estate Funding Inc.
		Note A-3-1	Non-Control	$18,000,000	BBCMS 2024-C24
		Note A-3-2	Non-Control	$12,000,000	BBCMS 2024-C24
		Note A-4	Non-Control	$28,000,000	Citi Real Estate Funding Inc.

Centre Pointe Portfolio	Non-Serviced (MSWF 2023-2)	Note A-1	Control	$30,000,000	MSWF 2023-2
		Note A-2	Non-Control	$17,650,000	BBCMS 2024-C24

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Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
The Muse & Eden Pointe	Non-Serviced (BBCMS 2023-C22)	Note A-1-1	Control	$30,000,000	BBCMS 2023-C22
		Note A-1-2	Non-Control	$3,390,000	BBCMS 2023-C22
		Note A-1-3	Non-Control	$15,610,000	BBCMS 2024-C24
		Note A-2-1	Non-Control	$16,305,000	BBCMS 2023-C22
		Note A-2-2	Non-Control	$16,305,000	BBCMS 2023-C22

Sugar Land Town Square	Non-Serviced (BBCMS 2023-5C23)	Note A-1-1	Control	$55,000,000	BBCMS 2023-5C23
		Note A-1-2	Non-Control	$15,000,000	BBCMS 2024-C24
		Note A-2	Non-Control	$35,000,000	Benchmark 2023-B40

Creekside Town Center(3)	Non-Serviced (BMO 2023-C7)(3)	Note A-1	Control	$15,525,000	3650 Real Estate Investment Trust 2 LLC
		Note A-2	Non-Control	$5,000,000	3650 Real Estate Investment Trust 2 LLC
		Note A-3	Non-Control	$7,000,000	3650 Real Estate Investment Trust 2 LLC
		Note A-4	Non-Control	$9,000,000	3650 Real Estate Investment Trust 2 LLC
		Note A-5	Non-Control	$24,000,000	BMO 2023-C7
		Note A-6	Non-Control	$11,000,000	BBCMS 2024-C24

Outlet Shoppes at Atlanta	Non-Serviced (BBCMS 2023-C22)	Note A-1	Control	$50,000,000	BBCMS 2023-C22
		Note A-2	Non-Control	$9,330,000	BBCMS 2024-C24
		Note A-3	Non-Control	$20,000,000	Benchmark 2023-B40

Blackbird Portfolio	Non-Serviced (MSWF 2023-2)	Note A-1	Control	$30,000,000	MSWF 2023-2
		Note A-2	Non-Control	$5,750,000	BBCMS 2024-C24

(1)	With respect to the A/B Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related A/B Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The A/B Whole Loans”.
(2)	The initial controlling note is Note B-1, but if a Woodfield Mall Control Appraisal Period is continuing, then the controlling note will be Note A-1-1. See “—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” below.
(3)	The Creekside Town Center Whole Loan will be initially serviced under the BMO 2023-C7 pooling and servicing agreement. From and after the securitization of the related lead servicing pari passu note, the Creekside Town Center Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of
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equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling

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Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment

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advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

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Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

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If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced A/B Whole Loan

The Woodfield Mall Whole Loan

General

The Woodfield Mall Mortgage Loan (9.7%) is part of a split loan structure comprised of 18 mortgage notes (the “Woodfield Mall Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Woodfield Mall Whole Loan (as defined below), in the initial aggregate principal balance of $294,000,000, is evidenced by:

(i)    four senior promissory notes designated as Note A-1-1 (“Woodfield Mall Note A-1-1”), Note A-1-3, Note A-2-2 and Note A-2-4, having an aggregate a Cut-off Date Balance of $67,500,000 (the “Woodfield Mall Mortgage Loan”), collectively, evidencing the Woodfield Mall Mortgage Loan, that will be deposited into the issuing entity;

(ii)    eleven senior promissory notes designated as Note A-1-2, Note A-1-4, Note A-1-5, Note A-1-6, Note A-2-1, Note A-2-3, Note A-2-5, Note A-3-1, Note A-3-2, Note A-3-3 and Note A-3-4, having an aggregate Cut-off Date Balance of $196,500,000 (collectively, the “Woodfield Mall Pari Passu Companion Loans” and, together with the Woodfield Mall Mortgage Loan, the “Woodfield Mall Senior Notes” or the “Woodfield Mall A Notes” and the holders of such Woodfield Mall Senior

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Notes, the “Woodfield Mall Note A Holders” and, each holder, a “Woodfield Mall Note A Holder”); and

(iii)    three promissory notes designated as Note B-1 (“Woodfield Mall Note B-1”), Note B-2 (“Woodfield Mall Note B-2”) and Note B-3 (“Woodfield Mall Note B-3”), having an aggregate Cut-off Date Balance of $30,000,000 (each, a “Woodfield Mall B Note”, and collectively, the “Woodfield Mall Subordinate Companion Loan”).

The holders of the Woodfield Mall Pari Passu Companion Loans are referred to as the “Woodfield Mall Pari Passu Companion Loan Holders”, and the holder of the Woodfield Mall Subordinate Companion Loan is referred to as “Woodfield Mall Note B Holder” or as the context may require, a “Woodfield Mall Subordinate Companion Loan Holder”.

The Woodfield Mall Mortgage Loan, the Woodfield Mall Pari Passu Companion Loans and the Woodfield Mall Subordinate Companion Loan are collectively referred to in this prospectus as the “Woodfield Mall Whole Loan”.

The rights of the issuing entity as the holder of the Woodfield Mall Mortgage Loan and the rights of the Woodfield Mall Pari Passu Companion Loan Holders and the Woodfield Mall Subordinate Companion Loan Holders are subject to a Co-Lender Agreement (the “Woodfield Mall Co-Lender Agreement”). The following summaries describe certain provisions of the Woodfield Mall Co-Lender Agreement. The Woodfield Mall Co-Lender Agreement provides that to the extent that there is a conflict between the Woodfield Mall Co-Lender Agreement and the related Non-Serviced PSA, the terms of the Woodfield Mall Co-Lender Agreement will govern.

Servicing

The Woodfield Mall Whole Loan is being serviced pursuant to the related Non-Serviced PSA and the Woodfield Mall Co-Lender Agreement.

Amounts payable to the issuing entity as holder of the Woodfield Mall Mortgage Loan pursuant to the Woodfield Mall Co-Lender Agreement will be included in the Available Funds for the related distribution date to the extent described in this prospectus.

Application of Payments

The Woodfield Mall Co-Lender Agreement sets forth the respective rights of the holders of the Woodfield Mall Mortgage Loan, the Woodfield Mall Pari Passu Companion Loans and the Woodfield Mall Subordinate Companion Loan with respect to distributions of funds received in respect of the Woodfield Mall Whole Loan, and provides, in general, that after payment of (1) amounts for reserves or escrows required by the Mortgage Loan documents, (2) all amounts that are then due, payable or reimbursable to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee, the related Non-Serviced Certificate Administrator and the operating advisor or the asset representations reviewer with respect to the Woodfield Mall Whole Loan pursuant to the related Non-Serviced PSA, in each case solely to the extent payments and other collections received with respect to the Woodfield Mall Whole Loan and/or the related Mortgaged Property are allocated to such amounts pursuant to the related Non-Serviced PSA (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees, asset representations reviewer fees, and P&I advances, all of which shall be payable to such party from collections allocable to the respective noteholders in respect of which such fees accrued or such Advances were made, in each case out of distributions made in respect of each such note, respectively (or, as and to the extent provided in the related Non-Serviced PSA, out of default interest and late payment charges collected on the Woodfield Mall Whole Loan), and excluding interest on P&I Advances) and (3) default interest and late payment charges to be applied pursuant to the related Non-Serviced PSA, payments and proceeds received with respect to the Woodfield Mall Whole Loan will generally be applied in the following order:

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first, to the Woodfield Mall Note A Holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each Note A Holder, an amount equal to the accrued and unpaid interest on the principal balance for the related Woodfield Mall A Note at the applicable note interest rate (net of the applicable primary servicing fee rate);

second, to the Woodfield Mall Subordinate Companion Loan Holder, on a pro rata and pari passu basis based on its entitlements to interest, up to, in the case of each Woodfield Mall Subordinate Companion Loan Holder, an amount equal to the accrued and unpaid interest on the principal balance for the related Woodfield Mall B Note at the applicable note interest rate (net of the applicable primary servicing fee rate);

third, to the Woodfield Mall Note A Holders, on a pro rata and pari passu basis based on the respective principal balances of the Woodfield Mall A Notes, (i) at any time that no Woodfield Mall Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, with respect to such monthly payment date with respect to the Woodfield Mall Whole Loan until the principal balance for each Woodfield Mall A Note has been reduced to zero, and (ii) at any time that a Woodfield Mall Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each Woodfield Mall A Note has been reduced to zero;

fourth, to the Woodfield Mall Companion Loan Holders, on a pro rata and pari passu basis based on the respective principal balances of the Woodfield Mall B Notes (i) at any time that no Woodfield Mall Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such monthly payment date with respect to the Woodfield Mall Whole Loan, until the principal balance for each Woodfield Mall B Note has been reduced to zero, and (ii) at any time that a Woodfield Mall Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each Woodfield Mall B Note has been reduced to zero;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Woodfield Mall Whole Loan or the Woodfield Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout of the Woodfield Mall Whole Loan (a “Woodfield Mall Workout”), the principal balances for the Woodfield Mall A Notes have been reduced, such excess amount will be paid to the Woodfield Mall Note A Holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each Woodfield Mall Note A Holder, an amount equal to the reduction, if any, of the principal balance for the related Woodfield Mall A Note as a result of such Woodfield Mall Workout, plus interest on such amount at the related note interest rate (net of the applicable primary servicing fee rate);

sixth, if the proceeds of any foreclosure sale or any liquidation of the Woodfield Mall Whole Loan or the Woodfield Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a Woodfield Mall Workout the principal balances for the Woodfield Mall B Notes have been reduced, such excess amount will be paid to the Woodfield Mall Subordinate Companion Loan Holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each Woodfield Mall Subordinate Companion Loan Holder, an amount equal to the reduction, if any, of the principal balance for the related Woodfield Mall B Note as a result of such Woodfield Mall Workout, plus interest on such amount at the related note interest rate (net of the applicable primary servicing fee rate);

seventh, to the Woodfield Mall Note A Holders on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each Woodfield Mall Note A Holder, an amount equal to all yield maintenance premiums allocated to the related Woodfield Mall A Note in accordance with the Woodfield Mall Whole Loan agreement;

eighth, to the Woodfield Mall Subordinate Companion Loan Holders on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each Woodfield Mall Subordinate Companion Loan Holder, an amount equal to all yield maintenance premiums allocated to the related Woodfield Mall B Note in accordance with the Woodfield Mall Whole Loan agreement;

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ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the related Non-Serviced PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Woodfield Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the to the Woodfield Mall Note A Holders (as between them, pro rata, based on their respective percentage interests) and the Woodfield Mall Subordinate Companion Loan Holders (as between them, pro rata, based on their respective percentage interests), pro rata according to their initial principal balances; and

tenth, if any excess amount is available to be distributed in respect of the Woodfield Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid to the Woodfield Mall Note A Holders (as between them, pro rata, based on their respective percentage interests) and the Woodfield Mall Subordinate Companion Loan Holders (as between them, pro rata, based on their respective percentage interests), pro rata according to their initial principal balances.

All expenses and losses relating to the Woodfield Mall Whole Loan and the Woodfield Mall Mortgaged Property (including without limitation losses of principal and interest, property protection advances, advance interest amounts, special servicing fees, liquidation fees and workout fees), cumulative appraisal reduction amounts and certain other trust expenses, will be allocated in reverse sequential order. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the Woodfield Mall Whole Loan will be reimbursed in sequential order after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the Woodfield Mall Whole Loan.

“Woodfield Mall Triggering Event of Default” means (i) any event of default with respect to an obligation of the borrower to pay money due under the Woodfield Mall Whole Loan or (ii) any non-monetary event of default as a result of which the Woodfield Mall Whole Loan becomes a specially serviced mortgage loan (which, for clarification, does not include any imminent event of default).

Consultation and Control

Pursuant to the Woodfield Mall Co-Lender Agreement, the “Woodfield Mall Controlling Note”, as of any date of determination, will be Woodfield Mall Note B-1 unless a Woodfield Mall Control Appraisal Period has occurred and is continuing, and if and for so long as a Woodfield Mall Control Appraisal Period has occurred and is continuing, Woodfield Mall Note A-1-1; provided, that if Woodfield Mall Note B-1 would be the Woodfield Mall Controlling Note pursuant to the terms of the Woodfield Mall Co-Lender Agreement, but any interest in Woodfield Mall Note B-1 is held by a borrower or Woodfield Mall Borrower Restricted Party, or the borrower or Woodfield Mall Borrower Restricted Party would otherwise be entitled to exercise the rights of the holder of the Woodfield Mall Controlling Note in respect of Woodfield Mall Note B-1, then, during such period, Woodfield Mall Note B-2 will be the Woodfield Mall Controlling Note; provided, that if Woodfield Mall Note B-2 would be the Woodfield Mall Controlling Note pursuant to the terms of the Woodfield Mall Co-Lender Agreement, but any interest in Woodfield Mall Note B-2 is held by a borrower or Woodfield Mall Borrower Restricted Party, or the borrower or Woodfield Mall Borrower Restricted Party would otherwise be entitled to exercise the rights of the holder of the Woodfield Mall Controlling Note in respect of Woodfield Mall Note B-2, then, during such period, Woodfield Mall Note B-3 will be the Woodfield Mall Controlling Note; and provided, further, that if Woodfield Mall Note B-3 would be the Woodfield Mall Controlling Note pursuant to the preceding proviso, but any interest in Woodfield Mall Note B-3 is held by the borrower or Woodfield Mall Borrower Restricted Party, or the borrower or Woodfield Mall Borrower Restricted Party would otherwise be entitled to exercise the rights of the holder of the Woodfield Mall Controlling Note in respect of Woodfield Mall Note B-3, then a Woodfield Mall Control Appraisal Period will be deemed to have occurred. The holder of the Woodfield Mall Controlling Note is referred to as the “Woodfield Mall Controlling Noteholder”.

Pursuant to the Woodfield Mall Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Woodfield Mall Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Woodfield Mall Major Decision, the

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related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, will be required to provide the Woodfield Mall Controlling Noteholder (or its representative) with at least 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) prior notice requesting consent to the requested Woodfield Mall Major Decision. The related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, is not permitted to take any action with respect to such Woodfield Mall Major Decision (or make a determination not to take action with respect to such Woodfield Mall Major Decision), unless and until the related Non-Serviced Special Servicer receives the written consent of the Woodfield Mall Controlling Noteholder (or its representative) before implementing a decision with respect to such Woodfield Mall Major Decision.

Notwithstanding the foregoing, the holder of the Woodfield Mall Note A-1-2 (the “Woodfield Mall Lead Securitization Note”) (or any servicer acting on its behalf) will not be permitted to follow any advice or consultation provided by the Woodfield Mall Controlling Noteholder (or its representative) that would require or cause the holder of the Woodfield Mall Mortgage Lead Securitization Note (or any servicer acting on its behalf) to violate any applicable law, including the REMIC Regulations, be inconsistent with the servicing standard, require or cause the holder of the Woodfield Mall Lead Securitization Note (or any servicer acting on its behalf) to violate provisions of the Woodfield Mall Co-Lender Agreement or the related Non-Serviced PSA, require or cause the holder of the Woodfield Mall Lead Securitization Note (or any servicer acting on its behalf) to violate the terms of the Woodfield Mall Whole Loan, or materially expand the scope of the Woodfield Mall Lead Securitization Note holder’s (or any servicer acting on its behalf) responsibilities under the Woodfield Mall Co-Lender Agreement or the related Non-Serviced PSA.

The related Non-Serviced Special Servicer will be required to (A) provide copies to each Woodfield Mall Note A Holder that is a Woodfield Mall Non-Controlling Noteholder of any notice, information and report that is (or, without regard to the occurrence of any control termination event, consultation termination event or similar event, would be) required to be provided to the Woodfield Mall Controlling Noteholder or its representative pursuant to the related Non-Serviced PSA with respect to any Woodfield Mall Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is (or, if applicable, would be) required to be provided to the Woodfield Mall Controlling Noteholder or its representative, and (B) consult with each Woodfield Mall Note A Holder that is a Woodfield Mall Non-Controlling Noteholder or its representative on a strictly non-binding basis, if after having received such notices, information and reports, any such Woodfield Mall Non-Controlling Noteholder requests consultation with respect to any such Woodfield Mall Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Woodfield Mall Non-Controlling Noteholder or its representative; provided that after the expiration of a period of 10 business days from the delivery to any such Woodfield Mall Non-Controlling Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such Woodfield Mall Non-Controlling Noteholder, whether or not such Woodfield Mall Non-Controlling Noteholder has responded within such 10 business day period; provided that the provisions of the related Non-Serviced PSA will govern the consent and consultation rights of the Woodfield Mall Co-Lender Agreement. The related Non-Serviced Special Servicer may make any Woodfield Mall Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned 10 business day period if the related Non-Serviced Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Woodfield Mall noteholders. In no event shall the related Non-Serviced Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Woodfield Mall Non-Controlling Noteholder.

The Woodfield Mall noteholders acknowledge that the related Non-Serviced PSA may contain certain provisions that give the related operating advisor and/or any risk retaining party certain non-binding consultation rights with respect to Woodfield Mall Major Decisions related to compliance with the risk retention rules applicable to the Non-Serviced PSA transaction.

Under the Woodfield Mall Co-Lender Agreement, upon the Woodfield Mall Whole Loan becoming a defaulted loan, the holder of each Woodfield Mall Note that is not the Woodfield Mall Lead Note (a

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“Woodfield Mall Non-Lead Note”) acknowledges the right and obligation of the Woodfield Mall Lead Noteholder (or the Non-Serviced Special Servicer on its behalf) to sell each Woodfield Mall Non-Lead Note together with the Woodfield Mall Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the related Non-Serviced PSA. In connection with any sale of the Woodfield Mall Whole Loan that has become a defaulted loan, the related Non-Serviced Special Servicer will be required to sell each Woodfield Mall Non-Lead Note together with the Woodfield Mall Lead Securitization Note in the manner set forth in the related Non-Serviced PSA.

Subject to the terms of the Non-Serviced PSA, each of the Woodfield Mall Controlling Noteholder, the controlling noteholder representative, any other Woodfield Mall Noteholder (or any controlling class representative or directing holder on its behalf under the related pooling and servicing agreement for the securitization of a Woodfield Mall Non-Lead Note) will be permitted to bid at any sale of the Woodfield Mall Non-Lead Note unless such person is an agent or affiliate of the borrower.

“Woodfield Mall Borrower Restricted Party” means a Borrower Party under the related Non-Serviced PSA or any one or more analogous terms in the related Non-Serviced PSA.

A “Woodfield Mall Control Appraisal Period” will exist with respect to the Woodfield Mall Whole Loan, if and for so long as (a) (1) the initial principal balance of the Woodfield Mall Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Woodfield Mall Subordinate Companion Loan after the date of creation of the Woodfield Mall Subordinate Companion Loan, (y) any cumulative appraisal reduction amount for the Woodfield Mall Whole Loan that is allocated to the Woodfield Mall Subordinate Companion Loan and (z) any losses realized with respect to the related Woodfield Mall Mortgaged Property or the Woodfield Mall Whole Loan that are allocated to the Woodfield Mall Subordinate Companion Loan, is less than (b) 25% of the remainder of (i) the initial principal balance of the Woodfield Mall Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Woodfield Mall Subordinate Companion Loan after the date of creation of the Woodfield Mall Subordinate Companion Loan.

The holders of the majority (by certificate balance) of any “appraised-out class” of control eligible loan-specific certificates backed solely by the Woodfield Mall Subordinate Companion Loan will have the right, at their sole expense, to require the related Non-Serviced Special Servicer to order a second appraisal of the related mortgaged property to challenge any determination of an appraisal reduction amount with respect to the Woodfield Mall Whole Loan.

“Woodfield Mall Major Decision” means the following, as specified under the related Non-Serviced PSA:

(A)  any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the mortgage loans serviced under the related Non-Serviced PSA (each, a “Non-Serviced PSA Serviced Loan” and collectively, the “Non-Serviced PSA Serviced Loans” ) as come into and continue in default;

(B)  any modification, consent to a modification or waiver of any monetary term (other than penalty charges which the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, is permitted to waive pursuant to the related Non-Serviced PSA) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of penalty charges) of a Non-Serviced PSA Serviced Loan or any extension of the maturity date or anticipated repayment date, as applicable, of such Non-Serviced PSA Serviced Loan;

(C)  any sale of a Non-Serviced PSA Serviced Loan that is a defaulted mortgage loan (and any related companion loan) or an REO property (other than in connection with the termination of the related issuing Entity) for less than the applicable repurchase price;

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(D)  any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO property;

(E)  any release of collateral or any acceptance of substitute or additional collateral for a Non-Serviced PSA Serviced Loan or any consent to either of the foregoing, unless such action is otherwise required or permitted pursuant to the specific terms of the related Non-Serviced PSA Serviced Loan and for which there is no lender discretion;

(F)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Non-Serviced PSA Serviced Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the mortgaged property or interests in the borrower or consent to the incurrence of additional debt (including mezzanine debt), other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)  any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related mortgage loan documents, provided that with respect to property management company changes (i) the Non-Serviced PSA Serviced Loan has an outstanding principal balance greater than $10,000,000, or (ii) the successor property manager is affiliated with the borrower;

(H)  any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Non-Serviced PSA Serviced Loan other than any such acceptance as may be effected without the consent of the lender under the related loan agreement;

(I)    any acceleration of a Non-Serviced PSA Serviced Loan following a default or an event of default with respect to a Non-Serviced PSA Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related mortgage loan documents or with respect to the related mortgagor or mortgaged Property;

(J)   the determination of the related Non-Serviced Special Servicer with respect to certain default-related servicing transfer events under the related Non-Serviced PSA;

(K)  any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject co-lender agreement and as to which the consent of the related issuing entity is not required), in each case entered into with any mezzanine lender or companion loan holder or subordinate debt holder related to a Non-Serviced PSA Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the related control eligible certificates or the applicable loan-specific control eligible certificates;

(L)   any release of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves with respect to any of the Non-Serviced PSA Serviced Loans specifically identified in a schedule to the related Non-Serviced PSA, other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

(M)  any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease at a mortgaged property if (A) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (I) 30% of the net rentable area of the improvements at the mortgaged property and (II) 30,000 square feet of the improvements at the mortgaged property and (B) such transaction either is not a routine leasing matter or such transaction relates to a specially serviced loan; provided, that if lender consent is not required for such transaction pursuant to the mortgage loan documents, such transaction will not constitute a major decision; and

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(N)  any determination of an acceptable insurance default;

“Woodfield Mall Non-Controlling Note” means any Woodfield Mall Note other than the Woodfield Mall Controlling Note.

“Woodfield Mall Non-Controlling Noteholder” means any holder of a Woodfield Mall Non-Controlling Note; provided that, if at any time a Woodfield Mall Non-Controlling Note is held by (or, at any time a Woodfield Mall Non-Controlling Note is included in a non-lead securitization, the related Woodfield Mall Non-Lead Securitization Subordinate Class Representative for such non-lead securitization is) a Woodfield Mall Borrower Restricted Party, no person will be entitled to exercise the rights of such Woodfield Mall Non-Controlling Noteholder with respect to such non-controlling note.

“Woodfield Mall Non-Lead Securitization Subordinate Class Representative” means the holders of the majority of the class of securities issued in a non-lead securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any non-lead securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” or a “Non-Controlling Noteholder” is held by a Woodfield Mall Borrower Restricted Party, no person will be entitled to exercise the rights of the related Woodfield Mall Non-Lead Securitization Subordinate Class Representative.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Woodfield Mall Co-Lender Agreement and the related Non-Serviced PSA, if the Woodfield Mall Whole Loan becomes a defaulted loan, and if the related Non-Serviced Special Servicer determines to sell the Woodfield Mall Mortgage Loan in accordance with the related Non-Serviced PSA, then the related Non-Serviced Special Servicer may elect to sell the Woodfield Mall Whole Loan subject to the rights of the applicable holders of the Woodfield Mall Notes under the related Non-Serviced PSA and the Woodfield Mall Co-Lender Agreement, as described above under “—Consultation and Control”.

Replacement of the Special Servicer

The Woodfield Mall Controlling Noteholder (or its representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Non-Serviced Special Servicer), will have the right, at any time from time to time, to appoint a replacement Non-Serviced Special Servicer with respect to the Woodfield Mall Whole Loan. The Woodfield Mall Controlling Noteholder (or its representative) will be entitled to terminate the rights and obligations of the related Non-Serviced Special Servicer under the related Non-Serviced PSA, with or without cause, upon at least ten (10) business days’ prior written notice to the related Non-Serviced Special Servicer, which termination will not be effective unless, among other things, each applicable rating agency delivers a rating agency confirmation, and the Non-Serviced Trustee shall have received an opinion of counsel reasonably satisfactory to the Non-Serviced Trustee as to the matters specified in the related co-lender agreement and the related Non-Serviced PSA, including that the related Non-Serviced PSA will be enforceable against the replacement Non-Serviced Special Servicer in accordance with its terms.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans

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on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in January 2024 and ending on the hypothetical Determination Date in February 2024. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Bank of Montreal, Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, LMF Commercial, LLC, Argentic Real Estate Finance 2 LLC, KeyBank National Association, DBR Investments Co. Limited, German American Capital Corporation, Starwood Mortgage Capital LLC, Citi Real Estate Funding Inc. and 3650 Real Estate Investment Trust 2 LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Bank of Montreal, Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, BSPRT CMBS Finance, LLC, LMF Commercial, LLC, Argentic Real Estate Finance 2 LLC, KeyBank National Association, German American Capital Corporation and Starwood Mortgage Capital LLC on or about February 15, 2024 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

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Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on December 31, 2023, Barclays or its affiliates were the loan sellers in approximately 208 commercial mortgage-backed securitization transactions. Approximately $56.0 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations (including note purchases) and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and through December 31, 2023.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2023	$ 2,492,806,501
2022	$ 5,480,581,529
2021	$ 7,252,313,300
2020	$ 3,115,245,750
2019	$ 4,983,162,802
2018	$ 3,937,789,900
2017	$ 4,971,606,254
2016	$ 3,031,242,500
2015	$ 5,276,099,519
2014	$ 3,351,106,750
2013	$ 2,723,393,594
2012	$ 2,056,096,250
2011	$ 0
2010	$ 0
2009	$ 0
2008	$ 196,399,012
2007	$ 2,470,879,020

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Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus. With respect to Woodfield Mall Mortgage Loan (9.7%), which was co-originated by BMO, Barclays and Bank of America, N.A., portions of which are being sold by BMO and Barclays, the BMO Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus. With respect to the BLE Portfolio Mortgage Loan (3.9%), which was co-originated by Argentic and Barclays, portions of which are being sold by Argentic and Barclays, the Argentic Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus. With respect to the La Primavera Mortgage Loan (1.8%), which was co-originated by Argentic and Barclays, portions of which are being sold by Argentic and Barclays, the Argentic Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset

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summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a

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borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance
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policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii)  where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.
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Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on November 8, 2023 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of September 30, 2023, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Barclays nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

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The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

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None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2023, Societe Generale Financial Corporation securitized 177 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $7.1 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

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Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease,
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(ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).
Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

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Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

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A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

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Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 8, 2023. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including December 31, 2023 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 8, 2023. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including December 31, 2023, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention”.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

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Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 29 commercial and multifamily mortgage loans with an aggregate principal balance of approximately $708,600,000.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loans may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loans originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

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Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
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●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
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●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not

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warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
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●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus. With respect to the AutoNation Mortgage Loan, which was co-originated by Barclays and Argentic, portions of which are being sold by Barclays and Argentic, the Barclays Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. Argentic engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
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●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standards and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on July 26, 2023. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including September 30, 2023, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in this Securitization

Argentic is an affiliate of (i) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Excluded Loan), (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the remaining Class G-RR and H-RR certificates and (iii) Argentic CMBS Holdings II Ltd, the entity that will purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as

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described in “Credit Risk Retention”). Except as described above, neither Argentic nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the VRR Interest and the HRR Interest) at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of BMO with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 115 South LaSalle Street, 11th Floor, Chicago, Illinois 60603.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

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The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2023 is approximately $8.813 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by the BMO deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

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Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

With respect to the RTL Retail Portfolio Mortgage Loan (8.0%), which was co-originated by BMO, Barclays, KeyBank and Societe Generale Financial Corporation, the Societe Generale Financial Corporation Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party

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reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements ”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

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Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Appraisal”, “—Environmental Report” and “—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third-party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO Mortgage Loan based on the credit and collateral characteristics of the related Mortgaged Property and structural features of the BMO Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio

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sufficiently such that the related BMO Mortgage Loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO Mortgage Loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or
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tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the sponsor representation and warranty set forth in paragraph (7) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the sponsor representations and warranties in paragraphs (17) and (30) on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the sponsor representation and warranty set forth in paragraph (42) on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the sponsor representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent

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typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2023. BMO’s Central Index Key is 0000927971. As of December 31, 2023, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Bank of Montreal” has been provided by BMO.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC and DBR Investments Co. Limited (“DBRI”), an affiliate of GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool— Co-Originated and Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator and (ii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan

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Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to the Rillito Crossing Marketplace Mortgage Loan (2.4%), DBRI purchased a 100% equity participation interest in the related promissory note (the “Rillito Note”) from its affiliate, GACC. DBRI is expected to transfer its interest in the Rillito Note to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the Rillito Note.

With respect to the Creekside Village Mortgage Loan (1.8%), DBRI purchased a 100% equity participation interest in the related promissory note (the “Creekside Note”) from its affiliate, GACC. DBRI is expected to transfer its interest in the Creekside Note to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the Creekside Note.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. .. . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

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GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2023 is approximately $107.249 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC

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Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the Arundel Mills and Marketplace Whole Loan (8.6%), which was co-originated by Wells Fargo Bank, National Association, Societe Generale Financial Corporation, Citi Real Estate Funding Inc. and DBR Investments Co. Limited, portions of which are being sold by GACC and Societe Generale Financial Corporation, the Societe Generale Financial Corporation Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage

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Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI and GACC are each an originator and are affiliated with one another and Deutsche Bank Securities Inc., one of the underwriters. DBRI and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For

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specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an

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environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant
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property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to DB Originators’ Underwriting Guidelines

Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

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Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2023. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including July 1, 2020 to and including December 31, 2023, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 2.8% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2022, KeyBank’s Real Estate Capital Group originated a total of $26.3 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $10.1 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of December 31, 2023, KeyBank had originated approximately $21.889 billion of commercial mortgage loans that have been securitized in 116 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized.

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KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower,

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origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

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Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage

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loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance
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policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 2, 2023 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2023 as a sponsor of commercial mortgage loan securitizations.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including October 1, 2015 to and including December 31, 2023, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of LNR Partners, LLC, the special servicer under the (i) BBCMS 2023-5C23 pooling and servicing agreement which governs the servicing of the Sugar Land Town Square Whole Loan and (ii) Benchmark 2023-B40 pooling and servicing agreement which governs the servicing of the Axis Apartments Whole Loan.

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In addition, Barclays Bank PLC, an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, the SMC Mortgage Loan is subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loan to the depositor to, among other things, simultaneously reacquire such mortgage loans from Barclays Bank PLC, free and clear of any liens.

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to the SMC Mortgage Loan (2.3%).

Starwood’s Securitization Program

This is the 121st commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $16.75 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

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Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “— Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

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Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

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In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters
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from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the
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related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

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Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 27, 2023. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $8,255,152,150 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating

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agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

(i)            comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

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(ii)          comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

(iii)        recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement

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(collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt

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is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the

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form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2023. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including December 31, 2023, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)		Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.

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8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote all of the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of September 30, 2023.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	398	$5,636,422,894

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

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BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to all of the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSPRT Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to such BSPRT Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding each BSPRT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSPRT Mortgage Loan, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSPRT Mortgage Loan reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for each BSPRT Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSPRT Mortgage Loans.

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Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of any BSPRT Mortgage Loan, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the related BSPRT Mortgage Loan to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether any BSPRT Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

Each of the BSPRT Mortgage Loans was originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals,

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as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be
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utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially

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reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

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Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
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●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2023. BSPRT’s Central Index Key Number is 0001722518. BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither BSPRT nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

LMF is a sponsor, mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for the Mortgage Loan originated by LMF that is being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to the related warehouse facility is projected to equal approximately $9,450,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, the LMF Mortgage Loan subject to such warehouse facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

In addition, Computershare Trust Company, National Association is the interim custodian with respect to the loan files for the LMF Mortgage Loan.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loan”) were originated, co-originated or acquired from an

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unaffiliated third party by LMF. This is the 100th commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million, $716 million and $431 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank

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regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at

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the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or

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scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, the LMF Mortgage Loan may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of the LMF Mortgage Loan, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. The LMF Mortgage Loan was not originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of the LMF Mortgage Loan. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loan. No sampling procedures were used in the review process. LMF is the

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mortgage loan seller with respect to one (1) Mortgage Loan. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loan, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loan based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loan. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loan was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loan in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loan. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loan and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loan disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loan for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loan. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loan prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loan and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loan.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loan in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loan was not originated with any material exceptions from LMF’s

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underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 14, 2023. LMF’s Central Index Key number is 0001592182. With respect to the period from and including January 1, 2021 to and including December 31, 2023, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

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The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2024-C24 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer”, “—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

KeyBank National Association, a national banking association (“KeyBank”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is

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an affiliate of KeyBanc Capital Markets, Inc., one of the underwriters. KeyBank is not an affiliate of the issuing entity, the depositor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer or the trustee. KeyBank is also a mortgage loan seller, but KeyBank is not an affiliate of any other mortgage loan seller. KeyBank is the special servicer under the BMO 2023-C7 transaction (with respect to the Woodfield Mall Mortgage Loan and the Creekside Town Center Mortgage Loan prior to the securitization of the controlling pari passu Companion Loan).

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2020	12/31/2021	12/31/2022	09/30/2023
By Approximate Number	17,008	18,122	18,346	18,522
By Approximate Aggregate Principal Balance (in billions)	$308.5	$379.3	$426.9	$441.2

Within this servicing portfolio are, as of September 30, 2023, approximately 11,489 loans with a total principal balance of approximately $296.0 billion that are included in approximately 927 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2022, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1-” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

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KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	BBB+	BBB+	Baa1
Short-Term Debt Obligations	A-2	F2	P-2
Long-Term Deposits	N/A	A-	A2
Short-Term Deposits	N/A	F2	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Serviced Mortgage Loans and Serviced Companion Loans and any foreclosed property. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any foreclosed property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody

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of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time, KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding KeyBank under this heading “—The Master Servicer” has been provided by KeyBank.

For a description of any material affiliations, relationships and related transactions between KeyBank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

KeyBank will have various duties under the PSA. Certain duties and obligations of KeyBank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

KeyBank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

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The Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer (in such capacity, the “Special Servicer”) for all of the Mortgage Loans and any related Serviced Companion Loans and in such capacity will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the PSA. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial mortgage-based securities special servicer rating of “CSS3+” by Fitch, a commercial loan special servicer rating of “Average” by S&P and a DBRS Morningstar Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of June 30, 2023, Elliott manages approximately $59.2 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, a mortgage loan seller, sponsor, originator, the Retaining Sponsor, and an affiliate of the current holder of one or more Companion Loans related to the AutoNation Whole Loan, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the remaining Class G-RR and H-RR certificates, (iii) Argentic CMBS Holdings II Ltd, the entity that will purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Excluded Loan). Except as set forth above, neither ASC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire, retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

As of November 30, 2023, ASC had nineteen (19) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 35 years of industry experience. ASC was named special servicer on 53 securitized pools (47 commercial mortgage-backed securities pools and 6 collateralized loan obligation pools) including 1,340 loans secured by 1,990 properties with an unpaid balance of approximately $29.5 billion as of November 30, 2023. As of November 30, 2023, ASC was actively managing 27 commercial mortgage-backed securities loans, secured by 33 properties (including 4 REO properties) with an approximate unpaid balance of $814 million.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with

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CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, but may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable Directing Certificateholder, holders of certificates of the Controlling Class or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special

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servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by ASC.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of Argentic Services Company LP as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” and “—Inspections” in this prospectus. Argentic Services Company LP’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

Argentic Services Company LP, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The BMO 2023-C7 Servicer, the BBCMS 2023-C22 Servicer, the BBCMS 2023-5C23 Servicer and the Benchmark 2023-B40 Servicer

Midland Loan Services, a division of PNC Bank, National Association (“Midland”), is the Non-Serviced Master Servicer of certain Non-Serviced Mortgage Loans pursuant to certain Non-Serviced PSAs (such Non-Serviced Mortgage Loans, the “Midland Serviced Mortgage Loans”). Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary

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servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland's policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland's personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).
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Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland's website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of December 31, 2023, Midland was master and primary servicing approximately 21,373 commercial and multifamily mortgage loans with a principal balance of approximately $502 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,794 of such loans, with a total principal balance of approximately $336 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2021 to 2023.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
CMBS	$302	$328	$336
Other	$301	$315	$244
Total	$603	$642	$580

As of December 31, 2023, Midland was named the special servicer in approximately 316 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $119 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 186 assets with an outstanding principal balance of approximately $4.6 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially

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serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2021 to 2023.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
Total	$163	$162	$119

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any companion loan holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Pursuant to certain interim servicing agreements between Barclays and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the BMO Mortgage Loans.

Pursuant to certain interim servicing agreements between SGFC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the SGFC Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

Midland is also (i) the master servicer under the BMO 2023-C7 PSA, pursuant to which the Woodfield Mall Whole Loan is serviced and the Creekside Town Center whole loan is serviced prior to the securitization of the controlling pari passu companion loan, (ii) the master servicer under the BBCMS 2023-C22 PSA, pursuant to which the RTL Retail Portfolio, The Muse & Eden Pointe and the Outlet Shoppes at Atlanta Whole Loans are serviced, (iii) the master servicer under the BBCMS 2023-5C23 PSA, pursuant to which the Sugar Land Town Square Whole Loan is serviced and (iv) the master servicer under the Benchmark 2023-B40 PSA, pursuant to which the Axis Apartments Whole Loan is serviced.

PNC Bank, National Association (“PNC Bank”) and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the Outside Master Servicer has been provided by Midland. Midland does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of Midland as Outside Master Servicer), the

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Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

The information set forth above under this heading “—The BMO 2023-C7 Servicer, the BBCMS 2023-C22 Servicer, the BBCMS 2023-5C23 Servicer and the Benchmark 2023-B40 Servicer” regarding Midland Loan Services, a Division of PNC Bank, National Association has been provided by Midland.

The Affiliated Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is the special servicer under the BBCMS 2023-5C23 pooling and servicing agreement, which governs the servicing for the Sugar Land Town Square Whole Loan and is the special servicer under the Benchmark 2023-B40 pooling and servicing agreement which governs the servicing of the Axis Apartments Whole Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the BBCMS 2023-5C23 pooling and servicing agreement and the Benchmark 2023-B40 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 24 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 177 as of September 30, 2023. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
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●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $84.2 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion; and
●	177 domestic commercial mortgage backed securitization pools as of September 30, 2023 with a then current face value in excess of $103.8 billion.

As of September 30, 2023, LNR Partners has resolved approximately $88.4 billion of U.S. commercial and multifamily loans over the past 24 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately

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$0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily mortgage loans during 2022, and approximately $0.804 billion of U.S. commercial and multifamily mortgage loans through September 30, 2023.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of September 30, 2023, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,527 assets across the United States with a then current face value of approximately $103.8 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (Strong), Fitch (CSS1), and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BBCMS 2023-5C23 pooling and servicing agreement or the Benchmark 2023-B40 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BBCMS 2023-5C23 pooling and servicing agreement or the Benchmark 2023-B40 pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans it services or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include

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collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Sugar Land Town Square Whole Loan or the Axis Apartments Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular such mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standards under the BBCMS 2023-5C23 pooling and servicing agreement and the Benchmark 2023-B40 pooling and servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the BBCMS 2023-5C23 and the Benchmark 2023-B40 securitizations, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC), any mortgage loan seller (other than SMC).

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer under the BBCMS 2023-5C23 pooling and servicing agreement and the Benchmark 2023-B40 pooling and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

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In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the BBCMS 2023-5C23 pooling and servicing agreement and the Benchmark 2023-B40 pooling and servicing agreement). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under this heading “—The Affiliated Special Servicer” regarding LNR Partners has been provided by LNR Partners.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.1 billion (USD) in assets as of June 30, 2023. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized

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debt obligations. As of June 30, 2023, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 473 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $259 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2023, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,207 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $697 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2023, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 404,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For twenty CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2022 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2022 Computershare CMBS Annual Statement of Compliance”).

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For seventeen different CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the April 18, 2022 distribution was made one business day late due to an administrative error relating to the calculation of the payment date in an internal system due to Good Friday.

For two other CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that certain payment errors occurred. In one case, a class of certificates was overpaid and another class was underpaid in three consecutive months. The payment error was caused by an administrative error relating to the reimbursement to a servicer of prior advances subsequently deemed non-recoverable. Computershare Trust Company corrected the payment errors in the third month. In the other case, an administrative error during the processing of the transfer of a certificate caused the wrong beneficial holder to receive payment. The resulting payment error was corrected in the same month the error occurred.

For one additional CMBS transaction, the related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the Form 10-D (including the ABS Asset Data File and ABS Asset Related Document filed as exhibits 102 and 103 respectively to the registrant’s Form ABS-EE and incorporated by reference into the Form 10-D filing) for the initial distribution date was filed three calendar days late. The late filing resulted from a gap in Computershare Trust Company’s process for reviewing and capturing the Exchange Act reporting obligations in newly closed transactions.

For each of the twenty CMBS transactions, the related Subject 2022 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). BellOak has an address at 200 N. Pacific Coast Highway, Suite 1400, El Segundo, California 90245 and its telephone number is (332) 236-8495.

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BellOak is a privately held commercial real estate finance advisory firm headquartered in El Segundo, California. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages best in class software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of September 30, 2023, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $27.1 billion issued in 28 transactions.

As of September 30, 2023, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $8.0 billion issued in 9 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that BellOak, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by BellOak, LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information

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regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

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Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, Argentic Real Estate Finance 2 LLC, one of the sponsors of this transaction (and an affiliate of Argentic Services Company LP, the special servicer) has agreed to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to satisfy its risk retention requirements with respect to the Certificates through a combination of the following on the Closing Date:

●	the purchase by its MOA, which is expected to be Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of certificates which will be comprised of the Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest) representing approximately 1.956% of the fair value, as of the Closing Date, of all of the ABS interests issued and determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and
●	the purchase by its MOA, which is expected to be the Retaining Party, of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) comprised of approximately 3.050% of the Certificate Balance or the Notional Amount, as applicable, as of the Closing Date, of each class of Certificates (other than the Class R certificates) in such amounts as set forth below:
Class	Approx. Initial Certificate Balance/Notional Amount to be Retained(1)
Class A-1	$272,000
Class A-2	$2,941,000
Class A-5	$11,212,000
Class A-SB	$388,000
Class X-A	$14,813,000
Class X-B	$4,313,000
Class X-D	$609,000
Class X-F	$371,000
Class A-S	$2,645,000
Class B	$1,006,000
Class C	$662,000
Class D	$397,000
Class E	$212,000
Class F	$371,000
Class G-RR	$265,000
Class H-RR	$793,778

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The certificates described above are referred to in this prospectus collectively as the “VRR Interest”. The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

The Class G-RR and Class H-RR certificates (other than the portion that comprises the VRR Interest) are referred to in this prospectus collectively as the “Horizontal Risk Retention Certificates”. The Horizontal Risk Retention Certificates are intended to meet the definition of an “eligible horizontal residual interest,” as such term is defined in the Credit Risk Retention Rules.

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Argentic Real Estate Finance 2 LLC will acquire and contribute Mortgage Loans with a principal balance of approximately 18.6% of the aggregate Initial Pool Balance.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the Horizontal Risk Retention Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such Horizontal Risk Retention Certificates, a “Subsequent Third Party Purchaser”) at any time on or after February 15, 2029. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The Eligible Horizontal Residual Interest

Argentic Securities Holdings 2 Cayman Limited will purchase the certificates identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Horizontal Risk Retention Certificates	Initial Certificate Balance of Horizontal Risk Retention Certificates	Initial Available Certificate Balance of Horizontal Risk Retention Certificates(1)	Fair Values of Horizontal Risk Retention Certificates (in % and $)	Purchase Price(2)
Class G-RR	$ 8,671,000	$8,406,000	0.4890% / $3,671,560	43.67785%
Class H-RR	$ 26,014,778	$25,221,000	1.4671% / $11,015,991	43.67785%

(1)	This amount does not include the initial Certificate Balance of the Class G-RR and Class H-RR certificates that are a part of the VRR Interest.
(2)	Expressed as a percentage of the initial available Certificate Balance of the Class G-RR and Class H-RR certificates, excluding accrued interest. The aggregate purchase price to be paid for the Horizontal Risk Retention Certificates to be acquired by Argentic Securities Holdings 2 Cayman Limited is approximately $14,687,551 excluding accrued interest.
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The aggregate fair value of the Horizontal Risk Retention Certificates is equal to approximately 1.956% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R certificates).

The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $37,542,336 representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the Classes of Regular Certificates excluding accrued interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of Certificates (other than the Class R certificates) and as a dollar amount) of the Class G-RR and Class H-RR Certificates that were retained by Argentic Securities Holdings 2 Cayman Limited based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of Certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the Certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

The approximate fair value of each Class of Certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below:

Class	Fair Value
Class A-1	$8,899,984
Class A-2	$99,289,041
Class A-5	$378,585,750
Class A-SB	$13,091,810
Class X-A	$53,666,935
Class X-B	$14,295,299
Class X-D	$3,956,927
Class X-F	$1,932,550
Class A-S	$89,312,077
Class B	$32,948,967
Class C	$21,111,922
Class D	$8,630,327
Class E	$4,238,013
Class F	$5,737,125
Class G-RR	$3,787,306
Class H-RR	$11,362,696

The aggregate fair value of all the Classes of Certificates (other than the Class R certificates) is approximately $750,846,728, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus, dated January 24, 2024, under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the

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Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Class X-F, Class F, Class G-RR and Class H-RR certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Retaining Party

On the Closing Date, Argentic Securities Holdings 2 Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (“ASH 2”) and a majority-owned affiliate of the Retaining Sponsor will purchase for cash the VRR Interest and the remaining Class G-RR and Class H-RR certificates. Argentic CMBS Holdings II Ltd, the entity that will purchase the Class X-F and Class F Certificates, and Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loan), are affiliates of ASH 2.

ASH 2 was formed primarily to invest in junior tranches of commercial mortgage backed securities (“CMBS B-piece Securities”). As of December 31, 2023, ASH 2 has purchased three CMBS B-piece Securities, however, affiliates of ASH 2 have made over 20 purchases of CMBS B-piece Securities.

ASH 2 is managed by Argentic Investment Management LLC (“Argentic Investment Management”). Certain senior members of Argentic Investment Management’s real estate credit team have over 20 years of CMBS experience. Investment vehicles managed by Argentic Investment Management have made investments in fixed and floating rate whole loans, subordinate debt, preferred equity and commercial mortgage-backed securities.

ASH 2 and Argentic Investment Management are affiliates of the Special Servicer and the Retaining Sponsor, which is a sponsor, a mortgage loan seller and an originator.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest and the Horizontal Risk Retention Certificates to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the Horizontal Risk Retention Certificates. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules) and may transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in, and in accordance with the Credit Risk Retention Rules) or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the Horizontal Risk Retention Certificates as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk

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Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) solely with respect to the Horizontal Risk Retention Certificates to the extent that such Certificates have been transferred to a Subsequent Third Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with 17 C.F.R. §246.7(b)(8)(i) of the Credit Risk Retention Rules and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules (such period, the “Transfer Restriction Period”).

Operating Advisor

The operating advisor for this securitization transaction will be BellOak, LLC, a California limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans, to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan (other than a non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any Major Decision during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited

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consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur with respect to any Mortgage Loan or Serviced Whole Loan, when the Certificate Balance of the Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balance of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of BellOak, LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by BellOak, LLC under the PSA and satisfaction that no payments have been paid by any special servicer to BellOak, LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, BellOak, LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, Argentic, KeyBank, Societe Generale Financial Corporation, UBS AG, BSPRT, LMF, Bank of Montreal, GACC and SMC will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case other than LMF and SMC to the exceptions to these representations and warranties set forth in Annex D-2 (the “Exception Schedules”). LMF and SMC did not identify any exceptions to the representations and warranties identified in Annex D-1.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Societe Generale Financial Corporation, UBS AG, BMO and GACC determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays,

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Societe Generale Financial Corporation, UBS AG, BMO and GACC, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Societe Generale Financial Corporation, UBS AG, BMO and GACC, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Societe Generale Financial Corporation, UBS AG, BMO and GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time the decision to include its Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include its Mortgage Loans in this transaction, each of KeyBank and BSPRT determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the borrower sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank or BSPRT, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank or BSPRT, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank or BSPRT, as applicable, based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

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Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “Pooling and Servicing Agreement” or “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2024-C24 will consist of the following classes: the Class A-1, Class A-2, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class R certificates.

The Class X-A, Class X-B, Class X-D and Class X-F certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-D and Class X-F Certificates) and the Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

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Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$8,900,000
A-2	$96,400,000
A-5	$367,580,000
A-SB	$12,711,000
X-A	$485,591,000
X-B	$141,341,000
A-S	$86,712,000
B	$32,951,000
C	$21,678,000
Non-Offered Certificates
X-D	$19,944,000
X-F	$12,140,000
D	$13,007,000
E	$6,937,000
F	$12,140,000
G-RR	$8,671,000
H-RR	$26,014,778
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $485,591,000. The Notional Amount of the Class X-B certificates will equal the aggregate Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $141,341,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $19,944,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $12,140,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

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Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in March 2024.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the Certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
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●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA;

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date; and

(f)    with respect to each Actual/360 Loan and the Distribution Date occurring in March 2024, the related Initial Interest Deposit Amount.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date,

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and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Each Mortgage Loan Seller will be required to deliver to the depositor on the Closing Date for deposit in the Interest Reserve Account, with respect to each of its Mortgage Loans that accrues interest on an Actual/360 Basis, a cash amount (the “Initial Interest Deposit Amount”) equal to one day of interest on the Cut-off Date Balance of such Mortgage Loan at the related Net Mortgage Rate.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date,
(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,
(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero,
(c)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,
(d)	to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,
(e)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;
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(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

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Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class

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compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 5.22900%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 6.11400%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 5.41900%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 5.59800%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 5.86700%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 5.71800%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 6.00000%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 4.25000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 4.25000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 4.25000%.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

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The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Class R Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable, and with respect to the March 2024 Due Date, the related portion of the Initial Interest Deposit Amount. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate,

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the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of Certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the Certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date,

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Principal Shortfall for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date,

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provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, income, rents, and profits from REO Property or otherwise, received with respect to such Mortgage Loan and any REO Property on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to “Pooling and Servicing Agreement—Advances” in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with the related Mortgage Loan.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted

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Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)              the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)          all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)         any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)              the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)            the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

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If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not

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advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and

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allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

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Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, (4) to the Class X-D certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class D and Class E Certificates as described above, and (5) to the Class X-F certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

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●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	November 2028
Class A-2	January 2029
Class A-5	December 2033
Class A-SB	July 2033
Class X-A	NAP
Class X-B	NAP
Class A-S	January 2034
Class B	January 2034
Class C	January 2034

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations.

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Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in February 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator Fee/Trustee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)              the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)          the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are

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being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan, any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as an “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G-RR and Class H-RR certificates.

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This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable allocable to the Certificates to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

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fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the Non-Serviced A/B Whole Loan, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

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Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)  a CREFC® servicer watch list;

(11)  a CREFC® loan level reserve and letter of credit report;

(12)  a CREFC® property file;

(13)  a CREFC® financial file;

(14)  a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)  a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to

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Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending June 30, 2024, a CREFC® operating statement analysis report prepared with respect to each property or in the aggregate for the portfolio of Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2024, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the

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certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. As of the closing date, there will be no Risk Retention Consultation Party.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

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“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Controlling Class Loan with respect to this securitization.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means any Mortgage Loan or Whole Loan:

(1) with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination;

(a) the Directing Certificateholder is a Borrower Party; or

(b) the holder of the majority of the Controlling Class is a Borrower Party; or

(2) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if

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such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

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Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially-Serviced Loans) will provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer will be required to deliver or make available electronic copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders (except, with respect to a mortgage loan seller, to the extent necessary for such party to comply with its obligations under the related MLPA, and except for the master servicer, the special servicer and the certificate administrator, acting in such capacities) will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

In the case of a Non-Serviced Mortgage Loan as to which the Directing Certificateholder or the holder of the majority of the Controlling Class has consultation rights, such party may be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term as defined under the related Intercreditor Agreement, and for such purposes references to “Borrower Party” will be deemed to refer to such analogous term in the related Intercreditor Agreement.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
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●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator; and
●	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
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●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab; and
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor,

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the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder, such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing

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entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not

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reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports

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and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so

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only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

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Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

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Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—BBCMS 2024-C24

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling Mortgage Loans and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                        the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                 an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                   the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                     an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                  the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)               originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)             the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

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(ix)               any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                  an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)             the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)           the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)           the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)               the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)           the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)        the original or a copy of any related mezzanine intercreditor agreement;

(xviii)      the original or a copy of all related environmental insurance policies; and

(xix)         a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

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(a)       A copy of each of the following documents:

(i)                      the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                  the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)              any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)               all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                   the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)               any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)            any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)         any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)             any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)             any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)          any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        all related environmental reports; and

(xiv)         all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

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(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or

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any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any

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related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in the two preceding paragraphs while the trustee continues to hold any other

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cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the four (4) most recently reported calendar quarters preceding the repurchase or substitution will not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller will not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, will have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan will not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent will not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as

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Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loans, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc. to the same extent as BSPRT CMBS Finance, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect

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to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing any Jointly Sold Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation, and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time, to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold

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Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

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(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings, (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale and (iii) in the case of BSPRT CMBS Finance, LLC, any of that mortgage loan seller and Franklin BSP Realty Trust, Inc.) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable

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mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays, Societe Generale Financial Corporation and BSPRT CMBS Finance, LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” or “Non-Serviced Pari Passu Companion Loan”, as applicable, with respect to such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the Pooling and Servicing Agreement or related Non-Serviced PSA, as applicable, and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced

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Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

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Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

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All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer, the certificate administrator or the depositor, under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to (A) monitor the performance of sub-servicers retained by it and (B) will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause). However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is

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sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

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Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable

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Advance. If the special servicer makes such a determination, it must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the nonrecoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the determination by the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed payment advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of

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late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

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In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Serviced Companion Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or Serviced Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan distributable to Certificateholders will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Serviced Companion Loans pursuant to the related Intercreditor Agreement.

The master servicer or its sub-servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA pursuant to the terms of the related Co-Lender Agreement. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date (other than any Initial Interest Deposit Amount) and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

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On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions —Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans, and on the Closing Date, the Depositor will be required to remit to the Certificate Administrator, and the Certificate Administrator will be required to deposit into the Interest Reserve Account, the Initial Interest Deposit Amount for each Actual/360 Mortgage Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA include one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

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Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                      to remit on or before each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans, as applicable, on the related Distribution Date, if any;

(ii)                   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)               to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)             to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)          to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)              to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                 to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)              to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

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(xii)               to recoup any amounts deposited in the Collection Account in error;

(xiii)            to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)             to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)                to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)            to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)         to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)      to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)          to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)             to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)          to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer or the special servicer (with respect to Specially Serviced Loans) must use such efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use efforts to collect such amount from the holder or holders of the related Serviced Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or Non-Specially Serviced Loan.

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The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds, Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) for which the Operating Advisor has consultation obligations pursuant to the PSA or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit with respect to the Mortgage Loans in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset	A fee of $5,000 on the Closing	Payable by the mortgage loan	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Representations Reviewer	Date.	sellers.
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $20,500 multiplied by the number of Delinquent Loans, plus (ii) $2,050 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,700 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan, and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans,.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
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(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer with respect to a serviced Mortgage Loan or Serviced Whole Loan (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to (1) with respect to each serviced mortgage loan, a rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging from 0.00125% to 0.06000% per annum; (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00125% per annum; and (3) with respect to each serviced companion loan, a primary servicing fee rate equal to 0.00125% per annum. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action) and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that does not involve a Major Decision or Special Servicer Decision;
●	(x) 100% of all assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);
●	100% of assumption application fees and other similar fees collected during the related collection period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan); for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);
●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of consent fees on Mortgage Loans that are
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not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

●	with respect to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers relating to the accounts held by the master servicer pursuant to the PSA or the Mortgage Loan documents;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including 100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to Penalty Charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to Penalty Charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than with respect to Penalty Charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payment as compensation.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest

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or direct the investment of funds held in the Collection Account, Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. If such fees are paid by borrower and subservicers do not retain their fees but pay them to the master servicer, the master servicer will be responsible for such borrower-paid fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

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Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a Special Servicing Fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for

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cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan)) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)             the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

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(iii)          the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)          with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)              the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)          if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)100% of all Excess Modification Fees actually collected during the related collection period with respect to any Specially Serviced Loan (to the extent not prohibited by the related Intercreditor Agreement) or any successor REO Loan;

(ii)50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iii)(x) 100% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and (y) 50% of assumption fees, waiver fees, loan service transaction fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

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(iv)                   100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)                      (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) or that are Mortgages Loans that are not Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) that is a Special Servicer Decision processed by the Special Servicer, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that involves a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(vi)                   100% of charges for beneficiary statements and demand charges actually paid by the related borrowers relating to the accounts held by the special servicer pursuant to the PSA or the Mortgage Loan Documents to the extent such beneficiary statements or demand charges were prepared by the special servicer;

(vii)                 with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)              late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans since the Closing Date.

For the avoidance of doubt, the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than with respect to Penalty Charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to Penalty Charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than with respect to Penalty Charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without

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consent of the master servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency), property condition report fee and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

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Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01276% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00228% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans (but excluding each Companion Loan) and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

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Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00036% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $20,500 multiplied by the number of Delinquent Loans, plus (ii) $2,050 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,700 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Delinquent Loan subject to franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”.

The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

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“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payments, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

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No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives the related appraisal or conducts a valuation described below, equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.       the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.       the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other

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amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, then (other than for purposes of determining the identity of the Directing Certificateholder or whether a Control Termination Event has occurred and is continuing), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an

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Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to

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receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F Certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, and finally, to the Class A-S certificates).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan that is a

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Mortgage Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such

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insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans) or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (if the master servicer and the special servicer mutually agree that the master

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servicer is required to make the determinations described above) and the special servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the determinations described above, and if the master servicer is making such determination, the master servicer will be required to make such determination in the same manner and subject to the same rights and obligations as if the special servicer were to make such determination.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

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Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)       approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)       approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)       any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

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(5)       approving any transfer of an interest in the borrower under a serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)       requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)       approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)       agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(10)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided further that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, loan service transaction, consent and earnout fees (other than

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assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y)(a) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable Treasury regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such

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case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated

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borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2025, unless a

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physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2024 and the calendar year ending on December 31, 2024 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who

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will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, documentation that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such documentation to the other such party), which provides that a refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payments on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing or sale documentation), or (iii) the related refinancing, purchase agreement or sale documentation is terminated before the refinancing or sale is scheduled to occur;

(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the

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related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset

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Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such
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workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10-business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any

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Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the completion of Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or

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recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then after a Servicing Transfer Event with respect to such defaulted Mortgage Loan, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or

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(2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and applicable Treasury regulations. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account

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to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party such Non-Serviced Mortgage Loan) if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party, not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

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The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of request therefor, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan as to such party, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event exists) and (ii) the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder,

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the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a non-binding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans

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other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer with or without cause and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however,

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be Argentic Securities Income USA 2 LLC.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the

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Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (xi) below, within 10 business days and (ii) within 30 days with respect to clause (xi) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

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Each of the following is a “Major Decision”:

(i)                  any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)               any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)            following a default or an event of default with respect to a serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)            any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)                any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)             any release of material collateral or any acceptance of substitute or additional collateral for a serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)          any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)       any property management company changes with respect to a serviced Mortgage Loan with a principal balance greater than $2,500,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)           releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

(x)             any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

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(xi)           any determination of an Acceptable Insurance Default;

(xii)        any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)     any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof; provided, however, that any such modification or amendment that would (a) materially increase the scope of the master servicer’s obligations under the subject agreement or the Pooling and Servicing Agreement, (b) reduce any compensation due to master servicer or modify the obligations of noteholders to pay their pro rata share of compensation due to the master servicer, under the subject agreement or the Pooling and Servicing Agreement, (c) change the terms related to any advancing obligations or right to reimbursement, including related to reimbursement of advances, or interest on advances, or the obligations of noteholders to pay their pro rata share of such advances or interest thereon, under the subject agreement or the Pooling and Servicing Agreement, (d) modify the master servicer’s right to reimbursement of any expense or the obligations of noteholders to pay their pro rata share of expenses as provided for in the subject agreement or the Pooling and Servicing Agreement, or cause the master servicer to incur additional expenses other than as provided for in the subject agreement or the Pooling and Servicing Agreement, or (e) modify the timing of reports or remittances required to be delivered by the master servicer under the subject agreement or the Pooling and Servicing Agreement, will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiv)      any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)        any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan under the circumstances described in clause (5) of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modifications, Waivers and Amendments” in this prospectus).

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the

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master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

In addition, in the event that Woodfield Mall Note A-1-1 becomes the Woodfield Mall Controlling Note, the Directing Certificateholder will be entitled to exercise the rights granted to such note by the Woodfield Mall Co-Lender Agreement to the extent provided for in the BMO 2023-C7 pooling and servicing agreement as the related Non-Serviced PSA as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Woodfield Mall Mortgage Loan”.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may, in the case of a Major Decision processed by the special servicer, at the special servicer’s discretion take the form of an Asset Status Report.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan (other than an Excluded Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

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Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider

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alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and

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continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan other than the Woodfield Mall Whole Loan to the extent described above, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, and, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity as and to the extent provided in the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that

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would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

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Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties. However, BellOak, LLC is also the operating advisor under the MSWF 2023-2 pooling and servicing agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to such pooling and servicing agreements, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)   reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)   preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)                 after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)               if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application

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of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)            if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations, Appraisal Reduction Amounts or Collateral Deficiency Amounts, as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating

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in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

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Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                  that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action;

(ii)               that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)            that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, the Retaining Parties, a Subsequent Third Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)             that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

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(v)                that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)             that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report.

The operating advisor will be required to keep all such Privileged Information, and any information that appears on its face to be Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer,

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the certificate administrator and the trustee, based on advice of legal counsel), and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

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(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the

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certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any

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determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2015 (excluding pools with 20% or less of the initial balance remaining), the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2019 and December 31, 2023 was approximately 35.1% excluding all periods for which all loans within the legacy transactions are delinquent. Additionally, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of mortgage loans that were delinquent at least 60 days and inclusive of all Barclays sponsored deals regardless of outstanding loan amount as a percentage of original cut-off balance loan amount) for any reporting period between January 1, 2019 and December 31, 2023 was approximately 6.0%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 19.1% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying

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deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                 a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)              a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

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(iii)            copies of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)             a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)            a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)         any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

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“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the master servicer, the special servicer and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the

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same extent as Societe Generale Financial Corporation and (iii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, KBRA, Moody’s Investors Service, Inc. (“Moody’s”) or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose

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such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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(i)                 any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)               any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)            any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)             a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)             the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

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Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Principal Balance Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Principal Balance Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates evidencing at least 75% of the Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the closing date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

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Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the owner of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the owner of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the owner of the VRR Interest;

(c)   does not have any liability or duties to the holders of any class of certificates other than the owner of the VRR Interest;

(d)   may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to the owner of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

With respect to each Serviced Whole Loan, after the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on

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the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special

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servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer

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approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) or the holder of the related Subordinate Companion Loan to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any the Subsequent Third Party Purchaser (an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of any Subsequent Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

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(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting (after any applicable grace periods) required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

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(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer, as the case may be, under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of the holders of Voting Rights evidencing at least 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written direction of the holders of Voting Rights evidencing at least 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Whole Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

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Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

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Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or

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potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) or (ii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable non-serviced securitization trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a

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Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating

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agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

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The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Certificateholder Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting

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Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

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Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates (other than the Directing Certificateholder or any of its affiliates) will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

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Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

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Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2024-C24 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial
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equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced
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PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2024-C24 mortgage pool, if necessary).

●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Woodfield Mall Mortgage Loan

The Woodfield Mall Mortgage Loan is being serviced pursuant to the BMO 2023-C7 pooling and servicing agreement. The servicing terms of the BMO 2023-C7 pooling and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however,

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the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BMO 2023-C7 pooling and servicing agreement earns a primary servicing fee with respect to the Woodfield Mall Mortgage Loan equal to 0.00125% per annum.
●	Upon the Woodfield Mall Mortgage Loan becoming a specially serviced loan under the BMO 2023-C7 pooling and servicing agreement, the related Non-Serviced Special Servicer under the BMO 2023-C7 pooling and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000%, subject to a minimum amount of $3,500 per month with respect to the Woodfield Mall Whole Loan.
●	The related Non-Serviced Special Servicer under the BMO 2023-C7 pooling and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.0%, subject to a minimum amount of $25,000; provided, that, in no event will the workout fee with respect to the Woodfield Mall Whole Loan, with respect to each applicable principal and interest collection, exceed $1,000,000.
●	The related Non-Serviced Special Servicer under the BMO 2023-C7 pooling and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.0%, subject to a minimum amount of $25,000; provided, that, in no event will the liquidation fee with respect to the Woodfield Mall Whole Loan, with respect to the applicable liquidation proceeds, exceed $1,000,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement

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did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

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The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth
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any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting

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unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1% of the Cut-off Date Balance. The voluntary exchange of certificates (other than the Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

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(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

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(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event of the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller, related additional obligor; under the MLPA or related additional obligor under the MLPA or otherwise change any rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, related additional obligor under the MLPA or related guarantor or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller, related additional obligor under the MLPA or related guarantor under any MLPA or otherwise change the rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller, related additional obligor or related guarantor. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the

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depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB” by S&P, “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) the Servicer has a long term unsecured debt rating of “A” by Fitch or a short term rating of “F1” by Fitch, or (2) the trustee maintains an agreement with a national banking association with a rating of at least “A” on its long term senior unsecured debt or issuer credit rating by Fitch or a short term rating of “F1” by Fitch which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, is unwilling or unable to do so; provided, further, that the trustee shall notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes that may limit the agreement) and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator and, prior to the occurrence and continuance of a Control Termination Event, acceptable to the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable,

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may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Illinois. Five (5) Mortgaged Properties (15.0%) are located in Illinois. Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with the Illinois Mortgage Foreclosure Law (Article 15 of the Illinois Code of Civil Procedure) on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge, sheriff or private third-party. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale and to the extent personally served. In certain circumstances, the lender may have a receiver appointed.

Texas. Ten (10) Mortgaged Properties (13.4%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area

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designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

California. Seven (7) Mortgaged Properties (10.3%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with

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others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and

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enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases

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have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to

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certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

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Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the

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then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not

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contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a

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lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a

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leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if

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certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the

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commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

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Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines,

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National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

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Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates. In addition, an affiliate of Barclays currently holds certain of the Woodfield Mall, Rhino Portfolio 3 and AutoNation Companion Loans. However, such affiliate of Barclays intends to sell such Companion Loans in connection with one or more future securitizations in which Barclays is a loan seller.

Computershare Trust Company, National Association is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Computershare Trust Company, National Association, the certificate administrator, trustee and custodian is also the certificate administrator, trustee and custodian (i) under the BMO 2023-C7 pooling and servicing agreement, pursuant to which each of the Woodfield Mall Whole Loan and Creekside Town Center Whole Loan (prior to the securitization of the controlling pari passu Companion Loan) are serviced, (ii) under the MSWF 2023-2 pooling and servicing agreement, pursuant to which each of the Arundel Mills and Marketplace Whole Loan, BLE Portfolio Whole Loan, La Primavera Whole Loan, Centre Pointe Portfolio Whole Loan and Blackbird Portfolio Whole Loan are serviced, (iii) under the BBCMS 2023-C22 pooling and servicing agreement, pursuant to which each of the RTL Retail Portfolio Whole Loan, The Muse & Eden Pointe Whole Loan and Outlet Shoppes at Atlanta Whole Loan are serviced, (iv) under the Benchmark 2023-B40 pooling and servicing agreement, pursuant to which the Axis Apartments Whole Loan is serviced and (v) under the BBCMS 2023-5C23 pooling and servicing agreement, pursuant to which the Sugar Land Town Square Whole Loan is serviced.

BellOak, LLC is also the operating advisor and asset representations reviewer under the MSWF 2023-2 pooling and servicing agreement pursuant to which the Arundel Mills and Marketplace Whole Loan, the BLE Portfolio Whole Loan, the La Primavera Whole Loan, the Centre Pointe Portfolio Whole Loan and the Blackbird Portfolio Whole Loan are serviced.

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the Retaining Sponsor and a Mortgage Loan Seller, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest, (iii) Argentic CMBS Holdings II Ltd, the entity that will purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Excluded Loan).

In the case of the repurchase facilities provided to Argentic, Barclays Bank PLC has agreed to purchase mortgage loans from Argentic’s subsidiaries on a revolving basis. Argentic guarantees the performance by its wholly-owned subsidiaries of certain obligations under the repurchase facilities. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to these repurchase facilities is projected to equal approximately $111,403,568.43. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiaries, from Barclays Bank PLC, each of the Argentic Mortgage Loans subject to such repurchase facilities, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Bank of Montreal, a sponsor, an originator and a mortgage loan seller, is an affiliate of BMO Capital Markets Corp., one of the underwriters. In addition, Bank of Montreal currently holds one or more of the Woodfield Mall Companion Loans. However, Bank of Montreal intends to sell such Companion Loans in connection with one or more future securitizations.

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KeyBank National Association, a sponsor, a mortgage loan seller, the holder of one or more of the RTL Retail Portfolio Companion Loans, an originator and the Master Servicer, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association is also the special servicer with respect to the Woodfield Mall Mortgage Loan, which is serviced under the BMO 2023-C7 pooling and servicing agreement, and the Creekside Town Center Mortgage Loan which is initially serviced under the BMO 2023-C7 pooling and servicing agreement. KeyBank National Association is the interim custodian of the loan files for some or all of the KeyBank Mortgage Loans.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for the Mortgage Loan originated by LMF that is being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to the related warehouse facility is projected to equal approximately $9,450,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, the LMF Mortgage Loan subject to such warehouse facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters. In addition, Societe Generale Financial Corporation currently holds certain of the Arundel Mills & Marketplace Companion Loans.

BSPRT is a sponsor, a mortgage loan seller and an originator.

UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters.

GACC, a sponsor, an originator and a mortgage loan seller, is an affiliate of DBR Investments Co. Limited, an originator, and Deutsche Bank Securities Inc., one of the underwriters.

Barclays Bank PLC, an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, the SMC Mortgage Loan (2.3%) is subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loan to the depositor to, among other things, simultaneously reacquire such mortgage loan from Barclays Bank PLC, free and clear of any liens.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and SMC, Computershare Trust Company, National Association acts as interim custodian with respect to the SMC Mortgage Loan (2.3%).

SMC, a mortgage loan seller, a sponsor and an originator, is an affiliate of LNR Partners, LLC, the special servicer under the (i) BBCMS 2023-5C23 pooling and servicing agreement which governs the servicing of the Sugar Land Town Square Whole Loan and (ii) Benchmark 2023-B40 pooling and servicing agreement which governs the servicing of the Axis Apartments Whole Loan.

Pursuant to certain interim servicing agreements between Barclays and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the BMO Mortgage Loans.

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Pursuant to certain interim servicing agreements between SGFC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the SGFC Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

Midland is also (i) the master servicer under the BMO 2023-C7 pooling and servicing agreement, pursuant to which the Woodfield Mall Whole Loan is serviced and the Creekside Town Center Whole Loan is serviced prior to the securitization of the controlling pari passu companion loan, (ii) the master servicer under the BBCMS 2023-C22 pooling and servicing agreement, pursuant to which the RTL Retail Portfolio, The Muse & Eden Pointe and the Outlet Shoppes at Atlanta Whole Loans are serviced, (iii) the master servicer under the BBCMS 2023-5C23 pooling and servicing agreement, pursuant to which the Sugar Land Town Square Whole Loan is serviced and (iv) the master servicer under the Benchmark 2023-B40 pooling and servicing agreement, pursuant to which the Axis Apartments Whole Loan is serviced.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

KeyBank National Association is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

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Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2 and Class A-5 certificates were outstanding.

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Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$485,591,000	Class A-1, Class A-2, Class A-5 and Class A-SB certificates
Class X-B	$141,341,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

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Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments or performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

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Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$485,591,000	Class A-1, Class A-2, Class A-5 and Class A-SB certificates
Class X-B	$141,341,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

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●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in March 2024;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about February 15, 2024;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised;
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and
●	with respect to each Mortgage Loan with a related Subordinate Companion Loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own

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assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2025	82%	82%	82%	82%	82%
February 2026	63%	63%	63%	63%	63%
February 2027	41%	41%	41%	41%	41%
February 2028	19%	19%	19%	19%	19%
February 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.57	2.54	2.53	2.53	2.53

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.85	4.82	4.78	4.72	4.41

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030	100%	100%	100%	100%	100%
February 2031	100%	100%	100%	100%	100%
February 2032	100%	100%	100%	100%	100%
February 2033	100%	100%	100%	100%	100%
February 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.73	9.69	9.65	9.58	9.32
500

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	98%	98%	98%	98%	98%
February 2030	79%	79%	79%	79%	79%
February 2031	58%	58%	58%	58%	58%
February 2032	34%	34%	34%	34%	34%
February 2033	9%	9%	9%	9%	9%
February 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.29	7.29	7.29	7.29	7.29

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030	100%	100%	100%	100%	100%
February 2031	100%	100%	100%	100%	100%
February 2032	100%	100%	100%	100%	100%
February 2033	100%	100%	100%	100%	100%
February 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.90	9.87	9.84	9.50

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030	100%	100%	100%	100%	100%
February 2031	100%	100%	100%	100%	100%
February 2032	100%	100%	100%	100%	100%
February 2033	100%	100%	100%	100%	100%
February 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.60
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Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030	100%	100%	100%	100%	100%
February 2031	100%	100%	100%	100%	100%
February 2032	100%	100%	100%	100%	100%
February 2033	100%	100%	100%	100%	100%
February 2034 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under
“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from February 1, 2024 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

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Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	6.984%	7.001%	7.004%	7.005%	7.005%
97.0000%	6.527%	6.539%	6.541%	6.542%	6.542%
98.0000%	6.077%	6.085%	6.086%	6.087%	6.087%
99.0000%	5.634%	5.638%	5.638%	5.639%	5.639%
100.0000%	5.198%	5.197%	5.197%	5.197%	5.197%
101.0000%	4.769%	4.764%	4.763%	4.762%	4.762%
102.0000%	4.346%	4.336%	4.335%	4.334%	4.334%
103.0000%	3.930%	3.916%	3.913%	3.912%	3.912%
104.0000%	3.519%	3.501%	3.498%	3.497%	3.497%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	6.380%	6.381%	6.382%	6.384%	6.396%
100.0000%	6.134%	6.134%	6.134%	6.133%	6.129%
101.0000%	5.892%	5.890%	5.888%	5.884%	5.866%
102.0000%	5.652%	5.649%	5.645%	5.639%	5.606%
103.0000%	5.415%	5.411%	5.405%	5.396%	5.348%
104.0000%	5.181%	5.176%	5.168%	5.157%	5.094%
105.0000%	4.950%	4.943%	4.934%	4.920%	4.843%
106.0000%	4.721%	4.713%	4.702%	4.686%	4.594%
107.0000%	4.495%	4.485%	4.473%	4.454%	4.349%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	5.588%	5.588%	5.589%	5.589%	5.592%
100.0000%	5.452%	5.452%	5.452%	5.452%	5.451%
101.0000%	5.318%	5.317%	5.317%	5.316%	5.312%
102.0000%	5.185%	5.184%	5.183%	5.182%	5.175%
103.0000%	5.054%	5.053%	5.051%	5.049%	5.040%
104.0000%	4.924%	4.923%	4.921%	4.918%	4.906%
105.0000%	4.796%	4.794%	4.792%	4.788%	4.773%
106.0000%	4.670%	4.668%	4.665%	4.660%	4.643%
107.0000%	4.545%	4.542%	4.539%	4.534%	4.513%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	5.799%	5.799%	5.799%	5.799%	5.799%
100.0000%	5.626%	5.626%	5.626%	5.626%	5.626%
101.0000%	5.456%	5.456%	5.456%	5.456%	5.456%
102.0000%	5.287%	5.287%	5.287%	5.287%	5.287%
103.0000%	5.121%	5.121%	5.121%	5.121%	5.121%
104.0000%	4.956%	4.956%	4.956%	4.956%	4.956%
105.0000%	4.794%	4.794%	4.794%	4.794%	4.794%
106.0000%	4.633%	4.633%	4.633%	4.633%	4.633%
107.0000%	4.474%	4.474%	4.474%	4.474%	4.474%

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Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
10.8500%	7.214%	7.140%	7.046%	6.907%	6.268%
10.9000%	7.098%	7.023%	6.929%	6.790%	6.149%
10.9500%	6.982%	6.907%	6.813%	6.673%	6.032%
11.0000%	6.867%	6.792%	6.697%	6.558%	5.915%
11.0500%	6.753%	6.678%	6.583%	6.443%	5.799%
11.1000%	6.640%	6.564%	6.469%	6.329%	5.683%
11.1500%	6.527%	6.452%	6.356%	6.216%	5.569%
11.2000%	6.415%	6.340%	6.244%	6.103%	5.455%
11.2500%	6.304%	6.229%	6.133%	5.992%	5.342%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
9.7000%	7.324%	7.304%	7.279%	7.245%	6.670%
9.8000%	7.079%	7.059%	7.034%	7.000%	6.421%
9.9000%	6.837%	6.817%	6.792%	6.758%	6.176%
10.0000%	6.600%	6.579%	6.554%	6.520%	5.935%
10.1000%	6.365%	6.345%	6.320%	6.286%	5.697%
10.2000%	6.135%	6.114%	6.089%	6.055%	5.463%
10.3000%	5.908%	5.887%	5.862%	5.827%	5.232%
10.4000%	5.684%	5.663%	5.638%	5.603%	5.004%
10.5000%	5.463%	5.442%	5.417%	5.382%	4.780%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	6.045%	6.045%	6.045%	6.046%	6.048%
100.0000%	5.908%	5.908%	5.908%	5.908%	5.907%
101.0000%	5.773%	5.773%	5.772%	5.772%	5.767%
102.0000%	5.639%	5.639%	5.638%	5.637%	5.629%
103.0000%	5.507%	5.506%	5.506%	5.505%	5.493%
104.0000%	5.377%	5.376%	5.375%	5.374%	5.359%
105.0000%	5.248%	5.247%	5.246%	5.244%	5.225%
106.0000%	5.120%	5.119%	5.118%	5.116%	5.094%
107.0000%	4.994%	4.993%	4.992%	4.989%	4.964%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	6.311%	6.311%	6.311%	6.311%	6.324%
97.0000%	6.170%	6.170%	6.170%	6.170%	6.179%
98.0000%	6.030%	6.030%	6.030%	6.030%	6.036%
99.0000%	5.892%	5.892%	5.892%	5.892%	5.895%
100.0000%	5.756%	5.756%	5.756%	5.756%	5.756%
101.0000%	5.622%	5.622%	5.622%	5.622%	5.618%
102.0000%	5.489%	5.489%	5.489%	5.489%	5.482%
103.0000%	5.358%	5.358%	5.358%	5.358%	5.348%
104.0000%	5.229%	5.229%	5.229%	5.229%	5.215%
504

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
93.3750%	6.991%	6.991%	6.991%	6.991%	7.008%
94.3750%	6.843%	6.843%	6.843%	6.843%	6.857%
95.3750%	6.696%	6.696%	6.696%	6.696%	6.708%
96.3750%	6.552%	6.552%	6.552%	6.552%	6.561%
97.3750%	6.409%	6.409%	6.409%	6.409%	6.416%
98.3750%	6.268%	6.268%	6.268%	6.268%	6.272%
99.3750%	6.129%	6.129%	6.129%	6.129%	6.130%
100.3750%	5.992%	5.992%	5.992%	5.992%	5.991%
101.3750%	5.857%	5.857%	5.857%	5.857%	5.853%
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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this

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restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed

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rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans... secured by an interest in real property which is... residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, sixteen (16) of the Mortgaged Properties (collectively, 29.2%) securing or partially securing thirteen (13) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).
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Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class C certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount

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equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

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Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of

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the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-5, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in

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accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a

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“conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

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In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “Partnership Representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has

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provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number or (ii) is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial

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asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose

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penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-5	Class A-SB	Class X-A
Barclays Capital Inc.	$8,900,000	$95,400,000	$363,850,000	$12,711,000	$485,591,000
SG Americas Securities, LLC	$0	$0	$0	$0	$0
BMO Capital Markets Corp.	$0	$0	$0	$0	$0
Deutsche Bank Securities Inc.	$0	$0	$0	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0	$0	$0
UBS Securities LLC	$0	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0	$0
Mischler Financial Group, Inc.	$0	$1,000,000	$3,730,000	$0	$0
Total	$8,900,000	$96,400,000	$367,580,000	$12,711,000	$485,591,000
Underwriter	Class X-B	Class A-S	Class B	Class C
Barclays Capital Inc.	$141,341,000	$86,712,000	$32,951,000	$21,678,000
SG Americas Securities, LLC	$0	$0	$0	$0
BMO Capital Markets Corp.	$0	$0	$0	$0
Deutsche Bank Securities Inc.	$0	$0	$0	$0
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
UBS Securities LLC	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Mischler Financial Group, Inc.	$0	$0	$0	$0
Total	$141,341,000	$86,712,000	$32,951,000	$21,678,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 113.4% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2024, before deducting expenses payable by the depositor (such expenses estimated at $9,173,687.12, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

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We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of Barclays, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Woodfield Mall, Rhino Portfolio 3 and AutoNation Companion Loans. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Arundel Mills and Marketplace Companion Loans. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator, a mortgage loan seller and the holder of one or more Woodfield Mall Companion Loans. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is an originator, a sponsor and a mortgage loan seller, and DBR Investments Co. Limited, an originator and the holder of certain of the Arundel Mills and Marketplace Companion Loans. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, the holder of one or more of the RTL Retail Portfolio Companion Loans, a mortgage loan seller, an originator, the master servicer, and the special servicer with respect to the BMO 2023-C7 transaction (with respect to the Woodfield Mall Mortgage Loan and the Creekside Town Center Mortgage Loan prior to the securitization of the controlling pari passu Companion Loan). UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of Deutsche Bank Securities Inc., which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)   the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

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(2)   the payment by the depositor to Bank of Montreal, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Bank of Montreal Mortgage Loans;

(3)   the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(4)   the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(5)   the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(6)   the payment by each of LMF, Argentic and SMC (if applicable) or, in each case, an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller, or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller; and

(7)   the payment by the depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the German American Capital Corporation Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., BMO Capital Markets Corp., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, UBS Securities LLC and Deutsche Bank Securities Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257737-12)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered

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Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257737) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in

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accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, as of loan origination, indirectly owns approximately 50% of the borrower under the Woodfield Mall Mortgage Loan. Persons who have an ongoing relationship with the CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

Prospective investors should note that the Teachers Retirement System of Texas (“TRST”), which is a governmental plan, as of loan origination, owns an approximately 99% equity interest in the borrower under the Sugar Land Town Square Mortgage Loan. Persons who have an ongoing relationship with the TRST should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

522

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

523

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

524

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for

525

purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in

526

February 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

527

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

528

Index of Defined Terms

1
17g-5 Information Provider	354
1986 Act	508
1996 Act	488
3
30/360 Basis	390
4
401(c) Regulations	525
A
AB Modified Loan	402
Accelerated Mezzanine Loan Lender	348
Acceptable Insurance Default	405
Acres	158
Acting General Counsel’s Letter	134
Actual/360 Basis	193
Actual/360 Loans	380
ADA	490
Additional Exclusions	405
Administrative Cost Rate	332
ADR	147
Advances	376
Affirmative Asset Review Vote	441
AIM	302
ALTA	237
Annual Debt Service	147
Appraisal Reduction Amount	399
Appraisal Reduction Event	398
Appraised Value	147
Appraised-Out Class	403
AREF	138
AREF Repo Seller	138
Argentic	241
Argentic Data Tape	246
Argentic Mortgage Loans	241
Argentic Review Team	246
Arundel Mills and Marketplace Known PACE Loan	208
Arundel Mills Marketplace Release Property	199
ASC	302
Assessment of Compliance Report	468
Asset Representations Reviewer Asset Review Fee	397

Asset Representations Reviewer Fee	397
Asset Representations Reviewer Fee Rate	397
Asset Representations Reviewer Termination Event	445
Asset Representations Reviewer Upfront Fee	397
Asset Review	442
Asset Review Notice	441
Asset Review Quorum	441
Asset Review Report	443
Asset Review Report Summary	443
Asset Review Standard	443
Asset Review Trigger	440
Asset Review Vote Election	441
Asset Status Report	414
Assumed Final Distribution Date	340
Assumed Scheduled Payment	334
Attestation Report	469
Available Funds	326
B
Balloon LTV Ratio	151
Balloon Payment	152
Bank Act	248
Bankruptcy Code	62
Barclays	227
Barclays Data Tape	229
Barclays Holdings	227
Barclays Mortgage Loans	229
Barclays Review Team	229
Base Interest Fraction	339
BellOak	314
BLVD Tract 1	198
BLVD Tract 3	198
BMO	248
BMO Data File	250
BMO Financial	248
BMO Harris	248
BMO Mortgage Loans	248
BMO Securitization Database	249
Borrower Party	347
Borrower Party Affiliate	348
Breach Notice	364
Bridge Bank	100
BSPRT	284
BSPRT Data Tape	285
BSPRT Mortgage Loans	284
BSPRT Review Team	285

529

C
C(WUMP)O	18
CalMat	183
CalPERS	189, 522
CalPERS Investor	189
Cash Flow Analysis	147
CDTC	312
CERCLA	174, 488
Certificate Administrator/Trustee Fee	396
Certificate Administrator/Trustee Fee Rate	396
Certificate Balance	325
Certificate Owners	357
Certificateholder	349
Certificateholder Quorum	449
Certificateholder Repurchase Request	458
Certificates	324
Class A Certificates	324
Class A-SB Planned Principal Balance	334
Class X Certificates	324
Clearstream	355
Clearstream Participants	357
Closing Date	146, 227
CMBS	140, 304
Code	137, 506
Collateral Deficiency Amount	402
Collection Account	379
Collection Period	327
Communication Request	359
Companion Distribution Account	379
Companion Holder	209
Companion Holders	209
Companion Loan Rating Agency	210
Companion Loan(s)	143
Compensating Interest Payment	341
Compliance Fee	171
Computershare	312
Computershare Limited	312
Computershare Trust Company	312
Constant Prepayment Rate	498
Consultation Termination Event	429
Contested Portion	176
Control Eligible Certificates	424
Control Event	199
Control Note	210
Control Termination Event	429
Controlling Class	423
Controlling Class Certificateholder	423
Controlling Holder	210
Corrected Loan	414
COVID-19	56
CPR	498
CPY	498
Credit Risk Retention Rules	317
Creekside Note	256

CREFC®	345
CREFC® Intellectual Property Royalty License Fee	397
CREFC® Intellectual Property Royalty License Fee Rate	398
CREFC® Reports	345
Cross-Collateralized Mortgage Loan Repurchase Criteria	366
Cross-Over Date	331
CRR	117
CTS	312
Cumulative Appraisal Reduction Amount	402, 403
Cure/Contest Period	443
Cut-off Date	143
Cut-off Date Balance	148
Cut-off Date Loan-to-Value Ratio	150
Cut-off Date LTV Ratio	150
D
D or @%(#)	153
D or GRTR of @% or YM(#)	153
D or YM(#)	153
D(#)	153
DBRI	255
DBRS Morningstar	299, 304, 444
Death Event	190
Debt Service Coverage Ratio	150
December 2012 Memorandum of Covenant	174
Defaulted Loan	420
Defeasance Deposit	197
Defeasance Loans	197
Defeasance Lock-Out Period	197
Defeasance Option	197
Defendants	177
Definitive Certificate	355
Delinquent Loan	441
Depositaries	356
Designated Parcel	198
Determination Date	326
Deutsche Bank	256
Diligence File	361
Directing Certificateholder	423
Directing Certificateholder Approval Process	416
Disclosable Special Servicer Fees	395
Discount Rate	339
Dispute Resolution Consultation	461
Dispute Resolution Cut-off Date	460
Distribution Accounts	379
Distribution Date	326
Distribution Date Statement	345
Distributor	14
DISTRIBUTOR	15

530

DIV Threshold	136
DIVs	136
DMARC	256
Dodd-Frank Act	141
DOJ	256
DOL	522
DSCR	150
DTC	355
DTC Participants	356
DTC Rules	357
Due Date	193
Due Diligence Questionnaire	250
Due Diligence Requirements	117
E
EDGAR	521
EEA	14
EEA Retail Investor	14
Effective Gross Income	148
Eligible Asset Representations Reviewer	444
Eligible Operating Advisor	435
Elliott	302
Enforcing Party	459
Enforcing Servicer	459
EPA	174
ESA	172, 261
Escrow/Reserve Mitigating Circumstances	233, 263
EU Due Diligence Requirements	117
EU Institutional Investor	117
EU PRIIPS Regulation	14
EU Prospectus Regulation	14
EU Securitization Regulation	16
EU Transparency Requirements	118
Euroclear	355
Euroclear Operator	358
Euroclear Participants	358
EUWA	14, 15
Event of Termination	188
Exception Schedules	322
Excess Modification Fee Amount	391
Excess Modification Fees	390
Excess Prepayment Interest Shortfall	342
Exchange Act	227, 264
Excluded Controlling Class Holder	347
Excluded Controlling Class Loan	348
Excluded Information	348
Excluded Loan	348
Excluded Plan	524
Excluded Special Servicer	449
Excluded Special Servicer Loan	449
Exemption	523
Exemption Rating Agency	523

F
FATCA	516
FDIA	133
FDIC	100
FIEL	20
Final Asset Status Report	416
Final Dispute Resolution Election Notice	461
Financial Market Publisher	350
Financial Promotion Order	17
FIRREA	135, 260
Fitch	299, 467
Flagstar	100
FMLDC	188
Ford Deed	188
Ford ROFR	189
Forestry Parcel	176
FPO Persons	17
FSMA	14, 16
G
GAAP	317
GACC	255
GACC Data Tape	257
GACC Deal Team	257
GACC Mortgage Loans	257
Gain-on-Sale Entitlement Amount	327
Gain-on-Sale Remittance Amount	328
Gain-on-Sale Reserve Account	380
Garn Act	489
GLA	151
Government Securities	195
GRTR of @% or YM(#)	153
H
HAP Contract	163
Horizontal Risk Retention Certificates	317
HSTP Act	68
I
IMI	189
Impermissible Risk Retention Affiliate	451
Impermissible TPP Affiliate	451
Indirect Participants	356
Initial Delivery Date	414
Initial Interest Deposit Amount	328
Initial Pool Balance	143
Initial Requesting Certificateholder	458
In-Place Cash Management	151
Institutional Investor	19
Institutional Investors	117
Insurance and Condemnation Proceeds	379

531

Intercreditor Agreement	209
Interest Accrual Amount	333
Interest Accrual Period	333
Interest Distribution Amount	333
Interest Reserve Account	380
Interest Shortfall	333
Interested Person	421
Investor Certification	348
IRS	137
J
Japanese Retention Requirement	20
JFSA	20
Jointly Sold Mortgage Loans	151
JRR Rule	20
Judgment	176
K
KBRA	467
KeyBank	264, 298
KeyBank Data Tape	265
KeyBank Mortgage Loans	265
KeyBank Qualification Criteria	266
KeyBank Review Team	265
L
L(#)	153
Laurel Canyon Master Lease	184
LC MHC Owner	164
Lennar	291
Liquidation Fee	392
Liquidation Fee Rate	392
Liquidation Proceeds	379
LMF	291
LMF Data Tape	296
LMF Mortgage Loan	291
LMF Review Team	295
LNR Partners	308
Loan Per Unit	151
Local Law 97	84
Lock-out Period	195
Loss of Value Payment	367
Lower-Tier Regular Interests	506
lower-tier REMIC	52
Lower-Tier REMIC	325, 506
Lower-Tier REMIC Distribution Account	379
LTV Ratio	148
LTV Ratio at Maturity	151
M
MAI	369
Major Decision	425

Major Decision Reporting Package	427
Market Value	188
MAS	18
Master Servicer Proposed Course of Action Notice	459
Material Defect	364
Maturity Date Balloon Payment	152
Midland	304
Midland Serviced Mortgage Loans	304
MiFID II	14, 15
MLPA	360
MOA	318
Modeling Assumptions	498
Modification Fees	390
Moody’s	299, 444
Mortgage	144
Mortgage File	360
Mortgage Loans	143
Mortgage Note	144
Mortgage Pool	143
Mortgage Rate	333
Mortgaged Property	144
N
Net Mortgage Rate	332
Net Operating Income	152
NI 33-105	21
Non-Control Note	210
Non-Controlling Holder	210
Nonrecoverable Advance	376
Non-Serviced A/B Whole Loan	210
Non-Serviced Certificate Administrator	210
Non-Serviced Companion Loan	210
Non-Serviced Custodian	210
Non-Serviced Directing Certificateholder	210
Non-Serviced Master Servicer	210
Non-Serviced Mortgage Loan	210
Non-Serviced Pari Passu Companion Loan	210
Non-Serviced Pari Passu Mortgage Loan	210
Non-Serviced Pari Passu Whole Loan	210
Non-Serviced PSA	210
Non-Serviced PSA Serviced Loan	224
Non-Serviced PSA Serviced Loans	224
Non-Serviced Special Servicer	211
Non-Serviced Trustee	211
Non-Serviced Whole Loan	211
Non-U.S. Person	516
Notional Amount	325
NRA	152
NRSRO	347
NRSRO Certification	349

532

O
O(#)	153
Occupancy As Of Date	153
Occupancy Rate	152
Offered Certificates	324
OID	508
OID Regulations	509
OLA	134
Operating Advisor Annual Report	433
Operating Advisor Consultation Event	322
Operating Advisor Consulting Fee	396
Operating Advisor Expenses	396
Operating Advisor Fee	396
Operating Advisor Fee Rate	396
Operating Advisor Standard	433
Operating Advisor Termination Event	437
Operating Advisor Upfront Fee	396
Operating Statements	157
Other Master Servicer	211
Other PSA	211
Other Special Servicer	211
P
P&I Advance	375
P&I Advance Date	375
PACE	209
PAR	261
Pari Passu Companion Loan(s)	143
Pari Passu Mortgage Loan	211
Parking Agreement	163
Parking Parcel	163
Parking Parcel Owner	163
Participants	355
Parties in Interest	522
Partnership Representative	515
Pass-Through Rate	331
Patriot Act	491
PCE	173
PCR	237, 254
Percentage Interest	326
Periodic Payments	326
Permitted Investments	326, 380
Permitted Special Servicer/Affiliate Fees	395
PFC Payments	171
PIPs	174
Plans	521
PNC Bank	307
pooled principal balance certificates	3
Pooling and Servicing Agreement	324
PRC	17
Preliminary Dispute Resolution Election Notice	460
Prepayment Assumption	510

Prepayment Interest Excess	341
Prepayment Interest Shortfall	341
Prepayment Premium	340
Prepayment Provisions	153
Primary Collateral	366
Prime Rate	379
Principal Balance Certificates	324
Principal Distribution Amount	333
Principal Shortfall	334
Prior Owner	190
Privileged Information	436
Privileged Information Exception	436
Privileged Person	347
Professional Investors	18
Prohibited Prepayment	342
Promotion of Collective Investment Schemes Exemptions Order	17
Proposed Course of Action	460
Proposed Course of Action Notice	459
Prospectus	18
PSA	324
PSA Party Repurchase Request	459
PTCE	525
Purchase Price	368
Q
Qualification Criteria	240, 286, 297
Qualified Replacement Special Servicer	450
Qualified Substitute Mortgage Loan	369
Qualifying CRE Loan Percentage	318
R
RAC No-Response Scenario	466
Rated Final Distribution Date	341
Rating Agencies	467
Rating Agency Confirmation	467
REA	67
RealINSIGHT	302
Realized Loss	343
REC	172
Record Date	326
Registration Statement	521
Regular Certificates	324
Regular Interestholder	509
Regular Interests	506
Regulation AB	300, 469
Reimbursement Rate	379
Related Proceeds	378
Release Date	197
Relevant Investor	19
Relevant Persons	17
Relief Act	490
Remaining Term to Maturity	154

533

REMIC	506
REMIC Prohibition Period	198
REO Account	380
REO Loan	336
REO Property	414
Repurchase Request	459
Requesting Certificateholder	461
Requesting Holders	403
Requesting Investor	359
Requesting Party	466
Required Credit Risk Retention Percentage	318
Requirements	491
Residual Certificates	324
Resolution Failure	459
Resolved	459
Restricted Group	523
Restricted Party	436
Retaining Party	317
Retaining Sponsor	317
Review Materials	441
RevPAR	154
Rillito Note	256
Risk Retention Affiliate	436
Risk Retention Affiliated	436
Risk Retention Consultation Party	347, 447
Risk Retention Requirements	118
RLTO	177
ROFO	182
ROFR	182
RTL Retail Portfolio Adjusted Release Amount	199
RTL Retail Portfolio Release Property	199
Rule 17g-5	349
S
S&P	299, 304, 467
Scheduled Principal Distribution Amount	334
SEC	227, 264
Securities Act	468
Securitization Accounts	380
Securitization Regulation	117
SEL	289
Senior Certificates	324
Serviced Companion Loan	211
Serviced Mortgage Loan	211
Serviced Pari Passu Companion Loan	211
Serviced Pari Passu Companion Loan Securities	453
Serviced Pari Passu Mortgage Loan	211
Serviced Pari Passu Whole Loan	211
Serviced Whole Loan	211
Servicer Termination Event	451
Servicing Advances	376

Servicing Fee	388
Servicing Fee Rate	388
Servicing Standard	373
Servicing Transfer Event	414
SF	154
SFA	18
SFO	18
SGFC Entities	234
SGNY	234
Similar Law	521
Simon Inc.	189
SMC	269
SMC Data Tape	270
SMC Mortgage Loans	269
SMC Review Team	270
SMMEA	525
Société Générale	234
Societe Generale Financial Corporation	234
Societe Generale Financial Corporation Data Tape	239
Societe Generale Financial Corporation Deal Team	238
Societe Generale Mortgage Loans	235
Sonder	162
Special Servicer	302
Special Servicer Decision	407
Special Servicing Fee	391
Special Servicing Fee Rate	391
Specially Serviced Loans	412
SPG LP	189
Sq. Ft.	154
Square Feet	154
Standard Qualifications	2
Startup Day	506
Starwood	269
State	177
Stated Principal Balance	335
Structured Product	18
STWD	308
Subject 2022 Computershare CMBS Annual Statement of Compliance	313
Subordinate Certificates	324
Subordinate Companion Loan	211
Subordinate Companion Loan(s)	143
Subsequent Asset Status Report	415
Subsequent Third Party Purchaser	318
Sub-Servicing Agreement	374
Summit Declaration	186
SVB	100
T
T-12	154
Tax Exemption	191
Tax Savings Payment	171

534

TCE	173
Term to Maturity	154
Termination Date	188
Termination Notice	188
Termination Purchase Amount	470
Terms and Conditions	358
Tests	442
Third-Party Offer	183
TIF Agreement	190
Title IV Financial Aid	62
Title V	490
Total Operating Expenses	148
Transfer Restriction Period	321
Treasury Regulations	506
TRIPRA	86
TRST	522
Trust	298
trust REMICs	52
Trust REMICs	325, 506
TTM	154
U
U.S. Person	516
U/W DSCR	150
U/W Expenses	154
U/W NCF	154
U/W NCF Debt Yield	156
U/W NCF DSCR	150
U/W Net Cash Flow	154
U/W Net Operating Income	156
U/W NOI	156
U/W NOI Debt Yield	158
U/W NOI DSCR	157
U/W Revenues	158
UBS AG, New York Branch	22, 276
UBS AG, New York Branch Data Tape	277
UBS AG, New York Branch Deal Team	277
UBS AG, New York Branch Mortgage Loans	277
UBS Qualification Criteria	279
UBSRES	276
UCC	477
UK	14
UK CRR	117
UK Due Diligence Requirements	117
UK Institutional Investor	117
UK PRIIPS Regulation	14
UK Retail Investor	14
UK Securitization Regulation	16
UK Transparency Requirements	118
Underwriter Entities	108
Underwriting Agreement	518
Underwritten Debt Service Coverage Ratio	150

Underwritten Expenses	154
Underwritten NCF	154
Underwritten NCF Debt Yield	156
Underwritten Net Cash Flow	154
Underwritten Net Cash Flow Debt Service Coverage Ratio	150
Underwritten Net Operating Income	156
Underwritten Net Operating Income Debt Service Coverage Ratio	157
Underwritten NOI	156
Underwritten NOI Debt Yield	158
Underwritten Revenues	158
Unit 17/18 Occupancy Reserve Deposit	203
Unit 4/5 Occupancy Holdback Deposit	203
Unit I and 17/18 Occupancy Reserve Deposit	203
Unit I Occupancy Reserve Deposit	203
Unit I, J and 17/18 Occupancy Holdback Deposit	203
Units	158
Unscheduled Principal Distribution Amount	334
Unsolicited Information	442
upper-tier REMIC	52
Upper-Tier REMIC	325, 506
Upper-Tier REMIC Distribution Account	379
V
Valley Ranch Condominium Association	171
Violations	177
Volcker Rule	142
Voting Rights	355
VRR Interest	28, 317
W
WAC Rate	332
Weighted Average Mortgage Rate	158
weighted averages	159
Wells Fargo	312
Wells Fargo Bank	312
WFDTC	312
Whole Loan	143
Withheld Amounts	380
Woodfield Mall A Notes	219
Woodfield Mall B Note	220
Woodfield Mall Borrower Restricted Party	224
Woodfield Mall Co-Lender Agreement	220
Woodfield Mall Control Appraisal Period	224
Woodfield Mall Controlling Note	222

535

Woodfield Mall Controlling Noteholder	222
Woodfield Mall Lead Securitization Note	223
Woodfield Mall Major Decision	224
Woodfield Mall Mortgage Loan	219
Woodfield Mall Non-Controlling Note	226
Woodfield Mall Non-Controlling Noteholder	226
Woodfield Mall Non-Lead Note	224
Woodfield Mall Non-Lead Securitization Subordinate Class Representative	226
Woodfield Mall Note A Holder	220
Woodfield Mall Note A Holders	220
Woodfield Mall Note A-1-1	219
Woodfield Mall Note B Holder	220
Woodfield Mall Note B-1	220
Woodfield Mall Note B-2	220
Woodfield Mall Note B-3	220
Woodfield Mall Notes	219

Woodfield Mall Pari Passu Companion Loan Holders	220
Woodfield Mall Pari Passu Companion Loans	219
Woodfield Mall Senior Notes	219
Woodfield Mall Subordinate Companion Loan	220
Woodfield Mall Subordinate Companion Loan Holder	220
Woodfield Mall Triggering Event of Default	222
Woodfield Mall Whole Loan	220
Woodfield Mall Workout	221
Workout Fee	391
Workout Fee Rate	391
Workout-Delayed Reimbursement Amount	378
Y
Yield Maintenance Charge	340
YM(#)	153

536

ANNEX A-1

CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group
								1	25
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	9.7%	100.0%	BMO, Barclays, BANA	BMO, Barclays	Group A	NAP
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	9.4%		Barclays, BANA	Barclays	NAP	NAP
2.01	Property		1	The Summit	6.0%	64.6%
2.02	Property		1	Blvd 2500	1.2%	12.4%
2.03	Property		1	Jackson	0.7%	7.4%
2.04	Property		1	Haymarket	0.7%	7.1%
2.05	Property		1	North Aurora	0.4%	4.2%
2.06	Property		1	At Home - Arlington	0.3%	3.5%
2.07	Property		1	Houma	0.1%	0.8%
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	8.6%	100.0%	WFBNA, CREFI, DBRI, SGFC	SGFC, GACC	Group A	NAP
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	8.0%		SGFC, KeyBank, Barclays, BMO	SGFC, BMO	NAP	NAP
4.01	Property		1	Northwoods Marketplace	0.7%	8.3%
4.02	Property		1	The Centrum	0.5%	6.6%
4.03	Property		1	Lawton Marketplace	0.5%	6.2%
4.04	Property		1	Carlisle Crossing	0.5%	6.1%
4.05	Property		1	Southway Shopping Center	0.5%	6.0%
4.06	Property		1	Parkway Centre South	0.4%	5.2%
4.07	Property		1	Houma Crossing	0.4%	5.0%
4.08	Property		1	North Lake Square	0.4%	4.9%
4.09	Property		1	Liberty Crossing	0.4%	4.8%
4.10	Property		1	Owensboro Town Center	0.4%	4.6%
4.11	Property		1	Harbor Town Center	0.3%	3.7%
4.12	Property		1	Lord Salisbury Center	0.3%	3.5%
4.13	Property		1	Terrell Mill Village	0.3%	3.5%
4.14	Property		1	The Ridge at Turtle Creek	0.2%	3.1%
4.15	Property		1	Nordstrom Rack	0.2%	3.0%
4.16	Property		1	Ventura Place	0.2%	2.8%
4.17	Property		1	Quail Springs	0.2%	2.7%
4.18	Property		1	Wallace Commons	0.2%	2.6%
4.19	Property		1	Waterford Park South	0.2%	2.5%
4.20	Property		1	Evergreen Marketplace	0.2%	2.3%
4.21	Property		1	Derby Marketplace	0.2%	2.1%
4.22	Property		1	Stoneridge Village	0.2%	2.1%
4.23	Property		1	Fresh Thyme & DSW	0.1%	1.5%
4.24	Property		1	Crossroads Annex	0.1%	1.4%
4.25	Property		1	Tellico Village	0.1%	1.3%
4.26	Property		1	Walmart Neighborhood Market	0.1%	1.2%
4.27	Property		1	PetSmart & Old Navy	0.1%	1.1%
4.28	Property		1	Sutters Creek	0.1%	1.0%
4.29	Property		1	Mattress Firm & Panera Bread	0.1%	0.9%
5	Loan	1, 7, 12, 19, 21	1	AutoNation	6.1%	100.0%	Barclays, AREF2	Barclays, AREF2	NAP	NAP
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	3.9%	68.1%	AREF2, Barclays	AREF2, Barclays	Group C	Yes
6.01	Property		1	Lakeside Forest	1.8%	46.9%
6.02	Property		1	The Establishment	1.5%	37.8%
6.03	Property		1	Barcelona	0.6%	15.3%
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	1.8%	31.9%	AREF2, Barclays	AREF2, Barclays	Group C	Yes
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	4.3%	100.0%	CREFI	BMO	NAP	NAP
9	Loan	17, 23, 28	1	Laurel Canyon	2.9%	100.0%	AREF2	AREF2	NAP	NAP
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	2.8%	100.0%	SGFC	SGFC	Group B	NAP
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	2.5%	100.0%	AREF2	AREF2	NAP	NAP
12	Loan	18, 30	1	Rillito Crossing Marketplace	2.4%	100.0%	GACC	GACC	NAP	NAP
13	Loan	16, 24, 30	1	CAVU Irvine	2.4%	100.0%	Barclays	Barclays	NAP	NAP
14	Loan	10, 18, 30	1	Colonial Pointe I	2.4%	100.0%	SGFC	SGFC	Group B	NAP
15	Loan	19	1	Emerald Pointe Apartments	2.3%	100.0%	SMC	SMC	NAP	NAP
16	Loan	10, 18, 30	1	Spring Park & Good Tree	2.3%	100.0%	SGFC	SGFC	Group B	NAP
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	2.3%		AREF2, Barclays	AREF2	Group C	NAP
17.01	Property		1	The Muse	1.7%	77.7%
17.02	Property		1	Eden Pointe	0.5%	22.3%

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group
								1	25
18	Loan	6, 16	4	WWG 4-Property Portfolio	2.2%		Barclays	Barclays	NAP	NAP
18.01	Property		1	Renton, WA	0.9%	41.0%
18.02	Property		1	Los Banos, CA	0.5%	22.9%
18.03	Property		1	Glendale, AZ	0.4%	18.3%
18.04	Property		1	Ripon, CA	0.4%	17.9%
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	2.2%	100.0%	AREF2, GSBI	AREF2	NAP	NAP
20	Loan	6	3	LC MHC Portfolio	2.1%		KeyBank	KeyBank	NAP	NAP
20.01	Property		1	Live Oaks	1.0%	47.5%
20.02	Property		1	Ponderosa Manor	0.8%	36.0%
20.03	Property		1	Mills Estates	0.3%	16.5%
21	Loan	30	1	Lake Point & The Oaks	2.0%	100.0%	BSPRT	BSPRT	NAP	NAP
22	Loan	18, 19, 30	1	Creekside Village	1.8%	100.0%	GACC	GACC	NAP	NAP
23	Loan	6, 23	5	Lehigh Valley Portfolio	1.8%		AREF2	AREF2	NAP	NAP
23.01	Property		1	1525 Valley Center Parkway	0.5%	29.2%
23.02	Property		1	1480 Valley Center Parkway	0.5%	26.0%
23.03	Property		1	1455 Valley Center Parkway	0.3%	19.0%
23.04	Property		1	1510 Valley Center Parkway	0.2%	14.1%
23.05	Property		1	1495 Valley Center Parkway	0.2%	11.7%
24	Loan	1, 7, 12, 26	1	Creekside Town Center	1.6%	100.0%	3650 REIT 2	BMO	NAP	NAP
25	Loan	13, 16, 23	1	5600 West Adams	1.4%	100.0%	DBRI	GACC	NAP	NAP
26	Loan	13	1	Marshall Apartments	1.4%	100.0%	LMF	LMF	NAP	NAP
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	1.4%	100.0%	SGFC	SGFC	Group B	NAP
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	1.3%	100.0%	Barclays, GSBI	Barclays	NAP	NAP
29	Loan	18, 19, 23, 24	1	White Horse Plaza	1.3%	100.0%	UBS AG	UBS AG	NAP	NAP
30	Loan		1	INA & Bailey Buildings	1.2%	100.0%	Barclays	Barclays	NAP	NAP
31	Loan	2	1	Claremont Packing House	1.2%	100.0%	DBRI	GACC	NAP	NAP
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	1.1%	100.0%	UBS AG	UBS AG	NAP	NAP
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	0.8%		AREF2	AREF2	NAP	NAP
33.01	Property		1	1100, 1200, and 1300 Victors Way	0.1%	16.7%
33.02	Property		1	1200 Eisenhower Place	0.1%	13.2%
33.03	Property		1	3767-3891 Ranchero Drive	0.1%	12.2%
33.04	Property		1	1300 Eisenhower Place	0.1%	10.8%
33.05	Property		1	1500 Eisenhower Place	0.1%	10.7%
33.06	Property		1	1100 Eisenhower Place	0.1%	10.1%
33.07	Property		1	1194 Oak Valley Drive	0.1%	9.6%
33.08	Property		1	3940-3948 Ranchero Drive	0.1%	6.7%
33.09	Property		1	950 Victors Way	0.0%	5.0%
33.10	Property		1	825 Victors Way	0.0%	4.9%
34	Loan	16, 19	1	Carhartt HQ	0.7%	100.0%	KeyBank	KeyBank	NAP	NAP
35	Loan	13, 16	1	Pharmaloz Manufacturing	0.5%	100.0%	AREF2	AREF2	NAP	NAP

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County	State	Zip Code

1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	5 Woodfield Mall	Schaumburg	Cook	IL	60173
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	Various	Various	Various	Various	Various
2.01	Property		1	The Summit	13925 South Virginia Street	Reno	Washoe	NV	89511
2.02	Property		1	Blvd 2500	2500 Carlisle Boulevard Northeast	Albuquerque	Bernalillo	NM	87110
2.03	Property		1	Jackson	1250-1355 Boardman Road	Jackson	Jackson	MI	49202
2.04	Property		1	Haymarket	4100 Merle Hay Road	Des Moines	Polk	IA	50310
2.05	Property		1	North Aurora	1610-1780 Orchard Gateway Boulevard	North Aurora	Kane	IL	60542
2.06	Property		1	At Home - Arlington	750 East Rand Road	Arlington Heights	Cook	IL	60004
2.07	Property		1	Houma	104 Armour Drive	Houma	Terrebonne	LA	70364
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	7000 and 7600 Arundel Mills Circle	Hanover	Anne Arundel	MD	21076
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	Various	Various	Various	Various	Various
4.01	Property		1	Northwoods Marketplace	7612 and 7620 Rivers Avenue	North Charleston	Charleston	SC	29406
4.02	Property		1	The Centrum	10200, 10400, 10404, 10408, 10412, 10416, 10420, 10500, 10610 Centrum Parkway	Pineville	Mecklenburg	NC	28134
4.03	Property		1	Lawton Marketplace	1726, 1732, 1806, 1824, 1832, 1906, 1912, 1920, 1926, 2004, 2006, 1836, 1948, 2136 and 1754-1772 Northwest 82nd Street	Lawton	Comanche	OK	73505
4.04	Property		1	Carlisle Crossing	202, 214, 230-238, 248-266, 299 Westminster Drive	Carlisle	Cumberland	PA	17013
4.05	Property		1	Southway Shopping Center	8000-8230 South Gessner Road	Houston	Harris	TX	77036
4.06	Property		1	Parkway Centre South	1701-1751 Stringtown Road	Grove City	Franklin	OH	43123
4.07	Property		1	Houma Crossing	1779, 1781, 1783 and 1785 Martin Luther King Jr. Boulevard	Houma	Terrebonne	LA	70360
4.08	Property		1	North Lake Square	1122, 1134, 1146, 1150, 1154, 1160 Dawsonville Highway	Gainesville	Hall	GA	30501
4.09	Property		1	Liberty Crossing	5601, 5701-5709 President George Bush Highway	Rowlett	Dallas	TX	75089
4.10	Property		1	Owensboro Town Center	5099, 5101, 5115, 5135, 5241 Frederica Street	Owensboro	Daviess	KY	42301
4.11	Property		1	Harbor Town Center	4125, 4140, 4144 Harbor Town Lane, 4411, 4421 Dewey Street and 4450 Calumet Avenue	Manitowoc	Manitowoc	WI	54220
4.12	Property		1	Lord Salisbury Center	2637, 2639, 2641, 2649, 2653, 2657 North Salisbury Boulevard	Salisbury	Wicomico	MD	21801
4.13	Property		1	Terrell Mill Village	1453 Terrell Mill Road Southeast	Marietta	Cobb	GA	30067
4.14	Property		1	The Ridge at Turtle Creek	6169, 6173, and 6175 US Highway 98	Hattiesburg	Lamar	MS	39402
4.15	Property		1	Nordstrom Rack	1702 North Dale Mabry Highway	Tampa	Hillsborough	FL	33607
4.16	Property		1	Ventura Place	8810, 8850, 8900 Holly Avenue Northeast	Albuquerque	Bernalillo	NM	87122
4.17	Property		1	Quail Springs	2201 and 2135 West Memorial Road	Oklahoma City	Oklahoma	OK	73134
4.18	Property		1	Wallace Commons	1311, 1317, 1321, 1325, 1333, 1345, 1349, 1371 and 1395 Klumac Road	Salisbury	Rowan	NC	28147
4.19	Property		1	Waterford Park South	1020 and 1040 Veterans Parkway	Clarksville	Clark	IN	47129
4.20	Property		1	Evergreen Marketplace	9140, 9142, 9144 South Western Avenue	Evergreen Park	Cook	IL	60805
4.21	Property		1	Derby Marketplace	1712, 1800, 1812 North Rock Road	Derby	Sedgwick	KS	67037
4.22	Property		1	Stoneridge Village	707, 731, 735, 739 Stoneridge Parkway	Jefferson City	Cole	MO	65109
4.23	Property		1	Fresh Thyme & DSW	4302-4320 Coldwater Road	Fort Wayne	Allen	IN	46805
4.24	Property		1	Crossroads Annex	609 Settlers Trace Boulevard	Lafayette	Lafayette	LA	70508
4.25	Property		1	Tellico Village	101 Cheeyo Way	Loudon	Loudon	TN	37774
4.26	Property		1	Walmart Neighborhood Market	10635, 10645, 10655 Dorchester Road	Summerville	Dorchester	SC	29485
4.27	Property		1	PetSmart & Old Navy	2389-2409 Taylor Park Drive	Reynoldsburg	Fairfield	OH	43068
4.28	Property		1	Sutters Creek	750, 760, 794 Sutter's Creek Boulevard	Rocky Mount	Nash	NC	27804
4.29	Property		1	Mattress Firm & Panera Bread	38295-38305 Chestnut Ridge Road	Elyria	Lorain	OH	44035
5	Loan	1, 7, 12, 19, 21	1	AutoNation	200 Southwest 1st Avenue	Fort Lauderdale	Broward	FL	33301
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	Various	Houston	Harris	TX	Various
6.01	Property		1	Lakeside Forest	1251 Wilcrest Drive	Houston	Harris	TX	77042
6.02	Property		1	The Establishment	2235 Winrock Boulevard	Houston	Harris	TX	77057
6.03	Property		1	Barcelona	6434 Ella Lee Lane	Houston	Harris	TX	77057
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	10000 Hammerly Boulevard	Houston	Harris	TX	77080
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	441 East Erie Street	Chicago	Cook	IL	60611
9	Loan	17, 23, 28	1	Laurel Canyon	7361 Laurel Canyon Boulevard	North Hollywood	Los Angeles	CA	91605
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	2224, 2518, 2919 and 3035 West Wisconsin Avenue	Milwaukee	Milwaukee	WI	53233
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	9100, 9050, 9075, 9025 & 9277 Centre Pointe Drive	West Chester	Butler	OH	45069
12	Loan	18, 30	1	Rillito Crossing Marketplace	4206-4282 North 1st Avenue	Tucson	Pima	AZ	85719
13	Loan	16, 24, 30	1	CAVU Irvine	18872, 18912 and 18952 MacArthur Boulevard	Irvine	Orange	CA	92612
14	Loan	10, 18, 30	1	Colonial Pointe I	8831-8843 North 96th Street	Milwaukee	Milwaukee	WI	53224
15	Loan	19	1	Emerald Pointe Apartments	920 Houston Avenue	Pasadena	Harris	TX	77502
16	Loan	10, 18, 30	1	Spring Park & Good Tree	7401-7535 West Silver Spring Drive and 6809-6951 North 60th Street	Milwaukee	Milwaukee	WI	53218, 53223
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	Various	Various	Various	TX	Various
17.01	Property		1	The Muse	3035 West Pentagon Parkway	Dallas	Dallas	TX	75233
17.02	Property		1	Eden Pointe	1307 Wilcrest Drive	Houston	Harris	TX	77042

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County	State	Zip Code

18	Loan	6, 16	4	WWG 4-Property Portfolio	Various	Various	Various	Various	Various
18.01	Property		1	Renton, WA	1105 Sunset Boulevard Northeast	Renton	King	WA	98056
18.02	Property		1	Los Banos, CA	420 Mercey Springs Road	Los Banos	Merced	CA	93635
18.03	Property		1	Glendale, AZ	7048 North 43rd Avenue	Glendale	Maricopa	AZ	85301
18.04	Property		1	Ripon, CA	640 West Milgeo Avenue	Ripon	San Joaquin	CA	95366
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	2150 Town Square Place	Sugar Land	Fort Bend	TX	77479
20	Loan	6	3	LC MHC Portfolio	Various	Various	Various	Various	Various
20.01	Property		1	Live Oaks	475 Landis Lane	Mt. Washington	Bullitt	KY	40047
20.02	Property		1	Ponderosa Manor	1302 Woodland Drive	Elizabethtown	Hardin	KY	42701
20.03	Property		1	Mills Estates	204 and 220 Mills Street	Scott	Lafayette	LA	70583
21	Loan	30	1	Lake Point & The Oaks	2301 North Broadway Street and 800 North Davidson Street	Greensburg	Decatur	IN	47240
22	Loan	18, 19, 30	1	Creekside Village	15111-15129 Main Street	Mill Creek	Snohomish	WA	98012
23	Loan	6, 23	5	Lehigh Valley Portfolio	Various	Bethlehem	Northampton	PA	18017
23.01	Property		1	1525 Valley Center Parkway	1525 Valley Center Parkway	Bethlehem	Northampton	PA	18017
23.02	Property		1	1480 Valley Center Parkway	1480 Valley Center Parkway	Bethlehem	Northampton	PA	18017
23.03	Property		1	1455 Valley Center Parkway	1455 Valley Center Parkway	Bethlehem	Northampton	PA	18017
23.04	Property		1	1510 Valley Center Parkway	1510 Valley Center Parkway	Bethlehem	Northampton	PA	18017
23.05	Property		1	1495 Valley Center Parkway	1495 Valley Center Parkway	Bethlehem	Northampton	PA	18017
24	Loan	1, 7, 12, 26	1	Creekside Town Center	1180-1256 Galleria Boulevard	Roseville	Placer	CA	95678
25	Loan	13, 16, 23	1	5600 West Adams	5600 West Adams Boulevard	Los Angeles	Los Angeles	CA	90016
26	Loan	13	1	Marshall Apartments	10 Marshall Street	Hartford	Hartford	CT	06105
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	3017 West Highland Boulevard, 3133 West Wisconsin Avenue, 3414 West Wisconsin Avenue and 845 North 26th Street	Milwaukee	Milwaukee	WI	53208
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	915 Ridgewalk Parkway	Woodstock	Cherokee	GA	30188
29	Loan	18, 19, 23, 24	1	White Horse Plaza	6119 White Horse Road	Greenville	Greenville	SC	29611
30	Loan		1	INA & Bailey Buildings	14701-14725 Detroit Avenue	Lakewood	Cuyahoga	OH	44107
31	Loan	2	1	Claremont Packing House	532 West 1st Street	Claremont	Los Angeles	CA	91711
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	400 Kelly's Creek Road	Rabun Gap	Rabun	GA	30568
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	Various	Ann Arbor	Washtenaw	MI	48108
33.01	Property		1	1100, 1200, and 1300 Victors Way	1100, 1200, 1300 Victors Way	Ann Arbor	Washtenaw	MI	48108
33.02	Property		1	1200 Eisenhower Place	1200 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108
33.03	Property		1	3767-3891 Ranchero Drive	3767-3891 Ranchero Drive	Ann Arbor	Washtenaw	MI	48108
33.04	Property		1	1300 Eisenhower Place	1300 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108
33.05	Property		1	1500 Eisenhower Place	1500 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108
33.06	Property		1	1100 Eisenhower Place	1100 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108
33.07	Property		1	1194 Oak Valley Drive	1194 Oak Valley Drive	Ann Arbor	Washtenaw	MI	48108
33.08	Property		1	3940-3948 Ranchero Drive	3940-3948 Ranchero Drive	Ann Arbor	Washtenaw	MI	48108
33.09	Property		1	950 Victors Way	930 and 950 Victors Way	Ann Arbor	Washtenaw	MI	48108
33.10	Property		1	825 Victors Way	825 Victors Way	Ann Arbor	Washtenaw	MI	48108
34	Loan	16, 19	1	Carhartt HQ	5750 Mercury Drive	Dearborn	Wayne	MI	48126
35	Loan	13, 16	1	Pharmaloz Manufacturing	500 North 15th Avenue	Lebanon	Lebanon	PA	17046

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)
					2	2			2, 3			6, 7	6, 7	6, 7
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	Retail	Super Regional Mall	1971, 1995	2015, 2016, 2018	1,064,590	SF	247.98	67,500,000	67,500,000	67,500,000
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	Various	Various	Various	Various	1,100,563	SF	124.62	65,000,000	65,000,000	65,000,000
2.01	Property		1	The Summit	Retail	Anchored	2005, 2006, 2007	NAP	391,416	SF		41,966,825	41,966,825	41,966,825
2.02	Property		1	Blvd 2500	Multifamily	Low Rise	1970	2020	128,922	SF		8,056,872	8,056,872	8,056,872
2.03	Property		1	Jackson	Retail	Anchored	1966	2023	138,513	SF		4,834,123	4,834,123	4,834,123
2.04	Property		1	Haymarket	Retail	Anchored	1973	1994	229,413	SF		4,597,156	4,597,156	4,597,156
2.05	Property		1	North Aurora	Retail	Shadow Anchored	2006	NAP	85,758	SF		2,748,815	2,748,815	2,748,815
2.06	Property		1	At Home - Arlington	Retail	Single Tenant	1989	2022	100,501	SF		2,274,882	2,274,882	2,274,882
2.07	Property		1	Houma	Retail	Single Tenant	1973	1997	26,040	SF		521,327	521,327	521,327
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	Retail	Super Regional Mall	2000, 2002, 2012	NAP	1,938,983	SF	185.66	60,000,000	60,000,000	60,000,000
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	Retail	Various	Various	Various	3,117,102	SF	83.41	55,333,333	55,333,333	55,333,333
4.01	Property		1	Northwoods Marketplace	Retail	Anchored	1998	NAP	236,078	SF		4,575,641	4,575,641	4,575,641
4.02	Property		1	The Centrum	Retail	Anchored	1997	2020	274,446	SF		3,662,641	3,662,641	3,662,641
4.03	Property		1	Lawton Marketplace	Retail	Anchored	2013	2023	196,715	SF		3,443,436	3,443,436	3,443,436
4.04	Property		1	Carlisle Crossing	Retail	Anchored	2005	NAP	152,487	SF		3,354,051	3,354,051	3,354,051
4.05	Property		1	Southway Shopping Center	Retail	Anchored	1976-2011	NAP	181,836	SF		3,332,769	3,332,769	3,332,769
4.06	Property		1	Parkway Centre South	Retail	Anchored	2004	NAP	131,887	SF		2,883,718	2,883,718	2,883,718
4.07	Property		1	Houma Crossing	Retail	Anchored	2008	NAP	181,423	SF		2,753,897	2,753,897	2,753,897
4.08	Property		1	North Lake Square	Retail	Anchored	2015, 2016	NAP	140,116	SF		2,721,974	2,721,974	2,721,974
4.09	Property		1	Liberty Crossing	Retail	Anchored	2007	NAP	105,769	SF		2,653,872	2,653,872	2,653,872
4.10	Property		1	Owensboro Town Center	Retail	Anchored	1992, 1996, 1997, 1999	2010, 2015	164,941	SF		2,521,923	2,521,923	2,521,923
4.11	Property		1	Harbor Town Center	Retail	Anchored	2005	NAP	138,744	SF		2,043,077	2,043,077	2,043,077
4.12	Property		1	Lord Salisbury Center	Retail	Anchored	2005	NAP	113,821	SF		1,945,179	1,945,179	1,945,179
4.13	Property		1	Terrell Mill Village	Retail	Anchored	1974	2012	75,184	SF		1,911,128	1,911,128	1,911,128
4.14	Property		1	The Ridge at Turtle Creek	Retail	Anchored	1992	NAP	98,705	SF		1,721,718	1,721,718	1,721,718
4.15	Property		1	Nordstrom Rack	Retail	Shadow Anchored	1994	NAP	45,457	SF		1,642,974	1,642,974	1,642,974
4.16	Property		1	Ventura Place	Retail	Anchored	2008	NAP	66,595	SF		1,564,231	1,564,231	1,564,231
4.17	Property		1	Quail Springs	Retail	Anchored	1984	2004	100,404	SF		1,476,974	1,476,974	1,476,974
4.18	Property		1	Wallace Commons	Retail	Anchored	2008	NAP	98,509	SF		1,421,641	1,421,641	1,421,641
4.19	Property		1	Waterford Park South	Retail	Anchored	2005, 2006	2008	91,906	SF		1,400,359	1,400,359	1,400,359
4.20	Property		1	Evergreen Marketplace	Retail	Anchored	2013	NAP	49,842	SF		1,266,282	1,266,282	1,266,282
4.21	Property		1	Derby Marketplace	Retail	Anchored	2015	NAP	100,000	SF		1,166,256	1,166,256	1,166,256
4.22	Property		1	Stoneridge Village	Retail	Anchored	2008	NAP	72,483	SF		1,138,590	1,138,590	1,138,590
4.23	Property		1	Fresh Thyme & DSW	Retail	Anchored	1985	2014	49,033	SF		832,128	832,128	832,128
4.24	Property		1	Crossroads Annex	Retail	Anchored	2012	NAP	40,578	SF		789,564	789,564	789,564
4.25	Property		1	Tellico Village	Retail	Anchored	2008	NAP	40,928	SF		732,103	732,103	732,103
4.26	Property		1	Walmart Neighborhood Market	Retail	Anchored	2015	NAP	51,441	SF		689,538	689,538	689,538
4.27	Property		1	PetSmart & Old Navy	Retail	Anchored	2012	NAP	28,970	SF		632,077	632,077	632,077
4.28	Property		1	Sutters Creek	Retail	Anchored	1996	NAP	80,004	SF		572,487	572,487	572,487
4.29	Property		1	Mattress Firm & Panera Bread	Retail	Shadow Anchored	2016	NAP	8,800	SF		483,103	483,103	483,103
5	Loan	1, 7, 12, 19, 21	1	AutoNation	Office	CBD	2007	NAP	205,956	SF	267.05	42,000,000	42,000,000	42,000,000
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	Multifamily	Garden	Various	2019-2020	680	Units	79,513.89	27,350,000	27,350,000	27,350,000
6.01	Property		1	Lakeside Forest	Multifamily	Garden	1975	2019-2020	240	Units		12,818,717	12,818,717	12,818,717
6.02	Property		1	The Establishment	Multifamily	Garden	1971	2019-2020	313	Units		10,344,456	10,344,456	10,344,456
6.03	Property		1	Barcelona	Multifamily	Garden	1963	2019-2020	127	Units		4,186,827	4,186,827	4,186,827
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	Multifamily	Garden	1974	2019-2020	328	Units	79,513.89	12,800,000	12,800,000	12,800,000
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	Multifamily	High Rise	1986	2015	716	Units	189,944.13	30,000,000	30,000,000	30,000,000
9	Loan	17, 23, 28	1	Laurel Canyon	Industrial	Other	1985	NAP	61	Acres	329,760.92	20,000,000	20,000,000	20,000,000
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	Multifamily	Garden	1925, 1930, 1964, 1965	2023	244	Units	79,538.56	19,440,000	19,407,407	13,322,651
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	Office	Suburban	2000-2007	NAP	640,177	SF	74.43	17,650,000	17,650,000	17,223,761
12	Loan	18, 30	1	Rillito Crossing Marketplace	Retail	Anchored	2008	NAP	96,424	SF	173.71	16,750,000	16,750,000	16,750,000
13	Loan	16, 24, 30	1	CAVU Irvine	Office	CBD	1975	2020-2022	97,628	SF	169.01	16,500,000	16,500,000	15,680,356
14	Loan	10, 18, 30	1	Colonial Pointe I	Multifamily	Garden	1971	2014	168	Units	98,050.34	16,500,000	16,472,458	11,319,478
15	Loan	19	1	Emerald Pointe Apartments	Multifamily	Garden	1964	2020	367	Units	44,141.69	16,200,000	16,200,000	16,200,000
16	Loan	10, 18, 30	1	Spring Park & Good Tree	Multifamily	Garden	1971	2014	160	Units	99,209.12	15,900,000	15,873,459	10,907,860
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	Multifamily	Garden	Various	Various	1,001	Units	81,528.47	15,610,000	15,610,000	15,610,000
17.01	Property		1	The Muse	Multifamily	Garden	1969	2018	804	Units		12,136,435	12,136,435	12,136,435
17.02	Property		1	Eden Pointe	Multifamily	Garden	1972	2019-2020	197	Units		3,473,565	3,473,565	3,473,565

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)
					2	2			2, 3			6, 7	6, 7	6, 7
18	Loan	6, 16	4	WWG 4-Property Portfolio	Self Storage	Self Storage	Various	Various	207,424	SF	73.52	15,250,000	15,250,000	15,250,000
18.01	Property		1	Renton, WA	Self Storage	Self Storage	2000	2022	60,602	SF		6,250,000	6,250,000	6,250,000
18.02	Property		1	Los Banos, CA	Self Storage	Self Storage	1989	NAP	56,650	SF		3,490,000	3,490,000	3,490,000
18.03	Property		1	Glendale, AZ	Self Storage	Self Storage	1977	NAP	50,848	SF		2,785,000	2,785,000	2,785,000
18.04	Property		1	Ripon, CA	Self Storage	Self Storage	1994	NAP	39,324	SF		2,725,000	2,725,000	2,725,000
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	Mixed Use	Office / Retail	2003	2019-2022	803,247	SF	130.72	15,000,000	15,000,000	15,000,000
20	Loan	6	3	LC MHC Portfolio	Manufactured Housing	Manufactured Housing	Various	Various	346	Pads	41,834.39	14,474,700	14,474,700	14,474,700
20.01	Property		1	Live Oaks	Manufactured Housing	Manufactured Housing	1960	NAP	142	Pads		6,878,473	6,878,473	6,878,473
20.02	Property		1	Ponderosa Manor	Manufactured Housing	Manufactured Housing	1971	NAP	130	Pads		5,203,715	5,203,715	5,203,715
20.03	Property		1	Mills Estates	Manufactured Housing	Manufactured Housing	1999	2022	74	Pads		2,392,512	2,392,512	2,392,512
21	Loan	30	1	Lake Point & The Oaks	Multifamily	Garden	1968-1977, 2002-2019	NAP	259	Units	52,895.75	13,700,000	13,700,000	13,700,000
22	Loan	18, 19, 30	1	Creekside Village	Retail	Shadow Anchored	2007	NAP	48,090	SF	265.13	12,750,000	12,750,000	12,750,000
23	Loan	6, 23	5	Lehigh Valley Portfolio	Various	Various	Various	NAP	272,889	SF	44.87	12,250,000	12,243,568	11,677,823
23.01	Property		1	1525 Valley Center Parkway	Office	Suburban	1999	NAP	75,000	SF		3,580,300	3,578,420	3,413,070
23.02	Property		1	1480 Valley Center Parkway	Industrial	Flex	1991	NAP	51,793	SF		3,187,400	3,185,727	3,038,522
23.03	Property		1	1455 Valley Center Parkway	Office	Suburban	1996	NAP	54,118	SF		2,323,400	2,322,180	2,214,878
23.04	Property		1	1510 Valley Center Parkway	Industrial	Flex	1989	NAP	48,208	SF		1,722,300	1,721,396	1,641,854
23.05	Property		1	1495 Valley Center Parkway	Office	Suburban	1991	NAP	43,770	SF		1,436,600	1,435,846	1,369,499
24	Loan	1, 7, 12, 26	1	Creekside Town Center	Retail	Anchored	1999-2001	NAP	360,891	SF	198.19	11,000,000	11,000,000	11,000,000
25	Loan	13, 16, 23	1	5600 West Adams	Office	Suburban	2021	NAP	31,535	SF	317.11	10,000,000	10,000,000	10,000,000
26	Loan	13	1	Marshall Apartments	Multifamily	Mid Rise	1973	2021-2023	115	Units	82,173.91	9,450,000	9,450,000	9,450,000
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	Multifamily	Garden	1914, 1923, 1964, 1967	2016, 2018	118	Units	79,519.44	9,415,000	9,383,294	6,451,887
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	Retail	Outlet Center	2012	NAP	405,146	SF	195.81	9,330,000	9,330,000	9,330,000
29	Loan	18, 19, 23, 24	1	White Horse Plaza	Retail	Anchored	1988	2005	159,114	SF	54.65	8,700,000	8,694,893	7,628,608
30	Loan		1	INA & Bailey Buildings	Mixed Use	Office / Medical Office / Retail	1920, 1950, 1964	2010	167,694	SF	49.79	8,350,000	8,350,000	7,497,870
31	Loan	2	1	Claremont Packing House	Mixed Use	Multifamily / Retail	1922	2007	56,267	SF	142.18	8,000,000	8,000,000	8,000,000
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	Industrial	Warehouse / Distribution	1952	2016	947,816	SF	7.91	7,500,000	7,500,000	7,500,000
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	Various	Various	Various	Various	427,513	SF	83.62	5,750,000	5,750,000	5,501,685
33.01	Property		1	1100, 1200, and 1300 Victors Way	Mixed Use	Office / Industrial / Lab	1999	2022	68,348	SF		961,997	961,997	920,453
33.02	Property		1	1200 Eisenhower Place	Mixed Use	Office / Industrial / Lab	1985	2007	48,368	SF		757,111	757,111	724,415
33.03	Property		1	3767-3891 Ranchero Drive	Mixed Use	Office / Industrial	2000	2014	59,335	SF		704,351	704,351	673,933
33.04	Property		1	1300 Eisenhower Place	Mixed Use	Office / Industrial / Lab	1985	2007	42,691	SF		622,572	622,572	595,686
33.05	Property		1	1500 Eisenhower Place	Mixed Use	Office / Industrial	1987	2006	42,874	SF		615,538	615,538	588,955
33.06	Property		1	1100 Eisenhower Place	Mixed Use	Office / Industrial / Lab	1985	2007	39,450	SF		580,364	580,364	555,301
33.07	Property		1	1194 Oak Valley Drive	Mixed Use	Office / Industrial / Lab	1998	2000	42,296	SF		551,346	551,346	527,536
33.08	Property		1	3940-3948 Ranchero Drive	Mixed Use	Office / Industrial	2000	NAP	29,472	SF		387,789	387,789	371,042
33.09	Property		1	950 Victors Way	Mixed Use	Office / Industrial	1997	2006	23,723	SF		284,906	284,906	272,602
33.10	Property		1	825 Victors Way	Office	Suburban	1980	2019	30,956	SF		284,027	284,027	271,761
34	Loan	16, 19	1	Carhartt HQ	Office	Suburban	2002	2019	58,722	SF	87.11	5,115,000	5,115,000	4,842,834
35	Loan	13, 16	1	Pharmaloz Manufacturing	Industrial	R&D / Manufacturing	1990	1994	57,500	SF	56.76	3,265,000	3,263,666	2,937,316

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
						8		9	9	9	9		11
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	6.335403409%	0.01840%	6.317003409%	NAP	361,315.98	NAP	4,335,791.76	Interest Only	No
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	6.93200%	0.01840%	6.91360%	NAP	380,698.38	NAP	4,568,380.56	Interest Only	No
2.01	Property		1	The Summit
2.02	Property		1	Blvd 2500
2.03	Property		1	Jackson
2.04	Property		1	Haymarket
2.05	Property		1	North Aurora
2.06	Property		1	At Home - Arlington
2.07	Property		1	Houma
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	7.70100%	0.01965%	7.68135%	NAP	390,397.92	NAP	4,684,775.04	Interest Only	No
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	6.44575%	0.01840%	6.42735%	NAP	301,348.76	NAP	3,616,185.12	Interest Only	No
4.01	Property		1	Northwoods Marketplace
4.02	Property		1	The Centrum
4.03	Property		1	Lawton Marketplace
4.04	Property		1	Carlisle Crossing
4.05	Property		1	Southway Shopping Center
4.06	Property		1	Parkway Centre South
4.07	Property		1	Houma Crossing
4.08	Property		1	North Lake Square
4.09	Property		1	Liberty Crossing
4.10	Property		1	Owensboro Town Center
4.11	Property		1	Harbor Town Center
4.12	Property		1	Lord Salisbury Center
4.13	Property		1	Terrell Mill Village
4.14	Property		1	The Ridge at Turtle Creek
4.15	Property		1	Nordstrom Rack
4.16	Property		1	Ventura Place
4.17	Property		1	Quail Springs
4.18	Property		1	Wallace Commons
4.19	Property		1	Waterford Park South
4.20	Property		1	Evergreen Marketplace
4.21	Property		1	Derby Marketplace
4.22	Property		1	Stoneridge Village
4.23	Property		1	Fresh Thyme & DSW
4.24	Property		1	Crossroads Annex
4.25	Property		1	Tellico Village
4.26	Property		1	Walmart Neighborhood Market
4.27	Property		1	PetSmart & Old Navy
4.28	Property		1	Sutters Creek
4.29	Property		1	Mattress Firm & Panera Bread
5	Loan	1, 7, 12, 19, 21	1	AutoNation	8.25000%	0.01840%	8.23160%	NAP	292,760.42	NAP	3,513,125.04	Interest Only	No
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	7.26400%	0.01965%	7.24435%	NAP	167,858.09	NAP	2,014,297.08	Interest Only	No
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	7.53200%	0.01965%	7.51235%	NAP	81,457.19	NAP	977,486.28	Interest Only	No
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	6.88000%	0.02715%	6.85285%	NAP	174,388.89	NAP	2,092,666.68	Interest Only	No
9	Loan	17, 23, 28	1	Laurel Canyon	7.53000%	0.01840%	7.51160%	NAP	127,243.06	NAP	1,526,916.72	Interest Only	No
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	7.18800%	0.01840%	7.16960%	152,919.65	NAP	1,835,035.80	NAP	Amortizing Balloon	No
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	7.02400%	0.01965%	7.00435%	117,710.52	104,746.21	1,412,526.24	1,256,954.52	Interest Only, Amortizing Balloon	No
12	Loan	18, 30	1	Rillito Crossing Marketplace	7.29800%	0.01840%	7.27960%	NAP	103,282.75	NAP	1,239,393.00	Interest Only	No
13	Loan	16, 24, 30	1	CAVU Irvine	7.30000%	0.01840%	7.28160%	113,119.20	101,769.10	1,357,430.40	1,221,229.20	Interest Only, Amortizing Balloon	No
14	Loan	10, 18, 30	1	Colonial Pointe I	7.21660%	0.01840%	7.19820%	130,078.33	NAP	1,560,939.96	NAP	Amortizing Balloon	No
15	Loan	19	1	Emerald Pointe Apartments	7.57600%	0.01840%	7.55760%	NAP	103,696.50	NAP	1,244,358.00	Interest Only	No
16	Loan	10, 18, 30	1	Spring Park & Good Tree	7.21660%	0.01840%	7.19820%	125,348.21	NAP	1,504,178.52	NAP	Amortizing Balloon	No
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	7.36400%	0.01840%	7.34560%	NAP	97,123.83	NAP	1,165,485.96	Interest Only	No
17.01	Property		1	The Muse
17.02	Property		1	Eden Pointe

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
						8		9	9	9	9		11
18	Loan	6, 16	4	WWG 4-Property Portfolio	6.70400%	0.01840%	6.68560%	NAP	86,379.95	NAP	1,036,559.40	Interest Only	No
18.01	Property		1	Renton, WA
18.02	Property		1	Los Banos, CA
18.03	Property		1	Glendale, AZ
18.04	Property		1	Ripon, CA
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	7.96600%	0.01840%	7.94760%	NAP	100,957.99	NAP	1,211,495.88	Interest Only	No
20	Loan	6	3	LC MHC Portfolio	6.70000%	0.02715%	6.67285%	NAP	81,939.53	NAP	983,274.36	Interest Only	No
20.01	Property		1	Live Oaks
20.02	Property		1	Ponderosa Manor
20.03	Property		1	Mills Estates
21	Loan	30	1	Lake Point & The Oaks	7.24000%	0.01840%	7.22160%	NAP	83,804.68	NAP	1,005,656.16	Interest Only	No
22	Loan	18, 19, 30	1	Creekside Village	7.49200%	0.07715%	7.41485%	NAP	80,708.09	NAP	968,497.08	Interest Only	No
23	Loan	6, 23	5	Lehigh Valley Portfolio	7.55000%	0.01840%	7.53160%	86,073.58	NAP	1,032,882.96	NAP	Amortizing Balloon	No
23.01	Property		1	1525 Valley Center Parkway
23.02	Property		1	1480 Valley Center Parkway
23.03	Property		1	1455 Valley Center Parkway
23.04	Property		1	1510 Valley Center Parkway
23.05	Property		1	1495 Valley Center Parkway
24	Loan	1, 7, 12, 26	1	Creekside Town Center	7.28000%	0.01840%	7.26160%	NAP	67,660.19	NAP	811,922.28	Interest Only	No
25	Loan	13, 16, 23	1	5600 West Adams	7.49000%	0.01840%	7.47160%	NAP	63,283.56	NAP	759,402.72	Interest Only	No
26	Loan	13	1	Marshall Apartments	7.74000%	0.01840%	7.72160%	NAP	61,799.06	NAP	741,588.72	Interest Only	No
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	7.18000%	0.01840%	7.16160%	74,015.10	NAP	888,181.20	NAP	Amortizing Balloon	No
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	7.85000%	0.01840%	7.83160%	NAP	61,881.44	NAP	742,577.28	Interest Only	No
29	Loan	18, 19, 23, 24	1	White Horse Plaza	7.20500%	0.01840%	7.18660%	59,084.02	NAP	709,008.24	NAP	Amortizing Balloon	No
30	Loan		1	INA & Bailey Buildings	7.43100%	0.01840%	7.41260%	57,990.40	52,425.53	695,884.80	629,106.36	Interest Only, Amortizing Balloon	No
31	Loan	2	1	Claremont Packing House	6.65000%	0.01840%	6.63160%	NAP	44,949.07	NAP	539,388.84	Interest Only	No
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	8.58300%	0.01840%	8.56460%	NAP	54,388.80	NAP	652,665.60	Interest Only	No
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	7.92000%	0.06715%	7.85285%	41,871.23	38,477.08	502,454.76	461,724.96	Interest Only, Amortizing Balloon	No
33.01	Property		1	1100, 1200, and 1300 Victors Way
33.02	Property		1	1200 Eisenhower Place
33.03	Property		1	3767-3891 Ranchero Drive
33.04	Property		1	1300 Eisenhower Place
33.05	Property		1	1500 Eisenhower Place
33.06	Property		1	1100 Eisenhower Place
33.07	Property		1	1194 Oak Valley Drive
33.08	Property		1	3940-3948 Ranchero Drive
33.09	Property		1	950 Victors Way
33.10	Property		1	825 Victors Way
34	Loan	16, 19	1	Carhartt HQ	6.97000%	0.02715%	6.94285%	33,927.23	30,122.26	407,126.76	361,467.12	Interest Only, Amortizing Balloon	No
35	Loan	13, 16	1	Pharmaloz Manufacturing	8.25000%	0.01840%	8.23160%	24,528.86	NAP	294,346.32	NAP	Amortizing Balloon	No

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date

1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	Actual/360	120	118	120	118	0	0	11/22/2023	2	1
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	Actual/360	120	119	120	119	0	0	12/19/2023	1	6
2.01	Property		1	The Summit
2.02	Property		1	Blvd 2500
2.03	Property		1	Jackson
2.04	Property		1	Haymarket
2.05	Property		1	North Aurora
2.06	Property		1	At Home - Arlington
2.07	Property		1	Houma
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	Actual/360	120	117	120	117	0	0	10/5/2023	3	1
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	Actual/360	120	115	120	115	0	0	8/30/2023	5	6
4.01	Property		1	Northwoods Marketplace
4.02	Property		1	The Centrum
4.03	Property		1	Lawton Marketplace
4.04	Property		1	Carlisle Crossing
4.05	Property		1	Southway Shopping Center
4.06	Property		1	Parkway Centre South
4.07	Property		1	Houma Crossing
4.08	Property		1	North Lake Square
4.09	Property		1	Liberty Crossing
4.10	Property		1	Owensboro Town Center
4.11	Property		1	Harbor Town Center
4.12	Property		1	Lord Salisbury Center
4.13	Property		1	Terrell Mill Village
4.14	Property		1	The Ridge at Turtle Creek
4.15	Property		1	Nordstrom Rack
4.16	Property		1	Ventura Place
4.17	Property		1	Quail Springs
4.18	Property		1	Wallace Commons
4.19	Property		1	Waterford Park South
4.20	Property		1	Evergreen Marketplace
4.21	Property		1	Derby Marketplace
4.22	Property		1	Stoneridge Village
4.23	Property		1	Fresh Thyme & DSW
4.24	Property		1	Crossroads Annex
4.25	Property		1	Tellico Village
4.26	Property		1	Walmart Neighborhood Market
4.27	Property		1	PetSmart & Old Navy
4.28	Property		1	Sutters Creek
4.29	Property		1	Mattress Firm & Panera Bread
5	Loan	1, 7, 12, 19, 21	1	AutoNation	Actual/360	60	58	60	58	0	0	12/1/2023	2	6
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	Actual/360	120	116	120	116	0	0	10/5/2023	4	6
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	Actual/360	120	117	120	117	0	0	10/23/2023	3	6
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	Actual/360	120	118	120	118	0	0	11/27/2023	2	6
9	Loan	17, 23, 28	1	Laurel Canyon	Actual/360	60	59	60	59	0	0	12/28/2023	1	6
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	Actual/360	0	0	120	119	240	239	12/20/2023	1	1
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	Actual/360	90	83	120	113	360	360	6/22/2023	7	6
12	Loan	18, 30	1	Rillito Crossing Marketplace	Actual/360	120	119	120	119	0	0	12/22/2023	1	6
13	Loan	16, 24, 30	1	CAVU Irvine	Actual/360	60	60	120	120	360	360	1/12/2024	0	6
14	Loan	10, 18, 30	1	Colonial Pointe I	Actual/360	0	0	120	119	240	239	12/29/2023	1	1
15	Loan	19	1	Emerald Pointe Apartments	Actual/360	120	120	120	120	0	0	1/17/2024	0	6
16	Loan	10, 18, 30	1	Spring Park & Good Tree	Actual/360	0	0	120	119	240	239	12/28/2023	1	1
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	Actual/360	120	116	120	116	0	0	10/4/2023	4	6
17.01	Property		1	The Muse
17.02	Property		1	Eden Pointe

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date

18	Loan	6, 16	4	WWG 4-Property Portfolio	Actual/360	120	118	120	118	0	0	11/15/2023	2	6
18.01	Property		1	Renton, WA
18.02	Property		1	Los Banos, CA
18.03	Property		1	Glendale, AZ
18.04	Property		1	Ripon, CA
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	Actual/360	60	57	60	57	0	0	11/3/2023	3	6
20	Loan	6	3	LC MHC Portfolio	Actual/360	120	119	120	119	0	0	12/19/2023	1	1
20.01	Property		1	Live Oaks
20.02	Property		1	Ponderosa Manor
20.03	Property		1	Mills Estates
21	Loan	30	1	Lake Point & The Oaks	Actual/360	120	120	120	120	0	0	1/10/2024	0	6
22	Loan	18, 19, 30	1	Creekside Village	Actual/360	120	119	120	119	0	0	12/7/2023	1	6
23	Loan	6, 23	5	Lehigh Valley Portfolio	Actual/360	0	0	60	59	360	359	1/4/2024	1	6
23.01	Property		1	1525 Valley Center Parkway
23.02	Property		1	1480 Valley Center Parkway
23.03	Property		1	1455 Valley Center Parkway
23.04	Property		1	1510 Valley Center Parkway
23.05	Property		1	1495 Valley Center Parkway
24	Loan	1, 7, 12, 26	1	Creekside Town Center	Actual/360	120	116	120	116	0	0	9/28/2023	4	5
25	Loan	13, 16, 23	1	5600 West Adams	Actual/360	120	118	120	118	0	0	11/8/2023	2	6
26	Loan	13	1	Marshall Apartments	Actual/360	120	118	120	118	0	0	11/21/2023	2	6
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	Actual/360	0	0	120	118	240	238	11/17/2023	2	1
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	Actual/360	120	116	120	116	0	0	10/3/2023	4	6
29	Loan	18, 19, 23, 24	1	White Horse Plaza	Actual/360	0	0	120	119	360	359	12/29/2023	1	6
30	Loan		1	INA & Bailey Buildings	Actual/360	12	10	120	118	360	360	11/30/2023	2	6
31	Loan	2	1	Claremont Packing House	Actual/360	120	118	120	118	0	0	12/6/2023	2	6
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	Actual/360	60	59	60	59	0	0	12/19/2023	1	6
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	Actual/360	60	58	120	118	360	360	11/21/2023	2	6
33.01	Property		1	1100, 1200, and 1300 Victors Way
33.02	Property		1	1200 Eisenhower Place
33.03	Property		1	3767-3891 Ranchero Drive
33.04	Property		1	1300 Eisenhower Place
33.05	Property		1	1500 Eisenhower Place
33.06	Property		1	1100 Eisenhower Place
33.07	Property		1	1194 Oak Valley Drive
33.08	Property		1	3940-3948 Ranchero Drive
33.09	Property		1	950 Victors Way
33.10	Property		1	825 Victors Way
34	Loan	16, 19	1	Carhartt HQ	Actual/360	60	59	120	119	360	360	12/21/2023	1	1
35	Loan	13, 16	1	Pharmaloz Manufacturing	Actual/360	0	0	120	119	360	359	12/20/2023	1	6

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)
									10		12
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	1/1/2024	NAP	12/1/2033	12/1/2033	0	0	L(26),D(88),O(6)	72,418,187	35,940,556
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	2/6/2024	NAP	1/6/2034	1/6/2034	0	0	L(24),YM1(89),O(7)	17,559,556	6,798,064
2.01	Property		1	The Summit								9,479,615	2,942,597
2.02	Property		1	Blvd 2500								3,203,674	1,598,620
2.03	Property		1	Jackson								860,609	306,967
2.04	Property		1	Haymarket								2,447,451	1,237,738
2.05	Property		1	North Aurora								1,300,544	568,772
2.06	Property		1	At Home - Arlington								267,663	143,369
2.07	Property		1	Houma								NAV	NAV
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	12/1/2023	NAP	11/1/2033	11/1/2033	0	0	L(27),D(87),O(6)	69,724,516	18,198,782
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	10/6/2023	NAP	9/6/2033	9/6/2033	0	0	L(12),YM1(17),DorYM1(84),O(7)	49,194,589	15,499,390
4.01	Property		1	Northwoods Marketplace								4,192,094	1,380,406
4.02	Property		1	The Centrum								3,248,221	1,076,733
4.03	Property		1	Lawton Marketplace								2,515,072	800,467
4.04	Property		1	Carlisle Crossing								2,505,419	939,288
4.05	Property		1	Southway Shopping Center								3,547,707	1,317,725
4.06	Property		1	Parkway Centre South								2,806,871	856,532
4.07	Property		1	Houma Crossing								2,018,284	686,750
4.08	Property		1	North Lake Square								2,260,370	559,947
4.09	Property		1	Liberty Crossing								2,227,472	624,483
4.10	Property		1	Owensboro Town Center								2,549,115	675,191
4.11	Property		1	Harbor Town Center								1,800,133	587,126
4.12	Property		1	Lord Salisbury Center								1,910,916	561,662
4.13	Property		1	Terrell Mill Village								1,586,810	384,727
4.14	Property		1	The Ridge at Turtle Creek								1,493,633	398,146
4.15	Property		1	Nordstrom Rack								1,239,916	304,014
4.16	Property		1	Ventura Place								1,227,663	262,855
4.17	Property		1	Quail Springs								1,193,826	328,520
4.18	Property		1	Wallace Commons								1,269,173	302,274
4.19	Property		1	Waterford Park South								1,419,487	584,135
4.20	Property		1	Evergreen Marketplace								1,540,751	820,691
4.21	Property		1	Derby Marketplace								1,290,004	535,476
4.22	Property		1	Stoneridge Village								1,112,104	287,107
4.23	Property		1	Fresh Thyme & DSW								820,259	209,104
4.24	Property		1	Crossroads Annex								527,939	229,193
4.25	Property		1	Tellico Village								593,751	137,575
4.26	Property		1	Walmart Neighborhood Market								684,680	226,771
4.27	Property		1	PetSmart & Old Navy								670,889	216,831
4.28	Property		1	Sutters Creek								524,029	122,128
4.29	Property		1	Mattress Firm & Panera Bread								418,001	83,533
5	Loan	1, 7, 12, 19, 21	1	AutoNation	1/6/2024	NAP	12/6/2028	12/6/2028	5	0	L(26),D(27),O(7)	10,474,739	4,494,234
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	11/6/2023	NAP	10/6/2033	10/6/2033	0	0	L(28),D(88),O(4)	8,331,467	5,345,955
6.01	Property		1	Lakeside Forest								2,922,184	1,747,014
6.02	Property		1	The Establishment								3,882,912	2,481,779
6.03	Property		1	Barcelona								1,526,371	1,117,162
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	12/6/2023	NAP	11/6/2033	11/6/2033	0	0	L(27),D(89),O(4)	3,987,915	2,160,629
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	1/6/2024	NAP	12/6/2033	12/6/2033	0	0	L(26),YM1(87),O(7)	18,536,311	8,365,611
9	Loan	17, 23, 28	1	Laurel Canyon	2/6/2024	NAP	1/6/2029	1/6/2029	0	0	L(25),D(30),O(5)	7,325,467	779,615
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	2/1/2024	2/1/2024	1/1/2034	1/1/2034	5	5	L(35),YM1(81),O(4)	NAV	NAV
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	8/6/2023	2/6/2031	7/6/2033	7/6/2033	0	0	L(31),D(85),O(4)	10,692,107	5,610,235
12	Loan	18, 30	1	Rillito Crossing Marketplace	2/6/2024	NAP	1/6/2034	1/6/2034	0	0	L(25),D(90),O(5)	2,267,450	589,262
13	Loan	16, 24, 30	1	CAVU Irvine	3/6/2024	3/6/2029	2/6/2034	2/6/2034	0	0	L(24),D(89),O(7)	2,590,791	1,174,822
14	Loan	10, 18, 30	1	Colonial Pointe I	2/1/2024	2/1/2024	1/1/2034	1/1/2034	5	5	L(35),YM1(81),O(4)	2,458,053	446,432
15	Loan	19	1	Emerald Pointe Apartments	3/6/2024	NAP	2/6/2034	2/6/2034	0	0	L(24),YM1(92),O(4)	3,240,864	1,473,011
16	Loan	10, 18, 30	1	Spring Park & Good Tree	2/1/2024	2/1/2024	1/1/2034	1/1/2034	5	5	L(35),YM1(81),O(4)	2,367,259	473,670
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	11/6/2023	NAP	10/6/2033	10/6/2033	0	0	L(28),D(88),O(4)	13,433,996	8,208,138
17.01	Property		1	The Muse								10,825,369	6,670,410
17.02	Property		1	Eden Pointe								2,608,627	1,537,728

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)
									10		12
18	Loan	6, 16	4	WWG 4-Property Portfolio	1/6/2024	NAP	12/6/2033	12/6/2033	0	0	L(24),YM1(89),O(7)	3,188,482	1,213,165
18.01	Property		1	Renton, WA								1,217,351	466,568
18.02	Property		1	Los Banos, CA								776,284	293,716
18.03	Property		1	Glendale, AZ								609,588	247,999
18.04	Property		1	Ripon, CA								585,260	204,882
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	12/6/2023	NAP	11/6/2028	11/6/2028	0	0	L(27),D(26),O(7)	25,812,548	13,707,487
20	Loan	6	3	LC MHC Portfolio	2/1/2024	NAP	1/1/2034	1/1/2034	0	0	L(24),YM1(90),O(6)	1,740,702	541,645
20.01	Property		1	Live Oaks								794,934	247,110
20.02	Property		1	Ponderosa Manor								625,188	196,991
20.03	Property		1	Mills Estates								320,580	97,544
21	Loan	30	1	Lake Point & The Oaks	3/6/2024	NAP	2/6/2034	2/6/2034	0	0	L(24),D(92),O(4)	2,299,286	974,534
22	Loan	18, 19, 30	1	Creekside Village	2/6/2024	NAP	1/6/2034	1/6/2034	0	0	L(24),YM1(92),O(4)	1,703,572	458,028
23	Loan	6, 23	5	Lehigh Valley Portfolio	2/6/2024	2/6/2024	1/6/2029	1/6/2029	0	0	L(25),D(28),O(7)	4,264,137	2,238,687
23.01	Property		1	1525 Valley Center Parkway								1,348,415	735,983
23.02	Property		1	1480 Valley Center Parkway								1,143,380	356,300
23.03	Property		1	1455 Valley Center Parkway								886,415	391,006
23.04	Property		1	1510 Valley Center Parkway								486,513	286,090
23.05	Property		1	1495 Valley Center Parkway								399,414	469,308
24	Loan	1, 7, 12, 26	1	Creekside Town Center	11/5/2023	NAP	10/5/2033	10/5/2033	0	0	L(28),D(87),O(5)	10,110,076	2,515,237
25	Loan	13, 16, 23	1	5600 West Adams	1/6/2024	NAP	12/6/2033	12/6/2033	0	0	L(26),D(87),O(7)	1,698,748	750,949
26	Loan	13	1	Marshall Apartments	1/6/2024	NAP	12/6/2033	12/6/2033	0	0	L(11),YM1(105),O(4)	1,479,171	634,036
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	1/1/2024	1/1/2024	12/1/2033	12/1/2033	5	5	L(35),YM1(81),O(4)	1,378,128	344,895
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	11/6/2023	NAP	10/6/2033	10/6/2033	0	0	L(28),D(85),O(7)	15,397,806	4,458,904
29	Loan	18, 19, 23, 24	1	White Horse Plaza	2/6/2024	2/6/2024	1/6/2034	1/6/2034	0	0	L(25),D(91),O(4)	1,294,758	322,210
30	Loan		1	INA & Bailey Buildings	1/6/2024	1/6/2025	12/6/2033	12/6/2033	0	0	L(26),D(90),O(4)	2,276,534	1,092,120
31	Loan	2	1	Claremont Packing House	1/6/2024	NAP	12/6/2033	12/6/2033	0	0	L(26),D(89),O(5)	1,819,408	590,089
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	2/6/2024	NAP	1/6/2029	1/6/2029	0	0	L(25),D(31),O(4)	1,589,699	509,914
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	1/6/2024	1/6/2029	12/6/2033	12/6/2033	0	0	L(26),D(90),O(4)	8,982,761	3,453,274
33.01	Property		1	1100, 1200, and 1300 Victors Way								1,585,676	623,897
33.02	Property		1	1200 Eisenhower Place								1,112,676	394,529
33.03	Property		1	3767-3891 Ranchero Drive								1,124,206	460,021
33.04	Property		1	1300 Eisenhower Place								953,866	335,806
33.05	Property		1	1500 Eisenhower Place								948,281	347,094
33.06	Property		1	1100 Eisenhower Place								928,573	314,728
33.07	Property		1	1194 Oak Valley Drive								842,095	247,034
33.08	Property		1	3940-3948 Ranchero Drive								590,810	211,483
33.09	Property		1	950 Victors Way								356,602	218,847
33.10	Property		1	825 Victors Way								539,975	299,836
34	Loan	16, 19	1	Carhartt HQ	2/1/2024	2/1/2029	1/1/2034	1/1/2034	0	0	L(25),D(92),O(3)	NAV	NAV
35	Loan	13, 16	1	Pharmaloz Manufacturing	2/6/2024	2/6/2024	1/6/2034	1/6/2034	0	0	L(25),D(91),O(4)	NAV	NAV

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)
							16				16
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	36,477,631	10/31/2023	T-12	74,865,600	38,359,447	36,506,153	12/31/2022	T-12	73,703,131	36,473,501
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	10,761,492	Various	T-12	15,185,348	6,416,874	8,768,474	12/31/2022	T-12	13,199,062	6,105,582
2.01	Property		1	The Summit	6,537,018	9/30/2023	T-12	8,627,098	2,906,016	5,721,082	12/31/2022	T-12	7,849,263	2,845,074
2.02	Property		1	Blvd 2500	1,605,054	9/30/2023	T-12	3,158,368	1,485,359	1,673,009	12/31/2022	T-12	2,170,634	1,533,798
2.03	Property		1	Jackson	553,642	9/30/2023	T-12	420,752	292,649	128,103	12/31/2022	T-12	143,890	305,863
2.04	Property		1	Haymarket	1,209,712	9/30/2023	T-12	1,748,318	1,138,485	609,834	12/31/2022	T-12	2,230,578	1,052,495
2.05	Property		1	North Aurora	731,772	9/30/2023	T-12	1,230,812	594,365	636,447	12/31/2022	T-12	804,697	368,352
2.06	Property		1	At Home - Arlington	124,294	8/30/2023	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.07	Property		1	Houma	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	51,525,734	8/31/2023	T-12	69,984,212	17,233,956	52,750,256	12/31/2022	T-12	69,401,934	17,383,847
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	33,695,199	6/30/2023	T-12	41,116,072	14,064,144	27,051,928	12/31/2022	T-12	NAV	NAV
4.01	Property		1	Northwoods Marketplace	2,811,688	6/30/2023	T-12	4,097,059	1,292,213	2,804,846	12/31/2022	T-12	NAV	NAV
4.02	Property		1	The Centrum	2,171,488	6/30/2023	T-12	2,622,843	1,031,511	1,591,333	12/31/2022	T-12	NAV	NAV
4.03	Property		1	Lawton Marketplace	1,714,605	6/30/2023	T-12	2,144,275	679,993	1,464,282	12/31/2022	T-12	NAV	NAV
4.04	Property		1	Carlisle Crossing	1,566,131	6/30/2023	T-12	2,155,562	835,548	1,320,014	12/31/2022	T-12	NAV	NAV
4.05	Property		1	Southway Shopping Center	2,229,982	6/30/2023	T-12	3,293,702	1,585,182	1,708,520	12/31/2022	T-12	NAV	NAV
4.06	Property		1	Parkway Centre South	1,950,339	6/30/2023	T-12	1,792,299	548,724	1,243,575	12/31/2022	T-12	NAV	NAV
4.07	Property		1	Houma Crossing	1,331,534	6/30/2023	T-12	1,800,069	735,874	1,064,195	12/31/2022	T-12	NAV	NAV
4.08	Property		1	North Lake Square	1,700,423	6/30/2023	T-12	1,899,050	466,423	1,432,627	12/31/2022	T-12	NAV	NAV
4.09	Property		1	Liberty Crossing	1,602,989	6/30/2023	T-12	2,246,251	844,019	1,402,233	12/31/2022	T-12	NAV	NAV
4.10	Property		1	Owensboro Town Center	1,873,924	6/30/2023	T-12	2,242,819	626,525	1,616,294	12/31/2022	T-12	NAV	NAV
4.11	Property		1	Harbor Town Center	1,213,007	6/30/2023	T-12	1,196,416	378,917	817,500	12/31/2022	T-12	NAV	NAV
4.12	Property		1	Lord Salisbury Center	1,349,254	6/30/2023	T-12	1,617,981	592,226	1,025,756	12/31/2022	T-12	NAV	NAV
4.13	Property		1	Terrell Mill Village	1,202,083	6/30/2023	T-12	1,059,965	279,940	780,026	12/31/2022	T-12	NAV	NAV
4.14	Property		1	The Ridge at Turtle Creek	1,095,487	6/30/2023	T-12	997,546	276,209	721,336	12/31/2022	T-12	NAV	NAV
4.15	Property		1	Nordstrom Rack	935,902	6/30/2023	T-12	1,111,540	282,289	829,251	12/31/2022	T-12	NAV	NAV
4.16	Property		1	Ventura Place	964,808	6/30/2023	T-12	768,203	286,698	481,505	12/31/2022	T-12	NAV	NAV
4.17	Property		1	Quail Springs	865,306	6/30/2023	T-12	1,206,432	312,239	894,193	12/31/2022	T-12	NAV	NAV
4.18	Property		1	Wallace Commons	966,899	6/30/2023	T-12	905,993	237,028	668,965	12/31/2022	T-12	NAV	NAV
4.19	Property		1	Waterford Park South	835,352	6/30/2023	T-12	939,677	405,571	534,105	12/31/2022	T-12	NAV	NAV
4.20	Property		1	Evergreen Marketplace	720,060	6/30/2023	T-12	1,284,015	639,494	644,521	12/31/2022	T-12	NAV	NAV
4.21	Property		1	Derby Marketplace	754,528	6/30/2023	T-12	1,110,429	456,063	654,366	12/31/2022	T-12	NAV	NAV
4.22	Property		1	Stoneridge Village	824,997	6/30/2023	T-12	809,934	203,598	606,335	12/31/2022	T-12	NAV	NAV
4.23	Property		1	Fresh Thyme & DSW	611,155	6/30/2023	T-12	727,046	192,105	534,941	12/31/2022	T-12	NAV	NAV
4.24	Property		1	Crossroads Annex	298,746	6/30/2023	T-12	645,992	179,545	466,447	12/31/2022	T-12	NAV	NAV
4.25	Property		1	Tellico Village	456,176	6/30/2023	T-12	532,907	122,661	410,245	12/31/2022	T-12	NAV	NAV
4.26	Property		1	Walmart Neighborhood Market	457,909	6/30/2023	T-12	444,306	135,435	308,872	12/31/2022	T-12	NAV	NAV
4.27	Property		1	PetSmart & Old Navy	454,058	6/30/2023	T-12	580,443	188,775	391,668	12/31/2022	T-12	NAV	NAV
4.28	Property		1	Sutters Creek	401,901	6/30/2023	T-12	487,408	129,648	357,760	12/31/2022	T-12	NAV	NAV
4.29	Property		1	Mattress Firm & Panera Bread	334,468	6/30/2023	T-12	395,909	119,691	276,218	12/31/2022	T-12	NAV	NAV
5	Loan	1, 7, 12, 19, 21	1	AutoNation	5,980,505	9/30/2023	T-12	10,343,810	4,143,801	6,200,009	12/31/2022	T-12	9,593,629	3,703,208
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	2,985,513	7/31/2023	T-12	8,327,246	5,079,839	3,247,406	12/31/2022	T-12	7,727,223	4,426,467
6.01	Property		1	Lakeside Forest	1,175,170	7/31/2023	T-12	2,957,721	1,731,241	1,226,481	12/31/2022	T-12	2,786,213	1,421,253
6.02	Property		1	The Establishment	1,401,134	7/31/2023	T-12	3,876,144	2,332,188	1,543,956	12/31/2022	T-12	3,610,455	2,021,721
6.03	Property		1	Barcelona	409,209	7/31/2023	T-12	1,493,380	1,016,411	476,969	12/31/2022	T-12	1,330,556	983,492
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	1,827,286	8/31/2023	T-12	3,760,079	2,059,895	1,700,184	12/31/2022	T-12	3,439,007	1,766,582
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	10,170,700	7/31/2023	T-12	18,010,837	8,726,272	9,284,565	12/31/2022	T-12	16,868,370	8,052,400
9	Loan	17, 23, 28	1	Laurel Canyon	6,545,852	9/30/2023	T-12	7,017,450	740,322	6,277,128	12/31/2022	T-12	6,501,861	721,541
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	5,081,872	3/31/2023	T-12	9,979,761	5,403,143	4,576,618	12/31/2022	T-12	10,680,528	4,961,731
12	Loan	18, 30	1	Rillito Crossing Marketplace	1,678,188	8/1/2023	T-12	2,216,461	525,044	1,691,417	12/31/2022	T-12	2,251,832	555,012
13	Loan	16, 24, 30	1	CAVU Irvine	1,415,969	9/30/2023	T-12	769,018	960,651	(191,633)	12/31/2022	T-12	438	753,892
14	Loan	10, 18, 30	1	Colonial Pointe I	2,011,620	11/30/2023	T-12	2,100,131	496,702	1,603,428	12/31/2022	T-12	1,669,108	475,044
15	Loan	19	1	Emerald Pointe Apartments	1,767,853	11/30/2023	T-12	3,083,824	1,386,893	1,696,931	12/31/2022	T-12	2,833,190	1,288,411
16	Loan	10, 18, 30	1	Spring Park & Good Tree	1,893,589	11/30/2023	T-12	1,810,374	497,172	1,313,202	12/31/2022	T-12	1,515,957	491,674
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	5,225,858	7/31/2023	T-12	12,890,868	8,249,406	4,641,462	12/31/2022	T-12	11,148,338	7,322,649
17.01	Property		1	The Muse	4,154,959	7/31/2023	T-12	10,261,009	6,666,233	3,594,776	12/31/2022	T-12	8,719,438	5,929,828
17.02	Property		1	Eden Pointe	1,070,899	7/31/2023	T-12	2,629,858	1,583,173	1,046,685	12/31/2022	T-12	2,428,900	1,392,821

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)
							16				16
18	Loan	6, 16	4	WWG 4-Property Portfolio	1,975,318	9/30/2023	T-12	2,885,669	950,114	1,935,555	12/31/2022	T-12	NAV	NAV
18.01	Property		1	Renton, WA	750,783	9/30/2023	T-12	1,039,764	418,787	620,977	12/31/2022	T-12	NAV	NAV
18.02	Property		1	Los Banos, CA	482,568	9/30/2023	T-12	868,624	188,806	679,818	12/31/2022	T-12	NAV	NAV
18.03	Property		1	Glendale, AZ	361,589	9/30/2023	T-12	363,606	217,465	146,140	12/31/2022	T-12	NAV	NAV
18.04	Property		1	Ripon, CA	380,378	9/30/2023	T-12	613,676	125,057	488,619	12/31/2022	T-12	NAV	NAV
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	12,105,061	9/30/2023	T-12	25,030,189	13,191,986	11,838,203	12/31/2022	T-12	24,653,353	12,402,273
20	Loan	6	3	LC MHC Portfolio	1,199,057	10/31/2023	T-12	1,632,598	718,581	914,017	12/31/2022	T-12	NAV	NAV
20.01	Property		1	Live Oaks	547,824	10/31/2023	T-12	773,410	352,647	420,763	12/31/2022	T-12	NAV	NAV
20.02	Property		1	Ponderosa Manor	428,197	10/31/2023	T-12	582,265	265,581	316,684	12/31/2022	T-12	NAV	NAV
20.03	Property		1	Mills Estates	223,036	10/31/2023	T-12	276,924	100,354	176,570	12/31/2022	T-12	NAV	NAV
21	Loan	30	1	Lake Point & The Oaks	1,324,752	11/30/2023	T-12	2,202,739	974,244	1,228,495	12/31/2022	T-12	2,305,724	911,652
22	Loan	18, 19, 30	1	Creekside Village	1,245,544	10/31/2023	T-12	1,882,980	411,763	1,471,217	12/31/2022	T-12	1,706,940	437,302
23	Loan	6, 23	5	Lehigh Valley Portfolio	2,025,450	9/30/2023	T-12	4,199,196	2,102,864	2,096,332	12/31/2022	T-12	4,183,051	2,014,256
23.01	Property		1	1525 Valley Center Parkway	612,432	9/30/2023	T-12	1,358,198	705,392	652,806	12/31/2022	T-12	1,327,749	647,903
23.02	Property		1	1480 Valley Center Parkway	787,080	9/30/2023	T-12	1,122,739	325,953	796,786	12/31/2022	T-12	1,121,117	323,494
23.03	Property		1	1455 Valley Center Parkway	495,409	9/30/2023	T-12	851,721	373,784	477,937	12/31/2022	T-12	722,663	374,833
23.04	Property		1	1510 Valley Center Parkway	200,423	9/30/2023	T-12	338,109	265,144	72,965	12/31/2022	T-12	382,588	267,573
23.05	Property		1	1495 Valley Center Parkway	(69,894)	9/30/2023	T-12	528,429	432,591	95,838	12/31/2022	T-12	628,934	400,453
24	Loan	1, 7, 12, 26	1	Creekside Town Center	7,594,839	7/31/2023	T-12	9,604,742	2,390,218	7,214,524	12/31/2022	T-12	9,186,860	2,304,172
25	Loan	13, 16, 23	1	5600 West Adams	947,799	6/30/2023	T-12	891,618	411,313	480,305	12/31/2022	T-12	NAV	NAV
26	Loan	13	1	Marshall Apartments	845,135	9/30/2023	T-12	1,452,870	627,468	825,402	12/31/2022	T-12	1,435,207	598,181
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	1,033,233	9/30/2023	T-12	1,311,837	348,811	963,026	12/31/2022	T-12	1,245,136	311,422
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	10,938,902	7/31/2023	T-12	15,027,489	4,474,546	10,552,943	12/31/2022	T-12	13,741,626	4,674,036
29	Loan	18, 19, 23, 24	1	White Horse Plaza	972,548	11/30/2023	T-12	1,209,009	324,401	884,608	12/31/2022	T-12	1,081,568	315,945
30	Loan		1	INA & Bailey Buildings	1,184,415	9/30/2023	T-12	2,172,215	1,101,136	1,071,079	12/31/2022	T-12	2,166,839	1,092,738
31	Loan	2	1	Claremont Packing House	1,229,318	8/31/2023	T-12	1,555,420	543,146	1,012,274	12/31/2022	T-12	1,611,137	526,792
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	1,079,785	8/31/2023	T-12	1,625,445	585,506	1,039,939	12/31/2022	T-12	1,727,681	599,263
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	5,529,487	9/30/2023	T-12	9,146,710	3,429,693	5,717,017	12/31/2022	T-12	7,811,067	3,371,847
33.01	Property		1	1100, 1200, and 1300 Victors Way	961,780	9/30/2023	T-12	1,488,934	544,090	944,843	12/31/2022	T-12	921,348	524,473
33.02	Property		1	1200 Eisenhower Place	718,148	9/30/2023	T-12	1,368,149	455,742	912,407	12/31/2022	T-12	1,205,605	574,148
33.03	Property		1	3767-3891 Ranchero Drive	664,185	9/30/2023	T-12	1,249,346	432,312	817,034	12/31/2022	T-12	1,261,831	412,680
33.04	Property		1	1300 Eisenhower Place	618,060	9/30/2023	T-12	909,357	326,281	583,076	12/31/2022	T-12	796,724	303,502
33.05	Property		1	1500 Eisenhower Place	601,188	9/30/2023	T-12	918,960	331,740	587,220	12/31/2022	T-12	896,448	325,554
33.06	Property		1	1100 Eisenhower Place	613,845	9/30/2023	T-12	940,067	371,860	568,208	12/31/2022	T-12	784,196	303,364
33.07	Property		1	1194 Oak Valley Drive	595,061	9/30/2023	T-12	790,555	253,606	536,949	12/31/2022	T-12	649,169	227,873
33.08	Property		1	3940-3948 Ranchero Drive	379,328	9/30/2023	T-12	592,668	226,666	366,002	12/31/2022	T-12	306,217	223,682
33.09	Property		1	950 Victors Way	137,755	9/30/2023	T-12	364,288	211,086	153,202	12/31/2022	T-12	421,927	201,761
33.10	Property		1	825 Victors Way	240,139	9/30/2023	T-12	524,385	276,310	248,076	12/31/2022	T-12	567,601	274,811
34	Loan	16, 19	1	Carhartt HQ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
35	Loan	13, 16	1	Pharmaloz Manufacturing	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
						16						15	15
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	37,229,630	12/31/2021	T-12	95.5%	74,931,706	32,816,238	42,115,468	195,077	864,590	41,055,801
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	7,093,480	12/31/2021	T-12	92.8%	22,679,232	7,590,897	15,088,334	220,888	841,335	14,026,111
2.01	Property		1	The Summit	5,004,189	12/31/2021	T-12	95.0%	12,646,022	3,193,861	9,452,162	58,712	563,120	8,830,330
2.02	Property		1	Blvd 2500	636,836	12/31/2021	T-12	87.5%	3,343,868	1,634,090	1,709,778	75,142	4,069	1,630,567
2.03	Property		1	Jackson	(161,973)	12/31/2021	T-12	95.0%	1,817,664	594,828	1,222,836	20,777	76,165	1,125,894
2.04	Property		1	Haymarket	1,178,083	12/31/2021	T-12	91.9%	2,432,978	1,164,743	1,268,235	34,412	101,526	1,132,297
2.05	Property		1	North Aurora	436,345	12/31/2021	T-12	80.8%	1,139,491	485,769	653,723	12,864	52,258	588,601
2.06	Property		1	At Home - Arlington	NAV	NAV	NAV	95.0%	1,118,427	485,743	632,684	15,075	37,688	579,921
2.07	Property		1	Houma	NAV	NAV	NAV	95.0%	180,781	31,864	148,918	3,906	6,510	138,502
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	52,018,087	12/31/2021	T-12	98.1%	74,354,670	16,415,944	57,938,726	278,330	2,102,842	55,557,554
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	NAV	NAV	NAV	95.0%	53,888,610	17,916,793	35,971,817	521,495	2,040,576	33,409,746
4.01	Property		1	Northwoods Marketplace	NAV	NAV	NAV	96.5%	4,330,372	1,458,301	2,872,071	35,412	165,255	2,671,405
4.02	Property		1	The Centrum	NAV	NAV	NAV	75.8%	3,182,719	1,167,626	2,015,093	41,167	192,112	1,781,814
4.03	Property		1	Lawton Marketplace	NAV	NAV	NAV	98.3%	3,279,829	953,800	2,326,030	28,159	131,408	2,166,463
4.04	Property		1	Carlisle Crossing	NAV	NAV	NAV	94.9%	3,194,157	1,048,116	2,146,041	22,873	106,741	2,016,428
4.05	Property		1	Southway Shopping Center	NAV	NAV	NAV	99.8%	3,826,353	1,358,719	2,467,634	26,310	122,779	2,318,545
4.06	Property		1	Parkway Centre South	NAV	NAV	NAV	99.8%	2,969,784	846,025	2,123,758	19,783	92,321	2,011,654
4.07	Property		1	Houma Crossing	NAV	NAV	NAV	76.1%	2,599,247	1,077,547	1,521,699	29,028	126,996	1,365,676
4.08	Property		1	North Lake Square	NAV	NAV	NAV	97.7%	2,276,936	561,041	1,715,895	21,017	98,081	1,596,796
4.09	Property		1	Liberty Crossing	NAV	NAV	NAV	91.5%	2,282,096	704,857	1,577,238	26,442	74,038	1,476,758
4.10	Property		1	Owensboro Town Center	NAV	NAV	NAV	87.4%	2,579,470	845,371	1,734,099	47,833	115,459	1,570,807
4.11	Property		1	Harbor Town Center	NAV	NAV	NAV	90.8%	1,688,547	593,756	1,094,791	11,251	49,225	1,034,315
4.12	Property		1	Lord Salisbury Center	NAV	NAV	NAV	98.0%	2,226,543	767,839	1,458,704	17,073	79,675	1,361,956
4.13	Property		1	Terrell Mill Village	NAV	NAV	NAV	99.8%	1,869,023	556,622	1,312,401	11,189	52,213	1,248,999
4.14	Property		1	The Ridge at Turtle Creek	NAV	NAV	NAV	99.8%	1,734,560	536,550	1,198,010	19,741	69,094	1,109,175
4.15	Property		1	Nordstrom Rack	NAV	NAV	NAV	98.6%	1,311,742	404,466	907,276	6,819	31,820	868,637
4.16	Property		1	Ventura Place	NAV	NAV	NAV	94.7%	1,446,565	413,856	1,032,709	12,653	46,617	973,440
4.17	Property		1	Quail Springs	NAV	NAV	NAV	99.8%	1,290,310	416,400	873,909	15,061	70,283	788,566
4.18	Property		1	Wallace Commons	NAV	NAV	NAV	96.9%	1,232,068	337,160	894,908	8,991	17,010	868,907
4.19	Property		1	Waterford Park South	NAV	NAV	NAV	91.4%	1,559,545	545,452	1,014,092	31,248	64,334	918,510
4.20	Property		1	Evergreen Marketplace	NAV	NAV	NAV	99.9%	1,541,714	769,153	772,561	8,473	34,889	729,198
4.21	Property		1	Derby Marketplace	NAV	NAV	NAV	99.8%	1,271,174	509,265	761,910	15,000	70,000	676,910
4.22	Property		1	Stoneridge Village	NAV	NAV	NAV	99.8%	1,467,788	430,585	1,037,204	10,872	50,738	975,593
4.23	Property		1	Fresh Thyme & DSW	NAV	NAV	NAV	99.8%	832,259	255,476	576,783	7,355	34,323	535,105
4.24	Property		1	Crossroads Annex	NAV	NAV	NAV	99.8%	879,244	339,124	540,120	6,087	28,405	505,629
4.25	Property		1	Tellico Village	NAV	NAV	NAV	99.8%	615,342	138,650	476,692	13,097	28,650	434,945
4.26	Property		1	Walmart Neighborhood Market	NAV	NAV	NAV	99.8%	747,174	287,221	459,953	1,215	5,670	453,068
4.27	Property		1	PetSmart & Old Navy	NAV	NAV	NAV	99.8%	640,400	228,872	411,528	4,346	20,279	386,904
4.28	Property		1	Sutters Creek	NAV	NAV	NAV	99.8%	559,611	201,316	358,295	20,801	56,003	281,491
4.29	Property		1	Mattress Firm & Panera Bread	NAV	NAV	NAV	99.8%	454,040	163,628	290,412	2,200	6,160	282,052
5	Loan	1, 7, 12, 19, 21	1	AutoNation	5,890,421	12/31/2021	T-12	91.4%	11,258,615	4,817,557	6,441,058	57,668	285,022	6,098,368
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	3,300,757	12/31/2021	T-12	85.2%	8,610,338	3,507,740	5,102,598	222,129	0	4,880,469
6.01	Property		1	Lakeside Forest	1,364,960	12/31/2021	T-12	81.5%	3,082,504	1,199,423	1,883,081	70,800	0	1,812,281
6.02	Property		1	The Establishment	1,588,733	12/31/2021	T-12	86.5%	3,947,105	1,490,494	2,456,611	114,245	0	2,342,366
6.03	Property		1	Barcelona	347,063	12/31/2021	T-12	90.2%	1,580,729	817,824	762,905	37,084	0	725,821
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	1,672,424	12/31/2021	T-12	90.6%	3,994,259	1,474,851	2,519,408	113,488	0	2,405,920
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	8,815,970	12/31/2021	T-12	91.7%	21,736,552	8,473,297	13,263,255	209,647	17,195	13,036,413
9	Loan	17, 23, 28	1	Laurel Canyon	5,780,320	12/31/2021	T-12	95.0%	7,359,206	982,811	6,376,395	264,222	0	6,112,173
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	NAV	NAV	NAV	95.0%	2,979,224	820,180	2,159,045	48,800	0	2,110,245
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	5,718,797	12/31/2021	T-12	82.7%	12,419,184	5,610,831	6,808,354	128,035	1,280,354	5,399,965
12	Loan	18, 30	1	Rillito Crossing Marketplace	1,696,819	12/31/2021	T-12	95.0%	2,448,127	536,646	1,911,480	19,285	96,424	1,795,771
13	Loan	16, 24, 30	1	CAVU Irvine	(753,454)	12/31/2021	T-12	92.5%	3,395,171	1,146,632	2,248,539	24,407	96,940	2,127,192
14	Loan	10, 18, 30	1	Colonial Pointe I	1,194,065	12/31/2021	T-12	95.0%	2,472,389	625,794	1,846,595	33,600	0	1,812,995
15	Loan	19	1	Emerald Pointe Apartments	1,544,779	12/31/2021	T-12	91.0%	3,240,864	1,563,435	1,677,430	91,750	0	1,585,680
16	Loan	10, 18, 30	1	Spring Park & Good Tree	1,024,283	12/31/2021	T-12	95.0%	2,388,418	623,862	1,764,556	32,000	0	1,732,556
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	3,825,690	12/31/2021	T-12	82.4%	13,749,554	5,866,508	7,883,046	250,250	0	7,632,796
17.01	Property		1	The Muse	2,789,610	12/31/2021	T-12	82.8%	10,876,871	4,678,366	6,198,505	201,000	0	5,997,505
17.02	Property		1	Eden Pointe	1,036,080	12/31/2021	T-12	80.8%	2,872,683	1,188,141	1,684,542	49,250	0	1,635,292

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
						16						15	15
18	Loan	6, 16	4	WWG 4-Property Portfolio	NAV	NAV	NAV	86.1%	3,297,694	1,286,761	2,010,933	20,742	0	1,990,191
18.01	Property		1	Renton, WA	NAV	NAV	NAV	91.7%	1,284,704	463,095	821,609	6,060	0	815,549
18.02	Property		1	Los Banos, CA	NAV	NAV	NAV	82.4%	780,650	319,334	461,315	5,665	0	455,650
18.03	Property		1	Glendale, AZ	NAV	NAV	NAV	77.8%	628,000	258,799	369,200	5,085	0	364,116
18.04	Property		1	Ripon, CA	NAV	NAV	NAV	89.3%	604,341	245,533	358,808	3,932	0	354,876
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	12,251,080	12/31/2021	T-12	75.3%	26,423,334	14,017,142	12,406,192	160,649	1,004,059	11,241,484
20	Loan	6	3	LC MHC Portfolio	NAV	NAV	NAV	94.6%	1,925,124	574,582	1,350,542	17,300	0	1,333,242
20.01	Property		1	Live Oaks	NAV	NAV	NAV	94.3%	901,648	251,368	650,280	7,100	0	643,180
20.02	Property		1	Ponderosa Manor	NAV	NAV	NAV	95.0%	690,805	206,781	484,024	6,500	0	477,524
20.03	Property		1	Mills Estates	NAV	NAV	NAV	95.0%	332,671	116,433	216,238	3,700	0	212,538
21	Loan	30	1	Lake Point & The Oaks	1,394,072	12/31/2021	T-12	93.9%	2,402,951	1,106,239	1,296,712	64,750	0	1,231,962
22	Loan	18, 19, 30	1	Creekside Village	1,269,638	12/31/2021	T-12	95.0%	1,870,447	529,572	1,340,875	9,618	48,090	1,283,167
23	Loan	6, 23	5	Lehigh Valley Portfolio	2,168,795	12/31/2021	T-12	70.7%	4,514,175	2,253,720	2,260,455	54,578	26,445	2,179,432
23.01	Property		1	1525 Valley Center Parkway	679,846	12/31/2021	T-12	68.9%	1,316,791	737,309	579,482	15,000	15,500	548,982
23.02	Property		1	1480 Valley Center Parkway	797,623	12/31/2021	T-12	100.0%	1,169,239	351,434	817,805	10,359	3,897	803,550
23.03	Property		1	1455 Valley Center Parkway	347,830	12/31/2021	T-12	72.3%	862,881	396,820	466,060	10,824	5,059	450,178
23.04	Property		1	1510 Valley Center Parkway	115,015	12/31/2021	T-12	58.3%	638,280	290,795	347,485	9,642	2,104	335,739
23.05	Property		1	1495 Valley Center Parkway	228,481	12/31/2021	T-12	51.8%	526,984	477,361	49,622	8,754	(115)	40,983
24	Loan	1, 7, 12, 26	1	Creekside Town Center	6,882,688	12/31/2021	T-12	95.3%	10,656,860	2,629,901	8,026,958	54,134	20,668	7,952,156
25	Loan	13, 16, 23	1	5600 West Adams	NAV	NAV	NAV	95.0%	2,047,913	711,390	1,336,523	6,307	31,535	1,298,681
26	Loan	13	1	Marshall Apartments	837,026	12/31/2021	T-12	96.0%	1,602,620	618,361	984,259	23,000	0	961,259
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	933,714	12/31/2021	T-12	95.0%	1,424,968	403,518	1,021,450	0	0	1,021,450
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	9,067,590	12/31/2021	T-12	96.0%	16,520,639	4,733,026	11,787,613	81,029	607,719	11,098,864
29	Loan	18, 19, 23, 24	1	White Horse Plaza	765,623	12/31/2021	T-12	95.0%	1,500,961	348,990	1,151,971	63,646	82,846	1,005,480
30	Loan		1	INA & Bailey Buildings	1,074,100	12/31/2021	T-12	79.0%	2,451,395	1,126,737	1,324,659	33,539	75,271	1,215,849
31	Loan	2	1	Claremont Packing House	1,084,346	12/31/2021	T-12	95.0%	1,768,779	561,870	1,206,909	11,596	37,979	1,157,334
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	1,128,418	12/31/2021	T-12	95.0%	2,456,062	837,501	1,618,561	94,782	72,617	1,451,162
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	4,439,220	12/31/2021	T-12	83.6%	8,001,309	3,378,501	4,622,808	85,503	163,386	4,373,919
33.01	Property		1	1100, 1200, and 1300 Victors Way	396,875	12/31/2021	T-12	100.0%	1,591,288	594,897	996,391	13,670	38,096	944,626
33.02	Property		1	1200 Eisenhower Place	631,457	12/31/2021	T-12	87.5%	1,018,524	406,524	612,001	9,674	21,113	581,214
33.03	Property		1	3767-3891 Ranchero Drive	849,150	12/31/2021	T-12	44.9%	558,078	426,445	131,633	11,867	30,435	89,331
33.04	Property		1	1300 Eisenhower Place	493,221	12/31/2021	T-12	100.0%	962,233	336,929	625,305	8,538	16,287	600,479
33.05	Property		1	1500 Eisenhower Place	570,895	12/31/2021	T-12	89.2%	874,218	335,810	538,408	8,575	16,443	513,391
33.06	Property		1	1100 Eisenhower Place	480,832	12/31/2021	T-12	100.0%	872,110	317,640	554,470	7,890	13,533	533,048
33.07	Property		1	1194 Oak Valley Drive	421,297	12/31/2021	T-12	100.0%	868,790	243,756	625,034	8,459	15,952	600,623
33.08	Property		1	3940-3948 Ranchero Drive	82,536	12/31/2021	T-12	46.1%	306,789	199,304	107,486	5,894	5,051	96,540
33.09	Property		1	950 Victors Way	220,167	12/31/2021	T-12	69.5%	353,319	216,915	136,404	4,745	165	131,495
33.10	Property		1	825 Victors Way	292,791	12/31/2021	T-12	82.3%	595,959	300,283	295,676	6,191	6,313	283,172
34	Loan	16, 19	1	Carhartt HQ	NAV	NAV	NAV	90.7%	1,176,345	508,326	668,019	35,820	58,556	573,642
35	Loan	13, 16	1	Pharmaloz Manufacturing	NAV	NAV	NAV	95.0%	544,403	117,481	426,922	19,550	28,750	378,622

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
					7, 14	7, 14	7	7	5	5		5, 7	5, 7
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	2.48	2.42	16.0%	15.6%	694,000,000	As Is	10/27/2023	38.0%	38.0%
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	1.57	1.46	11.0%	10.2%	220,113,997	Various	Various	62.3%	62.3%
2.01	Property		1	The Summit					138,713,944	As Is with Escrow	10/5/2023
2.02	Property		1	Blvd 2500					34,218,251	As Is with Escrow	10/10/2023
2.03	Property		1	Jackson					14,287,158	As Is with Escrow	10/10/2023
2.04	Property		1	Haymarket					13,683,212	As Is with Escrow	10/23/2023
2.05	Property		1	North Aurora					9,511,432	As Is with Escrow	10/27/2023
2.06	Property		1	At Home - Arlington					7,800,000	As Is	10/10/2023
2.07	Property		1	Houma					1,900,000	As Is	10/9/2023
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	2.06	1.98	16.1%	15.4%	870,600,000	As Is	9/1/2023	41.4%	41.4%
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	2.12	1.97	13.8%	12.8%	508,200,000	As Portfolio	7/31/2023	51.2%	51.2%
4.01	Property		1	Northwoods Marketplace					41,200,000	As Is	7/10/2023
4.02	Property		1	The Centrum					36,800,000	As Is	7/12/2023
4.03	Property		1	Lawton Marketplace					31,000,000	As Is	7/20/2023
4.04	Property		1	Carlisle Crossing					30,200,000	As Is	7/19/2023
4.05	Property		1	Southway Shopping Center					30,000,000	As Is	7/7/2023
4.06	Property		1	Parkway Centre South					25,000,000	As Is	7/17/2023
4.07	Property		1	Houma Crossing					24,800,000	As Is	7/16/2023
4.08	Property		1	North Lake Square					24,500,000	As Is	7/9/2023
4.09	Property		1	Liberty Crossing					23,900,000	As Is	7/24/2023
4.10	Property		1	Owensboro Town Center					22,700,000	As Is	7/23/2023
4.11	Property		1	Harbor Town Center					18,400,000	As Is	7/20/2023
4.12	Property		1	Lord Salisbury Center					15,600,000	As Is	7/18/2023
4.13	Property		1	Terrell Mill Village					17,200,000	As Is	7/9/2023
4.14	Property		1	The Ridge at Turtle Creek					15,500,000	As Is	7/10/2023
4.15	Property		1	Nordstrom Rack					14,800,000	As Is	7/24/2023
4.16	Property		1	Ventura Place					14,090,000	As Is	7/25/2023
4.17	Property		1	Quail Springs					13,300,000	As Is	7/18/2023
4.18	Property		1	Wallace Commons					12,800,000	As Is	7/12/2023
4.19	Property		1	Waterford Park South					12,600,000	As Is	7/23/2023
4.20	Property		1	Evergreen Marketplace					11,400,000	As Is	7/23/2023
4.21	Property		1	Derby Marketplace					10,500,000	As Is	7/19/2023
4.22	Property		1	Stoneridge Village					9,300,000	As Is	7/19/2023
4.23	Property		1	Fresh Thyme & DSW					7,500,000	As Is	7/21/2023
4.24	Property		1	Crossroads Annex					7,100,000	As Is	7/16/2023
4.25	Property		1	Tellico Village					6,600,000	As Is	7/9/2023
4.26	Property		1	Walmart Neighborhood Market					6,200,000	As Is	7/9/2023
4.27	Property		1	PetSmart & Old Navy					5,700,000	As Is	7/17/2023
4.28	Property		1	Sutters Creek					5,150,000	As Is	7/12/2023
4.29	Property		1	Mattress Firm & Panera Bread					4,350,000	As Is	7/19/2023
5	Loan	1, 7, 12, 19, 21	1	AutoNation	1.40	1.33	11.7%	11.1%	102,500,000	As Is	11/15/2023	53.7%	53.7%
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	1.28	1.22	9.5%	9.1%	92,000,000	Various	Various	58.8%	58.8%
6.01	Property		1	Lakeside Forest					32,900,000	Prospective As Encumbered	10/1/2023
6.02	Property		1	The Establishment					44,800,000	As Is, Encumbered	7/19/2023
6.03	Property		1	Barcelona					14,300,000	As Is, Encumbered	7/19/2023
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	1.28	1.22	9.5%	9.1%	44,300,000	Prospective As Encumbered	10/1/2023	58.8%	58.8%
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	1.40	1.37	9.8%	9.6%	256,800,000	Prospective As Complete - Proposed	5/31/2024	53.0%	53.0%
9	Loan	17, 23, 28	1	Laurel Canyon	4.18	4.00	31.9%	30.6%	116,500,000	As Is	11/3/2023	17.2%	17.2%
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	1.18	1.15	11.1%	10.9%	36,050,000	As Is	11/28/2023	53.8%	37.0%
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	1.79	1.42	14.3%	11.3%	70,200,000	As Is	4/17/2023	67.9%	66.2%
12	Loan	18, 30	1	Rillito Crossing Marketplace	1.54	1.45	11.4%	10.7%	27,400,000	As Is	10/30/2023	61.1%	61.1%
13	Loan	16, 24, 30	1	CAVU Irvine	1.66	1.57	13.6%	12.9%	32,100,000	As Is	10/18/2023	51.4%	48.8%
14	Loan	10, 18, 30	1	Colonial Pointe I	1.18	1.16	11.2%	11.0%	30,400,000	As Is	12/8/2023	54.2%	37.2%
15	Loan	19	1	Emerald Pointe Apartments	1.35	1.27	10.4%	9.8%	25,200,000	As Is	11/15/2023	64.3%	64.3%
16	Loan	10, 18, 30	1	Spring Park & Good Tree	1.17	1.15	11.1%	10.9%	29,400,000	As Is	12/8/2023	54.0%	37.1%
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	1.29	1.25	9.7%	9.4%	127,400,000	Prospective As Encumbered	10/1/2023	64.1%	64.1%
17.01	Property		1	The Muse					97,600,000	Prospective As Encumbered	10/1/2023
17.02	Property		1	Eden Pointe					29,800,000	Prospective As Encumbered	10/1/2023

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
					7, 14	7, 14	7	7	5	5		5, 7	5, 7
18	Loan	6, 16	4	WWG 4-Property Portfolio	1.94	1.92	13.2%	13.1%	41,870,000	As Is	Various	36.4%	36.4%
18.01	Property		1	Renton, WA					16,090,000	As Is	10/12/2023
18.02	Property		1	Los Banos, CA					9,350,000	As Is	10/23/2023
18.03	Property		1	Glendale, AZ					9,430,000	As Is	10/17/2023
18.04	Property		1	Ripon, CA					7,000,000	As Is	10/23/2023
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	1.46	1.33	11.8%	10.7%	209,000,000	As Is	9/22/2023	50.2%	50.2%
20	Loan	6	3	LC MHC Portfolio	1.37	1.36	9.3%	9.2%	24,200,000	As Is	Various	59.8%	59.8%
20.01	Property		1	Live Oaks					11,500,000	As Is	11/17/2023
20.02	Property		1	Ponderosa Manor					8,700,000	As Is	11/17/2023
20.03	Property		1	Mills Estates					4,000,000	As Is	11/9/2023
21	Loan	30	1	Lake Point & The Oaks	1.29	1.23	9.5%	9.0%	22,400,000	As Is	1/5/2024	61.2%	61.2%
22	Loan	18, 19, 30	1	Creekside Village	1.38	1.32	10.5%	10.1%	20,700,000	As Is	10/26/2023	61.6%	61.6%
23	Loan	6, 23	5	Lehigh Valley Portfolio	2.19	2.11	18.5%	17.8%	31,200,000	As Is	11/2/2023	39.2%	37.4%
23.01	Property		1	1525 Valley Center Parkway					7,250,000	As Is	11/2/2023
23.02	Property		1	1480 Valley Center Parkway					8,900,000	As Is	11/2/2023
23.03	Property		1	1455 Valley Center Parkway					4,850,000	As Is	11/2/2023
23.04	Property		1	1510 Valley Center Parkway					6,300,000	As Is	11/2/2023
23.05	Property		1	1495 Valley Center Parkway					3,900,000	As Is	11/2/2023
24	Loan	1, 7, 12, 26	1	Creekside Town Center	1.52	1.51	11.2%	11.1%	125,600,000	As Is	8/25/2023	56.9%	56.9%
25	Loan	13, 16, 23	1	5600 West Adams	1.76	1.71	13.4%	13.0%	20,300,000	As Is	8/11/2023	49.3%	49.3%
26	Loan	13	1	Marshall Apartments	1.33	1.30	10.4%	10.2%	13,500,000	As Is	10/23/2023	70.0%	70.0%
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	1.15	1.15	10.9%	10.9%	15,600,000	As Is	10/26/2023	60.1%	41.4%
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	1.87	1.76	14.9%	14.0%	158,000,000	As Is	8/27/2023	50.2%	50.2%
29	Loan	18, 19, 23, 24	1	White Horse Plaza	1.62	1.42	13.2%	11.6%	16,800,000	As Is	10/5/2023	51.8%	45.4%
30	Loan		1	INA & Bailey Buildings	1.90	1.75	15.9%	14.6%	16,400,000	As Is	10/16/2023	50.9%	45.7%
31	Loan	2	1	Claremont Packing House	2.24	2.15	15.1%	14.5%	21,400,000	As Is	7/10/2023	37.4%	37.4%
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	2.48	2.22	21.6%	19.3%	18,800,000	As Is	10/9/2023	39.9%	39.9%
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	1.48	1.40	12.9%	12.2%	67,060,000	As Portfolio	9/30/2023	53.3%	51.0%
33.01	Property		1	1100, 1200, and 1300 Victors Way					11,010,000	As Is	9/30/2023
33.02	Property		1	1200 Eisenhower Place					8,610,000	As Is	9/30/2023
33.03	Property		1	3767-3891 Ranchero Drive					8,010,000	As Is	9/30/2023
33.04	Property		1	1300 Eisenhower Place					7,080,000	As Is	9/30/2023
33.05	Property		1	1500 Eisenhower Place					7,000,000	As Is	9/30/2023
33.06	Property		1	1100 Eisenhower Place					6,780,000	As Is	9/30/2023
33.07	Property		1	1194 Oak Valley Drive					6,270,000	As Is	9/30/2023
33.08	Property		1	3940-3948 Ranchero Drive					4,160,000	As Is	9/30/2023
33.09	Property		1	950 Victors Way					3,270,000	As Is	9/30/2023
33.10	Property		1	825 Victors Way					3,230,000	As Is	9/30/2023
34	Loan	16, 19	1	Carhartt HQ	1.64	1.41	13.1%	11.2%	10,100,000	As Is	11/9/2023	50.6%	47.9%
35	Loan	13, 16	1	Pharmaloz Manufacturing	1.45	1.29	13.1%	11.6%	8,550,000	As Is	11/29/2023	38.2%	34.4%

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant
					3, 4			21, 22, 23	21		23	23
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	96.1%	11/14/2023	No	Nordstrom	200,000	18.8%	3/2/2025	H&M
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	94.8%	Various
2.01	Property		1	The Summit	96.5%	12/12/2023	No	Century Theatres	49,605	12.7%	5/31/2027	Dave and Busters
2.02	Property		1	Blvd 2500	92.0%	11/24/2023	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Jackson	96.7%	12/11/2023	No	Hobby Lobby	56,340	40.7%	5/31/2032	Planet Fitness
2.04	Property		1	Haymarket	92.6%	12/11/2023	No	Burlington	91,261	39.8%	6/30/2030	Hobby Lobby
2.05	Property		1	North Aurora	86.8%	12/11/2023	No	Michael's	21,730	25.3%	2/28/2027	Petco
2.06	Property		1	At Home - Arlington	100.0%	12/19/2023	Yes	At Home	100,501	100.0%	6/30/2033	NAP
2.07	Property		1	Houma	100.0%	12/19/2023	Yes	Big Lots	26,040	100.0%	1/31/2028	NAP
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	98.3%	6/15/2023	No	Live Casino Hotel Maryland	547,331	28.2%	7/13/2115	Bass Pro Shops Outdoor
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	95.3%	9/1/2023
4.01	Property		1	Northwoods Marketplace	97.8%	9/1/2023	No	Best Buy	43,278	18.3%	11/25/2028	Big Lots
4.02	Property		1	The Centrum	79.9%	9/1/2023	No	Super G Mart	108,714	39.6%	5/31/2042	Gabe's
4.03	Property		1	Lawton Marketplace	98.9%	9/1/2023	No	Academy Sports	62,168	31.6%	1/31/2033	TJ Maxx
4.04	Property		1	Carlisle Crossing	95.3%	9/1/2023	No	Michaels	21,647	14.2%	5/31/2026	PetSmart
4.05	Property		1	Southway Shopping Center	100.0%	9/1/2023	No	Marshalls	34,327	18.9%	4/30/2026	Ross Dress For Less
4.06	Property		1	Parkway Centre South	100.0%	9/1/2023	No	TJ Maxx	28,000	21.2%	11/30/2026	Staples
4.07	Property		1	Houma Crossing	83.4%	9/1/2023	No	Hobby Lobby	56,676	31.2%	8/31/2031	Conn's
4.08	Property		1	North Lake Square	99.0%	9/1/2023	No	Hobby Lobby	55,000	39.3%	10/31/2030	Burlington Coat Factory
4.09	Property		1	Liberty Crossing	93.2%	9/1/2023	No	Ross Dress For Less	27,657	26.1%	1/31/2026	PetSmart
4.10	Property		1	Owensboro Town Center	90.5%	9/1/2023	No	Best Buy	32,425	19.7%	3/31/2026	TJ Maxx
4.11	Property		1	Harbor Town Center	93.0%	9/1/2023	No	Kohls Corporation	68,423	49.3%	1/31/2029	TJ Maxx
4.12	Property		1	Lord Salisbury Center	98.8%	9/1/2023	No	Ross Dress For Less	30,187	26.5%	1/31/2026	Marshalls
4.13	Property		1	Terrell Mill Village	100.0%	9/1/2023	No	L.A. Fitness	45,000	59.9%	7/31/2030	Dollar Tree
4.14	Property		1	The Ridge at Turtle Creek	100.0%	9/1/2023	No	Academy Sports	75,760	76.8%	1/31/2035	Mattress Express
4.15	Property		1	Nordstrom Rack	97.7%	9/1/2023	No	Nordstrom Rack	33,901	74.6%	10/31/2030	Ulta
4.16	Property		1	Ventura Place	96.0%	9/1/2023	No	VCA Animal Hospitals, Inc.	28,000	42.0%	1/31/2032	Ulta
4.17	Property		1	Quail Springs	100.0%	9/1/2023	No	Hobby Lobby	55,126	54.9%	9/30/2028	Best Buy
4.18	Property		1	Wallace Commons	98.5%	9/1/2023	No	Kohls Corporation	68,639	69.7%	1/31/2029	Dollar Tree
4.19	Property		1	Waterford Park South	93.4%	9/1/2023	No	Ross Dress For Less	27,623	30.1%	1/31/2025	Michaels
4.20	Property		1	Evergreen Marketplace	100.0%	9/1/2023	No	Ross Dress For Less	25,046	50.3%	1/31/2029	Michaels
4.21	Property		1	Derby Marketplace	100.0%	9/1/2023	No	Hobby Lobby	55,000	55.0%	9/30/2030	Ross Dress For Less
4.22	Property		1	Stoneridge Village	100.0%	9/1/2023	No	Academy Sports + Outdoors	45,000	62.1%	2/28/2039	PetSmart
4.23	Property		1	Fresh Thyme & DSW	100.0%	9/1/2023	No	Fresh Thyme Farmers Market	26,081	53.2%	10/31/2024	DSW
4.24	Property		1	Crossroads Annex	100.0%	9/1/2023	No	DSW	18,000	44.4%	1/31/2029	Petco
4.25	Property		1	Tellico Village	100.0%	9/1/2023	No	Food Lion, LLC	34,928	85.3%	12/16/2028	Preferred Pharmacy Tellico
4.26	Property		1	Walmart Neighborhood Market	100.0%	9/1/2023	No	Wal-Mart	42,141	81.9%	8/4/2035	Asian Bistro
4.27	Property		1	PetSmart & Old Navy	100.0%	9/1/2023	No	Old Navy	15,112	52.2%	10/31/2027	PetSmart
4.28	Property		1	Sutters Creek	100.0%	9/1/2023	No	Hobby Lobby	55,710	69.6%	8/31/2031	Citi Trends
4.29	Property		1	Mattress Firm & Panera Bread	100.0%	9/1/2023	No	Mattress Firm	4,500	51.1%	1/31/2027	Panera Bread
5	Loan	1, 7, 12, 19, 21	1	AutoNation	92.5%	10/31/2023	No	AutoNation	162,255	78.8%	12/31/2029	Janney Montgomery Scott, LLC
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	89.4%	8/15/2023
6.01	Property		1	Lakeside Forest	87.5%	8/15/2023	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	The Establishment	90.1%	8/15/2023	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Barcelona	91.3%	8/15/2023	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	91.5%	10/17/2023	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	92.5%	10/20/2023	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	17, 23, 28	1	Laurel Canyon	100.0%	10/31/2023	No	Insurance Auto Auctions (IAA)	49	81.0%	6/30/2035	All Valley Dealers Auto Auction (AVDAA)
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	100.0%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	82.1%	5/31/2023	No	Synchrony	53,194	8.3%	10/31/2027	Contech Construction Products
12	Loan	18, 30	1	Rillito Crossing Marketplace	95.7%	12/15/2023	No	LA Fitness	49,920	51.8%	12/31/2028	Sprouts
13	Loan	16, 24, 30	1	CAVU Irvine	100.0%	12/20/2023	No	Colab Space	17,592	18.0%	8/31/2029	Twinsteps Architecture
14	Loan	10, 18, 30	1	Colonial Pointe I	100.0%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19	1	Emerald Pointe Apartments	95.1%	10/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	10, 18, 30	1	Spring Park & Good Tree	100.0%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	86.4%	8/15/2023
17.01	Property		1	The Muse	86.7%	8/15/2023	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Eden Pointe	85.3%	8/15/2023	NAP	NAP	NAP	NAP	NAP	NAP

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant
					3, 4			21, 22, 23	21		23	23
18	Loan	6, 16	4	WWG 4-Property Portfolio	84.7%	10/10/2023
18.01	Property		1	Renton, WA	90.7%	10/10/2023	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Los Banos, CA	85.2%	10/10/2023	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Glendale, AZ	73.5%	10/10/2023	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Ripon, CA	89.4%	10/10/2023	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	72.0%	10/1/2023	No	Coffeyville Resources	51,175	6.4%	5/31/2035	Southwest Water
20	Loan	6	3	LC MHC Portfolio	98.0%	12/1/2023
20.01	Property		1	Live Oaks	95.1%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Ponderosa Manor	100.0%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Mills Estates	100.0%	12/1/2023	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	30	1	Lake Point & The Oaks	94.6%	12/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	18, 19, 30	1	Creekside Village	96.6%	11/30/2023	No	Banner Bank	3,123	6.5%	12/15/2024	Forum Dental. Meng Ho, DDS
23	Loan	6, 23	5	Lehigh Valley Portfolio	70.3%	Various
23.01	Property		1	1525 Valley Center Parkway	62.6%	12/1/2023	No	CliftonLarsen	22,318	29.8%	10/31/2032	Service Access & Management
23.02	Property		1	1480 Valley Center Parkway	100.0%	1/4/2024	Yes	Flowserve US Inc.	51,793	100.0%	12/31/2027	NAP
23.03	Property		1	1455 Valley Center Parkway	74.8%	12/1/2023	No	Life Insurance Co. of North America	27,343	50.5%	1/31/2029	Masters Construction
23.04	Property		1	1510 Valley Center Parkway	60.8%	12/1/2023	No	Mission Autism Clinics	16,555	34.3%	12/31/2031	IQVIA
23.05	Property		1	1495 Valley Center Parkway	53.2%	12/1/2023	No	Stiltz Lifts	12,490	28.5%	4/30/2028	Miller-Keystone Blood Ctr
24	Loan	1, 7, 12, 26	1	Creekside Town Center	95.6%	8/30/2023	No	Best Buy	46,005	12.7%	1/31/2026	Burlington Coat Factory
25	Loan	13, 16, 23	1	5600 West Adams	100.0%	8/31/2023	No	Signal Brands	21,911	69.5%	2/28/2033	Donaldson Callif Perez, LLP
26	Loan	13	1	Marshall Apartments	96.5%	11/1/2023	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	100.0%	9/1/2023	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	95.9%	8/1/2023	No	Saks Fifth Avenue Off Fifth	24,807	6.1%	7/31/2028	Nike Factory Store
29	Loan	18, 19, 23, 24	1	White Horse Plaza	100.0%	12/27/2023	No	La Unica Super Center	35,982	22.6%	7/31/2053	ROSS (dd's Discounts)
30	Loan		1	INA & Bailey Buildings	78.7%	10/26/2023	No	Signature Health	32,841	19.6%	1/31/2029	Albert Einstein
31	Loan	2	1	Claremont Packing House	99.9%	11/9/2023	No	Whisper House LLC	4,266	7.6%	MTM	Packing House Corner LLC
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	100.0%	12/19/2023	No	Elk Lighting, Inc.	714,500	75.4%	12/31/2035	ParkDale
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	83.4%	Various
33.01	Property		1	1100, 1200, and 1300 Victors Way	100.0%	10/31/2023	No	NeuMoDx Molecular, Inc.	28,235	41.3%	7/31/2025	Cumulus Broadcasting LLC
33.02	Property		1	1200 Eisenhower Place	85.8%	10/31/2023	No	NeuMoDx Molecular, Inc.	41,486	85.8%	7/31/2025	NAP
33.03	Property		1	3767-3891 Ranchero Drive	45.8%	10/31/2023	No	Esperion Therapeutics, Inc.	11,471	19.3%	10/31/2028	ParishSOFT, LLC
33.04	Property		1	1300 Eisenhower Place	100.0%	10/31/2023	No	Igadea, LLC	10,931	25.6%	4/30/2025	Society for College and University Planning
33.05	Property		1	1500 Eisenhower Place	89.3%	10/31/2023	No	Hearst Communications, Inc.	17,841	41.6%	12/31/2028	TRC Environmental Corporation
33.06	Property		1	1100 Eisenhower Place	100.0%	11/21/2023	Yes	NeuMoDx Molecular, Inc.	39,450	100.0%	7/31/2025	NAP
33.07	Property		1	1194 Oak Valley Drive	100.0%	10/31/2023	No	GFG Instrumentation, Inc	16,630	39.3%	2/28/2026	U.S. Medical Management, LLC
33.08	Property		1	3940-3948 Ranchero Drive	50.1%	10/31/2023	No	2BeSuccessful LLC	8,932	30.3%	1/31/2029	ARC Document Solutions LLC
33.09	Property		1	950 Victors Way	69.0%	10/31/2023	No	Planned Parenthood Mid and South Michigan	10,300	43.4%	6/30/2033	Learn-It Systems, LLC
33.10	Property		1	825 Victors Way	83.0%	10/31/2023	No	Online Tech, LLC	11,143	36.0%	6/30/2029	American Title Company of Washtenaw, Inc.
34	Loan	16, 19	1	Carhartt HQ	100.0%	12/21/2023	Yes	Carhartt Inc	58,722	100.0%	11/30/2034	NAP
35	Loan	13, 16	1	Pharmaloz Manufacturing	100.0%	12/20/2023	Yes	Pharmaloz Manufacturing	57,500	100.0%	12/30/2052	NAP

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
							23	23				23
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	27,320	2.6%	1/31/2029	Peppa Pig World of Play	22,963	2.2%	12/31/2036	Zara
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3
2.01	Property		1	The Summit	20,156	5.1%	1/31/2040	Old Navy	17,046	4.4%	4/30/2029	Trader Joe's
2.02	Property		1	Blvd 2500	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Jackson	30,000	21.7%	7/31/2032	Burlington	21,700	15.7%	2/28/2035	Jackson Public Schools
2.04	Property		1	Haymarket	67,594	29.5%	12/31/2027	Harbor Freight Tools	23,921	10.4%	12/31/2032	Famous Footwear
2.05	Property		1	North Aurora	15,555	18.1%	4/30/2027	Kids Empire	10,004	11.7%	8/31/2034	Dollar Tree
2.06	Property		1	At Home - Arlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Houma	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	127,672	6.6%	10/3/2026	Cinemark Theatres	107,190	5.5%	12/31/2025	Burlington
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio
4.01	Property		1	Northwoods Marketplace	34,000	14.4%	1/31/2028	Aldi	25,046	10.6%	8/31/2030	Michael's
4.02	Property		1	The Centrum	30,000	10.9%	4/30/2028	Skyzone	25,536	9.3%	8/31/2029	Guitar Center
4.03	Property		1	Lawton Marketplace	24,000	12.2%	8/31/2028	Burlington Coat Factory	20,009	10.2%	2/28/2034	Old Navy
4.04	Property		1	Carlisle Crossing	20,087	13.2%	6/30/2026	Aldi	18,320	12.0%	12/31/2027	Harbor Freight Tools
4.05	Property		1	Southway Shopping Center	31,815	17.5%	1/31/2026	Best Buy	30,000	16.5%	1/31/2028	dd's DISCOUNTS
4.06	Property		1	Parkway Centre South	20,388	15.5%	10/31/2024	PetSmart	19,107	14.5%	1/31/2025	La-Z-Boy
4.07	Property		1	Houma Crossing	30,000	16.5%	11/30/2032	Club 4 Fitness	25,754	14.2%	5/1/2033	Five Below
4.08	Property		1	North Lake Square	40,317	28.8%	2/29/2032	HomeGoods	20,000	14.3%	6/30/2026	Five Below
4.09	Property		1	Liberty Crossing	20,087	19.0%	MTM	Dollar Tree	10,000	9.5%	8/31/2028	Five Below
4.10	Property		1	Owensboro Town Center	29,409	17.8%	1/31/2027	PetSmart	23,197	14.1%	8/31/2033	Jo-Ann Fabrics
4.11	Property		1	Harbor Town Center	22,504	16.2%	5/31/2028	Petco	13,685	9.9%	12/31/2027	EyeMart Express
4.12	Property		1	Lord Salisbury Center	30,000	26.4%	8/31/2028	Grocery Outlet	21,422	18.8%	1/31/2035	Old Navy
4.13	Property		1	Terrell Mill Village	12,000	16.0%	7/31/2027	Malincho Specialty Foods	5,500	7.3%	4/30/2026	Animal Dermatology
4.14	Property		1	The Ridge at Turtle Creek	6,463	6.5%	8/31/2026	The Vein Institute of South Mississippi	3,200	3.2%	1/31/2027	Massage Envy
4.15	Property		1	Nordstrom Rack	10,508	23.1%	3/31/2031	NAP	NAP	NAP	NAP	NAP
4.16	Property		1	Ventura Place	8,931	13.4%	6/30/2025	Petland	6,100	9.2%	8/31/2029	Jinja Bistro
4.17	Property		1	Quail Springs	45,278	45.1%	3/31/2025	NAP	NAP	NAP	NAP	NAP
4.18	Property		1	Wallace Commons	8,125	8.2%	2/29/2028	Longhorn Steakhouse	5,570	5.7%	1/31/2029	The Athletes Foot
4.19	Property		1	Waterford Park South	21,727	23.6%	2/28/2026	PetSmart	20,087	21.9%	1/31/2032	CenterWell
4.20	Property		1	Evergreen Marketplace	21,574	43.3%	2/28/2026	Classy Nails	3,222	6.5%	11/30/2028	NAP
4.21	Property		1	Derby Marketplace	25,000	25.0%	1/31/2027	TJ Maxx	20,000	20.0%	3/31/2026	NAP
4.22	Property		1	Stoneridge Village	12,157	16.8%	1/31/2027	Five Below	8,000	11.0%	1/31/2026	Buffalo Wild Wings
4.23	Property		1	Fresh Thyme & DSW	18,654	38.0%	1/31/2028	Massage Envy	4,298	8.8%	2/28/2026	NAP
4.24	Property		1	Crossroads Annex	12,500	30.8%	1/31/2027	Popshelf	10,078	24.8%	8/31/2033	NAP
4.25	Property		1	Tellico Village	2,400	5.9%	2/14/2025	Courtley Chiropractic	1,200	2.9%	3/31/2027	Salon Anew
4.26	Property		1	Walmart Neighborhood Market	3,300	6.4%	1/31/2026	Dominos Pizza	1,800	3.5%	9/27/2025	S&J Spirits
4.27	Property		1	PetSmart & Old Navy	13,858	47.8%	9/30/2032	NAP	NAP	NAP	NAP	NAP
4.28	Property		1	Sutters Creek	19,794	24.7%	11/30/2026	Mattress Firm	4,500	5.6%	9/30/2026	NAP
4.29	Property		1	Mattress Firm & Panera Bread	4,300	48.9%	3/31/2029	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 7, 12, 19, 21	1	AutoNation	5,982	2.9%	12/31/2027	Callahan & Fusco	4,975	2.4%	5/31/2028	Palisades Hudson Financial Group
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio
6.01	Property		1	Lakeside Forest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	The Establishment	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Barcelona	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	17, 23, 28	1	Laurel Canyon	12	19.0%	12/31/2035	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	44,814	7.0%	7/31/2031	Pilot Chemical Company of Ohio	37,533	5.9%	5/31/2029	3dB Labs, Inc.
12	Loan	18, 30	1	Rillito Crossing Marketplace	25,650	26.6%	1/31/2029	Sola Salons	5,549	5.8%	11/30/2027	L&L Hawaiian BBQ
13	Loan	16, 24, 30	1	CAVU Irvine	6,000	6.1%	5/31/2027	The Legacy Lawyers	5,889	6.0%	6/30/2028	Discovery Practice Management
14	Loan	10, 18, 30	1	Colonial Pointe I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19	1	Emerald Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	10, 18, 30	1	Spring Park & Good Tree	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe
17.01	Property		1	The Muse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Eden Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
							23	23				23
18	Loan	6, 16	4	WWG 4-Property Portfolio
18.01	Property		1	Renton, WA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Los Banos, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Glendale, AZ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Ripon, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	41,114	5.1%	12/31/2038	Industrial Info Resources, Inc	25,298	3.1%	8/31/2030	Contract Land Staff, LLC
20	Loan	6	3	LC MHC Portfolio
20.01	Property		1	Live Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Ponderosa Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Mills Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	30	1	Lake Point & The Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	18, 19, 30	1	Creekside Village	2,784	5.8%	9/1/2032	RE/MAX Realty	2,732	5.7%	11/30/2024	Massage Envy
23	Loan	6, 23	5	Lehigh Valley Portfolio
23.01	Property		1	1525 Valley Center Parkway	6,000	8.0%	10/31/2029	Mariner Wealth	5,416	7.2%	10/31/2025	U-Pol
23.02	Property		1	1480 Valley Center Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	1455 Valley Center Parkway	13,132	24.3%	2/28/2024	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	1510 Valley Center Parkway	8,739	18.1%	11/30/2027	Rotech Health	4,000	8.3%	10/31/2025	NAP
23.05	Property		1	1495 Valley Center Parkway	10,614	24.2%	2/28/2030	Ragnar & Rollo Industries	187	0.4%	10/31/2024	NAP
24	Loan	1, 7, 12, 26	1	Creekside Town Center	37,212	10.3%	1/31/2026	Bobs Discount Furniture	34,456	9.5%	5/31/2032	Nordstrom Rack
25	Loan	13, 16, 23	1	5600 West Adams	9,624	30.5%	2/28/2033	NAP	NAP	NAP	NAP	NAP
26	Loan	13	1	Marshall Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	13,692	3.4%	1/31/2029	Forever 21	10,644	2.6%	1/31/2033	Adidas
29	Loan	18, 19, 23, 24	1	White Horse Plaza	20,693	13.0%	1/31/2029	Cititrends	15,942	10.0%	8/31/2024	La Unica Festivities Center
30	Loan		1	INA & Bailey Buildings	12,276	7.3%	5/31/2028	Dimit Architects	9,760	5.8%	3/31/2028	Panera Bread
31	Loan	2	1	Claremont Packing House	3,682	6.5%	2/28/2026	Gus's BBQ 2, Inc.	3,500	6.2%	10/31/2027	Eureka Restaurant Group, LLC
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	151,500	16.0%	4/30/2026	Tricorn	47,136	5.0%	3/31/2024	Bradburn Home
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio
33.01	Property		1	1100, 1200, and 1300 Victors Way	9,600	14.0%	8/31/2027	Great Lakes Commission	9,422	13.8%	6/30/2025	The Women's Center of Southeastern Michigan
33.02	Property		1	1200 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	3767-3891 Ranchero Drive	9,799	16.5%	9/30/2024	BigBear.ai, LLC	3,052	5.1%	1/31/2026	Muller-BBM Vibroakustiks Systems
33.04	Property		1	1300 Eisenhower Place	10,900	25.5%	11/30/2026	G2 Consulting Group, L.L.C.	7,949	18.6%	5/31/2025	Program Planning Professionals
33.05	Property		1	1500 Eisenhower Place	7,894	18.4%	4/30/2027	Arbor Assays, Inc.	7,731	18.0%	2/28/2025	Mitzel Law Group PLC
33.06	Property		1	1100 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.07	Property		1	1194 Oak Valley Drive	11,943	28.2%	9/30/2025	Radar Applications Incorporated	8,941	21.1%	1/31/2025	Resonant Sciences LLC
33.08	Property		1	3940-3948 Ranchero Drive	4,200	14.3%	2/28/2025	Halle Properties, L.L.C.	1,640	5.6%	5/31/2024	NAP
33.09	Property		1	950 Victors Way	3,866	16.3%	7/31/2025	Habitat for Humanity of Huron Valley	2,203	9.3%	8/31/2026	NAP
33.10	Property		1	825 Victors Way	6,168	19.9%	11/30/2030	Arbor Trust Wealth Advisors LLC	5,372	17.4%	10/31/2025	The Association for Asian Studies, Inc.
34	Loan	16, 19	1	Carhartt HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	13, 16	1	Pharmaloz Manufacturing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date
								23	23
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	21,759	2.0%	10/31/2028	Forever 21	21,628	2.0%	1/31/2026	11/7/2023
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3
2.01	Property		1	The Summit	14,850	3.8%	11/14/2034	PetCo	13,486	3.4%	6/30/2034	10/12/2023
2.02	Property		1	Blvd 2500	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/12/2023
2.03	Property		1	Jackson	9,540	6.9%	5/31/2034	Buckle	6,670	4.8%	1/31/2034	10/12/2023
2.04	Property		1	Haymarket	10,057	4.4%	11/30/2028	Kids Closet Connection	10,000	4.4%	12/31/2026	11/2/2023
2.05	Property		1	North Aurora	9,317	10.9%	8/31/2026	Hallmark	8,015	9.3%	2/29/2028	11/8/2023
2.06	Property		1	At Home - Arlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/12/2023
2.07	Property		1	Houma	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/12/2023
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	81,282	4.2%	1/31/2026	Medieval Times	66,244	3.4%	8/31/2033	9/25/2023, 9/29/2023
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio
4.01	Property		1	Northwoods Marketplace	23,327	9.9%	2/28/2026	PetSmart	17,445	7.4%	11/30/2028	8/1/2023
4.02	Property		1	The Centrum	16,000	5.8%	9/30/2029	Boot Barn Western and Work Wear	12,000	4.4%	8/31/2032	8/1/2023
4.03	Property		1	Lawton Marketplace	14,995	7.6%	1/31/2034	PetSmart	12,328	6.3%	MTM	8/1/2023
4.04	Property		1	Carlisle Crossing	14,565	9.6%	8/31/2033	Furniture & Mattress Discounters, Inc.	10,478	6.9%	5/31/2024	8/1/2023
4.05	Property		1	Southway Shopping Center	18,000	9.9%	1/31/2033	My Melrose	12,680	7.0%	12/31/2028	8/1/2023
4.06	Property		1	Parkway Centre South	18,025	13.7%	9/30/2032	Ulta	10,004	7.6%	9/30/2025	8/1/2023
4.07	Property		1	Houma Crossing	10,000	5.5%	1/31/2029	China Buffet	8,000	4.4%	12/31/2027	8/1/2023
4.08	Property		1	North Lake Square	8,111	5.8%	7/31/2026	Chicken Salad Chick	3,078	2.2%	6/30/2027	8/1/2023
4.09	Property		1	Liberty Crossing	8,474	8.0%	2/29/2032	Rack Room Shoes, Inc	5,500	5.2%	MTM	8/1/2023
4.10	Property		1	Owensboro Town Center	13,560	8.2%	1/31/2027	Ulta	13,500	8.2%	2/28/2027	8/1/2023
4.11	Property		1	Harbor Town Center	4,271	3.1%	12/31/2028	Midwest Dental	3,828	2.8%	11/30/2027	8/1/2023
4.12	Property		1	Lord Salisbury Center	14,800	13.0%	MTM	Mattress Warehouse	3,600	3.2%	7/31/2027	8/1/2023
4.13	Property		1	Terrell Mill Village	3,065	4.1%	7/31/2028	Kims Care Kleeners	2,125	2.8%	4/30/2024	8/1/2023
4.14	Property		1	The Ridge at Turtle Creek	3,150	3.2%	3/31/2028	Keesler Federal Credit Union	2,500	2.5%	1/31/2025	8/1/2023
4.15	Property		1	Nordstrom Rack	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023
4.16	Property		1	Ventura Place	5,428	8.2%	10/31/2026	Orangetheory Fitness	3,600	5.4%	12/31/2026	8/1/2023
4.17	Property		1	Quail Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023
4.18	Property		1	Wallace Commons	5,000	5.1%	11/30/2025	Glidden Paints	4,455	4.5%	MTM	8/1/2023
4.19	Property		1	Waterford Park South	5,400	5.9%	6/30/2030	Panera Bread	4,600	5.0%	12/31/2030	8/1/2023
4.20	Property		1	Evergreen Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023
4.21	Property		1	Derby Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023
4.22	Property		1	Stoneridge Village	5,400	7.5%	10/8/2029	GameStop	1,926	2.7%	MTM	8/1/2023
4.23	Property		1	Fresh Thyme & DSW	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023
4.24	Property		1	Crossroads Annex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023
4.25	Property		1	Tellico Village	1,200	2.9%	3/31/2026	Edward D. Jones & Co.	1,200	2.9%	1/31/2026	8/1/2023
4.26	Property		1	Walmart Neighborhood Market	1,500	2.9%	10/1/2030	Sassy Me Nail Spa	1,500	2.9%	11/30/2025	8/1/2023
4.27	Property		1	PetSmart & Old Navy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023
4.28	Property		1	Sutters Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023
4.29	Property		1	Mattress Firm & Panera Bread	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/1/2023
5	Loan	1, 7, 12, 19, 21	1	AutoNation	3,970	1.9%	1/31/2029	SRS National Net Lease Group	3,409	1.7%	9/30/2025	5/3/2023
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio
6.01	Property		1	Lakeside Forest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023
6.02	Property		1	The Establishment	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023
6.03	Property		1	Barcelona	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/6/2023
9	Loan	17, 23, 28	1	Laurel Canyon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/10/2023
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/4/2023, 12/5/2023
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	32,998	5.2%	5/31/2027	Clarkwestern Dietrich Building Systems, LLC	24,944	3.9%	10/31/2027	1/27/2023, 1/30/2023
12	Loan	18, 30	1	Rillito Crossing Marketplace	2,251	2.3%	11/30/2033	Dao's Tai Pan's	2,090	2.2%	2/28/2025	11/2/2023
13	Loan	16, 24, 30	1	CAVU Irvine	5,841	6.0%	5/31/2030	Acrisure of California	5,788	5.9%	3/31/2028	10/20/2023
14	Loan	10, 18, 30	1	Colonial Pointe I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/13/2023
15	Loan	19	1	Emerald Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/22/2023
16	Loan	10, 18, 30	1	Spring Park & Good Tree	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/13/2023
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe
17.01	Property		1	The Muse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023
17.02	Property		1	Eden Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date
								23	23
18	Loan	6, 16	4	WWG 4-Property Portfolio
18.01	Property		1	Renton, WA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/25/2023
18.02	Property		1	Los Banos, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/25/2023
18.03	Property		1	Glendale, AZ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/25/2023
18.04	Property		1	Ripon, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/25/2023
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	24,458	3.0%	1/31/2025	Amica Mutual Insurance	22,721	2.8%	7/31/2029	9/29/2023
20	Loan	6	3	LC MHC Portfolio
20.01	Property		1	Live Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/20/2023
20.02	Property		1	Ponderosa Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/20/2023
20.03	Property		1	Mills Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/20/2023
21	Loan	30	1	Lake Point & The Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/5/2023
22	Loan	18, 19, 30	1	Creekside Village	2,670	5.6%	5/31/2027	Inflection Wealth Management	2,665	5.5%	8/1/2035	11/6/2023
23	Loan	6, 23	5	Lehigh Valley Portfolio
23.01	Property		1	1525 Valley Center Parkway	4,028	5.4%	11/30/2024	Viner Finance	3,685	4.9%	10/31/2028	11/7/2023
23.02	Property		1	1480 Valley Center Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/7/2023
23.03	Property		1	1455 Valley Center Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/7/2023
23.04	Property		1	1510 Valley Center Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/7/2023
23.05	Property		1	1495 Valley Center Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/7/2023
24	Loan	1, 7, 12, 26	1	Creekside Town Center	32,794	9.1%	8/31/2026	Marshalls	30,709	8.5%	1/31/2027	8/2/2023
25	Loan	13, 16, 23	1	5600 West Adams	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/23/2023
26	Loan	13	1	Marshall Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/1/2023
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/1/2023, 11/2/2023
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	9,054	2.2%	1/31/2031	Polo Ralph Lauren	8,049	2.0%	11/30/2024	9/5/2023
29	Loan	18, 19, 23, 24	1	White Horse Plaza	15,000	9.4%	7/31/2038	Donivon Glassburn (Mr. Bingo)	11,557	7.3%	1/31/2030	10/18/2023
30	Loan		1	INA & Bailey Buildings	5,561	3.3%	10/31/2024	Arepazo	5,495	3.3%	5/31/2026	10/20/2023
31	Loan	2	1	Claremont Packing House	3,000	5.3%	6/30/2026	Claremont Packing House Wine Merchants	2,976	5.3%	10/31/2025	7/20/2023
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	34,680	3.7%	12/31/2024	NAP	NAP	NAP	NAP	10/10/2023
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio
33.01	Property		1	1100, 1200, and 1300 Victors Way	8,300	12.1%	9/30/2030	SiTime Corporation	8,197	12.0%	5/31/2029	7/25/2023
33.02	Property		1	1200 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/25/2023
33.03	Property		1	3767-3891 Ranchero Drive	2,841	4.8%	4/30/2027	MCImetro Access Transmission Services LLC	0	0.0%	1/31/2026	7/24/2023
33.04	Property		1	1300 Eisenhower Place	6,590	15.4%	12/31/2025	Heartland Hospice Services, LLC	6,321	14.8%	7/31/2026	7/25/2023
33.05	Property		1	1500 Eisenhower Place	4,812	11.2%	11/30/2028	NAP	NAP	NAP	NAP	7/26/2023
33.06	Property		1	1100 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/24/2023
33.07	Property		1	1194 Oak Valley Drive	4,782	11.3%	7/31/2025	NAP	NAP	NAP	NAP	7/24/2023
33.08	Property		1	3940-3948 Ranchero Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/24/2023
33.09	Property		1	950 Victors Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	7/26/2023
33.10	Property		1	825 Victors Way	3,013	9.7%	5/31/2027	NAP	NAP	NAP	NAP	7/24/2023
34	Loan	16, 19	1	Carhartt HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/9/2023
35	Loan	13, 16	1	Pharmaloz Manufacturing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/30/2023

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
										17	17	17	17
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3
2.01	Property		1	The Summit	NAP	10/12/2023	10/12/2023	9%	No	Fee	NAP	NAP	NAP
2.02	Property		1	Blvd 2500	NAP	10/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
2.03	Property		1	Jackson	NAP	10/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
2.04	Property		1	Haymarket	NAP	11/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
2.05	Property		1	North Aurora	NAP	11/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
2.06	Property		1	At Home - Arlington	NAP	10/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
2.07	Property		1	Houma	NAP	10/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	NAP	9/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio
4.01	Property		1	Northwoods Marketplace	NAP	8/1/2023	8/1/2023	14%	No	Fee	NAP	NAP	NAP
4.02	Property		1	The Centrum	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.03	Property		1	Lawton Marketplace	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.04	Property		1	Carlisle Crossing	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.05	Property		1	Southway Shopping Center	NAP	8/4/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
4.06	Property		1	Parkway Centre South	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.07	Property		1	Houma Crossing	NAP	8/6/2023	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP
4.08	Property		1	North Lake Square	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.09	Property		1	Liberty Crossing	NAP	8/4/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.10	Property		1	Owensboro Town Center	NAP	8/1/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
4.11	Property		1	Harbor Town Center	NAP	8/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.12	Property		1	Lord Salisbury Center	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.13	Property		1	Terrell Mill Village	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.14	Property		1	The Ridge at Turtle Creek	NAP	8/6/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.15	Property		1	Nordstrom Rack	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.16	Property		1	Ventura Place	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.17	Property		1	Quail Springs	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.18	Property		1	Wallace Commons	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.19	Property		1	Waterford Park South	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.20	Property		1	Evergreen Marketplace	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.21	Property		1	Derby Marketplace	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.22	Property		1	Stoneridge Village	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.23	Property		1	Fresh Thyme & DSW	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.24	Property		1	Crossroads Annex	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.25	Property		1	Tellico Village	NAP	8/4/2023	8/4/2023	6%	No	Fee	NAP	NAP	NAP
4.26	Property		1	Walmart Neighborhood Market	NAP	8/1/2023	8/1/2023	13%	No	Fee	NAP	NAP	NAP
4.27	Property		1	PetSmart & Old Navy	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.28	Property		1	Sutters Creek	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
4.29	Property		1	Mattress Firm & Panera Bread	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
5	Loan	1, 7, 12, 19, 21	1	AutoNation	NAP	5/3/2023	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio
6.01	Property		1	Lakeside Forest	NAP	8/4/2023	NAP	NAP	No	Leasehold	10/5/2122	None	0
6.02	Property		1	The Establishment	NAP	8/4/2023	NAP	NAP	No	Leasehold	5/31/2122	None	0
6.03	Property		1	Barcelona	NAP	8/4/2023	NAP	NAP	No	Leasehold	5/31/2122	None	0
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	NAP	8/4/2023	NAP	NAP	No	Leasehold	10/22/2122	None	0
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	NAP	10/6/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
9	Loan	17, 23, 28	1	Laurel Canyon	NAP	11/10/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	NAP	12/4/2023, 12/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	NAP	1/30/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
12	Loan	18, 30	1	Rillito Crossing Marketplace	NAP	11/2/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
13	Loan	16, 24, 30	1	CAVU Irvine	NAP	10/18/2023	10/18/2023	11%	No	Fee	NAP	NAP	NAP
14	Loan	10, 18, 30	1	Colonial Pointe I	NAP	12/13/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
15	Loan	19	1	Emerald Pointe Apartments	NAP	11/22/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
16	Loan	10, 18, 30	1	Spring Park & Good Tree	NAP	12/13/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe
17.01	Property		1	The Muse	NAP	8/4/2023	NAP	NAP	Yes - AE	Leasehold	10/4/2122	None	0
17.02	Property		1	Eden Pointe	NAP	8/4/2023	NAP	NAP	No	Leasehold	10/4/2122	None	0

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
										17	17	17	17
18	Loan	6, 16	4	WWG 4-Property Portfolio
18.01	Property		1	Renton, WA	NAP	10/25/2023	10/25/2023	8%	No	Fee	NAP	NAP	NAP
18.02	Property		1	Los Banos, CA	NAP	10/25/2023	10/25/2023	7%	No	Fee	NAP	NAP	NAP
18.03	Property		1	Glendale, AZ	NAP	10/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
18.04	Property		1	Ripon, CA	NAP	10/25/2023	10/25/2023	6%	No	Fee	NAP	NAP	NAP
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	NAP	9/29/2023	NAP	NAP	No	Fee / Leasehold	9/30/2102	None	10
20	Loan	6	3	LC MHC Portfolio
20.01	Property		1	Live Oaks	NAP	11/20/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
20.02	Property		1	Ponderosa Manor	NAP	11/20/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
20.03	Property		1	Mills Estates	NAP	11/20/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
21	Loan	30	1	Lake Point & The Oaks	NAP	5/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
22	Loan	18, 19, 30	1	Creekside Village	NAP	11/6/2023	11/3/2023	7%	No	Fee	NAP	NAP	NAP
23	Loan	6, 23	5	Lehigh Valley Portfolio
23.01	Property		1	1525 Valley Center Parkway	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
23.02	Property		1	1480 Valley Center Parkway	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
23.03	Property		1	1455 Valley Center Parkway	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
23.04	Property		1	1510 Valley Center Parkway	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
23.05	Property		1	1495 Valley Center Parkway	NAP	11/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
24	Loan	1, 7, 12, 26	1	Creekside Town Center	NAP	6/22/2023	9/14/2023	3%	No	Fee	NAP	NAP	NAP
25	Loan	13, 16, 23	1	5600 West Adams	NAP	8/19/2023	8/21/2023	11%	No	Fee	NAP	NAP	NAP
26	Loan	13	1	Marshall Apartments	NAP	11/1/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	NAP	10/31/2023, 11/2/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	NAP	9/5/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
29	Loan	18, 19, 23, 24	1	White Horse Plaza	NAP	10/18/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
30	Loan		1	INA & Bailey Buildings	NAP	10/23/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
31	Loan	2	1	Claremont Packing House	NAP	7/24/2023	7/24/2023	19%	No	Fee	NAP	NAP	NAP
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	NAP	10/10/2023	NAP	NAP	Yes	Fee	NAP	NAP	NAP
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio
33.01	Property		1	1100, 1200, and 1300 Victors Way	NAP	7/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
33.02	Property		1	1200 Eisenhower Place	NAP	7/26/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
33.03	Property		1	3767-3891 Ranchero Drive	NAP	7/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
33.04	Property		1	1300 Eisenhower Place	NAP	7/26/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
33.05	Property		1	1500 Eisenhower Place	NAP	7/21/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
33.06	Property		1	1100 Eisenhower Place	NAP	7/21/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP
33.07	Property		1	1194 Oak Valley Drive	NAP	7/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
33.08	Property		1	3940-3948 Ranchero Drive	NAP	7/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
33.09	Property		1	950 Victors Way	NAP	7/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
33.10	Property		1	825 Victors Way	NAP	7/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
34	Loan	16, 19	1	Carhartt HQ	NAP	11/9/2023	NAP	NAP	No	Fee	NAP	NAP	NAP
35	Loan	13, 16	1	Pharmaloz Manufacturing	NAP	11/30/2023	NAP	NAP	No	Fee	NAP	NAP	NAP

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
					17	18	19	18	19	18	19	20	18
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	NAP	0	Springing	0	Springing	0	Springing	0	0
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3		404,449	201,224	0	Springing	0	18,407	0	0
2.01	Property		1	The Summit	NAP
2.02	Property		1	Blvd 2500	NAP
2.03	Property		1	Jackson	NAP
2.04	Property		1	Haymarket	NAP
2.05	Property		1	North Aurora	NAP
2.06	Property		1	At Home - Arlington	NAP
2.07	Property		1	Houma	NAP
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	NAP	0	Springing	0	Springing	0	Springing	0	0
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio		4,174,654	596,379	5,240	1,310	0	Springing	0	0
4.01	Property		1	Northwoods Marketplace	NAP
4.02	Property		1	The Centrum	NAP
4.03	Property		1	Lawton Marketplace	NAP
4.04	Property		1	Carlisle Crossing	NAP
4.05	Property		1	Southway Shopping Center	NAP
4.06	Property		1	Parkway Centre South	NAP
4.07	Property		1	Houma Crossing	NAP
4.08	Property		1	North Lake Square	NAP
4.09	Property		1	Liberty Crossing	NAP
4.10	Property		1	Owensboro Town Center	NAP
4.11	Property		1	Harbor Town Center	NAP
4.12	Property		1	Lord Salisbury Center	NAP
4.13	Property		1	Terrell Mill Village	NAP
4.14	Property		1	The Ridge at Turtle Creek	NAP
4.15	Property		1	Nordstrom Rack	NAP
4.16	Property		1	Ventura Place	NAP
4.17	Property		1	Quail Springs	NAP
4.18	Property		1	Wallace Commons	NAP
4.19	Property		1	Waterford Park South	NAP
4.20	Property		1	Evergreen Marketplace	NAP
4.21	Property		1	Derby Marketplace	NAP
4.22	Property		1	Stoneridge Village	NAP
4.23	Property		1	Fresh Thyme & DSW	NAP
4.24	Property		1	Crossroads Annex	NAP
4.25	Property		1	Tellico Village	NAP
4.26	Property		1	Walmart Neighborhood Market	NAP
4.27	Property		1	PetSmart & Old Navy	NAP
4.28	Property		1	Sutters Creek	NAP
4.29	Property		1	Mattress Firm & Panera Bread	NAP
5	Loan	1, 7, 12, 19, 21	1	AutoNation	NAP	0	117,194	132,172	44,057	0	4,806	0	2,000,000
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio		914,165	Springing	204,079	40,816	0	18,511	0	0
6.01	Property		1	Lakeside Forest	No
6.02	Property		1	The Establishment	No
6.03	Property		1	Barcelona	No
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	No	566,007	Springing	130,056	18,579	515,000	9,457	0	0
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	NAP	1,318,059	329,515	216,815	30,974	0	15,203	0	0
9	Loan	17, 23, 28	1	Laurel Canyon	NAP	0	Springing	0	Springing	0	0	0	0
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	NAP	17,837	17,837	0	Springing	0	0	0	0
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	NAP	148,910	148,910	33,333	8,333	0	10,670	0	0
12	Loan	18, 30	1	Rillito Crossing Marketplace	NAP	97,659	19,532	9,263	3,088	0	1,607	38,570	130,000
13	Loan	16, 24, 30	1	CAVU Irvine	NAP	44,624	44,624	0	Springing	0	2,359	0	500,000
14	Loan	10, 18, 30	1	Colonial Pointe I	NAP	16,964	16,964	0	Springing	0	0	0	0
15	Loan	19	1	Emerald Pointe Apartments	NAP	105,084	52,542	41,790	11,798	240,000	15,292	0	0
16	Loan	10, 18, 30	1	Spring Park & Good Tree	NAP	16,483	16,483	0	Springing	0	0	0	0
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe		395,182	Springing	251,319	50,264	876,000	20,854	0	0
17.01	Property		1	The Muse	No
17.02	Property		1	Eden Pointe	No

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
					17	18	19	18	19	18	19	20	18
18	Loan	6, 16	4	WWG 4-Property Portfolio		73,491	36,746	0	Springing	0	1,725	41,409	0
18.01	Property		1	Renton, WA	NAP
18.02	Property		1	Los Banos, CA	NAP
18.03	Property		1	Glendale, AZ	NAP
18.04	Property		1	Ripon, CA	NAP
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	No	0	Springing	0	Springing	0	13,387	0	5,750,000
20	Loan	6	3	LC MHC Portfolio		24,750	9,652	44,261	5,608	1,442	1,442	0	0
20.01	Property		1	Live Oaks	NAP
20.02	Property		1	Ponderosa Manor	NAP
20.03	Property		1	Mills Estates	NAP
21	Loan	30	1	Lake Point & The Oaks	NAP	85,769	21,442	39,166	13,055	0	5,396	0	0
22	Loan	18, 19, 30	1	Creekside Village	NAP	48,529	12,132	5,800	2,900	0	802	19,236	0
23	Loan	6, 23	5	Lehigh Valley Portfolio		254,032	63,508	106,598	10,660	0	4,548	0	1,100,000
23.01	Property		1	1525 Valley Center Parkway	NAP
23.02	Property		1	1480 Valley Center Parkway	NAP
23.03	Property		1	1455 Valley Center Parkway	NAP
23.04	Property		1	1510 Valley Center Parkway	NAP
23.05	Property		1	1495 Valley Center Parkway	NAP
24	Loan	1, 7, 12, 26	1	Creekside Town Center	NAP	104,378	104,378	20,555	20,555	0	0	0	2,500,000
25	Loan	13, 16, 23	1	5600 West Adams	NAP	0	Springing	0	Springing	0	526	0	0
26	Loan	13	1	Marshall Apartments	NAP	0	23,045	20,656	3,279	0	1,917	0	0
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	NAP	95,229	7,936	0	Springing	0	0	0	0
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	NAP	123,910	61,955	0	Springing	0	Springing	0	867,000
29	Loan	18, 19, 23, 24	1	White Horse Plaza	NAP	25,434	15,897	41,944	3,329	0	5,304	0	0
30	Loan		1	INA & Bailey Buildings	NAP	95,451	19,090	0	Springing	250,000	2,795	0	505,000
31	Loan	2	1	Claremont Packing House	NAP	26,126	9,064	24,150	2,013	0	966	0	150,000
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	NAP	13,721	5,277	65,103	25,040	0	7,898	284,345	0
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio		694,641	138,928	86,855	9,651	0	7,125	0	2,000,000
33.01	Property		1	1100, 1200, and 1300 Victors Way	NAP
33.02	Property		1	1200 Eisenhower Place	NAP
33.03	Property		1	3767-3891 Ranchero Drive	NAP
33.04	Property		1	1300 Eisenhower Place	NAP
33.05	Property		1	1500 Eisenhower Place	NAP
33.06	Property		1	1100 Eisenhower Place	NAP
33.07	Property		1	1194 Oak Valley Drive	NAP
33.08	Property		1	3940-3948 Ranchero Drive	NAP
33.09	Property		1	950 Victors Way	NAP
33.10	Property		1	825 Victors Way	NAP
34	Loan	16, 19	1	Carhartt HQ	NAP	0	Springing	967	121	0	0	0	0
35	Loan	13, 16	1	Pharmaloz Manufacturing	NAP	16,613	2,769	12,027	4,009	0	1,629	0	0

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					19	20	18	19	20	18	18	19
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	Springing	0	0	0	0	0	7,299,496	0
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	61,203	2,203,325	0	0	0	107,625	15,581,504	0
2.01	Property		1	The Summit
2.02	Property		1	Blvd 2500
2.03	Property		1	Jackson
2.04	Property		1	Haymarket
2.05	Property		1	North Aurora
2.06	Property		1	At Home - Arlington
2.07	Property		1	Houma
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	231,942	5,566,608	0	0	0	0	4,384,369	0
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	Springing	0	0	0	0	1,027,622	10,130,356	0
4.01	Property		1	Northwoods Marketplace
4.02	Property		1	The Centrum
4.03	Property		1	Lawton Marketplace
4.04	Property		1	Carlisle Crossing
4.05	Property		1	Southway Shopping Center
4.06	Property		1	Parkway Centre South
4.07	Property		1	Houma Crossing
4.08	Property		1	North Lake Square
4.09	Property		1	Liberty Crossing
4.10	Property		1	Owensboro Town Center
4.11	Property		1	Harbor Town Center
4.12	Property		1	Lord Salisbury Center
4.13	Property		1	Terrell Mill Village
4.14	Property		1	The Ridge at Turtle Creek
4.15	Property		1	Nordstrom Rack
4.16	Property		1	Ventura Place
4.17	Property		1	Quail Springs
4.18	Property		1	Wallace Commons
4.19	Property		1	Waterford Park South
4.20	Property		1	Evergreen Marketplace
4.21	Property		1	Derby Marketplace
4.22	Property		1	Stoneridge Village
4.23	Property		1	Fresh Thyme & DSW
4.24	Property		1	Crossroads Annex
4.25	Property		1	Tellico Village
4.26	Property		1	Walmart Neighborhood Market
4.27	Property		1	PetSmart & Old Navy
4.28	Property		1	Sutters Creek
4.29	Property		1	Mattress Firm & Panera Bread
5	Loan	1, 7, 12, 19, 21	1	AutoNation	0	0	0	0	0	0	129,475	25,745
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	0	0	0	0	0	398,145	0	Springing
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	0	0	0	0	0	46,575	0	Springing
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	Springing	0	0	0	0	106,250	6,644,232	0
9	Loan	17, 23, 28	1	Laurel Canyon	0	0	0	0	0	0	3,000,000	0
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	0	0	0	0	0	0	71,000	0
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	106,696	5,000,000	0	0	0	77,284	3,978,696	0
12	Loan	18, 30	1	Rillito Crossing Marketplace	8,035	192,848	0	0	0	0	5,627	0
13	Loan	16, 24, 30	1	CAVU Irvine	12,204	0	0	0	0	50,625	221,235	0
14	Loan	10, 18, 30	1	Colonial Pointe I	0	0	0	0	0	0	65,000	0
15	Loan	19	1	Emerald Pointe Apartments	0	0	0	0	0	62,531	0	0
16	Loan	10, 18, 30	1	Spring Park & Good Tree	0	0	0	0	0	0	64,000	0
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	0	0	0	0	0	1,613,726	0	Springing
17.01	Property		1	The Muse
17.02	Property		1	Eden Pointe

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					19	20	18	19	20	18	18	19
18	Loan	6, 16	4	WWG 4-Property Portfolio	0	0	0	0	0	27,244	0	0
18.01	Property		1	Renton, WA
18.02	Property		1	Los Banos, CA
18.03	Property		1	Glendale, AZ
18.04	Property		1	Ripon, CA
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	Springing	5,750,000	0	0	0	0	22,108,718	0
20	Loan	6	3	LC MHC Portfolio	0	0	0	0	0	0	0	0
20.01	Property		1	Live Oaks
20.02	Property		1	Ponderosa Manor
20.03	Property		1	Mills Estates
21	Loan	30	1	Lake Point & The Oaks	0	0	0	0	0	112,526	0	0
22	Loan	18, 19, 30	1	Creekside Village	4,008	96,180	0	0	0	0	34,830	2,599
23	Loan	6, 23	5	Lehigh Valley Portfolio	11,370	0	0	0	0	419,198	298,910	0
23.01	Property		1	1525 Valley Center Parkway
23.02	Property		1	1480 Valley Center Parkway
23.03	Property		1	1455 Valley Center Parkway
23.04	Property		1	1510 Valley Center Parkway
23.05	Property		1	1495 Valley Center Parkway
24	Loan	1, 7, 12, 26	1	Creekside Town Center	Springing	1,500,000	0	0	0	0	185,505	Springing
25	Loan	13, 16, 23	1	5600 West Adams	Springing	0	0	0	0	0	0	0
26	Loan	13	1	Marshall Apartments	0	0	0	0	0	0	0	0
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	0	0	0	0	0	0	50,000	0
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	Springing	0	0	0	0	0	897,915	0
29	Loan	18, 19, 23, 24	1	White Horse Plaza	5,304	127,291	0	0	0	24,813	989,130	Springing
30	Loan		1	INA & Bailey Buildings	10,481	628,853	0	0	0	53,153	37,870	0
31	Loan	2	1	Claremont Packing House	Springing	150,000	0	0	0	0	0	0
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	15,797	568,689	0	0	0	115,313	0	23,695
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	57,002	0	0	0	0	150,510	118,000	0
33.01	Property		1	1100, 1200, and 1300 Victors Way
33.02	Property		1	1200 Eisenhower Place
33.03	Property		1	3767-3891 Ranchero Drive
33.04	Property		1	1300 Eisenhower Place
33.05	Property		1	1500 Eisenhower Place
33.06	Property		1	1100 Eisenhower Place
33.07	Property		1	1194 Oak Valley Drive
33.08	Property		1	3940-3948 Ranchero Drive
33.09	Property		1	950 Victors Way
33.10	Property		1	825 Victors Way
34	Loan	16, 19	1	Carhartt HQ	0	0	0	0	0	0	0	0
35	Loan	13, 16	1	Pharmaloz Manufacturing	2,396	0	0	0	0	11,188	500,000	0

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description

1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	Outstanding TI/LC Reserve ($6,460,707), Gap Rent Reserve ($838,789.17)
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	Upfront TI/LC Reserve ($11,354,359.61), Free Rent Reserve ($2,414,573.70), Trader Joe's Holdback Reserve ($1,300,000), Static Insurance Reserve ($512,570.25)
2.01	Property		1	The Summit
2.02	Property		1	Blvd 2500
2.03	Property		1	Jackson
2.04	Property		1	Haymarket
2.05	Property		1	North Aurora
2.06	Property		1	At Home - Arlington
2.07	Property		1	Houma
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	Outstanding TI/LC Reserve ($3,796,478), Gap Rent Reserve ($587,891)
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	Outstanding TI/LC Reserve ($9,576,923), Free Rent Reserve ($311,601), Gap Rent Reserve ($241,832)
4.01	Property		1	Northwoods Marketplace
4.02	Property		1	The Centrum
4.03	Property		1	Lawton Marketplace
4.04	Property		1	Carlisle Crossing
4.05	Property		1	Southway Shopping Center
4.06	Property		1	Parkway Centre South
4.07	Property		1	Houma Crossing
4.08	Property		1	North Lake Square
4.09	Property		1	Liberty Crossing
4.10	Property		1	Owensboro Town Center
4.11	Property		1	Harbor Town Center
4.12	Property		1	Lord Salisbury Center
4.13	Property		1	Terrell Mill Village
4.14	Property		1	The Ridge at Turtle Creek
4.15	Property		1	Nordstrom Rack
4.16	Property		1	Ventura Place
4.17	Property		1	Quail Springs
4.18	Property		1	Wallace Commons
4.19	Property		1	Waterford Park South
4.20	Property		1	Evergreen Marketplace
4.21	Property		1	Derby Marketplace
4.22	Property		1	Stoneridge Village
4.23	Property		1	Fresh Thyme & DSW
4.24	Property		1	Crossroads Annex
4.25	Property		1	Tellico Village
4.26	Property		1	Walmart Neighborhood Market
4.27	Property		1	PetSmart & Old Navy
4.28	Property		1	Sutters Creek
4.29	Property		1	Mattress Firm & Panera Bread
5	Loan	1, 7, 12, 19, 21	1	AutoNation	Outstanding TI Reserve (Upfront: $120,550), Free Rent Reserve (Upfront: $8,925), AutoNation Rollover Reserve (Monthly: $25,744.50), AutoNation Renewal Reserve (Monthly: Springing)
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	PFC Payments Reserve
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	PFC Payments Reserve
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	Sonder Base Rent Reserve ($3,624,131), Sonder Gap Rent Reserve ($1,812,061), Sonder Free Rent Reserve ($1,208,040)
9	Loan	17, 23, 28	1	Laurel Canyon	Required Insurance Reserve
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	Static Insurance Reserve
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	Outstanding TI/LC Reserve ($3,636,322.35), Free Rent Reserve ($235,797.20), Existing Insurance Claim Reserve ($106,576.25)
12	Loan	18, 30	1	Rillito Crossing Marketplace	Free Rent Reserve
13	Loan	16, 24, 30	1	CAVU Irvine	Free Rent Reserve
14	Loan	10, 18, 30	1	Colonial Pointe I	Static Insurance Reserve
15	Loan	19	1	Emerald Pointe Apartments
16	Loan	10, 18, 30	1	Spring Park & Good Tree	Static Insurance Reserve
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	PFC Payments Reserve
17.01	Property		1	The Muse
17.02	Property		1	Eden Pointe

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description

18	Loan	6, 16	4	WWG 4-Property Portfolio
18.01	Property		1	Renton, WA
18.02	Property		1	Los Banos, CA
18.03	Property		1	Glendale, AZ
18.04	Property		1	Ripon, CA
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	Outstanding TI/LC Reserve ($10,496,773.52), Free and Gap Rent Reserve ($6,611,943.99), Earnout Reserve ($5,000,000)
20	Loan	6	3	LC MHC Portfolio
20.01	Property		1	Live Oaks
20.02	Property		1	Ponderosa Manor
20.03	Property		1	Mills Estates
21	Loan	30	1	Lake Point & The Oaks
22	Loan	18, 19, 30	1	Creekside Village	Free Rent Reserve (Upfront: $34,830), Condominium Assessment Reserve (Monthly: $2,598.83)
23	Loan	6, 23	5	Lehigh Valley Portfolio	Unfunded Obligations Reserve ($276,962.09), Free Rent Reserve ($21,948.35)
23.01	Property		1	1525 Valley Center Parkway
23.02	Property		1	1480 Valley Center Parkway
23.03	Property		1	1455 Valley Center Parkway
23.04	Property		1	1510 Valley Center Parkway
23.05	Property		1	1495 Valley Center Parkway
24	Loan	1, 7, 12, 26	1	Creekside Town Center	Outstanding TI/LC Reserve (Upfront: $185,505.15), DSCR Trigger Reserve (Monthly: Springing)
25	Loan	13, 16, 23	1	5600 West Adams
26	Loan	13	1	Marshall Apartments
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	Static Insurance Reserve
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	Outstanding TI Reserve
29	Loan	18, 19, 23, 24	1	White Horse Plaza	Unit 4/5 Occupancy Holdback Reserve (Upfront: $500,000), Unit 1, J and 17/18 Occupancy Holdback Reserve (Upfront: $250,000; Monthly: Springing), Material Tenant Reserve (Upfront: $239,130; Monthly:
					Springing; Cap: Various), DSCR Cure Reserve (Monthly: Springing)
30	Loan		1	INA & Bailey Buildings	Free Rent Reserve ($26,470), Existing TI/LC Obligations Reserve ($11,400)
31	Loan	2	1	Claremont Packing House
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	Roof Repair Funds (Monthly: $23,695.40), Material Tenant Funds (Monthly: Springing)
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	Outstanding TI/LC Reserve
33.01	Property		1	1100, 1200, and 1300 Victors Way
33.02	Property		1	1200 Eisenhower Place
33.03	Property		1	3767-3891 Ranchero Drive
33.04	Property		1	1300 Eisenhower Place
33.05	Property		1	1500 Eisenhower Place
33.06	Property		1	1100 Eisenhower Place
33.07	Property		1	1194 Oak Valley Drive
33.08	Property		1	3940-3948 Ranchero Drive
33.09	Property		1	950 Victors Way
33.10	Property		1	825 Victors Way
34	Loan	16, 19	1	Carhartt HQ
35	Loan	13, 16	1	Pharmaloz Manufacturing	EBITDAR Reserve

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description
					20
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	0	NAP	NAP
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	0	1,300,000	$1,300,000 deposited into the Trader Joe's Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement.
2.01	Property		1	The Summit
2.02	Property		1	Blvd 2500
2.03	Property		1	Jackson
2.04	Property		1	Haymarket
2.05	Property		1	North Aurora
2.06	Property		1	At Home - Arlington
2.07	Property		1	Houma
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	0	NAP	NAP
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	0	NAP	NAP
4.01	Property		1	Northwoods Marketplace
4.02	Property		1	The Centrum
4.03	Property		1	Lawton Marketplace
4.04	Property		1	Carlisle Crossing
4.05	Property		1	Southway Shopping Center
4.06	Property		1	Parkway Centre South
4.07	Property		1	Houma Crossing
4.08	Property		1	North Lake Square
4.09	Property		1	Liberty Crossing
4.10	Property		1	Owensboro Town Center
4.11	Property		1	Harbor Town Center
4.12	Property		1	Lord Salisbury Center
4.13	Property		1	Terrell Mill Village
4.14	Property		1	The Ridge at Turtle Creek
4.15	Property		1	Nordstrom Rack
4.16	Property		1	Ventura Place
4.17	Property		1	Quail Springs
4.18	Property		1	Wallace Commons
4.19	Property		1	Waterford Park South
4.20	Property		1	Evergreen Marketplace
4.21	Property		1	Derby Marketplace
4.22	Property		1	Stoneridge Village
4.23	Property		1	Fresh Thyme & DSW
4.24	Property		1	Crossroads Annex
4.25	Property		1	Tellico Village
4.26	Property		1	Walmart Neighborhood Market
4.27	Property		1	PetSmart & Old Navy
4.28	Property		1	Sutters Creek
4.29	Property		1	Mattress Firm & Panera Bread
5	Loan	1, 7, 12, 19, 21	1	AutoNation	AutoNation Renewal Reserve ($3,028,848)	NAP	NAP
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	0	NAP	NAP
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	0	NAP	NAP
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	0	NAP	NAP
9	Loan	17, 23, 28	1	Laurel Canyon	0	NAP	NAP
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	0	NAP	NAP
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	0	NAP	NAP
12	Loan	18, 30	1	Rillito Crossing Marketplace	0	NAP	NAP
13	Loan	16, 24, 30	1	CAVU Irvine	0	NAP	NAP
14	Loan	10, 18, 30	1	Colonial Pointe I	0	NAP	NAP
15	Loan	19	1	Emerald Pointe Apartments	0	NAP	NAP
16	Loan	10, 18, 30	1	Spring Park & Good Tree	0	NAP	NAP
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	0	NAP	NAP
17.01	Property		1	The Muse
17.02	Property		1	Eden Pointe

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description
					20
18	Loan	6, 16	4	WWG 4-Property Portfolio	0	NAP	NAP
18.01	Property		1	Renton, WA
18.02	Property		1	Los Banos, CA
18.03	Property		1	Glendale, AZ
18.04	Property		1	Ripon, CA
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	0	5,000,000	$5,000,000 deposited into the Earnout Reserve to be distributed to the borrower upon certain conditions in the loan agreement.
20	Loan	6	3	LC MHC Portfolio	0	NAP	NAP
20.01	Property		1	Live Oaks
20.02	Property		1	Ponderosa Manor
20.03	Property		1	Mills Estates
21	Loan	30	1	Lake Point & The Oaks	0	NAP	NAP
22	Loan	18, 19, 30	1	Creekside Village	0	NAP	NAP
23	Loan	6, 23	5	Lehigh Valley Portfolio	0	NAP	NAP
23.01	Property		1	1525 Valley Center Parkway
23.02	Property		1	1480 Valley Center Parkway
23.03	Property		1	1455 Valley Center Parkway
23.04	Property		1	1510 Valley Center Parkway
23.05	Property		1	1495 Valley Center Parkway
24	Loan	1, 7, 12, 26	1	Creekside Town Center	0	NAP	NAP
25	Loan	13, 16, 23	1	5600 West Adams	0	NAP	NAP
26	Loan	13	1	Marshall Apartments	0	NAP	NAP
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	0	NAP	NAP
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	0	NAP	NAP
29	Loan	18, 19, 23, 24	1	White Horse Plaza	Various	750,000	Unit 1, J and 17/18 Occupancy Holdback Funds ($250,000.00), Unit 4/5 Occupancy Holdback Funds ($500,000.00)
30	Loan		1	INA & Bailey Buildings	0	NAP	NAP
31	Loan	2	1	Claremont Packing House	0	NAP	NAP
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	0	NAP	NAP
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	0	NAP	NAP
33.01	Property		1	1100, 1200, and 1300 Victors Way
33.02	Property		1	1200 Eisenhower Place
33.03	Property		1	3767-3891 Ranchero Drive
33.04	Property		1	1300 Eisenhower Place
33.05	Property		1	1500 Eisenhower Place
33.06	Property		1	1100 Eisenhower Place
33.07	Property		1	1194 Oak Valley Drive
33.08	Property		1	3940-3948 Ranchero Drive
33.09	Property		1	950 Victors Way
33.10	Property		1	825 Victors Way
34	Loan	16, 19	1	Carhartt HQ	0	NAP	NAP
35	Loan	13, 16	1	Pharmaloz Manufacturing	0	NAP	NAP

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
					26
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	Hard	Springing	Yes	No	Yes	No	67,500,000	196,500,000
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	Soft	Springing	Yes	No	Yes	Yes	65,000,000	72,150,000
2.01	Property		1	The Summit
2.02	Property		1	Blvd 2500
2.03	Property		1	Jackson
2.04	Property		1	Haymarket
2.05	Property		1	North Aurora
2.06	Property		1	At Home - Arlington
2.07	Property		1	Houma
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	Hard	Springing	Yes	Yes	Yes	No	60,000,000	300,000,000
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	Hard	Springing	Yes	Yes	Yes	No	55,333,333	204,666,667
4.01	Property		1	Northwoods Marketplace
4.02	Property		1	The Centrum
4.03	Property		1	Lawton Marketplace
4.04	Property		1	Carlisle Crossing
4.05	Property		1	Southway Shopping Center
4.06	Property		1	Parkway Centre South
4.07	Property		1	Houma Crossing
4.08	Property		1	North Lake Square
4.09	Property		1	Liberty Crossing
4.10	Property		1	Owensboro Town Center
4.11	Property		1	Harbor Town Center
4.12	Property		1	Lord Salisbury Center
4.13	Property		1	Terrell Mill Village
4.14	Property		1	The Ridge at Turtle Creek
4.15	Property		1	Nordstrom Rack
4.16	Property		1	Ventura Place
4.17	Property		1	Quail Springs
4.18	Property		1	Wallace Commons
4.19	Property		1	Waterford Park South
4.20	Property		1	Evergreen Marketplace
4.21	Property		1	Derby Marketplace
4.22	Property		1	Stoneridge Village
4.23	Property		1	Fresh Thyme & DSW
4.24	Property		1	Crossroads Annex
4.25	Property		1	Tellico Village
4.26	Property		1	Walmart Neighborhood Market
4.27	Property		1	PetSmart & Old Navy
4.28	Property		1	Sutters Creek
4.29	Property		1	Mattress Firm & Panera Bread
5	Loan	1, 7, 12, 19, 21	1	AutoNation	Hard	Springing	Yes	Yes	Yes	Yes	42,000,000	13,000,000
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	Soft	In Place	Yes	No	Yes	No	27,350,000	27,300,000
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	Soft	In Place	Yes	No	Yes	No	12,800,000	12,700,000
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	Springing	Springing	Yes	Yes	Yes	No	30,000,000	106,000,000
9	Loan	17, 23, 28	1	Laurel Canyon	Hard	Springing	No	Yes	No	NAP	NAP	NAP
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	Hard	In Place	Yes	Yes	Yes	No	17,650,000	30,000,000
12	Loan	18, 30	1	Rillito Crossing Marketplace	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
13	Loan	16, 24, 30	1	CAVU Irvine	Hard	Springing	Yes	No	No	NAP	NAP	NAP
14	Loan	10, 18, 30	1	Colonial Pointe I	Springing	Springing	Yes	No	No	NAP	NAP	NAP
15	Loan	19	1	Emerald Pointe Apartments	Springing	Springing	Yes	No	No	NAP	NAP	NAP
16	Loan	10, 18, 30	1	Spring Park & Good Tree	Springing	Springing	Yes	No	No	NAP	NAP	NAP
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	Soft	In Place	Yes	No	Yes	No	15,610,000	66,000,000
17.01	Property		1	The Muse
17.02	Property		1	Eden Pointe

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)
					26
18	Loan	6, 16	4	WWG 4-Property Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP
18.01	Property		1	Renton, WA
18.02	Property		1	Los Banos, CA
18.03	Property		1	Glendale, AZ
18.04	Property		1	Ripon, CA
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	Hard	Springing	Yes	Yes	Yes	No	15,000,000	90,000,000
20	Loan	6	3	LC MHC Portfolio	Soft	Springing	Yes	No	No	NAP	NAP	NAP
20.01	Property		1	Live Oaks
20.02	Property		1	Ponderosa Manor
20.03	Property		1	Mills Estates
21	Loan	30	1	Lake Point & The Oaks	Springing	Springing	Yes	No	No	NAP	NAP	NAP
22	Loan	18, 19, 30	1	Creekside Village	Hard	Springing	Yes	No	No	NAP	NAP	NAP
23	Loan	6, 23	5	Lehigh Valley Portfolio	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
23.01	Property		1	1525 Valley Center Parkway
23.02	Property		1	1480 Valley Center Parkway
23.03	Property		1	1455 Valley Center Parkway
23.04	Property		1	1510 Valley Center Parkway
23.05	Property		1	1495 Valley Center Parkway
24	Loan	1, 7, 12, 26	1	Creekside Town Center	Springing	Springing	Yes	No	Yes	No	11,000,000	60,525,000
25	Loan	13, 16, 23	1	5600 West Adams	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
26	Loan	13	1	Marshall Apartments	Springing	Springing	Yes	No	No	NAP	NAP	NAP
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	Hard	Springing	Yes	No	Yes	No	9,330,000	70,000,000
29	Loan	18, 19, 23, 24	1	White Horse Plaza	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
30	Loan		1	INA & Bailey Buildings	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
31	Loan	2	1	Claremont Packing House	Springing	Springing	Yes	No	No	NAP	NAP	NAP
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	Hard	Springing	Yes	Yes	Yes	No	5,750,000	30,000,000
33.01	Property		1	1100, 1200, and 1300 Victors Way
33.02	Property		1	1200 Eisenhower Place
33.03	Property		1	3767-3891 Ranchero Drive
33.04	Property		1	1300 Eisenhower Place
33.05	Property		1	1500 Eisenhower Place
33.06	Property		1	1100 Eisenhower Place
33.07	Property		1	1194 Oak Valley Drive
33.08	Property		1	3940-3948 Ranchero Drive
33.09	Property		1	950 Victors Way
33.10	Property		1	825 Victors Way
34	Loan	16, 19	1	Carhartt HQ	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP
35	Loan	13, 16	1	Pharmaloz Manufacturing	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
					9	9				9		14
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	1,051,830.95	1,413,146.93	30,000,000	10.01625%	294,000,000	1,667,031.04	42.4%	2.05
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	422,575.20	803,273.58	NAP	NAP	137,150,000	803,273.58	62.3%	1.46
2.01	Property		1	The Summit
2.02	Property		1	Blvd 2500
2.03	Property		1	Jackson
2.04	Property		1	Haymarket
2.05	Property		1	North Aurora
2.06	Property		1	At Home - Arlington
2.07	Property		1	Houma
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	1,951,989.58	2,342,387.50	NAP	NAP	360,000,000	2,342,387.50	41.4%	1.98
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	1,114,627.34	1,415,976.10	NAP	NAP	260,000,000	1,415,976.10	51.2%	1.97
4.01	Property		1	Northwoods Marketplace
4.02	Property		1	The Centrum
4.03	Property		1	Lawton Marketplace
4.04	Property		1	Carlisle Crossing
4.05	Property		1	Southway Shopping Center
4.06	Property		1	Parkway Centre South
4.07	Property		1	Houma Crossing
4.08	Property		1	North Lake Square
4.09	Property		1	Liberty Crossing
4.10	Property		1	Owensboro Town Center
4.11	Property		1	Harbor Town Center
4.12	Property		1	Lord Salisbury Center
4.13	Property		1	Terrell Mill Village
4.14	Property		1	The Ridge at Turtle Creek
4.15	Property		1	Nordstrom Rack
4.16	Property		1	Ventura Place
4.17	Property		1	Quail Springs
4.18	Property		1	Wallace Commons
4.19	Property		1	Waterford Park South
4.20	Property		1	Evergreen Marketplace
4.21	Property		1	Derby Marketplace
4.22	Property		1	Stoneridge Village
4.23	Property		1	Fresh Thyme & DSW
4.24	Property		1	Crossroads Annex
4.25	Property		1	Tellico Village
4.26	Property		1	Walmart Neighborhood Market
4.27	Property		1	PetSmart & Old Navy
4.28	Property		1	Sutters Creek
4.29	Property		1	Mattress Firm & Panera Bread
5	Loan	1, 7, 12, 19, 21	1	AutoNation	90,616.32	383,376.74	NAP	NAP	55,000,000	383,376.74	53.7%	1.33
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	167,551.22	335,409.31	NAP	NAP	54,650,000	335,409.31	58.8%	1.22
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	80,820.80	162,277.99	NAP	NAP	25,500,000	162,277.99	58.8%	1.22
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	616,174.07	790,562.96	NAP	NAP	136,000,000	790,562.96	53.0%	1.37
9	Loan	17, 23, 28	1	Laurel Canyon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	200,074.53	317,785.05	NAP	NAP	47,650,000	317,785.05	67.9%	1.42
12	Loan	18, 30	1	Rillito Crossing Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	16, 24, 30	1	CAVU Irvine	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	10, 18, 30	1	Colonial Pointe I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19	1	Emerald Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	10, 18, 30	1	Spring Park & Good Tree	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	410,645.28	507,769.11	NAP	NAP	81,610,000	507,769.11	64.1%	1.25
17.01	Property		1	The Muse
17.02	Property		1	Eden Pointe

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
					9	9				9		14
18	Loan	6, 16	4	WWG 4-Property Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Renton, WA
18.02	Property		1	Los Banos, CA
18.03	Property		1	Glendale, AZ
18.04	Property		1	Ripon, CA
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	605,747.91	706,705.90	NAP	NAP	105,000,000	706,705.90	50.2%	1.33
20	Loan	6	3	LC MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Live Oaks
20.02	Property		1	Ponderosa Manor
20.03	Property		1	Mills Estates
21	Loan	30	1	Lake Point & The Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	18, 19, 30	1	Creekside Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	6, 23	5	Lehigh Valley Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	1525 Valley Center Parkway
23.02	Property		1	1480 Valley Center Parkway
23.03	Property		1	1455 Valley Center Parkway
23.04	Property		1	1510 Valley Center Parkway
23.05	Property		1	1495 Valley Center Parkway
24	Loan	1, 7, 12, 26	1	Creekside Town Center	372,284.79	439,944.98	NAP	NAP	71,525,000	439,944.98	56.9%	1.51
25	Loan	13, 16, 23	1	5600 West Adams	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	13	1	Marshall Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	464,276.62	526,158.06	NAP	NAP	79,330,000	526,158.06	50.2%	1.76
29	Loan	18, 19, 23, 24	1	White Horse Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	INA & Bailey Buildings	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	2	1	Claremont Packing House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	218,458.59	260,329.82	NAP	NAP	35,750,000	260,329.82	53.3%	1.40
33.01	Property		1	1100, 1200, and 1300 Victors Way
33.02	Property		1	1200 Eisenhower Place
33.03	Property		1	3767-3891 Ranchero Drive
33.04	Property		1	1300 Eisenhower Place
33.05	Property		1	1500 Eisenhower Place
33.06	Property		1	1100 Eisenhower Place
33.07	Property		1	1194 Oak Valley Drive
33.08	Property		1	3940-3948 Ranchero Drive
33.09	Property		1	950 Victors Way
33.10	Property		1	825 Victors Way
34	Loan	16, 19	1	Carhartt HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	13, 16	1	Pharmaloz Manufacturing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
									9		14		13
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	14.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	11.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
2.01	Property		1	The Summit
2.02	Property		1	Blvd 2500
2.03	Property		1	Jackson
2.04	Property		1	Haymarket
2.05	Property		1	North Aurora
2.06	Property		1	At Home - Arlington
2.07	Property		1	Houma
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	16.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	13.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4.01	Property		1	Northwoods Marketplace
4.02	Property		1	The Centrum
4.03	Property		1	Lawton Marketplace
4.04	Property		1	Carlisle Crossing
4.05	Property		1	Southway Shopping Center
4.06	Property		1	Parkway Centre South
4.07	Property		1	Houma Crossing
4.08	Property		1	North Lake Square
4.09	Property		1	Liberty Crossing
4.10	Property		1	Owensboro Town Center
4.11	Property		1	Harbor Town Center
4.12	Property		1	Lord Salisbury Center
4.13	Property		1	Terrell Mill Village
4.14	Property		1	The Ridge at Turtle Creek
4.15	Property		1	Nordstrom Rack
4.16	Property		1	Ventura Place
4.17	Property		1	Quail Springs
4.18	Property		1	Wallace Commons
4.19	Property		1	Waterford Park South
4.20	Property		1	Evergreen Marketplace
4.21	Property		1	Derby Marketplace
4.22	Property		1	Stoneridge Village
4.23	Property		1	Fresh Thyme & DSW
4.24	Property		1	Crossroads Annex
4.25	Property		1	Tellico Village
4.26	Property		1	Walmart Neighborhood Market
4.27	Property		1	PetSmart & Old Navy
4.28	Property		1	Sutters Creek
4.29	Property		1	Mattress Firm & Panera Bread
5	Loan	1, 7, 12, 19, 21	1	AutoNation	11.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	9.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	9.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	9.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
9	Loan	17, 23, 28	1	Laurel Canyon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	14.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
12	Loan	18, 30	1	Rillito Crossing Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
13	Loan	16, 24, 30	1	CAVU Irvine	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
14	Loan	10, 18, 30	1	Colonial Pointe I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15	Loan	19	1	Emerald Pointe Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
16	Loan	10, 18, 30	1	Spring Park & Good Tree	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	9.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
17.01	Property		1	The Muse
17.02	Property		1	Eden Pointe

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
									9		14		13
18	Loan	6, 16	4	WWG 4-Property Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
18.01	Property		1	Renton, WA
18.02	Property		1	Los Banos, CA
18.03	Property		1	Glendale, AZ
18.04	Property		1	Ripon, CA
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	11.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
20	Loan	6	3	LC MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
20.01	Property		1	Live Oaks
20.02	Property		1	Ponderosa Manor
20.03	Property		1	Mills Estates
21	Loan	30	1	Lake Point & The Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
22	Loan	18, 19, 30	1	Creekside Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23	Loan	6, 23	5	Lehigh Valley Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23.01	Property		1	1525 Valley Center Parkway
23.02	Property		1	1480 Valley Center Parkway
23.03	Property		1	1455 Valley Center Parkway
23.04	Property		1	1510 Valley Center Parkway
23.05	Property		1	1495 Valley Center Parkway
24	Loan	1, 7, 12, 26	1	Creekside Town Center	11.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
25	Loan	13, 16, 23	1	5600 West Adams	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
26	Loan	13	1	Marshall Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	14.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
29	Loan	18, 19, 23, 24	1	White Horse Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
30	Loan		1	INA & Bailey Buildings	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
31	Loan	2	1	Claremont Packing House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	12.9%	5,250,000	12.00000%	41,000,000	313,558.99	61.1%	1.16	11.3%	No
33.01	Property		1	1100, 1200, and 1300 Victors Way
33.02	Property		1	1200 Eisenhower Place
33.03	Property		1	3767-3891 Ranchero Drive
33.04	Property		1	1300 Eisenhower Place
33.05	Property		1	1500 Eisenhower Place
33.06	Property		1	1100 Eisenhower Place
33.07	Property		1	1194 Oak Valley Drive
33.08	Property		1	3940-3948 Ranchero Drive
33.09	Property		1	950 Victors Way
33.10	Property		1	825 Victors Way
34	Loan	16, 19	1	Carhartt HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
35	Loan	13, 16	1	Pharmaloz Manufacturing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
					13
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	NAP	Simon Property Group, L.P. and Institutional Mall Investors LLC
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	Future Mezzanine Loan	Sanjiv Chopra
2.01	Property		1	The Summit
2.02	Property		1	Blvd 2500
2.03	Property		1	Jackson
2.04	Property		1	Haymarket
2.05	Property		1	North Aurora
2.06	Property		1	At Home - Arlington
2.07	Property		1	Houma
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	NAP	Simon Property Group, L.P.
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	NAP	Global Net Lease, Inc.
4.01	Property		1	Northwoods Marketplace
4.02	Property		1	The Centrum
4.03	Property		1	Lawton Marketplace
4.04	Property		1	Carlisle Crossing
4.05	Property		1	Southway Shopping Center
4.06	Property		1	Parkway Centre South
4.07	Property		1	Houma Crossing
4.08	Property		1	North Lake Square
4.09	Property		1	Liberty Crossing
4.10	Property		1	Owensboro Town Center
4.11	Property		1	Harbor Town Center
4.12	Property		1	Lord Salisbury Center
4.13	Property		1	Terrell Mill Village
4.14	Property		1	The Ridge at Turtle Creek
4.15	Property		1	Nordstrom Rack
4.16	Property		1	Ventura Place
4.17	Property		1	Quail Springs
4.18	Property		1	Wallace Commons
4.19	Property		1	Waterford Park South
4.20	Property		1	Evergreen Marketplace
4.21	Property		1	Derby Marketplace
4.22	Property		1	Stoneridge Village
4.23	Property		1	Fresh Thyme & DSW
4.24	Property		1	Crossroads Annex
4.25	Property		1	Tellico Village
4.26	Property		1	Walmart Neighborhood Market
4.27	Property		1	PetSmart & Old Navy
4.28	Property		1	Sutters Creek
4.29	Property		1	Mattress Firm & Panera Bread
5	Loan	1, 7, 12, 19, 21	1	AutoNation	NAP	Stiles Properties and Investments, Ltd.
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	NAP	Swapnil Agarwal
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	NAP	Swapnil Agarwal
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	NAP	William O'Kane and Karen O'Kane
9	Loan	17, 23, 28	1	Laurel Canyon	NAP	Stephen Botsford, Sr., Stephen Botsford, Jr., Alexandra C. McVay and Victoria M. Botsford
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	NAP	Youssef Berrada
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	Future Mezzanine Loan	Yaron Kandelker
12	Loan	18, 30	1	Rillito Crossing Marketplace	NAP	Matthew Sandretto, Alisa Kolodizner, Anand Sheth
13	Loan	16, 24, 30	1	CAVU Irvine	NAP	Peter Donald Cao
14	Loan	10, 18, 30	1	Colonial Pointe I	NAP	Youssef Berrada
15	Loan	19	1	Emerald Pointe Apartments	NAP	Gary W. Gates, Jr.
16	Loan	10, 18, 30	1	Spring Park & Good Tree	NAP	Youssef Berrada
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	NAP	Swapnil Agarwal
17.01	Property		1	The Muse
17.02	Property		1	Eden Pointe

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
					13
18	Loan	6, 16	4	WWG 4-Property Portfolio	NAP	Clark W. Porter, William W. Hobin, Timothy B. Hobin and Gary Sugarman
18.01	Property		1	Renton, WA
18.02	Property		1	Los Banos, CA
18.03	Property		1	Glendale, AZ
18.04	Property		1	Ripon, CA
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	NAP	Lionstone Commercial Real Estate Alpha Driver Partners, L.P.
20	Loan	6	3	LC MHC Portfolio	NAP	Rohun Khanna and Eddie Baurer
20.01	Property		1	Live Oaks
20.02	Property		1	Ponderosa Manor
20.03	Property		1	Mills Estates
21	Loan	30	1	Lake Point & The Oaks	NAP	Norman C. Schlemmer, Norman C. Schlemmer III, The Norman C. Schlemmer III Revocable Trust u/a/d, 09/15/16
22	Loan	18, 19, 30	1	Creekside Village	NAP	Vien D. Bui
23	Loan	6, 23	5	Lehigh Valley Portfolio	NAP	Zachariah Cobrinik and Lisa Pektor
23.01	Property		1	1525 Valley Center Parkway
23.02	Property		1	1480 Valley Center Parkway
23.03	Property		1	1455 Valley Center Parkway
23.04	Property		1	1510 Valley Center Parkway
23.05	Property		1	1495 Valley Center Parkway
24	Loan	1, 7, 12, 26	1	Creekside Town Center	NAP	Cane Living Trust Dated February 17, 1981 and The Ronald and Mary Ellen Cane 1996 Irrevocable Trust
25	Loan	13, 16, 23	1	5600 West Adams	Future Mezzanine Loan	Richard Scott Ressler, Avraham Shemesh and/or Shaul Kuba
26	Loan	13	1	Marshall Apartments	Future Mezzanine Loan	Benjamin Weinstein
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	NAP	Youssef Berrada
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	NAP	CBL & Associates Limited Partnership and Horizon Group Properties, Inc.
29	Loan	18, 19, 23, 24	1	White Horse Plaza	NAP	Gloria Isabel Pena
30	Loan		1	INA & Bailey Buildings	NAP	Bradley T. Kowit, Gregg Levy and Steven Passov
31	Loan	2	1	Claremont Packing House	NAP	Gerald V. Tessier
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	NAP	Mark J. Fludgate, Bradford A. Smith, Elk Lighting, Inc.
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	NAP	Jeffrey L. Hauptman
33.01	Property		1	1100, 1200, and 1300 Victors Way
33.02	Property		1	1200 Eisenhower Place
33.03	Property		1	3767-3891 Ranchero Drive
33.04	Property		1	1300 Eisenhower Place
33.05	Property		1	1500 Eisenhower Place
33.06	Property		1	1100 Eisenhower Place
33.07	Property		1	1194 Oak Valley Drive
33.08	Property		1	3940-3948 Ranchero Drive
33.09	Property		1	950 Victors Way
33.10	Property		1	825 Victors Way
34	Loan	16, 19	1	Carhartt HQ	NAP	Syndicated Equities
35	Loan	13, 16	1	Pharmaloz Manufacturing	Future Mezzanine Loan	Ted Karkus and Jed Latkin

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
					24				29
1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	Simon Property Group, L.P.	No	No	Refinance	No
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	Sanjiv Chopra	No	No	Refinance
2.01	Property		1	The Summit					No
2.02	Property		1	Blvd 2500					No
2.03	Property		1	Jackson					No
2.04	Property		1	Haymarket					No
2.05	Property		1	North Aurora					No
2.06	Property		1	At Home - Arlington					No
2.07	Property		1	Houma					No
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	Simon Property Group, L.P.	No	No	Refinance	No
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	Global Net Lease, Inc.	No	No	Recapitalization
4.01	Property		1	Northwoods Marketplace					No
4.02	Property		1	The Centrum					No
4.03	Property		1	Lawton Marketplace					No
4.04	Property		1	Carlisle Crossing					No
4.05	Property		1	Southway Shopping Center					No
4.06	Property		1	Parkway Centre South					No
4.07	Property		1	Houma Crossing					No
4.08	Property		1	North Lake Square					No
4.09	Property		1	Liberty Crossing					No
4.10	Property		1	Owensboro Town Center					No
4.11	Property		1	Harbor Town Center					No
4.12	Property		1	Lord Salisbury Center					No
4.13	Property		1	Terrell Mill Village					No
4.14	Property		1	The Ridge at Turtle Creek					No
4.15	Property		1	Nordstrom Rack					No
4.16	Property		1	Ventura Place					No
4.17	Property		1	Quail Springs					No
4.18	Property		1	Wallace Commons					No
4.19	Property		1	Waterford Park South					No
4.20	Property		1	Evergreen Marketplace					No
4.21	Property		1	Derby Marketplace					No
4.22	Property		1	Stoneridge Village					No
4.23	Property		1	Fresh Thyme & DSW					No
4.24	Property		1	Crossroads Annex					No
4.25	Property		1	Tellico Village					No
4.26	Property		1	Walmart Neighborhood Market					No
4.27	Property		1	PetSmart & Old Navy					No
4.28	Property		1	Sutters Creek					No
4.29	Property		1	Mattress Firm & Panera Bread					No
5	Loan	1, 7, 12, 19, 21	1	AutoNation	Stiles Properties and Investments, Ltd.	No	No	Refinance	No
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	Swapnil Agarwal	No	No	Refinance
6.01	Property		1	Lakeside Forest					No
6.02	Property		1	The Establishment					No
6.03	Property		1	Barcelona					No
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	Swapnil Agarwal	No	No	Refinance	No
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	William O'Kane and Karen O'Kane	No	No	Refinance	No
9	Loan	17, 23, 28	1	Laurel Canyon	Stephen Botsford, Sr., Stephen Botsford, Jr., Alexandra C. McVay and Victoria M. Botsford	No	No	Refinance	No
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	Youssef Berrada	No	No	Refinance	No
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	Yaron Kandelker	No	No	Acquisition	No
12	Loan	18, 30	1	Rillito Crossing Marketplace	Matthew Sandretto and Alisa Kolodizner	No	No	Acquisition	No
13	Loan	16, 24, 30	1	CAVU Irvine	Peter Donald Cao	No	No	Recapitalization	No
14	Loan	10, 18, 30	1	Colonial Pointe I	Youssef Berrada	No	No	Refinance	No
15	Loan	19	1	Emerald Pointe Apartments	Gary W. Gates, Jr.	No	No	Refinance	No
16	Loan	10, 18, 30	1	Spring Park & Good Tree	Youssef Berrada	No	No	Refinance	No
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	Swapnil Agarwal	No	No	Refinance
17.01	Property		1	The Muse					No
17.02	Property		1	Eden Pointe					No

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
					24				29
18	Loan	6, 16	4	WWG 4-Property Portfolio	Clark W. Porter, William W. Hobin, Timothy B. Hobin and Gary Sugarman	No	No	Refinance
18.01	Property		1	Renton, WA					No
18.02	Property		1	Los Banos, CA					No
18.03	Property		1	Glendale, AZ					No
18.04	Property		1	Ripon, CA					No
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	Lionstone Commercial Real Estate Alpha Driver Partners, L.P.	No	No	Refinance	No
20	Loan	6	3	LC MHC Portfolio	Rohun Khanna and Eddie Baurer	No	No	Refinance
20.01	Property		1	Live Oaks					No
20.02	Property		1	Ponderosa Manor					No
20.03	Property		1	Mills Estates					No
21	Loan	30	1	Lake Point & The Oaks	Norman C. Schlemmer, Norman C. Schlemmer III, The Norman C. Schlemmer III Revocable Trust u/a/d, 09/15/16	No	No	Refinance	No
22	Loan	18, 19, 30	1	Creekside Village	Vien D. Bui	No	No	Refinance	No
23	Loan	6, 23	5	Lehigh Valley Portfolio	Zachariah Cobrinik and Lisa Pektor	No	No	Refinance
23.01	Property		1	1525 Valley Center Parkway					No
23.02	Property		1	1480 Valley Center Parkway					No
23.03	Property		1	1455 Valley Center Parkway					No
23.04	Property		1	1510 Valley Center Parkway					No
23.05	Property		1	1495 Valley Center Parkway					No
24	Loan	1, 7, 12, 26	1	Creekside Town Center	Cane Living Trust Dated February 17, 1981 and The Ronald and Mary Ellen Cane 1996 Irrevocable Trust	No	No	Acquisition	No
25	Loan	13, 16, 23	1	5600 West Adams	SKR Holdings, LLC	No	No	Refinance	No
26	Loan	13	1	Marshall Apartments	Benjamin Weinstein	No	No	Refinance	No
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	Youssef Berrada	No	No	Refinance	No
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	CBL & Associates Limited Partnership and Horizon Group Properties, Inc.	No	No	Refinance	No
29	Loan	18, 19, 23, 24	1	White Horse Plaza	Gloria Isabel Pena	No	No	Recapitalization	No
30	Loan		1	INA & Bailey Buildings	Bradley T. Kowit, Gregg Levy and Steven Passov	No	No	Refinance	No
31	Loan	2	1	Claremont Packing House	Gerald V. Tessier	No	No	Refinance	No
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	Mark J. Fludgate, Bradford A. Smith, Elk Lighting, Inc.	No	No	Refinance	No
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	Jeffrey L. Hauptman	No	No	Refinance
33.01	Property		1	1100, 1200, and 1300 Victors Way					No
33.02	Property		1	1200 Eisenhower Place					No
33.03	Property		1	3767-3891 Ranchero Drive					No
33.04	Property		1	1300 Eisenhower Place					No
33.05	Property		1	1500 Eisenhower Place					No
33.06	Property		1	1100 Eisenhower Place					No
33.07	Property		1	1194 Oak Valley Drive					No
33.08	Property		1	3940-3948 Ranchero Drive					No
33.09	Property		1	950 Victors Way					No
33.10	Property		1	825 Victors Way					No
34	Loan	16, 19	1	Carhartt HQ	Richard Kaplan and Matthew McCulloch	Yes	No	Acquisition	No
35	Loan	13, 16	1	Pharmaloz Manufacturing	Ted Karkus and Jed Latkin	No	No	Recapitalization	No

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)

1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	264,000,000	88,955,402	30,000,000	0	382,955,402	373,692,064	0	1,963,843	7,299,496	0
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	137,150,000	1,477,131	0	0	138,627,131	118,577,299	0	3,956,255	16,093,577	0
2.01	Property		1	The Summit
2.02	Property		1	Blvd 2500
2.03	Property		1	Jackson
2.04	Property		1	Haymarket
2.05	Property		1	North Aurora
2.06	Property		1	At Home - Arlington
2.07	Property		1	Houma
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	360,000,000	32,236,503	0	0	392,236,503	384,870,923	0	2,981,210	4,384,369	0
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	260,000,000	0	0	0	260,000,000	0	0	5,051,814	16,315,372	238,632,813
4.01	Property		1	Northwoods Marketplace
4.02	Property		1	The Centrum
4.03	Property		1	Lawton Marketplace
4.04	Property		1	Carlisle Crossing
4.05	Property		1	Southway Shopping Center
4.06	Property		1	Parkway Centre South
4.07	Property		1	Houma Crossing
4.08	Property		1	North Lake Square
4.09	Property		1	Liberty Crossing
4.10	Property		1	Owensboro Town Center
4.11	Property		1	Harbor Town Center
4.12	Property		1	Lord Salisbury Center
4.13	Property		1	Terrell Mill Village
4.14	Property		1	The Ridge at Turtle Creek
4.15	Property		1	Nordstrom Rack
4.16	Property		1	Ventura Place
4.17	Property		1	Quail Springs
4.18	Property		1	Wallace Commons
4.19	Property		1	Waterford Park South
4.20	Property		1	Evergreen Marketplace
4.21	Property		1	Derby Marketplace
4.22	Property		1	Stoneridge Village
4.23	Property		1	Fresh Thyme & DSW
4.24	Property		1	Crossroads Annex
4.25	Property		1	Tellico Village
4.26	Property		1	Walmart Neighborhood Market
4.27	Property		1	PetSmart & Old Navy
4.28	Property		1	Sutters Creek
4.29	Property		1	Mattress Firm & Panera Bread
5	Loan	1, 7, 12, 19, 21	1	AutoNation	55,000,000	3,994,806	0	0	58,994,806	53,037,468	0	3,695,692	2,261,647	0
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	54,650,000	8,175,857	0	0	62,825,857	54,491,982	0	6,817,487	1,516,388	0
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	25,500,000	91,750	0	0	25,591,750	17,252,840	0	7,081,273	1,257,637	0
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	136,000,000	22,164,897	0	6,644,232	164,809,129	153,800,522	0	2,723,251	8,285,356	0
9	Loan	17, 23, 28	1	Laurel Canyon	20,000,000	0	0	0	20,000,000	11,578,070	0	1,024,421	3,000,000	4,397,509
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	19,440,000	0	0	0	19,440,000	17,546,692	0	604,984	88,837	1,199,487
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	47,650,000	19,059,846	0	4,228,435	70,938,281	0	64,500,000	2,200,058	4,238,223	0
12	Loan	18, 30	1	Rillito Crossing Marketplace	16,750,000	12,002,533	0	0	28,752,533	0	27,525,000	984,984	242,549	0
13	Loan	16, 24, 30	1	CAVU Irvine	16,500,000	15,619,127	0	0	32,119,127	0	0	802,643	816,484	30,500,000
14	Loan	10, 18, 30	1	Colonial Pointe I	16,500,000	0	0	0	16,500,000	14,060,806	0	470,444	81,964	1,886,786
15	Loan	19	1	Emerald Pointe Apartments	16,200,000	0	0	0	16,200,000	13,363,509	0	923,947	449,405	1,463,139
16	Loan	10, 18, 30	1	Spring Park & Good Tree	15,900,000	0	0	0	15,900,000	13,323,345	0	488,357	80,483	2,007,815
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe
17.01	Property		1	The Muse
17.02	Property		1	Eden Pointe

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)

18	Loan	6, 16	4	WWG 4-Property Portfolio
18.01	Property		1	Renton, WA
18.02	Property		1	Los Banos, CA
18.03	Property		1	Glendale, AZ
18.04	Property		1	Ripon, CA
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square
20	Loan	6	3	LC MHC Portfolio
20.01	Property		1	Live Oaks
20.02	Property		1	Ponderosa Manor
20.03	Property		1	Mills Estates
21	Loan	30	1	Lake Point & The Oaks
22	Loan	18, 19, 30	1	Creekside Village
23	Loan	6, 23	5	Lehigh Valley Portfolio
23.01	Property		1	1525 Valley Center Parkway
23.02	Property		1	1480 Valley Center Parkway
23.03	Property		1	1455 Valley Center Parkway
23.04	Property		1	1510 Valley Center Parkway
23.05	Property		1	1495 Valley Center Parkway
24	Loan	1, 7, 12, 26	1	Creekside Town Center
25	Loan	13, 16, 23	1	5600 West Adams
26	Loan	13	1	Marshall Apartments
27	Loan	10, 18, 30	1	Highland Avenue Portfolio
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta
29	Loan	18, 19, 23, 24	1	White Horse Plaza
30	Loan		1	INA & Bailey Buildings
31	Loan	2	1	Claremont Packing House
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio
33.01	Property		1	1100, 1200, and 1300 Victors Way
33.02	Property		1	1200 Eisenhower Place
33.03	Property		1	3767-3891 Ranchero Drive
33.04	Property		1	1300 Eisenhower Place
33.05	Property		1	1500 Eisenhower Place
33.06	Property		1	1100 Eisenhower Place
33.07	Property		1	1194 Oak Valley Drive
33.08	Property		1	3940-3948 Ranchero Drive
33.09	Property		1	950 Victors Way
33.10	Property		1	825 Victors Way
34	Loan	16, 19	1	Carhartt HQ
35	Loan	13, 16	1	Pharmaloz Manufacturing

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)

1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	0	382,955,402	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	0	138,627,131	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	The Summit			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	Blvd 2500			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	Jackson			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	Haymarket			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	North Aurora			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	At Home - Arlington			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property		1	Houma			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	0	392,236,503	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	0	260,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Northwoods Marketplace			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	The Centrum			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Lawton Marketplace			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Carlisle Crossing			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Southway Shopping Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	Parkway Centre South			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Houma Crossing			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	North Lake Square			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	Liberty Crossing			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	Owensboro Town Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	Harbor Town Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.12	Property		1	Lord Salisbury Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	Terrell Mill Village			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.14	Property		1	The Ridge at Turtle Creek			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.15	Property		1	Nordstrom Rack			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.16	Property		1	Ventura Place			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.17	Property		1	Quail Springs			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.18	Property		1	Wallace Commons			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.19	Property		1	Waterford Park South			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.20	Property		1	Evergreen Marketplace			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.21	Property		1	Derby Marketplace			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.22	Property		1	Stoneridge Village			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.23	Property		1	Fresh Thyme & DSW			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.24	Property		1	Crossroads Annex			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.25	Property		1	Tellico Village			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.26	Property		1	Walmart Neighborhood Market			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.27	Property		1	PetSmart & Old Navy			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.28	Property		1	Sutters Creek			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.29	Property		1	Mattress Firm & Panera Bread			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 7, 12, 19, 21	1	AutoNation	0	58,994,806	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	0	62,825,857	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Lakeside Forest			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	The Establishment			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Barcelona			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	0	25,591,750	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	0	164,809,129	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	17, 23, 28	1	Laurel Canyon	0	20,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	0	19,440,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	0	70,938,281	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	18, 30	1	Rillito Crossing Marketplace	0	28,752,533	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	16, 24, 30	1	CAVU Irvine	0	32,119,127	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	10, 18, 30	1	Colonial Pointe I	0	16,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19	1	Emerald Pointe Apartments	0	16,200,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	10, 18, 30	1	Spring Park & Good Tree	0	15,900,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	The Muse			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Eden Pointe			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)

18	Loan	6, 16	4	WWG 4-Property Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Renton, WA			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Los Banos, CA			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Glendale, AZ			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Ripon, CA			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	6	3	LC MHC Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	Live Oaks			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Ponderosa Manor			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Mills Estates			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	30	1	Lake Point & The Oaks			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	18, 19, 30	1	Creekside Village			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	6, 23	5	Lehigh Valley Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	1525 Valley Center Parkway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	1480 Valley Center Parkway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	1455 Valley Center Parkway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	1510 Valley Center Parkway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	1495 Valley Center Parkway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 7, 12, 26	1	Creekside Town Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	13, 16, 23	1	5600 West Adams			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	13	1	Marshall Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	10, 18, 30	1	Highland Avenue Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	18, 19, 23, 24	1	White Horse Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	INA & Bailey Buildings			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	2	1	Claremont Packing House			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	1100, 1200, and 1300 Victors Way			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	1200 Eisenhower Place			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	3767-3891 Ranchero Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.04	Property		1	1300 Eisenhower Place			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.05	Property		1	1500 Eisenhower Place			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.06	Property		1	1100 Eisenhower Place			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.07	Property		1	1194 Oak Valley Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.08	Property		1	3940-3948 Ranchero Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.09	Property		1	950 Victors Way			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.10	Property		1	825 Victors Way			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 19	1	Carhartt HQ			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	13, 16	1	Pharmaloz Manufacturing			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 7, 12, 13, 19, 24	1	Woodfield Mall	NAP	NAP	NAP	NAP
2	Loan	1, 2, 4, 6, 7, 12, 13, 16, 18, 30	7	Rhino Portfolio 3	NAP	NAP	NAP	NAP
2.01	Property		1	The Summit	NAP	NAP	NAP	NAP
2.02	Property		1	Blvd 2500	NAP	NAP	NAP	NAP
2.03	Property		1	Jackson	NAP	NAP	NAP	NAP
2.04	Property		1	Haymarket	NAP	NAP	NAP	NAP
2.05	Property		1	North Aurora	NAP	NAP	NAP	NAP
2.06	Property		1	At Home - Arlington	NAP	NAP	NAP	NAP
2.07	Property		1	Houma	NAP	NAP	NAP	NAP
3	Loan	1, 3, 7, 12, 13, 23, 24	1	Arundel Mills and Marketplace	NAP	NAP	NAP	NAP
4	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 27, 30	29	RTL Retail Portfolio	NAP	NAP	NAP	NAP
4.01	Property		1	Northwoods Marketplace	NAP	NAP	NAP	NAP
4.02	Property		1	The Centrum	NAP	NAP	NAP	NAP
4.03	Property		1	Lawton Marketplace	NAP	NAP	NAP	NAP
4.04	Property		1	Carlisle Crossing	NAP	NAP	NAP	NAP
4.05	Property		1	Southway Shopping Center	NAP	NAP	NAP	NAP
4.06	Property		1	Parkway Centre South	NAP	NAP	NAP	NAP
4.07	Property		1	Houma Crossing	NAP	NAP	NAP	NAP
4.08	Property		1	North Lake Square	NAP	NAP	NAP	NAP
4.09	Property		1	Liberty Crossing	NAP	NAP	NAP	NAP
4.10	Property		1	Owensboro Town Center	NAP	NAP	NAP	NAP
4.11	Property		1	Harbor Town Center	NAP	NAP	NAP	NAP
4.12	Property		1	Lord Salisbury Center	NAP	NAP	NAP	NAP
4.13	Property		1	Terrell Mill Village	NAP	NAP	NAP	NAP
4.14	Property		1	The Ridge at Turtle Creek	NAP	NAP	NAP	NAP
4.15	Property		1	Nordstrom Rack	NAP	NAP	NAP	NAP
4.16	Property		1	Ventura Place	NAP	NAP	NAP	NAP
4.17	Property		1	Quail Springs	NAP	NAP	NAP	NAP
4.18	Property		1	Wallace Commons	NAP	NAP	NAP	NAP
4.19	Property		1	Waterford Park South	NAP	NAP	NAP	NAP
4.20	Property		1	Evergreen Marketplace	NAP	NAP	NAP	NAP
4.21	Property		1	Derby Marketplace	NAP	NAP	NAP	NAP
4.22	Property		1	Stoneridge Village	NAP	NAP	NAP	NAP
4.23	Property		1	Fresh Thyme & DSW	NAP	NAP	NAP	NAP
4.24	Property		1	Crossroads Annex	NAP	NAP	NAP	NAP
4.25	Property		1	Tellico Village	NAP	NAP	NAP	NAP
4.26	Property		1	Walmart Neighborhood Market	NAP	NAP	NAP	NAP
4.27	Property		1	PetSmart & Old Navy	NAP	NAP	NAP	NAP
4.28	Property		1	Sutters Creek	NAP	NAP	NAP	NAP
4.29	Property		1	Mattress Firm & Panera Bread	NAP	NAP	NAP	NAP
5	Loan	1, 7, 12, 19, 21	1	AutoNation	NAP	NAP	NAP	NAP
6	Loan	1, 5, 6, 7, 10, 19, 26, 27, 30	3	BLE Portfolio	NAP	NAP	NAP	NAP
6.01	Property		1	Lakeside Forest	NAP	NAP	NAP	NAP
6.02	Property		1	The Establishment	NAP	NAP	NAP	NAP
6.03	Property		1	Barcelona	NAP	NAP	NAP	NAP
7	Loan	1, 5, 7, 10, 19, 26, 27, 30	1	La Primavera	NAP	NAP	NAP	NAP
8	Loan	1, 2, 4, 5, 7, 12, 19, 21, 23	1	Axis Apartments	NAP	NAP	NAP	NAP
9	Loan	17, 23, 28	1	Laurel Canyon	NAP	NAP	NAP	NAP
10	Loan	2, 10, 16, 18, 30	1	Wisconsin Avenue Portfolio	NAP	NAP	NAP	NAP
11	Loan	7, 13, 23, 26	1	Centre Pointe Portfolio	NAP	NAP	NAP	NAP
12	Loan	18, 30	1	Rillito Crossing Marketplace	NAP	NAP	NAP	NAP
13	Loan	16, 24, 30	1	CAVU Irvine	NAP	NAP	NAP	NAP
14	Loan	10, 18, 30	1	Colonial Pointe I	NAP	NAP	NAP	NAP
15	Loan	19	1	Emerald Pointe Apartments	NAP	NAP	NAP	NAP
16	Loan	10, 18, 30	1	Spring Park & Good Tree	NAP	NAP	NAP	NAP
17	Loan	1, 5, 6, 7, 10, 19, 26, 27	2	The Muse & Eden Pointe	NAP	NAP	NAP	NAP
17.01	Property		1	The Muse	NAP	NAP	NAP	NAP
17.02	Property		1	Eden Pointe	NAP	NAP	NAP	NAP

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

18	Loan	6, 16	4	WWG 4-Property Portfolio	NAP	NAP	NAP	NAP
18.01	Property		1	Renton, WA	NAP	NAP	NAP	NAP
18.02	Property		1	Los Banos, CA	NAP	NAP	NAP	NAP
18.03	Property		1	Glendale, AZ	NAP	NAP	NAP	NAP
18.04	Property		1	Ripon, CA	NAP	NAP	NAP	NAP
19	Loan	1, 5, 7, 10, 12, 17, 18, 20, 23	1	Sugar Land Town Square	NAP	NAP	NAP	NAP
20	Loan	6	3	LC MHC Portfolio	NAP	NAP	NAP	NAP
20.01	Property		1	Live Oaks	NAP	NAP	NAP	NAP
20.02	Property		1	Ponderosa Manor	NAP	NAP	NAP	NAP
20.03	Property		1	Mills Estates	NAP	NAP	NAP	NAP
21	Loan	30	1	Lake Point & The Oaks	NAP	NAP	NAP	NAP
22	Loan	18, 19, 30	1	Creekside Village	NAP	NAP	NAP	NAP
23	Loan	6, 23	5	Lehigh Valley Portfolio	NAP	NAP	NAP	NAP
23.01	Property		1	1525 Valley Center Parkway	NAP	NAP	NAP	NAP
23.02	Property		1	1480 Valley Center Parkway	NAP	NAP	NAP	NAP
23.03	Property		1	1455 Valley Center Parkway	NAP	NAP	NAP	NAP
23.04	Property		1	1510 Valley Center Parkway	NAP	NAP	NAP	NAP
23.05	Property		1	1495 Valley Center Parkway	NAP	NAP	NAP	NAP
24	Loan	1, 7, 12, 26	1	Creekside Town Center	NAP	NAP	NAP	NAP
25	Loan	13, 16, 23	1	5600 West Adams	NAP	NAP	NAP	NAP
26	Loan	13	1	Marshall Apartments	NAP	NAP	NAP	NAP
27	Loan	10, 18, 30	1	Highland Avenue Portfolio	NAP	NAP	NAP	NAP
28	Loan	1, 7, 10, 19	1	Outlet Shoppes at Atlanta	NAP	NAP	NAP	NAP
29	Loan	18, 19, 23, 24	1	White Horse Plaza	NAP	NAP	NAP	NAP
30	Loan		1	INA & Bailey Buildings	NAP	NAP	NAP	NAP
31	Loan	2	1	Claremont Packing House	NAP	NAP	NAP	NAP
32	Loan	19, 23, 24	1	Rabun Gap Industrial Park	NAP	NAP	NAP	NAP
33	Loan	5, 6, 7, 20	10	Blackbird Portfolio	NAP	NAP	NAP	NAP
33.01	Property		1	1100, 1200, and 1300 Victors Way	NAP	NAP	NAP	NAP
33.02	Property		1	1200 Eisenhower Place	NAP	NAP	NAP	NAP
33.03	Property		1	3767-3891 Ranchero Drive	NAP	NAP	NAP	NAP
33.04	Property		1	1300 Eisenhower Place	NAP	NAP	NAP	NAP
33.05	Property		1	1500 Eisenhower Place	NAP	NAP	NAP	NAP
33.06	Property		1	1100 Eisenhower Place	NAP	NAP	NAP	NAP
33.07	Property		1	1194 Oak Valley Drive	NAP	NAP	NAP	NAP
33.08	Property		1	3940-3948 Ranchero Drive	NAP	NAP	NAP	NAP
33.09	Property		1	950 Victors Way	NAP	NAP	NAP	NAP
33.10	Property		1	825 Victors Way	NAP	NAP	NAP	NAP
34	Loan	16, 19	1	Carhartt HQ	NAP	NAP	NAP	NAP
35	Loan	13, 16	1	Pharmaloz Manufacturing	NAP	NAP	NAP	NAP

A-1-50

Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, “AREF2” denotes Argentic Real Estate Finance 2 LLC as Mortgage Loan Seller, “BSPRT” denotes BSPRT CMBS Finance, LLC as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller and “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller.

With respect to Loan No. 1, Woodfield Mall, the mortgage loan is part of a whole loan that was co-originated by BMO, Barclays and Bank of America, N.A.

With respect to Loan No. 2, Rhino Portfolio 3, the mortgage loan is part of a whole loan that was co-originated by Bank of America, N.A. and Barclays.

With respect to Loan No. 3, Arundel Mills and Marketplace, the mortgage loan is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Citi Real Estate Funding Inc., DBR Investments Co. Limited and SGFC.

With respect to Loan No. 4, RTL Retail Portfolio, the mortgage loan is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc., SGFC, BMO and KeyBank National Association.

With respect to Loan No. 5, AutoNation, the mortgage loan is part of a whole loan that was co-originated by Barclays and AREF2.

With respect to Loan No. 6, BLE Portfolio, the mortgage loan is part of a whole loan that was co-originated by AREF2 and Barclays.

With respect to Loan No. 7, La Primavera, the mortgage loan is part of a whole loan that was co-originated by AREF2 and Barclays.

With respect to Loan No. 8, Axis Apartments, the mortgage loan is part of a whole loan that was originated by Citi Real Estate Funding Inc. Such mortgage loan was subsequently acquired by BMO.

With respect to Loan No. 17, The Muse & Eden Pointe, the mortgage loan is part of a whole loan that was co-originated by AREF2 and Barclays Capital Real Estate Inc.

With respect to Loan No. 19, Sugar Land Town Square, the mortgage loan is part of a whole loan that was co-originated by AREF2 and Goldman Sachs Bank USA.

With respect to Loan No. 24, Creekside Town Center, the mortgage loan is part of a whole loan that was originated by 3650 Real Estate Investment Trust 2 LLC. Such mortgage loan was subsequently acquired by BMO.

With respect to Loan No. 28, Outlet Shoppes at Atlanta, the mortgage loan is part of a whole loan that was co-originated by Barclays and Goldman Sachs Bank USA.

(2)	With respect to Loan No. 2, Rhino Portfolio 3 – Blvd 2500, the mortgaged property is a 296-unit multifamily property consisting of 121,308 square feet of multifamily space converted from a hotel that includes 7,614 square feet of retail space.

With respect to Loan No. 8, Axis Apartments, the mortgaged property is comprised of a 716 unit, 60 story high rise multifamily property making up 95.3% of Underwritten EGI and 17,195 square feet of ground floor retail making up 4.7% of Underwritten EGI. Approximately 13.8% of the net rentable square footage is currently being converted from office space to multifamily space.

With respect to Loan No. 10, Wisconsin Avenue Portfolio, the mortgaged properties consist of 244 multifamily units and 900 square feet of retail space.

With respect to Loan No. 31, Claremont Packing House, the mortgaged property is comprised of 16 live-work lofts totaling 18,288 square feet and 37,979 square feet of retail space, totaling 56,267 square feet.

A-1-51

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 3, Arundel Mills and Marketplace, the mortgaged property includes a larger mall and lifestyle center which consists of 1,391,652 square feet of owned improvements and 547,331 square feet of leased fee improvements. Occupancy at the mortgaged property represents the occupancy excluding square footage from the leased fee tenant, Live Casino Hotel Maryland, and is based on the owned square footage totaling 1,391,652. Occupancy including Live Casino Hotel Maryland is 98.8%.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top five tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the prospectus.

With respect to Loan No. 2, Rhino Portfolio 3, the Second Largest Tenant at The Summit mortgaged property, Dave and Busters, is expected to take occupancy in May 2024. The Fourth Largest Tenant at The Summit mortgaged property, Trader Joe’s, is expected to take occupancy in November 2024. The Fifth Largest Tenant at The Summit mortgaged property, Petco, is expected to take occupancy in July 2024.

With respect to Loan No. 2, Rhino Portfolio 3, the sole commercial tenant at the Blvd 2500 mortgaged property, Mattress Firm, is expected to take occupancy in March 2024.

With respect to Loan No. 2, Rhino Portfolio 3, the Third Largest Tenant at the Jackson mortgaged property, Burlington, is expected to take occupancy in July 2024. The Fourth Largest Tenant at the Jackson mortgaged property, Jackson Public Schools, is expected to take occupancy in June 2024.

With respect to Loan No. 2, Rhino Portfolio 3, the Third Largest Tenant at the North Aurora mortgaged property, Kids Empire, is expected to take occupancy in April 2024.

With respect to Loan No. 4, RTL Retail Portfolio, the Largest Tenant at the Ventura Place mortgaged property, VCA Animal Hospitals, Inc., is currently building out its space and is expected to take occupancy in the first quarter of 2024; however, the tenant is paying rent.

With respect to Loan No. 8, Axis Apartments, occupancy includes 101 units that are currently being converted from office space to residential units and are leased by Sonder Hospitality USA Inc. (“Sonder”) for a six-year term with two, three-year renewal options. The other 615 units not subject to the Sonder lease are 91.2% leased.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 4, RTL Retail Portfolio, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “As Portfolio” appraised value.

With respect to Loan No. 6, BLE Portfolio, the Appraised Value ($) shown represents the “Prospective As Encumbered” value of the leasehold interest as of October 1, 2023 for the Lakeside Forest mortgaged property and “As Is, Encumbered” values of the leasehold interest as of July 19, 2023 for The Establishment and Barcelona mortgaged properties, which assume the BLE Portfolio mortgaged properties are encumbered by a ground lease as part of the Public Facility Corporation (“PFC”) Program and that the tax savings payment is subordinate to BLE Portfolio whole loans. The aggregate market-based “As Is” appraised value, which assumes no tax exemptions for BLE Portfolio mortgaged properties, is $68,400,000.

With respect to Loan No. 7, La Primavera, the Appraised Value ($) shown represents the combined “Prospective As Encumbered” value of the leasehold interest as of October 1, 2023, which assumes the La Primavera mortgaged property is encumbered by a ground lease as part of the PFC Program and that the tax savings payment is subordinate to La Primavera whole loans. The market-based “As Is” appraised value, which assumes no Tax Exemptions for the La Primavera mortgaged property, is $32,700,000.

A-1-52

With respect to Loan No. 8, Axis Apartments, the Appraised Value ($), Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are based on the appraiser’s “prospective as complete – proposed” value as of May 31, 2024, which assumes completion of the currently ongoing and planned renovation work for 101 units that are being converted from office space to residential units. The appraiser concluded an “as-is” appraised value of $229,400,000 as of September 29, 2023, which would result in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 59.3%.

With respect to Loan No. 17, The Muse & Eden Pointe, the Appraised Value ($) represents the “Prospective As Encumbered” market value as of October 1, 2023 under the assumptions that The Muse & Eden Pointe mortgaged properties are encumbered by a ground lease as part of the PFC Program and that the associated tax savings payment is subordinated to the whole loan.

With respect to Loan No. 19, Sugar Land Town Square, the Appraised Value ($) of $209,000,000 is the “as-is” value based on the extraordinary assumption that leases with each of the Southwest Water, the second largest tenant, and PuttShack will be transacted in a timely manner. As of the origination date, a letter of intent to lease has been negotiated with PuttShack but has not been signed. However, the portion of space that is intended for PuttShack is currently leased to two tenants.

With respect to Loan No. 33, Blackbird Portfolio, the Appraised Value ($) represents the “As Portfolio” appraised value as of September 30, 2023 for the portfolio. Based on the cumulative individual property values, the As-Is Appraised Value is $65,420,000 and results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 54.6% and 52.3%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
● Loan No. 2, Rhino Portfolio 3
● Loan No. 4, RTL Retail Portfolio
● Loan No. 6, BLE Portfolio
● Loan No. 17, The Muse & Eden Pointe
● Loan No. 18, WWG 4-Property Portfolio
● Loan No. 20, LC MHC Portfolio
● Loan No. 23, Lehigh Valley Portfolio
● Loan No. 33, Blackbird Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.
● Loan No. 1, Woodfield Mall
● Loan No. 2, Rhino Portfolio 3
● Loan No. 3, Arundel Mills and Marketplace
● Loan No. 4, RTL Retail Portfolio
● Loan No. 5, AutoNation
● Loan No. 6, BLE Portfolio
● Loan No. 7, La Primavera
● Loan No. 8, Axis Apartments
● Loan No. 11, Centre Pointe Portfolio
● Loan No. 17, The Muse & Eden Pointe
● Loan No. 19, Sugar Land Town Square
● Loan No. 24, Creekside Town Center
● Loan No. 28, Outlet Shoppes at Atlanta
● Loan No. 33, Blackbird Portfolio

A-1-53

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 6, BLE Portfolio, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

With respect to Loan No. 7, La Primavera, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

With respect to Loan No. 10, Wisconsin Avenue Portfolio, a Grace Period – Default (Days) of five days is allowed; however, Grace Period – Default is not allowed on the maturity date.

With respect to Loan No. 14, Colonial Pointe I, a Grace Period – Default (Days) of five days is allowed; however, Grace Period – Default is not allowed on the maturity date.

With respect to Loan No. 16, Spring Park & Good Tree, a Grace Period – Default (Days) of five days is allowed; however, Grace Period – Default is not allowed on the maturity date.

With respect to Loan No. 17, The Muse & Eden Pointe, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

With respect to Loan No. 19, Sugar Land Town Square, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

With respect to Loan No. 27, Highland Avenue Portfolio, a Grace Period – Default (Days) of five days is allowed; however, Grace Period – Default is not allowed on the maturity date.

With respect to Loan No. 28, Outlet Shoppes at Atlanta, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.

(11)	Intentionally Left Blank

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 1, Woodfield Mall, defeasance of the Woodfield Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Woodfield Mall Whole Loan to be securitized and (b) June 1, 2027. The assumed defeasance lockout period of 26 payments is based on the expected closing date of the BBCMS 2024-C24 transaction in February 2024. The actual defeasance lockout period may be longer. If any pari passu note has not been securitized for two years by June 1, 2027, the borrowers may prepay any such note that has not been securitized for two years upon payment of a prepayment fee equal to the greater of (i) 1% of the prepaid amount and (ii) a yield maintenance charge in conjunction with the defeasance of any securitized pari passu notes that have been securitized for greater than two years by the projected repayment date.

A-1-54

With respect to Loan No. 2, Rhino Portfolio 3, if the Trader Joe’s Holdback Reserve has not been released to the borrower by December 19, 2025, the lender will have the right to apply any remaining amounts to the payment of the mortgage loan in its sole discretion and subject to payment of any applicable yield maintenance premium.

With respect to Loan No. 3, Arundel Mills and Marketplace, defeasance of the Arundel Mills and Marketplace whole loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arundel Mills and Marketplace whole loan to be securitized and (b) December 1, 2026. The assumed prepayment lockout period of 27 payments is based on the expected closing date of the BBCMS 2024-C24 transaction in February 2024. The actual lockout period may be longer. If any pari passu note has not been securitized for two years by December 1, 2026, the borrowers may prepay any note that has not been securitized for two years in an amount equal to the greater of (i) 1% of the prepaid amount or (ii) yield maintenance basis.

With respect to Loan No. 4, RTL Retail Portfolio, the lockout period will be at least 12 months beginning with and including the first payment date on October 6, 2023. Defeasance of the RTL Retail Portfolio Whole Loan in full is permitted at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 30, 2026. In addition, voluntary prepayment of the RTL Retail Portfolio Whole Loan in full, but not in part, is permitted after September 6, 2024, and, if such prepayment is made prior to the open prepayment date on March 6, 2033, with the payment of a yield maintenance premium. The assumed defeasance lockout period of 29 payments is based on the expected BBCMS 2024-C24 securitization closing date in February 2024. The actual defeasance lockout period may be longer. At any time after September 6, 2024, the borrowers may also obtain a release of one or more mortgaged properties upon satisfaction of the conditions set forth in the loan agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 5, AutoNation, the lockout period will be at least 26 months beginning with and including the first payment date on January 6, 2024. Defeasance of the AutoNation Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 1, 2026. The assumed lockout period is based on the expected BBCMS 2024-C24 securitization closing date in February 2024. The actual lockout period may be longer.

With respect to Loan No. 8, Axis Apartments, the borrower may, provided no event of default has occurred and is continuing, prepay the Axis Apartments whole loan in whole but not in part (i) on or after the payment date occurring in June 2033, without the payment of any prepayment premium or (ii) on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Axis Apartments whole loan to be securitized and (b) November 27, 2027, through but not including the payment date occurring in June 2033, with the payment of an amount equal to the greater of (i) 1% of the prepaid amount and (ii) a yield maintenance charge. The assumed lockout period of 26 payments is based on the expected BBCMS 2024-C24 securitization closing date in February 2024. The actual lockout period may be longer.

With respect to Loan No. 19, Sugar Land Town Square, the borrower deposited $5,000,000 into an earnout reserve at origination. The earnout reserve funds may be disbursed to the borrower upon satisfaction of, among other conditions, the net cash flow debt yield being greater than or equal to 11.25% (the “Earnout Satisfaction Event”). If the borrower is not entitled to a disbursement of the earnout reserve funds as of November 3, 2025 (the “Stabilization Date”), the borrower will be entitled to a partial disbursement of earnout reserve funds, so long as the borrower has satisfied the conditions precedent for the Earnout Satisfaction Event, in the amount which would cause the net cash flow debt yield to be greater than or equal to 11.25%. The lender will, in its sole discretion, apply all funds remaining in the earnout reserve as of the Stabilization Date (after any permitted partial disbursement) to prepay a portion of the outstanding principal balance of the whole loan subject to the applicable yield maintenance premium.

With respect to Loan No. 24, Creekside Town Center, the defeasance lockout period will be at least 28 months beginning with and including the first payment date on November 5, 2023. Defeasance of the Creekside Town Center whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) September 28, 2027. The assumed defeasance lockout period of 28 payments is based on the expected BBCMS 2024-C24 securitization closing date in February 2024. The actual defeasance lockout period may be longer.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

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With respect to Loan No. 1, Woodfield Mall, the Woodfield Mall Property also secures the Woodfield Mall Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $30,000,000. The Woodfield Mall Subordinate Companion Loan accrues interest at 10.01625% per annum. The Woodfield Mall Senior Loan is senior in right of payment to the Woodfield Mall Subordinate Companion Loan.

With respect to Loan No. 1, Woodfield Mall, the related mortgage loan documents permit the borrower to enter into a property-assessed clean energy loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. Additionally, the related mortgage loan documents permit upper-tier equity pledges provided that, among other conditions, (i) such debt is secured by a pledge of a substantial portion of the assets wholly owned by the pledgor, and (ii) any foreclosure of such pledge must be to a bank or similar financial institution that has (a) total assets in excess of $650,000,000 and (b) (except with respect to a pension advisory firm or similar fiduciary) either a net worth or combined capital and statutory surplus or shareholder’s equity in excess of $250,000,000 (which may include a bank or financial institution acting as agent for a group of lenders provided that 51% of such debt is held by a bank or similar financial institution meeting such requirements).

With respect to Loan No. 2, Rhino Portfolio 3, the mortgage loan documents permit future mezzanine debt from and after the date that is two years after the closing date of the securitization that includes the last note of the whole loan to be securitized, provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the mezzanine loan, together with the mortgage loan, will have a combined loan-to-value ratio that is not more than 61.7%, (iii) the debt yield is equal to or greater than 10.0%, (iv) the combined debt service coverage ratio based on the mortgage loan and the permitted mezzanine loan is at least equal to or greater than 1.26x (clauses (ii) through (iv) exclude the Trader Joe’s Holdback Funds from the mortgage loan), (v) the permitted mezzanine loan is co-terminus with, or has a term that extends beyond the term of the mortgage loan, and (vi) the permitted mezzanine lender executes an intercreditor agreement acceptable to the lender in its sole but reasonable discretion providing for the subordination of the mezzanine loan to the mortgage loan in all respects.

With respect to Loan No. 3, Arundel Mills and Marketplace, the mortgaged property is subject to an existing property assessed clean energy loan in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company, to the borrowers. The property-assessed clean energy (“PACE”) loan has an approximately 17-year term with final payment occurring in November 2035. The annual debt service is $195,956.85 and the remaining balance, including all interest and administrative expenses, as of October 2023 was $1,633,579.73. Payments and any accrued interest are collected on the tax bill for the Arundel Mills and Marketplace Property and constitute a first lien on the Arundel Mills and Marketplace Property that has a priority over any mortgage loan. In addition, the Arundel Mills and Marketplace Whole Loan documents permit the borrowers to enter into an additional PACE loan for an amount not to exceed $5,000,000.

With respect to Loan No. 11, Centre Pointe Portfolio, in connection with a transfer and assumption, the transferee is permitted to obtain a mezzanine loan provided, among other conditions, that the mezzanine loan will be in a principal amount that, when added to the outstanding principal balance of the loan, is less than or equal to 70% of the total consideration paid by the proposed transferee to acquire the property and will have a principal amount, interest rate and debt service payments that will result in a combined DSCR of at least 1.10x.

With respect to Loan No. 25, 5600 West Adams, the borrower may pledge up to 100% of its equity interest subject to the following restrictions: (1) the loan amount plus all any additional debt may not exceed a maximum LTV ratio of 49.3%, (2) the minimum DSCR inclusive of the mezzanine loan can be no less than 1.74x, (3) the debt will be interest only and the maturity date of the debt must be coterminous with the 5600 West Adams Loan, (4) the debt is evidenced by terms and documentation approved by the lender in its reasonable discretion, (5) the mezzanine lender is not an affiliate of the borrower and satisfies a customary qualified transferee definition and the holder of the loan must agree in the intercreditor agreement that the loan may only be transferred to a lender that is not an affiliate of the borrower, (6) the holder of the debt must execute an intercreditor agreement acceptable to the lender, (7) the borrower must pay all costs and expenses in connection with the new mezzanine loan, (8) the additional debt will be subject and subordinate to any mezzanine loan created by the lender pursuant to its rights under the 5600 West Adams loan documents and (9) receipt of prior written confirmation from the applicable rating agencies that the advance will not cause a downgrade, withdrawal or qualification of the then-current rating of the securities or any class thereof.

With respect to Loan No. 26, Marshall Apartments, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 70.0% and (y) the debt service coverage ratio, is greater than 1.18x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

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With respect to Loan No. 35, Pharmaloz Manufacturing, the borrower is able to incur mezzanine debt so long as the combined LTV is no greater than 57.5%, the debt yield is at least 12.0% and the DSCR is greater than 1.40x.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 2, Rhino Portfolio 3, with respect to the Blvd 2500 mortgaged property, Fourth Most Recent cash flows are not available as the mortgaged property was renovated in 2020.

With respect to Loan No. 2, Rhino Portfolio 3, with respect to the Haymarket mortgaged property, Second Most Recent cash flows do not reflect the full year due to incomplete financial statements from the borrower sponsor. According to the borrower sponsor, the financial statements provided exclude March 2022 and April 2022.

With respect to Loan No. 2, Rhino Portfolio 3, with respect to the At Home - Arlington mortgaged property, Fourth Most Recent cash flows, Third Most Recent cash flows and Second Most Recent cash flows are not available as the mortgaged property was acquired in 2023.

With respect to Loan No. 2, Rhino Portfolio 3, with respect to the Houma mortgaged property, historical cash flows are not available as the mortgaged property was acquired in September 2023.

With respect to Loan No. 4, RTL Retail Portfolio, certain historical information prior to 2022 is limited to the information relating to the five properties acquired by the borrower sponsor in 2017 (the Liberty Crossing, Southway Shopping Center, Northwoods Marketplace, The Centrum, and Quail Springs mortgaged properties). The other 24 mortgaged properties were acquired by the borrower sponsor between February 2022 and April 2022, and accordingly, historical information for such 24 properties only includes information following the related acquisition date of the properties.

With respect to Loan No. 10, Wisconsin Avenue Portfolio, historical financials are not available as the mortgaged properties were recently renovated in 2023.

With respect to Loan No. 13, CAVU Irvine, Fourth Most Recent cash flows are not available as the mortgaged property was nearly vacant (1.1% occupied) during renovations in 2020.

With respect to Loan No. 18, WWG 4-Property Portfolio, Fourth Most Recent cash flows and Third Most Recent cash flows are not available as the mortgaged properties were acquired in 2022 (Renton, WA and Glendale, AZ mortgaged properties) and 2023 (Ripon, CA and Los Banos, CA mortgaged properties).

With respect to Loan No. 25, 5600 West Adams, the historical cash flows are unavailable as the mortgaged property was built in 2021.

With respect to loan No. 34, Carhartt HQ, historical financial information is not available as the mortgaged property was acquired in December 2023.

With respect to Loan No. 35, Pharmaloz Manufacturing, historical cash flows are not available as the sole tenant owned and occupied the mortgaged property without a lease.

(17)	With respect to Loan No. 9, Laurel Canyon, the lien of the Laurel Canyon mortgage loan is secured by both the fee and leasehold interests, effectively creating a fee simple interest in the mortgaged property.

With respect to Loan No. 19, Sugar Land Town Square, approximately 396 square feet of the Sugar Land Town Square Property is encumbered by a ground lease between the borrower, as ground lessee, and the Sugar Land Town Square Development Authority, as ground lessor. The annual rent under the ground lease is $10.00 and the lease expires on September 30, 2102 with no extension options.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

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With respect to Loan No. 2, Rhino Portfolio 3, the borrower deposited $1,300,000 into the Trader Joe’s Holdback Reserve at loan origination. Prior to December 19, 2025, provided no event of default has occurred and is continuing, the Trader Joe’s Holdback Reserve Funds will be disbursed upon satisfaction of the following conditions: (i) the primary term as set forth in the Trader Joe’s lease, has commenced and such lease is in full force and effect, (ii) Trader Joe’s is in actual, physical possession of the Trader Joe’s space, open for normal business operations and not “dark”, (iii) the borrowers have performed and paid for all its tenant improvement obligations relating to the Trader Joe’s lease, and no leasing commissions remain outstanding with respect to the Trader Joe’s lease, (iv) Trader Joe’s is paying full, unabated rent under the Trader Joe’s Lease, with no right of offset or remaining free rent credit, (v) the borrowers have delivered to the lender an estoppel from Trader Joe’s, in form and substance reasonably acceptable to the lender and (vi) the debt yield is equal to or greater than 10.0%.

With respect to Loan No. 4, RTL Retail Portfolio, at loan origination, the borrowers deposited $977,500 to cover the cost of further testing to determine if certain vapor intrusion conditions exist and to mitigate any such intrusion.

With respect to Loan No. 10, Wisconsin Avenue Portfolio, at origination, the borrower was required to deposit the amount of $71,000 for static insurance reserves.

With respect to Loan No. 12, Rillito Crossing Marketplace, the Upfront Other Reserve ($) consists of $5,627 for the Free Rent reserve set aside for the Fourth Largest Tenant, L&L Hawaiian BBQ’s, for abated rent for the month of January 2024.

With respect to Loan No. 14, Colonial Pointe I, at origination, the borrower was required to deposit the amount of $65,000 for static insurance reserves.

With respect to Loan No. 16, Spring Park & Good Tree, at origination, the borrower was required to deposit the amount of $64,000 for static insurance reserves.

With respect to Loan No. 19, Sugar Land Town Square, at origination, the borrower deposited $5,000,000 into an earnout reserve. The earnout reserve funds may be disbursed to the borrower upon satisfaction of, among other conditions, the net cash flow debt yield being greater than or equal to 11.25% (the “Earnout Satisfaction Event”). If the borrower is not entitled to a disbursement of the earnout reserve funds as of November 3, 2025 (the “Stabilization Date”), the borrower will be entitled to a partial disbursement of the earnout reserve funds, so long as the borrower has satisfied the conditions precedent for the Earnout Satisfaction Event, in the amount which would cause the net cash flow debt yield to be greater than or equal to 11.25%. The lender will, in its sole discretion, apply all funds remaining in the earnout reserve as of the Stabilization Date (after any permitted partial disbursement) to prepay a portion of the outstanding principal balance of the whole loan subject to the applicable yield maintenance premium. The Cut-Off Date LTV, Maturity Date LTV, and UW NOI Debt Yield net of the earnout reserve are 47.8%, 47.8%, and 12.4%, respectively.

With respect to Loan No. 22, Creekside Village, the Upfront Other Reserve ($) consists of $34,380 for the Free Rent Reserve for Vital Chiropractic for the months of March 2024, May 2024, July 2024, September 2024, November 2024 and January 2025.

With respect to Loan No. 27, Highland Avenue Portfolio, at origination, the borrower was required to deposit the amount of $50,000 for static insurance reserves.

With respect to Loan No. 29, White Horse Plaza, the borrower deposited $250,000 at origination of the mortgage loan (the “Unit I, J and 17/18 Occupancy Holdback Deposit”). Upon the satisfaction of all the unit I occupancy conditions, the unit J occupancy conditions and the unit 17/18 occupancy conditions, in each case as set forth in the related mortgage loan agreement (including, among them, the respective tenants being open for business), and provided that the adjusted net operating income at the time of disbursement is not less than $906,000, the lender is required to disburse the Unit I, J and 17/18 Occupancy Holdback Deposit.

With respect to Loan No. 29, White Horse Plaza, the borrower deposited $500,000 at origination of the mortgage loan (the “Unit 4/5 Occupancy Holdback Deposit”). Upon the satisfaction of all the unit 4/5 occupancy conditions as set forth in the related mortgage loan agreement (including, among them, the respective tenants being open for business), the lender is required to disburse the Unit 4/5 Occupancy Holdback Deposit.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

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With respect to Loan No. 1, Woodfield Mall, the borrower may provide a reserve guaranty or letter of credit in lieu of deposits of amounts due for the outstanding TI/LC reserve and/or gap rent reserve. No reserve guaranty was provided at origination.

With respect to Loan No. 4, RTL Retail Portfolio, on each monthly payment date during a cash sweep period, the borrowers are required to deposit (i) into the replacement reserve an amount equal to $0.25 multiplied by the total number of rentable square feet of the RTL Retail Portfolio mortgaged properties divided by 12 and (ii) into the rollover reserve an amount equal to $1.50 multiplied by the total number of rentable square feet of the RTL Retail Portfolio mortgaged properties divided by 12. In the event of a partial release, each such amount (described in clause (i) and (ii) above), will be reduced by an amount equal to $0.25 (with respect to clause (i)) and $1.50 (with respect to clause (ii)) multiplied by the total number of rentable square feet of the released property divided by 12.

With respect to Loan No. 5, AutoNation, on each monthly payment date beginning on the payment date that is 24 months prior to the maturity date, until such time as the major tenant renewal criteria are satisfied with respect to the AutoNation lease, the borrower is required to deposit into an AutoNation renewal reserve the sum of $126,202 (the “AutoNation Renewal Reserve Deposit”). To the extent the sum of AutoNation renewal reserve equals or exceeds the AutoNation reserve cap of $3,028,848, the borrower will no longer be required to make the AutoNation Renewal Reserve Deposit until the AutoNation renewal reserve is less than the AutoNation renewal reserve cap.

With respect to Loan No. 6, BLE Portfolio, the borrowers are required to deposit monthly an amount equal to 1/12th of the estimated annual property taxes that the lender estimates will be payable during the next 12 months, provided that the borrowers will not be required to make the monthly deposit for any of the BLE Portfolio mortgaged properties until the earlier to occur of the following in relation to any such property: (A) the tax exemption is not formally granted by the applicable central appraisal district or (B) there is a prepayment of the whole loan as a result of the failure to timely obtain the tax exemption. After the BLE Portfolio mortgaged properties receive the tax exemption under the PFC program, the monthly amount deposited in the tax reserve is expected to be $0.

With respect to Loan No. 7, La Primavera, the borrowers are required to deposit monthly an amount equal to 1/12th of the estimated annual property taxes that the lender estimates will be payable during the next 12 months, provided that the borrowers will not be required to make the monthly deposit for the mortgaged property until the earlier to occur of the following in relation to any such property: (A) the tax exemption is not formally granted by the applicable central appraisal district or (B) there is a prepayment of the whole loan as a result of the failure to timely obtain the tax exemption. After the mortgaged property receives the tax exemption under the PFC program, the monthly amount deposited in the tax reserve is expected to be $0.

With respect to Loan No. 8, Axis Apartments, at origination of the mortgage loan, the borrower posted two letters of credit for (i) a Sonder base rent reserve of $3,624,131, which accounts for approximately one year of Sonder’s rent, (ii) a Sonder gap rent reserve of $1,812,061 and (iii) a Sonder free rent reserve of $1,208,040.

With respect to Loan No. 15, Emerald Pointe Apartments, the borrower is required to make deposits on each monthly payment date into the replacement reserve account in an amount equal to (i) $15,292 through March 2026 and (ii) $7,646 thereafter.

With respect to Loan No. 17, The Muse & Eden Pointe, the borrowers are required to deposit monthly an amount equal to 1/12th of the estimated annual property taxes that the lender estimates will be payable during the next 12 months, provided that the borrowers will not be required to make the monthly deposit for either of The Muse & Eden Pointe mortgaged properties until the earlier to occur of the following in relation to any such property: (A) the tax exemption is not formally granted by the applicable central appraisal district or (B) there is a prepayment of the whole loan as a result of the failure to timely obtain the tax exemption. After The Muse & Eden Pointe mortgaged properties receive the tax exemption under the PFC program, the monthly amount deposited in the tax reserve is expected to be $0.

With respect to Loan No. 22, Creekside Village, the Monthly Other Reserve ($) consists of a monthly payment $2,598.83 for the borrower’s share of the condominium expense assessments, expected to cost $31,186 annually.

With respect to Loan No. 28, Outlet Shoppes at Atlanta, on each monthly payment date during a reserves trigger period, the borrower is required to deposit an amount equal to $8,440.54 into a replacement reserve account and $67,524.33 into a rollover reserve account.

With respect to Loan No. 29, White Horse Plaza, if all of the unit I occupancy conditions are not satisfied on or before March 5, 2024, the borrower

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is required to deposit an amount equal to $46,000 (the “Unit I Occupancy Reserve Deposit”) and if all of the unit 17/18 occupancy conditions are not satisfied on or before March 5, 2024, the borrower is required to deposit an amount equal to $36,000 (the “Unit 17/18 Occupancy Reserve Deposit” and, together with the Unit I Occupancy Reserve Deposit, individually and/or collectively, as the context requires, the “Unit I and 17/18 Occupancy Reserve Deposit”). Upon the satisfaction of all the unit I occupancy conditions and/or all the unit 17/18 occupancy conditions, as applicable, the lender is required to disburse the applicable portion of the Unit I and 17/18 Occupancy Reserve Deposit.

With respect to Loan No. 29, White Horse Plaza, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit an amount equal to $23,250 for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases. During the continuance of a material tenant trigger event period, the borrower has the ability to deposit in the form of cash or a letter of credit, an amount equal to the applicable material tenant cap deposit into the material tenant account, which will be deemed a part of the material tenant funds. During the continuance of a material tenant trigger event period relating to any material tenant, its material tenant lease or its lease guarantor, the amount of the material tenant funds deposited into the material tenant account or the applicable material tenant subaccount will not exceed an aggregate amount equal to the applicable material tenant cap deposit. At origination of the mortgage loan, the borrower deposited $239,130 into the material tenant subaccount of the Third Largest Tenant, Cititrends.

With respect to Loan No. 29, White Horse Plaza, during the continuance of a cash management DSCR trigger event or a cash sweep DSCR trigger event, the borrower has the ability to deposit in the form of cash or a letter of credit an amount which, if applied to repay the then outstanding principal balance, would result in the DSCR for such 12-month period being equal to or greater than 1.20x for the entirety of such 12-month period.

With respect to Loan No. 32, Rabun Gap Industrial, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit an amount equal to the greater of (i) the product of (A) the total rentable square footage demised under all material tenant leases with respect to which (or with respect to the related material tenants or lease guarantors) a material tenant trigger event exists and (B) the ratio in which (1) the numerator is equal to $71,450 and (2) the denominator is equal to 12 and (ii) all material tenant trigger event excess cash.

With respect to Loan No. 34, Carhartt HQ, the borrower is required to deposit into a tax reserve on a monthly basis 1/12th of such taxes that the lender estimates will be payable during the next ensuing 12 months; however, such tax reserve has been conditionally waived so long as (i) no cash sweep period has occurred and is continuing, (ii) the primary tenant lease provides that the primary tenant is obligated to pay all taxes and other charges, (iii) borrower provides evidence satisfactory to lender of the primary tenant’s full compliance and (iv) the primary tenant lease remains in full force and effect.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 19, Sugar Land Town Square, the borrower is required to escrow approximately $83,672 monthly for tenant improvements and leasing commissions if at any time the balance in the TI/LC Reserve is less than $5,750,000, excluding certain amounts deposited therein in respect of certain lease termination payments and ongoing lease matters.

With respect to Loan No. 33, Claremont Packing House, the Borrower deposited an upfront TI/LC reserve of $150,000, which must be replenished if drawn below $100,000 by depositing $3,165 monthly until the TI/LC reserve equals $150,000.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 5, AutoNation, the Largest Tenant, AutoNation, has 158,892 square feet that expires on December 31, 2029, and 3,363 square feet of subleased space from Kittelson & Associates, Inc. that expires on May 31, 2024.

With respect to Loan No. 8, Axis Apartments, the sixth through tenth floors of the mortgaged property, which the borrower sponsors are converting from office space to 101 residential units, is subject to a lease agreement between the borrower, as landlord, and Sonder, as tenant, that has a six-year term that expires in 2030, pursuant to which Sonder leases such space, which, when completed, will represent approximately 14.1% of the multifamily component of the mortgaged property, and subleases them to individual tenants. The Sonder lease represents approximately 19.0% of underwritten base rent. Sonder is not yet in occupancy of its leased premises. Sonder is expected to

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commence occupancy following completion of certain landlord work required by such tenant’s lease which is expected to cost approximately $28,636,849 (including certain buildout and related work to convert the leased premises from commercial space into multifamily units), which landlord work has been divided into two phases, with the first phase scheduled to be completed on or before June 30, 2024 and the second phase scheduled to be completed on or before August 14, 2024. The estimated commencement date of the Sonder lease is August 16, 2024. Following commencement of the Sonder lease, Sonder will be in a rent abatement period and is not required to begin paying rent until the fifth calendar month of the lease term. In the event the borrower fails to complete either the first phase or the second phase by the foregoing scheduled completion dates, Sonder will receive a further abatement of rent equal to one day of rent for each day that the delivery of either phase is delayed beyond such scheduled completion dates for the first 30 days of such delay, which abatement will increase to two days of rent for each day that the delivery of either the first phase or the second phase is delayed beyond thirty days following the applicable scheduled completion date. There can be no assurance that Sonder will accept its improvements, that Sonder’s lease will commence or that Sonder will take possession of the leased premises and begin paying rent as expected or at all.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 3, Arundel Mills and Marketplace, the Largest Tenant, Live Casino Hotel Maryland, representing approximately 28.2% of total net rentable square footage, may terminate its lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10-year period thereafter.

With respect to Loan No. 4, RTL Retail Portfolio, the Fourth Largest Tenant at the Lawton Marketplace Mortgaged property, Old Navy, has the right to terminate its lease at any time during the first three months after the period between December 1, 2027 and November 30, 2028 (“the Termination Measuring Period”) if gross sales do not equal or exceed $3,500,000 during such Termination Measuring Period.

With respect to Loan No. 4, RTL Retail Portfolio, the Fourth Largest Tenant at the Carlisle Crossing mortgaged property, Harbor Freight Tools, has a one-time right to terminate its lease any time prior to March 1, 2028 effective as of August 31, 2028 with the payment of a termination fee of 50% of the brokerage commission and $72,825.

With respect to Loan No. 4, RTL Retail Portfolio, the Fifth Largest Tenant at the Tellico Village mortgaged property, Edward D. Jones & Co., has the right to terminate its lease with 60 days’ prior written notice and payment of a termination fee equal to (i) two months’ base rent and (ii) any unamortized tenant improvements and  leasing commissions paid on the initial term of the lease, not exceeding $25,000, and which will be amortized on a straight-line basis over a period of 58 months.

With respect to Loan No. 8, Axis Apartments, the Sonder lease represents approximately 19.0% of underwritten base rent. Sonder is not yet in occupancy of its leased premises. Sonder is expected to commence occupancy following completion of certain landlord work required by such tenant’s lease which is expected to cost approximately $28,636,849 (including certain buildout and related work to convert the leased premises from commercial space into multifamily units), which landlord work has been divided into two phases, with the first phase scheduled to be completed on or before June 30, 2024 and the second phase scheduled to be completed on or before August 14, 2024. The estimated commencement date of the Sonder lease is August 16, 2024. In the event the borrower fails to deliver either the first phase by October 28, 2024 or the second phase by December 12, 2024, Sonder will have the right to terminate its lease without payment of a termination penalty by providing 45 days’ prior written notice to the landlord. There can be no assurance that Sonder will accept its improvements, that Sonder's lease will commence or that Sonder will take possession of the leased premises and begin paying rent as expected or at all.

With respect to Loan No. 9, Laurel Canyon, the Largest Tenant, Insurance Auto Auctions (IAA), has two options to terminate its lease by providing written notice to the landlord not more than 20 months prior, and not less than 18 months prior to (a) December 31, 2027, or (b) December 31, 2032.

With respect to Loan No. 9, Laurel Canyon, the Second Largest Tenant, All Valley Dealers Auto Auction (AVDAA), has the option to terminate its lease effective December 31, 2030 and every seven years thereafter through any extended term of the lease. The termination may be exercised by providing written notice to the landlord at least 18 months prior to the effective date of the termination.

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With respect to Loan No. 11, Centre Pointe Portfolio, the Third Largest Tenant, Pilot Chemical Company of Ohio (“Pilot Chemical”), has the right to terminate its lease effective May 2026, provided the tenant provides notice to the landlord on or before September 19, 2025 and pays a termination fee of $875,331.41, equal to the sum of three scheduled months of base rent plus the unamortized portion of (i) the tenant improvement allowance, (ii) leasing commissions and (iii) abated rent, assuming an 8% annual rate to the amortization. Additionally, Pilot Chemical has the right to downsize its space by 5,000 square feet effective May 2026, provided the tenant provides written notice to the landlord on or prior to September 19, 2025, for a termination fee equal to the unamortized portion of the tenant improvement allowance, leasing commissions and abated rent, assuming an 8% annual rate of amortization applicable to the space that will be relinquished.

With respect to Loan No. 19, Sugar Land Town Square, the Fifth Largest Tenant, Amica Mutual Insurance, has the option to terminate its lease as of May 31, 2027, by providing written notice to the landlord at least 12 months prior to such termination and paying a termination fee calculated under the related lease.

With respect to Loan No. 23, Lehigh Valley Portfolio, the Largest Tenant at the 1455 Valley Center Parkway mortgaged property, Life Insurance Co. of North America, has the right to terminate its lease on October 31, 2026 by providing written notice to the landlord on or prior to January 31, 2026.

With respect to Loan No. 25, 5600 West Adams, the Largest Tenant, Signal Brands, has the one-time right to terminate its lease effective May 31, 2029, exercisable upon 12 to 15 months' written notice and payment of a fee equal to all unamortized deal costs incurred by the landlord in connection with lease, together at a 7% interest rate, along with an amount equal to three months of gross rent then in effect.

With respect to Loan No. 29, White Horse Plaza, the Third Largest Tenant, Cititrends, has the right to terminate its lease with 60 days’ prior written notice if Cititrends’ gross sales at the mortgaged property are less than $1,900,000.

With respect to Loan No. 32, Rabun Gap Industrial, the Second Largest Tenant, ParkDale, may terminate its lease at any time upon 90 days' prior written notice.

(24)	With respect to Loan No. 1, Woodfield Mall, for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), Institutional Mall Investors LLC (“IMI”), California Public Employees’ Retirement System (“CalPERS”) or any entity of which CalPERS owns, directly or indirectly, at least fifty percent (50%) of the capital and profits (“CalPERS Investor”) (or an affiliate of SPG LP, Simon Inc., IMI, CalPERS or CalPERS Investor) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability, is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related guaranty or the preservation of such lender’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

With respect to Loan No. 3, Arundel Mills and Marketplace, for so long as any of Simon Property Group, Inc., SPG LP, or an affiliate of the foregoing is a guarantor under the non-recourse carveout guaranty, the liability of the nonrecourse carveout guarantors is capped at an amount equal to 20% of the original principal amount of the related whole loan, plus all of the reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of such guaranty or the preservation of the lender’s rights thereunder. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

With respect to Loan No. 13, CAVU Irvine, the Largest Tenant, Colab Space, is an affiliate of the borrower sponsor.

With respect to Loan No. 29, White Horse Plaza, the Largest Tenant, La Unica Super Center, is an affiliate of the borrower sponsor. Additionally, the Fourth Largest Tenant, La Unica Festivites Center, is also an affiliate of the borrower sponsor. Both leases are personally guaranteed by the borrower sponsor.

With respect to Loan No. 32, Rabun Gap Industrial, the Largest Tenant, Elk Lighting, Inc., is an affiliate of the borrower sponsors.

(25)	Each number identifies a group of related borrowers.

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(26)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the prospectus for further details.

With respect to Loan No. 6, BLE Portfolio, the whole loan was structured with in-place cash management at origination, which will continue until the tax exemptions under the PFC Program have been granted for the BLE Portfolio mortgaged properties. Any future cash management periods will occur upon the earliest of the following: (i) the occurrence of an event of default under the BLE Portfolio whole loan documents; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months.

With respect to Loan No. 7, La Primavera, the whole loan was structured with in-place cash management at origination, which will continue until the tax exemptions under the PFC Program have been granted for the La Primavera mortgaged property. Any future cash management periods will occur upon the earliest of the following: (i) the occurrence of an event of default under the La Primavera whole loan documents; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months.

With respect to Loan No. 11, Centre Pointe Portfolio, the whole loan was structured with in-place cash management at origination until the balance in the TI/LC reserve reaches $2,500,000. Any future Cash Management Period will commence upon the occurrence of any of the following:  (i) the stated maturity date, (ii) a default or an event of default, (iii) the debt yield is less than 10.0% or (iv) the commencement of a lease sweep period.

With respect to Loan No. 17, The Muse & Eden Pointe, the whole loan was structured with in-place cash management at origination, which will continue until the tax exemptions under the PFC Program have been granted for both of The Muse mortgaged property and the Eden Pointe mortgaged property. Any future cash management periods will occur upon the earliest of the following: (i) the occurrence of an event of default under The Muse & Eden Pointe whole loan documents; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months.

With respect to Loan No. 24, Creekside Town Center, no lockbox account or cash management agreement was established at origination. The related loan documents require the borrower to enter into a lockbox account agreement and a cash management agreement with the lender if (i) there is an event of default (at the lender’s option) or (ii) the borrower fails to deposit a required reserve fund amount as described below. Upon the commencement of a period (i) commencing upon the debt service coverage ratio being less than 1.15x; and (ii) expiring upon the achievement of a debt service coverage ratio of 1.15x or greater for one calendar quarter (a “Creekside DSCR Trigger Period”), the borrower is required to make a deposit in an amount equal to $767,000.00 into a DSCR trigger reserve account. If as of any anniversary of the commencement of the Creekside DSCR Trigger Event Period, such Creekside DSCR Trigger Event Period remains uncured, then on each such anniversary the borrower is required to elect to either (i) institute a lockbox account and cash management structure or (ii) make an additional $767,000.00 deposit to the DSCR trigger reserve account (unless the borrower has previously elected to implement a lockbox account/cash management structure which remains in effect). Upon the cure of the Creekside DSCR Trigger Event Period, (x) any funds on deposit in the DSCR trigger reserve account are to be disbursed to the borrower and (y) to the extent that clearing account/cash management structure is in place, such structure will be terminated.

(27)	With respect to Loan No. 4, RTL Retail Portfolio, the Parkway Centre South mortgaged property is subject to tax increment financing (“TIF”) in which Grove City issued bonds and reimbursed the developer for certain constructed improvements. The related city services those bond payments through tax increment and payment in lieu of taxes (“PILOT”) payments. The TIF structure does not create any additional or ongoing obligations on the part of the related borrower or the related mortgaged property (other than the PILOT payments). The related borrower is required to make PILOT payments when they become due (as indicated in a schedule included in the agreement related to the TIF financing), and such TIF agreement expires after 2031. Under the related mortgage loan documents, the borrower is required to comply with the terms of the TIF documents. The PILOT payments are equal to the real property taxes that would have been charged had the TIF structure not been in place. The lender underwrote the current tax bills.

With respect to Loan Nos. 6 and 7, BLE Portfolio and La Primavera, each of the BLE Portfolio and La Primavera mortgaged properties are encumbered by a separate ground lease between the Texas Essential Housing Public Facility Corporation (“TEHPFC”), as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease which each have scheduled lease expirations ranging from May 2122 to October 2122, with no extensions, the applicable borrower is required to pay TEHPFC, among other fees, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the Tax Exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). TEHPFC entered

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into a fee agreement agreeing that all fees required under the PFC documents, including the PFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the BLE Portfolio and La Primavera whole loans and operating expenses due and owing. The lender has established a reserve for the PFC Payments, provided, absent a continuing event of default under the BLE Portfolio and La Primavera whole loans, there is no obligation to make deposits into the PFC Payments reserve unless the borrowers fail to provide evidence of timely payment.

With respect to Loan Nos. 6 and 7, BLE Portfolio and La Primavera, The BLE Portfolio whole loan documents and La Primavera whole loan documents require the applicable borrower(s) to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the applicable whole loan within 30 days in the amount necessary for the applicable properties to satisfy both a debt service coverage ratio of 1.21x with respect to the BLE Portfolio mortgaged properties and 1.24x with respect to the La Primavera mortgaged property and a debt yield of 8.93% with respect to the BLE Portfolio mortgaged properties and 9.43% with respect to the La Primavera mortgaged property, if in relation to any of the BLE Portfolio and La Primavera mortgaged properties, either (i) the tax exemption is not granted by (x) October 5, 2024 with respect to the BLE Portfolio mortgaged properties and (y) October 23, 2024 with respect to the La Primavera mortgaged property or (ii) the PFC Program documents applicable to such property are terminated, the tax exemption is lost and/or the applicable borrower otherwise surrenders the leasehold estate created by its ground lease with the TEHPFC and such borrower acquires the fee interest in the applicable property.

With respect to Loan Nos. 6 and 7, BLE Portfolio and La Primavera, all of the BLE Portfolio and La Primavera mortgaged properties have entered into the PFC Program. The Barcelona mortgaged property and The Establishment mortgaged property entered into the PFC Program in May 2023 while the Lakeside Forest mortgaged property and the La Primavera mortgaged property entered into the PFC Program in October 2023. The tax exemption has been granted for the Barcelona mortgaged property and The Establishment mortgaged property but has not yet been granted for the Lakeside Forest mortgaged property and the La Primavera mortgaged property. The review and processing time frame for the applicable central appraisal districts to issue tax exemptions after properties have formally entered the PFC Program have historically ranged from three to six months. No real estate taxes were underwritten due to entry into the PFC Program.

With respect to Loan No. 17, The Muse & Eden Pointe, the borrowers entered into a ground lease between the TEHPFC, as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease, each of which is scheduled to terminate in October 2122 with no extensions, the applicable borrower is required to pay TEHPFC, among other fees, if applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the tax exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). TEHPFC entered into a fee agreement agreeing that all fees required under the PFC documents, including the PFC Payments, are only payable to the extent there is excess distributable cash after the payment of debt service payments due in connection with The Muse & Eden Pointe whole loan and operating expenses which are due and owing. The lender has established a reserve for the PFC Payments, provided, absent a continuing event of default in relation to The Muse & Eden Pointe whole loan, there is no obligation to make deposits into the PFC Payments reserve unless the borrowers fail to provide evidence of timely payment.

With respect to Loan No. 17, The Muse & Eden Pointe, The Muse & Eden Pointe whole loan documents require the borrowers to partially prepay (in conjunction with the applicable payment of yield maintenance premium) The Muse & Eden Pointe whole loan within 30 days in the amount necessary for The Muse & Eden Pointe mortgaged properties to satisfy both a debt service coverage ratio of 1.25x and a debt yield of 9.35%, if in relation to either of The Muse & Eden Pointe mortgaged properties, either (i) the tax exemption is not granted by October 4, 2024 or (ii) the PFC Program documents applicable to such property are terminated, the tax exemption is lost and/or the applicable borrower otherwise surrenders the leasehold estate created by its ground lease with the TEHPFC and such borrower acquires the fee interest in the applicable property.

With respect to Loan No. 17, The Muse & Eden Pointe, all necessary documentation for admission into the PFC Program was effectuated at loan origination and as such, the mortgaged properties are part of the PFC Program. Pursuant to the State of Texas PFC Program, a property will be exempt from all property taxes if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing; and (ii) the fee interest to the property is owned by the governing body overseeing the PFC Program. The tax exemptions have not formally been granted for The Muse & Eden Pointe mortgaged properties as of the origination date but no real estate taxes were underwritten due to entry into the PFC Program.

(28)	With respect to Loan No. 9, Laurel Canyon, the mortgaged property is subject to a master lease between 63 LCB Land LLC (co-borrower), as lessor, and 63 LCH Tenant LLC (co-borrower), as lessee. The base rent under the master lease, which is scheduled to expire on November 30, 2036, has been prepaid through November 30, 2025, and commencing on December 1, 2025, the base rent due is $245,000 per month for the remainder of the master

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lease term. Given the lessor and lessee are co-borrowers and the lien of the mortgage loan is secured by both fee and leasehold interests, the master lease rent was not underwritten. Furthermore, in the event that rents received by the lessee from the sublessees are swept by the lender during a cash management period and held in the special rollover reserve subaccount or cash collateral subaccount, rental payments due from the lessee pursuant to the master lease will be abated, and the lessee will be required to resume making rental payments as soon as the lender no longer sweeps funds into such accounts. If rents from the sublessees in such accounts are released to the lessee, the lessee’s obligation to pay rent to the lessor will be reinstated to the extent of the rents released.

(29)	Intentionally Left Blank

(30)	With respect to Loan No. 2, Rhino Portfolio 3 – Blvd 2500, the mortgaged property leases its retail space to Mattress Firm at an annual rent of $114,210 commencing in March 2024 and expiring in February 2034. The lease has two, five-year options with an annual rent increase of 10.0% within each option period.

With respect to Loan No. 4, RTL Retail Portfolio, the borrowers are ARC CTCHRNC001, LLC, ARC LCROWTX001, LLC, ARC NWNCHSC001, LLC, ARC QSOKCOK001, LLC, ARC SWHOUTX001, LLC, ARG CALAFLA001, LLC, ARG CCCARPA001, LLC, ARG DMDERKS001, LLC, ARG EMEVGIL001, LLC, ARG FTFTWIN001, LLC, ARG HCHOULA001, LLC, ARG HTMANWI001, LLC, ARG LMLAWOK001, LLC, ARG LSSALMD001, LLC, ARG MPELYOH001, LLC, ARG NLGAIGA001, LLC, ARG NRTAMFL001, LLC, ARG OTOWEKY001, LLC, ARG PCGROOH001, LLC, ARG PSREYOH001, LLC, ARG SCROCNC001, LLC, ARG SVJEFMO001, LLC, ARG TCHATMS001, LLC, ARG TMMARGA001, LLC, ARG TVLOUTN001, LLC, ARG VPALBNM001, LLC, ARG WASUMSC001, LLC, ARG WCSALNC001, LLC and ARG WSCLAIN001, LLC.

With respect to Loan Nos. 6 and 7, BLE Portfolio and La Primavera, the two whole loans are cross-collateralized and cross-defaulted with one another. The LTV ratios, DSCRs, and debt yields shown are based upon the indebtedness of both whole loans.

With respect to Loan No. 12, Rillito Crossing Marketplace, any time after the Defeasance Lockout Expiration Date, the borrower has the right to partially defease the LA Fitness Pad Site and the Pad Site Parcel if any of the following conditions are met including (i) payment of the Release Parcel Amount, (ii) the LTV for the remaining property is no greater than the lesser of (a) LTV in existence immediately preceding such release and (b) 61.13% and (iii) the DSCR for the remaining property is not less than the greater of (a) the DSCR in existence immediately preceding such release and (b) 1.45x.

With respect to Loan No. 13, CAVU Irvine, the mortgaged property is entitled to 849,863 square feet of development intensity values (“DIVS”). At the CAVU Irvine Property there are 96,222 square feet of existing office DIVS and 9,821 square feet of existing retail DIVS, leaving 743,820 square feet of excess zoning potential DIVS. There are 109,230 square feet of DIVs under contract to be sold to a third party, leaving 634,690 square feet of DIV rights at origination of the CAVU Mortgage Loan. The borrower may freely transfer any DIVS existing at the CAVU Irvine Property in excess of the DIV Threshold of 350,000 square feet of office equivalency.

With respect to Loan No. 21, Lake Point & The Oaks, 58 of the 259 multifamily units (22.4% of total units) at the related mortgaged property are leased on a month-to-month basis. In addition, 16 of the 259 multifamily units (6.2% of total units) are leased to corporate tenants who pay rent directly for the benefit of their employees.

With respect to Loan No. 22, Creekside Village, the mortgaged property is part of the Creekside Village Condominiums.  The condominium is comprised of 26 retail units, 4 storage units and an event center.  The event center is part of the condominium common elements. The Borrower owns 23 of the retail units and all 4 storage units and has a controlling interest represented by 87.08% of the voting interests in the condominium.  The Lender among other mortgagee rights has the right to notice and cure of any default of the borrower under the Condominium Documents.

With respect to the following mortgage loans, all of the multifamily units at the related Mortgaged Properties are leased on a month-to-month basis.
● Loan No. 10, Wisconsin Avenue Portfolio
● Loan No. 14, Colonial Pointe I
● Loan No. 16, Spring Park & Good Tree
● Loan No. 27, Highland Avenue Portfolio

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2024-C24
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Retail	Anchored	33	$141,050,254	20.3%	1.65x	12.3%	56.9%	56.5%
	Super Regional Mall	2	127,500,000	18.4	2.21x	16.0%	39.6%	39.6%
	Shadow Anchored	4	17,624,892	2.5	1.42x	11.0%	60.5%	60.5%
	Outlet Center	1	9,330,000	1.3	1.76x	14.9%	50.2%	50.2%
	Single Tenant	2	2,796,209	0.4	1.46x	11.0%	62.3%	62.3%
	Subtotal:	42	$298,301,354	43.0%	1.88x	13.9%	49.6%	49.4%
Multifamily	Garden	12	$146,796,618	21.2%	1.20x	10.3%	58.6%	51.4%
	High Rise	1	30,000,000	4.3	1.37x	9.8%	53.0%	53.0%
	Mid Rise	1	9,450,000	1.4	1.30x	10.4%	70.0%	70.0%
	Low Rise	1	8,056,872	1.2	1.46x	11.0%	62.3%	62.3%
	Subtotal:	15	$194,303,490	28.0%	1.24x	10.2%	58.4%	53.0%
Office	CBD	2	$58,500,000	8.4%	1.40x	12.2%	53.1%	52.3%
	Suburban	7	40,385,473	5.8	1.62x	14.7%	55.8%	54.4%
	Subtotal:	9	$98,885,473	14.3%	1.49x	13.2%	54.2%	53.2%
Mixed Use	Office / Retail	1	$15,000,000	2.2%	1.33x	11.8%	50.2%	50.2%
	Office / Medical Office / Retail	1	8,350,000	1.2	1.75x	15.9%	50.9%	45.7%
	Multifamily / Retail	1	8,000,000	1.2	2.15x	15.1%	37.4%	37.4%
	Office / Industrial / Lab	5	3,473,390	0.5	1.40x	12.9%	53.3%	51.0%
	Office / Industrial	4	1,992,583	0.3	1.40x	12.9%	53.3%	51.0%
	Subtotal:	12	$36,815,973	5.3%	1.61x	13.6%	48.0%	46.5%
Industrial	Other	1	$20,000,000	2.9%	4.00x	31.9%	17.2%	17.2%
	Warehouse / Distribution	1	7,500,000	1.1	2.22x	21.6%	39.9%	39.9%
	Flex	2	4,907,122	0.7	2.11x	18.5%	39.2%	37.4%
	R&D / Manufacturing	1	3,263,666	0.5	1.29x	13.1%	38.2%	34.4%
	Subtotal:	5	$35,670,789	5.1%	3.12x	26.2%	26.9%	26.3%
Self Storage	Self Storage	4	$15,250,000	2.2%	1.92x	13.2%	36.4%	36.4%
Manufactured Housing	Manufactured Housing	3	$14,474,700	2.1%	1.36x	9.3%	59.8%	59.8%
Total / Weighted Average:		90	$693,701,779	100.0%	1.69x	13.3%	51.4%	49.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 17, 19, 24, 28 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4, 6, 7, 8, 17 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.
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Annex A-2	BBCMS 2024-C24
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Illinois	5	$103,789,979	15.0%	2.06x	13.9%	43.7%	43.7%
Texas	10	92,946,641	13.4%	1.30x	10.3%	58.8%	58.8%
California	7	71,715,000	10.3%	2.35x	18.4%	39.6%	39.0%
Wisconsin	5	63,179,695	9.1%	1.18x	11.2%	54.8%	38.2%
Maryland	2	61,945,179	8.9%	1.98x	16.0%	41.7%	41.7%
Florida	2	43,642,974	6.3%	1.35x	11.8%	53.6%	53.6%
Nevada	1	41,966,825	6.0%	1.46x	11.0%	62.3%	62.3%
Ohio	5	29,998,897	4.3%	1.59x	14.7%	60.9%	58.5%
Georgia	4	21,463,103	3.1%	1.97x	17.0%	46.8%	46.8%
Arizona	2	19,535,000	2.8%	1.52x	11.7%	57.6%	57.6%
Washington	2	19,000,000	2.7%	1.52x	11.4%	53.3%	53.3%
Pennsylvania	7	18,861,286	2.7%	1.94x	16.7%	41.2%	39.3%
Indiana	3	15,932,487	2.3%	1.33x	10.1%	59.8%	59.8%
Michigan	12	15,699,123	2.3%	1.42x	12.4%	55.2%	53.5%
Kentucky	3	14,604,111	2.1%	1.47x	10.1%	58.3%	58.3%
South Carolina	3	13,960,073	2.0%	1.63x	13.4%	51.6%	47.6%
New Mexico	2	9,621,103	1.4%	1.54x	11.5%	60.5%	60.5%
Connecticut	1	9,450,000	1.4%	1.30x	10.4%	70.0%	70.0%
Louisiana	4	6,457,301	0.9%	1.70x	11.9%	55.3%	55.3%
North Carolina	3	5,656,769	0.8%	1.97x	13.8%	51.2%	51.2%
Oklahoma	2	4,920,410	0.7%	1.97x	13.8%	51.2%	51.2%
Iowa	1	4,597,156	0.7%	1.46x	11.0%	62.3%	62.3%
Mississippi	1	1,721,718	0.2%	1.97x	13.8%	51.2%	51.2%
Kansas	1	1,166,256	0.2%	1.97x	13.8%	51.2%	51.2%
Missouri	1	1,138,590	0.2%	1.97x	13.8%	51.2%	51.2%
Tennessee	1	732,103	0.1%	1.97x	13.8%	51.2%	51.2%
Total / Weighted Average:	90	$693,701,779	100.0%	1.69x	13.3%	51.4%	49.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 17, 19, 24, 28 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4, 6, 7, 8, 17 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-2

Annex A-2	BBCMS 2024-C24
Structural Overview
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$3,263,666	-	$4,999,999	1	$3,263,666	0.5%	8.25000%	119	1.29x	13.1%	38.2%	34.4%
$5,000,000	-	$9,999,999	9	71,573,187	10.3%	7.50582%	112	1.61x	14.1%	52.2%	47.9%
$10,000,000	-	$19,999,999	17	251,681,593	36.3%	7.28906%	112	1.40x	11.7%	55.8%	52.0%
$20,000,000	-	$29,999,999	2	47,350,000	6.8%	7.37635%	92	2.39x	19.0%	41.2%	41.2%
$30,000,000	-	$39,999,999	1	30,000,000	4.3%	6.88000%	118	1.37x	9.8%	53.0%	53.0%
$40,000,000	-	$47,499,999	1	42,000,000	6.1%	8.25000%	58	1.33x	11.7%	53.7%	53.7%
$47,500,000	-	$67,500,000	4	247,833,333	35.7%	6.84712%	117	1.96x	14.2%	48.1%	48.1%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
6.33540	-	6.49900	2	$122,833,333	17.7%	6.38511%	117	2.22x	15.0%	43.9%	43.9%
6.50000	-	6.99900	6	137,839,700	19.9%	6.85614%	119	1.52x	11.1%	55.3%	55.2%
7.00000	-	7.49900	15	219,491,511	31.6%	7.26668%	118	1.33x	11.5%	57.7%	52.1%
7.50000	-	7.99900	9	160,773,568	23.2%	7.68567%	100	1.98x	16.2%	45.4%	45.1%
8.00000	-	8.58300	3	52,763,666	7.6%	8.29733%	62	1.45x	13.2%	50.8%	50.5%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	5	$96,743,568	13.9%	7.99434%	58	2.05x	17.5%	42.7%	42.5%
120	30	596,958,211	86.1%	7.07650%	118	1.63x	12.6%	52.8%	50.7%
Total / Weighted Average:	35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
57	-	59	5	$96,743,568	13.9%	7.99434%	58	2.05x	17.5%	42.7%	42.5%
60	-	116	6	136,273,333	19.6%	6.95353%	115	1.61x	12.4%	56.8%	56.5%
117	-	120	24	460,684,878	66.4%	7.11288%	118	1.63x	12.6%	51.6%	48.9%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 17, 19, 24, 28 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 6, 7, 8, 17 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-3

Annex A-2	BBCMS 2024-C24
Structural Overview
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	23	$554,998,033	80.0%	7.18526%	109	1.76x	13.3%	50.8%	50.8%
240	4	61,136,618	8.8%	7.20190%	119	1.15x	11.1%	54.9%	37.8%
360	8	77,567,128	11.2%	7.34428%	108	1.59x	14.6%	52.8%	49.7%
Total / Weighted Average:	35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only			23	$554,998,033	80.0%	7.18526%	109	1.76x	13.3%	50.8%	50.8%
238	-	239	4	61,136,618	8.8%	7.20190%	119	1.15x	11.1%	54.9%	37.8%
359	-	360	8	77,567,128	11.2%	7.34428%	108	1.59x	14.6%	52.8%	49.7%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	23	$554,998,033	80.0%	7.18526%	109	1.76x	13.3%	50.8%	50.8%
Amortizing Balloon	7	85,338,746	12.3%	7.29224%	110	1.32x	12.4%	51.7%	38.4%
Interest Only, Amortizing Balloon	5	53,365,000	7.7%	7.26439%	117	1.51x	14.1%	56.9%	54.2%
Total / Weighted Average:	35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.15x	-	1.29x	10	$150,060,284	21.6%	7.32490%	118	1.20x	10.3%	58.1%	51.1%
1.30x	-	1.49x	12	242,634,593	35.0%	7.33065%	104	1.39x	11.3%	58.5%	58.1%
1.50x	-	1.89x	5	55,180,000	8.0%	7.44326%	118	1.64x	13.7%	51.8%	50.3%
1.90x		1.99x	3	130,583,333	18.8%	7.05267%	116	1.97x	14.8%	45.0%	45.0%
2.00x	-	4.00x	5	115,243,568	16.6%	6.83987%	98	2.63x	19.3%	34.6%	34.4%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 17, 19, 24, 28 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 6, 7, 8, 17 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2024-C24
Structural Overview
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
17.2%	-	49.9%	9	$203,757,235	29.4%	7.13777%	106	2.32x	17.5%	37.5%	37.3%
50.0%	-	54.9%	13	247,826,551	35.7%	7.26944%	104	1.49x	12.3%	52.4%	48.2%
55.0%	-	59.9%	4	65,624,700	9.5%	7.19455%	117	1.30x	9.7%	58.7%	58.7%
60.0%	-	69.9%	8	167,043,294	24.1%	7.16318%	118	1.37x	11.0%	62.9%	61.6%
70.0%	-	70.0%	1	9,450,000	1.4%	7.74000%	118	1.30x	10.4%	70.0%	70.0%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
17.2%	-	49.9%	17	$303,553,746	43.8%	7.16667%	110	1.99x	15.8%	42.8%	38.7%
50.0%	-	59.9%	10	223,038,033	32.2%	7.26323%	101	1.50x	11.6%	54.1%	54.0%
60.0%	-	63.5%	4	108,200,000	15.6%	7.09365%	119	1.41x	10.8%	61.9%	61.9%
63.6%	-	70.0%	4	58,910,000	8.5%	7.38075%	117	1.31x	11.4%	66.2%	65.7%
Total / Weighted Average:			35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	23	$414,107,128	59.7%	7.37302%	104	1.82x	14.5%	48.1%	47.5%
Yield Maintenance	11	224,261,318	32.3%	7.08055%	119	1.36x	10.8%	57.6%	52.9%
Defeasance or Yield Maintenance	1	55,333,333	8.0%	6.44575%	115	1.97x	13.8%	51.2%	51.2%
Total / Weighted Average:	35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	27	$559,394,886	80.6%	7.27419%	108	1.69x	13.3%	50.6%	48.5%
Recapitalization	4	83,791,893	12.1%	6.76303%	117	1.81x	13.7%	50.8%	49.5%
Acquisition	4	50,515,000	7.3%	7.16513%	116	1.45x	12.5%	61.5%	60.6%
Total / Weighted Average:	35	$693,701,779	100.0%	7.20450%	109	1.69x	13.3%	51.4%	49.5%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 11, 17, 19, 24, 28 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan Nos. 6 and 7, the mortgaged loans represent a group of loans that are cross-collateralized and cross-defaulted with one another, and as such, the calculations are based on the aggregate Cut-off Date Balances, Maturity Date Balances, UW NOI, UW NCF and Debt Service for the mortgaged loans.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 6, 7, 8, 17 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-5

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS
OR GROUPS OF CROSS-COLLATERALIZED
MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

A-3-1

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

A-3-2

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

A-3-3

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

A-3-4

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

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Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$67,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$67,500,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.7%	Net Rentable Area (SF):	1,064,590
Loan Purpose:	Refinance	Location:	Schaumburg, IL
Borrower:	Woodfield Mall LLC	Year Built / Renovated:	1971, 1995 / 2015, 2016, 2018
Borrower Sponsors(2):	Simon Property Group, L.P. and Institutional Mall Investors LLC	Occupancy(7):	96.1%
Interest Rate:	6.335403409%	Occupancy Date:	11/14/2023
Note Date:	11/22/2023	4th Most Recent NOI (As of):	$27,546,528 (12/31/2020)
Maturity Date:	12/1/2033	3rd Most Recent NOI (As of):	$37,229,630 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$36,506,153 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$36,477,631 (TTM 10/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.5%
Amortization Type:	Interest Only	UW Revenues:	$74,931,706
Call Protection(3):	L(26),D(88),O(6)	UW Expenses:	$32,816,238
Lockbox / Cash Management(4):	Hard / Springing	UW NOI:	$42,115,468
Additional Debt(1):	Yes	UW NCF:	$41,055,801
Additional Debt Balance(1):	$196,500,000 / $30,000,000	Appraised Value / Per SF:	$694,000,000 / $652
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	10/27/2023

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$248	$276
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$248	$276
Replacement Reserves:	$0	Springing	NAP	Cut-off Date LTV:	38.0%	42.4%
TI/LC:	$0	Springing	NAP	Maturity Date LTV:	38.0%	42.4%
Other(6):	$7,299,496	$0	NAP	UW NCF DSCR:	2.42x	2.05x
				UW NOI Debt Yield:	16.0%	14.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Tot	al
Senior Loan	$264,000,000	68.9%	Loan Payoff	$373,692,064	97.6%
Subordinate Companion Loan	30,000,000	7.8	Upfront Reserves	7,299,496	1.9
Sponsor Equity	88,955,402	23.2	Closing Costs	1,963,843	0.5
Total Sources	$382,955,402	100.0%	Total Uses	$382,955,402	100.0%
(1)	The Woodfield Mall Mortgage Loan (as defined below), with an original aggregate principal balance of $67,500,000, is part of a whole evidenced by 15 senior pari passu promissory notes, with an aggregate original balance of $264,000,000 and three junior pari passu promissory notes, with an aggregate original balance of $30,000,000 (collectively, the “Woodfield Mall Whole Loan”). The UW NCF DSCR for the Woodfield Mall Whole Loan is calculated using the blended rate of approximately 6.71100% per annum. The information under “Financial Information” in the chart above reflects the Woodfield Mall Senior Loan (as defined below) and the Woodfield Mall Whole Loan. For additional information, see “The Loan” below.
(2)	Simon Property Group, L.P. (“Simon”) is also the borrower sponsor for the Arundel Mills and Marketplace mortgage loan.
(3)	Defeasance of the Woodfield Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Woodfield Mall Whole Loan to be securitized and (b) June 1, 2027. The assumed defeasance lockout period of 26 payments is based on the closing date of the BBCMS 2024-C24 transaction in February 2024. The actual defeasance lockout period may be longer. If any pari passu note has not been securitized for two years by June 1, 2027, the borrowers may prepay any such note that has not been securitized for two years upon payment of a prepayment fee equal to the greater of (i) 1% of the prepaid amount and (ii) a yield maintenance charge in conjunction with the defeasance of any securitized pari passu notes that have been securitized for greater than two years by the projected repayment date.
(4)	The borrower is required to cause rents to be deposited into a lockbox account established at origination under the Woodfield Mall Whole Loan documents, and the borrower will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Lockbox Event (as defined below) continues. During the continuance of a Lockbox Event, the borrower will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Woodfield Mall Whole Loan documents.
(5)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.
(6)	Other initial escrows and reserves consist of $6,460,707 for an upfront outstanding TI/LC reserve and approximately $838,789 for an upfront gap rent reserve.
(7)	Occupancy for the Woodfield Mall Property (as defined below) includes temporary tenants. As of November 14, 2023, the Woodfield Mall Property was 87.5% occupied excluding temporary tenants. As of November 14, 2023, occupancy for the Woodfield Mall (as defined below) including temporary tenants was 98.1% and excluding temporary tenants was 93.8%.

A-3-6

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

The Loan. The Woodfield Mall mortgage loan (the “Woodfield Mall Mortgage Loan”) is part of a whole loan evidenced by 18 notes comprising (i) 15 senior pari passu promissory notes in the aggregate original principal amount of $264,000,000 (collectively, the “Woodfield Mall Senior Pari Passu Notes”, and the portion of the Woodfield Mall Whole Loan evidenced by such senior pari passu notes, the “Woodfield Mall Senior Loan”) and (ii) three junior pari passu promissory notes in the aggregate original principal amount of $30,000,000 (collectively, the “Woodfield Mall Subordinate Companion Notes”, and the portion of the Woodfield Mall Whole Loan evidenced by such junior notes, the “Woodfield Mall Subordinate Companion Loan”). The Woodfield Mall Subordinate Companion Notes are subordinate to the Woodfield Mall Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan" in the Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of the Woodfield Mall Whole Loan is $294,000,000. The Woodfield Mall Whole Loan was co-originated by Bank of Montreal (“BMO”), Barclays Capital Real Estate Inc. (“Barclays”) and Bank of America, N.A. (“BANA”). The Woodfield Mall Whole Loan proceeds were used to refinance the existing debt on the Woodfield Mall Property, fund upfront reserves and pay origination costs. The Woodfield Mall Whole Loan accrues interest at a fixed rate of approximately 6.71100% per annum. The table below identifies the promissory notes that comprise the Woodfield Mall Whole Loan. The Woodfield Mall Whole Loan is secured by the borrower’s fee interest in a portion of a super-regional mall (the “Woodfield Mall”) located in Schaumburg, Illinois (such portion of the mall securing the Woodfield Mall Whole Loan, the “Woodfield Mall Property”). The borrower ground leased a portion of the Woodfield Mall Property (the “Nordstrom Parcel”) to Nordstrom pursuant to a ground lease (the “Nordstrom Ground Lease”) between Nordstrom, as ground lessee, and the borrower, as ground lessor. The Woodfield Mall Property collectively represents approximately 49.5% of the total 2,152,069 square feet of net rentable area at the Woodfield Mall (the “Total Mall NRA”).

The Woodfield Mall Mortgage Loan is evidenced by four notes, with an aggregate principal balance as of the Cut-off Date of $67,500,000. Payments allocated to the Woodfield Mall Subordinate Companion Loan will be paid only to the holders of the Woodfield Mall Subordinate Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” in the Prospectus. The Woodfield Mall Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2023-C7 securitization transaction. For additional information, see “Subordinate and Mezzanine Debt” below. The relationship between the holders of the Woodfield Mall Whole Loan is governed by a co-lender agreement. Prior to the occurrence of a “control appraisal period” with respect to the Woodfield Mall Whole Loan, the holder of the Woodfield Mall Subordinate Companion Note designated as Note B-1 (i.e., the BMO 2023-C7 securitization trust, which rights will be exercisable by the designated class(es) of holders of the series of loan-specific certificates backed by the Woodfield Mall Subordinate Companion Loan) will be the controlling noteholder. Following the occurrence and during the continuance of such “control appraisal period” with respect to the Woodfield Mall Whole Loan, the holder of the Woodfield Mall Senior Pari Passu Note designated as Note A-1-1 (i.e., the BBCMS 2024-C24 securitization trust) will be the controlling noteholder (the control rights of which are expected to ultimately be exercised by the designated class(es) of holders specified in the pooling and servicing agreement for the BBCMS 2024-C24 securitization trust). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” in the Prospectus.

A-3-7

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$20,000,000	$20,000,000	BBCMS 2024-C24	No(1)
A-1-2	$55,000,000	$55,000,000	BMO 2023-C7	No
A-1-3	$10,000,000	$10,000,000	BBCMS 2024-C24	No
A-1-4(2)	$10,000,000	$10,000,000	BMO	No
A-1-5(2)	$5,000,000	$5,000,000	BMO	No
A-1-6(2)	$5,000,000	$5,000,000	BMO	No
A-2-1	$13,000,000	$13,000,000	BMO 2023-C7	No
A-2-2	$25,000,000	$25,000,000	BBCMS 2024-C24	No
A-2-3(2)	$20,000,000	$20,000,000	Barclays	No
A-2-4	$12,500,000	$12,500,000	BBCMS 2024-C24	No
A-2-5(2)	$9,000,000	$9,000,000	Barclays	No
A-3-1(2)	$40,000,000	$40,000,000	BANA	No
A-3-2(2)	$15,000,000	$15,000,000	BANA	No
A-3-3(2)	$15,000,000	$15,000,000	BANA	No
A-3-4(2)	$9,500,000	$9,500,000	BANA	No
Total Senior Loan	$264,000,000	$264,000,000
B-1	$11,931,818	$11,931,818	BMO 2023-C7 (Loan-Specific Certificates)	Yes(1)
B-2	$9,034,091	$9,034,091	BMO 2023-C7 (Loan-Specific Certificates)	No(1)
B-3	$9,034,091	$9,034,091	BMO 2023-C7 (Loan-Specific Certificates)	No(1)
Whole Loan	$294,000,000	$294,000,000
(1)	Under the related co-lender agreement, Note B-1 is the designated controlling note; provided that if any interest in Note B-1 is held by the borrower or a “borrower restricted party” within the meaning of the related co-lender agreement when Note B-1 would otherwise be the controlling note, Note B-2 will be the controlling note; and provided, further, that if any interest in Note B-2 is held by the borrower or a borrower restricted party when Note B-2 would otherwise be the controlling note, Note B-3 will be the controlling note. Following the occurrence and during the continuance of a “control appraisal period” with respect to the Woodfield Mall Whole Loan (i.e., a control appraisal period with respect to Note B-1, Note B-2 and Note B-3), Note A-1-1 will be the controlling note, and the controlling class representative of the BBCMS 2024-C24 securitization trust will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan” in the Prospectus.
(2)	Expected to be contributed to one or more future securitization(s).

The Property. The Woodfield Mall is a two- and three-story partially enclosed Class “A” super-regional mall, totaling 2,152,069 square feet on an approximately 133.05-acre site in Schaumburg, Illinois. The Woodfield Mall was built in 1971 by Taubman Centers and expanded in 1995, with renovations occurring in 2015, 2016 and 2018. The Woodfield Mall provides parking via 8,949 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.2 spaces per 1,000 square feet of the Total Mall NRA. The Woodfield Mall Property consists of 1,064,590 square feet of net rentable area (approximately 49.5% of the Total Mall NRA).

As of November 14, 2023, the Woodfield Mall Property was 96.1% occupied by over 200 tenants (including temporary tenants, which collectively occupy approximately 8.6% of the Woodfield Mall Property (the “Total Collateral NRA”)). No underwritten base rent is attributable to such temporary tenants. Approximately 47.8% of the Total Collateral NRA is occupied by 20 major tenants (each of which occupies 10,000 or more square feet of net rentable area) and one anchor tenant (Nordstrom).

The portion of the Woodfield Mall occupied by six anchor tenants, namely Macy’s, J.C. Penney, Sears, Primark, Level 257 and Lord & Taylor (the “Non-Collateral Anchors”), representing approximately 50.5% of the Total Mall NRA, is not part of the collateral securing the Woodfield Mall Whole Loan. The Woodfield Mall Property does not include any portion of the mall owned and occupied by the Non-Collateral Anchors. The information relating to the Woodfield Mall Property herein does not include any space occupied by the Non-Collateral Anchors, unless otherwise indicated.

The most recent expansion of the Woodfield Mall Property occurred in 1995, and such expansion included Nordstrom and the mall shops leading to Nordstrom. Renovations of the Woodfield Mall Property occurred in 2015, 2016 and 2018, with the most recent renovation involving a food court.

A-3-8

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

Major Tenants. The three largest tenants at the Woodfield Mall Property based on underwritten base rent are H&M, Victoria’s Secret/Pink and Zara.

H&M (27,320 square feet; 2.6% of Total Collateral NRA; 6.1% of underwritten base rent): H&M Hennes & Mauritz (“H&M”) is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of 2022, H&M operated over 4,000 stores across 79 markets with approximately 150,000 employees. H&M has been a tenant at the Woodfield Mall Property since 2014 under a lease with an expiration date of January 31, 2029, and no renewal or termination options.

Victoria’s Secret/Pink (18,269 square feet, 1.7% of Total Collateral NRA; 3.7% of underwritten base rent). Victoria’s Secret & Co. (“Victoria’s Secret/Pink”) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swimwear, as well as fragrances and body care. Victoria’s Secret/Pink comprises two brands, Victoria’s Secret and PINK, founded in 1977 by Roy and Gaye Raymond. Victoria’s Secret employs over 30,000 associates across approximately 1,360 retail stores in approximately 70 countries. Victoria’s Secret/Pink has been a tenant at the Woodfield Mall Property since 2013 under a lease with an expiration date of January 31, 2028, and no renewal or termination options.

Zara (21,759 square feet; 2.0% of Total Collateral NRA; 3.6% of underwritten base rent): Zara is a global clothing retailer having approximately 3,000 stores across 96 countries. Zara is the flagship brand of the Inditex Group. Inditex Group has a variety of brands including Zara, Pull&Bear, Massimo Dutti, Bershka, Stradivarius and Oysho Y Zara, located across 213 markets worldwide. The United States has 98 Inditex Group stores as of January 2019. Zara has been a tenant at the Woodfield Mall Property since 2015 under a lease with an expiration date of October 31, 2028, and no renewal or termination options.

The two largest tenants at the Woodfield Mall based on net rentable area are Macy’s and J.C. Penney, both Non-Collateral Anchors, and the largest tenant at the Woodfield Mall Property based on net rentable area is Nordstrom.

Nordstrom (200,000 square feet; 18.8% of Total Collateral NRA; 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom Ground Lease at the Woodfield Mall Property has an original commencement date of March 3, 1995 and an expiration date of March 2, 2025. The Nordstrom Ground Lease has seven, 10-year renewal options remaining and no termination options. Nordstrom does not pay base rent.

Macy’s (Non-Collateral Anchor; 315,498 square feet; 0.0% of Total Collateral NRA; 0.0% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise.

J.C. Penney (Non-Collateral Anchor; 288,550 square feet; 0.0% of Total Collateral NRA; 0.0% of underwritten base rent): Founded in 1902 and headquartered in Plano, Texas, J.C. Penney (Moody’s/S&P/Fitch: NR/NR/NR) is a department store chain with approximately 10,000 employees. J.C. Penney sells products including family apparel, footwear, accessories, fine and fashion jewelry, home furnishings, and beauty products through Sephora.

Environmental. According to the Phase I environmental assessment dated November 7, 2023, there was no evidence of any recognized environmental conditions at the Woodfield Mall Property.

A-3-9

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to the historical occupancy of the Woodfield Mall Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
91.0%	93.0%	95.0%	96.1%
(1)	Historical Occupancies are as of December 31 of each respective year and include temporary tenants. Occupancy does not include net rentable area for Non-Collateral Anchors and anchor tenants.
(2)	Based on the underwritten rent roll dated November 14, 2023. Current occupancy of the in-line tenants less than 10,000 square feet is 96.3%
A-3-10

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to the major tenants based on the Total Mall NRA:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Total Mall NRA (SF)	% of Total Collateral NRA(3)	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	TTM September 2023 Sales $(4)	Sales PSF(4)	Occ Cost(4)	Lease Expiration Date
Non-Collateral Anchor Tenants
Macy's	Ba2/BB+/BBB-	315,498	NAP	$0.00	$0	0.0%	$45,400,000	$143.90	NAV	NAV
J.C. Penney(5)	NR/NR/NR	288,550	NAP	$0.00	0	0.0	$16,500,000	$57.18	3.6%	NAV
Sears(6)	NR/NR/NR	272,678	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Primark(6)	NR/NR/NR	50,000	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Level 257(6)	NR/NR/NR	42,094	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Lord & Taylor(5)	NR/NR/NR	118,659	NAP	$0.00	0	0.0	NAV	NAV	NAV	NAV
Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.		1,087,479	NAP	$0.00	$0	0.0%
Collateral Anchor Tenant
Nordstrom	Ba1/BB+/BBB-	200,000	18.8%	$0.00	$0	0.0%	$42,000,000	$210.00	NAV	03/02/2025
Major Tenants
H&M	NR/NR/NR	27,320	2.6%	$82.62	2,257,171	6.1	$10,374,930	$379.76	21.9%	01/31/2029
Victoria's Secret/Pink	NR/NR/NR	18,269	1.7	$75.00	1,370,175	3.7	$11,569,094	$633.26	20.9%	01/31/2028
Zara	NR/NR/NR	21,759	2.0	$61.59	1,340,243	3.6	$16,127,709	$741.20	9.3%	10/31/2028
Express/Express Men	NR/NR/NR	20,176	1.9	$57.84	1,166,913	3.2	$5,307,887	$263.08	24.1%	04/30/2029
Cheesecake Factory	NR/NR/NR	11,879	1.1	$68.39	812,428	2.2	$13,685,994	$1,152.12	7.9%	01/31/2026
Urban Outfitters	NR/NR/NR	10,775	1.0	$66.63	717,884	1.9	NAV	NAV	NAV	10/31/2033
The Gap/Gap Kids	NR/NR/NR	11,202	1.1	$57.43	643,379	1.7	$2,409,049	$215.06	29.1%	01/31/2027
Hollister Co.	NR/NR/NR	9,210	0.9	$65.83	606,304	1.6	$6,343,726	$688.79	20.0%	01/31/2024
Velocity Esports	NR/NR/NR	15,360	1.4	$35.81	550,000	1.5	NAV	NAV	NAV	05/31/2036
Uniqlo	NR/NR/NR	11,384	1.1	$47.54	541,216	1.5	$9,919,451	$871.35	8.5%	01/31/2029
Major Tenants Subtotal / Wtd. Avg.		157,334	14.8%	$63.60	$10,005,712	27.1%
Remaining Occupied		665,850	62.5%	$40.34	$26,857,964	72.9%
Occupied Collateral Total		1,023,184	96.1%	$36.03	$36,863,676	100.0%
Vacant		41,406	3.9
Collateral Total / Wtd. Avg.		1,064,590	100.0%		$36,863,676	100.0%

Collateral + Non Collateral Total		2,152,069	100.0%

(1)	Based on the underwritten rent roll dated November 14, 2023. Inclusive of rent steps through November 30, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	% of Total Collateral NRA refers only to the Woodfield Mall Property and does not include the portion of the Woodfield Mall occupied by the Non-Collateral Anchors.
(4)	All information regarding sales and occupancy costs presented herein with respect to the Woodfield Mall is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales are presented as of the 12 months ended September 2023.
(5)	J.C. Penney and Lord & Taylor do not pay rent but pay certain reimbursements.
(6)	Sears leases a total of 364,772 square feet. Sears has subleased 50,000 square feet to Primark and 42,094 square feet to Level 257. Sears is dark in the remaining 272,678 square feet but continues to pay contractual reimbursements.

A-3-11

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to the tenant sales of the Woodfield Mall Property:

Comparable In-line Sales(1)
Tenants < 10,000 SF	2019	2020(2)	2021	2022	TTM September 2023
Gross Mall Sales	$274,505,000	NAP	$269,467,000	$269,130,000	$294,883,000
Gross Mall Sales (Ex-Apple)	$220,566,000	NAP	$240,722,000	$233,070,000	$256,280,000
Sales PSF (Inline < 10,000 SF)	$726	NAP	$755	$807	$820
Sales PSF (Inline < 10,000 SF, Ex-Apple)	$597	NAP	$691	$717	$730
Occupancy Cost (Inline < 10,000 SF)(3)	17.4%	NAP	16.6%	15.4%	14.7%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple)(3)	21.2%	NAP	18.2%	17.3%	16.5%
(1)	All information regarding sales and occupancy costs presented herein with respect to the Woodfield Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	The Woodfield Mall was closed due to the COVID-19 pandemic during a portion of 2020.
(3)	Occupancy Cost is calculated by the sum of base rents, percentage rents and all expense recoveries divided by annual sales.

The following table presents certain information relating to the major tenant sales of the Woodfield Mall:

Major Tenant Sales by Type(1)
Tenant Name	2019	2020(2)	2021	2022	TTM September 2023
Macy's(3)	$51,000,000	$28,100,000	$45,900,000	$45,400,000	$45,400,000
Nordstrom	$53,600,000	$37,500,000	$40,100,000	$42,000,000	$42,000,000
J.C. Penney(3)	$21,900,000	$13,700,000	$15,100,000	$16,500,000	$16,500,000
Department Stores	$126,500,000	$79,300,000	$101,100,000	$103,900,000	$103,900,000
In-Line Tenants	$337,753,000	$210,500,000	$353,998,000	$362,968,000	$380,594,000
Apple	$53,939,000	$21,311,000	$28,745,000	$36,060,000	$38,603,000
Total Woodfield Mall	$518,192,000	$311,111,000	$483,843,000	$502,928,000	$523,097,000
(1)	All sales information presented herein with respect to the Woodfield Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	The Woodfield Mall Property was closed due to the COVID-19 pandemic during a portion of 2020.
(3)	Macy’s and J.C. Penney are Non-Collateral Anchors.
A-3-12

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to the tenant lease expirations at the Woodfield Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	41,406	3.9%	NAP	NA	P	41,406	3.9%	NAP	NAP
2023 & MTM	7	21,886	2.1	$1,181,355	3.2%		63,292	6.0%	$1,181,355	3.2%
2024	25	78,764	7.4	4,516,592	12.3		142,056	13.3%	$5,697,946	15.5%
2025	23	265,320	24.9	3,245,716	8.8		407,376	38.3%	$8,943,662	24.3%
2026	38	144,818	13.6	6,175,654	16.8		552,194	51.9%	$15,119,316	41.0%
2027	18	57,775	5.4	3,089,980	8.4		609,969	57.3%	$18,209,296	49.4%
2028	18	80,709	7.6	5,357,144	14.5		690,678	64.9%	$23,566,440	63.9%
2029	20	105,967	10.0	6,255,091	17.0		796,645	74.8%	$29,821,530	80.9%
2030	7	28,745	2.7	1,479,397	4.0		825,390	77.5%	$31,300,927	84.9%
2031	4	7,102	0.7	395,209	1.1		832,492	78.2%	$31,696,137	86.0%
2032	5	18,655	1.8	614,059	1.7		851,147	80.0%	$32,310,195	87.6%
2033	14	43,869	4.1	2,661,904	7.2		895,016	84.1%	$34,972,099	94.9%
2034	7	39,914	3.7	1,041,577	2.8		934,930	87.8%	$36,013,676	97.7%
2035 & Beyond	2	38,323	3.6	850,000	2.3		973,253	91.4%	$36,863,676	100.0%
Temporary Tenants	24	91,337	8.6	0	0.0		1,064,590	100.0%	$36,863,676	100.0%
Total Collateral	212	1,064,590	100.0%	$36,863,676	100.0%
(1)	Based on the underwritten rent roll dated November 14, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through November 2024.
A-3-13

Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to the operating history and underwritten cash flows of the Woodfield Mall Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	10/31/2023 TTM(1)	Underwritten	Per Square Foot(2)	%(3)
Rents in Place	$41,174,170	$37,184,667	$34,297,836	$31,325,141	$31,995,485	$36,145,721	$33.95	46.2%
Rent Steps	0	0	0	0	0	717,955	0.67	0.9
Percent in Lieu	445,565	1,229,560	2,406,499	2,469,287	2,347,073	1,409,551	1.32	1.8
Percent Rent	811,987	341,531	3,278,507	4,355,569	4,441,146	3,925,259	3.69	5.0
Vacant Income(4)	0	0	0	0	0	3,245,048	3.05	4.2
Gross Potential Rent	$42,431,722	$38,755,758	$39,982,842	$38,149,997	$38,783,704	$45,443,534	$42.69	58.1%
Total Reimbursements	35,104,199	23,802,491	25,870,805	28,065,713	26,816,583	26,220,282	24.63	33.5
Temporary Tenants	4,396,324	2,837,003	4,433,113	4,598,726	4,329,039	4,329,039	4.07	5.5
Other Rents	236,767	176,161	230,481	219,885	275,155	275,155	0.26	0.4
Media Income	1,309,770	709,843	1,251,746	1,471,910	1,480,496	1,480,496	1.39	1.9
Lease Settlement Income	472,562	909,740	1,585,822	1,797,721	304,962	0	0.00	0.0
Deferred Rent	485,119	12,837	0	170,470	0	0	0.00	0.0
Other Income	617,296	533,957	348,322	391,178	428,248	428,248	0.40	0.5
Net Rental Income	$85,053,759	$67,737,790	$73,703,131	$74,865,600	$72,418,187	$78,176,753	$73.43	100.0%
(Vacancy/Credit Loss)(5)	0	0	0	0	0	(3,245,048)	(3.05)	(4.2)
Effective Gross Income	$85,053,759	$67,737,790	$73,703,131	$74,865,600	$72,418,187	$74,931,706	$70.39	95.8%
Total Expenses(6)	34,048,763	40,191,262	36,473,501	38,359,447	35,940,556	32,816,238	30.83	43.8
Net Operating Income	$51,004,996	$27,546,528	$37,229,630	$36,506,153	$36,477,631	$42,115,468	$39.56	56.2%
Capital Expenditures	0	0	0	0	0	195,077	0.18	0.3
TI/LC	0	0	0	0	0	864,590	0.81	1.2
Net Cash Flow	$51,004,996	$27,546,528	$37,229,630	$36,506,153	$36,477,631	$41,055,801	$38.56	54.8%
(1)	10/31/2023 TTM reflects the trailing 12-month period ending October 31, 2023. Contractual rent steps are through November 2024.

(2) Per Square Foot is calculated using the Total Collateral NRA.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Vacant Income reflects the gross up of vacancy at average in-place rents.
(5)	The underwritten economic occupancy is 95.5%. The Woodfield Mall Property was 96.1% leased based on the November 14, 2023 underwritten rent roll, including leases executed by the origination date.
(6)	The management fee is underwritten to reflect 4.00% of below market rate, temporary and overage rents, capped at $1,000,000. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Woodfield Mall Property (including the Nordstrom Parcel), inclusive of any tax reimbursements.

The Market. The Woodfield Mall Property is located in Schaumburg, Illinois, within the Chicago-Naperville-Elgin, IL-IN-WI core-based statistical area (the “Chicago CBSA”). Chicago is a major Great Lakes port and is considered the commercial, financial, industrial and cultural center of the midwestern United States. The region surrounding Chicago is a major warehouse and distribution hub, supported by its comprehensive network of highway, water, rail and air routes. The trade, transportation and utilities sector dominates Chicago CBSA as the largest employment sector with roughly 20.5% of the regional workforce.

The Woodfield Mall Property is easily accessible from both Chicago and its surrounding suburbs. The Woodfield Mall Property is situated in the northwest Chicago suburb and is considered a desirable position within the Chicago MSA due to its proximity to the densely populated residential areas that surround the area and its easy access to both I-90 and I-290. Land uses in the immediate area generally include a mixture of commercial, residential, hotel, and office. The Woodfield Mall Property is located approximately 27 miles from the central business district of Chicago. The O'Hare International Airport is located approximately 13 miles away from the Woodfield Mall Property. Public transit options are also readily available, with the Schaumburg Metra station providing a convenient train connection to Chicago. Additionally, Pace buses service the area, ensuring accessibility for those without personal vehicles.

Schaumburg is home to 10 industrial parks (including 13.2 million square feet of space in over 400 facilities), 67 shopping centers totaling more than 9.5 million square feet of space and 12.1 million square feet of office space spread throughout more than 90 buildings. Additional economic activity is generated by the Renaissance Schaumburg Hotel & Convention

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Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

Center and an additional 25 hotels supporting the community. The area is also home to numerous office complexes, including Two Century Centre, an office complex north of the Woodfield Mall Property, past Golf Road (Illinois Route 58), and east of N. Roosevelt Boulevard. In addition, the neighborhood contains several car dealerships, fast food chains and gas stations.

According to the appraisal, the 2022 population within a 5-, 10- and 15-mile radius of the Woodfield Mall Property was 270,430, 949,592 and 2,109,255, respectively. Additionally, for the same time period, the average household income within the same radii was $119,090, $119,024 and $124,631, respectively.

According to the appraisal, the Woodfield Mall Property is located within the Chicago retail market and the Far Northwest retail submarket. As of the second quarter of 2023, the Chicago retail market contains 106,053,000 square feet of space and the overall vacancy rate was 12.7%, which is a decrease from 12.8% in 2018. As of the second quarter of 2023, the Far Northwest retail submarket contained approximately 6.9 million square feet of retail space inventory with a vacancy rate of 11.5% and an average asking rental rate of $18.20 per square foot.

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Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

The following table presents certain information relating to comparable retail centers for the Woodfield Mall Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Woodfield Mall 5 Woodfield Mall Schaumburg, IL	1971, 1995 / 2015, 2016, 2018	1,064,590(2)(3)	96.1%(3)	NAP	$730(3)(4)	Macy’s J.C. Penney Nordstrom Sears Lord & Taylor Primark Level 257
Streets of Woodfield 601 N Martingale Road Schaumburg, IL	1991, 1993, 1997, 2009 / 2000	692,549	96.0%	0.6 miles	NAV	Dick’s Sporting Goods RH Outlet AMC Loews (20 Screens) Whole Foods Crate & Barrel
The Arboretum of South Barrington 100 W Higgins Road South Barrington, IL	2007-2008 / 2016, 2018, 2019, 2022	484,409	83.0%	8.1 miles	NAV	L.L. Bean Star Cinema Grill Pinstripes DSW Arhaus
Fashion Outlets of Chicago 5220 Fashion Outlets Way Rosemont, IL	2013 / NAP	538,735	99.0%	12.9 miles	$1,036	Forever 21 Nike Nordstrom rack Polo Ralph Lauren Bloomingdale’s Outlet Saks Fifth Avenue Off 5th
Oakbrook Center 100 Oakbrook Center Oak Brook, IL	1962 / 2014, 2016, 2017, 2021	1,886,885	92.0%	15.3 miles	$1,326; $1,129 (Ex-Apple)	Macy’s Nordstrom Neiman Marcus AMC Theater (12 Screens) Crate & Barrel
Westfield Old Orchard 4905 Old Orchard Center Skokie, IL	1956 / 2022-2023	1,508,431	91.0%	15.5 miles	$902; $830 (Ex-Apple)	Macy’s Nordstrom Bloomingdale’s Cinemax Crate & Barrel
Northbrook Court 1515 Lake Cook Road Northbrook, IL	1976 / 1996	1,014,506	92.0%	19.2 miles	$833; $705 (Ex-Apple)	Neiman Marcus AMC (14 Screens) Crate & Barrel Forever 21 Gap
Chicago Ridge Mall 444 Ridgeland Avenue Chicago Ridge, IL	1981 / 2004	832,350	73.0%	30.3 miles	$629	Kohl’s Dick’s Sporting Goods AMC Theater (6 Screens) Michaels ALDI Old Navy Forever 21
(1)	Source: Appraisal, unless stated otherwise.
(2)	Total NRA (SF) includes only the Total Collateral NRA.
(3)	Based on the underwritten rent roll dated November 14, 2023.
(4)	Represents sales per square foot as of the 12 months ended September 2023 for in-line tenants (excluding Apple).

The Borrower. The borrower for the Woodfield Mall Whole Loan is Woodfield Mall LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodfield Mall Whole Loan.

The Borrower Sponsors. The borrower sponsors are Institutional Mall Investors LLC (“IMI”) and Simon. Simon is also the non-recourse carveout guarantor of the Woodfield Mall Whole Loan. The Woodfield Mall Property ownership is a joint venture between IMI and Simon, with each owning 50%.

Property Management. The Woodfield Mall Property is managed by Simon Management Associates, LLC, an affiliate of Simon.

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Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $6,460,707 for outstanding tenant improvement allowances and leasing commissions identified in a schedule to the related loan agreement and (ii) approximately $838,789 for a gap rent reserve.

Tax Escrows – During the continuance of a Lockbox Event, the borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis.

Insurance Escrows – During the continuance of a Lockbox Event, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Woodfield Mall Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Lockbox Event).

Replacement Reserves – During the continuance of a Lockbox Event, the borrower is required to escrow $15,000 per month.

Rollover Reserve – During the continuance of a Lockbox Event, the borrower is required to escrow an amount equal to $73,000 for lease rollover reserves.

Lockbox / Cash Management. The Woodfield Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. So long as no Lockbox Event has occurred and is continuing, the borrower will have access to the funds in the lockbox account and may use the lockbox account as an operating account. During the continuance of a Lockbox Event, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) deposited into an excess cash flow reserve account held by the lender as cash collateral for the Woodfield Mall Whole Loan, or if (ii) no Lockbox Event is continuing, disbursed to the borrower.

A “Lockbox Event” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or affiliated manager, or (iii) a Debt Yield Trigger Event (as defined below). A Lockbox Event will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, if the applicable property manager is replaced within 60 days or the bankruptcy action is dismissed within 90 days without any adverse consequences to the Woodfield Mall Property, or (c) with respect to matters described in clause (iii) above, a Debt Yield Trigger Event Cure occurs. A Lockbox Event may not be cured more than five times during the term of the Woodfield Mall Whole Loan.

A “Debt Yield Trigger Event” will occur if as of any date of determination, the debt yield based on the trailing four calendar quarters period is less than 10.0% for two consecutive calendar quarters and will be cured upon the occurrence of a Debt Yield Trigger Event Cure (as defined below).

“Debt Yield Trigger Event Cure” means the occurrence of any of the following: (a) the achievement of a 10.0% or greater debt yield for two consecutive calendar quarters, (b) the borrower prepays a portion of the Woodfield Mall Whole Loan in an amount sufficient such that the debt yield is no less than 10.0%, or (c) the borrower delivers to the lender (i) cash, (ii) U.S. obligations, (iii) other securities having a rating reasonably acceptable to the lender and for which a rating agency confirmation has been received or (iv) a letter of credit, in each case in an amount equal to the Debt Yield Cure Collateral amount (as applicable, the “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the lender in escrow as additional collateral for the Woodfield Mall Whole Loan and will be returned to the borrower upon the earlier of (x) the occurrence of a Debt Yield Trigger Event Cure pursuant to clause (a) or (b) above (provided that no other Lockbox Event is then in effect), and (y) the repayment or defeasance of the debt in full.

Subordinate and Mezzanine Debt. The Woodfield Mall Property also secures the Woodfield Mall Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $30,000,000. The Woodfield Mall Subordinate Companion Loan accrues interest at 10.01625% per annum, resulting in a blended rate for the Woodfield Mall Whole Loan of approximately 6.7110% per annum. The Woodfield Mall Senior Loan is senior in right of payment to the Woodfield Mall Subordinate Companion Loan. The Woodfield Mall Subordinate Companion Loan was contributed to the BMO 2023-C7 securitization trust. Payments allocated to the Woodfield Mall Subordinate Companion Loan will be paid only to the holders of the Woodfield Mall Subordinate Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Woodfield Mall Whole Loan ” in the Prospectus.

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Annex A-3	BBCMS 2024-C24
No. 1 – Woodfield Mall

Additionally, the borrower is permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $5 million subject to lender’s approval.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

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Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

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Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype(4):	Various - Various
% of IPB:	9.4%	Net Rentable Area (SF)(5):	1,100,563
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Sanjiv Chopra	Occupancy(5):	94.8%
Interest Rate:	6.93200%	Occupancy Date(5):	Various
Note Date:	12/19/2023	4th Most Recent NOI (As of)(6)(7)(8)(9):	$5,766,630 (12/31/2020)
Maturity Date:	1/6/2034	3rd Most Recent NOI (As of)(6)(8)(9)(10):	$7,093,480 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(6)(8)(10)(11):	$8,768,474 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(6)(8)(11)(12):	$10,761,492 (TTM Various)
Original Amortization Term:	None	UW Economic Occupancy:	92.8%
Amortization Type:	Interest Only	UW Revenues(13):	$22,679,232
Call Protection:	L(24),YM1(89),O(7)	UW Expenses(13):	$7,590,897
Lockbox / Cash Management:	Soft / Springing	UW NOI(12) (13):	$15,088,334
Additional Debt(1):	Yes	UW NCF(13):	$14,026,111
Additional Debt Balance(1):	$72,150,000	Appraised Value / Per SF(5)(14):	$220,113,997 / $200
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$125
Taxes:	$404,449	$201,224	N/A	Maturity Date Loan / SF SSFSF:	$125
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.3%
Replacement Reserve:	$0	$18,407	N/A	Maturity Date LTV:	62.3%
TI/LC:	$0	$61,203	$2,203,325	UW NCF DSCR:	1.46x
Deferred Maintenance:	$107,625	$0	N/A	UW NOI Debt Yield:	11.0%
Upfront TI/LC:	$11,354,360	$0	N/A
Free Rent:	$2,414,574	$0	N/A
Static Insurance:	$512,570	$0	N/A
Trader Joe’s Earnout Reserve:	$1,300,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Tot	al
Whole Loan	$137,150,000	98.9%	Loan Payoff	$118,577,299	85.5%
Borrower Sponsor Equity	1,477,131	1.1	Reserves	16,093,577	11.6
			Closing Costs	3,956,255	2.9
Total Sources	$138,627,131	100.0%	Total Uses	$138,627,131	100.0%
(1)	The Rhino Portfolio 3 Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $137.15 million (the “Rhino Portfolio 3 Whole Loan”). The Rhino Portfolio 3 Whole Loan includes $1,300,000 attributed to the Trader Joe’s earnout reserve that is contingent upon Trader Joe’s taking occupancy at The Summit mortgaged property, among other conditions described in the “Escrows and Reserves” section. The Financial Information in the chart reflects the metrics of the Rhino Portfolio 3 Whole Loan and the underwritten rent attributed to Trader Joe’s.
(2)	The borrowers of the Rhino Portfolio 3 Whole Loan are Rhino Holdings Arlington, LLC, Rhino Holdings Boulevard, LLC, Rhino Holdings Shayden Summit, LLC, Rhino Holdings Houma, LLC, Rhino Holdings Jackson Crossing, LLC, Rhino Holdings Haymarket, LLC and Rhino Holdings North Aurora, LLC.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The Rhino Portfolio 3 Whole Loan is secured by six retail properties and one multifamily property.
(5)	Net rentable area and occupancy take into account the net rentable area of the Blvd 2500 mortgaged property multifamily space. The Blvd 2500 mortgaged property contains 296 multifamily units, which are being treated as 121,308 square feet to calculate total square feet and occupancy throughout the whole portfolio. Based on the Blvd 2500 mortgaged property’s multifamily units, it has an occupancy rate of 89.5% as of November 24, 2023. Included in occupancy are 15 tenants totaling 123,844 square feet accounting for approximately $2.6 million in base rent that have executed leases but are not yet occupying their space which includes Trader Joe’s, whom is expected to take occupancy in November 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy. The conditions of the earnout are described in the Escrows and Reserves section. Occupancy dates for the Rhino Portfolio 3 Properties (as defined below) are as of November 24, 2023 through December 19, 2023.
(6)	Historical cash flows include a 35,000 square foot box formerly leased to UFC Gym, who was paying approximately $37,203 in monthly base rent, at the North Aurora mortgaged property that is no longer included in the collateral. The 35,000 square foot box has been vacant since 2021 and represents 3.2% of the total portfolio net rentable area.
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Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3
(7)	4th Most Recent NOI excludes the Blvd 2500 mortgaged property as the property was converted to multifamily usage in phases beginning in 2020 and the development was still ongoing.
(8)	The At Home – Arlington and Houma mortgaged properties were purchased in 2023. The At Home – Arlington mortgaged property cash flows are excluded from 4th Most Recent, 3rd Most Recent and 2nd Most Recent NOI. The Houma mortgaged property historical cash flows are excluded from all historical cash flows.
(9)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is driven primarily by the inclusion of the Blvd 2500 mortgaged property.
(10)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is driven primarily by increased rental income at the Blvd 2500 mortgaged property as the property reached stabilization.
(11)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily attributed to recent leasing at The Summit mortgaged property. The leases primarily driving this growth include Columbia ($318,270 of underwritten base rent; lease commencement date of November 2022; 11,232 square feet), Lululemon Athletica ($248,029 of underwritten base rent; lease commencement date of December 2022; 6,249 square feet) and Five Below ($153,918 of underwritten base rent; lease commencement date of July 2022, 9,054 square feet).
(12)	The increase from Most Recent NOI to Underwritten NOI is primarily attributed to recent leasing throughout the Rhino Portfolio 3 Properties. Recent leasing includes Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of May 2024; 20,156 square feet; The Summit mortgaged property), Burlington ($249,550 of underwritten base rent; expected occupancy date of July 2024; 21,700 square feet; the Jackson mortgaged property), Petco ($262,977 of underwritten base rent; expected occupancy date of July 2024; 13,486 square feet; The Summit mortgaged property), Kids Empire ($190,076 of underwritten base rent; expected occupancy date of April 2024; 10,004 square feet; the North Aurora mortgaged property), Golf X ($172,632 of underwritten base rent; expected occupancy date of February 2024; 7,193 square feet; The Summit mortgaged property) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet; The Summit mortgaged property).
(13)	Underwritten cash flows include underwritten rent attributed to Trader Joe’s, which has been underwritten in occupancy. Trader Joe’s is expected to take occupancy in November 2024.
(14)	The Appraised Value represents the “As-Is with Escrow Reserve” value, which includes the extraordinary assumption that certain escrows have been reserved for tenant improvements and leasing commissions, gap rent and free rent associated with the lease up of various tenant spaces in an estimated aggregate amount of $14,863,997. At origination of the related Whole Loan, the borrowers deposited with the lender approximately (i) $11,354,360 for outstanding tenant improvement work and leasing commission obligations, (ii) $2,278,509 for gap rent, (iii) $136,064 for free rent and (iv) $1,300,000 for an earnout reserve related to the Trader Joe’s lease.

The Loan. The Rhino Portfolio 3 mortgage loan (the “Rhino Portfolio 3 Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in an 1,100,563 square foot, seven-property portfolio located in Nevada, New Mexico, Michigan, Iowa, Illinois and Louisiana (each, a “Rhino Portfolio 3 Property”, and collectively, the “Rhino Portfolio 3 Properties”). The Rhino Portfolio 3 Whole Loan consists of seven pari passu notes and accrues interest at a rate of 6.93200% per annum. The Rhino Portfolio 3 Whole Loan has a 10-year term, is interest-only for the entire term of the loan and accrues interest on an Actual/360 basis. The Rhino Portfolio 3 Whole Loan was co-originated on December 19, 2023 by Barclays Capital Real Estate Inc. (“Barclays”) and Bank of America, N.A. (“BANA”). The controlling Note A-1 and non-controlling Notes A-3, A-4 and A-5, with an aggregate original principal balance and Cut-off Date Balance of $65,000,000, will be contributed by Barclays to the BBCMS 2024-C24 securitization trust. The remaining notes are currently held by Barclays or its affiliates and BANA and are expected to be contributed to one or more future securitization trust(s). The Rhino Portfolio 3 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C24 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2024-C24	Yes
A-2(1)	35,000,000	35,000,000	Barclays or an affiliate	No
A-3	10,000,000	10,000,000	BBCMS 2024-C24	No
A-4	10,000,000	10,000,000	BBCMS 2024-C24	No
A-5	5,000,000	5,000,000	BBCMS 2024-C24	No
A-6(1)	20,000,000	20,000,000	BANA	No
A-7(1)	17,150,000	17,150,000	BANA	No
Whole Loan	$137,150,000	$137,150,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Rhino Portfolio 3 Properties consist of three anchored retail centers (79.1% of the Rhino Portfolio 3 Whole Loan amount (“ALA”)), one shadow anchored retail center (4.2% of ALA), two single tenant retail properties (4.3% of ALA) and one low rise multifamily property (12.4% of ALA). Retail space throughout the Rhino Portfolio 3 Properties was 95.3% occupied as of November 24, 2023 through December 19, 2023. The Blvd 2500 mortgaged property is the only multifamily property and was 89.5% occupied by units as of November 24, 2023. In total, including the net rentable area of the multifamily space at the Blvd 2500 mortgaged property, the Rhino Portfolio 3 Properties were 94.8% occupied as of November 24, 2023 through December 19, 2023.

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Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

The Summit mortgaged property (64.6% of ALA) is an anchored retail center located in Reno, Nevada. The Summit mortgaged property is anchored by Century Theatres, Old Navy, Petco and Apple. The Summit mortgaged property is also shadow anchored by Dillard’s. Additionally, Trader Joe’s is expected to take occupancy in November 2024 and will be an anchor at The Summit mortgaged property.

The Blvd 2500 mortgaged property (12.4% of ALA) is a low rise multifamily property located in Albuquerque, New Mexico. The Blvd 2500 mortgaged property has maintained occupancy above 92.0% since 2021.

The Jackson mortgaged property (7.4% of ALA) is an anchored retail center located in Jackson, Michigan. The Jackson mortgaged property is anchored by Hobby Lobby and Planet Fitness, which have both recently executed 10-year leases in 2022. Additionally, Burlington is expected to take occupancy in July 2024.

The Haymarket mortgaged property (7.1% of ALA) is an anchored retail center located in Des Moines, Iowa. The Haymarket mortgaged property is anchored by Burlington and Hobby Lobby, who have been at the Haymarket mortgaged property since 1994 and 1999, respectively.

The North Aurora mortgaged property (4.2% of ALA) is a shadow anchored retail center located in North Aurora, Illinois. The North Aurora mortgaged property is shadow anchored by Target.

The At Home – Arlington mortgaged property (3.5% of ALA) is a single tenant retail property located in Arlington Heights, Illinois. The sole tenant, At Home, executed a lease in 2022 that will expire in June 2033.

The Houma mortgaged property (0.8% of ALA) is a single tenant retail property located in Houma, Louisiana. The sole tenant, Big Lots, has been at the Houma mortgaged property since 1997 and recently extended their lease which commenced in February 2023 and has a lease expiration date in January 2028.

The following table presents certain information relating to the Rhino Portfolio 3 Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
The Summit	Reno, NV	2005, 2006, 2007 / NAP	391,416	96.5%	$88,550,000	64.6%	$138,713,944	63.0%
Blvd 2500 (Multifamily)	Albuquerque, NM	1970 / 2020	128,922(2)	92.0%(3)	17,000,000	12.4%	$34,218,251	15.5%
Jackson	Jackson, MI	1966 / 2023	138,513	96.7%	10,200,000	7.4%	$14,287,158	6.5%
Haymarket	Des Moines, IA	1973 / 1994	229,413	92.6%	9,700,000	7.1%	$13,683,212	6.2%
North Aurora	North Aurora, IL	2006 / NAP	85,758	86.8%	5,800,000	4.2%	$9,511,432	4.3%
At Home – Arlington	Arlington Heights, IL	1989 / 2022	100,501	100.0%	4,800,000	3.5%	$7,800,000	3.5%
Houma	Houma, LA	1973 / 1997	26,040	100.0%	1,100,000	0.8%	$1,900,000	0.9%
Total / Wtd. Avg.			1,100,563	94.8%	$137,150,000	100.0%	$220,113,997	100.0%
(1)	Occ. % is as of November 24, 2023 through December 19, 2023. The Summit occupancy is as of December 12, 2023, Blvd 2500 occupancy is as of November 24, 2023, Jackson occupancy is as of December 11, 2023, Haymarket occupancy is as of December 11, 2023, North Aurora occupancy is as of December 11, 2023, At Home – Arlington occupancy is as of December 19, 2023 and Houma occupancy is as of December 19, 2023.
(2)	Included in occupancy are 15 tenants totaling 123,844 square feet accounting for approximately $2.6 million in base rent that have executed leases but are not yet occupying their space which includes Trader Joe’s, whom is expected to take occupancy in November 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy. The conditions of the earnout are described in the Escrows and Reserves section.
(3)	Based on the aggregate net rentable area attributed to both the multifamily and retail space at the Blvd 2500 mortgaged property. Based on the multifamily component of the Blvd 2500 mortgaged property, there are 296 units which were 89.5% occupied as of November 24, 2023.

A-3-23

Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

Portfolio Major Tenants.

Hobby Lobby Stores, Inc. (123,934 square feet; 12.7% of portfolio NRA; 5.5% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1970 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.9 billion in 2023, which was an approximately 2.6% year-over-year increase from 2022. Hobby Lobby also occupies 67,594 square feet at the Haymarket mortgaged property with a current lease expiration date of December 2027 and two, five-year renewal options remaining. Hobby Lobby occupies 56,340 square feet at the Jackson mortgaged property with a current lease expiration date in May 2032 and has three, five-year lease renewal options remaining. Hobby Lobby has no termination options.

Burlington Coat Factory (112,961 square feet; 11.5% of portfolio NRA; 5.4% of portfolio underwritten base rent). Burlington Coat Factory (“Burlington”) is a Fortune 500 company founded in 1972 and headquartered in Burlington, New Jersey. Burlington (S&P: BB+) is a nationally recognized off-price retailer including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats. Burlington, as of the end of the third quarter of 2023, operated 977 stores spanning across 46 states and Puerto Rico. Burlington had fiscal year 2022 sales of approximately $8.7 billion. Burlington also reported third quarter of 2023 total sales of approximately $2.3 billion, which was a 12% increase compared to the third quarter of 2022. Burlington operates 91,261 square feet at the Haymarket mortgaged property with a lease expiration date of June 2030. Burlington has been at the Haymarket mortgaged property since 1994. Additionally, Burlington is expected to take occupancy of 21,700 square feet at the Jackson mortgaged property in July 2024. The lease is expected to expire in February 2035 and has four, five-year renewal options remaining. Burlington has no termination options.

At Home (100,501 square feet; 10.3% of portfolio NRA; 4.9% of portfolio underwritten base rent). At Home (Moody’s/S&P: C/CCC), formerly, Garden Ridge, opened its first mega-store in Houston, Texas in 1992. Currently, At Home is headquartered in Dallas, Texas and operates 262 stores through 40 states. At Home offers up to 45,000 home products including furniture, mirrors, housewares and patio and seasonal décor. Garden Ridge was officially rebranded to At Home in 2014 and in 2016 At Home was named a Top 100 retailer. 70 million people visit At Home stores each year. At Home is the sole tenant at the At Home – Arlington mortgaged property and has a current lease expiration of June 2033. At Home took occupancy in December 2022 on a 10-year lease with three, five-year renewal options remaining. At Home has no termination options.

Environmental. According to the Phase I environmental reports dated between October 12, 2023 and November 8, 2023, there were no recognized environmental conditions at the Rhino Portfolio 3 Properties.

Historical and Current Occupancy(1)
2019(2)	2020	2021	2022(3)	Current(3)(4)
72.2%	70.2%	71.0%	78.3%	94.8%
(1)	Historical occupancy is as of December 31 of each respective year. Historical occupancy is from a third party source.
(2)	2019 occupancy excludes the Blvd 2500 mortgaged property as extensive renovations commenced in 2020 to convert the mortgaged property to multifamily usage.
(3)	The increase from 2022 occupancy to current occupancy is attributed to recent leasing throughout the Rhino Portfolio 3 Properties. Recent leasing includes Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of May 2024; 20,156 square feet), Trader Joe’s ($356,400 of underwritten base rent; expected occupancy date of November 2024; 14,850 square feet), Petco ($262,977 of underwritten base rent; expected occupancy date of July 2024; 13,486 square feet), Burlington ($249,550 of underwritten base rent; expected occupancy date of July 2024; 21,700 square feet), Kids Empire ($190,076 of underwritten base rent; expected occupancy date of April 2024; 10,004 square feet) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet).
(4)	Current Occupancy is as of November 24, 2023 through December 19, 2023 and includes 15 tenants totaling 123,844 square feet accounting for approximately $2.6 million in base rent that have executed leases but are not yet occupying their space which includes Trader Joe’s, whom is expected to take occupancy in November 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy.

A-3-24

Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3
Top Ten Tenant Summary(1)(2)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Base Rent(4)	% of Total UW Base Rent(4)	Lease Exp. Date	Renewal Options
Hobby Lobby	Various(5)	NR / NR / NR	123,934	12.7%	$6.30	$780,210	5.5%	Various(5)	Various(5)
Burlington	Various(6)	NR / BB+ / NR	112,961	11.5	$6.79	$766,954	5.4	Various(6)	Various(6)
At Home	At Home - Arlington	C / CCC / NR	100,501	10.3	$7.00	$703,507	4.9	6/30/2033	3, 5-year
Century Theatres	The Summit	NR / NR / NR	49,605	5.1	$16.39	$812,830	5.7	5/31/2027	5, 5-year
Planet Fitness	Jackson	NR / NR / NR	30,000	3.1	$8.25	$247,500	1.7	7/31/2032	3, 5-year
Petco	Various(7)	NR / B+ / NR	29,041	3.0	$12.80	$371,862	2.6	Various(7)	Various(7)
Big Lots	Houma	NR / NR / NR	26,040	2.7	$6.15	$160,116	1.1	1/31/2028	1, 5-year
Harbor Freight Tools	Haymarket	NR / BB- / NR	23,921	2.4	$9.17	$219,272	1.5	12/31/2032	4, 5-year
Michael's	North Aurora	Caa2 / CCC+ / NR	21,730	2.2	$2.70	$58,671	0.4	2/28/2027	None
Dave and Busters	The Summit	NR / B / NR	20,156	2.1	$23.50	$473,666	3.3	1/31/2040	3, 5-year
Top Ten Tenants			537,889	54.9%	$8.54	$4,594,588	32.2%

Remaining Tenants			394,879	40.3%	$24.45	$9,654,196	67.8%

Occupied Collateral Total / Wtd. Avg.			932,768	95.3%	$15.28	$14,248,784	100.0%

Vacant Space			46,487	4.7%

Collateral Total			979,255	100.0%

(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023. The information in this table does not include multifamily space at the Blvd 2500 mortgaged property. The information in this table includes 14 tenants totaling 121,644 square feet accounting for approximately $2.5 million in base rent that have executed leases but are not yet occupying their space.
(2)	The Rhino Portfolio 3 portfolio major tenants in the Top Ten Tenant Summary table are not required to report sales, with the exception of Century Theatres and Big Lots. Century Theatres reported TTM gross sales as of June 2023 of $6,320,332, sales per screen of $395,021 and an occupancy cost of 18.9%. Big Lots reported TTM gross sales as of October 2023 of $2,723,430, sales per square foot of $105 and an occupancy cost of 6.3%.
(3)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(4)	Includes $386,520 of percentage rent. $12,469 of percentage rent is attributed to Big Lots, while the rest is attributed to remaining tenants.
(5)	Hobby Lobby occupies 56,340 square feet at the Jackson mortgaged property with a lease expiration date of May 31, 2032 and 67,594 square feet at the Haymarket mortgaged property with a lease expiration date of December 31, 2027. Hobby Lobby has three, five-year renewal options at the Jackson mortgaged property and two, five-year renewals at the Haymarket mortgaged property.
(6)	Burlington occupies 91,261 square feet at the Haymarket mortgaged property with a lease expiration date of June 30, 2030 and 21,700 square feet at the Jackson mortgaged property with a lease expiration date of February 28, 2035. Burlington has no renewal options at the Haymarket mortgaged property and four, five-year renewal options at the Jackson mortgaged property.
(7)	Petco occupies 15,555 square feet at the North Aurora mortgaged property with a lease expiration date of April 30, 2027 and 13,486 square feet at The Summit mortgaged property with a lease expiration date of June 30, 2034. Petco has two, five-year renewal options at the North Aurora mortgaged property and five, five-year renewal options at The Summit mortgaged property.

A-3-25

Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3
The Blvd 2500 Property – Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	249	84.1%	218	87.6%	342	$773	$2.26
One Bedroom	43	14.5%	43	100.0%	741	$1,113	$1.50
Two Bedroom	3	1.0%	3	100.0%	958	$1,343	$1.40
Three Bedroom	1	0.3%	1	100.0%	1,385	$2,025	$1.46
Total/Wtd. Avg.	296	100.0%	265	89.5%	410	$840	$2.05
(1)	Based on the underwritten rent roll dated November 24, 2023.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	46,487	4.7%	NAP	NA	P	46,487	4.7%	NAP	NAP
2024 & MTM	4	6,273	0.6%	$112,088	0.8%		52,760	5.4%	$112,088	0.8%
2025	14	48,492	5.0%	1,147,479	8.1		101,252	10.3%	$1,259,566	8.8%
2026	10	47,100	4.8%	736,066	5.2		148,352	15.1%	$1,995,632	14.0%
2027	9	170,957	17.5%	1,838,265	12.9		319,309	32.6%	$3,833,898	26.9%
2028	14	81,355	8.3%	1,521,874	10.7		400,664	40.9%	$5,355,772	37.6%
2029	14	73,546	7.5%	1,811,630	12.7		474,210	48.4%	$7,167,402	50.3%
2030	5	102,040	10.4%	852,110	6.0		576,250	58.8%	$8,019,512	56.3%
2031	2	5,625	0.6%	144,150	1.0		581,875	59.4%	$8,163,662	57.3%
2032	8	138,499	14.1%	1,598,985	11.2		720,374	73.6%	$9,762,647	68.5%
2033	9	119,581	12.2%	1,644,540	11.5		839,955	85.8%	$11,407,188	80.1%
2034	14	94,244	9.6%	2,066,900	14.5		934,199	95.4%	$13,474,088	94.6%
2035 & Beyond	4	45,056	4.6%	774,696	5.4		979,255	100.0%	$14,248,784	100.0%
Total	107	979,255	100.0%	$14,248,784	100.0%
(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023. The information in this table does not include multifamily space at the Blvd 2500 mortgaged property. Includes 14 tenants totaling 121,644 square feet accounting for approximately $2.5 million in base rent that have executed leases but are not yet occupying their space which includes Trader Joe’s, whom is expected to take occupancy in November 2024, and at origination of the Rhino Portfolio 3 Whole Loan there was a $1.3 million earnout reserved upfront contingent on Trader Joe’s taking occupancy.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include $386,520 of percentage rent.

A-3-26

Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3
Operating History and Underwritten Net Cash Flow(1)
	2019(2)(3)(4)(5)	2020(2)(4)(5)(6)	2021(2)(5)(6)	2022(2)(5)(6)(7)	TTM(2)(5)(7)(8)(9)	Underwritten(9)(10)	Per SF	%(11)
Base Rent(12)	$7,201,962	$6,686,184	$8,829,116	$10,736,878	$12,497,389	$16,532,473	$15.02	69.0%
Vacancy Gross Up	0	0	0	(129,222)	(121,122)	1,124,185	1.02	4.7
Percentage Rent	932,589	816,552	1,090,781	1,097,276	911,033	386,520	0.35	1.6
Gross Potential Income	$8,134,551	$7,502,736	$9,919,897	$11,704,932	$13,287,299	$18,043,178	$16.39	75.3%
Reimbursements	2,625,722	2,745,862	2,630,876	2,613,090	3,477,130	5,085,127	4.62	21.2
Other Income	450,847	410,563	663,751	885,147	826,299	844,539	0.77	3.5
Net Rental Income	$11,211,120	$10,659,161	$13,214,523	$15,203,169	$17,590,728	$23,972,845	$21.78	100.0%
(Vacancy/Credit Loss)	0	0	(15,461)	(17,821)	(31,172)	(1,293,613)	(1.18)	(5.4)
Effective Gross Income	$11,211,120	$10,659,161	$13,199,062	$15,185,348	$17,559,556	$22,679,232	$20.61	94.6%
Taxes	1,631,953	1,878,898	1,759,616	1,873,437	1,827,842	2,418,126	2.20	10.7
Insurance	128,124	195,115	269,696	360,089	474,087	683,427	0.62	3.0
Repairs and Maintenance	1,691,427	1,435,037	1,893,006	2,146,971	2,259,882	2,648,712	2.41	11.7
Management Fee	336,334	319,775	395,972	455,560	526,787	667,385	0.61	2.9
Other Expenses	1,088,265	1,063,706	1,787,293	1,580,817	1,709,467	1,173,248	1.07	5.2
Total Expenses	$4,876,104	$4,892,530	$6,105,582	$6,416,874	$6,798,064	$7,590,897	$6.90	33.5%
Net Operating Income	$6,335,017	$5,766,630	$7,093,480	$8,768,474	$10,761,492	$15,088,334	$13.71	66.5%
TI/LC	0	0	0	0	0	841,335	0.76	3.7
Cap Ex	0	0	0	0	0	220,888	0.20	1.0
Net Cash Flow	$6,335,017	$5,766,630	$7,093,480	$8,768,474	$10,761,492	$14,026,111	$12.74	61.8%
(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023.
(2)	Historical cash flows include a 35,000 square foot box that was formerly leased to UFC Gym, who was paying approximately $37,203 in monthly base rent, at the North Aurora mortgaged property and is no longer part of the collateral. The 35,000 square foot box has been vacant since 2021 and represents 3.2% of the total portfolio net rentable area.
(3)	2019 cash flows exclude the Jackson mortgaged property. The sponsor acquired the property in 2019 and such information was not available.
(4)	2019 and 2020 cash flows exclude the Blvd 2500 mortgaged property as the property was converted to multifamily usage in phases beginning in 2020.
(5)	The At Home - Arlington and Houma mortgaged properties were purchased in 2023. At Home – Arlington mortgaged property historical cash flows are unavailable prior to the TTM period. Houma mortgaged property historical cash flows are unavailable.
(6)	The increase from 2020 Net Operating Income to 2021 Net Operating Income is primarily driven by the inclusion of the Blvd 2500 mortgaged property cash flows. The increase from 2021 to 2022 cash flows is driven by increases in rental income at the Blvd 2500 mortgaged property as the property was reaching stabilization.
(7)	The increase from 2022 Net Operating Income to TTM Net Operating Income is primarily attributed to recent leasing at The Summit mortgaged property. The primary leases driving this growth include Columbia ($318,270 of underwritten base rent; lease commencement date of November 2022; 11,232 square feet), Lululemon Athletica ($248,029 of underwritten base rent; lease commencement date of December 2022; 6,249 square feet) and Five Below ($153,918 of underwritten base rent; lease commencement date of July 2022, 9,054 square feet).
(8)	TTM reflects the trailing 12 months ending in various dates from August 30, 2023 through September 30, 2023.
(9)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributed to recent leasing throughout the Rhino Portfolio 3 Properties. Recent leasing includes Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of May 2024; 20,156 square feet), Burlington ($249,550 of underwritten base rent; expected occupancy date of July 2024; 21,700 square feet), Petco ($262,977 of underwritten base rent; expected occupancy date of July 2024; 13,486 square feet), Kids Empire ($190,076 of underwritten base rent; expected occupancy date of April 2024; 10,004 square feet), Golf X ($172,632 of underwritten base rent; expected occupancy date of February 2024; 7,193 square feet) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet).
(10)	The underwritten cash flow includes 14 tenants in occupancy totaling 121,644 square feet accounting for approximately $2.5 million in base rent that have executed leases but are not yet occupying their space.
(11)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(12)	Includes rent steps through January 2025 and average straight line rent for investment-grade tenants.

A-3-27

Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

The following table presents a breakdown of underwritten net cash flow relating to the Rhino Portfolio 3 Properties:

Underwritten Net Cash Flow Summary(1)
Property Name	2019	2020	2021	2022(2)	TTM 2023(2)	Underwritten(2)	% of Total Underwritten NCF
The Summit(3)	$4,622,571	$3,957,407	$5,004,189	$5,721,082	$6,537,018	$8,830,330	63.0%
Blvd 2500 (Multifamily) (4)	NAV	NAV	$636,836	$1,673,009	$1,605,054	$1,630,567	11.6%
Haymarket(5)	$1,291,770	$1,242,194	$1,178,083	$609,834	$1,209,712	$1,132,297	8.1%
Jackson(6)	NAV	($99,178)	($161,973)	$128,103	$553,642	$1,125,894	8.0%
North Aurora	$420,675	$666,207	$436,345	$636,447	$731,772	$588,601	4.2%
At Home – Arlington(7)	NAV	NAV	NAV	NAV	$124,294	$579,921	4.1%
Houma(8)	NAV	NAV	NAV	NAV	NAV	$138,502	1.0%
Total	$6,335,017	$5,766,630	$7,093,480	$8,768,474	$10,761,492	$14,026,112	100.0%
(1)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023.
(2)	TTM 2023 reflects the trailing 12 months ending in various dates from August 30, 2023 through September 30, 2023.
(3)	The increase from 2022 to TTM 2023 NCF is primarily attributed to recent leasing. The primary leases driving this growth include Columbia ($318,270 of underwritten base rent; lease commencement date of November 2022; 11,232 square feet), Lululemon Athletica ($248,029 of underwritten base rent; lease commencement date of December 2022; 6,249 square feet) and Five Below ($153,918 of underwritten base rent; lease commencement date of July 2022, 9,054 square feet). The increase from TTM 2023 NCF to Underwritten NCF is primarily attributed to recent leasing which includes 9 tenants totaling 69,763 square feet accounting for approximately $1.9 million in base rent that have signed leases but have not yet occupied their space. Included in the signed but not occupied tenants are Dave and Busters ($473,666 of underwritten base rent; expected occupancy date of May 2024; 20,156 square feet), Petco ($262,977 of underwritten base rent; expected occupancy date of July 2024; 13,486 square feet) and Starbucks ($155,234 of underwritten base rent; expected occupancy date of June 2024; 2,465 square feet).
(4)	2019 and 2020 cash flows are unavailable as the Blvd 2500 mortgaged property was converted to multifamily usage in phases beginning in 2020. The increases in historical NCF are due to lease-up and rent growth. Occupancy increased from 71.0% in 2020 to 92.0% as of November 24, 2023. The 92.0% occupancy is based on total square feet at the property since Mattress Firm executed a 10-year lease and is expected to take occupancy in March 2024. Mattress Firm has a net rentable area of 7,614 square feet and $85,658 of underwritten rent. Based on multifamily units, occupancy was 89.5% occupied as of November 24, 2023.
(5)	The 2022 NCF being lower than all other years was driven by (i) incomplete financial statements as the borrower sponsor confirmed financials provided by the seller of the Haymarket mortgaged property excluded March 2022 and part of April 2022, and (ii) according to the borrower sponsor, certain tenants were charged for reimbursements annually in 2022 and payment ($314,563) was not received until 2023, and thus not reflected in 2022 financial statements.
(6)	The increases in historical NCF at the Jackson mortgaged property is lease-up after the property was fully vacant at acquisition in December 2019.
(7)	2019 through 2022 NCF is unavailable at the At Home – Arlington mortgaged property since it was acquired by the borrower sponsor in October 2023. In December 2022 the sole tenant, At Home, executed a 10.5-year lease through June 2033. The increase from TTM 2023 NCF to Underwritten NCF is primarily due to At Home having free rent for the first six months of the lease term.
(8)	2019 through TTM 2023 NCF is unavailable at the Houma mortgaged property since it was acquired by the borrower sponsor in September 2023. The sole tenant, Big Lots, renewed its lease for an additional 5-year term in February 2023 and has one, five-year renewal option remaining.

The Market. The Rhino Portfolio 3 Properties consist of seven properties located across six different states and seven different submarkets. The Rhino Portfolio 3 Properties are located in submarkets with vacancy rates ranging from 2.00% to 7.70% and average market retail market rents per square foot ranging from $6.00 to $35.05.

The following table presents certain market information relating to the Rhino Portfolio 3 Properties:

Market Summary(1)
Property Name	Location	Market	Submarket	UW Rental Rate PSF(2)	Market Rent Rate PSF	Average Submarket Vacancy
The Summit	Reno, NV	Reno/Sparks	South Reno	$25.03	$35.05	2.80%
Blvd 2500	Albuquerque, NM	Albuquerque	East Albuquerque	$840(3)	$814(3)	7.70%
Jackson	Jackson, MI	West Michigan	Jackson County	$9.86	$10.65	3.80%
Haymarket	Des Moines, IA	Des Moines	Western Suburbs	$6.76	$7.02	3.70%
North Aurora	North Aurora, IL	Chicago	Western East/West Corridor	$9.60	$11.52	6.50%
At Home – Arlington	Arlington Heights, IL	Chicago	Schaumburg Area	$7.00	$7.00	5.70%
Houma	Houma, LA	Houma-Thibodaux MSA	City of Houma	$5.67	$6.00	2.00%
(1)	Source: Appraisals dated from October 5, 2023 through October 27, 2023.
(2)	Based on the underwritten rent rolls dated between November 24, 2023 and December 19, 2023.
(3)	Calculated based on multifamily units.

A-3-28

Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

The Summit

The Property. The Summit mortgaged property is a 391,416 square foot anchored retail shopping center in Reno, Nevada. The Summit mortgaged property represents 64.6% of the ALA of the Rhino Portfolio 3 Whole Loan and 58.1% of the underwritten base rent of the Rhino Portfolio 3 Properties. The Summit mortgaged property was 96.5% leased to 76 unique tenants as of December 12, 2023 and has a weighted average lease term remaining of approximately 6.3 years based on square feet. The Summit mortgaged property spans across 14 existing buildings with an additional two buildings that are expected to be completed in 2024. Dave and Busters (20,156 square feet) and Starbucks (2,465 square feet) both have executed leases and are expected to take occupancy in May 2024 and June 2024, respectively.

The Summit mortgaged property is anchored by Century Theatres, Old Navy, Petco and Apple. Additionally, Trader Joe’s executed a lease at The Summit mortgaged property consisting of 14,850 square feet and is expected to take occupancy in November 2024. The lease has a 10-year term along with four, five-year renewal options. Rent will be fixed at $24.00 per square foot for the first five years of the lease, followed by escalations based on the Consumer Price Index during the initial five-year period subject to a cap of 10%. At origination, $1,300,000 was reserved upfront as a holdback contingent on Trader Joe’s taking occupancy at The Summit mortgaged property, among other conditions described in the “Escrows and Reserves” section.

The following tables present sales information relating to The Summit mortgaged property:

The Summit Sales(1)
	2020	2021	2022	TTM(2)
Gross Sales	$68,639,265	$107,347,668	$120,781,983	$120,356,495
Gross Sales (Ex-Apple)(3)	$47,769,767	$68,235,754	$77,401,472	$76,126,593
Sales PSF (Inline < 10,000 SF)	$491	$774	$813	$877
Sales PSF (Inline < 10,000 SF, Ex-Apple)	$344	$487	$515	$549
Occupancy Cost (Inline < 10,000 SF)	7.2%	4.6%	4.4%	4.2%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple)	10.1%	7.1%	6.8%	6.5%
(1)	Excludes certain tenants at The Summit mortgaged property that are either vacant or not reporting sales for a given period.
(2)	TTM reporting periods range from the period ending June through December 2023.

The Summit Major Tenant Sales(1)
Tenant Name	Net Rentable Area (SF)	2020	2021	2022	TTM 2023(2)	TTM 2023 Sales PSF(2)	Occ. Cost%
Century Theatres	49,605	$1,984,765	$4,084,290	$6,049,681	$6,320,332	$395,021(3)	18.9%
Old Navy	17,046	$3,288,765	$3,882,430	$2,776,275	$2,911,392	$171	10.4%
Pottery Barn	11,597	$3,368,575	$4,777,101	$5,351,891	$5,110,816	$441	5.8%
Apple	8,325	$20,869,498	$39,111,914	$43,380,511	$44,229,902	$5,313	0.9%
Lululemon Athletica	6,249	$4,976,192	$6,315,146	$8,662,650	$9,519,904	$1,523	2.6%
Victoria’s Secret	6,034	$1,670,778	$2,424,557	$2,190,352	$2,124,442	$352	8.4%
Reno Running Company	5,648	$1,347,456	$1,785,016	$2,156,896	$1,848,922	$327	8.8%
Williams-Sonoma	5,537	$2,044,068	$3,194,455	$3,375,589	$3,419,926	$618	5.2%
Land Ocean	5,154	$3,056,017	$4,612,620	$5,281,065	$5,432,479	$1,054	3.3%
Sephora	4,803	$2,479,560	$3,375,681	$4,963,863	$5,645,430	$1,175	3.7%
(1)	All sales information is based upon information provided by the borrower sponsor. This table represents the largest tenants by square feet among tenants who report sales at The Summit mortgaged property.
(2)	TTM 2023 sales are as of various dates from June through December 2023.
(3)	TTM 2023 Sales PSF for Century Theatres is calculated based on the number of screens. There are 16 screens total.

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Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

The following table presents information relating to the largest tenants at The Summit mortgaged property:

The Summit Major Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Century Theatres	NR / NR / NR	49,605	12.7%	$16.39	$812,830	8.3%	5/31/2027
Dave and Busters	NR / B / NR	20,156	5.1	$23.50	$473,666	4.8	1/31/2040
Old Navy	NR / NR / NR	17,046	4.4	$10.00	$170,460	1.7	4/30/2029
Trader Joe's	NR / NR / NR	14,850	3.8	$24.00	$356,400	3.6	11/14/2034
Petco	NR / B+ / NR	13,486	3.4	$19.50	$262,977	2.7	6/30/2034
Pottery Barn	NR / NR / NR	11,597	3.0	$18.30	$212,257	2.2	1/31/2025
Columbia	NR / NR / NR	11,232	2.9	$28.34	$318,270	3.2	11/30/2032
Ulta	NR / NR / NR	11,183	2.9	$22.00	$246,026	2.5	7/31/2029
Mount Rose Medical Group	NR / NR / NR	9,712	2.5	$22.59	$219,394	2.2	1/31/2029
Five Below	NR / NR / NR	9,054	2.3	$17.00	$153,918	1.6	7/31/2032
Major Tenants		167,921	42.9%	$19.21	$3,226,198	32.8%
Other Tenants		209,766	53.6%	$31.46	$6,600,015	67.2%
Occupied Collateral Total		377,687	96.5%	$26.02	$9,826,212	100.0%
Vacant Space		13,729	3.5%
Collateral Total		391,416	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2023. Information in this table includes underwritten rent attributed to 9 tenants totaling 69,763 square feet representing approximately $1.9 million of underwritten base rent which have executed leases but have not yet taken occupancy of their space. Included among those tenants are Dave and Busters, Trader Joe’s and Petco.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Includes $374,052 of percentage rent which is attributed to DeVon’s Jewelers ($180,000), Land Ocean ($91,264), Sephora ($50,940), Lululemon ($40,000), Aveda/Tangerine Salon Spa ($9,508) and Burger Me ($1,980).

The Market. The Summit mortgaged property, representing 64.6% of the ALA of the Rhino Portfolio 3 Whole Loan, is located in Reno, Nevada. Additionally, The Summit mortgaged property is located in the South Reno submarket which is within the greater Reno/Sparks market. In the past decade, the local population in the market grew at more than double the US average rate. Reno has experienced increased demand in the tech sector in recent years. In 2020, Google announced its plans to invest $600 million in a data center in Reno. In 2023, Tesla revealed its plans of investing more than $3.6 billion into its Reno, Nevada gigafactory. In addition, Reno’s geographical position allows for travel to 11 different states within one day via ground transportation. This has fueled warehouse and distribution job growth which has coincided with a shift towards e-commerce. The Summit mortgaged property is an approximately 15 to 20 minute drive from both the Reno central business district and the Reno-Tahoe International Airport.

The vacancy rate in the Reno/Sparks retail market is 4.9% while rents have grown by 5.0% which is well above the national average of 3.4%. Asking rent per square foot in the Reno/Sparks market has increased from $17.08 to $18.73 from the first quarter of 2021 to the third quarter of 2023. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of The Summit mortgaged property was 7,623, 49,715 and 72,376, respectively. The 2023 average household income within the same radii was $130,006, $148,721 and $151,830, respectively.

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Annex A-3	BBCMS 2024-C24
No. 2 – Rhino Portfolio 3

The following table presents information relating to the appraisal’s market rent conclusion for The Summit mortgaged property:

Market Rent Summary(1)
Category	Net Rentable Area (SF)	Market Rent (PSF)	Lease Type (Reimbursements)	Rent Increase Projection	Lease Term	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)
Shops Space	205,816	$38.00	Modified Gross	3.0% per year	5 years	$20.00 / $5.00	6.0% / 3.0%
Premium Shops Space	42,603	$49.00	Modified Gross	3.0% per year	5 years	$40.00 / $5.00	6.0% / 3.0%
Small Major Space	52,778	$26.00	Modified Gross	10.0% every 5 years	10 years	$15.00 / $5.00	6.0% / 3.0%
Major Space	37,202	$24.00	Modified Gross	10.0% every 5 years	10 years	$10.00 / $5.00	6.0% / 3.0%
Theater Space	49,605	$28.00	Modified Gross	10.0% every 5 years	10 years	$20.00 / $5.00	6.0% / 3.0%
Pad Restaurant Space	2,465	$50.00	Modified Gross	3.0% per year	10 years	$40.00 / $5.00	6.0% / 3.0%
(1)	Source: Appraisal unless otherwise noted.

The Borrowers. The borrowers are Rhino Holdings Arlington, LLC, Rhino Holdings Boulevard, LLC, Rhino Holdings Shayden Summit, LLC, Rhino Holdings Houma, LLC, Rhino Holdings Jackson Crossing, LLC, Rhino Holdings Haymarket, LLC and Rhino Holdings North Aurora, LLC, all Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Rhino Portfolio 3 Whole Loan.

The Borrower Sponsor. The non-recourse carve-out guarantor and borrower sponsor of the Rhino Portfolio 3 Whole Loan is Sanjiv Chopra. Sanjiv Chopra is founder and chief executive officer of Rhino Investment Group, a real estate acquisition and development firm with a portfolio of over five million square feet located on over 60 sites throughout the United States. The borrower sponsor previously owned and controlled an entity that filed for Chapter 11 bankruptcy in 2019 (later converted to Chapter 7 proceedings) related to certain fitness centers operated by such entity, and the borrower sponsor filed for a personal bankruptcy in 2011 that was resolved in 2015. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The Rhino Portfolio 3 Properties are managed by various third-party management companies that are not affiliated with the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $11,354,360 for upfront TI/LCs, (ii) approximately $2,278,509 for gap rent, (iii) $136,064 for free rent, (iv) $1,300,000 for a Trader Joe’s Earnout Reserve, (v) $512,570 for static insurance, (vi) $404,449 for taxes and (vii) $107,625 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $201,224.

Insurance Escrows – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $18,407 ($0.15 per square foot) for replacement reserves.

TI/LC Reserves – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to $61,203 ($0.75 per square foot) subject to a cap of approximately $2,203,325 (three years of collections).

Trader Joe’s Earnout Reserve – The borrowers deposited $1,300,000 at origination of the Rhino Portfolio 3 Whole Loan into an earnout reserve. The lender will disburse the upfront reserve deposit upon satisfaction of the following conditions: (i) no event of default, (ii) a Trader Joe’s Holdback Satisfaction Event (as defined below) has occurred and (iii) the borrowers deliver to the lender evidence of the Trader Joe’s Satisfaction Event.

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A “Trader Joe’s Satisfaction Event” means each of the following has occurred: (i) the primary term of the Trader Joe’s lease has commenced and the lease is in full force and effect, (ii) Trader Joe’s is open for business, (iii) the borrowers have performed and paid for all tenant improvement obligations with respect to the Trader Joe’s lease, (iv) Trader Joe’s is paying full, unabated rent under the Trader Joe’s lease, (v) the borrowers deliver to the lender an estoppel from Trader Joe’s and (vi) the net cash flow debt yield is equal to or greater than 10.0%.

Lockbox / Cash Management. The Rhino Portfolio 3 Whole Loan documents require a soft, springing hard lockbox, with springing cash management. Prior to a Trigger Period (as defined below), all rents received by the borrower or property manager will be deposited into the lockbox account within one business day of receipt. Commencing at the first Trigger Period, the borrowers are required to instruct all tenants to deposit rent directly to the lockbox account. So long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Rhino Portfolio 3 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Rhino Portfolio 3 Whole Loan documents.

A “Trigger Period” will commence upon the earliest of (i) an event of default or (ii) the net cash flow debt service coverage ratio (“DSCR”) being less than 1.10x, based on a 30 year amortization schedule, and will expire upon (x) with regard to clause (i), the cure of such event of default, and (y) with regard to clause (ii), the date that the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, based on a 30 year amortization schedule.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. From and after the date that is two years following the date on which a securitization has occurred, a mezzanine loan is permitted provided that each of the following conditions, among others as described in the Rhino Portfolio 3 Whole Loan documents, are satisfied: (i) no event of default has occurred or is continuing; (ii) the combined loan to value ratio is less than or equal to 61.7%, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date; (iii) the net cash flow debt yield as of the date of closing of the proposed permitted mezzanine loan (without giving effect to the permitted mezzanine loan) is equal to or greater than 10.0%, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (iv) the combined debt service coverage ratio is equal to or greater than 1.26x, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date.

Partial Release. Provided that no event of default exists, after January 6, 2026, the borrowers may obtain the release of the Houma mortgaged property, the At Home - Arlington mortgaged property and/or the North Aurora mortgaged property, upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 115% of the ALA of the property being released and (b) net proceeds received in connection with the sale of the individual mortgaged property; (ii) if such partial release occurs prior to the open date, which is the payment date occurring in July 2033, payment of the yield maintenance premium; (iii) the debt service coverage ratio, based on a 30 year amortization schedule is equal to or greater than (a) 1.26x, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (b) the DSCR for the remaining mortgaged properties for the 12 months immediately preceding the release; (iv) the loan-to-value ratio for the remaining mortgaged properties is no greater than the lesser of (a) 61.7%, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (b) the loan-to-value ratio for the remaining mortgaged properties immediately preceding the release; (v) the net cash flow debt yield is equal to the greater of (a) 10.0%, which nets out the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (b) the net cash flow debt yield for the remaining mortgaged properties for the 12 months immediately preceding the release; and (vi) satisfaction of all REMIC requirements.

Additionally, provided that no event of default exists, the borrowers may obtain a release of two designated outparcels consisting of (A) of unimproved land (“BLVD 2500 Tract 1”) and (B) a 47-space surface parking lot (“BLVD 2500 Tract 3”) located at the Blvd 2500 mortgaged property upon the satisfaction of certain conditions, including, among other conditions: (i) in connection with a release of BLVD Tract 3, payment of a release price in connection with BLVD 2500 Tract 3 equal to the greater of (a) 100% of the appraised value of BLVD 2500 Tract 3 and (b) 100% of the net sales proceeds of BLVD 2500 Tract 3, together with the payment of the applicable yield maintenance premium (provided that no payment is required in

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No. 2 – Rhino Portfolio 3

connection with a release of BLVD Tract 1); and (ii) after giving effect to such release, (x) the net cash flow debt yield is greater than or equal to (1) 10.0%, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (2) the net cash flow debt yield immediately preceding such release, (y) the DSCR based on a 30 year amortization schedule is greater than or equal to (1) 1.26x, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (2) the DSCR immediately preceding such release, and (z) the loan-to-value ratio is less than or equal to (1) 61.7%, which excludes the $1.3 million Trader Joe’s Earnout Reserve upfront deposit from such calculation as of the origination date, and (2) the loan-to-value ratio immediately preceding such release.

Ground Lease. None.

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No. 3 – Arundel Mills and Marketplace

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No. 3 – Arundel Mills and Marketplace

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No. 3 – Arundel Mills and Marketplace
Mortgage Loan Information		Property Information
Loan Seller:	SGFC, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	8.6%	Net Rentable Area (SF)(8):	1,938,983
Loan Purpose:	Refinance	Location:	Hanover, MD
Borrowers:	Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership	Year Built / Renovated:	2000, 2002, 2012 / NAP
Borrower Sponsor(2):	Simon Property Group, L.P.	Occupancy(9):	98.3%
Interest Rate:	7.70100%	Occupancy Date:	6/15/2023
Note Date:	10/5/2023	4th Most Recent NOI (As of)(10):	$42,286,167 (12/31/2020)
Maturity Date:	11/1/2033	3rd Most Recent NOI (As of)(10):	$52,018,087 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$52,750,256 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(11):	$51,525,734 (TTM 8/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	98.1%
Amortization Type:	Interest Only	UW Revenues:	$74,354,670
Call Protection(3):	L(27),D(87),O(6)	UW Expenses:	$16,415,944
Lockbox / Cash Management:	Hard / Springing	UW NOI(11):	$57,938,726
Additional Debt(1)(4)(5):	Yes	UW NCF:	$55,557,554
Additional Debt Balance(1)(4)(5):	$300,000,000	Appraised Value / Per SF(8):	$870,600,000 / $449
Additional Debt Type(1)(4)(5):	Pari Passu	Appraisal Date:	9/1/2023

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(8):	$186
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$186
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	41.4%
TI/LC:	$0	$231,942	$5,566,608	Maturity Date LTV:	41.4%
Deferred Maintenance:	$0	$0	N/A	UW NCF DSCR:	1.98x
Other(7):	$4,384,369	$0	N/A	UW NOI Debt Yield:	16.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$360,000,000	91.8%	Loan Payoff	$384,870,923	98.1%
Sponsor Equity	32,236,503	8.2	Upfront Reserves	4,384,369	1.1
			Closing Costs	2,981,210	0.8
Total Sources	$392,236,503	100.0%	Total Uses	$392,236,503	100.0%
(1)	The Arundel Mills and Marketplace Mortgage Loan (as defined below) is part of a whole loan evidenced by 16 pari passu promissory notes with an aggregate original principal balance of $360,000,000 (the “Arundel Mills and Marketplace Whole Loan”). The financial information presented in the chart above shows the Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield based on the Arundel Mills and Marketplace Whole Loan.
(2)	The borrower sponsor is also a borrower sponsor for the Woodfield Mall mortgage loan.
(3)	Defeasance of the Arundel Mills and Marketplace Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arundel Mills and Marketplace Whole Loan to be securitized and (b) December 1, 2026. The assumed defeasance lockout period of 27 payments is based on the closing date of the BBCMS 2024-C24 transaction in February 2024. The actual defeasance lockout period may be longer. After December 1, 2026, if any pari passu note has not been contributed to a securitization with a REMIC startup date at least two years prior to December 1, 2026, in connection with the defeasance of all other notes, the borrowers may prepay any note that has not been securitized for two years upon payment of a prepayment fee equal to the greater of (i) 1% of the prepaid amount or (ii) the yield maintenance basis. In addition, the Arundel Mills and Marketplace Whole Loan may be prepaid or defeased in connection with a partial release, as described under “Partial Release” below.
(4)	See “The Loan” section below for further discussion of additional mortgage debt.
(5)	The Arundel Mills and Marketplace Property (as defined below) is subject to an existing property assessed clean energy ("PACE”) loan in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company to the borrowers. The PACE loan has a term of approximately 17 years with final payment occurring in November 2035. The annual debt service is $195,956.85 and the remaining balance, as of October 2023, including all interest and administrative expenses was $1,633,579.73. Payments and any accrued interest are collected on the tax bill for the Arundel Mills and Marketplace Property and constitute a first lien on the Arundel Mills and Marketplace Property that has a priority over any mortgage loan. In addition, the Arundel Mills and Marketplace Whole Loan documents permit the borrowers to enter into an additional PACE loan for an amount not to exceed $5,000,000.
(6)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(7)	Other Initial Escrows and Reserves consist of (i) $3,796,478 for an outstanding tenant improvements and leasing commissions reserve, and (ii) $587,891 for an upfront gap rent reserve.
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No. 3 – Arundel Mills and Marketplace
(8)	The Arundel Mills and Marketplace Property includes a larger mall and lifestyle center, which consists of 1,391,652 square feet of owned improvements and 547,331 square feet of leased fee improvements. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / SF are based on the total square feet of 1,938,983. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / Per SF based on the Owned SF (as defined below) of 1,391,652 is $258.69, $258.69, and $625.59, respectively.
(9)	Occupancy represents the occupancy excluding square footage from the leased fee tenant, Live Casino Hotel (as defined below), and temporary tenants and is based on the Owned SF totaling 1,391,652. Occupancy including Live Casino Hotel is 98.8%.
(10)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.
(11)	The increase from the Most Recent NOI to UW NOI is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 square feet (5.8% of square feet and 8.3% of underwritten rent) and rent steps of $604,665.

The Loan. The Arundel Mills and Marketplace mortgage loan (the “Arundel Mills and Marketplace Mortgage Loan”) is part of a fixed rate whole loan evidenced by 16 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $360,000,000. The Arundel Mills and Marketplace Whole Loan is secured by the borrowers’ fee interest in a 1,837,764 square foot super regional mall (“Arundel Mills”) and a 101,219 square foot lifestyle center (“Arundel Marketplace”) totaling 1,938,983 square feet located in Hanover, Maryland (the “Arundel Mills and Marketplace Property”). The Arundel Mills and Marketplace Mortgage Loan is evidenced by the non-controlling Note A-2-2, Note A-3-3 and Note A-3-4 with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The Arundel Mills and Marketplace Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Societe Generale Financial Corporation (“SGFC”), DBR Investments Co. Limited (“DBRI”) and Citi Real Estate Funding Inc. (“CREFI”) on October 5, 2023. The Arundel Mills and Marketplace Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. The relationship between the holders of the Arundel Mills and Marketplace Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	MSWF 2023-2	Yes
A-1-2	$30,000,000	$30,000,000	MSWF 2023-2	No
A-1-3(1)	$15,000,000	$15,000,000	WFB	No
A-1-4	$10,000,000	$10,000,000	MSWF 2023-2	No
A-2-1(1)	$40,000,000	$40,000,000	SGFC	No
A-2-2	$30,000,000	$30,000,000	BBCMS 2024-C24	No
A-2-3(1)	$10,000,000	$10,000,000	SGFC	No
A-2-4(1)	$5,000,000	$5,000,000	SGFC	No
A-3-1(1)	$25,000,000	$25,000,000	DBRI	No
A-3-2(1)	$20,000,000	$20,000,000	DBRI	No
A-3-3	$15,000,000	$15,000,000	BBCMS 2024-C24	No
A-3-4	$15,000,000	$15,000,000	BBCMS 2024-C24	No
A-3-5(1)	$10,000,000	$10,000,000	DBRI	No
A-4-1	$40,000,000	$40,000,000	BMO 2023-C7	No
A-4-2	$25,000,000	$25,000,000	Benchmark 2023-B40	No
A-4-3	$20,000,000	$20,000,000	BMO 2023-C7	No
Whole Loan	$360,000,000	$360,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Arundel Mills and Marketplace Property comprises Arundel Mills, a 1,837,764 square foot super regional mall, which includes 1,290,433 of owned square feet and 547,331 of leased fee square feet, and Arundel Marketplace, a 101,219 owned square foot lifestyle center, together totaling 1,938,983 square feet located in Hanover, Maryland. In total, the Owned SF comprises 1,391,652 square feet (the “Owned SF”). Arundel Mills is anchored by Live Casino Hotel Maryland (“Live Casino Hotel”), which owns its improvements and ground leases the underlying land from the borrowers, Bass Pro Shops Outdoor (“Bass Pro”), Burlington, Dave & Buster’s, Medieval Times and Cinemark Theatres (“Cinemark”). Arundel Mills is an enclosed mall with multiple wings and entrances, containing a food court and anchor tenants. Arundel Marketplace is leased to major tenants including Aldi, Michael’s, Staples and PetSmart. Built between 2000, 2002 and 2012 the Arundel Mills and Marketplace Property is situated on a 208.08-acre parcel and contains 6,207 parking spaces (4.5/1,000 Owned SF), which excludes the spaces within the casino parking structure. The collateral tenancy, outside of the anchors, is granular with no other tenant making up more than 3.3% of the Owned SF. Notable tenants include T.J. Maxx, Saks Fifth Avenue Off 5th, Old Navy, Polo Ralph Lauren, Ulta Beauty, Nike Factory Store, The North Face, and

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No. 3 – Arundel Mills and Marketplace

Victoria’s Secret. As of June 15, 2023, the Arundel Mills and Marketplace Property was 98.3% leased based on Owned SF and 98.8% leased based on total square feet by 177 tenants.

The trailing 12-month in-line sales per square foot as of July 31, 2023 are $559 per square foot, representing a 10.0% increase over 2019. As of the trailing 12-month period as of July 31, 2023, the in-line occupancy cost ratio is 13.0%. The table below provides an overview of sales by inline tenants with less than 10,000 square feet.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	TTM 7/31/2023 Sales PSF
Inline Sales (< 10,000 SF)	$508	$394	$568	$562	$559
Occupancy Cost	13.8%	17.6%	12.9%	12.7%	13.0%
(1)	Information obtained from the borrowers.

Major Tenants. The three largest tenants based on underwritten base rent are Cinemark, Live Casino Hotel and Dave & Buster’s.

Cinemark (107,190 square feet; 5.5% of net rentable area (“NRA”); 9.1% of underwritten base rent). Founded in 1984 and headquartered in Plano, Texas, Cinemark is the third-largest movie theater chain in the United States, operating 5,812 screens across 514 theaters in the US and Latin America as of June 30, 2023. Cinemark operates 24 screens at the Arundel Mills and Marketplace Property and, according to the appraisal, this is the strongest performing theater in a 15-mile radius with 1.2 million visitors during the trailing 12-month period ending in August 2023. Cinemark has been a tenant at the Arundel Mills and Marketplace Property since 2000 and has a lease expiration of December 2025. The tenant has three, five-year extension options and no termination options.

Live Casino Hotel (547,331 square feet; 28.2% of NRA; 5.5% of underwritten base rent). Live Casino Hotel is owned by The Cordish Companies, which started in 1910 and is a real estate developer and owner operator of multiple businesses in the entertainment industry. Live Casino Hotel offers a wide range of gaming and entertainment options with approximately 206 tables, 310 hotel rooms, a spa, and 75,000 square feet of event space. Live Casino Hotel attracts more than 10 million visitors annually and features the largest gambling floor of any casino in the country. Live Casino Hotel has been a tenant at the Arundel Mills and Marketplace Property since June 2012. Live Casino Hotel owns its improvements and leases the underlying land from the borrowers pursuant to a ground lease expiring in July 2115. Live Casino Hotel may terminate its lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10-year period thereafter with 365 days’ notice. In addition to base rent, Live Casino Hotel pays percentage rent equal to 1.0% of retail and gaming gross revenues, less a percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.

Dave & Buster’s (63,631 square feet; 3.3% of NRA; 4.5% of underwritten base rent). Founded in 1982 in Dallas, Texas, Dave & Buster’s is an entertainment venue including an arcade, sports bar and restaurant. Today, there are over 150 locations across North America with a total of over 20 million visitors annually. Dave & Buster’s has been a tenant at the Arundel Mills and Marketplace Property since 2000 and has a lease expiration in May 2026. The tenant has two, five-year extension options and no termination options.

The following table presents certain information relating to the historical occupancy of the Arundel Mills and Marketplace Property:

Historical and Current Occupancy(1)(2)(3)
2019	2020	2021	2022	Current(4)
98.2%	94.2%	93.2%	97.2%	98.3%
(1)	Historical Information obtained from the Arundel Mills and Marketplace borrowers.
(2)	Occupancy represents the occupancy excluding the square footage from the leased fee tenant, Live Casino Hotel, and is based on the Owned SF. Occupancy as of June 15, 2023 based on the total square feet is 98.8%.
(3)	Historical and Current Occupancy figures exclude temporary tenants at the Arundel Mills and Marketplace Property.
(4)	Current Occupancy is based on the underwritten rent roll dated as of June 15, 2023.

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No. 3 – Arundel Mills and Marketplace

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Arundel Mills and Marketplace Property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)(4)	U/W Base Rent(3)(4)		% of Total UW Base Rent	Lease Expiration Date
Anchor Tenant (leased fee)(5)
Live Casino Hotel(6)(7)	NR/NR/NR	547,331	28.2%	$4.08	$2,231,337	(8)	5.5%	7/13/2115
Total/Wtd. Avg.		547,331	28.2%	$4.08	$2,231,337		5.5%

Major Tenants
Cinemark	B+/NR/B+	107,190	5.5%	$34.00	$3,644,460		9.1%	12/31/2025
Dave & Buster's	NR/NR/NR	63,631	3.3	$28.60	1,819,847		4.5	5/31/2026
Primark	NR/NR/A	46,143	2.4	$25.16	1,161,117		2.9	8/31/2033
Forever 21	NR/NR/NR	25,211	1.3	$41.72	1,051,790	(8)	2.6	1/31/2026
Bass Pro	NR/NR/NR	127,672	6.6	$7.01	895,134	(8)	2.2	10/3/2026
The Children’s Place	NR/NR/NR	20,816	1.1	$36.02	749,792		1.9	4/30/2025
Old Navy	NR/Ba3/BB	26,044	1.3	$28.64	745,958		1.9	1/31/2027
Michael Kors	BBB-/NR/BBB-	6,861	0.4	$95.52	655,363		1.6	4/30/2028
H&M	NR/NR/BBB	20,296	1.0	$27.71	562,336	(8)	1.4	1/31/2028
Off Broadway Shoes	NR/NR/NR	21,526	1.1	$23.91	514,691		1.3	1/31/2026
Medieval Times	NR/NR/NR	66,244	3.4	$7.50	496,680		1.2	8/31/2033
Total/Wtd. Avg.		531,634	27.4%	$23.13	$12,297,168		30.6%

Non-Major Tenants(9)		835,783	43.1%	$30.73	$25,684,060		63.9%

Occupied Collateral Total		1,914,748	98.8%	$27.78(10)	$40,212,565		100.0%
Vacant Space		24,235	1.2%
Total/Wtd. Avg.		1,938,983	100.0%
(1)	Based on the underwritten rent roll dated as of June 15, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF and U/W Base Rent includes percentage in-lieu of rents totaling $3,023,713.
(4)	U/W Base Rent and UW Base Rent PSF includes $604,665 of rent steps through September 2024.
(5)	Live Casino Hotel owns its own improvements and ground leases the land from the borrowers.
(6)	Live Casino Hotel may terminate its lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10-year period thereafter.
(7)	Live Casino Hotel also pays percentage rent, which equates to 1.0% of retail and gaming gross revenues, less a percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales and not included in the UW Base Rent.
(8)	Forever 21, Bass Pro and H&M UW Base Rent PSF and UW Base Rent represent percentage in-lieu of rent based on the tenants’ TTM 7/31/2023 sales.
(9)	Non-Major Tenants includes three tenants, The North Face, Brooks Brothers, and True Religion, totaling 15,717 square feet (1.1% of Owned SF), with lease start dates in June 2024, May 2024, and February 2024, respectively.
(10)	Occupied Collateral Total UW Base Rent PSF are based on the Owned SF and excludes Net Rentable Area (SF) and U/W Base Rent from the leased fee tenant, Live Casino Hotel.
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No. 3 – Arundel Mills and Marketplace

The following table presents a summary of sales for certain tenants at the Arundel Mills and Marketplace Property:

Sales Summary(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	TTM 7/31/2023 Sales (PSF)
Live Casino Hotel(2)	$643,538,000	$463,348,000	$723,949,000	$785,282,000	$782,430,000
Cinemark(3)	$756,958	$146,750	$382,500	$588,875	$690,661
Dave & Buster’s	$233.44	$108.61	$223.33	$251.94	$258.58
Primark	NAV	NAV	NAV	NAV	NAV
Forever 21	$189.96	$116.30	$243.82	$209.63	$185.42
Bass Pro	$280.45	$322.68	$347.17	$346.38	$350.56
The Children’s Place	$201.58	$99.44	$209.50	$180.49	$175.94
Old Navy	$281.56	$157.54	$286.94	$257.30	$257.59
Michael Kors	$974.64	$569.01	$787.20	$895.93	$816.75
H&M	$279.71	$185.50	$315.68	$309.37	$291.65
Off Broadway Shoes	$216.62	$124.50	$222.15	$229.26	$212.70
Medieval Times	$159.17	$29.30	$73.71	$154.85	$177.06
(1)	Information obtained from the borrowers.
(2)	Live Casino Hotel is the ground lessee and owns its improvements. Historical sales are shown on an annual basis above. Sales at Live Casino Hotel only represent retail and gaming sales.
(3)	Calculated based on a sales per screen (with 24 screens).

The following table presents certain information relating to the lease rollover schedule at the Arundel Mills and Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	24,235	1.2%	NAP	NA	P	24,235	1.2%	NAP	NAP
2024 & MTM	53	171,618	8.9	$6,763,143	16.8%		195,853	10.1%	$6,763,143	16.8%
2025	26	249,150	12.8	7,710,372	19.2		445,003	23.0%	$14,473,515	36.0%
2026	23	418,423	21.6	7,077,611	17.6		863,426	44.5%	$21,551,126	53.6%
2027	24	103,687	5.3	4,697,690	11.7		967,113	49.9%	$26,248,816	65.3%
2028	16	113,056	5.8	3,708,472	9.2		1,080,169	55.7%	$29,957,288	74.5%
2029	14	56,297	2.9	2,542,768	6.3		1,136,466	58.6%	$32,500,056	80.8%
2030	6	21,905	1.1	931,272	2.3		1,158,371	59.7%	$33,431,328	83.1%
2031	2	6,199	0.3	265,149	0.7		1,164,570	60.1%	$33,696,477	83.8%
2032	1	30,641	1.6	300,000	0.7		1,195,211	61.6%	$33,996,477	84.5%
2033	9	182,701	9.4	3,399,377	8.5		1,377,912	71.1%	$37,395,854	93.0%
2034	2	13,740	0.7	585,374	1.5		1,391,652	71.8%	$37,981,228	94.5%
2035 & Beyond	1	547,331	28.2	2,231,337	5.5		1,938,983	100.0%	$40,212,565	100.0%
Total	177	1,938,983	100.0%	$40,212,565	100.0%
(1)	Based on the underwritten rent roll dated June 15, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include percentage in-lieu of rent totaling $3,023,713 and rent steps totaling $604,665 through September 2024.

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No. 3 – Arundel Mills and Marketplace

The following table presents certain information relating to the operating history and underwritten cash flows of the Arundel Mills and Marketplace Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	TTM August 2023(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$36,140,448	$33,938,041	$33,271,004	$32,940,359	$34,871,979	$36,584,187	$18.87	48.5%
Contractual Rent Steps(3)	0	0	0	0	0	604,665	0.31	0.8
Potential Income from Vacant Space	0	0	0	0	0	1,028,517	0.53	1.4
Percentage in Lieu(4)	2,164,224	2,365,569	4,167,022	3,784,601	2,469,932	3,023,713	1.56	4.0
Gross Potential Rent	$38,304,672	$36,303,610	$37,438,026	$36,724,960	$37,341,911	$41,241,082	$21.27	54.7%
Percentage Rent(5)	5,808,460	3,354,054	7,437,689	8,482,789	8,559,268	8,491,820	4.38	11.3
Temp Tenant Income	3,342,965	2,264,738	3,091,587	3,631,703	3,339,445	3,339,445	1.72	4.4
Reimbursement Revenue	22,032,762	21,644,732	21,147,941	20,262,474	20,258,479	21,856,710	11.27	29.0
Other Revenue(6)	582,524	112,149	367,765	406,519	454,130	454,130	0.23	0.6
Net Rental Income	$70,071,383	$63,679,283	$69,483,008	$69,508,445	$69,953,233	$75,383,187	$38.88	100.0%
Less Free Rent & Credit Loss	(226,840)	(6,402,854)	(81,074)	475,767	(228,717)	0	0.00	0.0
Less Vacancy	0	0	0	0	0	(1,028,517)	(0.53)	(2.5)(7)
Effective Gross Income	$69,844,543	$57,276,429	$69,401,934	$69,984,212	$69,724,516	$74,354,670	$38.35	98.6%

Real Estate Taxes	5,088,710	5,406,023	5,550,627	3,310,098	5,186,899	5,186,899	2.68	7.0
Insurance	506,729	593,510	625,192	703,339	759,782	759,782	0.39	1.0
Management Fee(8)	2,849,028	2,385,373	2,769,663	2,901,210	2,782,838	1,000,000	0.52	1.3
Other Expenses	9,351,475	6,605,356	8,438,365	10,319,309	9,469,263	9,469,263	4.88	12.7
Total Expenses	17,795,942	$14,990,262	$17,383,847	$17,233,956	$18,198,782	$16,415,944	$8.47	22.1%

Net Operating Income	$52,048,601	$42,286,167(9)	$52,018,087(9)	$52,750,256	$51,525,734(10)	$57,938,726(10)	$29.88	77.9%
TI/LC	0	0	0	0	0	2,102,842	1.08	2.8
Capital Expenditures	0	0	0	0	0	278,330	0.14	0.4
Net Cash Flow	$52,048,601	$42,286,167	$52,018,087	$52,750,256	$51,525,734	$55,557,554	$28.65	74.7%

(1)	TTM August 2023 reflects the trailing 12-month period ending August 31, 2023.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Free Rent & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through September 2024.
(4)	Percentage in Lieu rents are underwritten based on the tenants’ TTM 7/31/2023 sales.
(5)	Primarily comprised of percentage rent paid by Live Casino Hotel, which equates to 1.0% of retail and gaming gross revenues, less a percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.
(6)	Other Revenue includes revenue from tenant services, media and telecom.
(7)	Represents the underwritten economic vacancy %. The Arundel Mills and Marketplace Property was 98.3% occupied based on the Owned SF as of June 15, 2023.
(8)	Management Fee is capped at $1,000,000. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.
(9)	The increase in 2020 Net Operating Income to 2021 Net Operating Income was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.
(10)	The increase from the TTM August 2023 Net Operating Income to the Underwritten Net Operating Income is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 square feet (5.8% of Owned SF and 8.3% of underwritten rent) and underwritten rent steps of $604,665.

Environmental. According to the Phase I environmental site assessments dated September 25, 2023 and September 29, 2023, there was no evidence of any recognized environmental conditions at the Arundel Mills and Marketplace Property.

The Market. The Arundel Mills and Marketplace Property is located in Hanover, Maryland, approximately 13.0 miles southwest of Baltimore and 28.9 miles northeast of Washington, D.C. According to the appraisal, the neighborhood is primarily comprised of retail and residential uses with the Arundel Mills and Marketplace Property anchoring a dominant commercial corridor. Primary access to the area is provided by State Highway 100, which is adjacent to the Arundel Mills and Marketplace Property and had a traffic count of approximately 74,222 vehicles per day, and Interstate 295, which is

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approximately two miles from the Arundel Mills and Marketplace Property. According to the appraisal, the top five employers in the surrounding area are Fort Meade, Johns Hopkins University, Johns Hopkins Hospital, University of Maryland Medical Systems and University System of Maryland.

Within a one-, three- and five-mile radius of the Arundel Mills and Marketplace Property, the 2022 average household income was approximately $148,021, $145,352 and $145,096, respectively; and within the same radii, the 2022 estimated population was 9,168, 53,846 and 155,847, respectively.

According to a third-party market research report, the Arundel Mills and Marketplace Property is situated within the BWI/Anne Arundel retail submarket of the Baltimore retail market. As of November 2023, the submarket reported total inventory of approximately 4.4 million square feet with a 1.1% vacancy rate and average rents of $27.55 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Arundel Mills and Marketplace Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Less Than <1,000 SF	$85.00	7	3.0% annually	$65.00
1,000-2,499 SF	$44.00	7	3.0% annually	$65.00
2,500-4,999 SF	$32.50	7	3.0% annually	$65.00
5,000-9,999 SF	$37.50	7	3.0% annually	$65.00
Over 10,000 SF	$36.50	7	3.0% annually	$65.00
Jewelry	$91.00	7	3.0% annually	$65.00
Food Court	$202.50	7	3.0% annually	$65.00
Restaurant	$39.00	7	3.0% annually	$150.00
Kiosk	$385.00	7	3.0% annually	$0.00
Jr. Anchor	$21.50	10	10.0% Mid-Term	$100.00
Major	$22.50	10	10.0% Mid-Term	$100.00
Anchor	$7.25	10	10.0% Mid-Term	$0.00
Movie Theater	$31.00	10	10.0% Mid-Term	$65.00
Grocery Anchor(2)	$15.00	20	10.0% every 5 years	$15.00
Junior Anchor(2)	$17.00	10	10.0% Mid-Term	$15.00
Large Inline(2)	$40.00	5	3.0% annually	$20.00
(1)	Source: Appraisal.
(2)	Market rent conclusions for Arundel Marketplace.

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The table below presents certain information relating to comparable retail centers pertaining to the Arundel Mills and Marketplace Property identified by the appraiser:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Arundel Mills and Marketplace Property
Arundel Mills and Marketplace	2000, 2002, 2012/NAP	1,938,983	98.3%(2)	Live Casino Hotel, Bass Pro, Burlington, Dave & Buster’s, Medieval Times and Cinemark	NAP
Marley Station	1987/2006	1,086,384	55.7%	Macy’s, JCPenney	9.0 miles
Waugh Chapel Towne Centre	2012/NAP	662,717	97.1%	Wegmans, Target, Dick’s Sporting Goods, Regal Waugh Chapel	13.0 miles
The Mall in Columbia	1971/2018	1,439,872	91.7%	Macy’s, JCPenney, Nordstrom, AMC Columbia 14, Lidl	13.2 miles
Security Square Mall	1900/1998	1,345,170	97.8%	Macy’s, Burlington, AMC Security Square 8	16.2 miles
The Gallery at Harborplace	1980/2019	327,774	50.4%	NAV	12.5 miles
Westfield Wheaton	1958/2016	1,522,828	97.2%	Macy’s, Target, Costco Wholesale, JCPenney	27.6 miles
Weighted Average			89.3%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the Owned SF of the underwritten rent roll as of June 15, 2023. Total Occupancy based on total square feet is 98.8%

The Borrowers. The borrowers are Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership, each a Delaware limited partnership with two independent directors. The borrowers are each joint ventures between Simon Property Group, L.P. (59.3%) and Kan Am Group (40.7%). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Arundel Mills and Marketplace Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the Arundel Mills and Marketplace Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG) is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers across 24 countries. Simon Property Group, Inc. owned an approximately 87.0% ownership interest in Simon as of September 30, 2023, and has exclusive control of Simon’s day-to-day management. Pursuant to the Arundel Mills and Marketplace Whole Loan documents, so long as one or more of Simon Property Group, Inc. or Simon (collectively, “Simon Key Principal”) or an affiliate of Simon Key Principal is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty is limited to 20.0% of the original principal balance of the Arundel Mills and Marketplace Whole Loan (i.e., $72,000,000) in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to the Arundel Mills and Marketplace Whole Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

Property Management. The Arundel Mills and Marketplace Property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination of the Arundel Mills and Marketplace Whole Loan, the borrowers deposited approximately (i) $587,891 into a reserve account for gap rent and (ii) $3,796,478 into a reserve account for outstanding TI/LC.

Tax Reserve – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrowers prior to the assessment of a penalty, or (y) upon request of the lender, the borrowers fail to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the Arundel Mills and Marketplace Whole Loan documents require the borrowers to make monthly

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payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance Reserve – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrowers have not provided satisfactory evidence to the lender that the Arundel Mills and Marketplace Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Arundel Mills and Marketplace Whole Loan documents require the borrowers to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during the Lockbox Event Period, the Arundel Mills and Marketplace Whole Loan documents require springing ongoing monthly deposits of $39,430 for replacement reserves.

TI / LC Reserve – The Arundel Mills and Marketplace Whole Loan documents require ongoing monthly deposits of $231,942 for tenant improvements and leasing commissions reserves, subject to a cap of $5,566,608, provided that no such cap will apply during a Lockbox Event Period.

Gap Rent Reserve – The Arundel Mills and Marketplace Whole Loan documents require an upfront deposit of $587,891 for gap and free rent related to Kids Empire, Brooks Brothers, and Komma Tea.

Outstanding TI/LC Reserve – The Arundel Mills and Marketplace Whole Loan documents require an upfront deposit of $3,796,478 for outstanding tenant improvements and leasing commissions related to Primark, Under Armour, Kids Empire, Adidas, The North Face, Brooks Brothers, Vera Bradley, Spencer’s, and Movado Company Store.

A “Control Event” will occur upon Simon Key Principal not owning at least 50% of the direct or indirect interests in the borrowers or not controlling the borrowers.

Lockbox / Cash Management. The Arundel Mills and Marketplace Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrowers weekly. During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Arundel Mills and Marketplace Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following (each of the items in clauses (i) through (v), a “Lockbox Event”):

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrowers;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrowers, and provided the manager is not replaced within 60 days with a qualified manager;
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 10.5%, for two consecutive calendar quarters; or
(v)	the occurrence of a Major Tenant Trigger Event (as defined below).

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (iii), the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the property or loan;
●	with regard to clause (iv), the NOI DY being 10.5% or greater for two consecutive calendar quarters; or
●	with regard to clause (v), so long as only one Major Tenant Trigger Event exists, the earlier to occur of (x) the date on which the applicable Major Tenant Threshold Amount (as defined below) has been deposited in the excess cash reserve account or (y) a Major Tenant Trigger Event Cure (as defined below) has occurred; provided, however,
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No. 3 – Arundel Mills and Marketplace

that, the expiration or termination of the Lockbox Event Period is subject to the following conditions, among others set forth in the Arundel Mills and Marketplace Whole Loan documents: (i) no other Lockbox Event has occurred and is continuing, (ii) no other event of default has occurred and is continuing and (iii) the borrowers may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Loan or (y) triggered by a bankruptcy action of the borrowers.

A “Major Tenant Trigger Event” will commence upon the occurrence of any of the following: (i) a bankruptcy action of Bass Pro Shops, Cinemark, Live Casino Hotel or any replacement tenant occupying at least 50% of the space (each, a “Major Tenant”); (ii) a Major Tenant going dark or vacating, on a permanent basis (other than temporary closures due to renovation, closures less than 90 days or closures mandated by law or related to COVID stay-at-home orders); or (iii) a Major Tenant failing to give notice to renew its lease by the earlier of (a) the date required under the lease or (b) the date that is 6 months prior to the lease expiration date.

A “Major Tenant Threshold Amount” means, with respect to (i) the space occupied by Bass Pro, the amount of $6,383,600, (ii) with respect to the space occupied by Cinemark, the amount of $5,359,500 and (iii) with respect to the space occupied by Live Casino Hotel, the amount of $13,037,450.

An “Major Tenant Trigger Event Cure” will commence upon the occurrence of any of the following: (A) with regard to clause (i) of the definition of Major Tenant Trigger Event, (a) the applicable Major Tenant has assumed and any applicable bankruptcy court has affirmed such assumption of the Major Tenant lease, and the applicable Major Tenant is in occupancy of its full space or (b) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount, (B) with regard to clause (ii) of the definition of Major Tenant Trigger Event, (a) the applicable Major Tenant continuously operates its business for at least 30 consecutive days during normal business hours and is paying full rent as is required under the lease or (b) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount and (C) with regard to clause (iii) of the definition of Major Tenant Trigger Event, (a) the date on which Major Tenant renews and/or extends its lease, (b) at least 50% of the applicable Major Tenant space has been leased to one or more new tenants, (c) the applicable Major Tenant Threshold Amount has been deposited in the excess cash reserve account or (d) at the borrowers’ election, the guarantor has delivered to the lender a guaranty in the applicable Major Tenant Threshold Amount.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default exists and a Control Event has not occurred, (I) with respect to a partial prepayment, at any time prior to the date that is two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”), and (II) with respect to a partial defeasance, at any time after the earlier to occur of (a) December 1, 2026, and (b) the expiration of the REMIC Prohibition Period, the Arundel Mills and Marketplace Whole Loan documents permit the release of Arundel Marketplace, which has an allocated loan amount of $11,000,000, upon defeasance or prepayment (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium), as applicable, of 100% of such allocated loan amount of $11,000,000, provided the following conditions, among others, are satisfied: (i) (a) the lender’s determination that the post-release debt yield for Arundel Mills is equal to or greater than the pre-release debt yield for the mortgaged property or (b) the borrowers’ partial defeasance or partial prepayment of the Arundel Mills and Marketplace Mortgage Whole Loan in an amount that would result in the post-release debt yield for Arundel Mills being equal to or greater than the pre-release debt yield for the mortgaged property; (ii) an opinion of counsel that the partial release satisfies REMIC related requirements; and (iii) if Arundel Marketplace is conveyed to an affiliate, (a) receipt of an officer’s certificate confirming that the intended primary use of Arundel Marketplace will not be exclusively for retail, (b) any tenants being relocated to Arundel Marketplace from Arundel Mills have been replaced with comparable tenants on comparable rental terms, (c) the release will not have a material adverse effect on Arundel Mills and (d) a rent roll and leasing plan for the Arundel Mills and Arundel Marketplace.

Additionally, the borrowers own a non-income producing 24.21-acre parcel of vacant forestry land at the Arundel Mills and Marketplace Property (“Forestry Parcel”), adjacent to which is a single-family home. The home was purchased in 2002 and was surrounded by a fence. Approximately 43,493 square feet of the Forestry Parcel (“Contested Portion”) is located within that fence. The owner of the single-family home has filed an adverse possession suit claiming ownership of the Contested Portion. The value of the Forestry Parcel was not deducted from the appraised value of the Arundel Mills and

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No. 3 – Arundel Mills and Marketplace

Marketplace Property in the appraisal, nor was the Forestry Parcel separately valued in the appraisal. Under the Arundel Mills and Marketplace Whole Loan documents, the borrowers may obtain a release from the lien of the mortgage of, for no additional consideration, the Contested Portion, or such substantially similar tract of land the borrowers are required to convey in connection with the adverse possession suit (or reasonably agrees to convey in order to settle the suit).

Ground Lease. None.

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No. 4 – RTL Retail Portfolio

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No. 4 – RTL Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SGFC, BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$55,333,333	Title:	Fee
Cut-off Date Principal Balance(1):	$55,333,333	Property Type – Subtype:	Retail – Various
% of IPB:	8.0%	Net Rentable Area (SF):	3,117,102
Loan Purpose:	Recapitalization	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Global Net Lease, Inc.	Occupancy:	95.3%
Interest Rate:	6.44575%	Occupancy Date:	9/1/2023
Note Date:	8/30/2023	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	9/6/2033	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(6):	$27,051,928 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$33,695,199 (TTM 6/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$53,888,610
Call Protection(3):	L(12),YM1(17),DorYM1(84),O(7)	UW Expenses:	$17,916,793
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$35,971,817
Additional Debt(1):	Yes	UW NCF:	$33,409,746
Additional Debt Balance(1):	$204,666,667	Appraised Value / Per SF(7):	$508,200,000 / $163
Additional Debt Type(1):	Pari Passu	Appraisal Date(7):	7/31/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$4,174,654	$596,379	N/A	Maturity Date Loan / SF:	$83
Insurance:	$5,240	$1,310	N/A	Cut-off Date LTV(7):	51.2%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV(7):	51.2%
TI / LC:	$0	Springing	N/A	UW NCF DSCR:	1.97x
Immediate Repairs:	$1,027,622	$0	N/A	UW NOI Debt Yield:	13.8%
Environmental Reserve:	$977,500	$0	N/A
Outstanding TI / LC:	$9,576,923	$0	N/A
Outstanding Free Rent:	$311,601	$0	N/A
Outstanding Gap Rent:	$241,832	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	100.0%	Return of Equity	$238,632,813	91.8%
			Reserves	16,315,372	6.3
			Closing Costs	5,051,814	1.9
Total Sources	$260,000,000	100.0%	Total Uses	$260,000,000	100.0%
(1)	The RTL Retail Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 17 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $260.0 million (the “RTL Retail Portfolio Whole Loan”). The Financial Information in the chart above reflects the RTL Retail Portfolio Whole Loan.
(2)	The borrowers are 29 Delaware limited liability companies and special purpose entities that are subsidiaries of The Necessity Retail REIT Operating Partnership, L.P. See the footnotes to Annex A-1 in the Prospectus for the names of each entity.
(3)	Defeasance of the RTL Retail Portfolio Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2026. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid in full, but not in part, after the payment date in September 2024, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in March 2033. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid at any time on or after the payment date in March 2033 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 29 payments is based on the anticipated closing date of the BBCMS 2024-C24 securitization trust in February 2024. The actual defeasance lockout period may be longer.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	Historical cash flows prior to 2022 are unavailable as 24 of the 29 RTL Retail Portfolio Properties were acquired in 2022 and such information is not available.
(6)	24 of the mortgaged properties were acquired between February 2022 and April 2022. For such mortgaged properties, 2022 cash flows only include financials from the acquisition date through December 2022.
(7)	The Appraised Value represents the “as portfolio” value, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as is” appraised values on a stand-alone basis is $498,190,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as is” values are both 52.2%.

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No. 4 – RTL Retail Portfolio

The Loan. The RTL Retail Portfolio mortgage loan (the “RTL Retail Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 3,117,102 square foot retail portfolio comprised of 29 properties located in 19 states (the “RTL Retail Portfolio Properties”). The RTL Retail Portfolio Whole Loan was co-originated by Barclays, BMO, Societe Generale Financial Corporation (“SGFC”) and KeyBank National Association (“KeyBank”), consists of 17 pari passu notes and accrues interest at a rate of 6.44575% per annum. The RTL Retail Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Notes A-5, A-6 and A-7 being contributed by SGFC and non-controlling Note A-10 being contributed by BMO, respectively, with an aggregate Cut-off Date Balance of $55,333,333, will be included in the BBCMS 2024-C24 securitization trust. The RTL Retail Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C22 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,500,000	$28,500,000	BBCMS 2023-C22	Yes
A-2	32,500,000	32,500,000	BBCMS 2023-C21	No
A-3	30,000,000	30,000,000	MSWF 2023-2	No
A-4	15,000,000	15,000,000	BBCMS 2023-C22	No
A-5	18,800,000	18,800,000	BBCMS 2024-C24	No
A-6	12,500,000	12,500,000	BBCMS 2024-C24	No
A-7	10,033,333	10,033,333	BBCMS 2024-C24	No
A-8	7,000,000	7,000,000	BBCMS 2023-C22	No
A-9	30,000,000	30,000,000	BBCMS 2023-C21	No
A-10	14,000,000	14,000,000	BBCMS 2024-C24	No
A-11	5,333,334	5,333,334	BBCMS 2023-C22	No
A-12	15,000,000	15,000,000	BMO 2023-C7	No
A-13	11,000,000	11,000,000	BMO 2023-C7	No
A-14	10,000,000	10,000,000	BMO 2023-C7	No
A-15	8,000,000	8,000,000	BBCMS 2023-C22	No
A-16(1)	7,333,333	7,333,333	KeyBank	No
A-17	5,000,000	5,000,000	BBCMS 2023-C22	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The RTL Retail Portfolio Properties consist of 29 retail centers located in 19 different states and totaling 3,117,102 square feet. 27 of the RTL Retail Portfolio Properties are anchored, while the other two are shadow anchored. The RTL Retail Portfolio Properties were 95.3% occupied by 188 unique tenants as of September 1, 2023. The borrower sponsor acquired five of the RTL Retail Portfolio Properties in 2017 and the rest were acquired in 2022. Since the acquisition of the remaining 24 RTL Retail Portfolio Properties, occupancy of the RTL Retail Portfolio Properties has been at least 94.0%. Eight of the RTL Retail Portfolio Properties are anchored or shadow anchored by 11 tenants (the “Non-Collateral Tenants”), and the space occupied by the Non-Collateral Tenants is not part of the collateral securing the RTL Retail Portfolio Whole Loan. The information relating to the RTL Retail Portfolio Properties herein does not include any space occupied by the Non-Collateral Tenants, unless otherwise expressly stated herein.

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No. 4 – RTL Retail Portfolio

The following table presents certain information relating to the RTL Retail Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF(1)	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Northwoods Marketplace	North Charleston, SC	1998 / NAP	236,078	97.8%	$21,500,000	8.3%	$41,200,000	8.1%
The Centrum	Pineville, NC	1997 / 2020	274,446	79.9%(2)	$17,210,000	6.6%	$36,800,000	7.2%
Lawton Marketplace	Lawton, OK	2013 / 2023	196,715	98.9%	$16,180,000	6.2%	$31,000,000	6.1%
Carlisle Crossing	Carlisle, PA	2005 / NAP	152,487	95.3%	$15,760,000	6.1%	$30,200,000	5.9%
Southway Shopping Center	Houston, TX	1976-2011 / NAP	181,836	100.0%	$15,660,000	6.0%	$30,000,000	5.9%
Parkway Centre South	Grove City, OH	2004 / NAP	131,887	100.0%	$13,550,000	5.2%	$25,000,000	4.9%
Houma Crossing	Houma, LA	2008 / NAP	181,423	83.4%	$12,940,000	5.0%	$24,800,000	4.9%
North Lake Square	Gainesville, GA	2015, 2016 / NAP	140,116	99.0%	$12,790,000	4.9%	$24,500,000	4.8%
Liberty Crossing	Rowlett, TX	2007 / NAP	105,769	93.2%	$12,470,000	4.8%	$23,900,000	4.7%
Owensboro Town Center	Owensboro, KY	1992, 1996, 1997, 1999 / 2010, 2015	164,941	90.5%	$11,850,000	4.6%	$22,700,000	4.5%
Harbor Town Center	Manitowoc, WI	2005 / NAP	138,744	93.0%	$9,600,000	3.7%	$18,400,000	3.6%
Lord Salisbury Center	Salisbury, MD	2005 / NAP	113,821	98.8%	$9,140,000	3.5%	$15,600,000	3.1%
Terrell Mill Village	Marietta, GA	1974 / 2012	75,184	100.0%	$8,980,000	3.5%	$17,200,000	3.4%
The Ridge at Turtle Creek	Hattiesburg, MS	1992 / NAP	98,705	100.0%	$8,090,000	3.1%	$15,500,000	3.0%
Nordstrom Rack	Tampa, FL	1994 / NAP	45,457	97.7%	$7,720,000	3.0%	$14,800,000	2.9%
Ventura Place	Albuquerque, NM	2008 / NAP	66,595	96.0%	$7,350,000	2.8%	$14,090,000	2.8%
Quail Springs	Oklahoma City, OK	1984 / 2004	100,404	100.0%	$6,940,000	2.7%	$13,300,000	2.6%
Wallace Commons	Salisbury, NC	2008 / NAP	98,509	98.5%	$6,680,000	2.6%	$12,800,000	2.5%
Waterford Park South	Clarksville, IN	2005, 2006 / 2008	91,906	93.4%	$6,580,000	2.5%	$12,600,000	2.5%
Evergreen Marketplace	Evergreen Park, IL	2013 / NAP	49,842	100.0%	$5,950,000	2.3%	$11,400,000	2.2%
Derby Marketplace	Derby, KS	2015 / NAP	100,000	100.0%	$5,480,000	2.1%	$10,500,000	2.1%
Stoneridge Village	Jefferson City, MO	2008 / NAP	72,483	100.0%	$5,350,000	2.1%	$9,300,000	1.8%
Fresh Thyme & DSW	Fort Wayne, IN	1985 / 2014	49,033	100.0%	$3,910,000	1.5%	$7,500,000	1.5%
Crossroads Annex	Lafayette, LA	2012 / NAP	40,578	100.0%	$3,710,000	1.4%	$7,100,000	1.4%
Tellico Village	Loudon, TN	2008 / NAP	40,928	100.0%	$3,440,000	1.3%	$6,600,000	1.3%
Walmart Neighborhood Market	Summerville, SC	2015 / NAP	51,441	100.0%	$3,240,000	1.2%	$6,200,000	1.2%
PetSmart & Old Navy	Reynoldsburg, OH	2012 / NAP	28,970	100.0%	$2,970,000	1.1%	$5,700,000	1.1%
Sutters Creek	Rocky Mount, NC	1996 / NAP	80,004	100.0%	$2,690,000	1.0%	$5,150,000	1.0%
Mattress Firm & Panera Bread	Elyria, OH	2016 / NAP	8,800	100.0%	$2,270,000	0.9%	$4,350,000	0.9%
Total			3,117,102	95.3%	$260,000,000	100.0%	$508,200,000(3)	100.0%
(1)	Information is based on the underwritten rent roll as of dated September 1, 2023.
(2)	Occupancy excludes 11 non-collateral tenants at The Centrum mortgaged property, including Home Depot and Best Buy.
(3)	The Total Appraised Value represents the “as portfolio” value, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as is” appraised values on a stand-alone basis is $498,190,000.

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No. 4 – RTL Retail Portfolio

Major Tenants.

Hobby Lobby Stores, Inc. (277,512 square feet; 8.9% of portfolio NRA; 5.4% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1972 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.9 billion in 2023, which was an approximately 2.60% year-over-year increase from 2022. Hobby Lobby occupies 55,126 square feet at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028, and three, five-year renewal options remaining. Hobby Lobby occupies 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031, and two, five-year renewal options remaining. Hobby Lobby occupies 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031, and two, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030, and four, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030, and three, five-year renewal options remaining. Hobby Lobby does not have any termination options at any of the mortgaged properties.

Academy Sports and Outdoors (182,928 square feet; 5.9% of portfolio NRA; 5.2% of portfolio underwritten base rent). Academy Sports and Outdoors (“Academy Sports”) is a full-line sporting goods and outdoor recreation retailer throughout the United States. Academy Sports was founded in 1938 and now operates 271 stores across 18 different states. Academy Sports has plans to expand by opening 120 to 140 stores by the end of 2027. Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039, and three, five-year renewal options remaining. Academy Sports occupies 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035, and four, five-year renewal options remaining. Academy Sports occupies 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033, and three, five-year renewal options remaining. Academy Sports does not have any termination options at any of the mortgaged properties.

Ross Dress For Less (167,328 square feet; 5.4% of portfolio NRA; 4.8% of portfolio underwritten base rent). Ross Dress For Less (“Ross”) is an American chain of discount department stores headquartered in Dublin, California. Ross is the largest off-price retailer in the United States, operating 1,704 stores in 40 different states, the District of Columbia and Guam. Ross reported 2022 revenues of $18.7 billion and was named a Fortune 500 company. Ross Stores Inc., the parent company of Ross, has approximately 100,000 employees. Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026, and three, five-year renewal options remaining. Ross occupies 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026, and two, five-year renewal options remaining. Ross occupies 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025, and four, five-year renewal options remaining. Ross occupies 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029, and four, five-year renewal options remaining. Ross occupies 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026, and two, five-year renewal options remaining. Ross occupies 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027, and has four, five-year renewal options remaining. Ross does not have any termination options at any of the mortgaged properties.

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No. 4 – RTL Retail Portfolio

Environmental. According to the Phase I environmental reports (each, an “ESA”) each dated August 1, 2023, a recognized environmental condition (a “REC”) was found at the Terrell Mill Village mortgaged property (3.5% ALA, 2.4% of portfolio NRA) in connection with dry cleaning operations at the mortgaged property that included the use of Perchloroethylene, which impacted the soil and groundwater, from 1973 until approximately 2005. A subsurface investigation was recommended at the Terrell Mill Village mortgaged property in connection with the REC. Environmental insurance was obtained at origination of the RTL Retail Portfolio Whole Loan, with an expiration date of February 11, 2032, that will cover such contamination. At origination, the borrowers reserved $977,500 to cover the cost of further testing to determine certain vapor intrusion conditions exist and to mitigate any such intrusion, as described in the RTL Retail Portfolio Whole Loan documents. The pilot testing has been contracted for and is expected to occur in January 2024, the result of which will determine and install SSDS system at the Terrell Mill Village mortgaged property. Additionally, a controlled recognized environmental condition (a “CREC”) was identified at the Evergreen Marketplace mortgaged property (2.3% ALA, 1.6% of portfolio NRA) in connection with the former use as a golf course, which contained an underground storage tank (a “UST”) that caused a release into the soil. The UST case was issued a no further action determination with a use restriction, which states that the mortgaged property may only be used for industrial and commercial purposes. Based on report remediation activities, locations of the affected areas relative to the mortgaged property and confirmation soil analytical results from a 2012 report, historical uses of the Evergreen Marketplace mortgaged property are considered a CREC and the ESA recommends continued compliance with the use restriction. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Prospectus.

The following table presents certain information relating to the historical and current occupancy of the RTL Retail Portfolio Properties:

Historical and Current Occupancy(1)
2020(2)(3)	2021(2)	2022	Current(4)
76.5%	90.7%	94.1%	95.3%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Based on occupancy statistics at the Liberty Crossing, Southway Shopping Center, Northwoods Marketplace, The Centrum and Quail Springs mortgaged properties, which were acquired by the borrower sponsor in 2017. The other 24 mortgaged properties had not yet been acquired by the borrower sponsor, and such information was not available. These five mortgaged properties were 93.6% occupied as of the end of 2022 and 92.5% occupied as of September 1, 2023.
(3)	The 2020 historical occupancy of 76.5% is driven by The Centrum mortgaged property, which was 39.0% occupied. The Centrum mortgaged property’s occupancy increased to 78.0% in 2021 driven by a new 20-year lease for 108,714 square feet to Super G Market, a family-owned grocery store.
(4)	Current Occupancy is as of September 1, 2023.
A-3-54

Annex A-3	BBCMS 2024-C24
No. 4 – RTL Retail Portfolio

The following table presents certain information relating to the largest tenants based on net rentable area at the RTL Retail Portfolio Properties:

Top Ten Tenant Summary(1)
Tenant	Property / Property Count	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Sales PSF(4)	Occupancy Cost(4)
Hobby Lobby	5(5)	NR / NR / NR	277,512	8.9%	$7.74	$2,149,125	5.4%	Various(5)	NAV	NAV
Academy Sports	3(6)	NR / BB / NR	182,928	5.9	$11.27	$2,060,914	5.2%	Various(6)	NAV	NAV
Ross	6(7)	A2 / BBB+ / NR	167,328	5.4	$11.48	$1,921,113	4.8%	Various(7)	$552.59(8)	3.2%(8)
PetSmart	9(9)	B3 / B+ / NR	158,353	5.1	$15.38	$2,434,699	6.1%	Various(9)	NAV	NAV
Best Buy	4(10)	A3 / BBB+ / NR	150,981	4.8	$9.77	$1,475,221	3.7%	Various(10)	NAV	NAV
Kohls Corporation	2(11)	Ba2 / BB+ / BBB-	137,062	4.4	$6.89	$943,882	2.4%	1/31/2029	NAV	NAV
TJ Maxx	5(12)	A2 / A / NR	123,913	4.0	$10.11	$1,252,852	3.1%	Various(12)	$447.52(13)	3.8%(13)
Super G Mart	The Centrum	NR / NR / NR	108,714	3.5	$6.00	$652,284	1.6%	5/31/2042	NAV	NAV
Michaels	4(14)	Caa2 / CCC+ / NR	88,275	2.8	$12.11	$1,069,053	2.7%	Various(14)	$151.34(15)	10.5%(15)
Five Below	9(16)	NR / NR / NR	79,239	2.5	$16.75	$1,326,940	3.3%	Various(16)	NAV	NAV
Top Ten Tenants			1,474,305	47.3%	$10.37	$15,286,082	38.4%

Non Top Ten Tenants			1,496,417	48.0%	$16.39	$24,519,919	61.6%

Occupied Collateral Total / Wtd. Avg.			2,970,722	95.3%	$13.40	$39,806,001	100.0%

Vacant Space			146,380	4.7%

Collateral Total			3,117,102	100.0%

(1)	Based on the underwritten rent roll dated as of September 1, 2023, with rent steps through August 2024.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.
(4)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending March 31, 2023.
(5)	Hobby Lobby occupies 55,126 square feet at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028, 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031, 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031, 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030.
(6)	Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039, 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035 and 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033.
(7)	Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026, 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026, 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025, 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029, 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027.
(8)	Based on sales for Ross at the Southway Shopping Center mortgaged property.
(9)	PetSmart occupies 20,087 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2024, 17,445 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 30, 2028, 13,858 square feet at the PetSmart & Old Navy mortgaged property with a lease expiration date of September 30, 2032, 20,087 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2032, 12,157 square feet at the Stoneridge Village mortgaged property with a lease expiration date of January 31, 2027, 20,087 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of June 30, 2026, 23,197 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of August 31, 2033, 19,107 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2025 and 12,328 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2024.
(10)	Best Buy occupies 30,000 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2028, 43,278 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 25, 2028, 45,278 square feet at the Quail Springs mortgaged property with a lease expiration date of March 31, 2025 and 32,425 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of March 31, 2026.
(11)	Kohls Corporation occupies 68,423 square feet at the Harbor Town Center mortgaged property and 68,639 square feet at the Wallace Commons mortgaged property. Each lease expires on January 31, 2029.
(12)	TJ Maxx occupies 22,504 square feet at the Harbor Town Center mortgaged property with a lease expiration date of May 31, 2028, 29,409 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of January 31, 2027, 28,000 square feet at the Parkway Centre South mortgaged property with a lease expiration date of November 30, 2026, 24,000 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of August 31, 2028 and 20,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of March 31, 2026.
(13)	Based on sales at the Parkway Centre South mortgaged property.
(14)	Michaels occupies 23,327 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of February 28, 2026, 21,727 square feet at the Waterford Park South mortgaged property with a lease expiration date of February 28, 2026, 21,574 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of February 28, 2026 and 21,647 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of May 31, 2026.
(15)	Based on sales at the Carlisle Crossing and Northwoods Marketplace mortgaged properties.
(16)	Five Below occupies 8,474 square feet at the Liberty Crossing mortgaged property with a lease expiration date of February 29, 2032, 8,933 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2027, 8,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of January 31, 2026, 9,450 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of January 31, 2032, 9,000 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of June 30, 2026, 9,330 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2032, 10,000 square feet at the Houma Crossing mortgaged property with a lease expiration date of January 31, 2029, 7,941 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2030 and 8,111 square feet at the North Lake Square mortgaged property with a lease expiration date of July 31, 2026.
A-3-55

Annex A-3	BBCMS 2024-C24
No. 4 – RTL Retail Portfolio

The following table presents certain information relating to the tenant lease expirations at the RTL Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	146,380	4.7%	NAP	NA	P	146,380	4.7%	NAP	NAP
2024 & MTM	41	208,242	6.7	$3,661,154	9.2		354,662	11.4%	$3,661,154	9.2%
2025	29	181,893	5.8	2,744,328	6.9		536,515	17.2%	$6,405,482	16.1%
2026	48	477,019	15.3	6,521,264	16.4		1,013,534	32.5%	$12,926,746	32.5%
2027	36	235,924	7.6	3,980,423	10.0		1,249,458	40.1%	$16,907,168	42.5%
2028	38	454,788	14.6	5,930,282	14.9		1,704,246	54.7%	$22,837,450	57.4%
2029	17	284,055	9.1	3,430,732	8.6		1,988,301	63.8%	$26,268,182	66.0%
2030	15	256,766	8.2	3,666,652	9.2		2,245,067	72.0%	$29,934,834	75.2%
2031	9	147,450	4.7	1,424,004	3.6		2,392,517	76.8%	$31,358,838	78.8%
2032	16	200,157	6.4	2,600,853	6.5		2,592,674	83.2%	$33,959,692	85.3%
2033	14	182,187	5.8	2,484,082	6.2		2,774,861	89.0%	$36,443,774	91.6%
2034	4	48,004	1.5	718,542	1.8		2,822,865	90.6%	$37,162,316	93.4%
2035 & Beyond	6	294,237	9.4	2,643,685	6.6		3,117,102	100.0%	$39,806,001	100.0%
Total	273	3,117,102	100.0%	$39,806,001	100.0%
(1)	Based on the underwritten rent roll dated as of September 1, 2023, with rent steps through August 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.

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Annex A-3	BBCMS 2024-C24
No. 4 – RTL Retail Portfolio

The following table presents certain information relating to the operating history and underwritten cash flows of the RTL Retail Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2022	TTM(2)	Underwritten	Per Square Foot	% (3)
Rents in Place(4)	$30,907,670	$37,311,334	$39,378,579	$12.63	69.4%
Rent Steps(5)	0	0	326,233	$0.10	0.6
Straight Line Rent	0	0	7,000	$0.00	0.0
Percentage Rent	0	155,969	101,189	$0.03	0.2
Vacancy Gross Up	0	0	2,763,888	$0.89	4.9
Gross Potential Rent	$30,907,670	$37,467,303	$42,576,889	$13.66	75.1%
Total Reimbursements	10,208,401	11,658,704	14,147,963	$4.54	24.9
Net Rental Income	$41,116,072	$49,126,007	$56,724,852	$18.20	100.0%
Other Income	0	68,582	0	$0.00	0.0
(Vacancy/Credit Loss)	0	0	(2,836,243)	($0.91)	(5.0)
Effective Gross Income	$41,116,072	$49,194,589	$53,888,610	$17.29	95.0%

Taxes	5,916,899	6,767,608	6,913,585	$2.22	12.8
Insurance	1,195,587	1,243,194	2,053,265	$0.66	3.8
Maintenance	4,012,845	3,848,515	4,836,221	$1.55	9.0
Management Fee	1,550,658	1,956,924	1,886,101	$0.61	3.5
Other Expenses	1,388,155	1,683,149	2,227,621	$0.71	4.1
Total Expenses	$14,064,144	$15,499,390	$17,916,793	$5.75	33.2%

Net Operating Income	$27,051,928	$33,695,199	$35,971,817	$11.54	66.8%

TI/LC	0	0	2,040,576	$0.65	3.8
Cap Ex	0	0	521,495	$0.17	1.0

Net Cash Flow	$27,051,928	$33,695,199	$33,409,746	$10.72	62.0%
(1)	Based on the underwritten rent roll dated September 1, 2023.
(2)	TTM reflects the trailing 12 months ending June 30, 2023.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(4)	Since July 1, 2022, there has been 539,910 square feet (17.3% of portfolio NRA) of new leases or renewals representing approximately $8.1 million (20.5% of underwritten rents in place).
(5)	Includes contractual rent steps through August 2024.

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Annex A-3	BBCMS 2024-C24
No. 4 – RTL Retail Portfolio

The Markets. The RTL Retail Portfolio Properties consist of 29 properties located across 19 different states. The RTL Retail Portfolio Properties are located in submarkets with average vacancy rates ranging from 0.6% to 7.5%. Market rent rate per square foot ranges from $5.48 to $34.98.

The following table presents certain market information relating to the RTL Retail Portfolio Properties:

Market Summary(1)
	Location	Market	Submarket	UW Rental Rate PSF(2)(3)	Market Rent Rate PSF	Average Submarket Vacancy
Northwoods Marketplace	North Charleston, SC	Charleston	North Charleston	$14.01	$13.87	4.60%
The Centrum	Pineville, NC	Charlotte	Outer Southeast	$10.27	$11.57	3.00%
Southway Shopping Center	Houston, TX	Houston	Southwest	$14.20	$14.08	3.80%
Parkway Centre South	Grove City, OH	Columbus	Southwest	$16.67	$15.71	5.10%
Lawton Marketplace	Lawton, OK	Lawton MSA	Lawton	$14.07	$14.50	7.50%
Owensboro Town Center	Owensboro, KY	Owensboro MSA	Daviess County	$12.77	$12.68	4.10%
Carlisle Crossing	Carlisle, PA	Harrisburg	Harrisburg West	$16.34	$16.87	4.40%
North Lake Square	Gainesville, GA	Atlanta	Gainesville/Hall County	$13.11	$13.97	3.50%
Liberty Crossing	Rowlett, TX	Dallas-Fort Worth	Sachse/Rowlett	$17.69	$18.65	3.40%
Lord Salisbury Center	Salisbury, MD	Salisbury MSA	Wicomico County	$14.20	$13.34	5.50%
Ventura Place	Albuquerque, NM	Albuquerque	Far Northeast Heights	$16.59	$16.06	2.90%
Houma Crossing	Houma, LA	Houma-Thibodaux MSA	Houma	$11.52	$12.77	2.10%
Terrell Mill Village	Marietta, GA	Atlanta	Cumberland/Galleria	$19.19	$18.15	4.20%
Harbor Town Center	Manitowoc, WI	Green Bay MSA	Manitowoc County	$10.30	$10.24	2.50%
The Ridge at Turtle Creek	Hattiesburg, MS	Hattiesburg	Hattiesburg/South Area	$13.12	$13.33	2.30%
Waterford Park South	Clarksville, IN	Louisville MSA	South Clark County	$12.95	$15.60	3.70%
Nordstrom Rack	Tampa, FL	Hillsborough County	Central Tampa Submarket	$23.24	$23.23	1.80%
Wallace Commons	Salisbury, NC	Charlotte	Rowan County	$10.20	$10.46	2.00%
Quail Springs	Oklahoma City, OK	Oklahoma County	North Oklahoma City	$9.76	$11.00	5.10%
Evergreen Marketplace	Evergreen Park, IL	Chicago	Near South Cook	$16.85	$16.03	6.20%
Derby Marketplace	Derby, KS	Wichita	Derby-Haysville-Mulvane	$8.28	$10.79	2.30%
Fresh Thyme & DSW	Fort Wayne, IN	Fort Wayne MSA	North Fort Wayne	$13.31	$12.56	5.30%
Tellico Village	Loudon, TN	Knoxville	Loudon County	$12.64	$12.72	0.60%
Sutters Creek	Rocky Mount, NC	Nash, Wake, Franklin, Warren, Halifax, Edgecombe, Wilson, Johnston counties	Nash County	$6.13	$5.48	6.90%
PetSmart & Old Navy	Reynoldsburg, OH	Columbus	Fairfield County	$16.47	$16.50	4.40%
Stoneridge Village	Jefferson City, MO	Jefferson City	NAV	$15.52	$13.00	NAV
Walmart Neighborhood Market	Summerville, SC	Charleston	Dorchester County	$8.98	$9.55	6.40%
Mattress Firm & Panera Bread	Elyria, OH	Cleveland	Lorain County	$36.35	$34.98	3.00%
Crossroads Annex	Lafayette, LA	Lafayette MSA	Greater Lafayette	$16.39	$16.00	1.40%
Weighted Average				$13.40	$13.63	3.9%
(1)	Source: Appraisals dated between July 7, 2023 and July 25, 2023.
(2)	Based on the underwritten rent roll dated September 1, 2023.
(3)	Includes $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent across the portfolio.
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Annex A-3	BBCMS 2024-C24
No. 4 – RTL Retail Portfolio

The Borrowers. The borrowers are 29 Delaware limited liability companies and special purpose entities, each with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the RTL Retail Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor was The Necessity Retail REIT Operating Partnership, L.P. (NASDAQ: RTL) prior to the completion of the Global Net Lease Merger (as defined below). At completion of the Global Net Lease Merger, Global Net Lease, Inc. became, and is currently, the borrower sponsor and non-recourse carveout guarantor. The Necessity Retail REIT Operating Partnership, L.P. (“RTL”) is a publicly traded real estate investment with a focus on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the United States. RTL has a portfolio consisting of 991 net leased properties in 46 different states and the District of Columbia totaling approximately 27.4 million square feet as of June 30, 2023. RTL’s portfolio was 92.7% leased with a 6.9 weighted average lease term remaining as of June 30, 2023. 66% and 37% of annualized straight-line rent in RTL’s single-tenant portfolio and from multi-tenant anchor tenants, respectively, was attributed to investment grade, or implied investment grade, tenants as of June 30, 2023. RTL reported revenue of approximately $106.7 million in the second quarter of 2023.

The Necessity Retail REIT, Inc. (“RTL Parent”) and Global Net Lease, Inc. completed a merger on September 12, 2023 (such merger of RTL Parent with Global Net Lease, Inc., the “Global Net Lease Merger”). RTL had been externally managed by AR Global Investments, LLC. However, the combined entity is now internally managed. Global Net Lease, Inc. is a publicly traded real estate investment trust that specializes in sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets. Prior to the Global Net Lease Merger, as of September 30, 2023, Global Net Lease, Inc. had a portfolio consisting of 1,304 properties totaling approximately 66.8 million square feet. As of September 30, 2023, Global Net Lease, Inc.’s portfolio was 96% leased with a weighted average remaining lease term of 6.9 years.

Property Management. The RTL Retail Portfolio Properties are currently managed by Necessity Retail Properties, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $4,174,654 for real estate taxes, (ii) $5,240 for insurance premiums, (iii) $1,027,622 for deferred maintenance, (iv) $9,576,923 for outstanding TI/LCs, (v) $977,500 for the environmental reserve fund, (vi) $311,601 for outstanding free rent and (vii) $241,832 for gap rent.

Tax Escrow – On a monthly basis, the borrowers are required to escrow approximately $596,379 for real estate taxes. The borrowers are not required to make monthly tax deposits for an individual mortgaged property if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any taxes directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period (as defined below) is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

Insurance Escrow – On a monthly basis, the borrowers are required to escrow approximately $1,310 for insurance premiums. The borrowers are not required to pay monthly insurance premiums if they obtain a blanket policy satisfactory to the lender or, in regard to an individual mortgaged property, if (i) no event of default has occurred and is continuing, (ii) the applicable mortgaged property is leased to a single tenant and that tenant is paying any insurance premiums directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

Replacement Reserves – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.25 by the aggregate square footage of the RTL Retail Portfolio Properties (initially approximately $64,940 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the RTL Retail Portfolio Properties (initially approximately $389,638 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

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Annex A-3	BBCMS 2024-C24
No. 4 – RTL Retail Portfolio

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below) and will terminate upon the cure of such Cash Sweep Event.

Lockbox / Cash Management. The RTL Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants (excluding any tenants who use VersaPay to pay their rent) at the RTL Retail Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the RTL Retail Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the RTL Retail Portfolio Whole Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a Debt Yield Trigger Event (as defined below), or (iii) a Hobby Lobby Trigger Event (as defined below). A Cash Sweep Event will end upon, with respect to clause (i), a cure of such event of default, with respect to clause (ii), (a) achieving a net cash flow debt yield of at least 9.95% for two consecutive calendar quarters, (b) the delivery by the borrowers to the lender of the Debt Yield Cure – Letter of Credit (as defined below) or (c) the borrowers’ completion of a Debt Yield Cure – Partial Prepayment (as defined below), or with respect to clause (iii) the occurrence of a Hobby Lobby Trigger Event Cure (as defined below).

A “Debt Yield Trigger Event” will commence upon (i) the net operating income debt yield being less than 9.95% for two consecutive calendar quarters or (ii) if the borrowers previously cured or prevented a Debt Yield Trigger Event by depositing a Debt Yield Cure – Letter of Credit with the lender, the expiration of the three month period that commenced on the date the borrowers delivered such Debt Yield Cure – Letter of Credit to the lender; provided, however, that a Debt Yield Trigger Event will not be deemed to have occurred if, within five business days of the date described in clause (i) or (ii) of this definition, the borrowers deposit with the lender the applicable Debt Yield Cure – Letter of Credit or complete the applicable Debt Yield Cure – Partial Prepayment.

A “Debt Yield Cure – Letter of Credit” means a letter of credit in an amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable date of determination if a Cash Sweep Period had been in effect during such time, as reasonably determined by the lender. Each Debt Yield Cure – Letter of Credit will be effective for a period of three months and the borrowers may continue to prevent subsequent Debt Yield Trigger Events after each three-month period by depositing with the lender additional Debt Yield Cure – Letters of Credit on, or prior to, the expiration of each such three-month period.

A “Debt Yield Cure – Partial Prepayment” means a partial prepayment of the loan in accordance with the RTL Retail Portfolio Whole Loan documents in an amount (including any required yield maintenance premium) that results in a reduction of the then-outstanding balance of the RTL Retail Portfolio Whole Loan to achieve a net cash flow debt yield equal to or greater than 9.95% for the trailing 12-month period.

A “Hobby Lobby Trigger Event” will occur if Hobby Lobby or its parent company, or the guarantor of any Hobby Lobby lease, becomes a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; provided, however, a Cash Sweep Event will not be deemed to have occurred, and a Cash Sweep Period will not commence, solely as a result of a Hobby Lobby Trigger Event if a Hobby Lobby Reserve Funds Cap Cure (as defined below) occurs within five business days of such Hobby Lobby Trigger Event.

“Hobby Lobby Trigger Event Cure” means that (i) the borrowers provide the lender with (a) reasonably satisfactory evidence that the assets of Hobby Lobby, its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, and (b) satisfactory evidence that each Hobby Lobby lease or its guaranty (as applicable) has been affirmed and is in full force and effect, including an updated tenant estoppel certificate from Hobby Lobby that is reasonably acceptable to the lender confirming that each Hobby Lobby lease is in full effect, Hobby Lobby is paying full contractual rent, without offset or free rent credit and that there is no default by either party under any Hobby Lobby lease; (ii) the satisfaction of the Hobby Lobby Replacement Lease Criteria (as defined below); or (iii) occurrence of a Hobby Lobby Reserve Funds Cap Cure.

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No. 4 – RTL Retail Portfolio

“Hobby Lobby Reserve Funds Cap Cure” means that (i) the borrowers have deposited with the lender an amount in cash equal to the Hobby Lobby Reserve Funds Cap (as defined below), (ii) during the applicable Cash Sweep Period, the amount on deposit in the excess cash flow reserve account at any time exceeds the Hobby Lobby Reserve Funds Cap, or (iii) the borrowers have deposited with the lender a Hobby Lobby letter of credit, which is an amount equal to the Hobby Lobby Reserve Funds Cap.

“Hobby Lobby Reserve Funds Cap” means an amount equal to (i) $4,295,952.13, less (ii) if applicable, the Hobby Lobby Replacement Rent Amount (as defined below).

“Hobby Lobby Replacement Rent Amount” means, following the occurrence of a Hobby Lobby Trigger Event and the execution of one or more Hobby Lobby replacement leases that demise a portion (but not all) of the Hobby Lobby premises, an amount equal to base rent required to be paid by each replacement tenant to the borrowers under the applicable replacement lease for the two year period immediately subsequent to the effective date of such replacement lease.

“Hobby Lobby Replacement Lease Criteria” means (i) the borrowers have entered into one or more Hobby Lobby replacement leases; (ii) each Hobby Lobby replacement tenant is in physical occupancy of the space covered by the applicable replacement lease; and (iii) the borrowers provide the lender with (a) a copy of each executed Hobby Lobby replacement lease, (b) a tenant estoppel certificate in form and substance reasonably satisfactory to the lender executed by each Hobby Lobby replacement tenant which confirms that such replacement lease is in full effect and such replacement tenant is in physical occupancy of the space and paying full contractual rent, (c) upon request of the lender, unless the Hobby Lobby replacement lease is fully subordinate to the loan by its terms, a subordination, non-disturbance and attornment agreement in form and substance satisfactory to the lender executed by each Hobby Lobby replacement tenant and the lender, (d) satisfactory evidence that the borrowers have performed and paid for all tenant improvements relating to such Hobby Lobby replacement tenant and that there are no unpaid leasing commissions associated with such Hobby Lobby replacement tenant and (e) an updated rent roll.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following (a) the payment date in September 2024 (with payment of a yield maintenance premium) or (b) the earlier of two years following the last note to be securitized or August 30, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may obtain the release of any of the RTL Retail Portfolio Properties with 15 days’ notice if the following conditions (among others) are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the RTL Retail Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 2.01x and (B) the debt service coverage ratio immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, then the debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the debt service coverage ratio immediately prior to the partial release; (iv) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the debt yield with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 13.11% and (B) the debt yield immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt yield with respect to the remaining individual mortgaged property will be no less than the debt yield immediately prior to the partial release; and (v) payment of the release amount equal to 115% of the allocated loan amount for such individual property (including any applicable yield maintenance premium).

Ground Lease. None.

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No. 5 – AutoNation

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No. 5 – AutoNation

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No. 5 – AutoNation
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$42,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$42,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	6.1%	Net Rentable Area (SF):	205,956
Loan Purpose:	Refinance	Location:	Fort Lauderdale, FL
Borrower:	200 Brickell, Ltd.	Year Built / Renovated:	2007 / NAP
Borrower Sponsor:	Stiles Properties and Investments, Ltd.	Occupancy:	92.5%
Interest Rate:	8.25000%	Occupancy Date:	10/31/2023
Note Date:	12/1/2023	4th Most Recent NOI (As of)(4):	$4,989,494 (12/31/2020)
Maturity Date:	12/6/2028	3rd Most Recent NOI (As of)(4):	$5,890,421 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,200,009 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$5,980,505 (TTM 9/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	91.4%
Amortization Type:	Interest Only	UW Revenues:	$11,258,615
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$4,817,557
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,441,058
Additional Debt:	Yes	UW NCF:	$6,098,368
Additional Debt Balance(1):	$13,000,000	Appraised Value / Per SF:	$102,500,000 / $498
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/15/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$267
Taxes:	$0	$117,194	N/A	Maturity Date Loan / SF:	$267
Insurance:	$132,172	$44,057	N/A	Cut-off Date LTV:	53.7%
Replacement Reserves:	$0	$4,806	N/A	Maturity Date LTV:	53.7%
TI/LC Reserves:	$2,000,000	$0	N/A	UW NCF DSCR:	1.33x
Outstanding TI Reserve:	$120,550	$0	N/A	UW NOI Debt Yield:	11.7%
AutoNation Renewal Reserve:	$0	Springing	$3,028,848
AutoNation Rollover Reserve:	$0	$25,745	N/A
Free Rent Reserve:	$8,925	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$55,000,000	93.2%	Loan Payoff	$53,037,468	89.9%
Borrower Equity(5)	3,994,806	6.8	Closing Costs(6)	3,695,692	6.3
			Upfront Reserves	2,261,647	3.8
Total Sources	$58,994,806	100.0%	Total Uses	$58,994,806	100.0%
(1)	The AutoNation Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $55.0 million (the “AutoNation Whole Loan”). The Financial Information in the chart above reflects the AutoNation Whole Loan.
(2)	Defeasance of the AutoNation Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing of the securitization that includes the last note to be securitized and (ii) December 1, 2026. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2024-C24 securitization trust in February 2024. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is primarily driven by an increase in parking income.
(5)	Borrower Equity includes approximately $242,637 of proceeds from a cash account that was contributed towards the payoff of the prior mortgage loan.
(6)	Closing Costs include an interest rate buy-down credit of $2,475,000.

The Loan. The AutoNation mortgage loan (the “AutoNation Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in an office building consisting of 205,956 square feet located in Fort Lauderdale, Florida (the “AutoNation Property”). The AutoNation Whole Loan has a five-year interest only term and accrues interest at a rate of 8.25000% per annum. The AutoNation Whole Loan was co-originated on December 1, 2023 by Barclays Capital Real Estate Inc. (“Barclays”) and Argentic Real Estate Finance 2 LLC (“AREF2”). The controlling Note A-1-1 (contributed by Barclays)

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No. 5 – AutoNation

and non-controlling Note A-2-1 (contributed by AREF2), with an aggregate original principal balance of $42,000,000, will be included in the BBCMS 2024-C24 securitization trust. The remaining notes are currently held by Barclays or its affiliates and AREF2 and are expected to be contributed to one or more future securitization trust(s). The AutoNation Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C24 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$22,900,000	$22,900,000	BBCMS 2024-C24	Yes
A-1-2(1)	7,100,000	7,100,000	Barclays or an affiliate	No
A-2-1	19,100,000	19,100,000	BBCMS 2024-C24	No
A-2-2(1)	5,900,000	5,900,000	AREF2	No
Whole Loan	$55,000,000	$55,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The AutoNation Property is comprised of a 17-story, Class A central business district (“CBD”) office building located in downtown Fort Lauderdale, Florida. The AutoNation Property was built on a 1.02-acre site, consists of 205,956 square feet of net rentable area and includes 536 covered parking spaces. The AutoNation Property is a LEED-Gold certified building that serves as the headquarters for AutoNation.

The largest tenant at the AutoNation Property, AutoNation, which represents 78.8% of the net rentable area, has been at the property since 2009 and has gradually expanded its footprint since. AutoNation originally occupied 101,192 square feet in 2009 and has increased its space to 162,255 square feet (inclusive of a 3,363 square foot sublease from Kittelson & Associates, Inc.), with the most recent expansion occurring in September 2023. Additionally, per AutoNation it has invested approximately $3.1 million into improving its space since 2018. The improvements consist of finishes and refreshments of the 10th and 16th floors, an executive corner on the 17th floor, buildout of a ground floor conference room center, a refresh of the ground floor gym and addition of an adjacent executive gym and a generator upgrade. In total, including the AutoNation upgrades, there has been approximately $5.2 million spent on upgrading the AutoNation Property from 2018 to 2023.

As of October 31, 2023, the AutoNation Property was 92.5% leased to 10 unique tenants from various industries including finance, law, consulting, and one restaurant tenant. Occupancy has remained above 93.3% each year dating back to 2019.

Major Tenant.

AutoNation (162,255 square feet; 78.8% of NRA; 82.8% of underwritten rent; Moody’s/S&P/Fitch: Baa3/BBB-/BBB-): AutoNation is an automotive retailer based in Fort Lauderdale, Florida. The AutoNation Property serves as its headquarters. AutoNation was founded by Wayne Huizenga in 1996. Today, there are over 22,000 employees and more than 315 locations throughout the United States. In 2022, AutoNation invested over $325 million to enhance and expand its footprint throughout the country. As of the third quarter of 2023, new vehicle revenue improved by 11% to $3.2 billion. Total revenue was approximately $6.9 billion in the third quarter of 2023, a 3% year over year increase, and total revenue was approximately $27.0 billion in the 2022 fiscal year, which was a 4.4% increase from 2021.

AutoNation has been in occupancy at the AutoNation Property since 2009. AutoNation’s current lease has an expiration in December 2029, with two, five-year renewal options remaining. AutoNation subleases a portion of its space (3,363 square feet) from Kittelson & Associates, Inc., with an expiration in May 2024. There are no renewal options for the sublease space and AutoNation has no existing contraction or termination options.

Environmental. According to the Phase I environmental report dated May 3, 2023, there was no evidence of any recognized environmental conditions at the AutoNation Property.

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No. 5 – AutoNation
Historical and Current Occupancy(1)
2019	2020	2021	2022	Current(2)
95.5%	97.5%	93.4%	93.3%	92.5%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of October 31, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
AutoNation(3)	Baa3/BBB-/BBB-	162,255	78.8%	$27.25	$4,421,550	82.8%	Various(4)
Janney Montgomery Scott, LLC	NR/NR/NR	5,982	2.9	$30.90	184,844	3.5	12/31/2027
Callahan & Fusco	NR/NR/NR	4,975	2.4	$31.04	154,433	2.9	5/31/2028
Palisades Hudson Financial Group	NR/NR/NR	3,970	1.9	$30.90	122,673	2.3	1/31/2029
SRS National Net Lease Group	NR/NR/NR	3,409	1.7	$29.50	100,578	1.9	9/30/2025
Major Tenants		180,591	87.7%	$27.60	$4,984,078	93.4%
Other Tenants		9,830	4.8%	$35.90	$352,895	6.6%
Occupied Collateral Total		190,421	92.5%	$28.03	$5,336,972	100.0%
Vacant Space		15,535	7.5%
Collateral Total		205,956	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2023, inclusive of rent steps through December 2024 and straight-line rent steps attributed to AutoNation totaling $386,645.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	AutoNation subleases a portion of its space (3,363 square feet) from Kittelson & Associates, Inc. AutoNation Net Rentable Area, % of Total NRA, UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include the space that AutoNation is subleasing from Kittelson and Associates, Inc.
(4)	The 3,363 square feet of space that Kittelson and Associates, Inc. is subleasing to AutoNation expires on May 31, 2024 and the remainder of AutoNation’s space (158,892 square feet) expires on December 31, 2029. AutoNation has two, five-year renewal options remaining except for the sublease space, which does not have any renewal options.

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No. 5 – AutoNation
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	15,535	7.5%	NAP	NAP	15,535	7.5%	NAP	NAP
2024 & MTM	1	3,363	1.6%	$104,090	2.0%	18,898	9.2%	$104,090	2.0%
2025	3	8,226	4.0%	270,587	5.1	27,124	13.2%	$374,677	7.0%
2026	0	0	0.0%	0	0.0	27,124	13.2%	$374,677	7.0%
2027	2	8,169	4.0%	252,083	4.7	35,293	17.1%	$626,760	11.7%
2028	2	6,251	3.0%	193,862	3.6	41,544	20.2%	$820,622	15.4%
2029	2	162,862	79.1%	4,440,133	83.2	204,406	99.2%	$5,260,755	98.6%
2030	0	0	0.0%	0	0.0	204,406	99.2%	$5,260,755	98.6%
2031	0	0	0.0%	0	0.0	204,406	99.2%	$5,260,755	98.6%
2032	1	1,550	0.8%	76,218	1.4	205,956	100.0%	$5,336,972	100.0%
2033	0	0	0.0%	0	0.0	205,956	100.0%	$5,336,972	100.0%
2034	0	0	0.0%	0	0.0	205,956	100.0%	$5,336,972	100.0%
2035 & Beyond	0	0	0.0%	0	0.0	205,956	100.0%	$5,336,972	100.0%
Total	11	205,956	100.0%	$5,336,972	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Includes rent steps through December 2024 and straight-line rent steps attributed to AutoNation totaling $386,645.

Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021(2)	2022	T-12 9/30/2023	Underwritten	Per Square Foot	%(3)
In-Place Rent	$4,254,244	$4,649,474	$4,699,387	$4,912,831	$4,971,585	$4,950,327	$24.04	42.1%
Rent Steps and SL Rent(4)	0	0	0	0	0	386,645	1.88	3.3
Gross-Up Vacant Rent	0	0	0	0	0	504,888	2.45	4.3
Expense Recoveries	2,939,910	3,158,799	3,287,149	3,633,241	3,861,692	4,213,626	20.46	35.8
Gross Potential Rent	$7,194,154	$7,808,273	$7,986,536	$8,546,072	$8,833,277	$10,055,486	$48.82	85.5%
Parking Income	1,099,443	897,204	1,628,397	1,757,137	1,707,657	1,707,657	8.29	14.5
Other Income	91,738	50,768	28,271	49,604	360	360	0.00	0.0
Net Rental Income	$8,385,335	$8,756,245	$9,643,204	$10,352,813	$10,541,294	$11,763,503	$57.12	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0	(504,888)	(2.45)	(4.3)
Free Rent Adjustment	0	(155,389)	(49,575)	(9,003)	(66,555)	0	0.00	0.0
Effective Gross Income	$8,385,335	$8,600,856	$9,593,629	$10,343,810	$10,474,739	$11,258,615	$54.67	95.7%

Taxes	857,566	1,009,446	1,112,235	1,226,222	1,404,356	1,436,197	6.97	12.8
Insurance	272,117	346,653	345,220	410,602	545,073	812,938	3.95	7.2
Repairs and Maintenance	987,095	922,665	926,178	951,780	960,331	960,331	4.66	8.5
Other Expenses	1,286,572	1,332,598	1,319,575	1,555,197	1,584,474	1,608,091	7.81	14.3
Total Expenses	$3,403,350	$3,611,362	$3,703,208	$4,143,801	$4,494,234	$4,817,557	$23.39	42.8%

Net Operating Income	$4,981,985	$4,989,494	$5,890,421	$6,200,009	$5,980,505	$6,441,058	$31.27	57.2%

Capital Expenditures	0	0	0	0	0	57,668	0.28	0.5
TI/LC	0	0	0	0	0	285,022	1.38	2.5

Net Cash Flow	$4,981,985	$4,989,494	$5,890,421	$6,200,009	$5,980,505	$6,098,368	$29.61	54.2%
(1)	Based on the underwritten rent roll dated October 31, 2023.
(2)	The Net Operating Income increase from 2020 to 2021 is primarily driven by an increase in parking income.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Includes rent steps through December 2024 and straight-line rent steps attributed to AutoNation.
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No. 5 – AutoNation

The Market. The AutoNation Property is located in Fort Lauderdale, Florida. The AutoNation Property is situated within the financial district area of the Fort Lauderdale CBD which is part of the greater Broward County Office market. The Fort Lauderdale CBD is in the southeast area of Broward County, which is 25 miles north of the Miami CBD and 35 miles south of the West Palm Beach CBD. The Fort Lauderdale CBD is located within three miles of the Fort Lauderdale/Hollywood airport, the Atlantic Ocean, Interstate Highway 95 and Interstate Highway 595. The AutoNation Property is located along W Las Olas Boulevard, which is, according to the appraisal, the premier street in the financial district of the Fort Lauderdale CBD.

According to the appraisal, historically, land use in the financial district of Fort Lauderdale has predominantly been offices. Recently the majority of development has been for residential use. Las Olas Boulevard has undergone extensive upgrades that have developed Las Olas Boulevard into a 24-hour center for entertainment. Las Olas Boulevard offers an array of boutiques, outdoor restaurants, nightclubs and high-end retailers. Within the last decade, there have been over 3,000 residential units added to the Fort Lauderdale CBD. Additionally, Brightline, a $1.5 billion private high-speed rail system project, is ongoing and is expected to operate from Miami to Tampa. Brightline is currently operational between Fort Lauderdale and Miami, and takes approximately 38 minutes each way. Brightline also has stops in Orlando, West Palm Beach, Boca Raton and Aventura. The Brightline station in Fort Lauderdale is located two blocks from the AutoNation Property.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the AutoNation Property was 33,648, 151,755 and 306,477, respectively. The 2023 average household income within the same radii was $143,198, $116,718 and $103,967, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the AutoNation Property:

Market Rent(1)
Category	Subject NRA	Market Rent (PSF)	Lease Term (Yrs)
Office	49,043	$32.50	5.0
Large Office	139,380	$30.00	10.0
Retail	17,533	$40.00	5.0
(1)	Based on the appraisal.

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No. 5 – AutoNation

The following table presents recent leasing data at comparable properties to the AutoNation Property:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	Reimb.
AutoNation Fort Lauderdale, FL	2007 / NAP	92.5%(2)	205,956(2)	AutoNation(2)(3)	Various / Various(2)(3)	162,255(2)(3)	$27.25(2)(3)	NNN
Bank of America Plaza at Las Olas City Centre Fort Lauderdale, FL	2002 / NAP	90.0%	408,079	Fleet Advantage	Oct-22 / 5.6	8,064	$43.00	NNN
110 Tower Fort Lauderdale, FL	1988 / NAP	85.0%	394,830	Edward Asset Management	Sep-22 / 10.9	8,615	$35.00	NNN
				Southeastern Management Group	Aug-22 / 10.9	9,942	$32.00	NNN
200 E. Las Olas Blvd Fort Lauderdale, FL	1990 / NAP	83.0%	286,472	Industrious	May-23 / 10.0	43,070	$35.00	NNN
				Berkowitz Pollack Brant Advisors	Sep-23 / 10.0	21,471	$35.00	NNN
Las Olas Square Fort Lauderdale, FL	1991 / NAP	94.0%	266,743	Radiology Partners	May-22 / 5.0	2,058	$37.00	NNN
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated October 31, 2023.
(3)	Includes the space that AutoNation subleased from Kittelson & Associates, Inc (3,363 square feet).

The Borrower. The borrower is 200 Brickell, Ltd., a special purpose, bankruptcy-remote entity and a Florida limited partnership with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AutoNation Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the AutoNation Whole Loan is Stiles Properties and Investments, Ltd. (“Stiles”).

Stiles was founded in 1951 and is headquartered in Fort Lauderdale, Florida. Stiles is a family-owned, full-service commercial real estate firm with services including development, construction, tenant project management, brokerage, property management, architecture, asset management, acquisitions and financing. Stiles has developed more than 52 million square feet of office, industrial, mixed-use and residential projects throughout the southeast region of the United States.

Stiles has played a major role in the development of downtown Fort Lauderdale. Some of the Stiles’ key developments in downtown Fort Lauderdale include Novo Las Olas, a 1.4 million mixed use community located between East Las Olas Boulevard and SE 2nd Street, The Main Las Olas, a 1.4 million mixed-use development on East Las Olas Boulevard and Alluvion Las Olas, a 380-unit, 43-story luxury high-rise building located adjacent to East Las Olas Boulevard.

Property Management. The AutoNation Property is managed by Stiles Corporation d/b/a Stiles Property Management Co., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) $2,000,000 for tenant improvements and leasing commissions, (ii) $120,550 for outstanding free rent and gap rent obligations, (iii) $132,172 for insurance and (iv) $8,925 for free rent.

Tax Escrows – On each monthly payment date the borrower is required to escrow 1/12th of the annual estimated tax payments, which is currently approximately $117,194.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which is currently $44,057.

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No. 5 – AutoNation

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $4,806 for replacement reserves.

AutoNation Rollover Reserve – On each monthly payment date, until the Major Tenant Renewal Criteria (as defined below) are satisfied with respect to the AutoNation lease, the borrower is required to escrow approximately $25,745.

AutoNation Renewal Reserve – On each monthly payment date that is 24 months prior to the AutoNation Whole Loan maturity date, until the Major Tenant Renewal Criteria are satisfied with respect to the AutoNation lease, the borrower is required to escrow $126,202 subject to a cap of $3,028,848.

A “Major Tenant Renewal Criteria” means the lender will have received (i) evidence satisfactory to the lender that the Major Tenant (as defined below) has renewed the Major Tenant lease on terms acceptable to the lender and (ii) an updated tenant estoppel certificate from the Major Tenant confirming, among other things, (A) the renewal and the terms of such renewal, (B) the Major Tenant lease is in full force and effect, (C) the Major Tenant is in physical occupancy of at least 75% of the premises demised pursuant to the Major Tenant lease, open for business and paying full contractual rent for the entirety of the premises (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower (unless the entire amount of any such offset, free rent credit, outstanding tenant improvement and/or leasing commission obligation, in each case, is on reserve with the lender)) and (D) there is no default by either party under the Major Tenant lease.

A “Major Tenant” means AutoNation or, if applicable, a Major Tenant Replacement Tenant (as defined below).

A “Major Tenant Replacement Tenant” means a new tenant or tenants at the AutoNation Property approved by the lender and leasing all or part of the space presently occupied by the Major Tenant pursuant to the Major Tenant lease.

Lockbox / Cash Management. The AutoNation Whole Loan documents require a hard lockbox with springing cash management. All rents from the AutoNation Property are required to be deposited directly to the lockbox account by tenants and, so long as a Trigger Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account on each business day. During a Trigger Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the AutoNation Whole Loan documents.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) an event of default, (ii) a net cash flow debt service coverage ratio (“NCF DSCR”), based on the greater of (1) interest-only monthly debt service payments and (2) fully amortizing monthly debt service payments, of less than 1.15x and (iii) the occurrence of a Major Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i), the cure of such event of default, (y) with regard to clause (ii), the date that the NCF DSCR is greater than or equal to 1.20x for two consecutive calendar quarters and (z) with regard clause (iii), the occurrence of a Major Tenant Trigger Period Cure.

A “Major Tenant Trigger Period” means the (i) Major Tenant gives written notice of its intention to terminate or not renew its lease, (ii) Major Tenant goes dark or announces its intention to vacate the premises, (iii) Major Tenant or its parent company or guarantor become insolvent or a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court and (iv) Major Tenant defaults under the terms of the Major Tenant lease.

A “Major Tenant Trigger Period Cure” means:

(i)	with regard to a Major Tenant Trigger Event solely in connection with clause (i) above, either the satisfaction of the (a) Major Tenant Renewal Criteria or (b) Major Tenant Replacement Lease Criteria (as defined below);

(ii)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (ii) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria, or (B) the Major Tenant resumes occupancy in the majority of its premises and the lender receives an updated tenant estoppel certificate from the Major Tenant that is reasonably acceptable to the lender confirming, among other things, (1) the Major Tenant lease is in full force and effect and (2) the Major Tenant is, and has been for a period of no
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No. 5 – AutoNation

less than 30 consecutive days, in physical occupancy of all of the space covered by the Major Tenant lease and paying full contractual rent;

(iii)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iii) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria or (B) the borrower provides the lender with (1) reasonably satisfactory evidence that the assets of the Major Tenant or its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, (2) reasonably satisfactory evidence that the Major Tenant lease or its guaranty has been affirmed and is in full force and effect and (3) an updated tenant estoppel certificate from the Major Tenant that is reasonably acceptable to the lender confirming, among other things, that the Major Tenant lease is in full force and effect, the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease and paying full contractual rent, the Major Tenant affirms the Major Tenant lease and there is no default by either party;

(iv)	with regard to a Major Tenant Trigger Event commenced solely in connection with clause (iv) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria or (B) the borrower provides evidence reasonably satisfactory to the lender that the Major Tenant has cured the default under the Major Tenant lease and the lender receives an updated tenant estoppel certificate that is reasonably acceptable to the lender, confirming, among other things, (1) the Major Tenant lease is in full force and effect, (2) the Major Tenant is in physical occupancy of a majority or more of the space covered by the Major Tenant lease and paying full contractual rent and (3) there is no default by either party under the Major Tenant lease.

A “Major Tenant Replacement Lease Criteria” means:

(i)	the borrower will have entered into one or more Major Tenant replacement leases;

(ii)	each Major Tenant Replacement Tenant is in physical occupancy of the entirety of the premises demised by the applicable Major Tenant replacement lease and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower (unless the entire amount of any such offset, free rent credit, outstanding tenant improvement and/or leasing commission obligation, in each case, is on reserve with the lender)); and

(iii)	the borrower will provide the lender with (A) a copy of the executed Major Tenant replacement lease, (B) a tenant estoppel certificate executed by each Major Tenant Replacement Tenant confirming, among other things, that the Major Tenant lease is in full force and effect, the Major Tenant is in physical occupancy of the space covered by the Major Tenant lease and paying full contractual rent and there is no default under any Major Tenant replacement lease, (C) upon request of the lender, a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to the lender executed by each Major Tenant Replacement Tenant and the lender, (D) satisfactory evidence that the borrower has performed and paid for all tenant improvements relating to such Major Tenant Replacement Tenant and that there are no unpaid leasing commissions associated with such Major Tenant Replacement Tenant and (E) an updated rent roll.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

La Primavera
10000 Hammerly Boulevard
Houston, TX 77080
George Bush Intctl. Airport 24 miles
Fairbanks
Forrest Lake
Northwest Marketplace
Tanner Rd
Tidwell Rd
Hempstead Hwy
Northwest Frwy
Galen College of Nursing - Houston
Brittmoore Clay Industrial Park
Exile Tech.
Rosslyn Park
HARRIS COUNTY
Ricoh USA
Westbranch
Clay Rd
Kempwood
Bear Creek Park
Northwest Houston
Kempwood Dr
Bingle Crossing Shopping Center
HOUSTON
Houston Christian High School
Hammerly Plaza
Northbrook High School
Westview
Hammerly Blvd
Bingle Square
Spring Woods High School
Timber Oaks
Spring Village Shopping Center
Oak Village
Long Point Rd
Pecan Lane Center
Westview Dr
Shell Oil Company
Houston Comm. College - Spring Branch Campus
Memorial City
Blalock Shopping Center
Spring Valley
Hilshire Village
Downtown Houston 9 miles
Katy Frwy
Darrell Tully Stadium
CITYCENTRE
Memorial City Medical Center
Memorial City Mall
Hedwig Village
Hunters Creek Village
Sam Houston Tollway
Eldridge Pkwy
Brittmoore Rd
Gessner Dr
Blalock Rd
Bingle Rd
Wirt Rd
Antoine Dr

HOUSTON

George Bush Intctl. Airport 28 miles
Houston Comm. Coll. - Spring Branch
Memorial City
Spring Valley
Hilshire Village
Downtown Houston 10 miles
Katy Frwy
CITYCENTRE
Memorial City Medical Center
Memorial City Mall
Hedwig Village Shopping Center
Hedwig Village
Town & Country Village
Memorial
Hunters Creek Village
Piney Point Village
Bunker Hill Village
Memorial Dr
Chimney Rock Rd
Lakeside CC
Buffalo Bayou
Houston CC
Memorial Park
N. Kirkwood Rd
Woodway Dr
HARRIS COUNTY
Uptown Park
Briar Forest Dr
Briarforest
San Felipe St
Post Oak Plaza
Tanglewood Court
BMC
HOUSTON
Uptown
Phillips 66 Corp. Office
The Galleria
Galleria Park II
Woodlake Square
Westheimer Rd
Williams Tower
Houston Comm. College - Alief Hayes Campus
Cameron LNG Headquarters
Waterwall Park
Richmond Ave
Wisdom High School
Westpark Dr
Westpark Tollway
Harwin Dr
Hillcroft Shopping Ctr.
Gulfton
Bellaire
West Loop
Sam Houston Tollway
Wilcrest Dr
Gessner Rd
Piney Point Rd
Fondren Rd
Voss Rd
BLE Portfolio
1 Lakeside Forest Houston, TX
2 The Establishment Houston, TX
3 Barcelona Houston, TX

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2, Barclays	Single Asset / Portfolio:	Crossed Portfolio
Original Principal Balance(1):	$40,150,000	Title(7):	Leasehold
Cut-off Date Principal Balance(1):	$40,150,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	5.8%	Net Rentable Area (Units):	1,008
Loan Purpose:	Refinance	Location:	Houston, TX
Borrowers:	Barcelona Apartments, LLC, The Establishment, LLC, Lakeside Forest, LLC and Hunters Chase, LLC	Year Built / Renovated:	Various / 2019-2020
Borrower Sponsor(2):	Swapnil Agarwal	Occupancy(8):	90.1%
Interest Rate(3):	Various	Occupancy Date(8):	Various
Note Date(3):	Various	4th Most Recent NOI (As of):	$4,583,469 (12/31/2020)
Maturity Date(3):	Various	3rd Most Recent NOI (As of):	$4,973,181 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,947,590 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(9)(10):	$4,812,799 (Various)
Original Amortization:	None	UW Economic Occupancy:	87.0%
Amortization Type:	Interest Only	UW Revenues:	$12,604,597
Call Protection(4):	Various	UW Expenses:	$4,982,591
Lockbox / Cash Management(5):	Soft / In Place	UW NOI(10):	$7,622,006
Additional Debt(1):	Yes	UW NCF:	$7,286,389
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per Unit(11):	$136,300,000 / $135,218
Additional Debt Type(1):	Pari Passu	Appraisal Date(11):	Various

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$79,514
Taxes:	$1,480,172	Springing	N/A	Maturity Date Loan / Unit:	$79,514
Insurance:	$334,134	$59,395	N/A	Cut-off Date LTV:	58.8%
Replacement Reserves:	$515,000	$27,968	N/A	Maturity Date LTV:	58.8%
Immediate Repairs:	$444,720	$0	N/A	UW NCF DSCR:	1.22x
PFC Payments Reserves:	$0	Springing	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
BLE Portfolio Whole Loan	$54,650,000	61.8%	Loan Payoff	$71,744,821	81.1%
La Primavera Whole Loan	25,500,000	28.8	Closing Costs(12)	13,898,760	15.7
Borrower Equity Contribution	8,267,607	9.4	Upfront Reserves	2,774,026	3.1

Total Sources	$88,417,607	100.0%	Total Uses	$88,417,607	100.0%
(1)	The BLE Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $54,650,000 (the “BLE Portfolio Whole Loan”). The La Primavera Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $25,500,000 (the “La Primavera Whole Loan”). The BLE Portfolio Whole Loan and the La Primavera Whole Loan are cross-collateralized and cross-defaulted with one another. All information herein presents the BLE Portfolio and La Primavera Crossed Whole Loans (as defined below) as one whole loan, except as otherwise specified. The information presented above, including the applicable debt service coverage ratios, debt yields, and loan-to-value ratios, is based upon the indebtedness evidenced by both whole loans. On an individual basis, without regard to the cross-collateralization feature, a whole loan may have a lower debt service coverage ratio, lower debt yield and/or higher loan-to-value ratio, than is presented in the table above.
(2)	The borrower sponsor is also the borrower sponsor for The Muse & Eden Pointe mortgage loan.
(3)	The BLE Portfolio Whole Loan has an Interest Rate of 7.26400% per annum, a Note Date of October 5, 2023, and a Maturity Date of October 6, 2033. The La Primavera Whole Loan has an Interest Rate of 7.53200% per annum, a Note Date of October 23, 2023, and a Maturity Date of November 6, 2033.
(4)	The Call Protection for the BLE Portfolio Whole Loan is L(28),D(88),O(4). The Call Protection for the La Primavera Whole Loan is L(27),D(89),O(4).
(5)	The BLE Portfolio and La Primavera Crossed Whole Loans are structured with in-place cash management and provide full recourse to the guarantor until the Tax Exemption (as defined below) under the Public Facility Corporation Program (“PFC Program”) is granted for the BLE Portfolio and La Primavera Properties (as defined below). See “Lockbox / Cash Management” below for further information.
(6)	The amounts shown represent the combined amounts for the BLE Portfolio Whole Loan and the La Primavera Whole Loan. See “Escrows and Reserves” below for further discussion of reserve requirements.
(7)	Each of the BLE Portfolio Properties (as defined below) and the La Primavera Property (as defined below) are encumbered by separate 99-year ground leases as part of the PFC Program. The lenders have a lien on both the leasehold interest held by the applicable borrower in each of the BLE Portfolio Properties and the La Primavera Property as well as the fee interest in each mortgaged property held by the Texas Essential Housing Public Facility Corporation (“TEHPFC”). See “The Properties” below for further information.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group
(8)	Occupancy is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17, 2023 for the La Primavera Property.
(9)	Most Recent NOI is as of the trailing 12-months dated July 31, 2023 for the BLE Portfolio Properties and as of the trailing 12-months dated August 31, 2023 for the La Primavera Property.
(10)	The increase in UW NOI from Most Recent NOI is primarily due to the anticipated real estate tax savings related to the admission of the BLE Portfolio and La Primavera Properties into the PFC Program.
(11)	The Appraised Value and Appraised Value Per Unit shown represent the combined “As Encumbered” values of the leasehold interests for the BLE Portfolio and La Primavera Properties as of October 1, 2023 for the Lakeside Forest Property (as defined below) and the La Primavera Property and July 19, 2023 for The Establishment Property (as defined below) and the Barcelona Property (as defined below), which assumes the BLE Portfolio and La Primavera Properties are encumbered by ground leases as part of the PFC Program and that the Tax Savings Payment (as defined below) is subordinate to the BLE Portfolio Whole Loan and the La Primavera Whole Loan. The “As Encumbered” values for the BLE Portfolio Properties and the La Primavera Property are $92,000,000 and $44,300,000, respectively. The market-based “As Is” appraised values, which assume no Tax Exemptions for the BLE Portfolio and La Primavera Properties, are $68,400,000 and $32,700,000, respectively. See “The Properties” below for further information.
(12)	Closing Costs include approximately $4.0 million in origination fees and approximately $4.1 million in upfront fees and related legal fee reimbursement paid to the TEHPFC as a condition for admission into the PFC Program.

The Loans. The BLE Portfolio and the La Primavera mortgage loans (individually, the “BLE Portfolio Mortgage Loan” and the “La Primavera Mortgage Loan”, and collectively, the “BLE Portfolio and La Primavera Crossed Mortgage Loans”) are part of two fixed rate whole loans (individually, the “BLE Portfolio Whole Loan” and the “La Primavera Whole Loan”, and collectively, the “BLE Portfolio and La Primavera Crossed Whole Loans”) that are cross-collateralized and cross-defaulted with one another and are not permitted to be uncrossed by the borrowers, except in connection with the release of an individual property securing the BLE Portfolio Whole Loan as described under “Partial Release” below.

The BLE Portfolio Mortgage Loan is part of the BLE Portfolio Whole Loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $54,650,000. The BLE Portfolio Whole Loan is secured by the applicable borrowers’ leasehold interests in three garden-style multifamily properties located in Houston, Texas (the “Barcelona Property”, the “Lakeside Forest Property” and “The Establishment Property”, and collectively, the “BLE Portfolio Properties”) and the fee interest in the BLE Portfolio Properties held by the TEHPFC. The BLE Portfolio Mortgage Loan is evidenced by the non-controlling Note A-1-2 and the non-controlling Note A-2-1, with an aggregate principal balance as of the Cut-off Date of $27,350,000. The BLE Portfolio Whole Loan was co-originated by Argentic Real Estate Finance 2 LLC (“AREF2”) and Barclays Capital Real Estate Inc. (“Barclays”). The controlling Note A-1-1 and non-controlling Note A-2-2 were contributed to the MSWF 2023-2 securitization trust. The BLE Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The La Primavera Mortgage Loan is part of the La Primavera Whole Loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $25,500,000. The La Primavera Whole Loan is secured by the applicable borrower’s leasehold interest in a garden-style multifamily property located in Houston, Texas (the “La Primavera Property” and, together with the BLE Portfolio Properties, the “BLE Portfolio and La Primavera Properties”) and the fee interest in the La Primavera Property held by the TEHPFC. The La Primavera Mortgage Loan is evidenced by the non-controlling Note A-1-2 and the non-controlling Note A-2-2, with an aggregate principal balance as of the Cut-off Date of $12,800,000. The La Primavera Whole Loan was co-originated by AREF2 and Barclays. The controlling Note A-1-1 and non-controlling Note A-2-1 were contributed to the MSWF 2023-2 securitization trust. The La Primavera Whole Loan is serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

BLE Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$19,110,000	$19,110,000	MSWF 2023-2	Yes
A-1-2	13,680,000	13,680,000	BBCMS 2024-C24	No
A-2-1	13,670,000	13,670,000	BBCMS 2024-C24	No
A-2-2	8,190,000	8,190,000	MSWF 2023-2	No
Whole Loan	$54,650,000	$54,650,000

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group
La Primavera Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$8,890,000	$8,890,000	MSWF 2023-2	Yes
A-1-2	6,410,000	6,410,000	BBCMS 2024-C24	No
A-2-1	3,810,000	3,810,000	MSWF 2023-2	No
A-2-2	6,390,000	6,390,000	BBCMS 2024-C24	No
Whole Loan	$25,500,000	$25,500,000

The Properties. The BLE Portfolio and La Primavera Properties comprise four garden-style multifamily properties totaling 1,008 units located in Houston, Texas. The following table presents certain information relating to the BLE Portfolio and La Primavera Properties:

Crossed Portfolio Summary
Property Name	Location	Year Built / Renovated	Number of Units	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	Appraised Value(2)	U/W Net Cash Flow	% of U/W Net Cash Flow
Lakeside Forest	Houston, TX	1975 / 2019-2020	240	87.5%	$25,614,000	$32,900,000	$1,812,281	24.9%
The Establishment	Houston, TX	1971 / 2019-2020	313	90.1%	$20,670,000	$44,800,000	$2,342,366	32.1%
Barcelona	Houston, TX	1963 / 2019-2020	127	91.3%	$8,366,000	$14,300,000	$725,821	10.0%
BLE Portfolio Total/Wtd. Avg.			680	89.4%	$54,650,000	$92,000,000	$4,880,469	67.0%
La Primavera	Houston, TX	1974 / 2019-2020	328	91.5%	$25,500,000	$44,300,000	$2,405,920	33.0%
Crossed Portfolio Total/Wtd. Avg.			1,008	90.1%	$80,150,000	$136,300,000	$7,286,389	100.0%
(1)	Occ. % is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17, 2023 for the La Primavera Property.
(2)	The Appraised Values shown represent the “As Encumbered” values of the leasehold interests for the BLE Portfolio and La Primavera Properties, which assume the BLE Portfolio and La Primavera Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment is subordinate to the BLE Portfolio Whole Loan and La Primavera Whole Loan.

Lakeside Forest. The Lakeside Forest Property is a 240-unit garden-style multifamily property in Houston, Texas, located approximately 14 miles west of downtown Houston. Constructed in 1975 and most recently renovated in 2019-2020, the Lakeside Forest Property consists of 23 two-story buildings situated on an approximately 10.11-acre site. Since the Lakeside Forest Property was acquired in May 2018, the borrower sponsor has invested approximately $1.9 million in various renovation projects. The Lakeside Forest Property offers amenities such as a fitness center, playground, two laundry facilities and two swimming pools. The unit mix includes 84 one-bedroom, 101 two-bedroom, 51 three-bedroom and four four-bedroom floorplans, with an average unit size of 1,051 square feet. Unit amenities include a balcony/patio, ceiling fans, dishwasher and laundry connections in select units. The Lakeside Forest Property features 395 parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. As of August 15, 2023, the Lakeside Forest Property was 87.5% occupied.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

The following table presents a summary regarding the unit mix of the Lakeside Forest Property:

Lakeside Forest Property Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. In-Place Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	84	35.0%	74	88.1%	721	$894	$835-$930
Two Bedroom	101	42.1%	85	84.2%	1,158	$1,169	$925-$1,375
Three Bedroom	51	21.3%	48	94.1%	1,347	$1,463	$1,360-$1,550
Four Bedroom	4	1.7%	3	75.0%	1,500	$1,609	$1,590
Total/Wtd. Avg.	240	100.0%	210	87.5%	1,051	$1,146	$1,148
(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

The Establishment. The Establishment Property is a 313-unit garden-style multifamily property in Houston, Texas, located approximately 10 miles west of downtown Houston. Constructed in 1971 and most recently renovated in 2019-2020, The Establishment Property consists of 13 two-story buildings situated on an approximately 9.65-acre site. Since The Establishment Property was acquired in February 2018, the borrower sponsor has invested approximately $1.3 million in various renovation projects. The Establishment Property offers amenities such as a fitness center, six laundry facilities and three swimming pools. The unit mix includes 177 one-bedroom, 103 two-bedroom and 33 three-bedroom floorplans, with an average unit size of 892 square feet. Unit amenities include a balcony/patio, ceiling fans, stainless steel or black appliances and granite or resurfaced countertops. The Establishment Property features 523 parking spaces, resulting in a parking ratio of approximately 1.7 spaces per unit. As of August 15, 2023, The Establishment Property was 90.1% occupied.

The following table presents a summary regarding the unit mix of The Establishment Property:

The Establishment Property Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. In-Place Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	177	56.5%	157	88.7%	685	$864	$925-$1,150
Two Bedroom	103	32.9%	93	90.3%	1,109	$1,096	$1,085-$1,250
Three Bedroom	33	10.5%	32	97.0%	1,321	$1,372	$1,325-$1,650
Total/Wtd. Avg.	313	100.0%	282	90.1%	892	$998	$1,083
(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

Barcelona. The Barcelona Property is a 127-unit garden-style multifamily property in Houston, Texas, located approximately nine miles west of downtown Houston. Constructed in 1963 and most recently renovated in 2019-2020, the Barcelona Property consists of 16 two-story buildings situated on an approximately 4.17-acre site. Since the Barcelona Property was acquired in June 2018, the borrower sponsor has invested approximately $925,000 in various renovation projects. The Barcelona Property offers amenities such as a swimming pool, two laundry facilities, sundeck and reserved parking. The unit mix includes 60 one-bedroom, 62 two-bedroom and five three-bedroom floorplans, with an average unit size of 915 square feet. Unit amenities include stainless steel or black appliances, a balcony/patio, ceiling fans and dishwashers. The Barcelona Property features 200 parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. As of August 15, 2023, the Barcelona Property was 91.3% occupied.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

The following table presents a summary regarding the unit mix of the Barcelona Property:

Barcelona Property Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. In-Place Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	60	47.2%	53	88.3%	770	$825	$800-$855
Two Bedroom	62	48.8%	58	93.5%	1,018	$1,032	$1,025-$1,300
Three Bedroom	5	3.9%	5	100.0%	1,377	$1,462	$1,500-$1,700
Total/Wtd. Avg.	127	100.0%	116	91.3%	915	$956	$1,015
(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

La Primavera. The La Primavera Property is a 328-unit garden-style multifamily property in Houston, Texas, located approximately 14 miles northwest of downtown Houston. Constructed in 1974 and most recently renovated in 2019-2020, the La Primavera Property consists of 23 two-story buildings situated on an approximately 9.73-acre site. Since the La Primavera Property was acquired in December 2017, the borrower sponsor has invested approximately $1.4 million in various renovation projects. The La Primavera Property offers amenities such as controlled access, three laundry facilities and two swimming pools. The unit mix includes 168 one-bedroom, 112 two-bedroom and 48 three-bedroom floorplans, with an average unit size of 786 square feet. Unit amenities include a balcony/patio, ceiling fans, dishwasher and laundry connections in select units. The La Primavera Property features 432 parking spaces, resulting in a parking ratio of approximately 1.3 spaces per unit. As of October 17, 2023, the La Primavera Property was 91.5% occupied.

The following table presents a summary regarding the unit mix of the La Primavera Property:

La Primavera Property Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. In-Place Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	168	51.2%	146	86.9%	605	$789	$810-$875
Two Bedroom	112	34.1%	107	95.5%	877	$1,012	$950-$1,125
Three Bedroom	48	14.6%	47	97.9%	1,205	$1,323	$1,285-$1,380
Total/Wtd. Avg.	328	100.0%	300	91.5%	786	$952	$976
(1)	Based on the applicable borrower’s rent roll dated October 17, 2023.
(2)	Based on the appraiser’s concluded market rents.

Pursuant to the State of Texas PFC Program, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing; and (ii) the fee interest to the property is owned by the governing body overseeing the PFC Program. In order to receive the Tax Exemption, each of the BLE Portfolio and La Primavera Properties are required to set aside or rent at least 50% of the units to tenants earning less than 80% of the area median income (“AMI”) established by the Department of Housing and Urban Development for the applicable metropolitan area (the "Affordable Units"), with at least 3% of the Affordable Units reserved for individuals and families earning no more than 30% of the applicable AMI (the “30% Units”) and at least 10% of the Affordable Units reserved for individuals and families earning no more than 60% of the applicable AMI, inclusive of the 30% Units. Furthermore, the monthly rents for the Affordable Units cannot exceed 35% of the stated percentage multiplied by the AMI, divided by 12. The income and rent limits are not required to be adjusted for family size and the Affordable Units can be allocated among the various unit types within an individual property and as selected by the applicable borrower(s). Currently, with the exception of a small percentage of units, the in-place rents at each of the BLE Portfolio and La Primavera Properties generally comply with the rent limits under the PFC Program. The appraiser concluded the rental rates are currently below maximum allowable rental rates for most units. The borrowers have entered

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Annex A-3	BBCMS 2024-C24
No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

into 99-year ground leases between the TEHPFC, as ground lessor, and the applicable borrower, as ground lessee (see “Ground Lease” below).

Rent Restrictions Summary(1)
Property	30% of AMI	60% of AMI	80% of AMI	Average In-Place Monthly Rental Rate(2)
Lakeside Forest	$816	$1,631	$2,175	$1,146
The Establishment	$816	$1,631	$2,175	$998
Barcelona	$816	$1,631	$2,175	$956
La Primavera	$816	$1,631	$2,175	$952
(1)	Information obtained from the appraisals.
(2)	Information obtained from the underwritten rent rolls.

All of the BLE Portfolio and La Primavera Properties have entered into the PFC Program. The Barcelona Property and The Establishment Property entered into the PFC Program in May 2023 while the Lakeside Forest Property and the La Primavera Property entered into the PFC Program in October 2023. The Tax Exemption has been granted for the Barcelona Property and The Establishment Property but has not yet been granted for the Lakeside Forest Property and the La Primavera Property. The review and processing time frame for the applicable central appraisal districts to issue tax exemptions after properties have formally entered the PFC Program have historically ranged from three to six months. Each of the BLE Portfolio and La Primavera Crossed Whole Loans are structured with in-place cash management and provides full recourse to the guarantor until such time as the Tax Exemption is approved and made effective with the applicable central appraisal district for, in relation to the BLE Portfolio Whole Loan, the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, the La Primavera Property. The Tax Exemption for the Barcelona Property and The Establishment Property is retroactive to, and the Tax Exemption once issued for the Lakeside Forest Property and the La Primavera Property is expected to be retroactive to, the date fee ownership in the applicable property was transferred by the applicable borrower to the TEHPFC (May 31, 2023 for The Establishment Property and the Barcelona Property, October 5, 2023 for the Lakeside Forest Property, and October 23, 2023 for the La Primavera Property) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PFC Program.

The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents require the applicable borrower(s) to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the applicable whole loan within 30 days in the amount necessary for the applicable properties to satisfy both a debt service coverage ratio of 1.21x with respect to the BLE Portfolio Properties and 1.24x with respect to the La Primavera Property and a debt yield of 8.93% with respect to the BLE Portfolio Properties and 9.43% with respect to the La Primavera Property (“PFC Termination Prepayment”), if in relation to any of the BLE Portfolio and La Primavera Properties, either (i) the Tax Exemption is not granted by (x) October 5, 2024 with respect to the BLE Portfolio Properties and (y) October 23, 2024 with respect to the La Primavera Property or (ii) the PFC Program documents applicable to such property are terminated, the Tax Exemption is lost and/or the applicable borrower otherwise surrenders the leasehold estate created by its ground lease with the TEHPFC and such borrower acquires the fee interest in the applicable property. The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents provide recourse to the guarantor for the PFC Termination Prepayment.

Counsel for the TEHPFC issued a legal opinion for the benefit of the borrowers and lenders opining that the BLE Portfolio and La Primavera Properties (including both the fee and leasehold interest therein) should be held by the Chief Appraiser for Harris County to be exempt from ad valorem taxation under the Texas Property Tax Code. We cannot assure you that the Tax Exemption will be obtained for the Lakeside Forest Property and La Primavera Property as expected or at all. At loan origination, 10 months of unabated real estate taxes for the La Primavera Property, 9.5 months of unabated real estate taxes for the Lakeside Forest Property, and five months of unabated real estate taxes for each of the Barcelona Property and The Establishment Property were deposited into the applicable real estate tax reserve.

Environmental. According to Phase I environmental site assessments dated July 26, 2023, there was no evidence of any recognized environmental conditions at the BLE Portfolio and La Primavera Properties.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group
Historical and Current Occupancy
	2020(1)(2)	2021(1)(2)	2022(1)(2)	Current(3)(4)
Lakeside Forest	90.1%	90.8%	91.2%	87.5%
The Establishment	89.4%	91.5%	91.0%	90.1%
Barcelona	87.7%	91.9%	92.7%	91.3%
BLE Portfolio Wtd Avg.	89.3%	91.3%	91.4%	89.4%
La Primavera	88.4%	91.8%	95.0%	91.5%
Crossed Portfolio Wtd. Avg.	89.0%	91.5%	92.5%	90.1%
(1)	Represents the average occupancy for the BLE Portfolio and La Primavera Properties during the trailing-12 month period.
(2)	Information obtained from the borrowers.
(3)	Information obtained from the underwritten rent rolls.
(4)	Current occupancy is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17, 2023 for the La Primavera Property.

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM(2)	Underwritten	Per Unit	%(3)
Rents In-Place	$9,901,419	$10,091,318	$10,733,533	$10,739,216	$11,024,430	$10,937	103.8%
Vacant Rent	0	0	0	0	1,201,800	1,192	11.3
Gross Potential Rent	$9,901,419	$10,091,318	$10,733,533	$10,739,216	$12,226,230	$12,129	115.1%
(Vacancy/Concessions/Credit Loss)	(648,717)	(473,061)	(407,296)	(406,433)	(1,608,233)	(1,595)	(15.1)
Net Rental Income	$9,252,702	$9,618,257	$10,326,237	$10,332,783	$10,617,997	$10,534	100.0%
Total Reimbursements	949,387	995,199	1,086,067	1,158,559	1,158,559	1,149	10.9
Other Income(4)	514,522	552,773	675,021	828,041	828,041	821	7.8
Effective Gross Income	$10,716,612	$11,166,230	$12,087,325	$12,319,382	$12,604,597	$12,505	118.7%

Total Expenses	$6,133,143	$6,193,049	$7,139,735	$7,506,584	$4,982,591	$4,943	39.5%

Net Operating Income(5)	$4,583,469	$4,973,181	$4,947,590	$4,812,799	$7,622,006	$7,562	60.5%

Total TI/LC, Capex/RR	0	0	0	0	335,617	333	2.7

Net Cash Flow	$4,583,469	$4,973,181	$4,947,590	$4,812,799	$7,286,389	$7,229	57.8%
(1)	Represents the combined cash flows of the BLE Portfolio and La Primavera Properties.
(2)	TTM is as of July 31, 2023 for the BLE Portfolio Properties and as of August 31, 2023 for the La Primavera Property.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.
(4)	Other Income is comprised of late fees, termination fees, and other miscellaneous fees.
(5)	The increase in U/W Net Operating Income from TTM Net Operating Income is primarily due to the anticipated real estate tax savings related to the admission of the BLE Portfolio and La Primavera Properties into the PFC Program.

The Markets. The BLE Portfolio and La Primavera Properties are located in the Houston multifamily market and are located within 9 to 14 miles of downtown Houston. As of the first quarter of 2023, the Houston multifamily market had an inventory of 679,912 units with a vacancy rate of 9.7%. The average rental rate in the Houston multifamily market was $1,312 per unit and there were 34,834 units under construction.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

The following table presents certain market information relating to the BLE Portfolio and La Primavera Properties:

Market Summary(1)
Property Name	Location	Submarket	Submarket Inventory (Units)	Submarket Rental Rate Per Month	Average Submarket Vacancy
Lakeside Forest	Houston, TX	Westchase/Woodlake	41,075	$1,223	11.6%
The Establishment	Houston, TX	Galleria/Uptown	24,086	$1,521	8.5%
Barcelona	Houston, TX	Galleria/Uptown	24,086	$1,521	8.5%
La Primavera	Houston, TX	Spring Branch	21,951	$1,173	9.3%
(1)	Information obtained from the appraisals. Information is as of the first quarter of 2023.

Lakeside Forest. The Lakeside Forest Property is located approximately 14 miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, Westpark Tollway, Interstate 10, Texas State Highway 6 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three- and five-mile radius is 24,949, 185,328 and 469,685, respectively. Additionally, for the same period, the average household income within the same radii was $104,527, $105,204 and $94,298, respectively.

The Establishment. The Establishment Property is located approximately 10 miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, Westpark Tollway, Interstate 10, Texas State Highway 6 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three- and five-mile radius is 33,794, 210,494 and 512,224, respectively. Additionally, for the same period, the average household income within the same radii was $104,446, $107,363 and $118,319, respectively.

Barcelona. The Barcelona Property is located approximately nine miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Interstate 10, Sam Houston Tollway, Interstate 610, Westpark Tollway and numerous other primary traffic arterials. The estimated 2023 population within a one-, three- and five-mile radius is 37,740, 215,458 and 515,032, respectively. Additionally, for the same period, the average household income within the same radii was $97,330, $105,427 and $118,780, respectively.

La Primavera. The La Primavera Property is located approximately 14 miles northwest of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, US 290, Interstate 10 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three- and five-mile radius is 21,275, 120,061 and 283,136, respectively. Additionally, for the same period, the average household income within the same radii was $90,854, $104,163 and $121,066, respectively.

The Borrowers. The borrowers with respect to the BLE Portfolio Whole Loan are Barcelona Apartments, LLC, The Establishment, LLC, and Lakeside Forest, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. The borrower with respect to the La Primavera Whole Loan is Hunters Chase, LLC, a Delaware limited liability company and special purpose entity with two independent directors. A non-consolidation opinion was provided in connection with the origination of the BLE Portfolio and La Primavera Crossed Whole Loans.

The Borrower Sponsor. The borrower sponsor and guarantor is Swapnil Agarwal. Swapnil Agarwal is the founder and managing principal of Nitya Capital. Nitya Capital, based in Houston, Texas, is a real estate investment firm that owns and manages approximately $2 billion in real estate assets across the United States. Since inception in 2013, Nitya Capital has acquired over 20,000 multifamily units, 627 student housing units, 1.0 million square feet of office and approximately 300,000 square feet of retail/mixed-use space. Nitya Capital currently owns 78 properties, totaling approximately 18 million square feet.

Property Management. The BLE Portfolio and La Primavera Properties are managed by KPM Property Management, LLC, an affiliate of the borrowers.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

Escrows and Reserves. At loan origination, the borrowers deposited approximately $1,480,172 into reserves for real estate taxes (approximately $914,165 with respect to the BLE Portfolio Whole Loan and approximately $566,007 with respect to the La Primavera Whole Loan), approximately $334,134 into reserves for insurance premiums (approximately $204,079 with respect to the BLE Portfolio Whole Loan and approximately $130,056 with respect to the La Primavera Whole Loan), $444,720 into reserves for the completion of deferred maintenance ($398,145 with respect to the BLE Portfolio Whole Loan and $46,575 with respect to the La Primavera Whole Loan) and $515,000 with respect to the La Primavera Whole Loan into a replacement reserve.

Real Estate Taxes – On a monthly basis, the applicable borrower(s) are required to escrow 1/12th of the property taxes (taking into account any Tax Exemption) that the lenders estimate will be payable during the next 12 months, provided the applicable borrower(s) will not be required to make the monthly escrow for the BLE Portfolio Properties or La Primavera Property as described herein if the Tax Exemption is in effect or otherwise until the earlier to occur of the following in relation to such property: (A) the Tax Exemption is not formally granted by the applicable central appraisal district or (B) there is a PFC Termination Prepayment as a result of the failure to timely obtain the Tax Exemption.

Insurance – On a monthly basis, the applicable borrower(s) are required to deposit approximately $40,816 with respect to the BLE Portfolio Whole Loan and approximately $18,579 with respect to the La Primavera Whole Loan into insurance reserves.

Replacement Reserves – On a monthly basis, the applicable borrower(s) are required to deposit approximately $18,511 with respect to the BLE Portfolio Whole Loan and approximately $9,457 with respect to the La Primavera Whole Loan into a replacement reserve.

PFC Payments Reserves – The lenders are required to maintain subaccounts (the “PFC Payments Subaccounts”) as a reserve for the PFC Payments (as defined below). The applicable borrower(s) are not required to make monthly deposits in the related PFC Payments Subaccount in respect of PFC Payments so long as (i) no event of default has occurred and is continuing and (ii) the borrower(s) deliver evidence reasonably acceptable to the lenders that the PFC Payments due under the PFC documents are paid on or prior to the applicable due date in accordance with the PFC Program documents. To the extent deposits are required, the applicable borrower(s) are required to pay to the lenders an amount that is estimated by the lenders to be sufficient to pay the next monthly or annual installment of PFC Payments due under the PFC Program documents, and the lenders will transfer such amounts to the related PFC Payments Subaccount. Provided that no event of default has occurred and is continuing, the lenders will apply the funds in the PFC Payments Subaccount to payments of PFC Payments required to be made by the applicable borrower(s) under the PFC Program documents.

Lockbox / Cash Management. Each of the BLE Portfolio and La Primavera Crossed Whole Loans is structured with a soft lockbox and in-place cash management until the Tax Exemption under the PFC Program has been granted, in relation to the BLE Portfolio Whole Loan, for the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, for the La Primavera Property. The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents require the applicable borrower(s) to deposit, or cause the manager to deposit, all rents into the lockbox within two business days of receipt. If a Cash Management Period (as defined below) is not in effect, all funds in the lockbox will be swept daily into the applicable borrower(s)’ operating account(s). During a Cash Management Period, all funds in the lockbox will be swept daily into a cash management account controlled by the lenders and applied in accordance with the BLE Portfolio Whole Loan documents or La Primavera Whole Loan documents, as applicable.

A “Cash Management Period” commenced at the origination of each of the BLE Portfolio and La Primavera Crossed Whole Loans and will continue until the Tax Exemption under the PFC Program has been granted, in relation to the BLE Portfolio Whole Loan, for the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, for the La Primavera Property. Any future Cash Management Periods with respect to one of the applicable whole loans will occur upon the earliest of (i) the occurrence of an event of default under the BLE Portfolio Whole Loan documents or La Primavera Whole Loan documents, as applicable; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio of the BLE Portfolio Properties or La Primavera Property is less than 1.15x based on the trailing 12 months. The calculation of the net cash flow income is required to use operating expenses of no less than $5,295 per unit and annual capital expenditure of $327 per unit with respect to the BLE Portfolio Whole Loan, and operating expenses of no less than $4,208 per unit and annual capital expenditure of $324 per unit with respect to the La Primavera Whole Loan.

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No. 6 & 7 – BLE Portfolio and La Primavera Crossed Group

A Cash Management Period will end for the applicable whole loan upon, with regard to clause (i), if the related event of default is no longer continuing and no other event of default has occurred and is continuing; or with regard to clause (ii), upon the debt service coverage ratio for the applicable mortgaged property(s) based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. With respect to the BLE Portfolio Whole Loan, after the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 5, 2026, the applicable borrowers may obtain the release of any individual property which comprises the BLE Portfolio Properties upon a bona fide third-party sale upon satisfaction of certain conditions in the BLE Portfolio Whole Loan documents, including among other things: (i) no event of default, (ii) the applicable borrowers partially defease the BLE Portfolio Whole Loan in the amount equal to the greater of (x) 100% of the net sales proceeds from such individual property, (y) 110% of the allocated loan amount of such individual property and (z) if after taking into account the partial defeasance, the loan-to-value ratio of the remaining properties is greater than 125%, an amount such that the loan-to-value ratio is no more than 125%, (iii) the net operating income debt yield following the release is no less than the greater of (x) 8.93% and (y) the net operating income debt yield immediately preceding such release (provided, however, if the foregoing debt yield test is not satisfied, the applicable borrowers may, at their option, increase the defeased amount of the principal of the BLE Portfolio Whole Loan (and the amount in clause (ii) above will be increased) by such amount as may be necessary to satisfy such debt yield test) and (iv) satisfaction of all REMIC requirements.

Ground Lease. Each of the BLE Portfolio and La Primavera Properties are encumbered by separate ground leases between the TEHPFC, as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease, which each has a scheduled lease expiration ranging from May 2122 to October 2122, with no extensions, the applicable borrower is required to pay the TEHPFC, among other fees, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the Tax Exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). The TEHPFC entered into a fee agreement agreeing that all fees required under the PFC Program documents, including the PFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the BLE Portfolio and La Primavera Crossed Whole Loans and operating expenses due and owing. The lenders maintain the PFC Payments Subaccount for the PFC Payments as described above.

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No. 8 – Axis Apartments

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No. 8 – Axis Apartments

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Annex A-3	BBCMS 2024-C24
No. 8 – Axis Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	4.3%	Net Rentable Area (Units):	716
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	AH Axis Erie, LLC	Year Built / Renovated:	1986 / 2015
Borrower Sponsors:	William O’Kane and Karen O’Kane	Occupancy(5):	92.5%
Interest Rate:	6.88000%	Occupancy Date:	10/20/2023
Note Date:	11/27/2023	4th Most Recent NOI (As of):	NAV
Maturity Date:	12/6/2033	3rd Most Recent NOI (As of):	$8,815,970 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$9,284,565 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(6):	$10,170,700 (TTM 7/31/2023)
Original Amortization:	None	UW Economic Occupancy:	91.7%
Amortization Type:	Interest Only	UW Revenues:	$21,736,552
Call Protection(2):	L(26),YM1(87),O(7)	UW Expenses:	$8,473,297
Lockbox / Cash Management:	Springing	UW NOI(6):	$13,263,255
Additional Debt(1):	Yes	UW NCF:	$13,036,413
Additional Debt Balance(1):	$106,000,000	Appraised Value / Per Unit(7):	$256,800,000 / $358,659
Additional Debt Type(1):	Pari Passu	Appraisal Date(7):	5/31/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$189,944
Taxes:	$1,318,059	$329,515	N/A	Maturity Date Loan / Unit:	$189,944
Insurance:	$216,815	$30,974	N/A	Cut-off Date LTV(7):	53.0%
Replacement Reserves:	$0	$15,203	N/A	Maturity Date LTV(7):	53.0%
TI / LC:	$0	Springing	N/A	UW NCF DSCR:	1.37x
Deferred Maintenance:	$106,250	$0	N/A	UW NOI Debt Yield:	9.8%
Other(4):	$6,644,232	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$136,000,000	82.5%	Loan Payoff	$153,800,522	93.3%
Borrower Sponsor Equity	22,164,897	13.4	Upfront Reserves	8,285,356	5.0
Letter of Credit(4)	6,644,232	4.0	Closing Costs	2,723,251	1.7
Total Sources	$164,809,129	100.0%	Total Uses	$164,809,129	100.0%
(1)	The Axis Apartments Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $136.0 million (the “Axis Apartments Whole Loan”). The Financial Information in the chart above reflects the Axis Apartments Whole Loan.
(2)	The borrower may prepay the Axis Apartments Whole Loan in whole but not in part, provided no event of default has occurred and is continuing (i) on or after the payment date occurring in June 2033, without the payment of any prepayment premium or (ii) on or after the earlier to occur of (a) two years after the closing date of the securitization that includes the last promissory note to be securitized and (b) November 27, 2027, but not including the payment date occurring in June 2033, with the payment of a yield maintenance premium. The assumed lockout period of 26 payments is based on the expected BBCMS 2024-C24 securitization closing date in February 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.
(4)	Other reserves include (i) an initial base rent reserve for Sonder Hospitality USA Inc. (“Sonder”) of $3,624,131, which accounts for approximately one year of Sonder’s rent, (ii) an initial Sonder gap rent reserve of $1,812,061 and (iii) a Sonder free rent reserve of $1,208,040, all in the form of a letter of credit. See “Escrows and Reserves” below.
(5)	Occupancy includes 101 units that are currently being converted from office space to residential units and are leased by Sonder on a six-year term with two, three-year renewal options. The other 615 units not subject to the Sonder Lease (as defined below) are 91.2% leased.
(6)	The increase from Most Recent NOI to UW NOI is due to the borrower sponsors converting former vacant commercial space into 101 multifamily units on floors six through 10 of the Axis Apartments Property (as defined below). Sonder is not yet in occupancy of its leased premises nor has it commenced paying rent under its lease. See “The Property” below.
(7)	The Appraised Value, Appraised Value / Per Unit, Cut-off Date LTV and Maturity Date LTV are based on the appraiser’s “prospective as complete – proposed” value as of May 31, 2024, which assumes completion of the currently ongoing and planned renovation work for 101 units that are being converted from office space to residential units (see “The Property” below). The appraiser concluded to an “as-is” appraised value of $229,400,000 as of September 29, 2023, which would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 59.3% and 59.3%, respectively.

The Loan. The Axis Apartments mortgage loan (the “Axis Apartments Mortgage Loan”) is part of the Axis Apartments Whole Loan secured by the borrower’s fee interest in a Class A, 716 unit, 60-story high rise multifamily property with 17,195

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square feet of ground floor retail space located in downtown Chicago, Illinois (the “Axis Apartments Property”). The Axis Apartments Whole Loan is comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $136,000,000. The Axis Apartments Whole Loan was originated on November 27, 2023 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.88000% per annum. CREFI transferred certain portions of the Axis Apartments Whole Loan to Bank of Montreal (“BMO”) on December 19, 2023. The Axis Apartments Whole Loan has an initial term of 10 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Axis Apartments Whole Loan is December 6, 2033. The Axis Apartments Mortgage Loan is evidenced by the non-controlling Note A-3-1 and Note A-3-2 with an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000. The table below summarizes the promissory notes that comprise the Axis Apartments Whole Loan. The relationship between the holders of the Axis Apartments Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,000,000	$48,000,000	Benchmark 2023-B40	Yes
A-2(1)	$30,000,000	$30,000,000	CREFI	No
A-3-1	$18,000,000	$18,000,000	BBCMS 2024-C24	No
A-3-2	$12,000,000	$12,000,000	BBCMS 2024-C24	No
A-4(1)	$28,000,000	$28,000,000	CREFI	No
Whole Loan	$136,000,000	$136,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The Axis Apartments Property is a Class A, 716 unit, 60-story high rise multifamily property with 17,195 square feet of ground floor retail space located in downtown Chicago, Illinois. The Axis Apartments Property was originally constructed in 1986 and renovated in 2009 and 2015. 101 of the units located on the 6th through 10th floors at the Axis Apartments Property are in the process of being converted from office space to residential units (the “Sonder Units”) which conversion has been divided into two phases. All 101 units have been leased by Sonder on a six-year term with two, three-year renewal options remaining. Launched in 2014 and headquartered in San Francisco, Sonder provides a variety of accommodation options from spacious rooms to fully-equipped suites and apartments and can be found in over 40 markets spanning 10 countries and three continents. The Sonder Lease accounts for 101 units and 19.0% of underwritten base rent. The Axis Apartments Property also features four retail units which are comprised of 17,195 square feet and account for 3.5% of underwritten base rent. As of October 20, 2023, the retail units were 88.7% occupied by SMI Imaging, LLC and Children’s Creative Learning Center, Inc.

Sonder is not yet in occupancy of its leased premises nor has such tenant commenced paying rent under its lease. Sonder’s lease is expected to commence following completion of the conversion work, as required by that certain lease agreement dated as of March 31, 2021, between the borrower, as landlord, and Sonder, as tenant (the “Sonder Lease”). The budget for the conversion of this space is $28,636,849 with the first phase scheduled to be completed on or before June 30, 2024 and the second phase scheduled to be completed on or before August 14, 2024. The borrower delivered a completion guaranty in connection with such obligations, which requires the guarantors to maintain a minimum net worth of $136.0 million and liquid assets of $13.6 million. There can be no assurance that the conversion of this space will be completed in the expected timeframe or at all, and Sonder has the right to terminate the lease if not delivered within the specified timeframe. The Sonder Lease includes four months of free rent, which amount was reserved at origination of the Axis Apartments Whole Loan. The Axis Apartment Whole Loan is structured with a Sonder base rent reserve of $3,624,131, which accounts for approximately one year of Sonder’s rent, a Sonder gap rent reserve of $1,812,061 and a Sonder free rent reserve of $1,208,040, all in the form of a letter of credit.

The unit mix at the Axis Apartments Property consists of 136 convertible units, 170 studio units, 191 one-bedroom units, 47 one-bedroom plus den units, 69 two-bedroom units, two three-bedroom units and the 101 Sonder Units that are comprised of 51 studio units, 21 one-bedroom units, 28 two-bedroom units and one three-bedroom unit. Amenities at the Axis Apartments Property include a 360-degree rooftop sky park, fitness center, sauna, steam room, indoor parking garage, business center, rentable storage lockers, community grilling stations, indoor pool, bike racks, 24-hour lobby attendant and laundry facilities.

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Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rent Per Unit (2)
Convertible	136	19.0%	133	97.8%	546	$1,915	$1,930
Studio	170	23.7	167	98.2	471	1,700	1,725
1BR/1BA	173	24.2	139	80.3	920	2,381	2,441
1 BR/1BA-Loft	1	0.1	0	0.0	780	NAP	2,600
1 BR/1.5BA-Loft	17	2.4	15	88.2	1,149	2,874	2,900
1BR/1.5BA+Den	47	6.6	44	93.6	926	2,756	2,765
2BR/1.5BA	44	6.1	42	95.5	930	2,772	2,800
2BR/2BA	13	1.8	13	100.0	1,391	3,721	3,725
2BR/2BA-Loft	12	1.7	8	66.7	1,657	3,874	3,950
3BR/2BA-Loft	2	0.3	0	0.0	1,980	NAP	4,550
Sonder Studio1/2/3 BR(3)	101	14.1	101	100.0	753	2,990	NAP
Total/Wtd. Avg.	716	100.0%	662	92.5%	749	$2,192(4)	$2,257(4)
(1)	Based on the underwritten rent roll dated October 20, 2023.
(2)	Source: Appraisal.
(3)	The Sonder Units are comprised of 51 studio units, 21 one-bedroom units, 28 two-bedroom units and one three-bedroom unit.
(4)	Does not include the 101 Sonder Units, as each unit pays a monthly base rent of $2,990 regardless of the type of unit.

Environmental. According to the Phase I environmental site assessment dated October 6, 2023, there was no evidence of any recognized environmental conditions at the Axis Apartments Property.

Historical and Current Occupancy
	2020(1)	2021(1)	2022(1)	Current(2)
Axis Apartments	69.5%	97.2%	98.7%	92.5%
(1)	Historical occupancies represent the occupancy as of December of each respective year.
(2)	Current occupancy is as of October 20, 2023. Occupancy includes 101 units that are currently being converted from office space to residential units and are leased by Sonder on a six-year term with two, three-year renewal options. The other 615 units not subject to the Sonder Lease are 91.2% leased
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Operating History and Underwritten Net Cash Flow
	2021	2022	TTM(1)(2)	Underwritten(1)	Per Unit	%(3)
Residential Rents In-Place	$15,244,057	$15,292,584	$15,538,339	$18,381,399	$25,672	78.2%
Commercial Rents In-Place	3,464,089	3,425,895	3,445,151	657,439	918	2.8
Vacant Rent	0	0	0	1,755,531	2,452	7.5
Gross Potential Rent	$18,708,146	$18,718,479	$18,983,490	$20,794,369	$29,042	88.5%
Other Income(4)	2,156,196	2,408,174	2,437,123	2,697,714	3,768	11.5
Net Rental Income	$20,864,342	$21,126,653	$21,420,613	$23,492,083	$32,810	100.0%
(Vacancy/Concessions/Credit Loss)	(3,995,972)	(3,115,816)	(2,884,302)	(1,755,531)	(2,452)	(7.5)
Effective Gross Income	$16,868,370	$18,010,837	$18,536,311	$21,736,552	$30,358	92.5%
Total Expenses(5)	$8,052,400	$8,726,272	$8,365,611	$8,473,297	$11,834	39.0%
Net Operating Income	$8,815,970	$9,284,565	$10,170,700	$13,263,255	$18,524	61.0%
Total TI/LC, Capex/RR	0	0	0	226,842	317	1.0
Net Cash Flow	$8,815,970	$9,284,565	$10,170,700	$13,036,413	$18,207	60.0%
(1)	The increase from TTM Net Operating Income to Underwritten Net Operating Income and TTM Residential Rents In-Place to Underwritten Residential Rents In-Place along with the accompanying decrease from TTM Commercial Rents In-Place to Underwritten Commercial Rents In-Place is primarily attributable to the borrower sponsors converting former vacant commercial space into 101 multifamily units on floors six through 10 of the Axis Apartments Property.
(2)	The TTM column represents the trailing twelve-month period ending July 31, 2023.
(3)	The % column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.
(4)	Other Income consists of parking income, water/sewer usage fees, commission laundry income, trash removal usage fees and other miscellaneous income for the apartments and tenant’s pro-rata obligation for real estate tax expense and CAM expenses for the commercial component.
(5)	Total Expenses consist of repairs and maintenance, utilities, advertising and marketing, general and administrative and non-revenue units.

The Market. The Axis Apartments Property is located at 441 East Erie Street in the Near North neighborhood of Chicago, Illinois, just north of Chicago’s CBD. Primary access to the neighborhood is provided by Chicago Avenue, North Avenue and La Salle Street.

According to the appraisal, the Axis Apartments Property is located in the Streeterville/River North apartment submarket of the Chicago MSA. As of the second quarter of 2023, the Streeterville/River North apartment submarket had a total inventory of 52,058 units, a vacancy rate of 4.9% and effective rent of $2,784 per unit.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Axis Apartments Property was 82,421, 328,425 and 728,820, respectively. The 2023 average household income within the same radii was $185,238, $177,282 and $155,758, respectively.

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No. 8 – Axis Apartments

The following table presents certain information relating to comparable multifamily properties to the Axis Apartments Property:

Multifamily Rent Comparables(1)
Property Name	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Average Unit Size	Average Rent Per Unit
Axis Apartments	–	1986 / 2015	92.5%(2)(3)	716(2)	749 SF(2)	$2,192(2)(4)
The Bernardin	0.5 Miles	2005 / 2023	90.0%	171	1,050 SF	$3,283
One East Delaware	0.7 Miles	1989 / 2019	98.0%	304	768 SF	$2,582
Gold Cost City Club Apartments	0.4 Miles	1962 / 2016	95.0%	145	812 SF	$2,253
1111 N. Dearborn Street	0.9 Miles	1981 / 2020	95.0%	286	744 SF	$2,309
1000 N LaSalle	1.0 Miles	1980 / NAP	96.0%	148	793 SF	$2,213
65 East Scott	0.9 Miles	1975 / NAP	100.0%	230	697 SF	$2,056
The Chicagoan	0.5 Miles	1990 / 2014	95.0%	221	925 SF	$2,749
Arrive Streeterville	0.1 Miles	1972 / 2019	97.0%	1,061	739 SF	$2,232
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 20, 2023.
(3)	Occupancy includes 101 units that are currently being converted from office space to residential units and are leased by Sonder on a six-year term. The other 615 units are 91.2% leased.
(4)	Does not include the 101 Sonder Units as each unit pays a monthly base rent of $2,990 regardless of the type of unit.

The Borrower. The borrower is AH Axis Erie, LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Axis Apartments Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are William O'Kane and Karen O'Kane. William O’Kane is the founder and head of Group Fox, Inc., a family owned real estate investment firm founded in 1978 that owns and operates over 4,000 apartments in 15 unique neighborhoods in Chicago, Illinois.

Property Management. The Axis Apartments Property is managed by Group Fox, Inc., a borrower affiliated management company.

Escrows and Reserves. At origination of the Axis Apartments Whole Loan, the borrower deposited approximately (i) $1,318,059 into a reserve account for real estate taxes, (ii) $216,815 into a reserve account for insurance premiums, (iii) $106,250 into a reserve account for immediate repairs, (iv) $1,812,061 in the form of a letter of credit into a reserve account for gap rent under the Sonder Lease, (v) $3,624,131 in the form of a letter of credit into a reserve account for one year of base rent under the Sonder Lease and (vi) $1,208,040 in the form of a letter of credit into a reserve account for free rent under the Sonder Lease.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $329,515).

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $30,974).

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $15,203 for replacement reserves (approximately $250 per unit annually).

TI / LC Reserve – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit into a tenant improvements and leasing commissions reserve account, on a monthly basis, approximately $1,433, for tenant improvements and leasing commissions incurred with respect to non-residential leases other than the Sonder Lease.

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No. 8 – Axis Apartments

Lockbox / Cash Management. The Axis Apartments Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period, the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants under non-residential leases at the Axis Apartments Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Axis Apartments Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Axis Apartments Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Axis Apartments Whole Loan.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Axis Apartments Whole Loan documents, (ii) the debt service coverage ratio being less than 1.05x (provided, however, that no Trigger Period will exist pursuant to this clause (ii) during any period that the DSCR Collateral Cure Conditions (as defined below) are satisfied), and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) (provided, however, that no Trigger Period will exist pursuant to this clause (iii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Axis Apartments Whole Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” will be deemed to exist if, within 10 days following the occurrence of the relevant Trigger Period, the borrower deposits into an account with the lender an amount equal to $3,624,120 (in the form of cash or a letter of credit) as additional collateral for the Axis Apartments Whole Loan, and which will only be returned to the borrower upon either (i) satisfaction of the Collateral Cure Release Conditions (as defined below) or (ii) full repayment of the Axis Apartments Whole Loan.

“Collateral Cure Release Conditions” will be deemed satisfied if either: (a) all applicable Trigger Periods for which the Collateral Cure Conditions have been satisfied in order to cause the cessation of such Trigger Period(s) cease to exist pursuant to the other terms and conditions of the definition of Trigger Period (and/or the definition of Specified Tenant Trigger Period, as applicable) without regard to the fact that any collateral has been posted hereunder to satisfy the Collateral Cure Conditions (e.g., (1) in the case of a Specified Tenant (as defined below) being in default under the applicable Specified Tenant lease, the conditions set forth in clause (i) of the definition of Specified Tenant Cure Conditions (as defined below) have been satisfied, or (2) in the case of a Trigger Period due to a low debt service coverage ratio, the conditions set forth in clause (B)(y) of the definition of Trigger Period have been satisfied); or (b)(i) no Trigger Period then exists (or would exist if the collateral posted to satisfy the Collateral Cure Conditions is released to the borrower), (ii) the debt yield equals or exceeds 9.25% and (iii) the Sonder Lease is no longer in place at the Axis Apartments Property and at least 90 of the individual dwelling units intended to be covered by the Sonder Lease as of origination of the Axis Apartments Whole Loan have been leased to other tenants by the borrower pursuant to residential leases.

“DSCR Collateral Cure Conditions” will be deemed to exist if (i) the Collateral Cure Conditions are satisfied and (ii) the debt service coverage ratio would, but for the exclusion of rental income from the Sonder Lease, equal or exceed 1.05x.

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease, (ii) a Specified Tenant failing to be in actual, physical possession of its Specified Tenant space (or applicable portion thereof), (iii) a Specified Tenant failing to be open for business during customary hours and/or “going dark” in its Specified Tenant space (or applicable portion thereof), (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of its Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect and (vi) any bankruptcy or similar insolvency of a Specified Tenant; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender of the first to occur of (1) the satisfaction of the applicable Specified Tenant Cure Conditions or (2)

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the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Axis Apartments Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease having expired or been satisfied, each such lease having commenced and the Specified Tenant having commenced paying full unabated rent.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease; (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof); (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect; (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction; and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant” means, as applicable, (i) Sonder, together with any replacement, successor and/or assigns thereof in accordance with the terms of the Axis Apartments Whole Loan documents and (ii) any guarantor of any Specified Tenant lease (including without limitation, Sonder).

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee(2)
Cut-off Date Principal Balance:	$20,000,000	Property Type – Subtype:	Industrial / Other
% of IPB:	2.9%	Net Rentable Area (Acres):	60.65
Loan Purpose:	Refinance	Location:	North Hollywood, CA
Borrowers:	63 LCB Land LLC and 63 LCH Tenant LLC	Year Built / Renovated:	1985 / NAP
Borrower Sponsors:	Stephen Botsford, Sr., Stephen Botsford, Jr., Alexandra C. McVay, and Victoria M. Botsford	Occupancy:	100.0%
Interest Rate:	7.53000%	Occupancy Date:	10/31/2023
Note Date:	12/28/2023	4th Most Recent NOI (As of):	$5,932,867 (12/31/2020)
Maturity Date:	1/6/2029	3rd Most Recent NOI (As of):	$5,780,320 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$6,277,128 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$6,545,852 (TTM 9/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,359,206
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$982,811
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,376,395
Additional Debt:	No	UW NCF:	$6,112,173
Additional Debt Balance:	N/A	Appraised Value / Per Acre:	$116,500,000 / $1,920,857
Additional Debt Type:	N/A	Appraisal Date:	11/3/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Acre:	$329,761
Taxes:	$0	Springing	N/A	Maturity Date Loan / Acre:	$329,761
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	17.2%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	17.2%
Rollover Reserve:	$0	$0	N/A	UW NCF DSCR:	4.00x
Required Insurance Reserve:	$3,000,000	$0	N/A	UW NOI Debt Yield:	31.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Loan Payoff	$11,578,070	57.9%
			Return of Equity	4,397,509	22.0
			Upfront Reserves	3,000,000	15.0
			Closing Costs	1,024,421	5.1
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The lien of the Laurel Canyon Mortgage Loan (as defined below) is secured by both the fee and leasehold interest under a master lease between the two co-borrowers, effectively creating a fee simple interest in the Laurel Canyon Property (as defined below).

The Loan. The Laurel Canyon mortgage loan (the “Laurel Canyon Mortgage Loan”) has an original principal balance and Cut-off Date balance of $20,000,000 and is secured by a first lien mortgage on the borrowers’ fee and leasehold interests in a 60.65-acre industrial outdoor storage property located in North Hollywood, California (the “Laurel Canyon Property”). The Laurel Canyon Mortgage Loan has a five-year term, is interest-only for the full term, and accrues interest at a rate of 7.53000% per annum on an Actual/360 basis.

The Property. The Laurel Canyon Property is a 60.65-acre (or 2,642,221 square foot) industrial outdoor storage property located in North Hollywood, California approximately 13 miles northwest of downtown Los Angeles. The site is partially asphalt-paved with perimeter fencing and is currently utilized as an outdoor storage lot for automobiles and can also be utilized for trucks, trailers and/or containers. There are no permanent buildings at the Laurel Canyon Property but there are a number of modular buildings, trailers, tents and repurposed shipping containers onsite. The Laurel Canyon Property is zoned “M2”, which is the most flexible as-of-right industrial zoning use in California. The M2 zoning allows for warehouse,

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No. 9 – Laurel Canyon

R&D, IOS, assembly plant, and salvage/scrapyard use. The Laurel Canyon Property is located alongside Highway 170 which provides access to Interstate 5 and is located 3 miles from Hollywood Burbank Airport, 28 miles from Los Angeles International Airport, and 41 miles from the Port of Los Angeles.

The Laurel Canyon Property is encumbered by a master lease between 63 LCB Land LLC (co-borrower), as lessor, and 63 LCH Tenant LLC (co-borrower), as lessee, which covers the entire Laurel Canyon Property. See “Ground Lease” below. The Laurel Canyon Property is currently 100.0% subleased to two tenants that are operators of automobile auctions and have been tenants at the Laurel Canyon Property since 2003. The two tenants in occupancy have a weighted average rent of $2.68 per square foot NNN, which is approximately 39% below the appraisers weighted average concluded market rent of $4.38 per square foot NNN.

Major Tenants.

Insurance Auto Auctions (Subtenant) (49.13 acres; 81.0% of net rentable acreage; 80.4% of underwritten base rent): Insurance Auto Auctions (“IAA”) operates an online platform that facilitates the marketing and sale of total-loss, damaged, and low-value vehicles. IAA provides buyers access to multiple digital bidding and buying channels, innovative vehicle merchandising, and evaluation services. The company is headquartered in Westchester, Illinois and has approximately 4,500 employees across 210 facilities throughout the United States, Canada, and the United Kingdom. In March 2023, IAA was acquired by RB Global, Inc. (NYSE: RBA), which reported net income in 2022 of $320 million on $1.7 billion in revenue. IAA has been a tenant at the Laurel Canyon Property since 2003 when it commenced a two-year sublease for 4.37 acres. Since the initial sublease, IAA has expanded its acreage four times to its current footprint of 49.13 acres. In connection with the latest expansion in May 2012, IAA extended its sublease term through its current expiration in June 2035. IAA has two options to terminate its lease by providing written notice to the landlord not more than 20 months prior, and not less than 18 months prior to (a) December 31, 2027, or (b) December 31, 2032.

All Valley Dealers Auto Auction, Inc. (Subtenant) (11.52 acres; 19.0% of net rentable acreage; 19.6% of underwritten base rent): All Valley Dealers Auto Auction, Inc. (“AVDAA”) is the largest independent auto auction in Los Angeles that assists buyers and sellers in the remarketing and sale of vehicles. AVDAA specializes in the liquidation of repossessed vehicles from major credit unions, banks, lease terminations, and trade-ins through live bid auctions. AVDAA was founded in 1986 and serves the states of California, Arizona, and Nevada. AVDAA has been a tenant at the Laurel Canyon Property since 2003 when it commenced a 23-year sublease for 3.32 acres. Since its initial sublease, the tenant has expanded its acreage four times to its current footprint of 11.52 acres. The term of AVDAA’s sublease was automatically extended through December 2035 in connection with the extension of the Master Lease (as defined below) in 2012 through November 2036. AVDAA has the option to terminate its lease effective December 31, 2030, and every seven years thereafter through any extended term of the lease. The termination may be exercised by providing written notice to the landlord at least 18 months prior to the effective date of the termination.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies represent the occupancy as of December 31 for each indicated year.
(2)	Current Occupancy is based on the underwritten rent roll dated October 31, 2023.
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Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (Acres)	% of Total Acreage	UW Base Rent Per Acre	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
IAA(3)	Ba3/BB+/NR	49.13	81.0%	$115,974	$5,697,787	80.4%	6/30/2035
AVDAA(4)	NR/NR/NR	11.52	19.0	$120,953	1,393,377	19.6	12/31/2035

Occupied Collateral Total / Wtd. Avg.		60.65	100.0%	$116,919	$7,091,164	100.0%

Vacant Space		0.00	0.0%
Collateral Total		60.65	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2023 and includes contractual rent steps through January 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	IAA has two options to terminate its lease by providing written notice to the landlord not more than 20 months prior, and not less than 18 months prior to (a) December 31, 2027, or (b) December 31, 2032.
(4)	AVDAA has the option to terminate its lease effective December 31, 2030 and every seven years thereafter through any extended term of the lease. The termination may be exercised by providing written notice to the landlord at least 18 months prior to the effective date of the termination.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring (Acres)	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NA	P
2024 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2035 & Beyond	2	60.65	100.0	7,091,164	100.0	60.65	100.0%	$7,091,164	100.0%
Total	2	60.65	100.0%	$7,091,164	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2023, and includes contractual rent steps through January 2024.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
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Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM 9/30/2023	Underwritten	Per Acre	%(1)
Rents in Place	$6,017,142	$5,917,539	$6,382,302	$6,641,715	$6,884,625	$113,514	88.9%
Vacant Income	0	0	0	0	0	0	0.0
Rent Steps(2)	0	0	0	0	206,539	3,405	2.7
Gross Potential Rent	$6,017,142	$5,917,539	$6,382,302	$6,641,715	$7,091,164	$116,919	91.5%
Total Reimbursements	638,846	584,322	635,148	683,752	655,369	10,806	8.5
Net Rental Income	$6,655,988	$6,501,861	$7,017,450	$7,325,467	$7,746,533	$127,725	100.0%
Other Income	0	0	0	0	0	0	0.0
(Vacancy/Credit Loss)	0	0	0	0	(387,327)	(6,386)	(5.0)
Effective Gross Income	$6,655,988	$6,501,861	$7,017,450	$7,325,467	$7,359,206	$121,339	95.0%
Total Expenses	723,121	721,541	740,322	779,615	982,811	16,205	13.4
Net Operating Income	$5,932,867	$5,780,320	$6,277,128	$6,545,852	$6,376,395	$105,134	86.6%
Capital Expenditures	0	0	0	0	264,222	4,357	3.6
TI/LC	0	0	0	0	0	0	0.0
Net Cash Flow	$5,932,867	$5,780,320	$6,277,128	$6,545,852	$6,112,173	$100,778	83.1%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Rent Steps include contractual rent steps through January 2024.

Environmental. According to the Phase I environmental assessment dated November 10, 2023, a recognized environmental condition was identified at the Laurel Canyon Property in connection with soil, soil vapor and groundwater contamination from the historical use of the Laurel Canyon Property as a municipal solid waste landfill between 1962 and 1975 and ongoing remediation and monitoring activities. The prior owner of the Laurel Canyon Property has been identified as a “Potentially Responsible Party” under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), has agreed to indemnify, defend and hold harmless the borrowers from any CERCLA contribution actions and, pursuant to an environmental covenant entered into with the borrowers, has agreed it is responsible for remediation of existing contamination. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

The Market. The Laurel Canyon Property is located in North Hollywood, California within the Los Angeles-Long Beach-Anaheim Core-Based Statistical Area (“Los Angeles CBSA”), approximately 13 miles northwest of downtown Los Angeles. The Los Angeles CBSA is heavily urbanized and dense, with well-developed infrastructure and access to the Los Angeles Customs District, which includes the Ports of Long Beach and Los Angeles, Port Hueneme and Los Angeles International Airport. The Laurel Canyon Property is located in the Los Angeles IOS market, which is a subset of the Los Angeles warehouse/distribution market. The Los Angeles IOS market is an integral part of the logistics and warehousing operations within the Los Angeles CBSA, with demand drivers of IOS including e-commerce, construction activity and retail trade markets. IOS properties are typically utilized for the storage of vehicles, equipment, shipping containers and construction materials. The supply of IOS space within the Los Angeles CBSA is limited due to zoning restrictions and high land costs, especially in infill submarkets near airports, ports, railroads and major highways.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 41,147, 286,547 and 732,276, respectively. Additionally, for the same period, the average household income within the same radii was $69,426, $84,640 and $100,477, respectively.

According to the appraisal, the Laurel Canyon Property is located within the Los Angeles warehouse/distribution market. As of the third quarter of 2023, the Los Angeles warehouse/distribution market had an inventory of approximately 701.1 million square feet, with 9.1 million square feet under construction. The submarket has a vacancy rate of 2.2%. The overall rental rate in the market for warehouse/distribution (non-IOS) space is $21.24 per square foot annually. The appraiser concluded a market rent of $4.00 per square foot ($174,240 per acre) for IAA’s space and $6.00 per square foot ($261,520 per acre) for AVDAA’s space.

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The following table presents certain information relating to comparable land sales for the Laurel Canyon Property:

Comparable Land Sales(1)
Property / Location	Gross Area (Acres)	Sale Date	Sale Price	Price Per Acre
Laurel Canyon	60.65(2)	N/A	N/A	N/A
North Hollywood, CA
Locust Ave & Lowell St	39.91	Aug-23	$72,000,000	$1,804,059
Fontana, CA
13610 Yorba Avenue	13.96	Jul-23	$40,000,000	$2,865,330
Chino, CA
1101 California St	17.00	May-23	$44,500,000	$2,617,647
Redlands, CA
33380 Zeiders Road	33.86	Feb-23	$60,841,341	$1,796,850
Menifee, CA
Alton Pky & Barranca Pky	151.96	Dec-22	$240,000,000	$1,579,363
Irvine, CA
500 Speedway Dr	63.47	Sep-22	$80,000,000	$1,260,438
Irwindale, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 31, 2023.

The following table presents certain information relating to comparable industrial land leases for the Laurel Canyon Property:

Comparable Industrial Land Lease Summary(1)
Property Name/Location	Tenant Size (Acres)	Tenant Name	Rent Per Acre	Lease Type	Commencement	Lease Term (Months)
Laurel Canyon	49.13(2)	IAA	$115,974(2)	NNN	Jul-20(2)	180(2)
North Hollywood, CA
460 Olive Ave	2.19	Qualtek	$135,907	NNN	Dec-23	60
Vista, CA
14683 Industry Circle	1.86	NAV	$444,314	NNN	Dec-23	60
La Miranda, CA
11080 Cherry Avenue	2.25	ITS Logistics	$263,974	Gross	Dec-22	61
Fontana, CA
4787 State Street	2.00	C Below Inc.	$287,496	NNN	Oct-22	60
Montclair, CA
2407 Lugonia Avenue	3.98	My Fleet Yard	$224,770	NNN	Aug-22	60
Redlands, CA
NE of Vivienda Ave & Railroad Access	24.00	Confidential	$151,589	NNN	Jul-22	72
Colton, CA
1435 W. Rialto Avenue	12.53	Century Distribution	$196,020	NNN	May-22	36
San Bernardino, CA
10625 Poplar Avenue	4.67	Flowers Baking Company	$229,997	NNN	Apr-22	122
Fontana, CA
2756 S Riverside Avenue	3.44	NAV	$157,044	NNN	Oct-21	84
Rialto, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 31, 2023.

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The Borrowers. The borrowing entities for the Laurel Canyon Mortgage Loan are 63 LCB Land LLC and 63 LCH Tenant LLC, each a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Laurel Canyon Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Stephen Botsford, Sr., Stephen Botsford, Jr., Alexandra C. McVay, and Victoria M. Botsford (“Guarantors”). The Guarantors are high net worth, experienced commercial real estate investors who reside in Chicago, Illinois.

Property Management. The Laurel Canyon Property is managed by 63 LCB Property Management LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow $3,000,000 for insurance reserves that is required to be held in escrow until such time that the borrowers have obtained insurance coverage in compliance with the loan documents, including, without limitation, (x) the required terrorism coverage on all policies, (y) an additional $3,000,000 of excess liability/umbrella insurance coverage for a total of $8,000,000 and (z) confirmation that the existing $1,000,000/$2,000,000 plus $5,000,000 excess liability are single property policies, with no other non-collateral locations covered. The borrowers have since obtained the aforementioned insurance coverages which was effective as of December 28, 2023 and the full $3,000,000 deposited into the insurance reserve at origination has been released to the borrower.

Tax Escrows – If at any time the borrowers fail to provide evidence that all real estate taxes have been paid in full, or if an event of default or a Cash Management Period (as defined below) has occurred and is continuing, the borrowers are required to deposit 1/12th of the estimated annual real estate tax payment on a monthly basis.

Insurance Escrows – If at any time the borrowers fail to provide evidence that all insurance premiums have been paid in full, or if an event of default or a Cash Management Period has occurred and is continuing, the borrowers are required to deposit 1/12th of the estimated annual insurance premium on a monthly basis.

Lockbox / Cash Management. The Laurel Canyon Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the subtenants at the Laurel Canyon Property into a lender-controlled lockbox account, and at origination, such lockbox account was established in the name of 63 LCH Tenant LLC (co-borrower and owner of the leasehold interest of the Laurel Canyon Property) for rental payments by the subtenants. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager with respect to the Laurel Canyon Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period. Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Laurel Canyon Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Laurel Canyon Mortgage Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Trigger Lease Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the Laurel Canyon Mortgage Loan.

“Cash Management Period” means a period which will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) a default or an event of default, or (iii) the commencement of a Trigger Lease Sweep Period; and ends upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the Laurel Canyon Mortgage Loan and all other obligations under the Laurel Canyon Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such default or event of default has been cured and no other default or event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, such Trigger Lease Sweep Period has ended.

A “Trigger Lease Sweep Period” will commence upon the occurrence of any of the following:

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(i)	the earlier of (a) the date that is 12 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms); or (b) the date the applicable Trigger Tenant (as defined below) actually gives notice, of its intention not to renew or extend; or
(ii)	the date required under a Trigger Lease by which the applicable Trigger Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any Trigger Tenant gives notice of its intention not to renew or extend its Trigger Lease; or
(iii)	any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Trigger Tenant gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof); or
(iv)	any Trigger Tenant discontinues its usage in 100% of its premises for a period of at least 120 days (i.e., “goes dark”) or gives notice (whether actual or constructive) that it intends to do the same; or
(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable Trigger Tenant thereunder; or
(vi)	the occurrence of an insolvency or bankruptcy proceeding, among other things, by any Trigger Tenant, its parent company, or the lease guarantor under any Trigger Lease, as described in the Laurel Canyon Mortgage Loan documents (a “Trigger Tenant Insolvency Proceeding”).

A Trigger Lease Sweep Period will end upon the occurrence of any of the following:

(a)	the determination by the lender that the debt yield, based on tenants in place and paying rent for a period of at least three consecutive months, is at least 16.5%,
(b)	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (i) above, 12 months of available cash have been swept by the lender and deposited into the special rollover reserve subaccount,
(c)	with respect to a Trigger Lease Sweep Period caused by a matter described in clauses (ii) or (iii) above, 18 months of available cash have been swept by the lender and deposited into the special rollover reserve subaccount,
(d)	the determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required under the loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or
(e)	the occurrence of any of the following:
(1)	with respect to a Trigger Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Trigger Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved Trigger Lease leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which 60% of the space demised under the subject Trigger Lease (or portion thereof) that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the loan documents, all approved Trigger Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, and the lender has determined that the Laurel Canyon Property has achieved a debt service coverage ratio of at least 1.50x as of the last day of any calendar quarter for two consecutive calendar quarters;
(2)	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (v) above, the subject Trigger Tenant default has been cured, and no other Trigger Tenant default has occurred for a period of six consecutive months following such cure; or
(3)	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (vi) above, the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

“Trigger Tenant” means any tenant under a Trigger Lease.

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“Trigger Lease” means (a) the Master Lease and (b) any lease (leased by such tenant and/or its affiliates) which (i) covers 20% or more rentable square feet of the Laurel Canyon Property (including any improvements thereon) and/or (ii) has a gross annual rent of 20% or more of the total annual rents of the Laurel Canyon Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not permitted.

Ground Lease. The Laurel Canyon Property is subject to a ground/master lease between 63 LCB Land LLC (co-borrower and owner of the fee simple interest of the Laurel Canyon Property), as lessor, and 63 LCH Tenant LLC (co-borrower and owner of the leasehold interest of the Laurel Canyon Property), as lessee (the “Master Lease”). The lien of the Laurel Canyon Mortgage Loan is secured by both the fee and leasehold interests of the borrowers, effectively creating a fee simple interest in the Laurel Canyon Property. The base rent under the Master Lease, which is scheduled to expire on November 30, 2036, has been prepaid through November 30, 2025, and commencing on December 1, 2025, the base rent due is $245,000 per month for the remainder of the Master Lease term. Given the lessor and lessee are co-borrowers and the lien of the Laurel Canyon Mortgage Loan is secured by both fee and leasehold interests, the Master Lease rent was not underwritten. Furthermore, in the event that rents received by the lessee from the sublessees are swept by the lender during a Cash Management Period and held in the special rollover reserve subaccount or cash collateral subaccount, rental payments due from the lessee pursuant to the Master Lease will be abated, and the lessee will be required to resume making rental payments as soon as the lender no longer sweeps funds into such accounts. If rents from the sublessees in such accounts are released to the lessee, the lessee’s obligation to pay rent to the lessor will be reinstated to the extent of the rents released.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$19,440,000	Title:	Fee
Cut-off Date Principal Balance:	$19,407,407	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.8%	Net Rentable Area (Units):	244
Loan Purpose:	Refinance	Location:	Milwaukee, WI
Borrowers:	Berrada Properties 111, LLC and Berrada Properties 112, LLC	Year Built / Renovated:	1925, 1930, 1964, 1965 / 2023
Borrower Sponsor:	Youssef Berrada	Occupancy:	100.0%
Interest Rate:	7.18800%	Occupancy Date:	12/1/2023
Note Date:	12/20/2023	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	1/1/2034	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	240 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$2,979,224
Call Protection:	L(35),YM1(81),O(4)	UW Expenses:	$820,180
Lockbox / Cash Management:	Springing	UW NOI:	$2,159,045
Additional Debt:	No	UW NCF:	$2,110,245
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$36,050,000 / $147,746
Additional Debt Type:	N/A	Appraisal Date:	11/28/2023

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$79,539
Taxes:	$17,837	$17,837	N/A	Maturity Date Loan / Unit:	$54,601
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.8%
Static Insurance Reserve:	$71,000	$0	N/A	Maturity Date LTV:	37.0%
				UW NCF DSCR:	1.15x
				UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,440,000	100.0%	Loan Payoff	$17,546,692	90.3%
			Return of Equity	1,199,487	6.2
			Closing Costs	604,984	3.1
			Reserves	88,837	0.5
Total Sources	$19,440,000	100.0%	Total Uses	$19,440,000	100.0%
(1)	Historical cash flows are unavailable as the Wisconsin Avenue Portfolio Properties (as defined below) were renovated in 2023.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Wisconsin Avenue Portfolio mortgage loan (the “Wisconsin Avenue Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in four garden-style multifamily properties located in Milwaukee, Wisconsin (collectively, the “Wisconsin Avenue Portfolio Properties”). The Wisconsin Avenue Portfolio Mortgage Loan accrues interest at a fixed rate of 7.18800% per annum. The Wisconsin Avenue Portfolio Mortgage Loan has a 10-year term that amortizes over 240 months, accrues interest on an Actual/360 basis and is scheduled to mature on January 1, 2034.

The Properties. The Wisconsin Avenue Portfolio Properties are comprised of a 72-unit multifamily property (the “2224 West Wisconsin Avenue Property”), a 36-unit multifamily property (the “2518 West Wisconsin Avenue Property”), a 64-unit multifamily property (the “2919 West Wisconsin Avenue”) and a 72-unit multifamily property (the “3035 West Wisconsin Avenue Property”), all located in Milwaukee, Wisconsin. The Wisconsin Avenue Portfolio Properties were each built between 1925 and 1965 and renovated in 2023. Each of the Wisconsin Avenue Portfolio Properties include a community laundry facility. The Wisconsin Avenue Portfolio Properties were 100.0% occupied as of December 1, 2023. The Wisconsin Avenue Portfolio Properties are leased on a month-to-month basis.

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No. 10 – Wisconsin Avenue Portfolio

2224 West Wisconsin Avenue Property. The 2224 West Wisconsin Avenue Property is a 72-unit garden style multifamily property located at 2224 West Wisconsin Avenue in Milwaukee, Wisconsin. The 2224 West Wisconsin Avenue Property consists of one, seven-story apartment building. The improvements were constructed in 1964 and renovated in 2023. The 2224 West Wisconsin Avenue Property features studio, one- and two-bedroom layouts. In addition, there is 900 square feet of retail space at the 2224 West Wisconsin Avenue Property.

2518 West Wisconsin Avenue Property. The 2518 West Wisconsin Avenue Property is a 36-unit garden style multifamily property located at 2518 West Wisconsin Avenue in Milwaukee, Wisconsin. The 2518 West Wisconsin Avenue Property consists of one, four-story apartment building. The improvements were constructed in 1930 and renovated in 2023. The 2518 West Wisconsin Avenue Property features studio, one- and two-bedroom layouts.

2919 West Wisconsin Avenue Property. The 2919 West Wisconsin Avenue Property is a 64-unit garden style multifamily property located at 2919 West Wisconsin Avenue in Milwaukee, Wisconsin. The 2919 West Wisconsin Avenue Property consists of one, nine-story apartment building. The improvements were constructed in 1965 and renovated in 2023. The 2919 West Wisconsin Avenue Property features one- and two-bedroom layouts.

3035 West Wisconsin Avenue Property. The 3035 West Wisconsin Avenue Property is a 72-unit garden style multifamily property located at 3035 West Wisconsin Avenue in Milwaukee, Wisconsin. The 3035 West Wisconsin Avenue Property consists of one, nine-story apartment building. The improvements were constructed in 1925 and renovated in 2023. The 3035 West Wisconsin Avenue Property features one- and two-bedroom layouts.

The following table presents detailed information with respect to the units at the Wisconsin Avenue Portfolio Properties:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio	12	4.9%	458	$858	$1.87	$850	$1.86
One-Bedroom	193	79.1	642	$949	$1.48	$950	$1.48
Two-Bedroom	39	16.0	826	$1,050	$1.27	$1,050	$1.27
Total/Wtd. Avg.	244	100.0%	662	$961	$1.45	$961	$1.45
(1)	Based on the underwritten rent roll dated December 1, 2023.
(2)	Based only on occupied units.
(3)	Source: Appraisal.

The following table presents certain information relating to the current occupancy of the Wisconsin Avenue Portfolio Properties:

Current Occupancy(1)
Property Name	Current(2)
2224 West Wisconsin Avenue	100.0%
2518 West Wisconsin Avenue	100.0%
2919 West Wisconsin Avenue	100.0%
3035 West Wisconsin Avenue	100.0%
(1)	Historical occupancies are unavailable as the Wisconsin Avenue Portfolio Properties were renovated in 2023.
(2)	Current Occupancy is as of December 1, 2023.

Environmental. According to the Phase I environmental assessments dated December 4, 2023 for the 2919 West Wisconsin Avenue Property and December 5, 2023 for the 2224 West Wisconsin Avenue Property, the 2518 West Wisconsin Avenue Property and the 3035 West Wisconsin Avenue Property, there was no evidence of any recognized environmental conditions at the Wisconsin Avenue Portfolio Properties.

The following table presents certain information relating to the underwritten cash flows of the Wisconsin Avenue Portfolio Properties:

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Underwritten Net Cash Flow(1)
	Appraisal	Underwritten	Per Unit	%(2)
Gross Potential Rent	$2,814,000	$2,814,000	$11,533	89.7%
Other Income	342,986	322,026	1,320	10.3
Net Rental Income	$3,156,986	$3,136,026	$12,853	100.0%
(Vacancy/Credit Loss)	126,630	156,801	643	5.0
Effective Gross Income	$3,030,356	$2,979,224	$12,210	95.0%

Total Expenses	819,877	820,180	3,361	27.5

Net Operating Income	$2,210,479	$2,159,045	$8,849	72.5%

Total Capex/RR	48,800	48,800	200	1.6

Net Cash Flow	$2,161,679	$2,110,245	$8,649	70.8%
(1)	Historical cash flows are unavailable as the Wisconsin Avenue Portfolio Properties were purchased and renovated in 2023.
(2)	% column represents percent of Net Rental Income for all revenue line items and percent of Effective Gross Income for all other items.

The Markets. The Wisconsin Avenue Portfolio Properties are located in Milwaukee, Wisconsin within the Milwaukee-Waukesha-West Allis metropolitan statistical area (the “Milwaukee MSA”). The city of Milwaukee is the most populous city in the state of Wisconsin. The Wisconsin Avenue Portfolio Properties are located 1.2 miles west of the Milwaukee central business district and 6.9 miles northwest of the Milwaukee Mitchell International Airport. The major employers within the Milwaukee MSA include Aurora Health Care Inc., Froedtert Health, Ascension Wisconsin and Quad Graphics Inc.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Wisconsin Avenue Portfolio Properties were 28,230, 238,763 and 500,236, respectively. Additionally, for the same time period, the average household income within the same radii was $36,940, $68,530 and $77,973, respectively.

According to the appraisal, The Wisconsin Avenue Portfolio Properties are located in the Avenues West submarket of the Milwaukee/Madison market, which had approximately 3,631 units of inventory, a vacancy rate of 3.8% and asking rent of $765 per unit as of the third quarter of 2023.

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The following table presents certain information relating to comparable multifamily rental properties to Wisconsin Avenue Portfolio Properties:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Unit Asking Rent	Unit Rent PSF
Wisconsin Avenue Portfolio(2) 2224, 2518, 2919, 3035 West Wisconsin Avenue Milwaukee, WI	1925, 1930, 1964, 1965(1)	100.0%	244	Studio 1 Bedroom 2 Bedroom	458 642 826	$858 $949 $1,050	$1.87 $1.48 $1.27
The Ardmore 711 North 16th Street Milwaukee, WI	1940	100.0%	70	Studio 1 Bedroom 2 Bedroom	544 679 900	$697 $883 $1,295	$1.28 $1.30 $1.44
Campus Court 827 North 17th Street Milwaukee, WI	1965	96.0%	27	Studio 1 Bedroom 2 Bedroom	300 500 747	$674 $760 $1,455	$2.25 $1.52 $1.95
The Malt House 1009 West Juneau Avenue Milwaukee, WI	2021	92.0%	118	Studio 1 Bedroom 2 Bedroom	715 922 1,124	$1,145 $1,675 $1,975	$1.60 $1.82 $1.76
Sovereign Apartments 1810 West Wisconsin Avenue Milwaukee, WI	1932	100.0%	123	Studio 1 Bedroom 2 Bedroom	510 762 1,068	$611 $726 $1,279	$1.20 $0.95 $1.20
Franklin Arms 3120 West Wisconsin Avenue Milwaukee, WI	1923	100.0%	59	Studio 1 Bedroom 2 Bedroom	425 622 930	$522 $594 $646	$1.23 $0.95 $0.69
Kilbourn Apartments 2125 West Kilbourn Avenue Milwaukee, WI	1965	98.0%	19	Studio 1 Bedroom 2 Bedroom 3 Bedroom	530 550 829 1,113	$799 $853 $1,254 $1,606	$1.51 $1.55 $1.51 $1.44
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of December 1, 2023.

The Borrowers. The borrowers are Berrada Properties 111, LLC and Berrada Properties 112, LLC, each a Wisconsin limited liability company. See “Description of the Mortgage Pool—Single Purpose Entity Covenants” in the Prospectus.

The Borrower Sponsor. The borrower sponsor and guarantor of the Wisconsin Avenue Portfolio Mortgage Loan is Youssef Berrada. Youssef Berrada is the founder of the family owned and operated Berrada Properties, which has more than 20 years of property management experience. Beginning in 1996 with just one eight-unit building, the company has grown into one of Milwaukee's largest property management companies with properties located throughout the greater Milwaukee area and Racine. The borrower sponsor is also the borrower sponsor for the Colonial Pointe I mortgage loan, Spring Park & Good Tree mortgage loan and Highland Avenue Portfolio mortgage loan.

The related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company are defendants to a civil action filed by the State of Wisconsin in November 2021 alleging that the defendants violated certain state trade, consumer protection and landlord-tenant laws as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

Property Management. The Wisconsin Avenue Portfolio Properties are managed by Berrada Properties Management, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $17,837 for real estate taxes and (ii) $71,000 for a static insurance reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments to the tax reserve, which currently equates to approximately $17,837.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums to the insurance reserve; provided, however, the borrowers are not required to make monthly insurance premium payments so long as (i) there is no event of default and (ii) the borrowers provide evidence of payment of all insurance premiums.

Lockbox / Cash Management. The Wisconsin Avenue Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account and disbursed

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in accordance with the Wisconsin Avenue Portfolio Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the Wisconsin Avenue Portfolio Mortgage Loan, operating expenses and cash management bank fees) are required to be applied to the lender-controlled excess cash flow account (“Cash Collateral Subaccount”). Upon the termination of a Cash Management Period, all funds in the Cash Collateral Subaccount are required to be distributed to the borrowers.

A “Cash Management Period” means a period commencing upon the occurrence of any of the following: (i) on the stated maturity date, (ii) an event of default or (iii) if the debt service coverage ratio is less than 1.05x, and expiring upon (a) with respect to clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, and (b) with respect to clause (iii) above, the lender has determined that the Wisconsin Avenue Portfolio Properties have achieved a debt service coverage ratio of at least 1.10x for two consecutive calendar quarters. In addition, the borrowers may suspend the occurrence of a Cash Management Period under clause (iii) above if and for so long as (x) the borrowers have deposited cash or a letter of credit with the lender in the amount of the difference between the annual net operating income that would be required to achieve a debt service coverage ratio of 1.10x minus the then-existing net operating income.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 11 – Centre Pointe Portfolio

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No. 11 – Centre Pointe Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$17,650,000	Title:	Fee
Cut-off Date Principal Balance(1):	$17,650,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.5%	Net Rentable Area (SF):	640,177
Loan Purpose:	Acquisition	Location:	West Chester, OH
Borrower:	RL Centrepointe Owner LLC	Year Built / Renovated:	2000-2007 / NAP
Borrower Sponsor:	Yaron Kandelker	Occupancy:	82.1%
Interest Rate:	7.02400%	Occupancy Date:	5/31/2023
Note Date:	6/22/2023	4th Most Recent NOI (As of):	$6,572,323 (12/31/2020)
Maturity Date:	7/6/2033	3rd Most Recent NOI (As of):	$5,718,797 (12/31/2021)
Interest-only Period:	90 months	2nd Most Recent NOI (As of):	$4,576,618 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(5):	$5,081,872 (TTM 3/31/2023)
Original Amortization Term:	360 months	UW Economic Occupancy:	82.7%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$12,419,184
Call Protection:	L(31),D(85),O(4)	UW Expenses:	$5,610,831
Lockbox / Cash Management:	Hard / In Place	UW NOI(5):	$6,808,354
Additional Debt(1)(2):	Yes	UW NCF:	$5,399,965
Additional Debt Balance(1)(2):	$30,000,000	Appraised Value / Per SF:	$70,200,000 / $110
Additional Debt Type(1)(2):	Pari Passu; Permitted Mezzanine	Appraisal Date:	4/17/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$74
Taxes:	$148,910	$148,910	N/A	Maturity Date Loan / SF:	$73
Insurance:	$33,333	$8,333	N/A	Cut-off Date LTV:	67.9%
Deferred Maintenance:	$77,284	$0	N/A	Maturity Date LTV:	66.2%
Replacement Reserve:	$0	$10,670	N/A	UW NCF DSCR:	1.42x
Rollover Reserve:	$0	$106,696	$5,000,000	UW NOI Debt Yield:	14.3%
Other Reserves(4):	$3,978,696	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$47,650,000	67.2%	Purchase Price	$64,500,000	90.9%
Borrower Sponsor Equity	19,059,846	26.9	Upfront Reserves	4,238,223	6.0
Seller’s Credits(6)	4,228,435	6.0	Closing Costs	2,200,058	3.1
Total Sources	$70,938,281	100.0%	Total Uses	$70,938,281	100.0%

(1)	The Centre Pointe Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of $47,650,000 (the “Centre Pointe Portfolio Whole Loan”). The Financial Information presented above is calculated based on the Centre Pointe Portfolio Whole Loan.
(2)	In connection with a transfer and assumption, the transferee is permitted to obtain a mezzanine loan provided, among other conditions, that the mezzanine loan will be in a principal amount that, when added to the outstanding principal balance of the Centre Pointe Portfolio Whole Loan, is less than or equal to 70% of the total consideration paid by the proposed transferee to acquire the property and will have a principal amount, interest rate and debt service payments that will result in a combined debt service coverage ratio of at least 1.10x.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other Reserves consist of an outstanding TI/LC reserve ($3,636,322), a free rent reserve ($235,797), and an existing insurance claim reserve ($106,576). As of January 2024, the rollover reserve and outstanding TI/LC reserve have a combined outstanding balance of $4,831,147.
(5)	UW NOI is greater than Most Recent NOI primarily due to new leasing, leases renewing at higher rents, and underwritten rent steps totaling $155,678 through August 2024.
(6)	Seller’s Credits consists of outstanding TI/LC and free rent, most of which has been escrowed as Other Reserves.

The Loan. The Centre Pointe Portfolio mortgage loan (the “Centre Pointe Portfolio Mortgage Loan”) is part of a fixed rate whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $47,650,000 secured by a first mortgage encumbering the fee interest in a 640,177 square foot office property in West Chester, Ohio (the “Centre Pointe Portfolio Property”). The Centre Pointe Portfolio Mortgage Loan consists of the non-controlling Note A-2, with an original principal balance and Cut-off Date Balance of $17,650,000. The controlling Note A-1, with an original principal balance of $30,000,000, was contributed to the MSWF 2023-2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

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Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	MSWF 2023-2	Yes
A-2	17,650,000	17,650,000	BBCMS 2024-C24	No
Whole Loan	$47,650,000	$47,650,000

The Property. The Centre Pointe Portfolio Property is a 640,177 square foot office property located in West Chester, Ohio, approximately 18 miles north of Cincinnati. The improvements consist of five, four-story buildings constructed between 2000 and 2007. The Centre Pointe Portfolio Property is part of the greater Centre Pointe Office Park, which includes various hotels, restaurants, one additional office building, and a public park that are not a part of the collateral for the Centre Pointe Portfolio Whole Loan. The Centre Pointe Portfolio Property is situated on an approximately 40.02-acre site with 2,731 surface parking spaces (approximately 4.27 spaces per 1,000 square feet). The buildings are all similar in size (between 121,397 and 138,633 square feet) and feature rectangular floor plates ranging from 30,000 to 36,500 square feet. The floor plates are easily divisible and can accommodate tenants ranging in size from full floor plates to smaller and mid-size tenants that occupy a small portion of a floor. Amenities at the Centre Pointe Portfolio Property include a 2,018 square foot fitness center and a furnished business conference center.

As of May 31, 2023, the Centre Pointe Portfolio Property was 82.1% leased to 54 tenants. The Centre Pointe Portfolio Property features a granular rent roll, with no tenant making up greater than 8.3% of the net rentable area and 9.2% of the underwritten base rent. Occupancy decreased from 87.2% in 2020 to 80.4% in 2021 primarily due to one of the major tenants at the time, GE Aviation, downsizing and retracting their Cincinnati presence and vacating its space at the Centre Pointe Portfolio Property. The previous owner began to backfill the space and executed 358,448 square feet across 15 new leases (143,823 square feet), 17 renewals (157,516 square feet), and approximately 29,219 square feet of expansion space since February 2020.

Major Tenants.

Synchrony (53,194 square feet, 8.3% of net rentable area; 9.2% of underwritten base rent; Moody’s/S&P/Fitch: NR/BBB-/BBB-): The largest tenant, Synchrony (NYSE: SYF), is a consumer financial services company that offers a diverse set of financing solutions and digital capabilities to consumers. The company serves over 70 million customers and has approximately 18,500 employees. Synchrony moved into the Centre Pointe Portfolio Property in June 2022 and has a lease expiration in October 2027. The tenant has two, five-year renewal options.

Contech Construction Products (44,814 square feet; 7.0% of net rentable area; 7.9% of underwritten base rent): The second largest tenant, Contech Construction Products, is a provider of site solutions for engineers, contractors, architects, and owners. Contech Construction Products helps build, support, and sustain development projects such as bridges, drainage, erosion control, retaining walls, and storm water management. The company has over 1,400 employees and 60 facilities across North America and is headquartered at the Centre Pointe Portfolio Property. Contech Construction Products has been a tenant at the Centre Pointe Portfolio Property since December 2005 and signed a lease extension in January 2021 to extend its lease expiration to July 2031. The tenant has two, five-year renewal options remaining.

Pilot Chemical Company of Ohio (37,533 square feet; 5.9% of net rentable area; 7.0% of underwritten base rent): The third largest tenant, Pilot Chemical Company of Ohio (“Pilot Chemical”), specializes in providing products and services to the disinfecting, sanitizing, cleaning, metalworking, and oil industries. The company was founded in 1952 and is headquartered at the Centre Pointe Portfolio Property. Pilot Chemical has been a tenant at the Centre Pointe Portfolio Property since May 2019 and has a lease expiration in May 2029. Pilot Chemical has the one-time right to terminate its lease, effective May 2026, provided the tenant provides written notice to the landlord on or prior to September 19, 2025. In connection with the early termination, the tenant is required to pay a termination fee of $875,331 plus the unamortized portion of the tenant improvement allowance, leasing commissions, and abated rent, assuming an 8% annual rate of amortization. Additionally, Pilot Chemical has the right to downsize its space by 5,000 square feet, effective May 2026, provided the tenant provides written notice to the landlord on or prior to September 19, 2025, for a termination fee equal to the unamortized portion of the tenant improvement allowance, leasing commissions, and abated rent, assuming an 8% annual rate of amortization applicable to the relinquished space. The tenant has three, five-year renewal options remaining.

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Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
87.2%	80.4%	80.2%	82.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 31, 2023.

The following table presents certain information relating to the largest tenants based on net rentable area at the Centre Pointe Portfolio Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Synchrony	NR/BBB-/BBB-	53,194	8.3%	$13.22	$703,225	9.2%	10/31/2027
Contech Construction Products	NR/NR/NR	44,814	7.0%	$13.46	$603,196	7.9%	7/31/2031
Pilot Chemical(4)	NR/NR/NR	37,533	5.9%	$14.25	$534,845	7.0%	5/31/2029
3dB Labs, Inc.	NR/NR/NR	32,998	5.2%	$14.59	$481,512	6.3%	5/31/2027
Clarkwestern Dietrich Building Systems, LLC	NR/NR/NR	24,944	3.9%	$15.89	$396,305	5.2%	10/31/2027
Largest Tenants		193,483	30.2%	$14.05	$2,719,084	35.7%
Other Tenants		332,419	51.9%	$14.75	$4,904,126	64.3%
Occupied Collateral Total / Wtd. Avg.		525,902	82.1%	$14.50	$7,623,210	100.0%
Vacant Space		114,275	17.9%

Collateral Total		640,177	100.0%

(1)	Based on the underwritten rent roll dated May 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $155,678 through August 2024.
(4)	Pilot Chemical has the right to terminate its lease, effective May 2026, provided the tenant provides written notice to the landlord on or prior to September 19, 2025. In connection with the early termination, the tenant is required to pay a termination fee of $875,331 plus the unamortized portion of the tenant improvement allowance, leasing commissions, and abated rent, assuming an 8% annual rate of amortization.

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The following table presents certain information relating to tenant lease expirations at the Centre Pointe Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	114,275	17.9%	NAP	NA	P	114,275	17.9%	NAP	NAP
2024 & MTM	7	37,607	5.9	$530,185	7.0%		151,882	23.7%	$530,185	7.0%
2025	11	76,653	12.0	$1,195,076	15.7		228,535	35.7%	$1,725,261	22.6%
2026	6	34,409	5.4	$531,923	7.0		262,944	41.1%	$2,257,184	29.6%
2027	16	186,415	29.1	$2,585,857	33.9		449,359	70.2%	$4,843,040	63.5%
2028	4	21,405	3.3	$315,825	4.1		470,764	73.5%	$5,158,866	67.7%
2029	4	72,692	11.4	$1,076,372	14.1		543,456	84.9%	$6,235,238	81.8%
2030	2	21,336	3.3	$321,570	4.2		564,792	88.2%	$6,556,808	86.0%
2031	1	44,814	7.0	$603,196	7.9		609,606	95.2%	$7,160,004	93.9%
2032	3	30,571	4.8	$463,206	6.1		640,177	100.0%	$7,623,210	100.0%
2033	0	0	0	$0	0.0		640,177	100.0%	$7,623,210	100.0%
2034 & Beyond	0	0	0	$0	0.0		640,177	100.0%	$7,623,210	100.0%
Total	54	640,177	100.0%	$7,623,210	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $155,678 through August 2024.

The following table presents certain information relating to operating history and underwritten cash flows at the Centre Pointe Portfolio Property:

Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$7,021,421	$6,402,901	$5,663,860	$6,030,222	$7,467,532	$11.66	50.3%
Rent Steps(3)	0	0	0	0	155,678	0.24	1.0
Vacancy Gross Up	0	0	0	0	2,571,980	4.02	17.3
Gross Potential Rent	$7,021,421	$6,402,901	$5,663,860	$6,030,222	$10,195,190	$15.93	68.7%
Total Reimbursements	4,467,651	3,998,795	4,206,747	4,513,730	4,647,819	7.26	31.3
Net Rental Income	$11,489,072	$10,401,696	$9,870,607	$10,543,952	$14,843,009	$23.19	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,571,980)	(4.02)	(17.3)
Other Income(4)	127,749	278,832	109,154	148,155	148,155	0.23	1.0
Effective Gross Income	$11,616,821	$10,680,528	$9,979,761	$10,692,107	$12,419,184	$19.40	83.7%
Total Expenses	5,044,498	4,961,731	5,403,143	5,610,235	5,610,831	$8.76	45.2%
Net Operating Income(5)	$6,572,323	$5,718,797	$4,576,618	$5,081,872	$6,808,354	$10.64	54.8%
Capital Expenditures	0	0	0	0	128,035	0.20	1.0
TI/LC	0	0	0	0	1,280,354	2.00	10.3
Net Cash Flow	$6,572,323	$5,718,797	$4,576,618	$5,081,872	$5,399,965	$8.44	43.5%
(1)	Represents the trailing 12-months ended March 31, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through August 2024.
(4)	Other income includes late charges and miscellaneous income.
(5)	Underwritten Net Operating Income is greater than TTM Net Operating Income primarily due to new leasing, leases renewing at higher rents, and underwritten rent steps totaling $155,678 through August 2024.

Environmental. According to Phase I environmental site assessments dated January 27, 2023 and January 30, 2023, there was no evidence of any recognized environmental conditions at the Centre Pointe Portfolio Property.

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The Market. The Centre Pointe Portfolio Property is located in West Chester, Ohio, approximately 18 miles north of Cincinnati. Primary access is provided by Interstate 75 (located less than a mile from the Centre Pointe Portfolio Property) and Interstate 275, which connect the Centre Pointe Portfolio Property to the greater Cincinnati metropolitan area. The local neighborhood features retail, restaurants, and entertainment such as Ikea, Buffalo Wild Wings, Top Golf, and an AMC theater. The office park features more than four hotel options for business travel. Additionally, The Residences at the Clocktower, a brand new 300+ unit multifamily and retail complex, is currently being constructed in the center of the office park. Also at the heart of the office park is West Chester Clock Tower Park, which features outdoor recreation and live music for local residents.

According to the appraisal, the 2022 estimated population within a one-, three- and five-mile radius of the Centre Pointe Portfolio Property is 3,102, 46,401 and 136,676, respectively. The 2022 estimated median household income within the same radii was $111,253, $98,474 and $94,197, respectively. Furthermore, the top three industries within the area are healthcare/social assistance, manufacturing and retail trade, which represent a combined total of 40% of the workforce.

According to the appraisal, the Centre Pointe Portfolio Property is situated in the Butler County office submarket, which contained approximately 11.1 million square feet of office space as of the fourth quarter of 2022. The Butler County office submarket reported a vacancy rate of 11.1% with an average asking rental rate of $18.64 per square foot. The appraiser concluded a market rent of $13.85 per square foot for the Centre Pointe Portfolio Property.

The following table presents certain information relating to comparable office sales for the Centre Pointe Portfolio Property:

Comparable Sales Summary(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate
Centre Pointe Portfolio	West Chester, OH	640,177
Summit Woods III and IV	Sharonville, OH	218,497	Jul-22	$22,000,000	$100.69	8.5%
Hurstbourne Park & Hurstbourne Place	Louisville, KY	343,835	Jul-22	$42,500,000	$123.61	7.3%
Westar I & II	Westerville, OH	279,912	Jan-23	$31,000,000	$110.75	8.0%
9200 Worthington Building	Columbus, OH	136,318	Sep-22	$14,750,000	$108.20	7.0%
Two Crowne Point	Sharonville, OH	74,460	Dec-22	$7,500,000	$100.73	9.2%
(1)	Information obtained from the appraisal.

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The following table presents certain information relating to comparable office leases for the Centre Pointe Portfolio Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Term (Years)	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Centre Pointe Portfolio	2000-2007	640,177	Synchrony	5.4	53,194	$13.22	NNN
9100, 9050, 9075, 9025 & 9277 Centre Pointe Drive
West Chester, OH
Office Park I	2012	31,874	RubyHaus	5.0	1,799	$17.00	NNN
9032 Union Centre Boulevard
West Chester, OH
Governor's Pointe 4680	1998	128,490	VA - GSA	10.0	19,412	$21.69	Gross
4680 Parkway Drive
Deerfield Township, OH
GE Aviation	2009	409,798	GE Aviation	5.3	204,899	$13.80	NNN
6440 Aviation Way
West Chester Township, OH
Summit Woods III	2006	106,000	Clarify Wealth Management	3.0	3,580	$14.60	NNN
50 E. Business Way
Sharonville, OH
Summit Woods IV	2015	108,422	United Healthcare	3.0	11,135	$14.35	NNN
400 E. Business Way
Sharonville, OH
Kemper Pointe	2005	96,418	Rapid Mortgage	NAV	8,280	$14.00	NNN
7870 East Kemper Road
Cincinnati, OH
Deerfield Crossing A&B	1999	320,802	Nelson & Associates Inc	NAV	2,550	$15.75	NNN
5181 West Natorp Boulevard
Deerfield Township, OH
(1)	Information obtained from the appraisal.

The Borrower. The borrowing entity for the Centre Pointe Portfolio Whole Loan is RL Centrepointe Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Centre Pointe Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Yaron Kandelker. Yaron Kandelker is the President and CEO of Realife Real Estate, a Cleveland-based real estate investment firm. Realife currently has approximately $300 million in assets under management across 39 properties primarily located in Ohio and Florida.

Property Management. The Centre Pointe Portfolio Property is managed by SVR Property Management LLC (d/b/a HSK Management). HSK Management has contracted out its management services at the Centre Pointe Portfolio Property to Hines Interests Limited Partnership pursuant to a sub-manager agreement.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $148,910 into a real estate tax reserve, approximately $33,333 into an insurance reserve, $77,284 into a deferred maintenance reserve, approximately $3,636,322 into an outstanding TI/LC reserve, approximately $235,797 into a free rent reserve, and approximately $106,576 into an existing insurance claim reserve.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of estimated annual real estate taxes (initially approximately $148,910).

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Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance premium (initially approximately $8,333).

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $10,670 into a replacement reserve.

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $106,696 into a TI/LC reserve, subject to a cap of $5,000,000.

Lockbox / Cash Management. The Centre Pointe Portfolio Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to cause all rents to be transmitted directly by non-residential tenants at the Centre Pointe Portfolio Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Centre Pointe Portfolio Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Centre Pointe Portfolio Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Centre Pointe Portfolio Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), in a special rollover reserve subaccount, during the continuance of a Cash Management Period continuing solely as a result of a Rollover Reserve Cash Management Period (as defined below), into the rollover reserve subaccount (provided, however, if both a Lease Sweep Period and Rollover Reserve Cash Management Period is then continuing, the lender may elect to deposit such funds in either the special rollover reserve subaccount or the rollover reserve subaccount), or otherwise in a cash collateral subaccount as additional collateral for the Centre Pointe Portfolio Whole Loan.

A “Cash Management Period” commenced at the origination of the Centre Pointe Portfolio Whole Loan (the “Rollover Reserve Cash Management Period”) and will continue until the balance in the rollover reserve reaches $2,500,000. Any future Cash Management Period will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) a default or an event of default, (iii) if, as of the last day of any calendar quarter, the net cash flow debt yield is less than 10%, or (iv) the commencement of a Lease Sweep Period; and ends upon the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the Centre Pointe Portfolio Whole Loan and all other obligations under the Centre Pointe Portfolio Whole Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such default or event of default is no longer continuing and no other default or event of default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that the Centre Pointe Portfolio Property has achieved a debt yield of at least 10.25% as of the last day of any calendar quarter for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” commences upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms); (ii) the date required under a Lease Sweep Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any tenant under a Lease Sweep Lease gives notice of its intention not to renew or extend its Lease Sweep Lease; (iii) any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then-current expiration date or any tenant under a Lease Sweep Lease gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease; (iv) any tenant under a Lease Sweep Lease has discontinued its business in any material portion of its premises or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable tenant thereunder; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Lease Sweep Lease, its parent company or the lease guarantor under a Lease Sweep Lease, as described in the Centre Pointe Portfolio Whole Loan documents (“Lease Sweep Tenant Insolvency Proceeding”).

A Lease Sweep Period ends upon the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which sufficient funds

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have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, (B) the date on which the subject tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (C) the date on which all of the space demised under the subject Lease Sweep Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject tenant default has been cured, and no other tenant default has occurred for a period of six consecutive months following such cure; or (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Lease Sweep Tenant Insolvency Proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned.

“Lease Sweep Lease” means (i) the Synchrony lease, (ii) the Contech Construction Products lease, (iii) the Pilot Chemical lease, (iv) the 3dB Labs lease, and (v) any other lease which, individually or together with any other lease(s) leased by such tenant and/or its affiliates, covers, in the aggregate, 30,000 or more rentable square feet at the Centre Pointe Portfolio Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. In connection with a transfer and assumption, the transferee is permitted to obtain a mezzanine loan provided, among other conditions, that the mezzanine loan will be in a principal amount that, when added to the outstanding principal balance of the Centre Pointe Portfolio Whole Loan, is less than or equal to 70% of the total consideration paid by the proposed transferee to acquire the property and will have a principal amount, interest rate and debt service payments which will result in a combined DSCR of at least 1.10x.

Partial Release. The borrower may obtain the release of a certain undeveloped parcel from the lien of the mortgage in connection with the sale of such undeveloped parcel provided, among other conditions: (a) the sale is pursuant to an arm's-length agreement for at least the fair market value of the undeveloped parcel at the time of the release, (b) the borrower (i) pays all accrued and unpaid interest on the principal being prepaid pursuant to subclause (ii) of this clause (b), and (ii) makes a prepayment of principal in an amount at least equal to the Release Amount (as defined below) (together with all accrued and unpaid interest on the principal being prepaid) and pays to the lender the yield maintenance premium and exit fee on the principal being prepaid, (c) both immediately before the sale and thereafter, no default or event of default is continuing, (d) after giving effect to such release, the DSCR is not less than the greater of (i) the DSCR immediately preceding the release and (ii) 1.35x, and (e) if after taking into account the prepayment of principal pursuant to clause (b) above, the loan-to-value ratio is greater than 125%, the borrower also makes a payment of principal in an amount such that the loan-to-value ratio is no more than 125%, together with, to the extent an event of default is continuing, the yield maintenance premium and exit fee on the principal being prepaid.

“Release Amount” means (i) in connection with the sale to a third party not affiliated with the borrower or guarantor, 100% of the net sale proceeds of the released parcel or (ii) in connection with the sale or lease to an affiliate of the borrower or guarantor, 100% of the appraised value of the released parcel.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,750,000	Title:	Fee
Cut-off Date Principal Balance:	$16,750,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	2.4%	Net Rentable Area (SF):	96,424
Loan Purpose:	Acquisition	Location:	Tucson, AZ
Borrower:	PH Rillito Crossing LLC	Year Built / Renovated:	2008 / NAP
Borrower Sponsors:	Matthew Sandretto, Alisa Kolodizner and Anand Sheth	Occupancy:	95.7%
Interest Rate:	7.29800%	Occupancy Date:	12/15/2023
Note Date:	12/22/2023	4th Most Recent NOI (As of):	$1,231,073 (12/31/2020)
Maturity Date:	1/6/2034	3rd Most Recent NOI (As of):	$1,696,819 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,691,417 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$1,678,188 (TTM 8/1/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,448,127
Call Protection:	L(25),D(90),O(5)	UW Expenses:	$536,646
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,911,480
Additional Debt:	No	UW NCF:	$1,795,771
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$27,400,000 / $284
Additional Debt Type:	N/A	Appraisal Date:	10/30/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$174
Taxes:	$97,659	$19,532	N/A	Maturity Date Loan / SF:	$174
Insurance:	$9,263	$3,088	N/A	Cut-off Date LTV:	61.1%
Replacement Reserve:	$0	$1,607	$38,570	Maturity Date LTV:	61.1%
TI/LC(1):	$130,000	$8,035	$192,848	UW NCF DSCR:	1.45x
Free Rent Reserve:	$5,627	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,750,000	58.3%	Purchase Price	$27,525,000	95.7%
Sponsor Equity	12,002,533	41.7	Closing Costs	984,984	3.4
			Reserves	242,549	0.8
Total Sources	$28,752,533	100.0%	Total Uses	$28,752,533	100.0%
(1)	The upfront TI/LC reserve consists of outstanding approved leasing expenses for existing tenants.

The Loan. The Rillito Crossing Marketplace mortgage loan (the “Rillito Crossing Marketplace Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $16,750,000 and is secured by the borrower’s fee interest in a 96,424 square foot, grocery anchored retail center located in Tucson, Arizona (the “Rillito Crossing Marketplace Property”). The Rillito Crossing Marketplace Mortgage Loan accrues interest at a rate of 7.29800% per annum. The Rillito Crossing Marketplace Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Rillito Crossing Marketplace Property consists of a 96,424 square foot grocery anchored retail center located on 13 acres in Tucson, Arizona. The Rillito Crossing Marketplace Property was constructed in 2008 and includes 717 parking spaces (approximately 7.4 parking spaces per 1,000 square feet). The Rillito Crossing Marketplace Property is anchored by a Sprouts Farmers Market, Inc. (“Sprouts”) (NASDAQ: SFM) and LA Fitness which have been in occupancy since 2009 and 2007, respectively. Access to the Rillito Crossing Marketplace Property is provided via three entrances on North 1st Avenue (40,704 vehicles per day) and one entrance on East Limberlost Drive (8,960 vehicles per day). Located in a strong retail corridor, notable national retailers within a three-block radius include Target, PetCo, Total Wine, Nordstrom

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Rack, and Home Depot. As of December 15, 2023, the Rillito Crossing Marketplace Property was 95.7% occupied to a mix of 11 local and national tenants with a remaining average lease term of 4.8 years. Since 2019, the Rillito Crossing Marketplace Property has averaged 94% occupancy.

Major Tenants.

LA Fitness (49,920 square feet; ; 51.8% of NRA; 59.0% of Underwritten Base Rent) LA Fitness is an American chain recognized as one of the nation’s top gym operators with over 700 locations. Founded in Southern California in 1984, LA Fitness currently operates in 32 states and in Canada. LA Fitness employs over 13,000 employees and continues to expand across the nation as LA Fitness has acquired over 213 clubs from other gym operators over the last six years. LA Fitness had revenue of approximately $2.1 billion in 2022. LA Fitness has been a tenant at the Rillito Crossing Marketplace Property since 2007 and has extended its lease twice, most recently in 2021. LA Fitness has three 5-year renewal options remaining on its lease. According to the LA Fitness store manager, as of 2021 the membership count was over 18,000 members at this location.

Sprouts (25,650 square feet; 26.6% of NRA, 20.5% of Underwritten Base Rent, NASDAQ: SFM). Sprouts is a healthy grocery store founded by the Boney family in 2002 in Phoenix, Arizona. It subsequently merged with another Boney enterprise, and acquired the 39 unit Sunflower Market chain. Sprouts employs 31,000 employees and the company operates over 386 stores in 23 states nationwide. In 2018, in conjunction with its 10-year lease renewal, Sprouts invested $200,000 into improving its space. According to the property manager, in 2022 Sprouts’ sales were approximately $21.6 million with an occupancy cost of 2.4%. Sprouts averaged 21,717 monthly visitors in the last 12 months. Sprouts has been a tenant at the Rillito Crossing Marketplace Property since 2009 and has four, five-year fixed rate renewal options remaining. According to the appraisal, Sprouts’ in place base rent is 11.0% below the concluded market rent for grocery space.

Sola Salons (5,549 SF, 5.8% of NRA 6.4% of Underwritten Base Rent) Sola Salons was founded in 2004 and provides over 20,000 salon professionals with fully equipped salon spaces to own and operate their individual boutiques. The franchise is one of the largest, fastest-growing salon studio businesses in the country with a community of over 20,000 beauty professionals and over 650 locations nationwide.

Historical and Current Occupancy (1)
2020	2021	2022	Current(2)
94.2%	95.2%	93.8%	95.7%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of December 15, 2023.
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Top Five Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA		UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Renewal Options
LA Fitness	Anchor	B3 / B / NR	49,920	51.8%		$22.35	$1,115,900	59.0%	12/31/2028	3, 5-year
Sprouts	Grocery Anchor	NR / NR / NR	25,650	26.	6	$15.13	388,085	20.5	1/31/2029	4, 5-year
Sola Salons	Inline > 3,000 SF	NR / NR / NR	5,549	5.	8	$21.76	120,741	6.4	11/30/2027	2, 5-year
L&L Hawaiian BBQ	Restaurant	NR / NR / NR	2,251	2.	3	$22.00	49,522	2.6	11/30/2033	None
Dao’s Tai Pan’s	Restaurant	NR / NR / NR	2,090	2.	2	$19.71	41,189	2.2	2/28/2025	2, 5-year
Top Five Tenants			85,460	88.6%		$20.07	$1,715,437	90.7%

Other Tenants			6,789	7.0%		$25.99	$176,444	9.3%
Total Occupied			92,249	95.7%		$20.51	$1,891,881
Vacancy			4,175	4.3%

Collateral Total			96,424	100.0%

(1)	Based on the underwritten rent roll dated December 15, 2023.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	4,175	4.3%	NAP	NA	P	4,175	4.3%	NAP	NAP
2024 & MTM	0	0	0.0%	$0	0.0%		4,175	4.3%	$0	0.0%
2025	3	4,482	4.6%	108,308	5.7%		8,657	9.0%	$108,308	5.7%
2026	1	967	1.0%	28,169	1.5%		9,624	10.0%	$136,477	7.2%
2027	2	6,755	7.0%	147,273	7.8%		16,379	17.0%	$283,750	15.0%
2028	2	51,120	53.0%	1,145,948	60.6%		67,499	70.0%	$1,429,698	75.6%
2029	1	25,650	26.6%	388,085	20.5%		93,149	96.6%	$1,817,783	96.1%
2030	0	0	0.0%	0	0.0%		93,149	96.6%	$1,817,783	96.1%
2031	0	0	0.0%	0	0.0%		93,149	96.6%	$1,817,783	96.1%
2032	0	0	0.0%	0	0.0%		93,149	96.6%	$1,817,783	96.1%
2033	2	3,275	3.4%	74,098	3.9%		96,424	100.0%	$1,891,881	100.0%
2034	0	0	0.0%	0	0.0%		96,424	100.0%	$1,891,881	100.0%
2035 & Beyond	0	0	0.0%	0	0.0%		96,424	100.0%	$1,891,881	100.0%
Total	11	96,424	100.0%	$1,891,881	100.0%
(1)	Based on the underwritten rent roll dated December 15, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

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Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM(2)	Underwritten	Per SF	%(3)
Base Rent	$1,723,879	$1,786,497	$1,749,185	$1,822,276	$1,891,881	$19.62	73.4%
Vacancy Gross Up	$0	$0	$0	$0	$105,834	1.10	4.1
Rent Step	$0	$0	$0	$0	$47,315	0.49	1.8
Gross Potential Income	$1,723,879	$1,786,497	$1,749,185	$1,822,276	$2,045,030	$21.21	79.4%
Reimbursements	$473,095	$459,481	$446,076	$440,941	$511,000	5.30	19.8
Other Income	$11,308	$19,854	$21,200	$19,365	$19,898	0.21	0.8
Net Rental Income	$2,208,282	$2,265,832	$2,216,461	$2,282,582	$2,575,928	$26.71	100.0%
(Vacancy/Credit Loss)	$0	($14,000)	$0	($15,132)	($127,802)	(1.33)	(5.0)
Effective Gross Income	$2,208,282	$2,251,832	$2,216,461	$2,267,450	$2,448,127	$25.39	95.0%
Total Expenses	$977,209	$555,012	$525,044	$589,262	$536,646	$5.57	21.9%
Net Operating Income	$1,231,073	$1,696,819	$1,691,417	$1,678,188	$1,911,480	$19.82	78.1%
TI/LC	$0	$0	$0	$0	$96,424	1.00	3.9%
Cap Ex	$0	$0	$0	$0	$19,285	0.20	0.8
Net Cash Flow	$1,231,073	$1,696,819	$1,691,417	$1,678,188	$1,795,771	$18.62	73.4%
(1)	Based on the underwritten rent roll dated December 15, 2023.
(2)	TTM reflects the trailing 12 months ending August 1, 2023.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Rillito Crossing Marketplace Property is located in Tucson, Arizona and is well positioned within a dense in-fill retail market. The Rillito Crossing Marketplace Property is highly accessible via three entrances on North 1st Avenue (40,704 vehicles per day) and one entrance on East Limberlost Drive (8,960 vehicles per day). There are three apartment complexes totaling over 1,150 apartments within walking distance to the Rillito Crossing Marketplace Property. The University of Arizona, Tucson's second largest employer, is located roughly 3.5 miles from the Rillito Crossing Marketplace Property and employs over 16,000 people and has over 45,000 students. As of 2022, within a one-, three- and five- miles radius of the Rillito Crossing Marketplace Property, the population was 18,381, 102,419, and 236,585, respectively, with an average household income within the same radii of $57,861, $69,406 and $78,929, respectively.

The Rillito Crossing Marketplace Property is located in the Central East submarket of Tucson, Arizona. As of the third quarter of 2023, the appraisal reported no developments underway, but roughly eight projects in the proposed pipeline. The proposed pipeline is mainly composed of freestanding retail buildings or addition to existing centers. As of third quarter of 2023, retail asking rent was $16.60 PSF for triple net leases, a 2.91% year-over-year change. As of third quarter of 2023, the retail submarket vacancy rate was 7.8%, a decrease from 8.1% at the end of 2022.

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Annex A-3	BBCMS 2024-C24
No. 13 – CAVU Irvine
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,500,000	Title:	Fee
Cut-off Date Principal Balance:	$16,500,000	Property Type – Subtype:	Office – CBD
% of IPB:	2.4%	Net Rentable Area (SF):	97,628
Loan Purpose:	Recapitalization	Location:	Irvine, CA
Borrower:	Pros CAVU DE, LLC	Year Built / Renovated:	1975 / 2020-2022
Borrower Sponsor:	Peter Donald Cao	Occupancy:	100.0%
Interest Rate:	7.30000%	Occupancy Date:	12/20/2023
Note Date:	1/12/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	2/6/2034	3rd Most Recent NOI (As of)(2):	($753,454) (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	($191,633) (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(2):	$1,415,969 (TTM 9/30/2023)
Original Amortization Term:	360 months	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$3,395,171
Call Protection::	L(24),D(89),O(7)	UW Expenses:	$1,146,632
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,248,539
Additional Debt:	No	UW NCF:	$2,127,192
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$32,100,000 / $329
Additional Debt Type:	N/A	Appraisal Date:	10/18/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$169
Taxes:	$44,624	$44,624	N/A	Maturity Date Loan / SF:	$161
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	51.4%
TI/LC:	$500,000	$12,204	N/A	Maturity Date LTV:	48.8%
Replacement Reserves:	$0	$2,359	N/A	UW NCF DSCR:	1.57x
Free Rent:	$221,235	$0	N/A	UW NOI Debt Yield:	13.6%
Immediate Repairs:	$50,625	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,500,000	51.4%	Recapitalization Proceeds(5)	$30,500,000	95.0%
Cash Equity Contribution(4)	15,619,127	48.6	Upfront Reserves	816,484	2.5
			Closing Costs	802,643	2.5
Total Sources	$32,119,127	100.0%	Total Uses	$32,119,127	100.0%
(1)	4th Most Recent NOI is not available as the CAVU Irvine mortgaged property (the “CAVU Irvine Property) was being extensively renovated and was vacant at the time.
(2)	The CAVU Irvine Property underwent an extensive renovation that was completed in 2022. Upon completion of the renovation, the CAVU Irvine Property was fully leased up to its current occupancy of 100.0%. The increases in historical NOI are due to the CAVU Irvine Property being leased up, with the majority of the new leasing occurring in 2022 and 2023.
(3)	Monthly insurance reserve payments are springing upon the blanket policy being unacceptable to the lender.
(4)	Includes $9.9 million contributed by the borrower sponsor to pay down the prior loan secured by the CAVU Irvine Property in December 2023, which reduced the balance of the prior loan from approximately $27.6 million to approximately $17.8 million. The remaining amount (approximately $17.8 million) was paid with the proceeds of the CAVU Irvine Mortgage Loan.
(5)	Recapitalization Proceeds represent a non-arm’s length purchase price where the borrower sponsor or its family members and affiliates previously owned a 86.7% in the selling entity.

The Loan. The CAVU Irvine mortgage loan (the “CAVU Irvine Mortgage Loan”) is secured by the borrower’s fee interest in a 97,628 square foot central business district (“CBD”) office property located in Irvine, California. The CAVU Irvine Mortgage Loan accrues interest at a rate of 7.30000% per annum. The CAVU Irvine Mortgage Loan is interest only for the first five years of the loan term followed by amortizing monthly payments over the next five years based on a 30 year amortization term. The CAVU Irvine Mortgage Loan accrues interest on an Actual/360 basis.

The Property. The CAVU Irvine Property is a 97,628 square foot CBD office property that was built in 1975 and renovated from 2020 through 2022. The CAVU Irvine Property consists of two buildings, with three stories each and is situated on a 7.03-acre site in Irvine, California.

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Annex A-3	BBCMS 2024-C24
No. 13 – CAVU Irvine

The CAVU Irvine Property is currently 100.0% occupied by 25 unique tenants. Other than the largest tenant, Colab Space, which represents 18.0% of the net rentable area and 17.9% of underwritten base rent of the CAVU Irvine Property, no other tenant represents more than 6.1% of the net rentable area and 6.4% of underwritten base rent of the CAVU Irvine Property. Prior to reaching full occupancy, the CAVU Irvine Property underwent extensive renovations. Approximately $8.8 million has been spent on renovations and TI/LC since 2020. Renovations included replacement of the HVAC systems, refurbishment of the common areas and exterior painting. The bulk of the renovations were completed in the middle of 2022 and the majority of new leases were executed in 2022 and 2023. The extensive renovations, location in close proximity to the Irvine CBD and adjacent location to John Wayne Airport, as well as the accessibility from the Irvine suburbs all factored into the lease-up from mostly vacant to 100.0% occupied within a three-year span.

Additionally, Rove Charging, an electric vehicle charging station company, recently executed a ten-year lease at the CAVU Irvine Property. Rove Charging will be paying $400,000 in base rent per year and will have four, five-year renewal options. The Rove Charging lease is expected to commence in October 2024. The income attributed to Rove Charging has not been underwritten.

The CAVU Irvine Property is entitled to 849,863 square feet of development intensity values (“DIVS”). At the CAVU Irvine Property there are 96,222 square feet of DIVS currently utilized for existing office space and 9,821 square feet of DIVS currently utilized for existing retail space, leaving 743,820 square feet of excess zoning potential DIVS. 109,230 square feet of DIVs are under contract to be sold to a third party, leaving 634,690 square feet of DIVs (which are neither being utilized with respect to the improvements currently existing at the CAVU Irvine Property nor under contract to be sold) remaining at origination of the CAVU Irvine Mortgage Loan. The borrower may freely transfer any unutilized DIVS at the CAVU Irvine Property in excess of the DIV threshold, set pursuant to the CAVU Irvine Mortgage Loan documents, of 350,000 square feet of office equivalency. The appraised value does not contemplate any value from the DIVs.

Major Tenants.

Colab Space (17,592 square feet; 18.0% of NRA, 17.9% of underwritten base rent). Colab Space operates as a coworking space that provides private offices, team suites, coworking desks, virtual offices, and event spaces for businesses of different sizes and stages. Colab Space’s suite at the CAVU Irvine Property is its only location and is considered mission critical. Colab Space executed a seven-year lease in 2022 that expires in 2029 and there are no renewal or termination options. Colab Space is an affiliate of the borrower sponsor and the borrower sponsor guarantees all rental obligations through the lease term.

Twinsteps Architecture (6,000 square feet; 6.1% of NRA, 6.4% of underwritten base rent). Twinsteps Architecture was founded in 2010 by Peter Morris, who, at the time, had over 30 years of experience in the architecture industry working on projects ranging from corporate high-rise buildings to local churches. In 2021, Twinsteps Architecture executed a 5.5-year lease through May of 2027. Twinsteps Architecture has two, five-year renewal options and no termination options.

The Legacy Lawyers (5,889 square feet; 6.0% of NRA, 6.0% of underwritten base rent). The Legacy Lawyers is a southern California-based law firm with locations in Irvine, Los Angeles and Torrance. The Legacy Lawyers engage in a variety of practice areas ranging from administration, litigation and estate planning. In 2023, The Legacy Lawyers executed an approximately 5.6-year lease through June 2028 with one, five-year renewal option and no termination options.

Environmental. According to the Phase I environmental report dated October 20, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at the CAVU Irvine Property.

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Annex A-3	BBCMS 2024-C24
No. 13 – CAVU Irvine

Historical and Current Occupancy(1)
2020(2)	2021(2)	2022(2)	Current(2)(3)
1.1%	7.2%	67.4%	100.0%
(1)	Historical occupancies are as of December 1 of each respective year.
(2)	The increases in historical occupancies through current occupancy is attributed to the CAVU Irvine Property undergoing extensive renovations from 2020 through 2022. The CAVU Irvine Property was mostly vacant in 2020 and 2021. The majority of new leasing occurred in 2022 and 2023 upon completion of the renovations.
(3)	Current Occupancy represents occupancy as of December 20, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA		UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Colab Space	NR/NR/NR	17,592	18.0%		$36.00	$633,312	17.9%	8/31/2029
Twinsteps Architecture	NR/NR/NR	6,000	6.1		$38.03	228,161	6.4	5/31/2027
The Legacy Lawyers	NR/NR/NR	5,889	6.0		$36.28	213,669	6.0	6/30/2028
Discovery Practice Management	NR/NR/NR	5,841	6.0		$36.64	214,008	6.0	5/31/2030
Acrisure of California	NR/NR/NR	5,788	5.9		$36.64	212,049	6.0	3/31/2028
Major Tenants		41,110	42.1%		$36.52	$1,501,200	42.4%
Other Tenants		56,518	57.9%		$36.04	2,036,669	57.6%
Occupied Collateral Total / Wtd. Avg.		97,628	100.0%		$36.24	$3,537,868	100.0%

Vacant Space		0	0.0%

Collateral Total		97,628	100.	0%

(1)	Based on underwritten rent roll dated December 20, 2023.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes contractual rent steps through December 2024.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	0	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	2	3,964	4.1	$143,331	4.1%		3,964	4.1%	$143,331	4.1%
2025	4	10,793	11.1	401,045	11.3		14,757	15.1%	$544,376	15.4%
2026	6	16,828	17.2	593,014	16.8		31,585	32.4%	$1,137,390	32.1%
2027	5	20,005	20.5	733,789	20.7		51,590	52.8%	$1,871,178	52.9%
2028	6	22,605	23.2	819,370	23.2		74,195	76.0%	$2,690,548	76.0%
2029	1	17,592	18.0	633,312	17.9		91,787	94.0%	$3,323,860	94.0%
2030	1	5,841	6.0	214,008	6.0		97,628	100.0%	$3,537,868	100.0%
2031	0	0	0.0	0	0.0		97,628	100.0%	$3,537,868	100.0%
2032	0	0	0.0	0	0.0		97,628	100.0%	$3,537,868	100.0%
2033	0	0	0.0	0	0.0		97,628	100.0%	$3,537,868	100.0%
2034	0	0	0.0	0	0.0		97,628	100.0%	$3,537,868	100.0%
2035 & Beyond	0	0	0.0	0	0.0		97,628	100.0%	$3,537,868	100.0%
Total	25	97,628	100.0%	$3,537,868	100.0%
(1)	Based on the underwritten rent roll dated December 20, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through December 2024.
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Annex A-3	BBCMS 2024-C24
No. 13 – CAVU Irvine
Operating History and Underwritten Net Cash Flow(1)
	2021(2)	2022(2)	TTM(2)(3)	Underwritten(2)	Per Square Foot	%(4)
Rents in Place(5)	$17,362	$765,407	$2,558,094	$3,537,868	$36.24	96.6%
Total Reimbursements	(17,315)	0	6,774	$96,720	$0.99	2.6
Other Income	391	3,611	25,923	$25,923	$0.27	0.7
Net Rental Income	438	769,018	$2,590,791	$3,660,511	$37.49	100.0%
(Vacancy / Credit Loss)	0	0	$0	(265,340)	(2.72)	(7.2)
Effective Gross Income	$438	$769,018	$2,590,791	$3,395,171	$34.78	92.8%
Total Expenses	$753,892	$960,651	$1,174,822	$1,146,632	$11.74	33.8%
Net Operating Income	($753,454)	($191,633)	$1,415,969	$2,248,539	$23.03	66.2%
Capital Expenditures	0	0	0	24,407	$0.25	0.7%
TI/LC	0	0	0	96,940	$0.99	2.9%
Net Cash Flow	($753,454)	($191,633)	$1,415,969	$2,127,192	$21.79	62.7%
(1)	Based on the underwritten roll dated December 20, 2023.
(2)	The increases in historical cash flows through underwritten are due to the CAVU Irvine Property being leased up, with the majority of the new leasing occurring in 2022 and 2023. The CAVU Irvine Property underwent an extensive renovation from 2020 through 2022. The CAVU Irvine Property was mostly vacant in 2020 and 2021, with the majority of new leasing occurring in 2022 and 2023.
(3)	TTM reflects the trailing 12- month period ending September 30, 2023.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Underwritten Rents in Place includes contractual rent steps through December 2024.

The Market. The CAVU Irvine Property is located in Irvine, California. The CAVU Irvine Property is located adjacent to John Wayne Airport, which is the only commercial airport in Orange County, California. Irvine is located in the heart of Orange County and is home to over 25,000 businesses.

The CAVU Irvine Property is located within the Orange County office market. Per the appraisal, more than 40% of Orange County’s high-technology and biomedical companies engaged in research and development are located in Irvine. Recently, Apple signed a lease expansion for a second building within the Irvine Spectrum Terrace development that expanded its footprint to over 170,000 square feet. Additionally, both Amazon and CoStar Group have executed leases within the Spectrum Terrace development for 116,000 and 115,000 square feet, respectively. The appraisal noted that tenants in the Orange County office market have shown a preference for newer, highly amenitized, creative office buildings. Vacancy in the Orange County Office Market increased from 12.0% at the end of 2022 to 13.4% as of the third quarter of 2023. The main driver behind the increase is large tenants at high-rise towers vacating, while low-rise buildings have remained steadier. Availability in the market declined in the second and third quarters of 2023 as leasing outpaced additions. Average asking rent increased slightly from $31.39 at the end of 2022 to $31.98 as of the third quarter of 2023.

According to the appraisal, the 2022 average household income within a one-, three- and five-mile radius of the CAVU Irvine Property was $116,825, $129,824 and $137,773, respectively. The 2022 population within the same radii of the CAVU Irvine Property was 9,021,169,667 and 522,535, respectively.

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Annex A-3	BBCMS 2024-C24
No. 14 – Colonial Pointe I
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,500,000	Title:	Fee
Cut-off Date Principal Balance:	$16,472,458	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.4%	Net Rentable Area (Units):	168
Loan Purpose:	Refinance	Location:	Milwaukee, WI
Borrower(1):	Colonial Pointe I Apartments, LLC	Year Built / Renovated:	1971 / 2014
Borrower Sponsor(2)(3):	Youssef Berrada	Occupancy:	100.0%
Interest Rate:	7.21660%	Occupancy Date:	12/1/2023
Note Date:	12/29/2023	4th Most Recent NOI (As of):	$1,211,285 (12/31/2020)
Maturity Date:	1/1/2034	3rd Most Recent NOI (As of):	$1,194,065 (12/31/2021)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$1,603,428 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$2,011,620 (TTM 11/30/2023)
Original Amortization Term:	240 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$2,472,389
Call Protection:	L(35),YM1(81),O(4)	UW Expenses:	$625,794
Lockbox / Cash Management:	Springing	UW NOI:	$1,846,595
Additional Debt:	No	UW NCF:	$1,812,995
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$30,400,000 / $180,952
Additional Debt Type:	N/A	Appraisal Date:	12/8/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$98,050
Taxes:	$16,964	$16,964	N/A	Maturity Date Loan / Unit:	$67,378
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.2%
Static Insurance:	$65,000	$0	N/A	Maturity Date LTV:	37.2%
				UW NCF DSCR:	1.16x
				UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,500,000	100.0%	Loan Payoff	$14,060,806	85.2%
			Return of Equity	1,886,786	11.4
			Closing Costs	470,444	2.9
			Upfront Reserves	81,964	0.5
Total Sources	$16,500,000	100.0%	Total Uses	$16,500,000	100.0%
(1)	See “Description of the Mortgage Pool—Single Purpose Entity Covenants” in the Prospectus.
(2)	The related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company are defendants to a civil action filed by the State of Wisconsin in November 2021 alleging that the defendants violated certain state trade, consumer protection and landlord-tenant laws as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.
(3)	The borrower sponsor is also the borrower sponsor for the Wisconsin Avenue Portfolio mortgage loan, Spring Park & Good Tree mortgage loan and Highland Avenue Portfolio mortgage loan.

The Loan. The Colonial Pointe I mortgage loan (the “Colonial Pointe I Mortgage Loan”) is secured by the borrower’s fee simple interest in a 168-unit, garden-style multifamily property located in Milwaukee, Wisconsin (the “Colonial Pointe I Property”). The Colonial Pointe I Mortgage Loan accrues interest at a fixed rate of 7.21660% per annum. The Colonial Pointe I Mortgage Loan has an original term of 120 months with a remaining term of 119 months as of the Cut-off Date, amortizes over 240 months, accrues interest on an Actual/360 basis and is scheduled to mature on January 1, 2034.

The Property. The Colonial Pointe I Property consists of seven, two-story multifamily buildings comprising 168 residential units totaling 134,400 square feet. The Colonial Pointe I Property was built in 1971 and renovated in 2014, and features 168, two-bedroom residential units averaging 800 square feet per unit. The Colonial Pointe I Property is located in

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Annex A-3	BBCMS 2024-C24
No. 14 – Colonial Pointe I

Milwaukee, Wisconsin and is situated about 15 miles northwest of downtown Milwaukee and about two miles east of Interstate 41. The Colonial Pointe I Property is situated on approximately 12.19 acres and contains 220 surface parking spaces, resulting in a ratio of approximately 1.31 parking spaces per unit. The Colonial Pointe I Property project amenities include a laundry facility in each building and off-street parking. The Colonial Pointe I Property units feature oak wood kitchen cabinetry with formica countertops, oak hardwood flooring, individual gas furnace heating systems and a full appliance package. The Colonial Pointe I Property is leased on a month-to-month basis.

The following table presents certain information with respect to the historical and current occupancy of the Colonial Pointe I Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
98.8%	99.0%	99.1%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of December 1, 2023.

The following table presents detailed information with respect to the current rental and market rate units at the Colonial Pointe I Property:

As Is Market Rate Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rental Rate(2)
2 Bedroom / 1 Bathroom	168	100.0%	800	$1,195	$1,195
Total/Wtd. Avg.	168	100.0%	800	$1,195	$1,195
(1)	Based on underwritten rent roll dated as of December 1, 2023.
(2)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows of the Colonial Pointe I Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$1,672,778	$1,667,166	$2,094,263	$2,428,251	$2,560,320	$15,240	98.4%
Total Other Income(3)	13,368	1,942	5,868	29,802	42,195	251	1.6
Net Rental Income	$1,686,147	$1,669,108	$2,100,131	$2,458,053	$2,602,515	$15,491	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(130,126)	(775)	(5.0)
Effective Gross Income	$1,686,147	$1,669,108	$2,100,131	$2,458,053	$2,472,389	$14,717	95.0%
Total Expenses	474,862	475,044	496,702	446,432	625,794	3,725	25.3
Net Operating Income	$1,211,285	$1,194,065	$1,603,428	$2,011,620	$1,846,595	$10,992	74.7%
Total Capex/RR	0	0	0	0	33,600	200	1.4
Net Cash Flow	$1,211,285	$1,194,065	$1,603,428	$2,011,620	$1,812,995	$10,792	73.3%
(1)	TTM represents the trailing 12 months ending November 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Total Other Income includes miscellaneous income and late fees.

Environmental. According to the Phase I environmental assessment dated December 13, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at the Colonial Pointe I Property.

The Market. The Colonial Pointe I Property is located in Milwaukee, Wisconsin, within the Milwaukee-Waukesha-West Allis metropolitan statistical area. The Colonial Pointe I Property is located about 15 miles northwest of downtown Milwaukee and about two miles east of Interstate 41. Interstate 41 connects the nearby suburbs and downtown via 1-94 and Green Bay to the north. The Colonial Pointe I Property is less than one block east of the Little Menomonee River. Brown Deer Road to the north of the Colonial Pointe I Property is a major retail corridor. The immediate vicinity of the Colonial Pointe I Property consists mainly of industrial and flex uses. Major employers in the surrounding area include the Aurora Health

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No. 14 – Colonial Pointe I

Care Inc., Froedtert Health, Ascension Wisconsin, Quad Graphics Inc., Medical College of Wisconsin, Kohl’s, GE Healthcare and Northwestern Mutual Life Insurance Co.

The Colonial Pointe I Property is situated in the Northwest Milwaukee multifamily submarket. According to the appraisal, as of September 2023, the Northwest Milwaukee multifamily submarket had an overall vacancy rate of 4.9%, with net absorption totaling negative 82 units. The vacancy rate increased 0.8% over the past 12 months. Market rental rates are approximately $1,012 per unit per month.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Colonial Pointe I Property was 8,366, 40,498 and 143,944, respectively. According to the appraisal, the estimated 2023 average household income within the same radii was $65,832, $87,145 and $95,426, respectively.

The following table presents certain information relating to comparable multifamily rental properties to Colonial Pointe I Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Unit Asking Rent	Unit Rent PSF
Colonial Pointe I(2) 8831-8843 North 96th Street Milwaukee, WI	1971(1)	100.%	168	2 Bed / 1 Bath	800	$1,195	$1.49
Sunset Ridge 8183 North 107th Street Milwaukee, WI	1990	95.0%	144	1 Bed / 1 Bath 2 Bed / 1.5 Bath	750 1,000	$1,256 $1,415	$1.67 $1.42
Servite Village 8433 North Servite Drive Milwaukee, WI	1982	99.0%	107	2 Bed / 1 Bath	942	$939	$1.00
Harbor Pointe Apartments 9200 North 75th Street Milwaukee, WI	1971	97.0%	412	0 Bed / 1 Bath 1 Bed / 1 Bath 2 Bed / 1 Bath 3 Bed / 2 Bath	502 710 1,035 1,389	$800 $910 $1,215 $1,535	$1.59 $1.28 $1.17 $1.11
Glenbrook Apartments 9220 North 75th Street Milwaukee, WI	1971	90.0%	184	1 Bed / 1 Bath 2 Bed / 1 Bath 3 Bed / 2 Bath	672 750 1,359	$890 $1,025 $1,535	$1.32 $1.37 $1.13
Brown Deer Road Apartments 11621 West Brown Deer Milwaukee, WI	1989	98.0%	14	1 Bed / 1 Bath 2 Bed / 1 Bath	800 1,100	$1,099 $1,201	$1.37 $1.09
Ridge Court Apartments 9040 North 85th Street Milwaukee, WI	1978	97.0%	46	2 Bed / 1 Bath	900	$835	$0.93
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of December 1, 2023.
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Annex A-3	BBCMS 2024-C24
No. 15 – Emerald Pointe Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,200,000	Title:	Fee
Cut-off Date Principal Balance:	$16,200,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.3%	Net Rentable Area (Units):	367
Loan Purpose:	Refinance	Location:	Pasadena, TX
Borrower:	APT Emerald Pointe, LLC	Year Built / Renovated:	1964 / 2020
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	95.1%
Interest Rate:	7.57600%	Occupancy Date:	10/31/2023
Note Date:	1/17/2024	4th Most Recent NOI (As of):	$1,474,896 (12/31/2020)
Maturity Date:	2/6/2034	3rd Most Recent NOI (As of):	$1,544,779 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,696,931 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$1,767,853 (TTM 11/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	91.0%
Amortization Type:	Interest Only	UW Revenues:	$3,240,864
Call Protection:	L(24),YM1(92),O(4)	UW Expenses:	$1,563,435
Lockbox / Cash Management:	Springing	UW NOI:	$1,677,430
Additional Debt:	No	UW NCF:	$1,585,680
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$25,200,000 / $68,665
Additional Debt Type:	N/A	Appraisal Date:	11/15/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$44,142
Taxes:	$105,084	$52,542	N/A	Maturity Date Loan / Unit:	$44,142
Insurance:	$41,790	$11,798	N/A	Cut-off Date LTV:	64.3%
Replacement Reserve(1):	$240,000	$15,292	N/A	Maturity Date LTV:	64.3%
Deferred Maintenance:	$62,531	$0	N/A	UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,200,000	100.0%	Payoff Existing Debt	$13,363,509	82.5%
			Return of Equity	1,463,139	9.0
			Closing Costs	923,947	5.7
			Reserves	449,405	2.8
Total Sources	$16,200,000	100.0%	Total Uses	$16,200,000	100.0%
(1)	The borrower is required to make deposits on each monthly payment date into the replacement reserve account in an amount equal to (i) $15,292 through March 2026 and (ii) $7,646 thereafter.

The Loan. The Emerald Pointe Apartments mortgage loan (the “Emerald Pointe Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $16,200,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 367-unit multifamily property located in Pasadena, Texas (the “Emerald Pointe Apartments Property”). The Emerald Pointe Apartments Mortgage Loan accrues interest at a rate of 7.57600% per annum. The Emerald Pointe Apartments Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

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Annex A-3	BBCMS 2024-C24
No. 15 – Emerald Pointe Apartments

The Property. The Emerald Pointe Apartments Property is a 367-unit garden-style multifamily property built in 1964 and renovated in 2020. As of October 31, 2023, the Emerald Pointe Apartments Property was 95.1% occupied. The Emerald Pointe Apartments Property is located at 920 Houston Avenue, approximately 15 miles southeast of downtown Houston. The 9.59-acre site is improved with 26 two- and three-story apartment buildings and two single-story laundry facilities.

The Emerald Pointe Apartments Property features efficiency one-, two-, three- and four-bedroom layouts ranging in size from 452 to 1,450 square feet. Market rents range from approximately $580 to $1,425 per month, with an average market rent of $813 and an average unit size of 806 square feet. Community amenities include an on-site manager and leasing office, and laundry facilities. Each unit features wood cabinetry, ceramic floors, walk-in closets and open floor plans. Washer and dryer connections, private patios and ceiling fans are available in select units.

The borrower sponsor acquired the Emerald Pointe Apartments Property in February 2018 for a purchase price of $17.1 million. Since acquisition, the borrower sponsor has invested approximately $4.115 million in capital improvements. Recent capital improvements include significant unit upgrades, plumbing and electrical repairs, new HVAC units, exterior lights and repairs, new appliances and installation of ceramic tile.

Environmental. According to a Phase I environmental assessment dated November 22, 2023, there was no evidence of recognized environmental conditions at the Emerald Pointe Apartments Property.

Emerald Pointe Apartments Unit Mix
Unit Type	Collateral Units(1)	% of Collateral Units(1)	Occupied Collateral Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
Efficiency	33	9.0%	30	90.9%	14,916	452	$580	$1.28	$595	$1.32
1 BR / 1 BA	71	19.3%	69	97.2%	48,422	682	$730	$1.07	$706	$1.03
1 BR / 1 BA	5	1.4%	5	100.0%	3,465	693	$735	$1.06	$508	$0.73
1 BR / 1 BA	119	32.4%	117	98.3%	85,323	717	$740	$1.03	$701	$0.98
1 BR / 1 BA-TH	12	3.3%	10	83.3%	10,644	887	$795	$0.90	$758	$0.85
2 BR / 1 BA	29	7.9%	29	100.0%	25,868	892	$855	$0.96	$788	$0.88
2 BR / 1 BA	24	6.5%	24	100.0%	22,200	925	$870	$0.94	$803	$0.87
2 BR / 2 BA-TH	31	8.4%	28	90.3%	30,225	975	$950	$0.97	$911	$0.93
2 BR / 1.5 BA	7	1.9%	5	71.4%	7,630	1,090	$925	$0.85	$959	$0.88
3 BR / 2 BA	9	2.5%	9	100.0%	10,125	1,125	$1,075	$0.96	$1,018	$0.90
3 BR / 2 BA-TH	19	5.2%	17	89.5%	25,365	1,335	$1,235	$0.93	$1,180	$0.88
4 BR / 2 BA	1	0.3%	1	100.0%	1,364	1,364	$1,375	$1.01	$1,310	$0.96
4 BR / 2 BA-TH	7	1.9%	5	71.4%	10,150	1,450	$1,425	$0.98	$1,314	$0.91
Collateral Total/Wtd. Avg.	367	100.0%	349	95.1%	295,697	806	$813	$1.01	$769	$0.96
(1)	As provided by the borrower and as of October 31, 2023.
(2)	Source: Appraisal.

The Market. According to the appraisal, the Emerald Pointe Apartments Property is located in the Houston area multifamily market. As of October 2023, the Houston area multifamily market average monthly asking rent per square foot was $1.42 and vacancy was 10.9%. According to the appraisal, the Emerald Pointe Apartments Property is located in the Pasadena/Deer Park/La Porte multifamily submarket. As of October 2023, the Pasadena/Deer Park/La Porte multifamily submarket average monthly asking rent per square foot was $1.22 and vacancy was 11.7%.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Emerald Pointe Apartments Property is 20,611, 138,082 and 271,953, respectively. The estimated 2023 average household income within the same radii is $64,534, $69,457 and $73,178, respectively.

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Annex A-3	BBCMS 2024-C24
No. 15 – Emerald Pointe Apartments

The following table presents certain information relating to comparable multifamily rental properties to the Emerald Pointe Apartments Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Emerald Pointe Apartments(2) 920 Houston Avenue Pasadena, TX	1964 / 2020	95.1%	367	Efficiency 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA-TH 2BR / 1BA 2BR / 1BA 2BR / 2BA-TH 2BR / 1.5BA 3BR / 2BA 3BR / 2BA-TH 4BR / 2BA 4BR / 2BA-TH	452 682 693 717 887 892 925 975 1,090 1,125 1,335 1,364 1,450	$1.32 $1.03 $0.73 $0.98 $0.85 $0.88 $0.87 $0.93 $0.88 $0.90 $0.88 $0.96 $0.91	$595 $706 $508 $701 $758 $788 $803 $911 $959 $1,018 $1,180 $1,310 $1,314
Courtyards 402 Garner Pasadena, TX	1969 / NAP	93.0%	195	1BR / 1BA 1BR / 1BA 2BR / 1.5BA-TH 2BR / 1.5BA 2BR / 1BA	747 637 1,147 955 901	$1.29 $1.44 $1.06 $1.20 $1.22	$960 $915 $1,215 $1,150 $1,100
Embers 2120 Strawberry Pasadena, TX	1963 / 2015	96.0%	90	1BR / 1BA 2BR / 1BA 3BR / 2BA	650 850 1,250	$1.70 $1.47 $1.58	$1,105 $1,250 $1,975
Raintree 1009 South Richey Pasadena, TX	1971 / 2020	88.0%	228	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	667 686 545 980 882 930 1,225	$1.46 $1.49 $1.61 $1.33 $1.36 $1.40 $1.18	$975 $1,025 $875 $1,299 $1,199 $1,299 $1,449
Parkside Place 3101 Spencer Highway Pasadena, TX	1971 / 2018	90.0%	167	1BR / 1BA 2BR / 2BA 2BR / 1BA 3BR / 2BA	697 1,050 963 1,256	$1.43 $1.14 $1.17 $1.17	$1,000 $1,200 $1,125 $1,465
Pecan Place 2001 Jenkins Pasadena, TX	1969 / NAP	96.0%	251	1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	700 930 965 1,250	$1.25 $1.15 $1.16 $1.12	$875 $1,069 $1,115 $1,400
Bryton Hill Manor 519 South Richey Pasadena, TX	1971 / NAP	97.0%	609	1BR / 1BA 1BR / 1BA 2BR / 2.5BA-TH 2BR / 1BA 2BR / 1.5BA 2BR / 2BA 2BR / 2BA 3BR / 2BA 3BR / 2.5BA-TH 3BR / 2BA	686 545 1,112 882 909 980 930 1,225 1,390 1,078	$1.17 $1.37 $0.99 $1.05 $1.06 $1.06 $1.07 $0.90 $1.04 $1.11	$800 $745 $1,100 $925 $960 $1,040 $995 $1,100 $1,450 $1,200

(1)	Source: Appraisal, unless otherwise indicated.
(2)	As provided by the borrower and dated as of October 31, 2023.
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Annex A-3	BBCMS 2024-C24
No. 15 – Emerald Pointe Apartments
Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
89.4%	92.8%	93.6%	95.1%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of October 31, 2023.

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$2,714,931	$2,789,621	$3,021,873	$3,177,593	$3,490,296	$9,510	100.0%
Net Rental Income	$2,714,931	$2,789,621	$3,021,873	$3,177,593	$3,490,296	$9,510	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(312,703)	(852)	(9.0%)
Other Income	60,101	43,570	61,951	63,271	63,271	172	1.8%
Effective Gross Income	$2,775,032	$2,833,190	$3,083,824	$3,240,864	$3,240,864	$8,831	92.9%
Total Expenses	$1,300,136	$1,288,411	$1,386,893	$1,473,011	$1,563,435	$4,260	48.2%
Net Operating Income	$1,474,896	$1,544,779	$1,696,931	$1,767,853	$1,677,430	$4,571	51.8%
Total TI/LC, Capex/RR	0	0	0	0	91,750	250	2.8%
Net Cash Flow	$1,474,896	$1,544,779	$1,696,931	$1,767,853	$1,585,680	$4,321	48.9%
(1)	TTM reflects the trailing 12 months ending November 30, 2023.
(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

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Annex A-3	BBCMS 2024-C24
No. 16 – Spring Park & Good Tree
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$15,900,000	Title:	Fee
Cut-off Date Principal Balance:	$15,873,459	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.3%	Net Rentable Area (Units):	160
Loan Purpose:	Refinance	Location:	Milwaukee, WI
Borrowers(1):	Good Tree Apartments, LLC and Spring Park Apartments, LLC	Year Built / Renovated:	1971 / 2014
Borrower Sponsor(2)(3):	Youssef Berrada	Occupancy:	100.0%
Interest Rate:	7.21660%	Occupancy Date:	12/1/2023
Note Date:	12/28/2023	4th Most Recent NOI (As of):	$1,088,350 (12/31/2020)
Maturity Date:	1/1/2034	3rd Most Recent NOI (As of):	$1,024,283 (12/31/2021)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$1,313,202 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(4):	$1,893,589 (TTM 11/30/2023)
Original Amortization Term:	240 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$2,388,418
Call Protection:	L(35),YM1(81),O(4)	UW Expenses:	$623,862
Lockbox / Cash Management:	Springing	UW NOI:	$1,764,556
Additional Debt:	No	UW NCF:	$1,732,556
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$29,400,000 / $183,750
Additional Debt Type:	N/A	Appraisal Date:	12/8/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$99,209
Taxes:	$16,483	$16,483	N/A	Maturity Date Loan / Unit:	$68,174
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.0%
Static Insurance:	$64,000	$0	N/A	Maturity Date LTV:	37.1%
				UW NCF DSCR:	1.15x
				UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,900,000	100.0%	Loan Payoff	$13,323,345	83.8%
			Return of Equity	2,007,815	12.6
			Closing Costs	488,357	3.1
			Upfront Reserves	80,483	0.5
Total Sources	$15,900,000	100.0%	Total Uses	$15,900,000	100.0%
(1)	See “Description of the Mortgage Pool—Single Purpose Entity Covenants” in the Prospectus.
(2)	The related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company are defendants to a civil action filed by the State of Wisconsin in November 2021 alleging that the defendants violated certain state trade, consumer protection and landlord-tenant laws as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.
(3)	The borrower sponsor is also the borrower sponsor for the Wisconsin Avenue Portfolio mortgage loan, Colonial Pointe I mortgage loan, and Highland Avenue Portfolio mortgage loan.
(4)	The increase from the 2nd most recent NOI (As of) to Most Recent NOI (As of) is driven by 6% rent increase.

The Loan. The Spring Park & Good Tree mortgage loan (the “Spring Park & Good Tree Mortgage Loan”) is secured by the borrowers’ fee simple interests in two garden-style multifamily properties totaling 160-units, located in Milwaukee, Wisconsin (collectively, the “Spring Park & Good Tree Property”). The Spring Park & Good Tree Mortgage Loan accrues interest at a fixed rate of 7.21660% per annum. The Spring Park & Good Tree Mortgage Loan has an original term of 120 months with a remaining term of 119 months as of the Cut-off Date, amortizes over 240 months, accrues interest on an Actual/360 basis and is scheduled to mature on January 1, 2034.

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Annex A-3	BBCMS 2024-C24
No. 16 – Spring Park & Good Tree

The Property. The Spring Park & Good Tree Property is comprised of a 74-unit multifamily property (the “Spring Park Property”) and an 86-unit multifamily property (the “Good Tree Property”), each located in Milwaukee, Wisconsin. The Spring Park & Good Tree Property is leased on a month-to-month basis. The Spring Park & Good Tree Property is approximately 1.5 miles from State Highway 181 and 3.2 miles from State Highway 145, which are both major thoroughfares providing access to the Spring Park & Good Tree Property. The Spring Park & Good Tree Property is situated on approximately 8.84 acres and contains 234 surface parking spaces, resulting in a ratio of approximately 1.46 parking spaces per unit. Each of the units at the Spring Park & Good Tree Property include formica countertops, a full appliance package and bathroom vanities. The Spring Park & Good Tree Property amenities include a laundry facility in each building and off-street parking. The Spring Park & Good Tree Property was 100.0% occupied as of December 1, 2023.

Spring Park Property. The Spring Park Property is a 74-unit garden style multifamily property located at 7401-7535 West Silver Spring Drive, Milwaukee, Wisconsin. The Spring Park Property consists of nine, two-story apartment buildings. The improvements were constructed in 1971 and renovated in 2014.

Good Tree Property. The Good Tree Property is an 86-unit garden style multifamily property located at 6809-6951 North 60th Street, Milwaukee, Wisconsin. The Good Tree Property consists of eight, two-story apartment buildings. The improvements were constructed in 1971 and renovated in 2014.

The following table presents certain information with respect to the historical and current occupancy of the Spring Park & Good Tree Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
98.4%	97.8%	99.9%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of December 1, 2023.

The following table presents detailed information with respect to the current market rate units at the Spring Park & Good Tree Property:

As Is Market Rate Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rental Rate(2)
2 Bedroom / 1 Bathroom	152	95.0%	825	$1,195	$1,195
2 Bedroom / 1.5 Bathroom	2	1.3%	825	$1,365	$1,365
3 Bedroom / 1.5 Bathroom	6	3.8%	1,350	$1,565	$1,565
Total/Wtd. Avg.	160	100.0%	845	$1,211	$1,211
(1)	Based on the underwritten rent roll dated December 1, 2023.
(2)	Source: Appraisal.
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Annex A-3	BBCMS 2024-C24
No. 16 – Spring Park & Good Tree

The following table presents certain information relating to the operating history and underwritten cash flows of the Spring Park & Good Tree Property:

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$1,526,875	$1,511,711	$1,801,968	$2,340,899	$2,469,120	$15,432	98.2%
Other Income(3)	17,252	4,246	8,406	26,360	45,004	281	1.8
Net Rental Income	$1,544,127	$1,515,957	$1,810,374	$2,367,259	$2,514,124	$15,713	100.0%
(Vacancy/Credit Loss)	(500)	0	0	0	(125,706)	(786)	(5.0)
Effective Gross Income	$1,543,627	$1,515,957	$1,810,374	$2,367,259	$2,388,418	$14,928	95.0%
Total Expenses	455,277	491,674	497,172	473,670	623,862	3,899	26.1
Net Operating Income	$1,088,350	$1,024,283	$1,313,202	$1,893,589	$1,764,556	$11,028	73.9%
Total Capex/RR	0	0	0	0	32,000	200	1.3
Net Cash Flow	$1,088,350	$1,024,283	$1,313,202	$1,893,589	$1,732,556	$10,828	72.5%
(1)	TTM represents the trailing 12 months ending November 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income includes miscellaneous income and late fees.

Environmental. According to the Phase I environmental assessments dated December 13, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at the Spring Park & Good Tree Property.

The Market. The Spring Park & Good Tree Property is located in Milwaukee, Wisconsin, within the Milwaukee-Waukesha-West Allis metropolitan statistical area. The Good Tree Property is located approximately 1.5 miles from State Highway 181 and approximately 3.2 miles from State Highway 145. State Highway 181 and State Highway 145, which are both major thoroughfares providing access to the Spring Park & Good Tree Property. The immediate vicinity of the Colonial Pointe I Property consists mainly of industrial, retail and multifamily properties. Major employers in the surrounding area include the Aurora Health Care Inc., Froedtert Health, Ascension Wisconsin, Quad Graphics Inc., Medical College of Wisconsin, Kohl’s, GE Healthcare and Northwestern Mutual Life Insurance Co.

The Spring Park & Good Tree Property is situated in the Northwest Milwaukee multifamily submarket. According to the appraisal, as of trailing four quarters ending in September 2023, the Northwest Milwaukee multifamily submarket had an overall vacancy rate of 4.9%, with net absorption totaling negative 82 units. The occupancy rate decreased 0.8% over the past 12 months. Market rental rates are approximately $1,012 per unit per month.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Spring Park & Good Tree Property was 8,004, 106,852 and 260,493, respectively. According to the appraisal, the estimated 2023 average household income within the same radii was $63,633, $70,967 and $82,945, respectively.

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Annex A-3	BBCMS 2024-C24
No. 16 – Spring Park & Good Tree

The following table presents certain information relating to comparable multifamily rental properties to Spring Park & Good Tree Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Unit Asking Rent	Unit Rent PSF
Spring Park & Good Tree(2) 7401-7535 West Silver Spring Drive; 6809-6951 North 60th Street Milwaukee, WI	1971(1)	100.0%	160	2 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	825 825 1,350	$1,195 $1,365 $1,565	$1.45 $1.65 $1.16
Grantosa 4903 North 85th Street Milwaukee, WI	1964	96.0%	25	2 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	905 987 1,114	$1,137 $1,235 $1,548	$1.26 $1.25 $1.39
Fairmount Meadows Apartments 5010 North 91st Street Milwaukee, WI	1970	96.0%	128	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	812 996 1,100 1,100	$949 $1,077 $1,340 $1,480	$1.17 $1.08 $1.22 $1.35
Lisbon Court 9100 West Lisbon Street Milwaukee, WI	1967	93.0%	71	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 1.5 Bath 2 Bed / 2 Bath 3 Bed / 1.5 Bath	651 905 986 969 1,114	$975 $1,260 $1,340 $1,360 $1,458	$1.50 $1.39 $1.36 $1.40 $1.31
Mill Road Apartment 8750 West Mill Road Milwaukee, WI	1985	100.0%	36	1 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	700 850 1,100	$774 $912 $1,100	$1.11 $1.07 $1.00
6372 89th Apartment 6372 North 89th Street Milwaukee, WI	1971	97.0%	14	2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	650 800	$689 $844	$1.06 $1.06
Village Square Apartments 9629 West Hampton Avenue Milwaukee, WI	1968	97.0%	48	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath	775 825 850 1,200	$712 $1,037 $1,375 $1,520	$0.92 $1.26 $1.62 $1.27
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of December 1, 2023.

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Daniel Vinson	(212) 528-8224	daniel.vinson@barclays.com; SPLegalNotices@barclays.com
745 7th Avenue, 4th Floor | New York, NY 10019 | United States
Master Servicer	KeyBank N.A.
	www.key.com/key2cre		Surveillance_Inquiries@KeyBank.com
11501 Outlook Street, Suite 300 | Overland Park, KS 66211 | United States
Special Servicer	Argentic Services Company LP
	Andrew Hundertmark	(469) 609-2001	ahundertmark@argenticservices.com
500 North Central Expressway, Suite 261 | Plano, TX 75074 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting		Reporting@belloakadvisors.com
200 N. Pacific Coast Highway, Suite 1400 | El Segundo, CA 90245 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Mar-24	0	0	0	0	0	0
Feb-24	0	0	0	0	0	0
Jan-23	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
Nov-23	0	0	0	0	0	0
Oct-23	0	0	0	0	0	0
Sep-23	0	0	0	0	0	0
Aug-23	0	0	0	0	0	0
Jul-23	0	0	0	0	0	0
Jun-23	0	0	0	0	0	0
May-23	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	03/15/24	BBCMS Mortgage Trust 2024-C24
Determination Date:	03/11/24
Record Date:	02/29/24	Commercial Mortgage Pass-Through Certificates Series 2024-C24

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated and effective as of February 1, 2024 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2024-C24, Commercial Mortgage Pass-Through Certificates, Series 2024-C24
Operating Advisor: BellOak, LLC
Special Servicer: Argentic Services Company LP
Directing Certificateholder: Argentic Securities Income USA 2 LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special

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Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.     Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.     Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or

D-1-1

materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.     Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.     Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.     Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is

D-1-2

made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.     Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.     Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the

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enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.    Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.   Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.   Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.   Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.   Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be

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expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.   Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.   No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.   Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood

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coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.   Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has

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direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.   No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.   No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.   REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.   Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

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23.   Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.   Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.   Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.   Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.   Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but

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may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.   Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and temporary and final Treasury Regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings or announcements promulgated thereunder, as the foregoing may be in effect from time to time (the “REMIC Provisions”).

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

29.   Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual

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operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.   Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.   Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.   Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational

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documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.   Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.   Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.   Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)    The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The

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Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)    The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)    The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)    Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)     The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)    The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)    A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)     Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee

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appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)     Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.   Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.   Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.   No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.   Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.   Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

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41.   Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.   Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.   Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.   Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.   Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the

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Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.   Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Argentic Real Estate Finance 2 LLC	Bank of Montreal	Barclays Capital Real Estate Inc.	KeyBank National Association	LMF Commercial, LLC
Blackbird Portfolio (Loan No. 33)	N/A	N/A	N/A	N/A
Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch	German American Capital Corporation	Starwood Mortgage Capital LLC
N/A	N/A	N/A	N/A	N/A
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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Argentic Real Estate Finance 2 LLC	Bank of Montreal	Barclays Capital Real Estate Inc.	KeyBank National Association	LMF Commercial, LLC
Centre Pointe Portfolio (Loan No. 11) Pharmaloz Manufacturing (Loan No. 35)	N/A	Rhino Portfolio 3 (Loan No. 2)	N/A	Marshall Apartments (Loan No. 26)
Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch	German American Capital Corporation	Starwood Mortgage Capital LLC
N/A	N/A	N/A	5600 West Adams (Loan No. 25)	N/A
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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Argentic Real Estate Finance 2 LLC	Bank of Montreal	Barclays Capital Real Estate Inc.	KeyBank National Association	LMF Commercial, LLC
BLE Portfolio (Loan No. 6) La Primavera (Loan No. 7)	N/A	BLE Portfolio (Loan No. 6) La Primavera (Loan No. 7)	N/A	N/A
Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch	German American Capital Corporation	Starwood Mortgage Capital LLC
N/A	N/A	N/A	N/A	N/A

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Argentic Real Estate Finance 2 LLC	Bank of Montreal	Barclays Capital Real Estate Inc.	KeyBank National Association	LMF Commercial, LLC
BLE Portfolio (Loan No. 6) (Group 3); La Primavera (Loan No. 7) (Group 3); The Muse & Eden Pointe (Loan No. 17) (Group 3)	Woodfield Mall (Loan No. 1) (Group 1)	Woodfield Mall (Loan No. 1) (Group 1); BLE Portfolio (Loan No. 6) (Group 3); La Primavera (Loan No. 7) (Group 3)	N/A	N/A
Societe Generale Financial Corporation	BSPRT CMBS Finance, LLC	UBS AG, New York Branch	German American Capital Corporation	Starwood Mortgage Capital LLC

Arundel Mills and Marketplace
(Loan No. 3)
(Group 1);
Wisconsin Avenue Portfolio
(Loan No. 10)
(Group 2);
Colonial Pointe I
(Loan No. 14)
Group 2);

Spring Park & Good Tree
(Loan No. 16)
(Group 2);

Highland Avenue Portfolio
(Loan No. 27)

(Group 2)

	N/A	N/A	Arundel Mills and Marketplace (Loan No. 3) (Group 1)	N/A
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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	BLE Portfolio (Loan No. 6)	Under each of the applicable ground leases, in the event that the Mortgagor proposes to transfer the fee and leasehold estates of the applicable Mortgaged Property to an unaffiliated third party, terminate such ground lease and reclaim the fee interest granted to the Texas Essential Housing Public Facility Corporation, a Texas public facility corporation (“TEHPFC”), the TEHPFC will have a right of first refusal to terminate the ground lease and retain ownership of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Mortgagor (“BLE Portfolio Third-Party Offer”). To exercise such right, the TEHPFC is required to deliver written notice to the applicable Mortgagor, within 5 business days following the date the Mortgagor notifies the TEHPFC of the acceptable BLE Portfolio Third-Party Offer, of its intent to exercise the right of first refusal and purchase the ground lease from the Mortgagor for the purchase price equal to the amount of the BLE Portfolio Third-Party Offer. The TEHPFC has agreed that (i) its fee simple rights, title and interests in and to the Mortgaged Properties are subject to the lien of the Whole Loan and (ii) upon the occurrence of an event of default under the Whole Loan, the Mortgagee may elect to foreclose the TEHPFC’s fee interest and the Mortgagor’s leasehold interest in the Mortgaged Properties; provided, however, that the TEHPFC has not expressly waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies.
(6) Lien; Valid Assignment	La Primavera (Loan No. 7)	Under the ground lease, in the event that the Mortgagor proposes to transfer the fee and leasehold estates of the Mortgaged Property to an unaffiliated third party, terminate such ground lease and reclaim the fee interest granted to the TEHPFC, the TEHPFC will have a right of first refusal to terminate the ground lease and retain ownership of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Mortgagor (“La Primavera Third-Party Offer”). To exercise such right, the TEHPFC is required to deliver written notice to the Mortgagor, within 5 business days following the date the Mortgagor notifies the TEHPFC of the acceptable La Primavera Third-Party Offer, of its intent to exercise the right of first refusal and purchase the ground lease from the Mortgagor for the purchase price equal to the amount of the La Primavera Third-Party Offer. The TEHPFC has agreed that (i) its fee simple right, title and interest in and to the Mortgaged Property are subject to the lien of the Whole Loan and (ii) upon the occurrence of an event of default under the Whole Loan, the Mortgagee may elect to foreclose the TEHPFC’s fee interest and the Mortgagor’s leasehold interest in the Mortgaged Property; provided, however, that the TEHPFC has not expressly waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies.
(6) Lien; Valid Assignment	Woodfield Mall (Loan No. 1)	The related Mortgage Loan agreement permits the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.
(7) Permitted Liens; Title Insurance	BLE Portfolio (Loan No. 6)

In connection with a prospective property tax exemption, the Mortgagors have, among other things, (i) transferred the fee interest in the Mortgaged Properties to the TEHPFC, (ii) entered into ground leases with the TEHPFC, pursuant to which the TEHPFC has leased the Mortgaged Properties back to the Mortgagors and (iii) entered into certain land use restriction agreements with respect to each of the Mortgaged Properties, which generally require that at least 50% of the

D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

units at such Mortgaged Properties be reserved for tenants earning less than 80% of the area median income (the “BLE Portfolio Affordable Units”), with at least 3% of the BLE Portfolio Affordable Units reserved for tenants earning no more than 30% of the area median income (the “BLE Portfolio 30% Units”) and at least 10% of the BLE Portfolio Affordable Units reserved for tenants earning no more than 60% of the area median income, inclusive of the BLE Portfolio 30% Units, subject to certain rental restrictions. Notwithstanding the foregoing, the related property tax exemption has been granted for the Establishment Mortgaged Property and the Barcelona Mortgaged Property but has not yet been granted for the Lakeside Forest Mortgaged Property, pending the final approval of the applicable governmental authority.

In addition, see exception to Representation and Warranty No. 6, above.

(7) Permitted Liens; Title Insurance	La Primavera (Loan No. 7)

In connection with a prospective property tax exemption, the Mortgagor has, among other things, (i) transferred the fee interest in the Mortgaged Property to the TEHPFC, (ii) entered into a ground lease with the TEHPFC, pursuant to which the TEHPFC has leased the Mortgaged Property back to the Mortgagor and (iii) entered into a certain land use restriction agreement with respect to the Mortgaged Property, which generally require that at least 50% of the units at the Mortgaged Property be reserved for tenants earning less than 80% of the area median income (the “La Primavera Affordable Units”), with at least 3% of the La Primavera Affordable Units reserved for tenants earning no more than 30% of the area median income (the “La Primavera 30% Units”) and at least 10% of the La Primavera Affordable Units reserved for tenants earning no more than 60% of the area median income, inclusive of the La Primavera 30% Units, subject to certain rental restrictions. Notwithstanding the foregoing, the related property tax exemption has not yet been granted pending the final approval of the applicable governmental authority.

In addition, see exception to Representation and Warranty No. 6, above.

(7) Permitted Liens, Title Insurance	Woodfield Mall (Loan No. 1)	See exception to Representation and Warranty No. 6 above with respect to the subject Mortgage Loan.
(17) Insurance	Outlet Shoppes at Atlanta (Loan No. 28)	The Mortgage Loan documents permit an insurance deductible of up to $400,000 for water damage, which may not be considered customary.
(17) Insurance	Woodfield Mall (Loan No. 1)

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
respect to the required commercial general liability insurance.
(25) Local Law Compliance	WWG 4-Property Portfolio (Loan No. 18)

The Renton, WA Mortgaged Property is legal non-conforming as to use as self-storage facility uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged, such structure may only be restored to its prior legal non-conforming use if (i) the cost of restoration work does not exceed 50% of the latest assessed or appraised value of the structure at the time such damage occurred, and (ii) restoration work is initiated by a building permit application within one year of such damage.

The Los Banos, CA Mortgaged Property is legal non-conforming as to use as self-storage facility uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is destroyed to the extent of more than 50% of its reasonable value at the time of destruction, such structure may only be restored in accordance with the current zoning code.

(25) Local Law Compliance	CAVU Irvine (Loan No. 13)	A fire code violation is open at the related Mortgaged Property in connection with remaining work, including the finalization of a fire sprinkler system in a portion of the first-floor space occupied by Colab Space, under the related fire protection plan for the Mortgaged Property (the “Fire Protection Plan”). The Mortgage Loan documents require the Mortgagor to complete the Fire Protection Plan and provide evidence acceptable to the lender from the City of Irvine that the Mortgaged Property is in compliance with the fire code. At origination, the borrower deposited with the lender $50,000, representing 100% of the estimated cost to complete the fire protection plan.
(27) Recourse Obligations	AutoNation (Loan No. 5)	With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for the Mortgagor’s intentional misappropriation. In addition, recourse for misappropriation of security deposits is limited to misappropriation in violation of the express terms of the loan agreement, less only that portion of such security deposits or rents which is actually used by the Mortgagor to operate the Mortgaged Property in the ordinary course of business, except to the extent that the Mortgagor did not have the legal right because of a bankruptcy, receivership or similar proceeding involving an unaffiliated party to direct disbursement of such funds.
(27) Recourse Obligations	BLE Portfolio (Loan No. 6)	The related Mortgage Loan documents do provide for recourse against the Mortgagor and the guarantor for intentional physical waste in compliance with Representation and Warranty No. 27, except to the extent that such physical waste is due to the failure of the Mortgagee to make funds available for maintenance and repair purposes that would have otherwise prevented such waste where the Mortgagee has unrestricted access to sufficient funds that are on deposit in the required repairs subaccount, the capital expense reserve subaccount or the cash collateral subaccount.
(27) Recourse Obligations	La Primavera (Loan No. 7)	The related Mortgage Loan documents do provide for recourse against the Mortgagor and the guarantor for intentional physical waste in compliance with Representation and Warranty No. 27, except to the extent that such physical waste is due to the failure of the Mortgagee to make funds available for maintenance and repair purposes that would have otherwise prevented such waste where the Mortgagee has unrestricted access to sufficient funds that are on deposit in the required repairs subaccount, the capital expense reserve subaccount or the cash collateral subaccount.
(27) Recourse	Woodfield Mall (Loan No. 1)	For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), Institutional Mall Investors LLC (“IMI”), California Public Employees’ Retirement System
D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Obligations		(“CalPERS”) or any Person of which CalPERS owns, directly or indirectly, at least fifty percent (50%) of the capital and profits (“CalPERS Investor”) (or an affiliate of SPG LP, Simon Inc., IMI, CalPERS or CalPERS Investor) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
(28) Mortgage Releases	Rhino Portfolio 3 (Loan No. 2)	The Mortgage Loan documents permit the Mortgagor to obtain the release of a portion of the Blvd 2500 Mortgaged Property improved by a 47-space surface parking lot (the “Designated Parcel”) for which the Mortgage Loan documents do not provide an allocated loan amount provided that, among other conditions, the borrowers prepay the Mortgage Loan in an amount equal to the greater of (i) 100% of the appraised value of the Designated Parcel at the time of the release and (ii) 100% of the net sales proceeds of the Designated Parcel, together with any applicable yield maintenance premium.
(33) Defeasance	Woodfield Mall (Loan No. 1)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.
(39) Bankruptcy	Outlet Shoppes at Atlanta (Loan No. 28)	The related borrower sponsor and certain affiliates filed for Chapter 11 bankruptcy in November 2020, which filing triggered an event of default under a secured credit facility and senior unsecured notes. Various properties owned by the borrower sponsor (not including the Mortgaged Property) were pledged as collateral under the secured credit facility. In November 2021, the court approved the borrower sponsor’s reorganization plan and as part of its reorganization, the borrower sponsor’s debt was reduced by approximately $1.7 billion. On November 1, 2021, the debtors emerged from bankruptcy, provided that certain disputed claims remain unresolved and have been separately reserved for with an independent third party.
D-2-4

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Arundel Mills and Marketplace (Loan No. 3)	The related Mortgaged Property is encumbered by an existing property assessed clean energy loan (the “Known PACE Loan”) in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company to the related Mortgagor. As of the Mortgage Loan origination date, the amount outstanding on the Known PACE Loan including all interest and administrative expenses was $1,633,579.73. Also, the related Mortgage Loan agreement permits the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation. The related Mortgage Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or any combination of the foregoing, and (ii) repaid through multiyear assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent property assessed clean energy loan payments would have property tax lien status.
(6) Lien; Valid Assignment	RTL Retail Portfolio (Loan No. 4)

In the event of a proposed transfer of the Walmart Neighborhood Market Mortgaged Property, the tenant Wal-Mart has a right of first offer (“ROFO”) to purchase the related Mortgaged Property. The ROFO does not apply to a transfer of the related Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.

In addition, with respect to the Southway Shopping Center Mortgaged Property, the tenant McDonalds has a ROFO to purchase the portion of the premises leased to McDonalds in the event of a proposed transfer of such premises. The ROFO does not apply if the entire shopping center comprising the related Mortgaged Property is being transferred.

(7) Permitted Liens; Title Insurance	Arundel Mills and Marketplace (Loan No. 3)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	RTL Retail Portfolio (Loan No. 4)	See exception to Representation and Warranty No. 6, above.
(14) Actions Concerning Mortgage Loan	Wisconsin Avenue Portfolio (Loan No. 10), Colonial Pointe I (Loan No. 14), Spring Park & Good Tree (Loan No. 16) and Highland Avenue Portfolio (Loan No. 27)	The related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company (collectively, the “Defendants”) are defendants to a civil action filed by the State of Wisconsin (the “State”) in November 2021 alleging that the Defendants regularly violated certain state trade, consumer protection and landlord-tenant laws at multifamily properties that the Defendants owned and managed through a pattern of conduct that included, among other things, (i) including prohibited provisions in their rental agreements, such as (x) requiring tenants to pay attorney fees or costs incurred by the landlord in any legal action or dispute arising under the rental agreement, (y) waiving landlord liability for property damage or negligent acts or omissions of the landlord and (z) waiving the landlord’s statutory duty to maintain appliances furnished with the related premises, (ii) failure to return security deposits or unauthorized security deposit deductions, (iii) unauthorized entry into units without giving required notice or obtaining tenant consent for the purpose of making non-emergency alterations to the related premises, (iv) constructive eviction of tenants by the way the Defendants conducted renovation projects of newly acquired buildings, including blocking tenant access to dwellings, changing locks to doors, leaving hazards in walkways and creating unreasonable noise and air pollution, (v) confiscating personal property through seizing tenant property during the related tenancy and disposing of the property without permission or agreement from
D-2-5

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the tenant, (vi) charging late fees not authorized by the related rental agreement and (vii) fraudulent representations to tenants, including telling tenants before and after the date the Defendants took over new buildings that the Defendants had purchased that the related tenant had 30 days to vacate their apartment even if they had a valid rental agreement for longer (collectively, the “Violations”). The State is seeking, among other things, that the Defendants (i) pay restitution to affected consumers suffering pecuniary losses because of the Violations, (ii) pay penalties of generally between $100 and $10,000 for each individual Violation (provided that the State has not pleaded with particularity the number of individual Violations), plus all applicable penalty charges and surcharges, (iii) are enjoined from further Violations and (iv) pay the State the expenses of investigation and prosecution, including attorney’s fees, relating to enforcement of the Violations.
(17) Insurance	Arundel Mills and Marketplace (Loan No. 3)

The related Mortgage Loan documents permit a deductible of up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

An out-parcel tenant (Live! Casino & Hotel Maryland) is a ground lease tenant, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to any applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee. Following the first ten years of the ground lease (which ended in 2019), the tenant is not required to restore the hotel and casino facility following a casualty.

(19) No Encroachments	Arundel Mills and Marketplace (Loan No. 3)	See exception to Representation and Warranty No. 28, below.
(25) Local Law Compliance	RTL Retail Portfolio (Loan No. 4)

Certain building code and fire code violations are open at the Southway Shopping Center Mortgaged Property. The Mortgage Loan documents require the Mortgagor to (i) cure all of the violations and (ii) deliver to the Mortgagee updates to the zoning reports obtained in connection with the origination of the Mortgage Loan confirming that there are no outstanding violations, provided, however, that so long as the Mortgagor has taken all commercially reasonable actions within its control to cure the violations and deliver to the Mortgagee updated zoning reports, the Mortgagor’s failure to do so within the timeframes set forth in the Mortgage Loan documents will not, on its own, result in an event of default.

In addition, the Wallace Commons Mortgaged Property is legal non-conforming as to use as a retail center greater than 50,000 square feet is no longer permitted under the current zoning code without a conditional use permit, which has not been obtained. If a

D-2-6

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
structure containing a legal non-conforming use is damaged to the extent of 50% or more of its valuation, such structure can only be rebuilt in accordance with the applicable zoning code.
(27) Recourse Obligations	Arundel Mills and Marketplace (Loan No. 3)	For so long as one or more of Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) is a non-recourse carveout guarantor, the nonrecourse carveout guarantor’s aggregate liability, is limited to 20% of the original principal balance of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(28) Mortgage Releases	Arundel Mills and Marketplace (Loan No. 3)

The Mortgage Loan documents permit the partial release of a portion of the Mortgaged Property known as the Marketplace Property at a release price equal to $11,000,000, which is 100% of its allocated loan amount (the “100% Release Price”), upon either (I) with respect to a partial prepayment of the Mortgage Loan in the amount of the 100% Release Price (together with payment of a yield maintenance premium), at any time prior to the date that is two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”), and (II) with respect to a partial defeasance of the Mortgage Loan in the amount of the 100% Release Price, at any time after the earlier to occur of (a) December 1, 2026, and (b) the expiration of the REMIC Prohibition Period. The Mortgagor is required to deliver a REMIC opinion in connection with such release.

In addition, the Mortgagor owns a non-income producing 24.21 acre parcel of vacant forestry land at the mortgaged property (“Forestry Parcel”), adjacent to which is a single-family home. The home was purchased in 2002 and was surrounded by a fence. Approximately 43,493 square feet of the Forestry Parcel (“Contested Portion”) is located within that fence. The owner of the single-family home has filed an adverse possession suit claiming ownership of the Contested Portion. The value of the Forestry Parcel was not deducted from the appraised value of the Mortgaged Property in the appraisal, nor was the Forestry Parcel separately valued in the appraisal. Under the Mortgage Loan documents, the Mortgagor may obtain a release from the lien of the mortgage for no additional consideration, of the Contested Portion, or such substantially similar tract of land the Mortgagor is required to convey in connection with the adverse possession suit (or reasonably agrees to convey to settle the suit).

(31) Due on Sale or Encumbrance	Arundel Mills and Marketplace (Loan No. 3)	See exception to Representation and Warranty No. 6, above.
(32) Single-Purpose Entity	Arundel Mills and Marketplace (Loan No. 3)	One of the two Mortgagors, Arundel Mills Limited Partnership, previously owned (i) a tract of land consisting of approximately 1.147 acres of unimproved, undeveloped land located in Anne Arundel County, Maryland and (ii) a tract of land consisting of approximately 6.119 acres of land located in Anne Arundel County, Maryland.
(32) Single-Purpose Entity	Wisconsin Avenue Portfolio (Loan No. 10),	Neither the Mortgagor’s organization documents nor the Mortgage Loan documents require compliance, and the Mortgagor’s operations do not comply, with all of the separateness covenants required for it to be a Single-Purpose Entity; however, the Mortgagor has agreed to
D-2-7

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	Colonial Pointe I (Loan No. 14), Spring Park & Good Tree (Loan No. 16) and Highland Avenue Portfolio (Loan No. 27)	certain fundamental covenants, such as owning no other properties (other than the Mortgaged Properties that are collateral for the Mortgage Loan) and incurring no other debt (other than the Mortgage Loan and customary trade payables in compliance with the terms of the Mortgage Loan documents). In order to mitigate the risks associated with the foregoing, the guarantor (who has an approximate net worth and liquidity of $954,765,140.00 and $95,950,900.00, respectively) has agreed to be liable on a recourse basis (in addition to the standard recourse provisions) for (i) any losses suffered by the lender resulting from the Mortgagor’s failure to be a fully compliant Single-Purpose Entity, and (ii) the full amount of the debt in the event (x) the Mortgagor is substantively consolidated in a bankruptcy proceeding with any other person or entity, and (y) the Mortgagor’s failure to be, and at all times have been, a fully compliant Single-Purpose Entity is cited as a material factor in any involuntary bankruptcy proceeding.
(33) Defeasance	Arundel Mills and Marketplace (Loan No. 3)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.
D-2-8

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	BLE Portfolio (Loan No. 6)	Under each of the applicable ground leases, in the event that the Mortgagor proposes to transfer the fee and leasehold estates of the applicable Mortgaged Property to an unaffiliated third party, terminate such ground lease and reclaim the fee interest granted to the Texas Essential Housing Public Facility Corporation, a Texas public facility corporation (“TEHPFC”), the TEHPFC will have a right of first refusal to terminate the ground lease and retain ownership of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Mortgagor (“BLE Portfolio Third-Party Offer”). To exercise such right, the TEHPFC is required to deliver written notice to the applicable Mortgagor, within 5 business days following the date the Mortgagor notifies the TEHPFC of the acceptable BLE Portfolio Third-Party Offer, of its intent to exercise the right of first refusal and purchase the ground lease from the Mortgagor for the purchase price equal to the amount of the BLE Portfolio Third-Party Offer. The TEHPFC has agreed that (i) its fee simple rights, title and interests in and to the Mortgaged Properties are subject to the lien of the Whole Loan and (ii) upon the occurrence of an event of default under the Whole Loan, the Mortgagee may elect to foreclose the TEHPFC’s fee interest and the Mortgagor’s leasehold interest in the Mortgaged Properties; provided, however, that the TEHPFC has not expressly waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies.
(6) Lien; Valid Assignment	The Muse & Eden Pointe (Loan No. 17)	Under each of the applicable ground leases, in the event that the Mortgagor proposes to transfer the fee and leasehold estates of the applicable Mortgaged Property to an unaffiliated third party, terminate such ground lease and reclaim the fee interest granted to the TEHPFC, the TEHPFC will have a right of first refusal to terminate the ground lease and retain ownership of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Mortgagor (“The Muse & Eden Pointe Third-Party Offer”). To exercise such right, the TEHPFC is required to deliver written notice to the applicable Mortgagor, within 5 business days following the date the Mortgagor notifies the TEHPFC of the acceptable The Muse & Eden Pointe Third-Party Offer, of its intent to exercise the right of first refusal and purchase the ground lease from the Mortgagor for the purchase price equal to the amount of The Muse & Eden Pointe Third-Party Offer. The TEHPFC has agreed that (i) its fee simple rights, title and interests in and to the Mortgaged Properties are subject to the lien of the Whole Loan and (ii) upon the occurrence of an event of default under the Whole Loan, the Mortgagee may elect to foreclose the TEHPFC’s fee interest and the Mortgagor’s leasehold interest in the Mortgaged Properties; provided, however, that the TEHPFC has not expressly waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies.
(6) Lien; Valid Assignment	Laurel Canyon (Loan No. 9)	In the event that any owner of the Mortgaged Property proposes to transfer the Mortgaged Property to an unaffiliated third party, notice must be given to the prior owner of the Mortgaged Property, CalMat Co. (“CalMat”) of the exact and complete terms of the proposed sale and a copy of the bona fide offer. For a period of thirty days subsequent to CalMat receiving notice, CalMat will have the right to elect to purchase the Mortgaged Property or the interest proposed to be sold under the same terms of the proposed sale. CalMat may extend the period in which to exercise its right to purchase for up to thirty days upon delivery of the written notice to the occupant of the Mortgaged Property no later than thirty days after the initial notice, accompanied by a payment of $25,000. The right of first refusal does not apply to a transfer of the Mortgaged Property to any mortgagee of the Mortgagor’s fee estate in the Mortgaged Property. The Mortgage Loan documents provide for full recourse liability in the event that the
D-2-9

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
exercise of the Mortgagee’s remedies, including without limitation, a foreclosure or deed-in-lieu of foreclosure, are barred or otherwise adversely impacted by CalMat’s right of first refusal.
(6) Lien; Valid Assignment	La Primavera (Loan No. 7)	Under the ground lease, in the event that the Mortgagor proposes to transfer the fee and leasehold estates of the Mortgaged Property to an unaffiliated third party, terminate such ground lease and reclaim the fee interest granted to the TEHPFC, the TEHPFC will have a right of first refusal to terminate the ground lease and retain ownership of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Mortgagor (“La Primavera Third-Party Offer”). To exercise such right, the TEHPFC is required to deliver written notice to the Mortgagor, within 5 business days following the date the Mortgagor notifies the TEHPFC of the acceptable La Primavera Third-Party Offer, of its intent to exercise the right of first refusal and purchase the ground lease from the Mortgagor for the purchase price equal to the amount of the La Primavera Third-Party Offer. The TEHPFC has agreed that (i) its fee simple right, title and interest in and to the Mortgaged Property are subject to the lien of the Whole Loan and (ii) upon the occurrence of an event of default under the Whole Loan, the Mortgagee may elect to foreclose the TEHPFC’s fee interest and the Mortgagor’s leasehold interest in the Mortgaged Property; provided, however, that the TEHPFC has not expressly waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies.
(7) Permitted Liens; Title Insurance	BLE Portfolio (Loan No. 6)

In connection with a prospective property tax exemption, the Mortgagors have, among other things, (i) transferred the fee interest in the Mortgaged Properties to the TEHPFC, (ii) entered into ground leases with the TEHPFC, pursuant to which the TEHPFC has leased the Mortgaged Properties back to the Mortgagors and (iii) entered into certain land use restriction agreements with respect to each of the Mortgaged Properties, which generally require that at least 50% of the units at such Mortgaged Properties be reserved for tenants earning less than 80% of the area median income (the “BLE Portfolio Affordable Units”), with at least 3% of the BLE Portfolio Affordable Units reserved for tenants earning no more than 30% of the area median income (the “BLE Portfolio 30% Units”) and at least 10% of the BLE Portfolio Affordable Units reserved for tenants earning no more than 60% of the area median income, inclusive of the BLE Portfolio 30% Units, subject to certain rental restrictions.  Notwithstanding the foregoing, the related property tax exemption has been granted for the Establishment Mortgaged Property and the Barcelona Mortgaged Property but has not yet been granted for the Lakeside Forest Mortgaged Property, pending the final approval of the applicable governmental authority.

In addition, see exception to Representation and Warranty No. 6, above.

(7) Permitted Liens; Title Insurance	The Muse & Eden Pointe (Loan No. 17)

In connection with a prospective property tax exemption, the Mortgagors have, among other things, (i) transferred the fee interest in the Mortgaged Properties to the TEHPFC, (ii) entered into ground leases with the TEHPFC, pursuant to which the TEHPFC has leased the Mortgaged Properties back to the Mortgagors and (iii) entered into certain land use restriction agreements with respect to each of the Mortgaged Properties, which generally require that at least 50% of the units at such Mortgaged Properties be reserved for tenants earning less than 80% of the area median income (“The Muse & Eden Pointe Affordable Units”), with at least 3% of The Muse & Eden Pointe Affordable Units reserved for tenants earning no more than 30% of the area median income (“The Muse & Eden Pointe 30% Units”) and at least 10% of The Muse & Eden Pointe Affordable Units reserved for tenants earning no more than 60% of the area median income, inclusive of The Muse & Eden Pointe 30% Units, subject to certain

D-2-10

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

rental restrictions.  Notwithstanding the foregoing, the related property tax exemption has not yet been granted pending the final approval of the applicable governmental authority.

In addition, see exception to Representation and Warranty No. 6, above.

(7) Permitted Liens; Title Insurance	Laurel Canyon (Loan No. 9)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	La Primavera (Loan No. 7)

In connection with a prospective property tax exemption, the Mortgagor has, among other things, (i) transferred the fee interest in the Mortgaged Property to the TEHPFC, (ii) entered into a ground lease with the TEHPFC, pursuant to which the TEHPFC has leased the Mortgaged Property back to the Mortgagor and (iii) entered into a certain land use restriction agreement with respect to the Mortgaged Property, which generally require that at least 50% of the units at the Mortgaged Property be reserved for tenants earning less than 80% of the area median income (the “La Primavera Affordable Units”), with at least 3% of the La Primavera Affordable Units reserved for tenants earning no more than 30% of the area median income (the “La Primavera 30% Units”) and at least 10% of the La Primavera Affordable Units reserved for tenants earning no more than 60% of the area median income, inclusive of the La Primavera 30% Units, subject to certain rental restrictions.  Notwithstanding the foregoing, the related property tax exemption has not yet been granted pending the final approval of the applicable governmental authority.

In addition, see exception to Representation and Warranty No. 6, above.

(17) Insurance	Laurel Canyon (Loan No. 9)

The Mortgaged Property consists of a 60.65-acre industrial property that is partially asphalt-paved with perimeter fencing and is currently utilized as an outdoor storage lot for automobiles. The Mortgaged Property is not insured by any property insurance policy or covered by business interruption or rental loss insurance.

In addition, the Mortgaged Property is located in seismic zone 4 and no seismic report was prepared with respect to the Mortgaged Property at origination.

(17) Insurance	Sugar Land Town Square (Loan No. 19)	A portion of the Mortgaged Property improved by approximately 35,019 square feet of retail space (representing approximately 4.4% of the related NRA) is subject to a mixed-use condominium regime comprised of such portion of the Mortgaged Property and a non-collateral residential component. The all-risk insurance coverage for such portion of the Mortgaged Property, which covers the core and shell of the residential/retail condominium building, is provided by the related condominium association’s dedicated insurance policy. In addition, the general liability insurance coverage for the residential/retail condominium association is provided by the related condominium association’s insurance policy.
(25) Local Law Compliance	Sugar Land Town Square (Loan No. 19)	The Mortgaged Property is the subject of a certain outstanding fire code violation. Pursuant to the Mortgage Loan documents, the Mortgagor is required to provide written evidence to the Mortgagee by May 3, 2024 (the “Initial Deadline”) that the fire code violation has been remedied and the Mortgaged Property and the use thereof comply in all material respects with all applicable legal requirements; provided, the Mortgagor will not be deemed to be in default under such requirement if the fire code violation is reasonably susceptible of being removed, but not by the Initial Deadline due to delays caused by the applicable governmental authority, in which case the Mortgagor will be permitted up to an additional 6 months to remedy the fire code violation provided that the Mortgagor commences action prior to the
D-2-11

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Initial Deadline and thereafter diligently and continuously pursues the cure of the fire code violation. The Mortgage Loan documents provide that the Mortgagor and the guarantor have recourse liability for the existence of the fire code violation.
(25) Local Law Compliance	Blackbird Portfolio (Loan No. 33)	Each of the 1100, 1200, and 1300 Victors Way Mortgaged Property, the 1200 Eisenhower Place Mortgaged Property, the 1500 Eisenhower Place Mortgaged Property, the 950 Victors Way Mortgaged Property and the 825 Victors Way Mortgaged Property is the subject of certain outstanding fire code violations. Pursuant to the Mortgage Loan documents, the Mortgagor is required to promptly commence and thereafter diligently pursue to completion the correction, cure and removal of all fire code violations, in accordance with all applicable legal requirements and otherwise in accordance with the terms and provisions of the Mortgage Loan documents. The Mortgage Loan documents provide that the Mortgagor is required to use commercially reasonable efforts to complete same, and deliver written evidence thereof to the Mortgagee in form and substance reasonably satisfactory to the Mortgagee, by May 21, 2024 (provided, however, that the Mortgagee will permit such additional time as may be necessary for the Mortgagor to complete same to the extent that (A) the Mortgagee determines that the Mortgagor is using commercially reasonable and diligent efforts to complete same and (B) there is no material adverse effect as a result of the continued existence of such fire code violations).
(27) Recourse Obligations	AutoNation (Loan No. 5)	With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for the Mortgagor’s intentional misappropriation. In addition, recourse for misappropriation of security deposits is limited to misappropriation in violation of the express terms of the loan agreement, less only that portion of such security deposits or rents which is actually used by the Mortgagor to operate the Mortgaged Property in the ordinary course of business, except to the extent that the Mortgagor did not have the legal right because of a bankruptcy, receivership or similar proceeding involving an unaffiliated party to direct disbursement of such funds.
(27) Recourse Obligations	BLE Portfolio (Loan No. 6) The Muse & Eden Pointe (Loan No. 17) La Primavera (Loan No. 7)	The related Mortgage Loan documents do provide for recourse against the Mortgagor and the guarantor for intentional physical waste in compliance with Representation and Warranty No. 27, except to the extent that such physical waste is due to the failure of the Mortgagee to make funds available for maintenance and repair purposes that would have otherwise prevented such waste where the Mortgagee has unrestricted access to sufficient funds that are on deposit in the required repairs subaccount, the capital expense reserve subaccount or the cash collateral subaccount.
(27) Recourse Obligations	Pharmaloz Manufacturing (Loan No. 35)	The Mortgage Loan is full recourse to the Mortgagor and the guarantor.
(35) Ground Leases	Sugar Land Town Square (Loan No. 19)	A portion of the Mortgaged Property, consisting of an approximately 396 square foot tract of land with two kiosk spaces, is subject to a ground lease between the Sugar Land Town Square Development Authority, as lessor, and the Mortgagor, as lessee. The ground lease does not satisfy clauses (b), (d), (e), (g) or (l) under Representation and Warranty No. 35.

D-2-12

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Woodfield Mall (Loan No. 1)	The related Mortgage Loan agreement permits the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.
(6) Lien; Valid Assignment	RTL Retail Portfolio (Loan No. 4)

In the event of a proposed transfer of the Walmart Neighborhood Market Mortgaged Property, the tenant Wal-Mart has a right of first offer (“ROFO”) to purchase the related Mortgaged Property. The ROFO does not apply to a transfer of the related Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.

In addition, with respect to the Southway Shopping Center Mortgaged Property, the tenant McDonalds has a ROFO to purchase the portion of the premises leased to McDonalds in the event of a proposed transfer of such premises. The ROFO does not apply if the entire shopping center comprising the related Mortgaged Property is being transferred.

(6) Lien; Valid Assignment	Axis Apartments (Loan No. 8)	A portion of the multifamily component of the Mortgaged Property is subject to a lease agreement between the Mortgagor, as landlord, and Sonder USA, Inc. (“Sonder”), as tenant, under a six year term that expires in 2030, pursuant to which Sonder leases 101 multifamily units and subleases them to individual tenants. Sonder’s lease is expected to commence following completion of certain landlord work required by such tenant’s lease (including certain buildout and related work to convert the leased premises from commercial space into multifamily units). Following completion of the landlord’s work, Sonder will have the right to build out its leased premises to prepare the multifamily units subject to such tenant’s lease for Sonder’s intended use. In connection with such work, the Title Policy delivered in connection with the origination of the Mortgage Loan contains a Title Exception for any and all liens arising by reason of unpaid bills or claims for work performed or materials furnished in connection with improvements placed, or to be placed, upon the Mortgaged Property, which such liens would be prior to or equal with the lien of the related Mortgage.
(7) Permitted Liens, Title Insurance	Woodfield Mall (Loan No. 1)	See exception to Representation and Warranty No. 6 above with respect to the subject Mortgage Loan.
(7) Permitted Liens; Title Insurance	RTL Retail Portfolio (Loan No. 4)	See exception to Representation and Warranty No. 6 above with respect to the subject Mortgage Loan.
(7) Permitted Liens; Title Insurance	Axis Apartments (Loan No. 8)	See exception to Representation and Warranty No. 6 above with respect to the subject Mortgage Loan.
(8) Junior Liens	Woodfield Mall (Loan No. 1)	See exception to Representation and Warranty No. 6 above with respect to the subject Mortgage Loan.
(11) Condition of Property	Creekside Town Center (Loan No. 24)	The Mortgagee did not reserve for immediate repairs.
(17) Insurance	All BMO Mortgage Loans (Loan Nos. 1, 4, 8 and 24)	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(17) Insurance	Woodfield Mall (Loan No. 1)

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage,

D-2-13

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(17) Insurance	RTL Retail Portfolio (Loan No. 4)

The related Mortgage Loan documents allow the related Mortgagors to maintain a portion of its insurance coverage with insurers that have ratings that do not meet certain components of the Insurance Ratings Requirements, provided that (i) if the subject Mortgage Loan is part of a secondary market transaction where S&P rates any of the issued securities or classes of certificates in connection with such securitization, the related Mortgagor is required to, at renewal, replace these policies with insurance companies meeting the Insurance Ratings Requirements and/or (ii) if the current A.M. Best Company rating for such non-conforming insurer is withdrawn or downgraded, the related Mortgagors are required to replace the non-conforming insurer with insurance companies meeting the Insurance Ratings Requirements.

With respect to all property losses that are equal to the greater of (i) $1,000,000 and (ii) 5% of the outstanding allocated loan amount of an affected individual Mortgaged Property, the related Mortgage Loan documents require insurance proceeds to be applied to the restoration of the related Mortgaged Property.

The Northwoods Marketplace Mortgaged Property, the Southway Shopping Center Mortgaged Property, the Houma Crossing Mortgaged Property, the Nordstrom Rack Mortgaged Property and the Walmart Neighborhood Market Mortgaged Property are located in tier one wind zones (each, a “Tier One Property”). With respect to each Tier One Property, the related windstorm insurance policy limit is $10,000,000 which applies per occurrence and is reinstated after every loss. The related Mortgage Loan documents include a recourse carveout for any losses incurred as a result of a casualty at a Tier One Property caused by a named storm. This recourse carveout will terminate when the Mortgagors provides the Mortgagees with evidence that they have obtained additional windstorm coverage for the Tier One Properties.

(17) Insurance	Axis Apartments (Loan No. 8)	The Mortgage Loan documents permit the related Mortgagor to maintain a portion of the liability insurance coverage required under the Mortgage Loan documents with Cincinnati Specialty Underwriters Ins. Co. rated A+ XV with A.M. Best Company, Inc. in the participation amounts and positions at origination of the Mortgage Loan within the syndicate provided that (x) the respective A.M. Best Company, Inc. rating of Cincinnati Specialty Underwriters Ins. Co. as of the origination date of the Mortgage Loan is not withdrawn or downgraded below such rating, and in such event the related Mortgagor must promptly notify the related lender and replace Cincinnati Specialty Underwriters Ins. Co. with an insurer meeting the Insurance Rating Requirements and (y) at renewal of the current policy term on August 1, 2024, the related Mortgagor must replace Cincinnati Specialty Underwriters Ins. Co. with an insurance company meeting the Insurance Rating Requirements.
D-2-14

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	RTL Retail Portfolio (Loan No. 4)

Certain building code and fire code violations are open at the Southway Shopping Center Mortgaged Property. The Mortgage Loan documents require the Mortgagor to (i) cure all of the violations and (ii) deliver to the Mortgagee updates to the zoning reports obtained in connection with the origination of the Mortgage Loan confirming that there are no outstanding violations, provided, however, that so long as the Mortgagor has taken all commercially reasonable actions within its control to cure the violations and deliver to the Mortgagee updated zoning reports, the Mortgagor’s failure to do so within the timeframes set forth in the Mortgage Loan documents will not, on its own, result in an event of default.

In addition, the Wallace Commons Mortgaged Property is legal non-conforming as to use as a retail center greater than 50,000 square feet is no longer permitted under the current zoning code without a conditional use permit, which has not been obtained. If a structure containing a legal non-conforming use is damaged to the extent of 50% or more of its valuation, such structure can only be rebuilt in accordance with the applicable zoning code.

(25) Local Law Compliance	Creekside Town Center (Loan No. 24)	The final zoning report received by the lender after origination of the subject Mortgage Loan indicated that certain tenants did not have certificates of occupancy on file with the city. Under the loan agreement, the Mortgagor is required to remedy any violations or other non-compliance relating to certificates of occupancy within 90 days after the receipt of notice from the lender of the same (which 90-day period is to be extended for an additional 90 days, so long as the Mortgagor is using commercially reasonable efforts to remediate any such violation/non-compliance and certain other conditions in the loan documents are satisfied), and any loss resulting from such violation/non-compliance is recourse to the Mortgagor and the non-recourse carveout guarantor under the related non-recourse carveout guaranty.
(25) Local Law Compliance	Axis Apartments (Loan No. 8)

The Mortgaged Property is illegal non-conforming with respect to parking. Pursuant to the terms of the Mortgage Loan documents, if the Mortgagor receives any notice from any governmental authority with respect to the number of parking spaces at the Mortgaged Property, the Mortgagor is obligated, within ten days of such notice, to commence such remediation or work necessary to comply with the requirements of any such notice including, but not limited to, creating the required number of parking spaces.

(27) Recourse Obligations	Woodfield Mall (Loan No. 1)	For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), Institutional Mall Investors LLC (“IMI”), California Public Employees’ Retirement System (“CalPERS”) or any Person of which CalPERS owns, directly or indirectly, at least fifty percent (50%) of the capital and profits (“CalPERS Investor”) (or an affiliate of SPG LP, Simon Inc., IMI, CalPERS or CalPERS Investor) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability, is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
(27) Recourse Obligations	RTL Retail Portfolio (Loan No. 4)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “intentional misrepresentation” as opposed to “intentional material misrepresentation.”
(28) Mortgage	All BMO Mortgage Loans (Loan Nos.	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a
D-2-15

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Releases	1, 4, 8 and 24)	release of one or more individual Mortgaged Properties or a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such paydown will not cause such REMIC to fail to qualify as such.
(30) Acts of Terrorism Exclusion	All BMO Mortgage Loans (Loan Nos. 1, 4, 8 and 24)	All exceptions to representation and warranty no. 17 are also exceptions to this representation and warranty no. 30.
(33) Defeasance	Woodfield Mall (Loan No. 1)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.
(38) No Material Default; Payment Record	All BMO Mortgage Loans (Loan Nos. 1, 4, 8 and 24)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(40) Organization of Mortgagor	Woodfield Mall (Loan No. 1)	The borrower sponsor is also a borrower sponsor of another Mortgage Loan in the mortgage pool.
D-2-16

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance (31) Due on Sale or Encumbrance	Arundel Mills and Marketplace (Loan No. 3)	The related Mortgaged Property is encumbered by an existing property assessed clean energy loan (the “Known PACE Loan”) in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company to the related Mortgagor. As of the Mortgage Loan origination date, the amount outstanding on the Known PACE Loan including all interest and administrative expenses was $1,633,579.73. Also, the related Mortgage Loan agreement permits the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation. The related Mortgage Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or any combination of the foregoing, and (ii) repaid through multiyear assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent property assessed clean energy loan payments would have property tax lien status.
(6) Lien; Valid Assignment	Claremont Packing House (Loan No. 31)	The Mortgaged Property is subject to a Disposition and Development Agreement (along with other related agreements) (collectively, the “DDA”) with the City of Claremont, California (the “City”). Subject to lender notice and cure rights, the City has the optional election to revest title to the City if the borrower defaults under the operating and use covenants of the DDA and the City pays off the Mortgage in full, including all costs, penalties, charges and expenses.
(17) Insurance	Arundel Mills and Marketplace (Loan No. 3)

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

An out-parcel tenant (Live! Casino & Hotel Maryland) is a ground lease tenant, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to any applicable restoration obligations, casualty proceeds are payable to the ground lessee or other nonborrower party and/or its leasehold mortgagee. Following the first ten years of the ground lease (which ended in 2019), the tenant is not required to restore the hotel and casino facility following a casualty.

(17) Insurance	5600 West Adams (Loan No. 25)	The Mortgage Loan documents provide that flood insurance is to be in an amount equal to the maximum amount of building and, if applicable, contents insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be
D-2-17

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
amended or comparable private flood insurance that (a) meets the requirements of FEMA and other applicable federal agencies and (b) includes a deductible acceptable to the lender and in compliance the federal laws.
(19) No Encroachments	Arundel Mills and Marketplace (Loan No. 3)	See exception to Representation and Warranty No. 28., below.
(27) Recourse Obligations	Arundel Mills and Marketplace (Loan No. 3)	For so long as one or more of Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) is a non-recourse carveout guarantor, the nonrecourse carveout guarantor’s aggregate liability, is limited to 20% of the original principal balance of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
(27) Recourse Obligations	5600 West Adams (Loan No. 25)	The Mortgage Loan documents do not expressly provide for recourse for solicitation of petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor.
(28) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Loan Documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(28) Mortgage Releases	Arundel Mills and Marketplace (Loan No. 3)

The Mortgage Loan documents permit the partial release of a portion of the Mortgaged Property known as the Marketplace Property at a release price equal to $11,000,000, which is 100% of its allocated loan amount (the “100% Release Price”), upon either (I) with respect to a partial prepayment of the Mortgage Loan in the amount of the 100% Release Price (together with payment of a yield maintenance premium), at any time prior to the date that is two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”), and (II) with respect to a partial defeasance of the Mortgage Loan in the amount of the 100% Release Price, at any time after the earlier to occur of (a) December 1, 2026 and (b) the expiration of the REMIC Prohibition Period. The Mortgagor is required to deliver a REMIC opinion in connection with such release.

In addition, the Mortgagor owns a non-income producing 24.21 acre parcel of vacant forestry land at the mortgaged property (“Forestry Parcel”), adjacent to which is a single-family home. The home was purchased in 2002 and was surrounded by a fence. Approximately 43,493 square feet of the Forestry Parcel (“Contested Portion”) is located within that fence. The owner of the single-family home has filed an adverse possession suit claiming ownership of the Contested Portion. The value of the Forestry Parcel was not deducted from the appraised value of the Mortgaged Property in the appraisal, nor was the Forestry Parcel separately valued in the appraisal. Under the Mortgage Loan documents, the Mortgagor may obtain a release from the lien of the mortgage for no additional consideration, of the Contested Portion, or such substantially similar tract of land the Mortgagor is required to convey in connection with the adverse possession suit (or reasonably agrees to convey to settle the suit).

D-2-18

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.
(31) Due on Sale or Encumbrance	Claremont Packing House (Loan No. 31)	Subject to lender notice and cure rights, the City has the right to take title to the Mortgaged Property if the borrower defaults under the operating and use covenants of the DDA and the City pays off the mortgage in full, including all costs and expenses. Upon the failure of the borrower to maintain certain maintenance items, the City may seek reimbursement from the borrower and take a subordinate lien which by the terms of the DDA is junior to the mortgage.
(32) Single-Purpose Entity	Arundel Mills and Marketplace (Loan No. 3)	One of the two Mortgagors, Arundel Mills Limited Partnership, previously owned (i) a tract of land consisting of approximately 1.147 acres of unimproved, undeveloped land located in Anne Arundel County, Maryland and (ii) a tract of land consisting of approximately 6.119 acres of land located in Anne Arundel County, Maryland.
(32) Single-Purpose Entity	5600 West Adams (Loan No. 25)	The Mortgagor previously owned an adjacent parking lot which was deeded to an affiliate entity at origination.
(33) Defeasance	Arundel Mills and Marketplace (Loan No. 3)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.
(40) Organization of Mortgagor	Arundel Mills and Marketplace (Loan No. 3)	The Mortgagor is affiliated with the Mortgagor of another Mortgage Loan in the Mortgage Pool.
D-2-19

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Carhartt HQ (Loan No. 34)

The related Mortgaged Property is leased in its entirety to Carhartt, Inc. (“Carhartt”) under a triple net lease. Carhartt is allowed to provide insurance for the related Mortgaged Property and may continue to provide insurance provided that it continue to meet certain requirements. The related Mortgagor’s obligation to provide insurance will be suspended under the related Mortgage Loan documents for so long as Carhartt complies with the related requirements outlined in the related Mortgage Loan documents. In the event Carhartt fails to comply with the requirements outlined in the Mortgage Loan documents, the related Mortgagor will be required to provide either a primary policy to the extent Carhartt is not providing insurance coverage or a contingent policy to supplement any insurance coverage deficiency in order to insure the related Mortgaged Property in accordance with the Mortgage Loan documents.

The related Mortgage Loan documents allow for Carhartt to have a deductible of $500,000 which is higher than the customary deductibles allowed by the Mortgagee.

(27) Recourse Obligations	Carhartt HQ (Loan No. 34)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) instances of intentional material physical waste where such waste is not solely caused by (a) an insufficiency in gross income from operations or (b) a cash sweep period then exists and the Mortgagee fails to make necessary funds available in violation of the Mortgage Loan documents and (ii) a “willful misrepresentation” as opposed to “intentional material misrepresentation.”
(27) Recourse Obligations	LH MHC Portfolio (Loan No. 20)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) a “willful misrepresentation” as opposed to “intentional material misrepresentation” and (ii) “material intentional physical waste” as opposed to “intentional material physical waste.”
(28) Mortgage Releases	All KeyBank Mortgage Loans	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.
D-2-20

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
None	None	None
D-2-21

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	White Horse Plaza (Loan No. 29)	The Mortgaged Property is subject to certain open fire code and building code violations. The Mortgage Loan documents require the Mortgagor to cure and to use commercially reasonable efforts to remove of record (or cause to be cured and removed of record such violations within 90 days following the origination date, which period will be extended an additional 30 days as long as the Mortgagor provides the Mortgagee with reasonably satisfactory evidence that the Mortgagor is pursuing such cure and removal of record in a commercially reasonable manner exercising good faith and due diligence, but in no event beyond a date that is 30 days prior to the date of commencement of an action to cure any such violation. The Mortgage Loan is recourse to the Mortgagor and guarantor for losses resulting from such violations.
(26) Licenses and Permits	White Horse Plaza (Loan No. 29)	Three tenants at the Mortgaged Property (Jose Rojas - Unit 6, Jackson Hewitt - Unit 2 and Columbia One – Unit 17) are operating without a valid certificate of occupancy. The jurisdiction where the Mortgaged Property is located requires each tenant to have a certificate of occupancy in its name and failure to have such certificate is a violation. The Mortgage Loan documents require the Mortgagor to obtain, or cause each of the applicable tenants to obtain, a valid certificate of occupancy within 90 days following the origination date, which period will be extended an additional 30 days as long as Mortgagor provides the Mortgagee with satisfactory evidence that the Mortgagor is pursuing obtaining, or causing each of the applicable tenants to obtain, a valid certificate of occupancy in a commercially reasonable manner exercising good faith and due diligence, but in no event beyond a date that is 30 days prior to the commencement of an action to enforce any violation as a result of not having any such certificate of occupancy. The Mortgage Loan is recourse of losses to the Mortgagor and guarantor as a result of not having any of the missing certificates of occupancy.
D-2-22

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	Lake Point & the Oaks (No. 21)	Certain fire code violations are open at the Mortgaged Property. The Mortgagor is required to cure such violations within 60 days of the Mortgagee’s request, subject to extensions.
D-2-23

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
None	None	None
D-2-24

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
March 2024	$12,711,000.00
April 2024	$12,711,000.00
May 2024	$12,711,000.00
June 2024	$12,711,000.00
July 2024	$12,711,000.00
August 2024	$12,711,000.00
September 2024	$12,711,000.00
October 2024	$12,711,000.00
November 2024	$12,711,000.00
December 2024	$12,711,000.00
January 2025	$12,711,000.00
February 2025	$12,711,000.00
March 2025	$12,711,000.00
April 2025	$12,711,000.00
May 2025	$12,711,000.00
June 2025	$12,711,000.00
July 2025	$12,711,000.00
August 2025	$12,711,000.00
September 2025	$12,711,000.00
October 2025	$12,711,000.00
November 2025	$12,711,000.00
December 2025	$12,711,000.00
January 2026	$12,711,000.00
February 2026	$12,711,000.00
March 2026	$12,711,000.00
April 2026	$12,711,000.00
May 2026	$12,711,000.00
June 2026	$12,711,000.00
July 2026	$12,711,000.00
August 2026	$12,711,000.00
September 2026	$12,711,000.00
October 2026	$12,711,000.00
November 2026	$12,711,000.00
December 2026	$12,711,000.00
January 2027	$12,711,000.00
February 2027	$12,711,000.00
March 2027	$12,711,000.00
April 2027	$12,711,000.00
May 2027	$12,711,000.00
June 2027	$12,711,000.00
July 2027	$12,711,000.00
August 2027	$12,711,000.00
September 2027	$12,711,000.00
October 2027	$12,711,000.00
November 2027	$12,711,000.00
December 2027	$12,711,000.00
January 2028	$12,711,000.00
February 2028	$12,711,000.00
March 2028	$12,711,000.00
April 2028	$12,711,000.00
May 2028	$12,711,000.00
June 2028	$12,711,000.00
July 2028	$12,711,000.00
August 2028	$12,711,000.00
September 2028	$12,711,000.00
October 2028	$12,711,000.00
November 2028	$12,711,000.00

Distribution Date	Balance($)
December 2028	$12,711,000.00
January 2029	$12,596,653.73
February 2029	$12,422,561.62
March 2029	$12,177,183.16
April 2029	$11,991,076.21
May 2029	$11,783,628.68
June 2029	$11,595,068.66
July 2029	$11,385,232.38
August 2029	$11,194,189.10
September 2029	$11,001,955.60
October 2029	$10,788,542.18
November 2029	$10,593,780.21
December 2029	$10,377,904.63
January 2030	$10,180,583.06
February 2030	$9,982,032.14
March 2030	$9,722,912.49
April 2030	$9,521,506.37
May 2030	$9,299,160.86
June 2030	$9,095,113.34
July 2030	$8,870,195.68
August 2030	$8,663,474.24
September 2030	$8,455,464.81
October 2030	$8,226,689.14
November 2030	$8,015,957.02
December 2030	$7,784,530.06
January 2031	$7,571,041.75
February 2031	$7,345,267.77
March 2031	$7,050,016.72
April 2031	$6,820,998.49
May 2031	$6,567,969.84
June 2031	$6,335,951.49
July 2031	$6,080,001.40
August 2031	$5,844,946.04
September 2031	$5,608,428.13
October 2031	$5,348,096.52
November 2031	$5,108,486.30
December 2031	$4,845,143.50
January 2032	$4,602,402.97
February 2032	$4,358,152.04
March 2032	$4,068,199.23
April 2032	$3,820,622.68
May 2032	$3,549,522.52
June 2032	$3,298,717.74
July 2032	$3,024,474.04
August 2032	$2,770,401.34
September 2032	$2,514,747.68
October 2032	$2,235,782.28
November 2032	$1,976,801.11
December 2032	$1,694,595.49
January 2033	$1,432,245.91
February 2033	$1,168,263.82
March 2033	$838,287.30
April 2033	$570,606.78
May 2033	$279,930.00
June 2033	$8,774.13
July 2033 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	22
Summary of Risk Factors	54
Risk Factors	56
Description of the Mortgage Pool	143
Transaction Parties	227
Credit Risk Retention	317
Description of the Certificates	324
Description of the Mortgage Loan Purchase Agreements	360
Pooling and Servicing Agreement	371
Certain Legal Aspects of Mortgage Loans	475
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	492
Pending Legal Proceedings Involving Transaction Parties	494
Use of Proceeds	494
Yield and Maturity Considerations	495
Material Federal Income Tax Considerations	506
Certain State and Local Tax Considerations	517
Method of Distribution (Underwriter)	518
Incorporation of Certain Information by Reference	520
Where You Can Find More Information	521
Financial Information	521
Certain ERISA Considerations	521
Legal Investment	525
Legal Matters	526
Ratings	526
Index of Defined Terms	529

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$626,932,000
(Approximate)

Barclays
Commercial Mortgage
Securities LLC
Depositor

BBCMS
MORTGAGE TRUST 2024-C24
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2024-C24

Class A-1	$8,900,000
Class A-2	$96,400,000
Class A-5	$367,580,000
Class A-SB	$12,711,000
Class X-A	$485,591,000
Class X-B	$141,341,000
Class A-S	$86,712,000
Class B	$32,951,000
Class C	$21,678,000

PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Mischler Financial Group, Inc.
Co-Manager

January 29, 2024